As filed with the Securities and Exchange Commission on May 29, 1998

                                                   Registration No. 33-

     ----------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ICON Income Fund Eight
 ICON Income Fund Eight A L.P., a Delaware limited partnership ("ICON Eight A") ICON Income Fund Eight B L.P., a Delaware limited partnership ("ICON Eight B")
        (Exact name of registrant as specified in governing instruments)


                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      7394
            (Primary Standard Industrial Classification Code Number)

           ICON Eight A [13-4006824], ICON Eight B [to be applied for]
                    (I.R.S. Employer Identification Numbers)

         600 MAMARONECK AVENUE, HARRISON, NEW YORK 10528 (914) 698-0600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        JOHN L. LEE, ASSISTANT SECRETARY
                               ICON Capital Corp.
                              600 Mamaroneck Avenue
                            Harrison, New York 10528
                                 (914) 698-0600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                Ross Pascal, Esq.
                             Day, Berry & Howard LLP
                               260 Franklin Street
                           Boston, Massachusetts 02109
                            (counsel to registrants)

--------------------------------------------------------------------------------

Approximate date of commencement of proposed sale to public: Estimated to be November 10, 1998, which is the next day following expiration of the period of effectiveness of the current offering (which ends November 9, 1998), ICON Cash Flow Partners L.P.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

              PAGE 1 of 322 PAGES    EXHIBIT INDEX IS ON PAGE 206

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
Title of
Each Class                        Proposed        Proposed
of                                Maximum         Maximum
Securities        Amount          Offering        Aggregate        Amount of
To Be             To Be           Price Per       Offering         Registration
Registered        Registered      Unit            Price            Fee
--------------------------------------------------------------------------------

Units of
Limited
Partnership
Interests....     1,500,000       $100.           $150,000,000.    $44,250.
--------------------------------------------------------------------------------

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8 (a), may determine.

                             ICON INCOME FUND EIGHT

         Cross Reference Sheet Required by Item 501(b) of Regulation S-K



Item Number and Caption                         Location in Prospectus
-----------------------                         ----------------------
1.    Forepart of the Registration              Cover Pages of Registration Statement
      Statement and Outside Front               and Prospectus
      Cover Page of Prospectus

2.    Inside Front and Outside Back             Cover Page; Back Page
      Cover Pages of Prospectus

3.    Summary Information, Risk                 Summary of the Offering; Risk Factors
      Factors and Ratio of Earnings to
      Fixed Charges

4.    Use of Proceeds                           Sources and Uses of Offering Proceeds;
                                                Summary of Compensation; Investment
                                                Objectives and Policies

5.    Determination of Offering Price                 *

6.    Dilution                                        *

7.    Selling Security Holders                        *

8.    Plan of Distribution                      Cover Pages; Plan of Distribution

9.    Description of Securities to be           Cover Pages; Summary of the Offering;
      Registered                                Summary of the Partnership Agreement;
                                                Partnership Agreement

10.   Interests of Named Experts                Legal Matters; Experts
      and Counsel

11.   Information with Respect to               Summary of the Offering; Management;
      the Registrant                            Investment Objectives and Policies;
                                                Summary of the Partnership Agreement;
                                                Financial Statements

12.   Disclosure of Commission                  Fiduciary Responsibility;
      Position on Indemnification               Partnership Agreement
      for Securities Act Liabilities

---------------------

* Omitted because the item is inapplicable or the answer is negative.

                             ICON Income Fund Eight
                                  $150,000,000
                 150,000 Units of Limited Partnership Interests
               (in two limited partnerships, each having a minimum
            capitalization of 12,000 Units) $100.00 Per Unit/Minimum
                          Investment 25 Units ($2,500)
                (10 Units ($1,000) for IRAs and Qualified Plans)


    ICON Income Fund Eight is an equipment leasing program (the "Program") consisting of two Delaware limited partnerships (collectively, the "Partnerships", or, individually, a "Partnership"); ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B"). Each Partnership will be formed by ICON Capital Corp. (the "General Partner") immediately prior to the Offering of its Units. The Partnerships will be separate entities and an investor will have an interest only in the Partnership in which he purchases Units. This prospectus describes an investment by investors ("Limited Partners") in limited partnership interests (or "Units") of the Partnership. Each Partnership may sell as few as 12,000 or as many as 750,000 of Units.

An investment in Units of the Partnerships involves certain risks (see "RISK FACTORS", Page 15).

* Limited Partners must rely on the skills, integrity and business expertise of the General Partner.

* The profitability of an investment in Units cannot be estimated. All Investment decisions will be made solely by the General Partner.

* The General Partner and its affiliates will receive substantial fees, only a portion of which is contingent on amounts paid to Limited Partners.

* No public market for Units exists. As a result, Limited Partners may only be able to resell their Units, if at all, at a discount and should, therefore, be prepared to hold their Units for the entire life of the Partnership.

* The General Partner manages similar existing partnerships and this may give rise to potential conflicts of interest, including a conflict for management services and available investments.

    The Partnerships intend to use the funds invested by the Limited Partners, together with the Partnerships' borrowings, to buy and lease a wide range of equipment primarily to businesses located in North America and Europe which are diversified as to industry types and geographic location. The Partnerships may also provide financing to such companies secured by equipment used in their businesses. ICON Capital Corp. (the "General Partner") estimates that not less than 80.40% of the gross amount of funds invested by Limited Partners (the "Gross Offering Proceeds") will be used to make investments in such equipment and financings (assuming a Maximum Offering with the maximum intended leverage permitted in such circumstances of 67%). 1% of Gross Offering Proceeds will be used to establish a working capital reserve and the balance (of up to 19.60% of Gross Offering Proceeds) will be used to pay the costs of organizing the Partnerships offering Units to the public and acquiring the Partnerships' assets.

    It is intended that the Partnerships will (a) make monthly distributions, primarily to the Limited Partners and to a much lesser extent to the General Partner, of cash generated by its operations beginning the month following a Limited Partner's admission to a Partnership and (b) reinvest undistributed net cash from normal Partnership operations and sale proceeds during their respective Reinvestment Periods in additional Leases and Financing Transactions. Thereafter, the Partnerships intend to (a) sell all their assets in an orderly manner and (b) distribute the cash proceeds to the Limited Partners, and to a much lesser extent to the General Partner, in accordance with the terms set forth in this Prospectus. See "INVESTMENT OBJECTIVES AND POLICIES." The Partnerships are intended for income-oriented investment purposes and not as tax shelters. The majority of their income is expected to be passive activity income for federal income tax purposes.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


--------------------------------------------------------------------------------------------------------------
                                                        Price                                    Proceeds
                                                     to  Public(1)         Sales Costs(2)   (to Partnership(3)
                                                     -------------         -----------      ------------------
Per Unit                                             $       100           $       10         $        90
Total (Minimum per Partnership of 12,000 Units)(5)     1,200,000(3)(4)        120,000           1,080,000
Total (Maximum per Partnership of 750,000 Units)      75,000,000(4)         7,500,000          67,500,000
--------------------------------------------------------------------------------------------------------------


                    The date of this Prospectus is, ____ ICON
                                SECURITIES CORP.
            600 Mamaroneck Avenue, Harrison, NY 10528 (914) 698-0600

Footnotes from Cover Page. All capitalized terms used in these footnotes and in the balance of this Prospectus are defined in the Glossary that appears in
    Section 17 of the Partnership Agreement attached hereto as (Exhibit A).

(1) The Gross Unit Price is $100.00, except that officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers ("Affiliated Limited Partners") may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. The Partnerships will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased of each Partnership.

(2) The Partnerships will pay to a Selling Dealer or to the Dealer-Manager (which is an Affiliate of the General Partner) a Sales Commission of $8.00 (8% of the Gross Unit Price) for each Unit sold by their respective registered representatives (except as noted in footnote 1). In addition, the Partnerships will pay the Dealer-Manager Underwriting Fees of $2.00 (2.0% of Gross Offering Proceeds of the Partnership in question) for each Unit sold for its services in managing the Offering and to reimburse it, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor. See "PLAN OF DISTRIBUTION."

(3) Proceeds to the Partnerships are calculated before deduction of:

    (a) the O & O Expense Allowance in an amount equal to 3.50% of the first $25,000,000 of Gross Offering Proceeds, 2.50% of Gross Offering Proceeds over $25,000,000 but less than $50,000,000 and 1.50% of Gross Offering Proceeds above $50,000,000. The O & O Expense Allowance is payable to the General Partner and/or the Dealer-Manager on a non-accountable basis for expenses of organizing the Partnerships, registering it with federal and state securities authorities and printing the Prospectus and related legal and accounting costs and other costs of organizing the Partnership and offering Units to the public. The O & O Expense Allowance may be less or greater than the General Partner's actual expenses. The General Partner is responsible to pay Organizational and Offering Expenses which exceed such Allowance; and

    (b) Acquisition Fees in an amount equal to 3.0% (subject to certain conditions and limitations specified in the Partnership Agreement) of the sum of (i) the aggregate Purchase Price paid (including indebtedness incurred or assumed) by the Partnerships for all items of Equipment and (ii) the principal amount of all financing provided by the Partnerships to Users is payable to the General Partner for its services and expenses of finding, evaluating, documenting and acquiring the Partnerships' Investments. See "SUMMARY OF COMPENSATION."

(4) The amounts shown exclude ten Units ($1,000) in each Partnership that were purchased by the Original Limited Partner in connection with the organization of each Partnership and which will be refunded to the Original Limited Partner, and his Units will be retired, upon the Initial Closing Date. Such amounts also exclude the excess, if any, of (a) total Units which the General Partner and its Affiliates are entitled to purchase for their own investment account (a maximum of 10% of all non-affiliate Unit purchases) over (b) 600 Units ($60,000), the maximum amount of Unit purchases by the Sponsor which may be counted in determining whether the Minimum Offering of 12,000 Units has been completed. Accordingly, of the Minimum Offering of 12,000 Units, only 11,400 Units would need to be purchased by the general public to satisfy such condition if the General Partner and its Affiliates purchased 600 Units of such total (as they are permitted to do).

(5) A minimum of 12,000 Units (the "Minimum Offering") and a maximum of 750,000 Units will be offered in each Partnership. The General Partner in its sole discretion may increase the maximum number of Units which may be sold in ICON Income Fund Eight B L.P. by the number of authorized and unsold Units in ICON Income Fund Eight A L.P. (including any Units which were not sold because of the failure of ICON Income Fund Eight A L.P. to receive acceptable subscription for the minimum number of Units.)

    NOTICE TO PENNSYLVANIA INVESTORS: BECAUSE THE MINIMUM CLOSING AMOUNT IS LESS THAN $24,000,000 (A MAXIMUM TO MINIMUM OFFERING RATIO OF 20:1) YOU ARE CAUTIONED TO CAREFULLY EVALUATE THE PROGRAM'S ABILITY TO FULLY ACCOMPLISH ITS STATED OBJECTIVES AND TO INQUIRE AS TO THE CURRENT DOLLAR VOLUME OF PROGRAM SUBSCRIPTIONS.

    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THIS PROGRAM IS NOT PERMITTED.

    THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND RESALE, AND MAY ONLY BE TRANSFERRED OR RESOLD IN CONFORMITY WITH THE AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIPS AND IN COMPLIANCE WITH APPLICABLE LAW.

-------------------------------------------------------------------------------

                                TABLE OF CONTENTS

-------------------------------------------------------------------------------

                                                                          Page

   SUMMARY OF THE OFFERING...............................................  7
      Risk Factors  .....................................................  7
      The Partnership....................................................  7
      Terms of the Offering..............................................  7
      Sources and Uses of Offering Proceeds and Related Indebtedness.....  8
      Summary of Compensation  ..........................................  8
      Conflicts of Interest .............................................  9
      Fiduciary Responsibility...........................................  9
      Other Offerings by the General Partner and its Affiliates..........  9
      Management; Financial Statements of the General Partner and of
        the Partnership  ................................................  9
      Investment Objectives and Policies................................. 10
      Federal Income Tax Considerations.................................. 11
      Capitalization .................................................... 11
      Summary of Partnership Agreement................................... 11
      Transfer of Units.................................................. 11
      Fiscal Year........................................................ 13
      Glossary of Terms.................................................. 13

   RISK FACTORS.......................................................... 14
      Operating Risks.................................................... 14
      Partnership and Investment Risks................................... 14
      Federal Income Tax Risks and ERISA Matters......................... 18

   SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS........ 21

   SUMMARY OF COMPENSATION............................................... 22
      Organization and Offering Stage.................................... 23
      Operational Stage.................................................. 24
      Interest in Partnership Profits or Losses.......................... 27

   CONFLICTS OF INTEREST................................................. 29
      Lack of Separate Legal Representation and Lack of Arm's Length
        Negotiation of the Program Agreements  .......................... 29
      Compensation of the General Partner and Affiliates................. 29
      Effect of Leverage on Compensation Arrangements.................... 30
      Competition With the General Partner and its Affiliates............ 30
      Determination  of Reserves and Liability of the General Partner
        for Partnership Obligations ..................................... 31
      Joint Ventures..................................................... 32
      Lease Referrals.................................................... 32
      Participation of a Securities Sales Affiliate in this Offering..... 32
      General Partner to Act as Tax Matters Partner...................... 32

   FIDUCIARY RESPONSIBILITY.............................................. 32
      General............................................................ 32
      Conflicts.......................................................... 33
      Indemnification of the General Partner, Dealer-Manager and
        Selling Dealers ................................................. 33
      Investor Remedies.................................................. 34

   OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES............. 35
      Prior Public Programs.............................................. 35

   STATUS OF THE OFFERING................................................ 37

                                                                          Page

   CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS........................... 38

   MANAGEMENT............................................................ 38
      The General Partner................................................ 38
      Affiliates of the General Partner.................................. 39

   INVESTMENT OBJECTIVES AND POLICIES.................................... 40
      General............................................................ 40
      Acquisition Policies and Procedures................................ 40
      Leases and Financing Transactions ................................. 41
      Financing Transactions............................................. 42
      Credit Review Procedures........................................... 43
      Equipment.......................................................... 43
      Other Investments.................................................. 44
      Portfolio Acquisitions............................................. 45
      Cash Distributions to Partners..................................... 45
      Reinvestment of Undistributed Cash in Additional Equipment,
        Leases and Financing Transactions................................ 47

   FEDERAL INCOME TAX CONSEQUENCES....................................... 47
      Summary............................................................ 49
      Opinion of Tax Counsel............................................. 49
      Classification as a Partnership.................................... 50
      Publicly Traded Partnerships....................................... 50
      Taxation of Distributions.......................................... 51
      Partnership Income Versus Partnership Distributions................ 52
      Allocations of Profits and Losses.................................. 52
      Deductibility of Losses: Passive Losses, Tax Basis and "At Risk"
        Limitation ...................................................... 53
      Deductions for Organizational and Offering Expenses; Start-up
        Costs ........................................................... 54
      Tax Treatment of the Leases........................................ 55
      Cost Recovery...................................................... 55
      Limitations on Cost Recovery Deductions............................ 56
      Deferred Payment Leases............................................ 57
      Sale or Other Disposition of Partnership Property.................. 57
      Sale or Other Disposition of Partnership Interest.................. 58
      Treatment of Cash Distributions Upon Redemption.................... 58
      Gifts of Units..................................................... 58
      Consequence of No Section 754 Election............................. 58
      Tax Treatment of Termination of the Partnership Pursuant to the
        Partnership Agreement............................................ 58
      Audit by the Service............................................... 58
      Alternative Minimum Tax............................................ 60
      Interest Expense................................................... 61
      Self-Employment Income and Tax..................................... 61
      Maximum Individual Tax Rates....................................... 61
      Section 183........................................................ 61
      Registration, Interest, and Penalties.............................. 62
      State and Local Taxation........................................... 63
      Foreign Investors.................................................. 64
      Tax Treatment of Certain Trusts and Estates........................ 64
      Taxation of Employee Benefit Plans and Other Tax-Exempt
        Organizations ................................................... 64
      Corporate Investors................................................ 64

   INVESTMENT BY QUALIFIED PLANS......................................... 64
      Fiduciaries under ERISA............................................ 64
      Prohibited Transactions Under ERISA and the Code................... 65
      Plan Assets........................................................ 65
      Other ERISA Considerations......................................... 66

                                                                          Page

   CAPITALIZATION........................................................ 68

   MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION........................ 68
      Liquidity and Capital Resources.................................... 68
      Operations......................................................... 68

   SUMMARY OF THE PARTNERSHIP AGREEMENT.................................. 69
      Establishment and Nature of the Partnership........................ 69
      Name and Address................................................... 69
      Purposes and Powers................................................ 69
      Duration of Partnership............................................ 69
      Capital Contributions.............................................. 69
      Powers of the Partners............................................. 70
      Limitations on Exercise of Powers by the General Partner........... 70
      Indemnification of the General Partner............................. 71
      Liability of Partners.............................................. 72
      Non-assessability of Units......................................... 72
      Distribution of Distributable Cash From Operations
        and Distributable Cash From Sales................................ 72
      Allocation of Profits and Losses................................... 73
      Withdrawal of the General Partner.................................. 74
      Transfer of Units.................................................. 74
      Dissolution and Winding up......................................... 74
      Access to Books and Records........................................ 74
      Meetings and Voting Rights of Limited Partners..................... 75
      Amendments......................................................... 75

   TRANSFER OF UNITS..................................................... 76
      Withdrawal ........................................................ 76
      Restrictions on the Transfer of Units.............................. 76
      Limited Right of Presentment for Redemption of Units............... 77
      Certain Consequences of Transfer................................... 78

   REPORTS TO LIMITED PARTNERS........................................... 79
      Annual Reports..................................................... 79
      Quarterly Reports.................................................. 79

   PLAN OF DISTRIBUTION.................................................. 79
      Segregation of Subscription Payments .............................. 80

   INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
     SUBSCRIPTION PROCEDURES............................................. 81
      General Suitability Considerations................................. 81
      State Requirements Concerning Minimum Investment and Minimum
        Investor Net Worth/Income........................................ 81
      Subscriber Representations......................................... 83
      Citizenship ....................................................... 85
      Special Limit on Ownership of Units by Benefit Plans............... 85
      Minimum Investment and Suitability Standards....................... 85
      How to Subscribe................................................... 85
      Admission of Partners; Closings.................................... 86

   SALES MATERIAL........................................................ 86

   LEGAL MATTERS......................................................... 87

   EXPERTS............................................................... 87

   ADDITIONAL INFORMATION................................................ 87

                                                                         Page

   TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS.................. 87

   FINANCIAL STATEMENTS.................................................. 87

   GLOSSARY - Section 17 of the Limited Partnership Agreement

   EXHIBITS:
      A. Agreement of Limited Partnership................................A-1
      B.  Prior Performance Tables for the Prior Public Programs.........B-1
      C.  Subscription Documents.........................................C-1

                             SUMMARY OF THE OFFERING


    The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus and in the Exhibits hereto. See the Glossary contained in Section 17 of the Agreement of Limited Partnership attached as Exhibit A (the "Partnership Agreement") to this Prospectus for the definition of certain terms used in this Summary and throughout this Prospectus.

    ICON Income Fund Eight is an equipment leasing program consisting of two Delaware limited partnerships (collectively, the "Partnerships" and, individually, a "Partnership") the first of which was formed on July 9, 1997 primarily to engage in the business of leasing Equipment or acquiring residual interests thereon and providing financing, secured by equipment, to companies, determined to be creditworthy by the General Partner as well as to engage in any other businesses which are consistent with the Partnership's objectives and in which the Partnership may lawfully engage. The General Partner expects that most of the Net Offering Proceeds will be invested in Equipment which is subject to Leases which produce passive income but that a portion of Proceeds will be invested in Financing Transactions as well as Leases or other transactions which produce portfolio income if the General Partner, in its sole discretion, believes such Investments to be in the best interests of each of the Partnerships. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." Each of the Partnerships is expected to complete its Reinvestment Period seven (7) years from the date of the commencement of the Offering in each Partnership provided that such period may be extended at the sole and absolute discretion of the General Partner. The General Partner will then liquidate each of the Partnerships' Investments in the ordinary course of business within a further period ending eight (8) years but no later than ten (10) years after the date of this Prospectus. Investors should therefor expect to hold their Units for the full term of the Partnership in question (i.e. from 7 to 10 years from the time they invest).

Summary of Certain Risk Factors

    An investment in the Partnerships has many risks. The information appearing under the caption "RISK FACTORS" in this Prospectus contains a detailed discussion of the most important risks associated with an investment in Units. Please refer thereto for a discussion of the following specific risk factors as well as other relevant risk factors:

    Operating Risks:

      The Equipment owned by each Partnership will be subject to unanticipated declines in market value and Lessee defaults, both of which can adversely effect such Partnership's financial performance. To the extent the Partnership's Equipment will be acquired in part with borrowed funds, a Lessee default increases the risk of a material loss to the Partnership.

    Partnership and Investment Risks:

    o No one can predict whether Limited Partners will receive cash distributions in amounts sufficient to return their original investment or the amount of profit thereon, if any, that they will ultimately receive.

    o The Investments to be acquired or entered into by each Partnership have not been specified as of the date of this Prospectus and will be determined solely by the General Partner.

    o Investors will have no right to be involved in the management of the Partnership and will not have the opportunity to vote except in extraordinary circumstances. As a result, they must rely on the skills, integrity and business expertise of the General Partner.

    o The General Partner, the Dealer-Manager and the Selling Dealers will receive significant compensation for organizing the Partnership and conducting the Offering and managing the Partnership's business. None of this compensation has been the subject of arm's length negotiations. (See "Compensation to the General Partners and Affiliates").

    o Investors must be prepared to hold their Units for the entire operational life of the Partnerships which currently is estimated to be 8 years, but, may be as long as ten (10) years because (a) only a limited secondary market exists for partnership units generally, (b) a buyer for Units (other than the Partnership under certain circumstances) may not exist and (c) they are likely to be unable to resell or dispose of Units except at a substantial discount from their purchase price. (See "TRANSFER OF UNITS--Limited Right of Presentment" for a discussion of redemption rights and prices).

    o The Partnership may not raise sufficient Gross Offering Proceeds to achieve its objectives of owning a broadly diversified portfolio of Investments. Each Partnership may lease a portion of its Equipment to Lessees formed under the laws of foreign countries or to other Lessees which conduct operations outside the United States for use exclusively outside the United States (or between foreign countries and the United States). In such cases, regulatory requirements of other countries governing Equipment registration, maintenance, liability of owners and lessors and similar considerations might reduce the value of the Partnership's Equipment in unanticipated ways. (See "RISK FACTORS - Risk Factors Associated With Foreign Investments").

    Federal Income Tax Risks:

    o The risk that income and expenses of the Partnerships, due to their classification as "passive income" or "portfolio income," may not be able to be offset against other activities on an investor's income tax return.

    o The risk that certain of each Partnerships investment transactions or deductions could be re-characterized which could result in loss of certain tax benefits associated with an investment in Units.

    o The risk that each of the Partnerships may be treated as a "publicly-traded partnership" and therefore taxed at the partnership level as though it were a corporation with a second tax assessed against investors on Partnership distributions received by them.

Sources and Uses of Offering Proceeds and Related Indebtedness

    Not less than 80.40% of Gross Offering Proceeds will be used to make Investments (assuming a Maximum Offering), 1% will be held in reserves (including working capital) and the balance will be applied to pay fees and expenses to the Sponsor and its Affiliates and to others involved in the Offering. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" for a breakdown of the General Partner's estimate as to how the capital of each raises and a portion of the indebtedness it may employ will be used.

Summary of Compensation

    The Dealer-Manager (an Affiliate of the General Partner which will select the Selling Dealers and manage the Offering of Units) and the General Partner (which will acquire the assets for and manage the business of the Partnerships) will receive compensation for their services. The section of the Prospectus entitled "SUMMARY OF COMPENSATION" details the estimated amount and range of each item of compensation payable to the Dealer Manager and the General Partner by the Partnerships. The most significant items of compensation are:

    o Approximately 19.60% of Gross Offering Proceeds (assuming a Maximum Offering will be used to pay the costs of organizing each Partnership, offering the Units to the public and acquiring Partnership assets and, of such percentage, approximately 11.60% of Gross Offering Proceeds will be paid to the General Partner or an Affiliate and approximately 8.0% of Gross Offering Proceeds is expected to be paid to unrelated Selling Dealers. (See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS").

    o The General Partner will generally be entitled to receive a Management Fee of between 2% and 5% of annual gross rental payments (fee percentages for Leases are based on whether they are Full-Payout or Operating Leases) and 2% of payments on Financing Transactions.

    o The General Partner shall receive 1% and the Limited Partners 99% of each distribution of Distributable Cash From Operations and Distributable Cash From Sales until the Limited Partners have received total cash distributions in an amount equal to Payout (i.e., the time when each of the Limited Partners has received cash distributions in an amount equal to the sum of (i) his or her Capital Contribution plus (ii) an 8.0% cumulative annual return thereon, computed from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating cash actually distributed to such Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement.

    o After Payout distributions of Distributable Cash From Operations and Distributable Cash From Sales shall be 90% to the Limited Partners and 10% to the General Partner.

    o There are a number of other items of compensation and expense reimbursements that the General Partner may receive during the operation of the Partnerships. See "SUMMARY OF COMPENSATION."

Conflicts of Interest

      Each Partnership will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates.
These conflicts may include, but are not limited to:

    o   the lack of arm's length negotiations in determining compensation;

    o competition with other leasing programs sponsored by the General Partner or its Affiliates (including the other Partnership) for the acquisition, lease, financing or sale of Equipment;

    o competition with an Affiliate of the General Partner for the acquisition, lease, financing or sale of Equipment; and

    o competition with certain other leasing programs sponsored by the General Partner or its Affiliates for management services.

    In addition to the fiduciary duty that the General Partner owes to the Limited Partners, the Partnership Agreement contains certain provisions intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "CONFLICTS OF INTEREST."

Fiduciary Responsibility

    The General Partner will act as fiduciary to each Partnership. However, each Partnership will be obligated to provide certain indemnities to the General Partner, and, as detailed under "CONFLICTS OF INTEREST," the General Partner will be permitted to engage in certain activities that may involve a conflict of interest.

Other Offerings by the General Partner and its Affiliates

    The General Partner has sponsored, and is currently managing, seven other public leasing programs with objectives similar to those of the Partnerships. (See "OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES" for more detailed information concerning the Prior Public Programs (ICON Cash Flow Partners, L.P., Series A through Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven and the Prior Performance Tables included in Exhibit B to this Prospectus for tabular and statistical data concerning the Prior Public Programs.)

Management; Financial Statements of the General Partner and of the Partnership

    The sole General Partner of the Partnerships is ICON Capital Corp., a Connecticut corporation located at 600 Mamaroneck Avenue, Harrison, New York 10528 (telephone 914-698-0600). The General Partner will manage and control the affairs of the Partnerships. See "MANAGEMENT" for a description of the officers and other key personnel who will be responsible for the management of the Partnerships' business.

    The financial statements of the General Partner and of ICON Income Fund Eight A L.P. are located in the Prospectus under the caption "FINANCIAL STATEMENTS."

Investment Objectives and Policies

    The Partnerships intend to acquire and lease various types of Equipment to businesses primarily within the United States but also in other countries expected to be primarily in North America and Europe but in every case determined by the General Partner to be politically stable and to have suitable legal systems (see "Risks Associated with Foreign Investments"). The Partnerships will also provide financing to these same types of businesses secured by tangible and intangible personal property and other or additional collateral located determined by the General Partner to be politically stable and to have suitable legal systems which additional collateral the General Partner determines to be sufficient in amounts and types to provide adequate security for the current and future obligations of such borrowers (see "INVESTMENT OBJECTIVES AND POLICIES - Leases and Lessees").

    The terms of the Partnerships' Leases are expected to range from two to seven years provided that such period may be extended at the sole and absolute discretion of the General Partner. Each such investment is expected to provide for aggregate, basic contractual payments (rents in the case of Leases and debt service in the case of Financing Transactions) which are intended to return the Partnerships' cost of such Investments (including Front-End Fees), together with investment income. After its initial term, each Lease will be expected to produce additional investment income from the re-lease and/or ultimate sale of the Equipment.

    The Partnerships' overall investment objectives are:

    (i) INVESTMENT IN EQUIPMENT: to invest in a diversified portfolio of low obsolescence Equipment having long lives and high residual values, at prices that the General Partner believes to be below inherent values and to place the Equipment on lease with Lessees or under other contractual arrangements with Users of Equipment;

    (ii) CASH DISTRIBUTIONS: to generate cash distributions, which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of the Partnership, to investors beginning in the quarter following the month in which the minimum number of Units are sold, a portion of which may represent a return of an investor's investment;

    (iii) SAFETY: to create a significant degree of safety relative to other equipment leasing investments through the purchase of a diversified equipment portfolio. This diversification reduces the exposure to market fluctuations in any one sector. The purchase of used long-lived, low obsolescence equipment typically at prices which are substantially below the cost of new equipment also reduces the impact of economic depreciation and can create the opportunity for appreciation in certain market situations, where supply and demand return to balance from oversupply conditions; and

    (iv) TOTAL RETURN: to provide to limited partners a total return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternative with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

    Not less than 80.40% of the Gross Offering Proceeds will be used to make investments in Equipment, Leases and Financing Transactions (collectively "Investments") on behalf of the Partnerships (assuming a Maximum Offering) (see "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS") and 1% of Gross Offering Proceeds will be initially set aside in a working capital reserve. If one assumed that individual investors (1) could purchase Investments with the same average yield as the Partnerships is able to achieve, (2) could arrange financing on the same terms and (3) could make such acquisitions without paying any transfer taxes or fees to brokers or attorneys to locate, negotiate and document such transactions (each of which assumptions the General Partner believes to be unlikely), then an investor's return from a direct ownership of Leases and Financing Transactions would be greater than the return from an investment in the Partnerships. In addition, if one assumed that an investor would incur no expenses in (1) managing Investments (e.g. billing and collecting rents, corresponding with the Lessees, insurers and others, administering sales, use and property tax collections, accounting and remittances to appropriate taxing authorities, etc.) and (2) re-marketing the Equipment (both of which assumptions the General Partner also believes to be unlikely), then such investor's annual share of gross revenues could be said to be reduced in direct proportion to the fees payable to the General Partner for performing such services.

Federal Income Tax Considerations

    See "FEDERAL INCOME TAX CONSEQUENCES" for a discussion of significant federal income tax issues pertinent to the Partnerships. Such Section also contains a description of the legal opinion regarding federal income tax matters that the Partnerships will receive, which together with such opinion, addresses the material federal income tax issues which are expected to be of relevance to U.S. taxpayers who are individuals. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors, prior to their subscription, to determine special tax consequences of an investment to the Partnerships.

    The Partnerships have obtained an opinion from Day, Berry & Howard LLP, Tax Counsel to the General Partner, concerning the Partnerships' classification as partnerships for federal income tax purposes. See "-- Classification as a Partnership." The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel are of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service contained in Revenue Rulings and Revenue Procedures and judicial decisions.

Capitalization

    The section of this Prospectus entitled "CAPITALIZATION" details, in tabular form, the Partnerships' current and projected capitalization, after deduction of Sales Commissions, Underwriting Fees and the O & O Expense Allowance.

Summary of Partnership Agreements

    Each Partnership Agreement governs the relationship between the Limited Partners and the General Partner. Investors should be particularly aware that under either Partnership Agreement:

    (1)  they will have limited voting rights;

    (2) their Units will not be freely transferable, and, even if transferable, can probably only be sold at a substantial discount; and

    (3) the fiduciary duty owed by the General Partner to the Limited Partners has been modified in recognition of its sponsorship of the Prior Public Programs so as to avoid conflicts in fiduciary standards that would otherwise apply to the sponsor of only one investment program.

See "SUMMARY OF THE PARTNERSHIP AGREEMENT," "TRANSFER OF UNITS," "REPORTS TO LIMITED PARTNERS" and "FIDUCIARY RESPONSIBILITY" for further details.

Transfer of Units

    The transfer of Units in each Partnership is subject to restrictions contained in the Partnership Agreement for that Partnership which are primarily intended to avoid having the Partnerships be treated as a "publicly traded partnership" and thereby become subject to taxation as a corporation (see "FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded Partnerships"). As a result of such limitations, however, it is possible that a Limited Partner wishing to transfer Units might not be able to do so if the aggregate transfer limits of the Partnerships have been reached for such year. See the "TRANSFER OF UNITS" section of the Prospectus discusses the restrictions on transfer of Units in greater detail.

Plan of Distribution

    The Offering - Each of the Partnerships is offering a minimum of 12,000 Units and a maximum of 750,000 units in each Partnership with a total maximum offering of $75,000,000 for each Partnership. Such offering is on a "best efforts" basis; that is, there is no guarantee that any specified amount of money will be raised. Units will be offered for sale by ICON Securities Corp. (the "Dealer-Manager") and NASD-member firms (the "Selling Dealers") which have entered into Selling Dealer Agreements with the Dealer-Manager.

    Offering Period -- The Offering of Units in each Partnership may be terminated in the discretion of the General Partner at any time. The Offering Period for Units is presently expected to have a termination date not later than twelve (12) months from the date of this Prospectus for ICON Eight A L.P., and twelve (12) months thereafter for ICON Eight B L.P.; provided that the General Partner may, in its sole and absolute discretion, extend the offering of Units in each Partnership for a further period not more than an additional twelve (12) months. In no event may the Offering of the program extend beyond forty-eight (48) months from the date of this Prospectus. The General Partner has a reasonable period of time (generally not in excess of 5 business days) in which to conclude the closing of a Partnership after the termination of such Partnership's offering. The Offering Period may be terminated at the option of the General Partner at any earlier time. Further, after the first Partnership offering is terminated, the General Partner is not required to undertake the second Partnership offering. In most states, continued offering beyond one year after the effective date in such state is subject to approval by the applicable state securities authority. The Offering will terminate sooner than twenty-four (24) months if either (1) the General Partner terminates the Offering earlier or (2) subscriptions for the Maximum Offering of 750,000 Units per Partnership are received prior to the end of such period. The end of the Offering Period is also called the Termination Date. Subscriptions for Units will only be accepted from the date of this Prospectus until the Termination Date. Minimum Offering -- Unless each Partnership receives subscriptions for 12,000 Units prior to the completion of its Offering Period, no Units will be issued and all funds received in connection with the Offering (including accrued interest on Subscription Monies) will be promptly refunded. Although the General Partner and its Affiliates may purchase up to ten percent (10%) of the total Units purchased, not more than 600 of such Units may be included in determining whether the Minimum Offering has been achieved.

    Escrow Agent; Distribution of Escrow Interest -- All subscription payments for each Partnership, will be deposited and held in an interest-bearing escrow account with a national banking association (or another banking institution named by the General Partner in the event that such bank is unable to serve as escrow agent) until the earlier to occur of (i) the date on which the Minimum Offering (or $1,200,000 in subscriptions) have been received (exclusive of subscriptions from Pennsylvania residents) or (ii) twelve (12) months after the commencement of the Offering of each Partnership. Subscriptions from residents of Pennsylvania are subject to the further conditions that (1) each such subscription must be held in escrow until such time as at least $3,750,000 in subscriptions per Partnership (5% of the Maximum Offering of $75,000,000 per Partnership) have been received from all investors and (2) each Pennsylvania subscriber must be offered the opportunity to rescind his or her subscription if such condition has not been met, initially 120 days following the date his or her subscription is received by the Escrow Agent and every 120 days thereafter during the effective period of the offering in Pennsylvania. During the period that subscription monies are held in escrow, such funds will be invested in a savings or money-market account with the Escrow Agent and earn interest at the prevailing rates applicable to such accounts from the time on the subscription payments deposited with the Escrow Agent until the earlier of the date (i) the subscriber is admitted to the Program as a Limited Partner,
    (ii) in the case of Pennsylvania investors, at the end of the respective 120 day period following the Effective Date during which his subscription was received (during which period aggregate subscriptions of $3,750,000 per Partnership must be satisfied for such investor to be admitted as a Limited Partner or rescission of his subscription offered to him) or (iii) one year from the commencement of the Offering Period of the Partnership in question. The interest so earned will be paid to the subscriber upon his or her admission to a Partnership (or, if such subscriber is not admitted to a Partnership, when the subscription payments are returned). After the Initial Closing Date (see "Closings"), subscriptions will be held in a special, segregated, interest-bearing subscription account of the Partnership pending each subsequent Closing (other than subscriptions from Pennsylvania investors, which will continue to be held in the Escrow Account until subscriptions for at least $3,750,000 of Units per Partnership have been received and the next Closing is held).

    Subscription -- Every investor must manually execute a Subscription Agreement in the form attached as Exhibit C hereto in order to purchase Units. By subscribing for Units, each investor will be deemed to have made all of the representations and warranties contained therein and will be bound by all of the terms of such Agreement and of the Partnership Agreement.

    Closings -- The initial Closing for each Partnership will be held after subscriptions for at least 12,000 Units have been received by the Escrow Agent, at which time subscribers for at least such number of Units may be admitted to that Partnership as Limited Partners. After the Initial Closing Date, each Partnership intends to hold daily Closings until the Offering is completed or terminated.

    Status of the Offering -- As of the date of this Prospectus, investors have not been admitted as Limited Partners to a Partnership.

    Investor Suitability -- To be eligible to purchase Units, all prospective investors are required to comply with the Partnership's basic suitability requirements. In general, prospective owners of Units must either have:

    (i) both (A) a net worth of not less than $30,000 (determined exclusive of the net fair market value of (a) his or her home, (b) home furnishings and (c) personal automobiles) and (B) $30,000 of annual gross income; or

    (ii) a net worth of at least $75,000 (determined as above).

    Who Should Invest -- You should only invest in the Partnerships if you (a) are prepared to make an investment for the entire Reinvestment Period seven
    (7) years from the date of this Prospectus as well as the additional Liquidation Period of from twelve (12) to thirty-six (36) months thereafter,
    (b) have no need for liquidity of such investment (except as may be provided by monthly cash distributions) and (c) are prepared to assume the substantial risks associated with such investment. An investment in Units is not suitable for investors who will need access to their Capital Contribution during the term of the Partnerships or for whom the projected monthly cash distributions are an essential source of funds to pay their necessary living expenses. An investment also may produce "unrelated business taxable income" for pension, profit-sharing and other Qualified Plans in excess of applicable exemptions. Each potential investor should review the information appearing under the captions "RISK FACTORS," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" with particular care and should consult his or her tax and investment advisors to determine (1) if an investment in Units is appropriate for him or her in light of his particular tax and investment situation and (2) if so, what portion of his or her total investment portfolio may prudently be invested in Units.

    Minimum Investment -- The minimum investment by an investor (whether by subscription or through resale) is 25 Units except IRAs and Qualified Plans for which the minimum investment is 10 Units.

Fiscal Year

    The fiscal year of each Partnership will end on December 31.

Glossary of Terms

    For definitions of certain terms used in this Prospectus, see Section 17 of the Partnership Agreement included as Exhibit A to this Prospectus.

--------------------------------------------------------------------------------

                                 RISK FACTORS

--------------------------------------------------------------------------------

    The purchase of Units may be considered speculative and subject to certain risks. In addition to the factors set forth elsewhere in this Prospectus, prospective investors should consider the following:

Operating Risks

    General. The Partnerships will engage in the business of equipment leasing and providing financing, which entail certain economic and other risks, including, but not limited to, the following: the risk of sharp changes in the market value or technological obsolescence of some or all of the types of Equipment that the Partnerships may lease or finance and the physical deterioration of such Equipment; the possibility of Lessee or User defaults; fluctuations in general business and economic conditions; the adoption of legislation or regulations that may affect the cost, manner of operations, and titling and registration (when necessary) of certain of the Partnerships' Equipment. Many of the foregoing risks are outside the control of the Partnerships and may adversely affect their operating costs or revenues and the amounts of residual equipment values actually realizable by them. Such risks are further discussed below.

Partnership Risks and Investment Risks

    Investments Unspecified. The Equipment to be purchased and the Leases and Financing Transactions to be entered into or acquired have not been determined as of the date of this Prospectus. The General Partner will have complete discretion in investing the Net Offering Proceeds and proceeds from Partnerships' Indebtedness within the limits set forth under the caption "INVESTMENT OBJECTIVES AND POLICIES." In addition, because the Partnerships' Investments have not been specified, no one can make a judgment as to whether or not the investments to be made will result in investors receiving distributions sufficient to return their investment and/or profit thereon.

    Limited Voting Rights of Limited Partners. All decisions with respect to management of the Partnerships, including the determination as to which Equipment the Partnerships will purchase and which Leases and Financing Transactions each will enter into or acquire, will be made exclusively by the General Partner. The success of the Partnerships, to a large extent, will depend on the quality of the investment decisions made by the General Partner, particularly as it relates to the purchase of Equipment, the acquisition of Leases and Financing Transactions and the re-leasing and disposition of its Equipment. Limited Partners are not permitted to take part in the management of the Partnerships or the establishment of the Partnerships' investment objectives or policies. Accordingly, potential investors should not purchase Units unless they are willing to entrust all aspects of the management of the Partnerships to the General Partner.

    Generally speaking, only extraordinary matters, such as a proposed amendment to the Partnership Agreement, are required to be submitted for vote of the Limited Partners. For any matter submitted for vote of the Limited Partners, the Consent of the Majority Interest (more than 50% of the relevant Partnership's Interests) is required for approval. The Partnership Agreement provides that in determining the requisite percentage of Interests necessary for a vote concerning (i) the removal of the Sponsor as General Partner or (ii) any transaction between the Sponsor and the Program, any Interests owned by the Sponsor shall not be included. See Section 13.2 of the Partnership Agreement, "Voting Rights of the Limited Partners."

      Investment Portfolio Composition. There can be no assurance as to the ultimate composition of the Partnerships' actual Investment portfolio, as there is no way of anticipating what types of Equipment, Leases and Financing Transactions will be available on reasonable terms at the times the Partnerships are ready to invest their funds. The General Partner may vary the Partnerships' Investment portfolio and may invest a substantial portion of the Net Offering Proceeds and Cash From Operations and/or Cash From Sales in Leases and Financing Transactions other than those described under the caption "INVESTMENT OBJECTIVES AND POLICIES" or may invest in Financing Transactions to a greater degree than currently anticipated. Net Offering Proceeds, in this instance, means the gross amount of Capital Contributions of all limited partners less underwriting fees, sales commissions and the O & O Expense Allowance payable by the Partnership.

    Residual Value of Equipment. Each investor's ultimate investment return from the Partnerships will depend, in part and upon the residual value of the Partnerships' Equipment at the time of its sale or re-lease. The residual value of the Equipment will depend upon many factors beyond the control of the Partnerships, including the cost of similar new equipment at the time of sale or re-lease, changes in the regulatory environment, technological obsolescence, supply of and demand for such equipment, competitive factors and general economic conditions. As the impact of any of these factors is difficult to forecast with accuracy over extended time horizons, the General Partner cannot predict with certainty that the anticipated residual values for Equipment selected for purchase will actually be realized when the Equipment is sold.

    A Lack of Diversification of Investments Would Result if only the Minimum Offering were Raised. The Partnership may begin operations with minimum capitalization of approximately $1,038,000 (after payment of estimated Sales Commissions, Underwriting Fees and O & O Expense Allowance totaling 13.50% or $162,000 of Gross Offering Proceeds). The ability of the Partnerships to diversify its Investments and its profitability could be adversely affected by the amount of funds at its disposal. To the extent that the minimum number of Units are sold, it is likely that the Partnerships would not be able to achieve as great a degree of diversification in their portfolio of Investments as would be possible with more capital to invest. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS."

    Investment in Options. The Partnerships may enter into transactions where the Partnerships acquire or enter into an option to purchase Equipment for a fixed price at a future date (typically at the end of the Lease Term encumbering the asset). In the event of the bankruptcy of the party granting the option or the Lessee in the underlying Lease, the option held by the Partnerships might be unenforceable and the price paid by the Partnerships might prove to be unrecoverable in whole or in part.

    Risks Associated with Lessee or User Default. If a Lessee or User defaulted on its payment obligations under a Lease or Financing Transaction, the relevant Partnership would need to repossess the Equipment in question or foreclose on such Equipment and/or other collateral securing such transaction. If the Partnership in question was then unable to sell or re-lease the foreclosed Equipment or collateral upon rental terms comparable to those under the original lease or were unable to repossess such Equipment or collateral promptly or at all, the relevant Partnership might realize a significant loss of anticipated revenues that may result in the inability of such Partnership to recover fully its investment in such Lease or Financing Transaction. In that regard, if a Lessee or User (meaning any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction) default occurs in connection with the bankruptcy of such Lessee or User, there could be a significant delay in the Partnership being able to recover possession of the Equipment in question which delay could, as noted in the preceding sentence, result in significant loss to the Partnership. In the event a Lease was partially financed with borrowed funds and there was a default by the Lessee, the entire value of the Equipment realized upon its repossession must first go to repay the related Lender and only after that had occurred would any of the remaining realized value be available for distribution to investors or reinvestment by the Partnership. In any such circumstance, it is possible that the Partnership's entire investment in the Investment would be lost.

    Leveraged Investment--Increased Risk of Loss. It is expected that each Partnership will acquire a portion of their Investments for cash consideration and to acquire other Investments subject to existing (primarily non-recourse) indebtedness. The General Partner intends to use borrowings (or "leverage") from unaffiliated lenders to acquire additional Investments and generate additional Gross Revenues for the Partnerships. Typically, such borrowings are secured by a lien on the item of the Partnership's Equipment being financed and the related Leases. Such loans are generally, although not exclusively, non-recourse to the other assets of the Partnership. Although the use of borrowings permits the Partnership to acquire a greater number and variety of Investments, borrowings may also increase the Partnership's risk of loss. For example, if a Lessee defaults in the payment of rentals due under a Lease which has been assigned to a Lender, and if the Partnership is unable to sell or re-lease such Equipment or collateral upon rental terms comparable to those under the original Lease or is unable to repossess such Equipment or collateral promptly or at all, the Lender could foreclose on such Equipment and the Partnership could be unable to recover its Investment.

    It is also possible that the Partnership may, on occasion, find it necessary to borrow funds for use in operations (for example to upgrade Equipment so that it can be remarketed more effectively.) There can be no assurance that, if the need to borrow funds for use in operations were to develop, financing would be available on terms satisfactory to the Partnership.

    Risks Associated with Foreign Investments. The Partnerships may lease a portion of their Equipment to lessees formed under the laws of foreign countries or to other Lessees for use exclusively outside the United States (or between foreign countries and the United States). In such cases, regulatory requirements of other countries governing equipment registration, maintenance, noise control and other environmental factors, liability of owners and lessors and other matters would apply. Use of different accounting or financial reporting practices in such countries may make it difficult to judge the risk that the Lessees and Users will maintain their financial viability for the entire term of the related Lease and Financing Transactions thereby creating the risk of default and the possible loss of a

Partnership's investment in the related Lease and Financing Transactions. Foreign registries may permit the recordation of liens which would cloud the Partnership's title to its Equipment or may omit to record liens or charges permitted under the laws of such countries needed to ensure the relevant Partnership's interest in any such Investment. The recognition in foreign courts of judgments obtained in United States courts may be difficult or impossible to obtain and foreign procedural rules may otherwise delay such recognition. Political instability, changes in national policy, competitive pressures, fuel shortages, labor stoppages, recessions and other political and economic events adversely affecting world or regional trading markets of a particular foreign Lessee or User could also create the risk that a foreign Lessee would fail or be unable to perform its obligations to the Partnerships. It may be difficult for the Partnerships to obtain possession of Equipment used outside of the United States in the event of a default by the Lessee, or for a Partnership to enforce its rights under the related Lease or Financing Transaction. Moreover, foreign jurisdictions may confiscate or expropriate Equipment without paying adequate compensation. The use and operation of Equipment in a foreign jurisdiction will be subject to the tax laws of that jurisdiction, which may impose unanticipated taxes on the ownership of Equipment, or the income derived therefrom. The General Partner anticipates that the Leases and Financing Transactions will contain provisions requiring the Lessees and Users to reimburse the Partnerships for all taxes arising out of the use and operation of the Equipment and to maintain insurance covering the risks of confiscation of the Equipment by foreign countries.

    Changes in Currency Exchange Rates. Although the Partnerships expect that most of their Investments will require payment in U.S. dollars, payments under such Leases and/or Financing Transactions may be payable in foreign currency. To avoid the risks associated with changes in currency exchange rates the Partnerships will only purchase Equipment subject to Leases or Financing Transactions in which the rental payments are either U.S. dollar denominated or where a foreign exchange contract or letter or credit to assure the U.S. dollar value of the full Lease or Financing Transaction payment schedule has been purchased. In those circumstances where a Partnership acquires a residual interest in Equipment, the amount and timing of receipt of which is inherently unpredictable, it may be impossible to hedge a foreign currency exposure which could positively or adversely affect a Partnership's income from such a transaction as measured in U.S. dollars. It is possible that a country in which Equipment acquired by the Partnerships is operated or registered may subsequently impose regulations or restrictions upon the exchange or transfer of currency, so that payment in U.S. currency may be prevented.

    Risks of Joint Ventures. The Partnership Agreement permits the Partnerships to invest in Joint Ventures with other limited partnerships or investment programs sponsored by the General Partner and its Affiliates as well as programs sponsored by non Affiliates. Joint Ventures will not permit the Partnerships indirectly to engage in activities which it cannot directly engage in as sole owner of any Investment under the terms of the Partnership Agreement. Investing in Joint Ventures rather than a direct investment in Leases or Financing Transactions may, under some circumstances, involve additional risks, including risks associated with the possibility that the Partnerships' co-investors might become bankrupt or that such co-investors may have economic or business interests or goals which are inconsistent with the business interests or goals of the Partnerships. Among other things, actions by such a co-investor might have the result of subjecting Leases or Financing Transactions owned by the Joint Venture to liabilities in excess of those contemplated by the Partnerships or might have other adverse consequences for the Partnerships. It is possible that, if no one Person controls the Joint Venture, there will be a potential risk of impasse on decisions, including a proposed sale or other transfer of any Leases or Financing Transactions.

    Uninsured Losses. The Partnerships' Leases and Financing Transactions will generally require Lessees and Users to arrange, at their expense, for comprehensive insurance (including fire, liability and extended coverage) and to assume the risk of loss of the Equipment or the collateral securing the Leases and Financing Transactions, whether or not insured. When the Lessee or User is not required to provide such insurance, the Partnerships will obtain it at their own expense. However, there are certain types of losses (generally of a catastrophic nature such as those due to war or earthquakes) which are either uninsurable or not economically insurable. Should such a disaster occur with respect to Equipment or collateral securing the Leases and Financing Transactions the Partnerships could suffer a total loss of such Investments.

    Risk of Loss of Equipment Registration. Aircraft and marine vessels are subject to certain registration requirements. Registration with the Federal Aviation Administration ("FAA") may be required for the operation of aircraft within the United States. Similarly, certain types of marine vessels must be registered with the United States Coast Guard prior to operation in the waterways of the United States and rolling stock and over-the-road vehicles may be subject to registration requirements. Failure to register or loss of such registration for these types of equipment could result in substantial penalties, the premature sale of such Equipment and the inability to operate and lease the Equipment.

    Rate of Limited Partner Cash Distributions Not Fixed. While it is the Partnerships' objective to make monthly cash distributions from net cash flows from operations, the General Partner may determine it is in the best interest of the Partnerships to change the amount of such cash flows which are distributed to the Limited Partners and reinvested in additional Investments. (see "CASH DISTRIBUTIONS TO PARTNERS - Monthly Cash Distributions".)

    Return Difficult to Predict. Until all cash distributions from the operations of the Partnerships and from sale of all its assets has been completed the final level of an investor's return on investment, if any, cannot be determined. There is no assurance that investors will achieve any specified rate of return on their respective capital contributions to the Partnerships and the total return on capital of the Partnerships can only be determined at the termination of the Partnership after all residual cash flows (proceeds from sale and re-leasing of equipment after the initial and any subsequent lease terms have expired) have been realized (see "CASH DISTRIBUTIONS TO PARTNERS - Monthly Cash Distributions".)

    Decrease in Distributions during Liquidation Period. During the Liquidation Period of each Partnership, it is expected that distributions may sharply decrease relative to the annual cash distribution objectives for the Reinvestment Period, because as Investments are liquidated there will be fewer Leases and Financing Transactions available to generate cash from operations.

    Lack of a Secondary Market for Units; Restricted Transferability. The Units are limited partnership interests. In order to avoid treatment as a "publicly traded partnership," the Code and regulations promulgated thereunder by the Department of the Treasury of the United States impose severe limitations on the ability of the General Partner or the Partnerships to create or participate in a "secondary market" for Units. As a result of the foregoing, only a limited market for limited partnership interests, such as Units, currently exists. The ability of an owner of Units to sell or otherwise transfer such Units (other than at a substantial discount) is extremely limited. As a result, an investor must view an investment in the Partnerships as a long-term, illiquid investment. See "TRANSFER OF UNITS."

    Redemption Price for Units Not Equal to Capital Account Balance. Commencing with the second full quarter following the Final Closing Date, any Limited Partner (other than any Affiliated Limited Partner) may request that a Partnership redeem up to 100% of the Units held by such Limited Partner. A Partnership is under no obligation to do so. The redemption price payable in the event the General Partner determines in its sole discretion to redeem such Units has been unilaterally set. Such redemption price initially approximates the Net Offering Proceeds realized by a Partnership from Capital Contributions of a Limited Partner on the date of his or her admission to a Partnership after deduction of Front-End Fees and has a maximum value equal to the Capital Account balance of such Limited Partner as of the end of the quarter preceding the redemption, reduced by cash distributions for the calendar quarter in which the redemption occurs. See "TRANSFER OF UNITS--Limited Right of Presentment for Redemption of Units." However, during the term of a Partnership, the redemption price may have no direct relationship to a Limited Partner's Capital Account at the time of a redemption. In the event a Limited Partner's interest in a Partnership is redeemed it is probable that the redemption price would provide a significantly lower value than the value realized by retaining the Limited Partner's interest in a Partnership.

    Liability of Limited Partners for Certain Distributions. A Limited Partner's personal liability for obligations of the Partnerships generally will be limited under the Delaware Act to the amount of such Limited Partner's Capital Contribution. Under the Delaware Act, a Limited Partner may be liable to return to a Partnership any amount distributed for a period of three years from the date of such distribution if such distribution causes the liabilities of the Partnership (other than Partnership liabilities to Partners on account of their partnership interests and non-recourse debt) to exceed the fair market value of the assets of such Partnership in the event the Limited Partner knew such facts at the time of such distribution.

    Conflicts of Interest. The Partnerships will be subject to various conflicts of interest arising out of its relationship to the General Partner and its Affiliates which may arise during the life of the Partnerships--see the "CONFLICTS OF INTEREST" Section of this Prospectus. Such conflicts may include:

o the lack of separate legal representation and arm's length negotiations of the program agreements and of compensation payable to the General Partner;

o the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed;

o the Partnership Agreement does not prohibit the General Partner or its Affiliates from competing with a Partnership for Equipment acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the prior Programs;

o because a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities may expose the General Partner to potential liability to creditors of the Partnership, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnerships' Reserve Account;

o if the Partnership enters into a Joint Venture, the General Partner would have a fiduciary duty to the Partnerships and to any other partnerships sponsored by it which participate in the joint venture which may result in conflicts arising in determining when and whether to dispose of any jointly owned interest;

o the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnerships or other programs sponsored by the General Partner or to its Affiliates;

o due to affiliation with the General Partner, the Dealer-Manager's review and investigation of the Partnerships and the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager; and

o as Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service to settle tax disputes and to thereby bind the Partnerships and the Limited Partners by such settlement. There is no assurance that such settlement will be in the best interest of any specific Limited Partner given his or her specific tax situation.

    Certain of such conflicts are affected by (i) the fiduciary duty that the General Partner owes to the Limited Partners and by (ii) provisions of the Partnership Agreement which are intended to minimize conflicts between the General Partner and its Affiliates on the one hand and the Limited Partners on the other. See "SUMMARY OF THE PARTNERSHIP AGREEMENT" and "CONFLICTS OF INTEREST."

    Participation of a Securities Sales Affiliate in this Offering. The Dealer-Manager is an Affiliate of the General Partner. As a result, the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.

    General Partner Not Employed by Partnership Exclusively. The Partnerships will not employ their own full-time officers, directors or employees. The General Partner will supervise and control the business affairs of the Partnerships. The Partnerships will contract with the General Partner to manage the Partnerships' Investments. The officers and employees of the General Partner will devote to the Partnerships' affairs only such time as may be reasonably necessary to conduct its business. See "CONFLICTS OF INTEREST."

    Equipment Leases May be Subject to Usury Laws. Equipment leases have, on occasion, been held by the courts to be loan transactions subject to state usury laws. It is expected that all of the Financing Transactions will be treated as loan transactions by the Partnerships. It is anticipated that the Partnerships will structure their Leases and Financing Transactions so as to avoid application of the usury laws of the states in which it will conduct their operations. However, there can be no assurance that the Partnerships will be successful in doing so.

Federal Income Tax Risks and ERISA Risks

    Federal Tax Considerations in General. Although certain federal income tax aspects may be important in analyzing the attractiveness of an investment in the Partnerships' Units, prospective investors in the Partnerships should make an investment based primarily on economic rather than tax factors. While the Partnerships have obtained an opinion of Tax Counsel as to various tax matters and Tax Counsel has reviewed the "FEDERAL INCOME TAX CONSEQUENCES" Section of this Prospectus for accuracy, that opinion and such review is limited largely to those tax matters believed to be material to an individual taxpayer. Furthermore, such tax opinion is subject to certain assumptions concerning the future operations of the Partnerships (which may vary from such assumptions) and is not binding on the Internal Revenue Service (the "Service"). In addition, no ruling has been or will be sought from the Service on any federal income tax issue. Because of such facts and because each investor's other income and expenses may materially affect the tax consequences of an investment in Units, there can be no assurance that the tax consequences described in this Prospectus will be obtained by every investor. Prospective investors and their advisors should, therefore, not only carefully review the "FEDERAL INCOME TAX CONSEQUENCES" Section of this Prospectus, but should also carefully review their own particular circumstances. Many of the tax consequences described herein are unclear because of the passage in recent years of major tax legislation, which has not been interpreted through Treasury Regulations and court decisions. Availability of the tax benefits described herein may be challenged by the Service upon audit of any tax return of the Partnerships. Any adjustment to any tax return of the Partnerships as a result of an audit could also result in adjustments to the income tax returns of the Limited Partners, and might result in an examination of such returns for items unrelated to the Partnerships, or an examination of such returns for prior years. Moreover, the Limited Partners could incur substantial legal and accounting costs in contesting any Service challenge, regardless of the outcome.

    Partnership Status. The Service may successfully contend that a Partnership should be treated as a "publicly traded partnership" ("PTP") which is treated as a corporation for federal income tax purposes rather than as a partnership. In such event, substantially all of the possible tax benefits (primarily non-taxation of a Partnership and a pass-through to investors of all income and losses) of an investment in a Partnership could be eliminated. See "FEDERAL INCOME TAX CONSEQUENCES-- --Publicly Traded Partnerships." If a Partnership were treated as a PTP, the following results would occur: (a) losses realized by a Partnership would not pass through to Partners, (b) a Partnership would be taxed at income tax rates applicable to corporations, and (c) distributions to the Partners would be taxable to them as dividend income to the extent of current and accumulated earnings and profits. In order to minimize the possibility of PTP treatment for a Partnership, Section 10 of the Partnership Agreement provides for restrictions on transfers of Units by incorporating certain "safe harbor" tests specified in Treasury Regulations.

    Tax Treatment of Leases as Sales or Financings. Although the General Partner expects that with respect to each Lease the Partnerships will be treated, for federal income tax purposes, as the owner and lessor of the Equipment, it is possible that the Service may challenge some or all of the Partnerships' Leases and assert that they are properly characterized as sales or financings for federal tax purposes. Such treatment would result in the loss of cost recovery deductions by the Partnerships with respect to the Equipment subject to such Leases. See "FEDERAL INCOME TAX CONSEQUENCES--Tax Treatment of the Leases."

    Tax Liability From Operations And Sales or Other Dispositions. The tax liability of Partners may materially exceed net income for financial reporting purposes. The General Partner expects that taxable income for each year will generally, if not always, be less than cash distributions for the same year. However, the sale or other disposition of a Unit or Partnerships' property may result in Limited Partners realizing federal income tax liabilities which exceed the amount of cash (if any) realized from such sale or other disposition.

    Limitations on the Deduction of Losses. The ability of individuals, trusts, estates, personal service corporations and certain other closely-held corporations to deduct losses generated by the Partnerships is limited to the amounts such investors have "at risk" in the activity, i.e., generally the amount paid for their Units plus any profit allocations, reduced by loss allocations and distributions. Additionally, such investors are subject to restriction on the deductibility of losses attributable to certain "passive activities". The Partnerships' operations will constitute a "passive activity". Such investors can only use "passive losses" to offset "passive income" in calculating tax liability. See "FEDERAL INCOME TAX CONSEQUENCES--Deductibility of Losses: Passive Losses, Tax Basis and --'At Risk' Limitations."

    Allocation of Profits and Losses. Allocations of Profits or Losses between the General Partner and Limited Partners might be successfully challenged by the Service if they did not have substantial economic effect or were not made in accordance with the "interests" of the Partners. If such a challenge were upheld, taxable income and loss might be reallocated, resulting in the Limited Partners being allocated more taxable income or less loss than that allocated to them under the Partnership Agreement. To avoid such a challenge, the Partnership Agreement includes provisions regarding "special allocations" and "curative allocations" to comply with the applicable requirements of Treasury Regulations. See "FEDERAL INCOME TAX CONSEQUENCES- Allocations of Profits and Losses."

    Unrelated Business Income. Investors which are entities customarily exempt from federal income taxation on their income, such as qualified corporate pension, profit sharing and stock bonus plans, including Keogh Plans ("Qualified Plans"), IRAs and certain charitable and other organizations described in
Section 501(c) of the Code, are nevertheless subject to "unrelated business tax" under the Code on "unrelated business taxable income" ("UBTI"). Such entities are required to file federal income tax returns if they have total UBTI from all sources in excess of $1,000 per year. Partnerships' leasing income and certain other income of the Partnerships will generally constitute UBTI taxable to such entities. See "FEDERAL INCOME TAX CONSEQUENCES--Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations."

    Equitable Owner of Properties. The Partnerships and Joint Ventures in which it invests will be entitled to cost recovery, depreciation or amortization deductions with respect to their properties only if they are considered to be the equitable owners of the Partnerships' properties for federal income tax purposes. The determination of who is the equitable owner is based on many factors. If the Partnerships were deemed not to be the equitable owner of its

Equipment and other properties, it would not be entitled to cost recovery, depreciation or amortization deductions, and the character of Partnerships' leasing income might be deemed to be portfolio income instead of passive income. See "FEDERAL INCOME TAX CONSEQUENCES -- Tax Treatment of the Leases" and -"Deductibility of Losses: Passive Losses, the Basis and `At Risk' Limitation."

    Foreign Investors. Foreign investors should be aware that income from the Partnerships may be subject to United States federal income tax withholding. Such investors may also be required to file United States federal income tax returns. See "FEDERAL INCOME TAX CONSEQUENCES -- Foreign Investors."

    Additional Taxes and Reporting Obligations. Limited Partners may be required to pay various taxes in connection with an investment in the Partnerships, such as the alternative minimum tax ("AMT"). Each Limited Partner is expected to be allocated a ratable share of "tax preference items" and the operations of the Partnerships may give rise to other adjustments which could increase a particular investor's AMT. AMT is treated in the same manner as the regular income tax for purposes of payment of estimated taxes. See "FEDERAL INCOME TAX CONSEQUENCES -- Alternative Minimum Tax."

    Limited Partners may also be subject to state and local taxation, such as income, franchise or personal property taxes in the state in which they are domiciled, as a result of their Partnership investment. The Partnerships' use of Equipment outside the United States might also subject the Partnerships or Limited Partners to income or other taxation in foreign countries.

    ERISA Risks. Under certain circumstances, ERISA and the Code, as interpreted by the Department of Labor, will apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets." Under certain circumstances, an investment in Units may not be an appropriate investment for Qualified Plans or IRAs due to such interpretations. Fiduciaries of Qualified Plans and IRAs, in consultation with their advisors, should carefully consider: (1) whether an investment in Units is consistent with their fiduciary responsibilities and (2) the effect of the possible treatment of assets if the Partnerships' underlying assets are treated as "plan assets." See "INVESTMENT BY QUALIFIED PLANS."

    THE FOREGOING IS A SUMMARY OF THE SIGNIFICANT FEDERAL INCOME TAX RISKS RELATING TO A PURCHASE OF UNITS AND THE FORMATION AND PROPOSED OPERATIONS OF THE PARTNERSHIPS. THE RISKS DESCRIBED ABOVE AND THE OTHER SIGNIFICANT FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE OF UNITS ARE FURTHER DESCRIBED IN "FEDERAL INCOME TAX CONSEQUENCES."

    VARIOUS TAX RULES INCLUDING, WITHOUT LIMITATION, STATE, LOCAL AND FOREIGN TAXES, THE ALTERNATIVE MINIMUM TAX, THE 'AT-RISK,' PASSIVE LOSS AND INVESTMENT INTEREST LIMITATIONS, AND THE UNRELATED BUSINESS INCOME TAX RULES PRODUCE TAX EFFECTS THAT CAN VARY BASED ON A LIMITED PARTNER'S PARTICULAR CIRCUMSTANCES. THEREFORE, PROSPECTIVE LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR CONSEQUENCES OF AN INVESTMENT IN UNITS.

--------------------------------------------------------------------------------

         SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS

--------------------------------------------------------------------------------


    The following tables set forth the General Partner's best estimate of the use of the Gross Offering Proceeds from the sale of the Minimum Offering ($1,200,000) and the Maximum Offering ($75,000,000) for each Partnership. Because the Partnerships have not made any acquisitions, certain of the amounts below cannot be precisely calculated at the present time and may vary substantially from these estimates. As shown below, it is projected that 80.40% of Gross Offering Proceeds will be used to make investments in Leases and Financing Transactions (assuming a Maximum Offering). See footnote 7 to the following table.


                                        Minimum Offering                        Maximum Offering
                                        Dollar                                  Dollar
                                        Amount per Partnership    %(1)          Amount per Partnership       %(1)
                                        ----------------------    ----          ----------------------       ----
Gross Offerings Proceeds (2)            $1,200,000                100.00%          $75,000,000               100.00%
Expenses:
Sales Commissions (3)                      (96,000)                (8.00%)          (6,000,000)               (8.00%)
Underwriting Fees (4)                      (24,000)                (2.00%)          (1,500,000)               (2.00%)
O & O Expense Allowance (5)                (42,000)                (3.50%)          (1,875,000)               (2.50%)
                                        -----------               --------         ------------              --------
Public Offering Expenses                  (162,000)               (13.50%)          (9,375,000)              (12.50%)

Acquisition Fees (attributable to
 Offering Proceeds and
 Borrowings)(7)                           (138,000)               (11.50%)          (5,328,102)               (7.10%)
                                        -----------               --------         ------------              --------

Gross Offering Proceeds
Available for Investments                 $900,000                 75.00%          $60,296,898                80.40%
                                        ===========               =======          ============              ========


(1) All percentages shown in the table above are percentages of Gross Offering Proceeds.

(2) Does not include $1,000 in cash contributed by both the Original Limited Partner and the General Partner to each Partnership at the time of its formation. Upon the Initial Closing of each Partnership, the Original Limited Partner will withdraw from such Partnership and his capital contribution of $1,000 will be refunded.

(3) Each Partnership will pay to participating broker-dealers a Sales Commission of $8.00 per Unit sold (8% of Gross Offering Proceeds), except that no Sales Commission will be paid in respect of Units sold to Affiliated Limited Partners. The General Partner expects that substantially all Sales Commissions will be paid to unaffiliated Selling Dealers.

(4) Each Partnership will pay the Dealer-Manager an Underwriting Fee equal to $2.00 for each Unit sold (2.0% of Gross Offering Proceeds) for managing the Offering of Units and to reimburse, on a non-accountable basis, for the wholesaling fees and expenses of the Sponsor.

(5) Each Partnership will pay the General Partner an O & O Expense Allowance equal to $3.50 for each Units sold (3.5% of Gross Offering Proceeds) if the Offering results in Gross Offering Proceeds of $25,000,000 or less. The General Partner will reduce the percentage of O & O Expense Allowance payable to it by the Partnership from 3.5% to 2.5% for Gross Offering Proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for Gross Offering Proceeds exceeding $50,000,000. The O & O Expense Allowance will be paid on a non-accountable basis, which means that such compensation may be less than, or greater than, the actual costs and expenses paid by the General Partner and the Dealer-Manager in (a) organizing the Partnerships and offering Units for sale (which may include advertising and promotional expenses incurred in preparing the Partnerships for registration and subsequently offering and distributing the Units to the public--the "Organizational and Offering Expenses") and (b) fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers. Such due diligence fees and expenses are limited to an aggregate amount not to exceed the lesser of (a) one-half of 1% of Gross Offering Proceeds or (b) the amount permitted to be paid pursuant to Appendix F to
    Article III of the NASD Rules of Fair Practice. The General Partner has agreed in the Partnership Agreement to pay all Organizational and Offering Expenses in excess of those previously noted, in the aggregate, without recourse to, or reimbursement from, the Partnerships. See "PLAN OF DISTRIBUTION" and "SUMMARY OF THE PARTNERSHIP AGREEMENT."

(6) The Partnerships intend to establish an initial Reserve equal to 1.0% of Gross Offering Proceeds, which will be maintained and used for insurance, certain repairs, replacements and miscellaneous contingencies.

(7) The amounts and percentages shown in the column entitled Minimum Offering represent for the Minimum Offering the maximum Acquisition Fees which are payable from Gross Offering Proceeds. The amounts and percentages shown in the column entitled Maximum Offering represent for the Maximum Offering the minimum Acquisition Fees which are payable from Gross Offering Proceeds The amounts and percentage shown are computed by multiplying 3% by the total purchase price of Investments purchased with both Capital Contributions and with borrowings and the result is then reduced to the amounts and percentages shown on the foregoing chart.


--------------------------------------------------------------------------------

              COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES

--------------------------------------------------------------------------------

    The following table discloses in summary fashion the forms and estimated amounts of all compensation or distributions which may be paid, directly or indirectly, by the Partnerships to the General Partner and its Affiliates. Some of such compensation will be paid regardless of the success or profitability of the Partnerships' operations. The following compensation was not determined by arm's-length negotiations.

    Notwithstanding the fact that some of the compensation disclosed below may vary in amount from the amounts projected, the total amounts of compensation payable to all Persons, including the General Partner, is limited by provisions of the Partnership Agreement and the requirements of (a) the NASAA Guidelines, which include specific maximum sponsor compensation and minimum use of proceeds requirements and (b) the NASD's Rules of Fair Practice (which limit selling compensation).

                         Organization and Offering Stage
                         -------------------------------


Form of (and Entity Receiving)
Compensation                         Method of Compensation                Estimated Dollar Amount
----------------------------------   -----------------------------------   -------------------------------------
Underwriting Fees (payable to        2.0% ($2.00 per Unit) of the          A minimum of $24,000 if the
ICON Securities Corp., the           Gross Offering Proceeds on all        Minimum Offering of 12,000
"Dealer-Manager")                    Units sold.                           Units is sold per Partnership and a
                                                                           maximum of $1,500,000 if the
                                                                           Maximum Offering of 750,000
                                                                           Units is sold per Partnership.

Sales Commissions (expected to       8.0% ($8.00 per Unit) of the          Not determinable at this time.
be paid primarily to Selling         Gross Offering Proceeds of all        If all Units sold were sold by the
Dealers with a de minimis amount     Units sold, except for Units sold     Dealer-Manager (which is actually
expected to be paid to ICON          to Affiliated Limited Partners,       expected to sell only a de minimis
Securities Corp.)                    which shall be sold on a net of       number of Units), the maximum
                                     Sales Commission basis.               amount of Sales Commissions that
                                                                           the Dealer-Manager could receive
                                                                           would be $96,000 if the Minimum
                                                                           Offering of 12,000 Units is sold
                                                                           per Partnership and $6,000,000 if
                                                                           the Maximum Offering of 750,000
                                                                           Units is sold per Partnership, in
                                                                           each case calculated without
                                                                           giving effect to possible reduction
                                                                           of such Sales Commissions not
                                                                           payable for Units purchased by
                                                                           Affiliated Limited Partners, if any.

O & O Expense Allowance              3.5% ($3.50 per Unit) of the first    Not determinable at this time.
(payable to ICON Capital Corp.,      $25,000,000 of each Unit sold for     A minimum of $42,000 if the
the "General Partner", or the        Gross Offering Proceeds; 2.5%         Minimum Offering of 12,000
Dealer-Manager, or both, for         ($2.50 per Unit) of each Unit sold    Units is sold per Partnership and a
Organizational and Offering          for Gross Offering Proceeds in        maximum of $1,875,000 if the
Expenses)                            excess of $25,000,000 but less        Maximum Offering of 750,000
                                     than $50,000,000; and 1.5%            Units is sold per Partnership.
                                     ($1.50 per Unit) for Gross
                                     Offering Proceeds exceeding
                                     $50,000,000.  The General
                                     Partner has agreed in the
                                     Partnership Agreement to pay
                                     actual Organizational and
                                     Offering Expenses for this
                                     Offering to the extent such
                                     expenses exceed the O & O
                                     Expense Allowance.

                                     The General Partner will pay or
                                     advance the bona fide due
                                     diligence fees and expenses of
                                     the Dealer-Manager and actual
                                     and prospective Selling Dealers
                                     on a fully accountable basis from
                                     such Allowance up to, but not in
                                     excess, of the lesser of the
                                     maximum amount payable under
                                     the NASD Rules of Fair Practice,
                                     or 1/2 of 1% of Gross Offering
                                     Proceeds per Unit with respect
                                     to each Partnership payable to
                                     the Dealer-Manager.



                               Operational Stage
                               -----------------

Form of (and Entity Receiving)
Compensation                         Method of Compensation                Estimated Dollar Amount
----------------------------------   -----------------------------------   -------------------------------------
Acquisition Fee (payable to ICON     3.0% of (a) the purchase price          The total of all Acquisition Fees
Capital Corp.)                       paid by the Partnership to the          paid to the General Partner and to
                                     seller of each item of Equipment        any other Persons over the life of
                                     acquired or residual value interest     each Partnership will not exceed
                                     acquired, in each case inclusive of     the lesser of (a) 15% of Gross
                                     debt incurred or assumed or debt        Offering Proceeds or (b) an
                                     which would be assumed if the           aggregate amount which, together
                                     option to acquire a residual value      with other Front-End Fees, does
                                     interest were immediately               not exceed the maximum amount
                                     exercised and (b) the principal         of Front-End Fees allowable under
                                     amount of each Financing                Section IV.C.2. of the NASAA
                                     Transaction entered into or             Guidelines.
                                     acquired by the Partnership.
                                                                             Total Acquisition Fees would
                                                                             equal 11.5% of Gross Offering
                                                                             Proceeds per Partnership (or
                                                                             $138,000 if the Minimum Offering
                                                                             of 12,000 Units is sold per
                                                                             Partnership) and 7.10% of Gross
                                                                             Offering Proceeds per Partnership
                                                                             (or $5,328,102 if the Maximum
                                                                             Offering of 750,000 Units is sold
                                                                             per Partnership.)

                                                                             In calculating Acquisition Fees,
                                                                             fees payable by or on behalf of
                                                                             each Partnership to unaffiliated
                                                                             finders and brokers will be
                                                                             deducted from Acquisition Fees
                                                                             otherwise payable to the General
                                                                             Partner. No finder's or broker's
                                                                             fees may be paid to any Affiliate
                                                                             of the General Partner.


Form of (and Entity Receiving)
Compensation                         Method of Compensation                Estimated Dollar Amount
----------------------------------   -----------------------------------   -------------------------------------
                                                                            Acquisition Fees are required to
                                                                            be reduced or refunded if the
                                                                            Partnerships' Investment in
                                                                            Equipment is less than the greater
                                                                            of (i) 80% of the Gross Offering
                                                                            Proceeds reduced by .0625% for
                                                                            each 1% of borrowings
                                                                            encumbering the Partnerships'
                                                                            Equipment, or (ii) 75% of the
                                                                            Gross Offering Proceeds. See
                                                                            "SOURCES AND USES OF OFFERING
                                                                            PROCEEDS AND RELATED INDEBTEDNESS."

Management Fee for actively          The lesser of:                         Not determinable at this time.
managing the leasing, re-leasing,    (i)(a) 5% of gross rental payments
financing and refinancing of         from Operating Leases (except          The General Partner has agreed to
Partnership Leases and Financing     Operating Leases (if any) for          subordinate (without interest) its
Transactions (payable to the         which management services are          receipt of monthly payments of
General Partner)                     performed by non Affiliates under      the Management Fees to the
                                     the supervision of the General         Limited Partners' receipt of the
                                     Partner for which 1% of annual         First Cash Distributions until the
                                     gross rental payments shall be         earlier of (1) receipt by the
                                     payable),                              Limited Partners, of all accrued
                                     (b) 2% of gross rental payments        but previously unpaid, and current,
                                     and debt service payments from         installments of First Cash
                                     Full-Payout Leases with net lease      Distributions (as so limited) or (2)
                                     provisions, 2% of annual gross         expiration of the Reinvestment
                                     principal and interest payments        Period. Any Management Fees so
                                     from Financing Transactions (see       deferred will be deferred without
                                     "INVESTMENT OBJECTIVES                 interest during the Reinvestment
                                     AND POLICIES--Financing                Period until the Limited Partners
                                     Transactions"),                        have received the previously
                                     (c) and 7% of gross rental             unpaid portion of First Cash
                                     payments from Equipment                Distributions described in the
                                     operated by the Partnership as         preceding sentence.
                                     provided in NASAA Guidelines
                                     Section IV.E.4(2), or                    Management Fees payable with
                                                                            respect to Investments acquired by
                                                                            the Partnership prior to the
                                                                            effective date of the withdrawal of
                                                                            the General Partner shall remain
                                                                            payable to the General Partner
                                                                            notwithstanding any such
                                                                            withdrawal as and when the
                                                                            Partnership receives the rental
                                                                            proceeds from such Investments
                                                                            creating the obligation to pay such
                                                                            Management Fees.


(2) If the General Partner provides both equipment management and additional services, relating to the continued and active operation of program Equipment, such as on-going marketing and re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for the Partnerships' Equipment and similar services, it may charge the Partnerships a management fee not to exceed 7.0% of the gross rental payments from Equipment operated by the Partnerships.


Form of (and Entity Receiving)
Compensation                            Method of Compensation                  Estimated Dollar Amount
-------------------------------------   -------------------------------------   -------------------------------
                                        (ii) management fees which are
                                        competitive and/or customarily
                                        charged by others rendering
                                        similar services as an ongoing
                                        public activity in the same
                                        geographic location for similar
                                        equipment and Financing
                                        Transactions.

Distributable Cash From                 Prior to Payout (i.e. the time when     Not determinable at this time.
Operations (share distributable to      cash distributions in an amount
the General Partner)                    equal to the sum of the Limited
                                        Partners' (i) capital contributions
                                        and (ii) an 8.0% cumulative
                                        annual return thereon, have been
                                        made), distributions of
                                        Distributable Cash From
                                        Operations shall be made 99% to
                                        the Limited Partners and 1% to
                                        the General Partner. After Payout,
                                        distributions of Distributable Cash
                                        From Operations shall be
                                        tentatively attributed 90% to the
                                        Limited Partners and 10% to the
                                        General Partner.

Distributable Cash From Sales           Prior to Payout (i.e. the time when     Not determinable at this time.
(share distributable to the General     cash distributions in an amount
Partner)                                equal to the sum of the Limited
                                        Partners' (i) capital contributions
                                        and (ii) an 8.0% cumulative
                                        annual return thereon,
                                        compounded daily, have been
                                        made), distributions of
                                        Distributable Cash From Sales
                                        shall be made 99% to the Limited
                                        Partners and 1% to the General
                                        Partner. After Payout, distributions
                                        of Distributable Cash From
                                        Operations shall be tentatively
                                        attributed 90% to the Limited
                                        Partners and 10% to the General
                                        Partner.


Form of (and Entity Receiving)
Compensation                            Method of Compensation                  Estimated Dollar Amount
-------------------------------------   -------------------------------------   -------------------------------
Subordinated Remarketing Fee for       With respect to sales of the             Not determinable at this time.
arranging the sale of the              Equipment and of the Financing
Partnerships' Equipment and of         Transactions, a Subordinated
the Partnerships' Financing            Remarketing Fee payable to the
Transactions (payable to the           General Partner in an amount
General Partner).                      equal to the lesser of (i) 3% of the
                                       contract sales price for the
                                       Partnerships' Investments (as
                                       defined in the Glossary), or (ii)
                                       one-half the normal competitive
                                       commission charged by
                                       unaffiliated parties for such
                                       services in light of the size, type
                                       and location of the Leases and
                                       Financing Transactions. No
                                       Subordinated Remarketing Fee
                                       will accrue or be payable with
                                       respect to any portion of Cash
                                       From Sales which is reinvested in
                                       additional Partnership Investments.
                                       Payment of such Subordinated
                                       Remarketing Fee will be deferred
                                       until after Payout and will be
                                       made without interest.

Reimbursement for out-of-pocket        Subject to the limitations               Not determinable at this time.
Acquisition Expenses incurred by       contained in Section 6.4 of the
the General Partner and Affiliates     Partnership Agreement, the
directly attributable to the           Partnership will reimburse the
acquisition of Equipment (payable      General Partner and its Affiliates
to the General Partner and             for certain expenses incurred by
Affiliates) (3)                        them in connection with the
                                       Partnership's operations.


                                     Interest in Partnership Profits or Losses
                                     -----------------------------------------

Partnerships' Profits and Losses       The General Partner will be              Not determinable at this time.
for Tax Purposes (share                allocated shares of the
allocable to the General Partner)      Partnerships' Profits and Losses
                                       for Tax Purposes that generally
                                       approximate its share of
                                       Distributable Cash From
                                       Operations and of Distributable
                                       Cash From Sales. See "FEDERAL
                                       INCOME TAX CONSEQUENCES- Allocations
                                       of Profits and Losses."

(3) In the event the General Partner or an Affiliate temporarily purchases Equipment with its own funds in order to facilitate the later purchase by the Partnerships, the General Partner or such Affiliate, as the case may be, will retain any rent or other payments received for the Equipment, and bear all expenses and liabilities with respect to such Equipment, for all periods during which the invested capital of the General Partner or an Affiliate is at risk and prior to the acquisition of the Equipment by the Partnerships.

    As described in the above table, the General Partner will reduce the percent of O & O Expense Allowance payable to it by the Partnership from the 3.5% of Gross Offering Proceeds of $25,000,000 or less to 2.5% for Gross Offering Proceeds exceeding $25,000,000 but less than $50,000,000; and from 2.5% to 1.5% for Gross Offering Proceeds exceeding $50,000,000. on a non-accountable basis, (exclusive of Sales Commissions), whether or not incurred. Such Organizational and Offering Expenses include, but are not limited to, legal, accounting and printing costs, and filing and qualification fees and disbursements, bona fide due diligence fees and expenses actually incurred by the Dealer-Manager and prospective Selling Dealers up to an aggregate amount equal to the lesser of one-half of 1% of Gross Offering Proceeds or the amount permitted to be paid pursuant to Appendix F to Article III of the NASD Rules of Fair Practice and expenses for salaries and direct expenses of officers and directors of the General Partner while directly engaged in organizing the Partnerships and registering the Units. The General Partner has agreed to pay any amount by which such O & O Expense Allowance exceeds the foregoing.

    As described in the above table, the General Partner will be entitled to receive Acquisition Fees from the Partnerships for evaluating, selecting, negotiating and closing the acquisition of the Partnerships' Equipment and entering into Financing Transactions. In addition, sellers of Equipment to the Partnerships may pay fees to brokers or finders representing such sellers, but in no event may such brokers or finders include the General Partner or any of its Affiliates.

    Acquisition Fees payable by the Partnerships to the General Partner will equal the sum of 3.0% of (a) the aggregate purchase price paid for all items of Equipment acquired by the Partnerships and (b) the aggregate principal amount of Financing Transactions entered into by the Partnerships with unaffiliated Users, subject to certain conditions and limitations specified in the Partnership Agreement. The Acquisition Fees presented under the caption "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS" are calculated assuming that, on average, total indebtedness will equal 67% of the Purchase Price of all of the Partnership's Investments.

    The General Partner has agreed to limit maximum permitted Partnership borrowings during the Offering Period in the event Gross Offering Proceeds exceed $25,000,000; the reduction will be pro rata from the 80% permitted borrowings if Gross Offering Proceeds do not exceed $25,000,000 to an aggregate of 67% if a Maximum Offering involving Gross Offering Proceeds of $75,000,000 are realized by the Partnership. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership. To the extent that such limitation is not otherwise satisfied, the Acquisition Fees payable or paid to the General Partner by the Partnerships will be reduced or refunded by the General Partner to the Partnerships to the extent necessary to comply with such limitation. Any such refund shall bear interest calculated at a rate of 1% per month if such refund is not made within 30 days after the end of any calendar quarter in which the Partnerships' Investment in Equipment fails to satisfy such minimum investment.

    In addition to the O & O Expense Allowance, the Partnerships will reimburse the General Partner and its Affiliates for (1) the actual costs to them of goods and materials used for or by the Partnerships and obtained from unaffiliated parties; (2) expenses related to the purchase, operation, financing and disposition of the Partnerships' Leases and Financing Transactions incurred prior to the time that each Partnership has funds available to pay such expenses directly; and (3) administrative services necessary to the prudent operation of a Partnership, not in excess of the lesser of the General Partner's (or Affiliate's) costs or 90% of the costs which a Partnership would be required to pay to independent parties for comparable services. Each Partnerships' Annual Reports to its Limited Partners will provide a breakdown of services performed by, and amounts reimbursed to, the General Partner and its Affiliates.

    Assuming the sale of 750,000 Units in a twelve (12) month period, the General Partner estimates that it would incur the following expenses which would be potentially eligible to be reimbursed by the Partnerships at the end of such period pursuant to the NASAA Guidelines and section 6.4(i) of the Partnership Agreement (subject to the limitations on such reimbursements described below):

     Salaries and benefits:
     Accounting staff             $150,000
     Professional staff            270,000
     Secretarial staff              90,000
     Investor relations staff      150,000
     Computer and equipment         90,000
     Maintenance                    30,000
                                  --------
     Total                        $780,000
                                  ========

    Section 6.4(i) of the Partnership Agreement provides limitations on types and annual amounts of eligible expenses of the Partnerships which may actually be paid by the Partnerships. In general, neither the Sponsor nor any Affiliated Entity may be reimbursed by the Partnerships for amounts expended with respect to the following for purposes other than specific to the business of the
Partnerships:

    (1) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the Sponsor or any such Affiliated Entity; and

    (2) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified provided in such Section 6.4(i)).

    In addition to the foregoing limitations, the reimbursement for administrative expenses authorized by such Section 6.4(i) which is made in any year during the Reinvestment Period may not exceed the sum of (a) 2% of the Partnerships' Gross Revenues (excluding any Cash From Sales) for such year plus
(b) the excess (if any) of such expense reimbursement limitation for all prior years over the amounts of such expenses actually reimbursed by the Partnerships for such prior years. To the extent that the total of such expenses which are actually incurred in any year exceed the amount which is actually reimbursed for such year, the unreimbursed expenses will be accrued and may be paid to the General Partner, without interest thereon, in any succeeding year for which the administrative expenses are less than such year's expense reimbursement limitation.

    While a Partnership is not permitted to pay any remuneration to any officer or director of the General Partner or any Affiliated Entity for services on a Partnership's behalf, the Sponsor or the Dealer-Manager may apply any portion or none of the O & O Expense Allowance paid to it to defray such costs.

    No specific arrangements have been made for the General Partner or any of its Affiliates of the General Partner to provide financing for a Partnership's Leases and Financing Transactions. All such financing is subject to certain restrictions set forth in Section 6.4 of the Partnership Agreement.


--------------------------------------------------------------------------------

                             CONFLICTS OF INTEREST

--------------------------------------------------------------------------------

    The Partnerships will be subject to various conflicts of interest with the General Partner, its Affiliates and investment entities advised, managed or controlled by them. Certain provisions of the Partnership Agreement are intended to protect the Limited Partners' interests (specifically Sections 6.2 and 6.4, which limit the General Partner's exercise of powers and its and its Affiliates' compensation therefor). In addition, see "FIDUCIARY RESPONSIBILITY" for a discussion of the General Partner's fiduciary obligations to the Limited Partners, which, in general, require the General Partner to consider the best interests of the Limited Partners in managing the Partnerships' assets and affairs.

    The General Partner intends to use its best business judgment and discretion in resolving any conflicts which arise. These conflicts include, but are not limited to, the following:

Lack of Separate Legal Representation and Lack of Arm's Length Negotiation of the Program Agreements

    The Partnerships, the Dealer-Manager and the General Partner are represented by the same Counsel. The Limited Partners, as a group, have not been represented by legal counsel and the Partnerships' Counsel has not acted on behalf of prospective investors nor conducted a review or investigation on their behalf. None of the agreements and arrangements between the Partnerships on the one hand and the General Partner or Dealer-Manager on the other hand have been negotiated on an arm's length basis. The attorneys, accountants and other experts who perform services for the Partnerships will also perform services for the General Partner, the Dealer-Manager, certain of its Affiliates and for other partnerships or ventures which the General Partner or its Affiliates may sponsor. However, should a dispute arise between a Partnership, on the one hand, and the General Partner or Dealer-Manager, on the other hand, the General Partner will cause such Partnership to retain separate legal counsel to represent such Partnership in connection with such dispute.

Compensation of the General Partner and Affiliates

    The compensation payable by the Partnerships to the General Partner and Dealer-Manager have been determined unilaterally by the General Partner and, therefore, are not the result of arm's-length negotiations. However, the amount of such compensation is believed to be representative of practices in the industry and complies with the NASAA Guidelines as in effect on the date of this Prospectus. The General Partner and Dealer-Manager will receive substantial compensation upon each Closing and upon, or from, the Partnerships' acquisition, use and sale of its Leases and Financing Transactions. Decisions involving these transactions will be made by the General Partner in its discretion. See "SUMMARY OF COMPENSATION."

    A conflict of interest may also arise from decisions by the General Partners concerning the timing of the Partnerships' purchases and sales of Equipment or the termination of the Partnership, each of which events will have an effect on the timing and amounts of its compensation. In such circumstances, the interest of the General Partner in continuing the Partnerships and receiving Management Fees, for example, may conflict with the interests of the Limited Partners in realizing an earlier return of their capital and any investment return thereon.

Effect of Leverage on Compensation Arrangements

    The General Partner intends to acquire the Partnerships' Investments with borrowings approximating 67% of the aggregate purchase price of the Partnerships' total Investments, but is permitted to finance up to 80% of the aggregate purchase price of all the Partnership Investments in the event Gross Offering Proceeds are $25,000,000 or less. If Gross Offering Proceeds are $25,000,000 or less for each Partnership the General Partner believes that higher leverage will best serve the Partnership in question by allowing for greater diversification of Equipment and lower concentrations from a Lessee credit standpoint than could be the case if lower leverage standards existed. Since Acquisition Fees are based upon the purchase price of all Equipment acquired by the Partnerships, including related borrowings, the General Partner would realize a greater amount of Acquisition Fees (subject to a ceiling on such fees) if a greater percent of debt were employed. If Gross Offering Proceeds exceed $25,000,000, however, the General Partners has agreed to a pro rata limitation on the aggregate permitted borrowings by the Partnerships. If Gross Offering Proceeds were $50,000,000, their permitted borrowing limitation would be reduced from 80% of the aggregate purchase price of the Partnerships' Total Investment to 75%. In the event of a Maximum Offering of $75,000,000, the limitation would be reduced further to 67% of the aggregate purchase price of the Partnerships' Total Investments. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership. (See "SUMMARY OF COMPENSATION").

Competition With the General Partner and its Affiliates

    The General Partner and its Affiliates are engaged directly and indirectly in the business of acquiring and leasing equipment for their own respective accounts as well as for other Programs. The General Partner or any of its Affiliates may in the future form or sponsor, or act as a general partner of, or as an advisor to, other investment entities (including other public equipment ownership and leasing partnerships) which have investment objectives similar to the Partnerships' and which may be in a position to acquire the same Investments at the same time as the Partnerships. See "CERTAIN RELATIONSHIPS WITH THE PARTNERSHIP" and "MANAGEMENT" for a chart of and a description of the relationships of the Partnerships to the General Partner and relevant Affiliates.

    The Partnership Agreement does not prohibit the General Partner or its Affiliates from competing with a Partnership for Equipment acquisitions, financing, refinancing, leasing and re-leasing opportunities on its or their own behalf or on behalf of the prior Programs. Neither the General Partner nor any of its Affiliates will be obligated by the Partnership Agreement to present particular Investments opportunities that come to its attention to a Partnership even if such opportunities are of a character which might be suitable for such Partnership except as noted below.

   Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular investment opportunity to a Partnership, and the General Partner and each such Affiliate shall have the right, subject only to the provisions of the next following paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Entity (including the Partnerships), any particular investment opportunity, considering, among other things, the following factors with respect to itself and each Affiliated
Entity:

      (a) its own and each Affiliated Entity's general investment objectives and policies, including, without limitation, cash distribution objectives and leverage policies;

      (b) its own and each Affiliated Entity's existing portfolio, including the diversification thereof (by type of equipment, by Lessee or borrower, by length of lease term, by industry and by geographic area) and the effect the making of such investment would have thereon;

      (c) the cash available to it and to each Affiliated Entity for the purpose of making such investment and the length of time such funds have been available;

      (d) its own and each Affiliated Entity's current and long-term liabilities; and

      (e) the estimated income tax consequences of such investment to it and each Affiliated Entity and to the individual investors participating therein.

    Any conflicts in determining and allocating Investments between the General Partner and its Affiliated Entities on the one hand and a Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and Financing Transactions for investment by a Partnership before it makes a decision about the suitability of the opportunity for the it's own portfolio. In general, the General Partner intends to apply the following criteria and the prospective transaction is expected to be considered for the General Partner's own portfolio only if:

    o The required cash investment is greater than the cash available for investment by a Partnership;

    o   The amount of debt is above levels deemed acceptable for a Partnership;

    o The equipment type is not appropriate to a Partnership's objectives, which include, among others, the avoidance of concentration of exposure to any one class of equipment;

    o The lessee credit quality does not satisfy a Partnership's objective of maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual lessee or borrower;

    o The term remaining exceeds the Liquidation Period guidelines established in the Partnership Agreement;

    o The available cash flow (or lack thereof) is not commensurate with a Partnership's need to make certain distributions during the Reinvestment Period (as defined);

    o The transaction structure, particularly with respect to the end-of-lease options governing the equipment, does not provide a Partnership with the residual value opportunity commensurate with the total return requirements of the Partnership; and

    o The transaction does not comply with the terms and conditions of the Partnership Agreement.

    If the Investments available from time to time to a Partnership and to other Affiliated Entities is less than the aggregate amount of Investment then sought by them, the available Investment shall generally be allocated to the investment entity which has been seeking Investments for the longest period of time.

    The General Partner shall make investment opportunities available as set forth above on a rotation basis; provided that until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such investment opportunities (other than certain Leases) shall be presented to the Partnerships first.

    Conflicts may also arise between two or more Affiliated Entities (including the Partnerships) advised or managed by the General Partner or any of its Affiliates, or between one or more of such Affiliated Entities and any Affiliate of the General Partner acting for its own account, which may be seeking to re-lease or sell similar equipment at the same time. In any such case involving Affiliated Entities, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Entity attempting to re-lease or sell equipment which has been subject to the lease which expired first, or, if the leases expire simultaneously, the lease which was first to take effect. However, the General Partner in its discretion may make exceptions to this general policy where equipment is subject to remarketing commitments which provide otherwise or in cases in which, in the General Partner's judgment, other circumstances make the application of such policy inequitable or not economically feasible for a particular Investment Entity.

Determination of Reserves and Liability of the General Partner for Partnership Obligations

    As a general rule, the General Partner is liable for the Partnerships' liabilities which exceed its assets (including Reserves for working capital and contingent liabilities). The General Partner has sole discretion to determine the amount of Reserves and the allocation of the Partnerships' cash flow to maintain or increase the amount the Reserve account. Because a deficiency in the amount of reserves relative to the Partnerships' contingent liabilities may expose the General Partner to potential liability to creditors of the Partnerships, the General Partner may have a conflict of interest in determining when to allocate cash flow for distribution to the Limited Partners or to the Partnerships' Reserve Account.

Joint Ventures

    To permit added diversification, the Partnerships may invest in joint ventures with other limited partnerships or other investment entities sponsored by the General Partner, any Affiliate or any non Affiliate. If the Partnership enters into a joint venture, the General Partner would have a fiduciary duty to the Partnerships and to any other partnerships sponsored by it which participate in the joint venture which may result in conflicts arising in determining when and whether to dispose of any jointly owned investment. In order to minimize the likelihood of a conflict between these fiduciary duties, the Partnership Agreement restricts investments in such joint ventures by requiring that such joint investment must comply with the investment criteria and investment objectives of the Partnerships. See "RISK FACTORS--Partnership and Investment Risks--Risks of Joint Ventures."

Lease Referrals

    From time to time, the General Partner may be presented with the opportunity to earn fees or other compensation for referring a prospective lessee to a lessor other than the Partnerships or other programs sponsored by the General Partner or to its Affiliates. Such activities could involve conflicts of interest in that the General Partner would receive compensation as a result of such referral even though the Partnerships would not receive any benefits.
Section 6.5 of the Partnership Agreement provides that, if the Partnerships have funds available for investment, the General Partner will not refer prospective lessees to third parties for compensation unless using the criteria listed above under "Competition with the General Partner and its Affiliates" the investment in question is deemed by the General Partner to be inconsistent with the investment objectives and diversification of the Partnerships.

Participation of a Securities Sales Affiliate in this Offering

    Units will be sold on a best-efforts basis through ICON Securities Corp. which will act as Dealer-Manager and will receive Underwriting Fees, with respect to sales of all Units and will receive Sales Commissions for Units (if any) sold by its securities representatives (except for sales of Units to Affiliated Limited Partners). Because of affiliation with the General Partner, its review and investigation of the Partnerships and of the information provided in this Prospectus will not have the benefit of a review and investigation by an independent securities firm in the capacity of a dealer-manager.


General Partner to Act as Tax Matters Partner

    The General Partner has been designated as the Tax Matters Partner under the Partnership Agreement for purposes of dealing with the Internal Revenue Service ("Service") on any audit or other administrative proceeding before the Service and/or any legal proceeding. As Tax Matters Partner, the General Partner is empowered, among other acts, to enter into negotiations with the Service, to settle tax disputes and to thereby bind the Partnerships and the Limited Partners by such settlement. While the General Partner will seek to take into consideration the interest of the Limited Partners generally in agreeing to any settlement of any disputed items of Partnerships' income and expense, there is no assurance that such settlement will be in the best interest of any specific Limited Partner given his or her specific tax situation.


--------------------------------------------------------------------------------

                           FIDUCIARY RESPONSIBILITY

--------------------------------------------------------------------------------

General

    The General Partner is accountable to the Partnerships as a fiduciary pursuant to the terms of the Partnership Agreement. In accordance therewith, the General Partner must at all times act with integrity and good faith and exercise due diligence in the conduct of the business of the Partnerships and in resolving conflicts of interest, subject to certain limitations set forth in the Partnership Agreement.

Conflicts

    General. Under Delaware law, general partners are held to a duty of the highest good faith in conducting partnership affairs. This has been interpreted to mean that a general partner cannot engage in a business which would create an interest for the general partner that is adverse to that of the Partnerships. Because the General Partner and certain partnerships and other investment entities which it has sponsored, or in the future may sponsor, will acquire and lease equipment and enter into financing arrangements, the General Partner may be deemed to have a position adverse to the Partnerships.

    Modification. The Partnership Agreement includes certain provisions which are intended to facilitate resolution of conflicts of interest which may arise between the Partnerships and other Programs sponsored by the General Partner or any Affiliates of the General Partner with respect to particular investment opportunities that become available. The General Partner shall make investment opportunities available as described in that section; provided that until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners as provided in the Partnership Agreement, all such investment opportunities shall be presented to the Partnerships first. Furthermore, if two or more entities sponsored by the General Partner or any of its Affiliates are in a position to lease the same equipment or provide the same financing, the General Partner will generally afford priority to the entity that has equipment which has been available for lease or sale or that has had funds available to invest for the longest period of time. It is not clear under Delaware law whether such provisions would be enforceable.

    Detriment and Benefit. Without modifying the general common law fiduciary duties, the General Partner could not serve as the general partner for the Partnerships and any other investor program which might acquire, finance and lease equipment at the same time. The modification made by the Partnership Agreement may operate as a detriment to the Limited Partners because there may be business opportunities that will not be made available to the Partnerships.

    The foregoing modifications permit the General Partner to act as the General Partner of more than one similar investment program and for the Partnerships to benefit from its experience resulting therefrom, but relieves the General Partner and/or its Affiliates of the strict fiduciary duty of a general partner acting as such for only one investment program at a time, and permits the Partnerships to use joint ventures to acquire larger and more diverse assets. The Partnership Agreement provisions are intended to reconcile the applicable requirements of the Delaware Act with the fact that the General Partner is currently managing, and will continue to manage during the term of the Partnerships, a number of other equipment leasing programs with which possible conflicts of interest may arise and be resolved in a manner consistent with the expectation of the investors of all such programs, the General Partner's fiduciary duties and the Partnerships' and such other entities' investment objectives, including especially that of investment diversification.

Indemnification of the General Partner, Dealer-Manager and Selling Dealers

    The Partnership Agreement provides that the General Partner shall have limited liability to the Partnerships and the Limited Partners, and provides for the indemnification of the General Partner and its Affiliates by the Partnerships, from the assets of the Partnerships (and not by the Limited Partners), for any liability, loss, cost and expense of litigation that arises out of certain acts or omissions by the General Partner and its Affiliates, provided that the General Partner or the Affiliate determined in good faith that such action or inaction was in the best interests of the Partnerships and such course of conduct did not constitute negligence or misconduct by the General Partner or such Affiliate. Notwithstanding the foregoing, the General Partner and each Affiliate shall be liable, responsible and accountable, and the Partnerships shall not be liable to any such party, for any portion of any such liability, loss, cost or expense which resulted from such party's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnerships or any Partner, as determined by a court of competent jurisdiction. As a result, purchasers of Units may have a more limited right of action in certain circumstances than they would in the absence of such provisions in the Partnership Agreement which provisions could be asserted by the General Partner as a defense to suit by a Limited Partner for alleged breach by the General Partner of its fiduciary duty in conducting the affairs of the Partnerships.

    In addition, the General Partner has agreed to indemnify the Dealer-Manager and the Selling Dealers against all losses, claims, damages, liabilities and expenses incurred by any of them (except those arising as a result of their own fraud, negligence or misconduct) in connection with the offer or sale of Units. A successful claim for any indemnification would deplete the Partnerships' assets by the amount paid and could reduce the amount of distributions subsequently made to the Limited Partners.

    The Partnerships are not permitted, however, to furnish indemnification to the General Partner, any Affiliate of the General Partner, any Affiliate or any Person acting as a Selling Dealer (as the case may be) for any losses, liabilities or litigation, settlement or any other costs or expenses arising from or out of an alleged violation of federal or state securities laws unless
(i)(A) there has been a successful adjudication on the merits in favor of such indemnitee or Selling Dealer on each count involving alleged securities laws violations by such indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or
(C) a court of competent jurisdiction shall have approved a settlement of the claims against the indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

Investor Remedies

    Under the Delaware Act, a Limited Partner may institute legal action (i) on behalf of himself and all other similarly situated Limited Partners (a class action) to recover damages for a breach by the General Partner of its fiduciary duty or (ii) on behalf of the Partnerships (a derivative action) to recover damages from the General Partner or from third parties where the General Partner has failed or refused to enforce an obligation. In addition, (i) investors may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under federal and state securities laws; and (ii) investors who have suffered losses in connection with the purchase or sale of their Units may be able to recover such losses from the entity (e.g., a Selling Dealer or the Dealer-Manager (including all Persons associated therewith)) which is determined to have violated the anti-fraud provisions of federal or state securities laws.

    In addition, where an employee benefit plan has acquired Units, case law applying the fiduciary duty concepts of ERISA to an insurance company in connection with an insurance contract could be viewed to apply with equal force to the General Partner. The General Partner will provide quarterly and annual reports of operations and must, on demand, give any Limited Partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the Partnerships' affairs. Further, the Partnerships' books and records may be inspected or copied by its Limited Partners or their legal representatives at any time during normal business hours. See "SUMMARY OF THE PARTNERSHIP AGREEMENT -- Access to Books and Records."

    This is a rapidly developing and changing area of the law and this summary, which describes in general terms the remedies available to Limited Partners for breaches of fiduciary duty by the General Partner, is based on statutes and judicial and administrative decisions as of the date of this Prospectus. Limited Partners who have questions concerning the duties of the General Partner or who believe that a breach of fiduciary duty by the General Partner has occurred should consult their own counsel.

    To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the Commission, such indemnification is contrary to public policy and therefore unenforceable. If a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against the Partnerships by the General Partner under the Partnership Agreement or otherwise, the Partnerships will submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------

           OTHER OFFERINGS BY THE GENERAL PARTNER AND ITS AFFILIATES

--------------------------------------------------------------------------------


    Prior Public Programs

    The General Partner was formed in 1985 to finance and lease equipment, and sponsor and act as the general partner for publicly offered, income-oriented equipment leasing limited partnerships. In addition to the Partnership, the General Partner is the general partner of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven"). Series A, Series B, Series C, Series D, Series E, L.P. Six and L.P. Seven are referred to collectively as the "Prior Public Programs". The Prior Public Programs were also publicly-offered and income-oriented equipment leasing limited partnerships with objectives similar to the Partnerships. The General Partner and its Affiliates have also engaged in the past and may in the future engage, to a limited extent, in the business of brokering equipment leasing or Financing Transactions which do not meet the investment criteria established by the General Partner and the Prior Public Programs (such as creditworthiness, equipment types, excess transaction size or concentration by lessee, location or industry).

    As of February 1, 1989 (the final date for admission of its limited partners), Series A had held twelve closings beginning May 6, 1988 and ending January 8, 1989, and had received a total of $2,504,500 in limited partner capital contributions from 222 investors. As of November 16, 1990 (the final date for admission of its limited partners), Series B had held twenty-seven closings beginning September 22, 1989 and ending on November 16, 1990 following which a total of 1,742 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series B partnership. As of June 20, 1991 (the final date for admission of its limited partners), Series C had held thirteen closings beginning January 3, 1991 and ending on June 20, 1991 following which a total of 1,732 investors, holding limited partnership interests equal to the entire $20,000,000 offering of such partnership, were admitted as limited partners in the Series C partnership. As of June 5, 1992 (the final date for admission of its limited partners), Series D had held nineteen closings beginning September 18, 1991 and ending on June 5, 1992, following which a total of 3,054 investors, holding limited partnership interests equal to the entire $40,000,000 offering of such partnership, were admitted as limited partners in the Series D partnership. As of August 6, 1993, Series E had held 27 closings beginning July 6, 1992 and including August 6, 1993, following which a total of 3,738 investors which had subscribed for units in such partnership through July 31, 1993 (the termination date of Series E's offering period) and which held limited partnership interests equal to $61,041,150 out of the original $80,000,000 offering which was registered had been admitted as Limited Partners to the Series E partnership. As of November 8, 1995, L.P. Six had held 41 closings beginning March 31, 1994 and including November 8, 1995, following which a total of 2,272 investors, which had subscribed for units in such partnership and held limited partnership interests equal to $38,385,712 out of the original $120,000,000 offering which was registered, had been admitted to the partnership. As of December 31, 1997, L.P. Seven had held 47 closings beginning January 19, 1996 and including December 31, 1997, following which a total of 2,777 investors, which had subscribed for units in such partnership and held limited partnership interests equal to $56,146,782 out of the original $100,000,000 offering which was registered, and had been admitted to the L.P. Seven partnership.

    The Prior Public Programs are all actively engaged in the purchase of Equipment and the entering into and the acquiring of Leases and Financing Transactions. As of December 31, 1997, the Prior Public Programs had originated or acquired investments (stated in terms of their respective original acquisition costs) as follows: Series A had acquired a total of $6,033,973 of leased equipment (by original cost), $1,542,785 of Financing Transactions (by original cost) and total investments of $7,576,758 (by original cost). Series B had acquired a total of $61,466,203 of leased equipment, $4,114,770 of Financing Transactions and total investments of $65,580,973; Series C had acquired a total of $66,504,867 of leased equipment, $3,752,413 of Financing Transactions and total investments of $70,257,280; Series D had acquired a total of $112,606,672 of leased equipment, $20,164,549 of Financing Transactions and total investments of $132,771,421; Series E had acquired a total of $200,888,966 of leased equipment, $22,998,729 of Financing Transactions and total investments of $223,887,695; and L.P. Six had acquired a total of $142,531,341 of leased equipment, $12,288,959 of Financing Transactions and total investments of

$154,820,300.; L.P. Seven acquired a total of $ of leased equipment, $5,688,014 of Financing Transactions and total investments of $210,568,213.

    As of December 31, 1997, Series A had equipment under management (by original cost of investment acquired less the total original cost of assets sold) consisting of $98,055 of leases and $578,240 of Financing Transactions which represents 2% and 37% of the original cost of investments acquired, respectively. Series B had equipment under management (determined as above) consisting of $2,183,286 of leases and $1,628,005 of Financing Transactions which represents 4% and 40% of the original cost of investments acquired, respectively. Series C had equipment under management (determined as above) consisting of $4,671,036 of leases and $1,594,206 of Financing Transactions which represents 7% and 42% of the original cost of investments acquired, respectively. Series D had equipment under management (determined as above) consisting of $34,654,837 of leases and $3,218,335 of Financing Transactions which represents 31% and 16% of the original cost of investments acquired, respectively. Series E had equipment under management (determined as above) consisting of $69,544,251 of leases and $11,528,199 of Financing Transactions which represents 35% and 50% of the original cost of investments acquired, respectively, L.P. Six had equipment under management (determined as above) consisting of $86,292,550 of leases and $4,449,100 of Financing Transactions which represents 61% and 36% of the original cost of investments acquired, respectively and L.P. Seven had equipment under management (determined as above) consisting of $201,525,974 of leases and $768,060 of Financing Transactions which represents 98% and 100% of the original cost of investments acquired, respectively.

   The percentages and amounts of cash distributions which represented investment income (after deductions for depreciation and amortization of initial direct costs of its investments) and a return of capital (corresponding to a portion of the depreciation deductions for the related equipment) for Series A through L.P. Seven for each year from their respective dates of formation through December 31, 1997 are included in TABLE III of Exhibit B to the Prospectus. Certain additional investment information concerning such Programs as of December 31, 1997 is also included in Tables I, II and V of Exhibit B to the Prospectus.

   Three of the Prior Public Programs, Series A, Series B and Series C experienced unexpected losses in 1992 as shown on TABLE III of Exhibit B to Cumulative Supplement No. 3. Series A experienced losses of $133,569 in 1992 primarily related to the bankruptcy of Richmond Gordman Stores, Inc. In 1992, Series B wrote down its residual positions by $506,690, $138,218 of which was related to the bankruptcy of Richmond Gordman Stores, Inc. and $368,472 of which was related to rapid obsolescence of equipment due to unexpected withdrawal of software support by the manufacturer. Series C wrote-down its residual position in 1992 by $1,412,365 relating to the bankruptcy of PharMor, Inc. which involved the reported misappropriation of funds by the management of such company and the overstatement of inventory on its audited financial statements. The Sponsor has taken certain steps which it believes will assist Series A, Series B and Series C in the partial recovery of losses, including the following: (1) foregone Administrative Expense reimbursements for the period July 1, 1991 through September 30, 1993, to which it was otherwise entitled in the amount of $34,961 (Series A), $697,463 (Series B) and $859,961 (Series C); (2) reduced the annual cash distribution rate to 9% effective September 1, 1993 for Series A, B and C to make available additional funds for supplemental reinvestments for each of such Programs; (3) effective September 30, 1993 the Sponsor deferred $38,081 in Series A management fees and effective November 15, 1995 and June 19, 1996, eliminated Series B and C's obligation to pay $220,000 and $529,125, respectively, in accrued and future management fees; (4) effective January 1, 1994 reduced the management fees which Series A, Series B and Series C would each pay to the Sponsor to a flat rate of 2% and effective January 1, 1995 further reduced the management fees which Series A pays to the Sponsor to a flat rate of 1%; (5) effective January 31, 1994, converted the variable rate borrowing facilities of Series A, B and C to fixed rate, term loan financings in the original principal amounts of $720,000, $1,600,000 and $1,500,000, respectively, to eliminate interest rate risk on the related portions of such Programs' portfolios; (6) effective January 31, 1995, amended the partnership agreement of Series A, by vote of a majority of its limited partners to (a) extend the reinvestment period of Series A by not less than 2 nor more than 4 years, (b) authorize loans by the Sponsor to Series A under certain conditions for a term in excess of twelve months and up to $250,000, and (c) (as noted in clause (4), above) decrease the rate of management fees payable by Series A to the Sponsor to a flat 1% of gross revenues from all of its Leases and Financing Transactions (pursuant to the amendments, the Sponsor, in February and March 1995, lent $75,000 and $100,000, respectively, to Series A), which was converted to a capital contribution in September, 1997; (7) effective November 15, 1995, amended the Partnership Agreement of Series B, by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series B for up to four additional years and thereby delay the start and end of the Liquidation Period, and (b) eliminate the obligation of Series B to pay the General Partner $220,000 of the $347,000 of accrued management fees and any future management fees, and (c) limit past management fees payable by Series B to $127,000 and require the General Partner to pay such amount to Series B as an additional capital contribution; and (8) effective June 19, 1996, amended the Partnership Agreement of Series C by vote of a majority of its Limited Partners to (a) extend the reinvestment period of Series C for up to four and one half additional years and thereby delay the start and the end of the Liquidation Period, and (b) eliminate the obligation of series B to pay the General Partner $529,125 of the $634,125 of management fees and (c) limit past management fees payable by Series C to $105,000 and require the General Partner to pay such amount to Series C as an additional capital contribution. There can be no assurance that the forgoing steps will be successful in recovering the full amount of the losses of Series A, Series B and Series C which are described in this paragraph. To the extent such efforts are not successful and, as a result Series B or Series C do not earn sufficient amounts through their respective remaining periods of operations to recoup such losses, any of such Programs so effected would not be able to return all of its respective investors' capital.

    The General Partner hereby agrees that it will provide the most recent Form 10-K, with exhibits, for the Partnerships, upon written request (with no fee but with reimbursement of its actual out of pocket costs and expenses of copying and mailing such Form 10-K.)

    The information presented in this Section concerning the Prior Public Programs and the information and data in the Tables included as Exhibit B for the Prior Public Programs are unaudited and represent the experience of the General Partner and its Affiliates in the Prior Programs. Persons who invest in Units in a Partnership will not have any ownership interest in any other program as a result of such investment and should not assume that they will experience returns, if any, comparable to those experienced by the investors in the Prior Public Programs.


--------------------------------------------------------------------------------

                            STATUS OF THE OFFERING

--------------------------------------------------------------------------------

    As of the date of this Prospectus, a Partnership has not had an Initial Closing.

--------------------------------------------------------------------------------

                  CERTAIN RELATIONSHIPS WITH THE PARTNERSHIPS

--------------------------------------------------------------------------------

    The following diagram shows the relationship of the Partnerships and the General Partner with certain Affiliates of the General Partner. The solid lines indicate ownership and the broken lines certain contractual relationships. All of the entities shown below are corporations except as otherwise indicated.

                             ICON Holdings Corp.
                                      |
                                      |
                                      |
      |----------------------------------------------------------|
ICON Securities Corp.                                     ICON Capital Corp.
(the "Dealer-Manager")                                   ("General Partner")
(100% of the outstanding                                     (100% of the
securities of the Dealer-                               outstanding securities
Manager is owned by ICON                                of the General Partner
Holdings Corp.)                                              is owned by
     |                                                 ICON Holdings Corp.)
     |                                                           |
     |                                                           |
     ------------------ICON Income Fund Eight(1) L.P.-------------

--------
(1) A or B


--------------------------------------------------------------------------------

                                   MANAGEMENT

--------------------------------------------------------------------------------

The General Partner

    The General Partner, ICON Capital Corp., is a Connecticut corporation which was formed in 1985 under the name ICON Properties, Inc. The name of the General Partner was changed on July 19, 1990 to more accurately reflect the scope and focus of its business activities. The General Partner's principal offices are located at 600 Mamaroneck Avenue, Harrison, New York 10528 ((914) 698-0600), with additional offices located at 31 Milk Street, Suite 1111, Boston, Massachusetts 02109 ((617) 338-4292) and Four Embarcadero Center, Suite 1810, San Francisco, California 94111 ((415) 981-4266). The officers of the General Partner, listed below, have extensive experience in selecting, acquiring, leasing, financing, managing and remarketing (re-leasing and selling) equipment.

    The General Partner will perform, or cause to be performed, all services relating to the day-to-day management of the Equipment purchased and Leases and Financing Transactions acquired or entered into by the Partnerships. Such services include the collection of payments due from the Lessees and Users, re-leasing services in connection with Equipment which is off-lease, inspections of the Equipment, liaison with Lessees and Users, supervision of maintenance being performed by third parties, and monitoring of performance by the Lessees of their obligations under the Leases and Users, including payment of rent or principal and interest and all operating expenses.

     The officers and directors of the General Partner are:

     Beaufort J. B. Clarke           President, Chief Executive Officer and Director
     Thomas W. Martin                Executive Vice President, Treasurer and Director
     Paul B. Weiss                   Executive Vice President
     Allen V. Hirsch                 Senior Vice President
     Gary N. Silverhardt             Senior Vice President, Chief Financial Officer and Director
     Robert W. Kohlmeyer, Jr.        Senior Vice President of Operations
     David W. Parr                   Vice President, General Counsel and Assistant Secretary
     John L. Lee                     Secretary

    Beaufort J. B. Clarke, 52, became the President, Chief Executive Officer and Director of both the General Partner and the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Clarke was founder, President and Chief Executive Officer of Griffin Equity Partners, Inc. (a purchaser of equipment leasing portfolios) from October 1993 through August 1996. Previous to that time, Mr. Clarke was president of Gemini Financial Holdings, Inc. (an equipment leasing company) from June 1990 through September 1993. Prior to that time, Mr. Clarke was a Vice President of AT&T Systems Leasing. Mr. Clarke formerly was an attorney with Shearman and Sterling and has over 20 years of senior management experience in the U.S. leasing industry. Mr. Clarke received a B.A. degree from the University of Virginia and a J.D. degree from the University of South Carolina.

      Thomas W. Martin, 44, was appointed Executive Vice President, Treasurer and Director of the General Partner in August of 1996. Mr. Martin also became the Executive Vice President and Director of the Dealer-Manager in August of 1996. Prior to his present positions, Mr. Martin was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. from October 1993 to August 1996. Prior to this time, Mr. Martin was Senior Vice President and a member of the Executive Committee of Gemini Financial Holdings from April 1992 to October 1993 and he held the position of Vice President at Chancellor Corporation (an equipment leasing company) for 7 years. Mr. Martin has a B.S. degree from University of New Hampshire.

    Paul B. Weiss, 37, became Executive Vice President of the General Partner responsible for lease acquisitions in November of 1996. Mr. Weiss served as Executive Vice President and co-founder of Griffin Equity Partners, Inc. for the period from October of 1993 through November of 1996. Prior to that time, Mr. Weiss was Senior Vice President of Gemini Financial Holdings, Inc. from 1991 to 1993 and Vice President of Pegasus Capital Corporation (an equipment leasing company) from 1989 through 1991. Mr. Weiss has a B.A. in Economics from Connecticut College.

    Allen V. Hirsch, 44, joined the General Partner in December of 1996 as Senior Vice President. Mr. Hirsch also became the President and Chief Executive Officer of the Dealer Manager in December of 1996. Prior to joining ICON, Mr. Hirsch spent 16 years with PLM Financial Services and Affiliates most recently as President of PLM Securities Corp. for four years and he also served as the Vice Chairman of the Board of PLM International (an equipment leasing company) from May of 1989 through June of 1996. Mr. Hirsch holds a B.S. degree in Civil Engineering from the University of Illinois, an M.S. degree in Transportation from the University of Maryland and an M.B.A. from Harvard Business School.

    Gary N. Silverhardt, 38, joined ICON in 1989. He served as Vice President and Controller from 1989 through 1996, prior to being promoted to Chief Financial Officer. From 1985 to 1989 he was with Coopers & Lybrand, most recently as an Audit Supervisor. Prior to 1985, Mr. Silverhardt was employed by Katz, Schneeberg & Co. He received a B.S. degree from the State University of New York at New Paltz and is a Certified Public Accountant.

    Robert W. Kohlmeyer, Jr., 36, was appointed Vice President of Operations of the General Partner in August of 1996. Prior to joining ICON, Mr. Kohlmeyer was President of Corporate Capital Services, an investment banking firm, which he founded in March 1993. Prior to that time, Mr. Kohlmeyer held the title of Vice President with Gemini Financial Holdings from September 1991 to February 1993. Mr. Kohlmeyer has a B.B.A. degree from Texas Christian University.

    David W. Parr, 40, became Vice President and General Counsel of the General Partner in September of 1996 and is the Assistant Secretary of the Dealer Manager. Prior to joining ICON, Mr. Parr was Vice President, Clerk and General Counsel of Chancellor Corporation from June of 1990 to September of 1996. Mr. Parr served as Vice President and Associate General Counsel of American Finance Group, Inc. (an equipment leasing company) from December of 1986 through June of 1990 and previously counseled leasing companies as an attorney with the law firm Widett, Slater & Goldman, P.C. from 1983 through 1986. Mr. Parr received a B.A. from Trinity College, a J.D. degree from Syracuse University and a LL.M. degree, in taxation, from Boston University.

    John L. Lee, 54, became Assistant Secretary of the General Partner in April of 1997 and serves as Senior Vice President and General Partner of ICON Holdings Corp. Mr. Lee had been a partner at the Boston law firm of Peabody & Brown with a practice focusing on commercial aircraft and vessel leasing and from of 1992 through April of 1997. Prior to joining Peabody & Brown, Mr. Lee served as General Counsel of American Finance Group, Inc. for over ten years, and was earlier an associate with the law firm of Shearman & Sterling in New York City. Mr. Lee received an A.B. degree from the University of North Carolina (Chapel
Hill) and a J.D. degree from Harvard Law School.

Affiliates of the General Partner

    ICON Securities Corp., (the "Dealer-Manager"), is a New York corporation and a wholly owned subsidiary of ICON Holdings Corp., and was formed in 1982 to manage the equity sales for investor programs sponsored by its Affiliates. The Dealer-Manager is registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation. ICON Securities Corp. will act as the Dealer-Manager of the Offering.


--------------------------------------------------------------------------------

                       INVESTMENT OBJECTIVES AND POLICIES

--------------------------------------------------------------------------------

General

    Investment Objectives. The Partnerships intend to purchase various types of Equipment and to acquire or enter into Leases and Financing Transactions primarily to businesses located within North America and Europe. Such Lessees and Users shall be those which the General Partner determines likely be able to meet all of their obligations to the Partnership in a timely and complete manner. The Partnerships' overall objectives are:

    (i) INVEST IN EQUIPMENT: to invest in a diversified portfolio of new or used, long-lived, low obsolescence equipment expected to have high residual values, at purchase prices that the General Partner believes to be favorable, such Equipment to be subject to leases or other contractual arrangements with the lessees or users of the Equipment;

    (ii) CASH DISTRIBUTIONS: to make, from rental payments received from Lessees and Users, cash distributions which may be substantially tax-deferred (i.e., distributions which are not subject to current taxation) during the early years of each Partnership to investors, beginning in the quarter following the month in which the minimum number of Units are sold;

    (iii) SAFETY: to create a relative degree of safety through the accumulation of Investments which, when taken as a group, represent a diversified equipment portfolio. In the opinion of the General Partner, this diversification reduces the exposure to market fluctuations in any one sector. Furthermore, the purchase of new or used, long-lived, low obsolescence equipment typically at prices below the cost of new equipment may reduce the impact of economic depreciation; and

    (iv) TOTAL RETURN: to provide to limited partners a total return on their investment which, by the end of the Liquidation Period, compares favorably with other investment alternatives with similar risk profiles. There can be no assurance, however, that an above average rate of return can be achieved while satisfying the other stated investment objectives of the Partnerships and, as such, the General Partner intends to target the highest available rate or return consistent with prudent risk management and reasonably conservative investment decisions.

THERE CAN BE NO ASSURANCE THAT EACH PARTNERSHIP WILL BE SUCCESSFUL IN MEETING ALL OF ITS OBJECTIVES.

Acquisition Policies and Procedures

    The General Partner believes that there are significant benefits available through purchasing long-lived, low obsolescence capital equipment whether constituting new Equipment or used Equipment, subject to Leases, Financing Transactions and options, as described below. The principal investment vehicle for the Partnerships will be the outright acquisition of Equipment, where the Partnerships will purchase an item of Equipment and hold title to that Equipment directly or through a special purpose equipment owning entity and enter into leases or other contracts with unaffiliated parties regarding the use of Equipment. The Partnerships may, within certain limitations, also jointly purchase Equipment with other Affiliated Entities and with unaffiliated third parties. Under these forms of investment, the Partnerships would generate cash proceeds from the leasing or operation of its Equipment and ultimately receive sales proceeds upon the liquidation of the Equipment.

    In certain circumstances, a Partnership may make an investment which would provide it with a future option to assume a lease or to purchase Equipment at prices or rates which the General Partner considers favorable. In such a case, a Partnership would, upon its exercise of the option, receive the ownership of the Equipment. Such an arrangement would generate no cash flow to such Partnership until such time as it exercised its option, if at all. The Partnerships may also, on occasion, make other commitments to lease, purchase or purchase options in Equipment at future points in time on conditions which the General Partner deems to be in the Partnerships' best interest. A wide range of investment structures exists and the General Partner has experience in tailoring equipment investment structures to a particular investment opportunity.

    The Partnerships will only acquire Equipment which a non Affiliated Lessee has committed to lease from the Partnerships or which is subject to an existing lease. See "--Leases and Financing Transactions" in this section. Typically, the Partnerships will purchase used Equipment from the current users (which may be the proposed Lessees pursuant to a sale-leaseback or other arrangement) or other leasing companies, or new Equipment from manufacturers, dealers or proposed Lessees (through a sale-leaseback or other arrangement). Substantial Equipment purchases by the Partnerships will only be made subject to the General Partner obtaining such information and reports, and undertaking such inspections and surveys, as the General Partner may deem necessary or advisable to determine the probable economic life, reliability and productivity of such Equipment, as well as the competitive position, suitability and desirability of investing in such Equipment as compared with other investment opportunities.

Leases and Financing Transactions

      Leases in General. In the typical "lease", the Partnerships will be the owner of the Equipment for every purpose and the Lessee of such Equipment makes periodic payments, usually a fixed amount payable periodically for a fixed term, to the Partnerships for the right to use the Equipment. The most important characteristic that distinguishes a lease from other contractual arrangements involving capital equipment is that the Lessee has the right to use the Equipment for a term that leaves a significant part of the Equipment's economic life remaining at the end of that term. It is the value remaining after the expiration of the initial fixed lease term that is the "residual value" of the Equipment and in most cases the profitability of the transaction for the Lessor is determined by the Lessor's ability to realize the Equipment's residual value.

   The Partnerships also expect to acquire transactions where the only direct economic benefit to be derived from its investment is the residual value of the Equipment in question. These transactions usually take one of two forms. The first is a "leveraged lease" in which the lessor, instead of receiving periodic rent payments followed by the residual value, borrows funds from a third party lender and assigns to the lender the periodic rent payments (and perhaps a portion of the residual value of the Equipment) which are calculated to fully repay the loan. The net effect is that in a leveraged lease transaction the cash purchase price of the Equipment to the lessor is much lower because the loan usually defrays a significant portion of the Equipment's purchase price. The lessor retains the tax benefits of owning the Equipment (See "Federal Income Tax Consequences - Tax Treatment of The Leases") as well as its residual value. The second type of transaction where the only economic benefit to the Partnership is the Equipment's residual value is in those instances where the Partnerships purchase an option to purchase the Equipment, usually for a fixed price at the expiration of an existing lease term.

    Leveraged Investments. The General Partner intends to use each Partnerships' indebtedness (or "leverage") as a tool in acquiring and building a pool of Partnerships' Investments and related receivables. It expects that, each Partnership may acquire a portion of its Investments entirely for cash and the balance of its Investments (particularly Leases with investment-grade Lessees) with a mixture of cash and (primarily "non-recourse") indebtedness (as to which the lender will generally have no recourse to assets of a Partnership other than to foreclose on a Partnership's interest in such Lease and dispose of the related Equipment).

    As a result of borrowings, the General Partner expects that each Partnership may achieve substantial additional earnings for the Partnership represented by the difference between the rate at which earnings on its Leases and Financing Transactions exceed the interest and other costs to the Partnership of such borrowings.

    The Partnerships' Leases are anticipated to have terms ranging from two to seven years.

    Lease Provisions. The specific provisions of each Lease to be entered into or be acquired by each Partnership will depend upon a variety of factors, including (i) the type and intended use of the Equipment covered thereby, (ii) the business, operations and financial condition of the Lessee party thereto,
(iii) regulatory considerations and (iv) the tax consequences and accounting treatment of certain provisions thereof.

    The General Partner anticipates that each Lease entered into on behalf of the Partnerships, as well as each existing Lease acquired on behalf of the Partnerships, will generally provide that the Lessee will: (i) pay rent and other payments without deduction or offset of any kind; (ii) bear the risk of loss of the Equipment subject thereto and maintain both (a) casualty insurance in an amount equal to the lesser of the market value of the Equipment subject thereto or a specified amount set forth in such Lease and (b) liability insurance (naming such Partnership as an additional insured) in an amount consistent with industry standards; (iii) pay sales, use or similar taxes relating to the lease or other use of the Equipment; (iv) indemnify the Partnerships against any liability resulting from any act or omission of the Lessee or its agents; (v) maintain the Equipment in good working order and condition during the term of such Lease; and (vi) not permit the assignment or sublease of the Equipment subject thereto without the prior written consent of the General Partner. The General Partner also anticipates that, in general, Leases will not be cancelable during their initial terms; provided that the General Partner may agree to Lease provisions which permit cancellation of a Lease upon payment of an appropriate compensation such that the cancellation will not prevent the Partnership from achieving its objectives if such provisions are deemed by the General Partner to be in the Partnership's best interest.

    In the opinion of the General Partner, each such Lease will also otherwise generally afford each Partnership overall protection substantially equivalent to that provided in leases then being negotiated by leasing companies and financial institutions.

    Each such Lease will prescribe certain events of default, including, without limitation, (i) a default, subject to applicable grace periods (if any), in the payment of rent, (ii) a failure, subject to applicable grace periods (if any), to observe or perform covenants or terms of such Lease and (iii) certain events with respect to the bankruptcy or insolvency of the Lessee party thereto. Enforcement of remedies is subject to applicable bankruptcy and similar laws. If, and to the extent that, each Partnership borrows funds in connection with any Lease, it will generally be required to assign some or all of its rights under such Lease as collateral for such borrowing.

   At the end of each Lease term, the Lessee may have the option to buy the Equipment subject thereto or to terminate the Lease and return such Equipment.

Financing Transactions, in General. The Partnerships also expect to invest in transactions which are frequently structured as leases but which, because the lessee has the right under the transaction documents to use the Equipment for its entire useful life, are treated as secured loans for most purposes and are referred to herein as "Financing Transactions" or "Full-Payout Leases." The nominal lessee is treated as the owner from the outset of the transaction and the nominal lessor is treated as a lender whose loan is secured by the Equipment. Since the Lessor gets no residual value in this type of transaction, the profitability of the transaction to the Lessor is determined solely by the periodic payments it receives from the lessee during the term.

    The Partnerships may also enter into Financing Transactions with Users. Such Financing Transactions shall be evidenced in one of two ways. First, in the form of a Lease (described above) which would include a nominal or bargain purchase option; in any such circumstance the User is deemed the owner of the Equipment from the inception of the transaction with a Partnership deemed to be a lender with a security interest in the Equipment. Second, by a written promissory note or other instrument of the User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation shall be sufficient to return the Partnership's full cost associated with such Financing Transaction, together with an appropriate yield. Furthermore, such repayment obligation would be collateralized by a security interest in such tangible or intangible personal property (in addition to the Equipment) of such User as the Investment Committee may deem to be appropriate. In either of the two cases described above, the General Partner will use its best efforts to perfect such security interest so that such security interest will constitute a perfected lien on the Equipment. Financing Transactions will not include participation features for the General Partner, its Affiliates or Users. The General Partner expects that a substantial minority of Net Offering Proceeds will be invested in Financing Transactions unless, in its sole discretion, such Investments at a later date appear to be in the best interests of a Partnership.

    The Partnerships' may also invest in subordinate interests in structured finance transactions in which a special purpose entity accumulates a portfolio consisting primarily of middle market and small ticket leases or loans. When a suitably large portfolio of such transactions has been accumulated, the portfolio is rated by rating agencies senior debt and subordinate debt or equity interests are sold to investors.

Transaction Approval Procedures

    All investment decisions with respect to the purchase of Equipment and the acquisition or entering into of Leases and Financing Transactions shall be made by the Investment Committee of the General Partner using investment policies described herein and the undertakings set forth under "CONFLICTS OF INTEREST." All potential Leases and Financing Transactions shall be evaluated on the basis of (i) the extent to which such transaction appears to satisfy the Partnerships' investment objectives, (ii) the financial condition of the prospective Lessee or User and the character of its business, (iii) the type of equipment to be purchased for lease or which will secure the proposed Financing Transaction, and
(iv) to the extent deemed prudent, the availability of additional collateral and credit enhancements to support the transaction in the event of a lack of performance by the potential Lessee or User.

    The General Partner has established an Investment Committee, which has set, and may from time to time revise, standards and procedures for the review and approval of potential Leases and Financing Transactions. The Investment Committee will be responsible for supervising and approving significant individual transactions or portfolio purchases as well as transactions which vary from standard credit criteria and policies. The Investment Committee will, at all times, consist of four persons designated by the General Partner. It is anticipated that all four persons comprising the Investment Committee will be officers and employees of the General Partner or an Affiliate of the General Partner. Action by the Investment Committee shall be determined by a majority and a written report of any action taken thereby shall promptly be completed. As of the date of this Prospectus, the members of the Investment Committee are Messrs. Clarke, Martin, Weiss and Kohlmeyer.

Credit Review Procedures

    The General Partner's credit department is responsible for following the credit review procedures described below and determining compliance therewith. The General Partner intends that such procedures (or similar procedures that it believes to be equally reliable) shall be observed in reviewing potential Lessees and Users. Such procedures generally require the following:

    (i) receipt and analysis of such potential Lessee's or User's current and recent years' financial statements and, if deemed appropriate, income tax returns;

    (ii) for Lessees and Users which do not have senior debt rated investment grade by an independent rating agency, independent verification of the potential Lessee's or User's credit history, bank accounts, trade references, credit reports concerning the potential Lessee or User from credit agencies such as Dun & Bradstreet, TRW, etc.; and

    (iii) review and verification of underlying equipment or other collateral.

Equipment

    "Used" Equipment. The General Partner anticipates that the majority of the Partnerships' Investments, based on cash purchase price, will be comprised of used Equipment (that is, Equipment initially delivered to the current Lessee more than two months prior to the Partnerships' purchase of such Equipment). "Used" Equipment transactions frequently may be advantageous because the Partnerships' credit department may have the opportunity to analyze payment histories and compliance with other Lease provisions particularly the condition of the Equipment and how the Equipment is used and maintained by the Lessee and or User prior to entering into a purchase commitment.

    Equipment Registration. The ownership of, and liens and encumbrances on, certain types of assets, most notably aircraft and marine vessels, over-the-road motor vehicles, rolling stock are recorded in central registries maintained by state or, in case of rolling stock, aircraft and marine vessels, the federal government. Many foreign countries maintain similar registries for transportation assets as well. The advantage of such registries is that they permit a purchaser to independently confirm that the seller they are dealing with is the true owner of an asset and to independently confirm that the asset is free of liens. Such registries also add certainty to the securing of a lender's security interest in an asset which can reduce the cost of such loans.

    Types of Equipment. The Partnerships' Equipment is expected to include:

    (i) transportation equipment, such as, aircraft (including airframes, engines, avionics and ground handling equipment, rail (including boxcars, tank cars, hopper cars, flatcars, locomotives and various other equipment used by railroads in the maintenance of their railroad track), tractors, trailers, heavy duty trucks and intermodal (rail, over-the-road and marine) containers and chassis, and marine vessels (including, but not limited to, towboats and barges);

    (ii) machine tools and manufacturing equipment such as computer- and mechanically-controlled lathes, drill presses, vertical or horizontal milling machines, rotary or cylindrical grinders, metal fabrication or slitting equipment, and other metal forming equipment used in the production of a broad range of products;

    (iii) materials handling equipment such as fork-lifts and other more specialized equipment for moving materials in warehouse or shipping or areas;

   (iv) furniture and fixtures, store fixtures, display cases, freezers, manufacturing equipment, electronic test equipment and medical diagnostic and testing equipment; and

   (v) office and management information systems equipment (such as microcomputer management information systems, communication and related peripheral equipment, including, terminals, tape, magnetic or optical, disc drives, disc controllers, printers, optical character scanning devices, and communication devices and modems), graphic processing equipment (such as typesetters, printing presses, computer aided design/computer aided manufacturing ("CAD/CAM") equipment) and photocopying equipment and printing systems (such as electronic laser printers).

    Length of Ownership of Equipment. In most transactions, the General Partner will seek out leasing opportunities where the remaining lease term is greater than two years and, on expiry of the lease, at least one-third of the economic useful life of the Equipment is likely to remain, based on the Equipment age or utilization history. To maximize its remarketing options (and its returns), the General Partner seeks to avoid in investing in Equipment that may become technologically obsolete or is otherwise of limited utility (including from excessive wear and tear).

    The General Partner intends to evaluate the Partnerships' Investments at least annually, and more frequently as circumstances require, to determine whether all items of Leases and Financing Transactions should remain in its portfolio or should be sold. The General Partner will make that decision based upon the Partnerships' operating results, general economic conditions, tax considerations, the nature and condition of items of Equipment, the financial condition of the parties obligated to make payments under Leases and Financing Transactions, alternate investment opportunities then available to the Partnership and other factors that the General Partner deems appropriate to such evaluation. Following the expiration of any Lease entered into by the Partnerships, the Partnerships will seek to remarket the Equipment subject thereto by either (i) extending or renewing such Lease with the existing Lessee,
(ii) leasing such Equipment to a new Lessee or (iii) selling such Equipment to the existing Lessee or a third party.

Portfolio Acquisitions

    Each Partnership may purchase portfolios of Equipment subject to Leases or Financing Transactions (hereinafter "Portfolios").

    In evaluating a portfolio acquisition, the General Partner will typically follow one or more of the following procedures:

    (i) either the largest of the Leases and Financing Transactions (by present value of contractual payments and assumed residual) or a substantial random sampling in the event that there is not a concentration of large transactions will be reviewed for completeness and accuracy of documentation;

    (ii) where practicable Lessee and User payment histories will be reviewed and verified;

    (iii) underlying Equipment or other collateral will be evaluated and the values thereof verified;

    (iv) under certain circumstances, Dun & Bradstreet and/or TRW credit reports will be obtained for a representative number of non-investment grade potential Lessees and Users; and

    (vi) Uniform Commercial Code lien searches will be performed against selected potential Lessees and Users, as well as against the current holder of such Portfolio.

    In connection with the acquisition of any Portfolio, the General Partner may require that such acquisition be full or partially recourse to the current holder of such Portfolio in the event of any underlying Lessee or User default.

Other Investments

    Each Partnership may also, from time to time, invest in certain other types of property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the limitations set forth elsewhere in this Prospectus), Affiliated Entities, joint ventures, other entities, and is not precluded form repurchasing Partnership Interests in such Partnership if such repurchasing does not impair the operations of the Program; provided that each Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies. The General Partner does not expect that such Investments will comprise a substantial portion of each Partnership's Investments outstanding at any time.

Interim Financing

    A General Partner or any Affiliate of the General Partner (other than Prior Programs) may acquire Equipment for a Partnership on an interim basis provided that (i) the acquisition is in the best interest of a Partnership and (ii) no benefit to the General Partner or its Affiliates arises from the acquisition, other than the interim income or loss derived from rent or other payments received less expenses incurred during the interim period (not to exceed six (6) months). If a loan secured by Equipment is assumed in connection with any such acquisition, such loan must have the same interest terms at the time such Equipment is acquired by a Partnership as it had at the time such Equipment was first acquired by the General Partner or an Affiliate. The General Partner does not intend to hold such Equipment for more than six months prior to transfer to a Partnership. The General Partner shall resell the Equipment to a Partnership for a price equal to the cost of the Equipment to the General Partner or its Affiliate. The General Partner or such other Affiliate will retain any rent or other payments received for the Equipment, and bear all expenses and liabilities with respect to such Equipment, for all periods during which the invested capital of the General Partner or other Affiliate is at risk and prior to the acquisition of the Equipment by a Partnership. The General Partner's ability to purchase Equipment and operate it on an interim basis prior to transferring it to a Partnership in no way alters the General Partner's fiduciary duty to act at all times with integrity and to exercise due diligence in all matters relating to such Partnership. In addition, the ability to purchase and operate Equipment on an interim basis in no way alters the General Partner's general policy, in instances where Equipment is suitable for two or more programs or entities under the control of the General Partner, of placing the Equipment with the program or entity that has had funds available to purchase Equipment the longest. The General Partner shall make investment opportunities available on a equitable basis; provided that until all Capital Contributions have been invested or committed to invest, all such investment opportunities shall be presented to the Partnerships first.


--------------------------------------------------------------------------------

                         CASH DISTRIBUTIONS TO PARTNERS

--------------------------------------------------------------------------------

    WHILE IT IS THE PARTNERSHIPS' OBJECTIVE TO MAKE THE MONTHLY CASH DISTRIBUTIONS DESCRIBED BELOW, NO PREDICTION CAN BE MADE AS TO WHAT LEVEL OF DISTRIBUTIONS OR RETURN ON INVESTMENT, IF ANY, WILL BE ACHIEVED. NO PORTION OF DISTRIBUTIONS IS GUARANTEED AND LIMITED PARTNERS BEAR A SIGNIFICANT RISK OF LOSS.

    Monthly Cash Distributions. Section 8.1(a) of the Partnership Agreement provides that each Limited Partner is entitled to receive monthly cash distributions computed as provided in this paragraph. Such distributions will be made for the period which begins with his or her admission to a Partnership and ending with the expiration or termination of the Reinvestment Period (the period of active investment and reinvestment by a Partnership which ends five (5) years after each of the Partnerships' Final Closing Date to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by a Partnership pursuant to Section 10.5, of the Partnership Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by a Partnership. Since Distributable Cash From Operations or From Sales represents all cash from operations or from sales, as the case may be, less a Partnership's expenses (the timing and amounts of which are expected to be largely non-discretionary) and moneys which the General Partner determines in its discretion to (i) set aside as Reserves (which must be maintained at a minimum of 1% of Gross Offering Proceeds) and (ii) reinvest in additional Partnership Investments, decisions by the General Partner to establish additional Reserves or to make Investments, or both, might effect the ability of a Partnership to make such distributions. As noted in this Section in the "--Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions" Subsection, a Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon a Partnership by its banks or other lenders.

    Such cash distributions will be noncumulative; meaning that, if Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also be computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of each Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

     Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from a Partnership's Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    It is anticipated that distributions of Cash From Operations and Cash From Sales, if available, will be made monthly (approximately 15 days after the end of each month), commencing in the first full month following the Initial Closing Date. The monthly distribution of Cash From Operations and Cash From Sales is subject to the availability of funds and, accordingly, there can be no assurance that any such anticipated monthly distributions will be made or that any or all of the Capital Contributions of the Limited Partners will be returned out of Cash From Operations and/or Cash From Sales.

    First Cash Distributions to the Limited Partners. Section 6.4(g) of the Partnership Agreement (Exhibit A) provides that unless each Limited Partner has received distributions equal to 8.0% as a percentage of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested capital returned to such Limited Partner pursuant to Section 8.6 of the Partnership Agreement and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units) (the "First Cash Distributions"), the Management Fees otherwise payable on a monthly basis to the General Partner in its capacity as Manager shall be deferred and shall be paid without interest upon the earlier to occur of (i) receipt by the Limited Partners of all current and accrued but unpaid First Cash Distributions or (ii) expiration of the Reinvestment Period.

    In addition, Section 8.1 of the Partnership Agreement provides that upon Payout (see Section 17 of the Partnership Agreement for a definition of such term) of Limited Partners' Capital Contributions and an economic return thereon, the General Partner is entitled to an increase from 1% to 10% of Cash From Operations and Cash From Sales when cash distributions to the limited Partners upon Payout (i.e. the time when cash distributions in an amount equal to the sum of the Limited Partners' (i) capital contributions and (ii) an 8.0% cumulative annual return thereon, compounded daily, have been made), distributions of Distributable Cash From Sales shall be made 99% to the Limited Partners and 1% to the General Partner and that, after Payout, distributions of Distributable Cash From Sales shall be tentatively attributed 90% to the Limited Partners and 10% to the General Partner.

    It is the objective of each Partnership to make the First Cash Distributions regardless of the number of Units sold, subject only to the limitations described in "--Monthly Cash Distributions." A portion of such distributions may represent a return of Capital Contributions recovered in the form of depreciation deductions on the Equipment and the balance of such distributions may represent investment income on such Capital Contribution in the form of a Limited Partner's proportionate share of net taxable income of each Partnership for such taxable year. Because neither a Partnership nor the General Partner or any of its Affiliates had acquired any Equipment, Leases or Financing Transactions as of the date of this Prospectus, it is not possible to predict what proportion of such distributions may consist, from month-to-month during the Reinvestment Period, of a return of, or investment income on, capital. See Tables III and IV of Exhibit B hereto for Prior Performance of the Prior Public Programs which contain past performance information with regard to cash distributions made for such Programs (which information is not necessarily indicative of either such Programs' or a Partnership's future performance as to the amount, if any, of such future distributions or the relative composition thereof from year to year.)

    Each cash distribution may consist, in whole or in part, of (1) an investor's pro rata share of a Partnership's net income generated from operations, after deduction or amortization of non-cash expenses (such as depreciation and initial direct costs) and cash expenses (such as interest on indebtedness), (as determined under generally accepted accounting principles ("GAAP")) and/or (2) a return of investors' original capital investment (on a GAAP basis).

    A material portion of each cash distribution may consist of a distribution of an investor's original capital investment which, under GAAP, is deemed to be that portion of cash distributions which are not attributable to a Partnership's net income for the period of the distribution, irrespective of whether such distributions have in fact been paid from cash from current or past operations. Accordingly, cash distributions received by a limited partner may not, in all instances, be characterized solely or primarily as investment income earned on such limited partner's investment in a Partnership. Each Partnership anticipates that it will receive gross revenues (e.g., rent or debt payments) from all of its Financing Transactions and the majority of its Leases over the respective terms of each such investment in an amount equal to the sum of (1) the purchase price of such Financing Transactions and the Equipment subject to such Leases plus (2) investment income earned on such investments.

    Reinvestment of Undistributed Cash in Additional Equipment, Leases, and Financing Transactions. During the Reinvestment Period, each Partnership intends to reinvest substantially all undistributed (1) Cash From Operations and (2) Cash From Sales as well as (3) proceeds of non-recourse and recourse financing which are not needed to pay current obligations in additional Equipment, Leases and Financing Transactions. The Cash From Sales realized by each Partnership from the sale or other disposition of an item of Equipment (including indemnity and insurance payments arising from the loss or destruction of the Equipment), after the payment of, or provision for, all related Partnership liabilities, may be reinvested at the sole discretion of the General Partner, during the Reinvestment Period. Each Partnership's ability to make cash distributions to its Limited Partners may be subject to certain restrictions imposed upon that Partnership by its banks or other lenders.

    Distribution of Cash From Sales of the Partnership's Investments. After the Reinvestment Period, it is an objective of each Partnership to sell or otherwise dispose of its Equipment and liquidate all its investments in Financing Transactions as soon as is deemed prudent, usually not prior to the expiry of the then remaining term of the related Lease, and to distribute substantially all the proceeds therefrom ("Distributable Cash From Sales") together with Reserves and other Cash From Operations and Cash From Sales not previously distributed to its Partners, less the estimated costs and expenses and projected disbursements and reserves required for prompt and orderly termination of each Partnership and the payment of deferred Management Fees and Subordinated Remarketing Fees, which in each case have accrued but not been paid (if any). See "RISK FACTORS--Partnership and Investment Risks--Residual Value of Equipment." Distributions made after the Reinvestment Period will depend upon results of operations, Cash From Sales of each Partnership's Investments, and the amount of Cash From Operations (if any) which each Partnership derives from the operation of its remaining Investments (if any) during such period.

    Reinvestment of Distributions. The Limited Partners have the option to elect that their distributions from a Partnership be reinvested in additional Units of a Partnership. Distributions shall be invested promptly, and in no event later than 30 days from the distribution date, in the Units to the extent that they are available. All such investment of distributions in Units will be purchased at the public offering price and commissions equal to 8% of the Units purchase price shall be paid to the unaffiliated Selling Dealer responsible for the sale to the Limited Partner of his or her original Units. Investors may choose to elect for reinvestment of their distributions at any time by completing the appropriate authorization form which appears in Exhibit C, "Subscription Documents". Reinvestment of Distributions will commence with the next distribution payable after receipt by a Partnership of an investor's authorization form or subscription agreement.

    The General Partner reserves the right to prohibit qualified plan investors from the reinvestment of distributions if such participation would cause the underlying assets of each Partnership to constitute "plan assets." See "INVESTMENT BY QUALIFIED PLANS."


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                       FEDERAL INCOME TAX CONSEQUENCES

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Summary

     THIS SECTION ADDRESSES THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN A PARTNERSHIP FOR AN INDIVIDUAL TAXPAYER. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS, SINCE TAX CONSEQUENCES WILL NOT BE THE SAME FOR ALL INVESTORS AND ONLY BY A CAREFUL ANALYSIS OF A PROSPECTIVE INVESTOR'S PARTICULAR TAX SITUATION CAN AN INVESTMENT IN A PARTNERSHIP BE EVALUATED PROPERLY. IN PARTICULAR, INVESTORS THAT ARE TRUSTS, CORPORATIONS, TAX-EXEMPT ORGANIZATIONS (SUCH AS EMPLOYEE BENEFIT PLANS), OR ANY OTHER INVESTORS THAT ARE NOT DOMESTIC INDIVIDUAL TAXPAYERS SHOULD UNDERSTAND THAT THE TAX CONSEQUENCES OF AN INVESTMENT IN A PARTNERSHIP ARE LIKELY TO DIFFER, PERHAPS MATERIALLY, FROM THE PRINCIPAL TAX CONSEQUENCES OUTLINED IN THIS SECTION. SEE "-- FOREIGN INVESTORS," "-- TAX TREATMENT OF CERTAIN TRUSTS AND ESTATES," "-- TAXATION OF EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ORGANIZATIONS" AND "-- CORPORATE INVESTORS." STATE AND LOCAL TAX CONSEQUENCES MAY ALSO DIFFER FROM THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW. SEE "-- STATE AND LOCAL TAXATION."

     For federal income tax purposes, a partnership is treated as a "pass through" entity as to which the partners, and not the partnership, pay tax on partnership income and deduct losses incurred by the partnership. The Limited Partners will report on their federal income tax returns their share of the income, gain, loss and deduction incurred by each Partnership and pay the tax on their share of any resulting taxable income generated by each Partnership. The most substantial tax risk to the Limited Partners is that each Partnership will be treated as a "publicly traded partnership." In such event, each Partnership would have to pay tax on Partnership income and the Limited Partners may be subject to a further tax on distributions from each Partnership. Tax Counsel are of the opinion that each Partnership, will not be treated as a "publicly-traded partnership."

     The General Partner expects that the items of income and loss generated by each Partnership will be treated as either "passive" or "portfolio" income and losses for federal income tax purposes. Limited Partners will not be able to use any "passive" losses produced by such Partnership to offset either "ordinary income" (such as salaries and fees) or "portfolio" income (such as dividend, interest income or certain capital gains).

     The overwhelming majority of each Partnership's income is expected to be generated from leasing activities. The General Partner expects the majority of the partnerships' leases to be treated as such for federal income tax purposes and will attempt to have such leasing activities comply with any requirements necessary to cause the Partnerships to be treated as the owners of the leased equipment for federal income tax purposes.. If the Service were successfully to challenge such tax treatment, the amount and timing of taxable income or loss to the Limited Partners may be adversely affected.

Opinion of Tax Counsel

     The Partnerships have obtained an opinion from Day, Berry & Howard LLP, Tax Counsel to the General Partner, concerning the Partnerships' classification as partnerships for federal income tax purposes. See "-- Classification as a Partnership." The opinion states further that the summaries of federal income tax consequences to individual holders of Units and to certain tax-exempt entities, including qualified plans, set forth in this Prospectus under the headings "RISK FACTORS--Federal Income Tax Risks" and "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS" have been reviewed by Tax Counsel and that, to the extent such summaries contain statements or conclusions of law, Tax Counsel is of the opinion that such statements or conclusions are correct under the Internal Revenue Code, as presently in effect, and applicable current and proposed Treasury Regulations, current published administrative positions of the Service and judicial decisions.

     The opinion of Tax Counsel is based upon facts described in this Prospectus and upon facts that have been represented by the General Partner to Tax Counsel. Any alteration of such facts may adversely affect the opinion rendered. Furthermore, as noted above, the opinion of Tax Counsel is based upon existing law, which is subject to change, either prospectively or retroactively.


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


      Each prospective investor should note that the tax opinion represents only Tax Counsel's best legal judgment and has no binding effect or official status of any kind. There can be no assurance that the Service will not challenge the conclusions set forth in Tax Counsel's opinion.

     As of the date of the opinion of Tax Counsel, no Equipment has been acquired by a Partnership. Therefore, it is impossible at this time to opine on the application of the tax law to the specific facts that will exist when a particular item of Equipment is acquired and placed under lease. The issues on which Tax Counsel have declined to express an opinion, and the likely adverse federal income tax consequences resulting from an unfavorable resolution of any of those issues, are set forth below in the following subsections of this
Section: "-- Allocations of Profits and Losses," "-- Tax Treatment of the Leases," "-- Cost Recovery," and "-- Limitations on Cost Recovery Deductions."

Classification as a Partnership

     Under current Treasury Regulations, a business entity with two or more members that does not fall within certain specified categories will be classified as a partnership for federal income tax purposes unless it elects otherwise. The Partnerships have received an opinion of Tax Counsel that, under current federal income tax laws, case law and administrative regulations and published rulings, each Partnership will be classified as a partnership and not as an association taxable as a corporation.

     The opinion of Tax Counsel is based, in part, on representations of the General Partner to the effect that: (1) the business of each Partnership will be as described in this Memorandum and (2) neither Partnership will elect to be classified as an association taxable as a corporation.

     If either Partnership is or at any time hereafter becomes taxable as a corporation, it would be subject to federal income tax at the tax rates and under the rules applicable to corporations generally. The major consequences of being treated as a corporation would be that such Partnership's losses would not be passed through to the Partners, and Partnership income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If either Partnership at any time is taxable as a corporation, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of either Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if such Partnership's debt exceeds the tax basis of such Partnership's assets at the time of such exchange) even though they might not receive cash distributions from such Partnership to cover such tax liabilities.

Publicly Traded Partnerships

     Certain limited partnerships may be classified as publicly traded partnerships ("PTPs"). If a partnership is classified as a PTP (either at inception or as a result of subsequent events) and derives less than 90% of its gross income from qualified sources (such as interest and dividends, rents from real property and gains from the sale of real property) it will be taxed as a corporation. A PTP is defined as any partnership in which interests are traded on an established securities market or are readily tradeable on a secondary market or the substantial equivalent of such market. Units in each Partnership are not currently traded on an established securities market (and the General Partner does not intend to list the Units on any such market). Units are also not readily tradeable on a secondary market nor are they expected to be in the future. Therefore, each Partnership will be a PTP only if the Units become "readily tradeable on the substantial equivalent of a secondary market."

     Limited partnership interests may be "readily tradeable" if they are regularly quoted by persons who are making a market in the interests or if prospective buyers and sellers of the interests have a readily available, regular and ongoing opportunity to buy, sell or exchange interests in a market that is publicly available, in a time frame which would be provided by a market maker, and in a manner which is comparable, economically, to trading on an established securities market. Limited partnership interests are not "readily tradeable" merely because a general partner provides information to partners regarding partners' desires to buy or sell interests to each other or if it arranges occasional transfers between partners.

     Treasury Regulations provide certain safe harbor tests relating to PTP status. If the trading of interests in a partnership falls into one of the safe harbor tests, then interests in the partnership will not be considered to be traded on a substantial equivalent of a secondary market and the partnership will not be treated as a PTP. Safe harbor tests include a "2% safe harbor" test. A partnership satisfies the "2% safe harbor" test if the partnership interests that are sold or otherwise disposed of during the taxable year do not exceed 2% of the total interests in partnership capital or profits. Certain transfers ("Excluded Transfers") are excluded from the 2% "safe harbor" test, including transfers at death, transfers between certain family members and block transfers (i.e., transfers by a single partner (and related persons) within a 30-day period of interests representing in the aggregate more than 2% of the total interests in partnership capital or profits). In addition to Excluded Transfers, for the "2% safe harbor" test, transfers pursuant to a "qualified matching service" are not counted. A matching service is a qualified matching service only if (1) it consists of a computerized or printed listing system that lists customer's bid and/or ask quotes in order to match sellers and buyers; (2) matching occurs either by matching the list of interested buyers to bid on the listed interest;
(3) sellers cannot enter into a binding agreement to sell the interest until at least 15 days after the date information regarding the Offering of the interest for sale is made available to potential buyers ("notice date"); and (4) the closing of the sale does not occur prior to 45 days after the notice date; (5) the matching service displays only quotes at which any person is committed to boy or sell a partnership interest at the quoted price (firm quotes); (6) the seller's information is removed from the matching service within 120 days after the notice date and, following any removal (other than removal by reason of a sale of any part of such interest) of the seller's information from the matching service, no offer to sell an interest in the partnership is entered into the matching service by the seller for at least 60 calendar days; and (7) the sum of the percentage interests in partnership capital or profits transferred during the taxable year of the partnership (other than through private transfers) does not exceed 10 percent of the total interests in partnership capital or profits.

     In the opinion of Tax Counsel, the Partnerships will not be treated as PTPs. For the purpose of this opinion, Tax Counsel has received a representation from the General Partner that the Units will not be listed on a securities exchange or NASDAQ and that, acting in accordance with Section 10.2(c) of the Partnership Agreement, the General Partner will refuse to permit any assignment of Units which violates the "safe harbor" tests described above. See "TRANSFER OF UNITS--Restrictions on the Transfer of Units."

     If either Partnership were classified as a PTP it would be treated for federal income tax purposes as an association taxable as a corporation unless 90% or more of its income were to come from certain "qualified sources." The business of the Partnerships will be the leasing and financing of personal (not real) property. Thus, their income would not be from such qualified sources. The major consequences of being treated as a corporation would be that the Partnership's losses would not be passed through to the Partners, and the Partnership's income could be subject to double tax. Corporations are required to pay federal income taxes on their taxable income and corporate distributions are taxable to investors at ordinary income tax rates to the extent of the corporation's earnings and profits and are not deductible by the corporation in computing its taxable income. If the Partnerships at any time are taxable as corporations, and particularly should that occur retroactively, the effects of corporate taxation could have a substantial adverse effect on the after-tax investment return of investors. Furthermore, a change in the tax status of either Partnership from a partnership to an association taxable as a corporation would be treated by the Service as involving an exchange. Such an exchange may give rise to tax liabilities for the Limited Partners under certain circumstances (e.g., if the Partnership's debt exceeds the tax basis of the Partnership's assets at the time of such exchange) even though they might not receive cash distributions from the Partnership to cover such tax liabilities. See "-- Classification as a Partnership" and "-- Sale or Other Disposition of Partnership Interest" in this Section.

Taxation of Distributions

     If a Partnership is classified as a partnership for federal income tax purposes, it will not be subject to federal income tax. Each Partner will be required to report on his federal income tax return his share of the income, gains, losses, deductions and credits of a Partnership for each year.

     Each Partnership will report its operations on an accrual basis for federal income tax purposes using a December 31 fiscal year and will file an annual partnership information return with the Service. Each Limited Partner will be furnished with all information with respect to a Partnership necessary for preparation of his federal income tax return within 75 days after each fiscal year end.

     Cash distributions to a Limited Partner in any year may be greater or less than his share of a Partnership's taxable income for such year. Distributions in excess of income will not be taxable to the Limited Partner but will first reduce the tax basis for his Units (as increased or decreased by such Limited Partner's allocable share of a Partnership's income or loss for the year in which such distributions occur) to the extent thereof. Any cash distributions in excess of his basis will then be taxable to such Limited Partner, generally as capital gains, provided the Units are capital assets in the hands of the Limited Partner.

    To the extent a Partnership reinvests Cash From Operations or Cash From Sales in additional or replacement Investments, each Partnership intends to make sufficient cash distributions to the Limited Partners during the

Reinvestment Period to enable them to pay when due their respective federal income taxes on such Cash From Operations and Cash From Sales (assuming each Limited Partner is in the highest marginal federal income tax bracket, determined without regard to surtaxes, if any).

     To the extent that the principal amount of the Partnerships' indebtedness is repaid from cash derived from rentals or sales of the Partnerships' Equipment, the taxable income of a Limited Partner in a Partnership may exceed the related cash distributions for such year. Depreciation or other cost recovery with respect to Equipment may create a deferral of tax liability in that larger cost recovery deductions in the early years may reduce or eliminate the Partnerships' taxable income in those early years of the Partnerships' operations. However, this deferral is offset in later years by smaller or no depreciation or cost recovery deductions, while an increasingly larger portion of the Partnerships' income must be applied to reduce debt principal (thereby, possibly generating taxable income in excess of cash distributions in those years).

     Miscellaneous itemized deductions of an individual taxpayer, which include investment expenses (such as organizational expenses; see "-- Deductions for Organizational and Offering Expenses; Start-Up Costs"), are deductible only to the extent they exceed 2% of the taxpayer's adjusted gross income. Temporary Regulations prohibit the indirect deduction through partnerships and other pass-through entities of an amount that would not be deductible if paid by the individual. Thus, these limitations may apply to certain of the Partnerships' expenses under certain circumstances.

Partnership Income Versus Partnership Distributions

     The income reported each year by each Partnership to the Limited Partners will not be equivalent to the cash distributions made by the Partnerships to the Limited Partners. The difference in the two amounts primarily arise from the fact that depreciation and other cost recovery deductions reduce the Partnerships' income but not its cash available for distribution, and revenues reinvested by the Partnerships or used to repay debt principal will generally constitute income even though not distributed to the Limited Partners. See "-- Taxation of Distributions" and "-- Cost Recovery."

Allocations of Profits and Losses

     As a general rule, during the Reinvestment Period, 99% of each Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner, until the later of such time as (1) each Limited Partner's Adjusted Capital Contribution (i.e., such Limited Partner's Capital Contribution reduced by distributions from a Partnership that are in excess of such Limited Partner's 8% Cumulative Return) is reduced to zero and
(2) each Limited Partner has been allocated Profits equal to the sum of (i) such Limited Partner's aggregate 8% Cumulative Return plus (ii) any Partnerships' Losses previously allocated to such Limited Partner. Thereafter the Partnerships' Profits will be allocated 90% among the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, the Partnerships' Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

     As a general rule, 99% of the Partnerships' Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of each Partnership.

     A Limited Partner's share of any item of income, gain, loss, deduction, or credit is determined by the Partnership Agreement, unless the allocation set forth therein does not have "substantial economic effect." If an allocation made by a Partnership does not have substantial economic effect, the partner's share of any such item will be determined in accordance with the Limited Partner's "interest in the Partnership," taking into account all the facts and circumstances.

     An allocation of a Partnership's income, gain, loss, deduction, or credit provided for in a partnership agreement will generally be upheld if: (a) the allocation has "substantial economic effect," or (b) the partners can show that, taking into account all facts and circumstances, the allocation is "in accordance with the partner's interest in the partnership" or (c) the allocation is "deemed" to be in accordance with the partner's interest in the partnership under special rules requiring that partners receiving allocations of losses and deductions which the partnership was able to generate as a result of, inter alia, purchasing assets with borrowed money, be "charged back" income and gain to the extent that such income and gain is generated by the assets that generated such losses and deductions ("minimum gain charge-back").

     The determination of substantial economic effect is to be made at the end of each of the partnership's taxable years. In general, the regulations provide that in order for an allocation to have "economic effect," among other things:
(a) the allocation must be appropriately reflected by an increase or decrease in the dollar amount of the relevant partner's capital account; (b) liquidation proceeds must be distributed in accordance with the partners' capital account balances; and (c) either (i) upon liquidation of the partnership, any partner with a deficit balance in his capital account must be required to restore the deficit amount to the partnership, which amount will be distributed to partners in accordance with their positive capital account balances or paid to creditors or (ii) in the absence of an obligation to restore such deficit, the partnership agreement must contain a "qualified income offset" provision pursuant to which a partner who is allocated losses and deductions by the partnership which cause or increase a capital account deficit must be allocated income and gains as quickly as possible so as to eliminate any deficit balance in his capital accounts that is greater than any amount that he is, in fact, obligated to restore. For this purpose, capital accounts are required to be kept in accordance with certain tax accounting principles described in the regulations.

     The economic effect of an allocation is deemed to be "substantial" if there is a reasonable possibility that the allocation will affect substantially the amount to be received by the partners from the partnership, independent of tax consequences. An economic effect is not considered substantial if, at the time the allocation becomes part of the partnership agreement, (1) at least one partner's after-tax consequences may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement and (2) there is a strong likelihood that the after-tax consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement. The regulations state that, in determining after-tax consequences, the partner's tax attributes that are unrelated to the partnership will also be taken into account.

     The Partnership Agreement requires that (1) all allocations of revenues, income, gain, costs, expenses, losses, deductions and distributions be reflected by an increase or decrease in the relevant Partners' capital accounts, (2) all Partners who are allocated losses and deductions generated by assets acquired with borrowed money be charged back income and gains generated by such assets, and (3) although no Limited Partner having a deficit balance in his Capital Account after the final liquidating distribution will be required to make a cash contribution to capital in the amount necessary to eliminate the deficit, the Partnership Agreement does contain a provision for a qualified income offset.

     The tax benefits of investment in a Partnership are largely dependent on the Service's acceptance of the allocations provided under the Partnership Agreement. The allocations in the Partnership Agreement are designed to have "substantial economic effect." However, because the substantiality of an allocation having economic effect depends in part on the interaction of such allocation with the taxable income and losses of the Partners derived from other sources, Tax Counsel can render no opinion on whether the allocations of a Partnership's income, gain, loss, deduction or credit (or items thereof) under the Partnership Agreement will be recognized, and no assurance can be given that the Service will not challenge those allocations on the ground that they lack "substantial economic effect." If, upon audit, the Service took the position that any of those allocations should not be recognized and that position was sustained by the courts, the Limited Partners could be taxed upon a portion of the income allocated to the General Partner and all or part of the deductions allocated to the Limited Partners could be disallowed.

     Each Partnership will determine its income or loss annually, based on a fiscal year ending December 31 and using the accrual basis of accounting. For purposes of allocating such income or loss (or items thereof) among the Partners, each Partnership will treat its operations as occurring ratably over each fiscal year. Each Partnership's income and loss (or items thereof) for any fiscal year will be allocated among the Limited Partners based on the number of Units held by each Limited Partner throughout the fiscal year, or, if any Partners hold their Units for less than the entire fiscal year, the portion of the fiscal year during which each of such Partners held his Units.

Deductibility of Losses: Passive Losses, Tax Basis and "At Risk" Limitation

    Passive Losses

    The "passive activity" rules allow taxpayers to deduct their passive activity losses only against their passive activity income. Passive activity income does not include "portfolio income" such as interest, dividends and royalties, and ordinary income such as salary and other compensation for personal services. Therefore, taxpayers will generally be required to segregate income and loss as follows: "active" trade or business income or loss; "passive activity" income or loss; or "portfolio" income or loss. The passive activity rules apply to individuals, estates, trusts, personal service corporations and certain closely-held corporations (including S corporations).

    A "passive activity" is one that involves the conduct of a trade or business in which the taxpayer does not materially participate. Generally, rental activities are considered passive activities. Furthermore, the status of limited partners is generally considered passive with respect to a partnership's activities.

     Accordingly, a Limited Partner's distributive share of a Partnership's income or losses is expected to be characterized as passive activity income or loss (except to the extent attributable to portfolio income or loss, such as interest earned on a Partnership's funds pending their investment or reinvestment in Equipment). Any loss suspended under the passive activity rules may be carried forward indefinitely to offset passive activity income, if any, derived in future years, including income generated from the activity producing the suspended loss. Additionally, suspended losses generally may be deducted against non-passive income when a taxpayer recognizes gain or loss upon a taxable disposition of his entire interest in the passive activity. Finally, passive income from Partnership can be used to absorb losses from other passive activities, subject to the rules regarding publicly-traded partnerships.

    Losses from a "publicly traded partnership" are treated as passive activity losses that may not be used to offset income from any other activity other than income subsequently generated by the same "publicly traded partnership." Income from a "publicly traded partnership" (to the extent not used to offset losses from the same partnership) is generally treated as portfolio income. Each Partnership has been structured so as to avoid treatment as a "publicly traded partnership." However, income or losses from each Partnership may not be used to offset losses or income from a Limited Partner's interest in any other partnerships which are treated as "publicly traded partnerships."

    Tax Basis

    A Limited Partner's initial tax basis in his Partnership interest will be his capital contribution to a Partnership (i.e., the price he paid for his Units). His tax basis will then be increased (or decreased) by his share of income (or loss) and by his share of any increase (or decrease) of a Partnership's indebtedness as to which no Partner is personally liable, and reduced by the amount of any cash distributions. A Limited Partner may only deduct his allocable share of a Partnership's losses, if any, to the extent of his basis in his Units.

    "At Risk" Limitation

    Generally, taxpayers (including certain closely-held corporations) may not deduct losses incurred in most activities, including the leasing of equipment, in an amount exceeding the aggregate amount the taxpayer is "at risk" in the activity at the close of a Partnership's tax year. Generally, a taxpayer is considered "at risk" with respect to an activity to the extent of money and the adjusted basis of other property contributed to the activity.

    A Limited Partner generally will not be "at risk", and will not be entitled to increase the tax basis of his Units, with respect to recourse liabilities, if any, of each Partnership (such as trade payables), and he will not be "at risk" with respect to nonrecourse liabilities incurred by a Partnership (such as amounts borrowed to finance purchases of Equipment), even though such nonrecourse liabilities may increase the tax basis of the Units. Thus, a Limited Partner's initial amount "at risk" effectively will be the amount of his capital contribution to a Partnership. Such amount will be reduced subsequently by cash distributions and loss allocations, and increased by allocations of a Partnership's income.

    The effect of the "at risk" rules generally is to limit the availability of a Partnership's losses to offset a Limited Partner's income from other sources to an amount equal to his capital contribution to a Partnership, less cash distributions received and allocations of asuch Partnership's losses, plus any of such Partnership's income allocated to him. Therefore, although a Partnership may generate tax losses for a taxable year, the Limited Partners who are subject to the "at risk" rules will be unable to use such losses to the extent they exceed such Limited Partner's "at risk" amount in computing taxable income for the year. Any unused losses may be carried forward indefinitely until such Limited Partners have sufficient "at risk" amounts in the Partnership to use the losses.

Deductions for Organizational and Offering Expenses; Start-Up Costs

     The costs of organizing and syndicating each Partnership, as well as certain "start-up" costs, may not be deducted currently and must be capitalized.

     Section 709 of the Code provides that no current deduction is allowed to a partnership for organizational expenses. "Organizational expenses" include legal fees incident to the organization of the partnership, accounting fees for establishing a partnership accounting system and necessary filing fees. Such expenses may be written off ratably over a 60-month period. Similar rules apply to "start-up expenditures" under Section 195 of the Code.

     Under Section 709, no deduction is allowed at all for any amounts paid or incurred to promote or effect the sale of an interest in a partnership ("syndication expenses"). Syndication expenses may be deducted, if at all, only upon liquidation of the Partnership, and then perhaps only as a capital loss. "Syndication expenses" include brokerage fees (such as the Underwriting Fees and Sales Commissions), registration fees, legal fees of underwriters and placement agents and the issuer (the Partnership) for securities advice and advice concerning the adequacy of tax disclosures in the Offering documents, accounting fees for the preparation of information to be included in the Offering materials, printing and reproduction costs and other selling or promotional expenses.

     The General Partner will endeavor to treat the organizational, start-up and syndication costs of each Partnership in accordance with the foregoing rules. However, because there is uncertainty about the distinction between trade or business expenses that may be currently deducted and organizational, start-up and syndication costs that must be capitalized and either amortized or deferred, there can be no assurance that the Service will not challenge the current deduction of certain expenses of each Partnership on the grounds that such expenses are not currently deductible.

Tax Treatment of the Leases

     The availability to Limited Partners of depreciation or cost recovery deductions with respect to a particular item of Equipment depends, in part, upon the classification of the particular lease of that Equipment as a "true lease" of property under which a Partnership is the owner, rather than as a sale, financing or refinancing arrangement for federal income tax purposes.

     Whether a Partnership is the owner of any particular item of Equipment and whether any of its Leases is a "true lease" for federal income tax purposes depends upon questions of fact and law. The Service has published guidelines for purposes of issuing advance rulings on the tax treatment of "leveraged" leases. These guidelines do not purport to be substantive rules of law and are not supposed to be applied in audit contexts (although they have been so applied in a number of instances).

     The Partnerships will not request, and probably would not be able to obtain, a ruling from the Service that each of its Leases will qualify as such for tax purposes, nor is it expected that the General Partner will obtain the advice of Tax Counsel with respect to any particular Lease. Moreover, the General Partner may determine that a Partnership should enter into specific Leases on such terms that the tax treatment of the Leases would be questionable. Should a Lease be recharacterized as a sale, financing, or refinancing transaction for income tax purposes, a portion of the "rental" income of a Partnership equivalent to interest on the amount "financed" under such Lease would be treated as interest income, without offset for deductions for depreciation or cost recovery, and the balance of such "rental" income would be a tax-free recovery of principal. The general result would be increased amounts of taxable income in the initial years of the Lease followed by decreased amounts of income in later years.

     Whether each Partnership Lease will meet the relevant requirements and whether a Partnership otherwise will be treated, for federal income tax purposes, as the owner of each item of Equipment acquired by that Partnership, will depend on the specific facts in each case, which are undeterminable because they will occur in the future. Accordingly, Tax Counsel can render no opinion on this issue.

Cost Recovery

     In general, equipment of the sort anticipated to be acquired and leased by each Partnership is classified as either "3-year property," "5-year property" or "7-year property," and may be written off for federal income tax purposes (through "cost recovery" or "depreciation" deductions) over its respective recovery period using the 200 percent declining-balance depreciation method, with a switch to the straight-line method at a time that maximizes the deduction. A taxpayer may elect to use a straight-line method of depreciation. A "half-year convention" (under which a half-year's depreciation is allowed in the year that the property is placed in service) will generally apply in computing the first year's depreciation. However, if more than 40% of the aggregate basis of depreciable property is placed in service in the last three months of the tax year, a "mid-quarter convention" must be used whereunder all property placed in service during any quarter of a tax year is treated as placed in service at the midpoint of such quarter.

     The General Partner expects that a Partnership's Equipment will consist primarily of 5-year property. The General Partner intends to claim cost recovery deductions with respect to each Partnership's Equipment under the method(s) deemed by the General Partner to be in the best interests of each Partnership, which generally will be a straight-line method. Whether the Partnerships will be entitled to claim cost recovery deductions with respect to any particular item of Equipment and the applicable method and convention to be used depends on a number of factors, including whether the Leases are treated as true leases for federal income tax purposes. See "-- Tax Treatment of the Leases" in this Section.

     Each Partnership will allocate all or part of the Acquisition Fees to be paid to the General Partner to the cost basis of Equipment on which cost recovery is computed. No assurance can be given that the Service will agree that the amount of such fee which is so allocated is properly attributable to purchased Equipment such that cost recovery deductions based on such additional basis are properly allowable. The Service might assert that the Acquisition Fees are attributable to items other than the Equipment or are not subject to cost recovery at all. If the Service were successful, the cost recovery deductions available to each Partnership would be reduced accordingly. Because the determination of this issue will depend on the magnitude and type of services performed in consideration for these fees, which facts are presently undeterminable and may vary in connection with each piece of Equipment acquired by each Partnership, Tax Counsel is unable to render an opinion thereon.

     Under certain circumstances, a taxpayer will be required to recover the cost of an asset over a period longer than the period described above. Such circumstances include the use of equipment predominantly outside the United States and the use of equipment by a "tax-exempt entity." See "-- Limitations on Cost Recovery Deductions."

Limitations on Cost Recovery Deductions

     Property Used Predominantly Outside the United States.

     Each Partnership may own and lease Equipment that is used predominantly outside the United States. The cost of such Equipment must be written off for federal income tax purposes using the straight line method of depreciation over a period corresponding to the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and the applicable half-year or mid-quarter convention. If the Equipment does not have an ADR Class Life, a 12-year period must be used. See "-- Cost Recovery."

     However, certain types of property which are used predominantly outside the United States nevertheless qualify for the normal rules discussed in "-- Cost Recovery" (that is, a shorter depreciable life should be allowable). The exceptions include the following: (1) aircraft registered in the United States which are operated to and from the United States; (2) certain railroad rolling stock which is used within and without the United States; (3) vessels documented under the laws of the United States which are operated in the foreign or domestic commerce of the United States; and (4) containers of a United States person which are used in the transportation of property to and from the United States. It is not presently determinable whether any Equipment owned and leased by the Partnership will be in any of these categories.

     Tax-Exempt Leasing.

     The Partnership may lease Equipment to certain tax-exempt entities. Property leased to tax-exempt entities ("tax-exempt use property") must be written off for federal income tax purposes using the applicable half-year or mid-quarter convention and applying the straight line method of depreciation over a period corresponding to the longer of (i) the Equipment's "ADR Class Life" (which generally is longer than the 3-year, 5-year or 7-year periods permitted for other property) and (ii) or 125% of the term of the lease. The term of a lease will include all options to renew as well as certain successive leases, determined under all of the facts and circumstances. The use of property by a tax-exempt entity at any point in a chain of use results in its characterization as tax-exempt use property (e.g., a sublease by a non-tax-exempt lessee to a tax-exempt sublessee).

     The definition of a "tax-exempt entity" includes governmental bodies and tax-exempt governmental instrumentalities, tax-exempt organizations, certain foreign persons and entities, and certain international organizations. The term also generally includes certain organizations which were tax-exempt at any time during the five-year period ending on the date such organization first uses the property involved. Foreign persons or entities are treated as tax-exempt entities with respect to property if 50% or less of the income derived from the leased property is subject to U.S. income tax.

      The term "tax-exempt use property" does not include: (1) any portion of property which is used predominantly by a tax-exempt entity (directly, or through a partnership in which the tax-exempt entity is a partner) in an unrelated trade or business if the income from such trade or business is included in the computation of income subject to the tax on unrelated business taxable income; (2) property leased to a tax-exempt entity under a "short-term lease" (that is, a lease which has a term of less than the greater of one year or 30% of the property's ADR Class Life, but in any case less than three years); and (3) certain high-technology equipment.


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


     If any property which is not otherwise tax-exempt use property is owned by a partnership which has both a tax-exempt entity and a person who is not a tax-exempt entity as partners, such tax-exempt entity's proportionate share of such property is treated as tax-exempt use property unless certain specific requirements relating to the allocation of profits and losses among the partners are met. These requirements will not be met by the Partnerships. However, taxable income from the Partnerships will probably be treated as unrelated business taxable income in the hands of employee benefit plans and other tax-exempt investors. See "-- Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations." Additionally, a substancial portion of the Partnership's taxable income will be treated as United States source business income in the hands of foreign Limited Partners for which no exemption is available. See "-- Foreign Investors." Therefore, it is not anticipated that the depreciation limitations applicable to tax-exempt use property will be material as they relate to Equipment owned by the Partnerships and not leased to or used by a tax-exempt entity.

Deferred Payment Leases

     Both the lessor and lessee under certain rental agreements ("Section 467 rental agreements") are required to accrue annually the rent allocable to the taxable year, as well as interest on deferred rental payments, where actual payment of the rent is deferred. A Section 467 rental agreement is defined as any rental agreement for the use of tangible property which involves total payments in excess of $250,000 and either (i) provides for increasing or decreasing rental payments or (ii) provides for rentals payable beyond the close of the calendar year following the year in which the associated use occurred. In general, the rent allocable to a taxable year will be determined by reference to the terms of the lease. However, if a Section 467 rental agreement is silent as to the allocation of rents, or, if (1) a Section 467 rental agreement provides for increasing or decreasing rents, (2) a principal purpose for providing for increasing or decreasing rents is the avoidance of taxes and (3) the lease is part of a leaseback transaction or is for a term in excess of 75% of certain prescribed asset write-off periods, then rents will be deemed to accrue on a level basis in amounts having a present value (as determined by utilizing a discount rate equal to 110% of the "applicable federal rate," which is roughly equivalent to the rate on certain U.S. government securities with comparable maturities) equal to the present value (as so determined) of the aggregate rentals actually payable under the agreement. The differences between the rent actually paid and the recomputed rents are treated as loans bearing interest at the applicable federal rate.

     Each Partnership may enter into transactions which will subject it to these provisions. The application of such provisions could result in the acceleration of income recognition by the Partnerships prior to receipt of corresponding cash flow.

Sale or Other Disposition of Partnership Property

     In general, an individual's long term capital gains (i.e., gains on sales of capital assets held for more than 18 months) are taxed at 20% and mid-term capital gains (i.e., gains on sales of capital assets held for more than 12 months but no more than 18 months) are taxed at 28% under current law while the maximum tax rate for ordinary income is 39.6%. For corporations, the highest maximum tax rate for both capital gains and ordinary income is 35%.

     Because of the different individual tax rates for capital gains and ordinary income, the Internal Revenue Code provides various rules concerning the characterization of income as ordinary or capital and for distinguishing between long-term, mid-term and short-term gains and losses. The distinction between ordinary income and capital gains is relevant for other purposes as well. For example, the amount of capital losses which an individual may offset against ordinary income is limited to $3,000 ($1,500 in the case of a married individual filing separately).

     Upon a sale or other disposition of the Equipment of a Partnership (including a sale or other disposition resulting from destruction of the Equipment or from foreclosure or other enforcement of a security interest in the Equipment), thatth Partnership will realize gain or loss equal to the difference between the basis of the Equipment at the time of sale or disposition and the amount realized upon sale or disposition. The amount realized on a foreclosure would include the face amount of the debt being discharged in a foreclosure, even though a Partnership receives no cash. Since the Equipment constitutes tangible personal property, upon a sale or other disposition of the Equipment, all of the recovery deductions ("depreciation") taken by a Partnership will, to the extent of any realized gain, be subject to recapture (i.e., treated by the Partners as ordinary income). Recapture cannot be avoided by holding the Equipment for any specified period of time. If a Partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

     Any gain in excess of the amount of recapture will constitute gain or loss described in Section 1231 of the Code if the property sold or otherwise disposed of either was used in a Partnership's trade or business and held for more than one year or was a capital asset which was held for more one year and not held primarily for sale to customers. Under Section 1231 of the Code, if the sum of the gains on sale or exchange of certain assets (generally, depreciable property, other than inventory and literary properties) used in a trade or business and held for more than one year and the gains from certain compulsory or involuntary conversions exceed the losses on such sales, exchanges and conversions, such excess gains will be treated as capital gains (subject to a special Section 1231 recapture rule described below). If such losses exceed such gains, however, such excess losses will be treated as ordinary losses.

     There is a special rule under Section 1231 for casualty and theft losses on depreciable business property and capital assets which are held for more than one year and are held in connection with a trade or business or a transaction entered into for profit. Such gains and losses must be separately grouped together and if casualty gains equal or exceed casualty losses, then the gains and losses are further grouped with other Section 1231 transactions to determine whether there is an overall Section 1231 gain or loss. If the casualty or theft losses exceed gains, the resulting net loss is not further grouped with other
Section 1231 transactions, but is, instead, excluded from Section 1231 and treated as an ordinary loss.

     Under a special "Section 1231 recapture" rule, net Section 1231 gain will be treated as ordinary income to the extent of the taxpayer's "non-recaptured" net Section 1231 losses. "Non-recaptured" net Section 1231 losses are any net
Section 1231 losses from the five preceding taxable years which have not yet been offset against net Section 1231 gains in those years.

     If, at the time of sale, the sold Equipment is a capital asset (i.e., was not used in a Partnership's trade or business) and had been held by a Partnership for one year or less, or if a Partnership is a "dealer" in Equipment of the type sold, any gain or loss will be treated as short-term capital gain or loss or ordinary income or loss, respectively.

Sale or Other Disposition of Partnership Interest

     Gain or loss recognized by a Limited Partner on the sale of his interest in a Partnership (which would include both the cash or other consideration received by such Limited Partner from the purchaser as well as such Limited Partner's share of the Partnership's nonrecourse indebtedness) will, except as noted below, be taxable as a long-term, mid-term or short-term capital gain or loss, depending on his holding period for his Units and assuming that his Units qualify as capital assets in his hands. That portion of a selling Partner's gain allocable to a Partnership's unrealized receivables (including depreciation recapture) and inventory (the "ordinary income assets"), however, would be treated as ordinary income. The term "ordinary income assets" would include assets subject to recapture of recovery deductions determined as if a selling Partner's proportionate share of a Partnership's properties had been sold at that time. Thus, a substantial portion of a Limited Partner's gain upon the sale of his Units may be treated as ordinary income. For a discussion of the relevance of the distinction between ordinary income and capital gain, see "-- Sale or Other Disposition of Partnership Property" in this Section.

     In connection with the sale or exchange of a Partnership interest, the transferor must promptly notify the Partnership of the sale or exchange, and, once the Partnership is notified, it is required to inform the Service (and the seller and the buyer of the Partnership interest) on or before January 31 following the calendar year of sale of the fair market value of the allocable share of unrealized receivables and appreciated inventory attributable to the Partnership interest sold or exchanged. Penalty for failure to file is $50 for each failure, with a limit of $100,000. In addition, failure of the transferor of a Partnership interest to notify the Partnership will result in a $50 penalty per failure.

Treatment of Cash Distributions Upon Redemption

     The redemption by a Partnership of all or a portion of a Limited Partner's Units (see "SUMMARY OF THE PARTNERSHIP AGREEMENT") will be treated as a sale or exchange of such Units by the Limited Partner and may generate taxable income to him. The "amount realized" by such Limited Partner on such redemption will equal the sum of the cash received by such Limited Partner, plus the Limited Partner's share of the Partnership's non-recourse liabilities.

     Under Section 751(b) of the Code, in the event a Partnership distributes cash to a Partner and, simultaneously, the Limited Partner's interest in the Partnership's "ordinary income assets" is reduced, the Limited Partner will be deemed to receive the cash, or a portion thereof, in exchange for the "ordinary income assets." The Limited Partner will recognize ordinary income to the extent the portion of the distribution that is attributable to the "ordinary income

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assets" exceeds such Limited Partner's undivided interest in a Partnership's adjusted basis in such assets prior to the exchange. The remainder of the distribution, if any, will be treated in the same manner as a partnership distribution (i.e., the Limited Partner will recognize income only to the extent the cash distributions exceed such Limited Partner's adjusted basis in his Units). See "-- Taxation of Distributions."

     The Partnerships anticipate that any redemption of a Limited Partner's Units will be payable out of Cash From Operations and Cash From Sales that otherwise would be available for distribution to all Limited Partners or for reinvestment in additional Equipment. Accordingly, while any redemption of Units by a Partnership would decrease the aggregate number of Units outstanding and thereby proportionally increase each remaining Limited Partner's distributive share of the Partnership's income, gain, loss and deductions and items thereof, it may also reduce the total amount of cash which is available for investment or reinvestment.

Gifts of Units

     Generally, no gain or loss is recognized upon the gift of property. However, a gift of Units (including a charitable contribution) may be treated partially as a sale to the extent of the transferor's share of a Partnership's nonrecourse liabilities, if any. Gain may be required to be recognized in an amount equal to the difference between such nonrecourse debt share and that portion of the basis in the Units allocable to the sale transaction. Charitable contribution deductions for the fair market value of the Units will be reduced by the amounts involved in such partial sale and, in any event, may be subject to reduction in certain cases by the amount of gain which would be taxed as ordinary income to the transferor on a sale of his Units.

Consequence of No Section 754 Election

     Because of the complexities of the tax accounting required, each Partnership does not presently intend to file elections under Section 754 of the Code to adjust the basis of property in the case of transfers of Units. As a consequence, a transferee of Units may be subject to tax upon a portion of the proceeds of sales of a Partnership's property that represents, as to him, a return of capital. This may affect adversely the price that potential purchasers would be willing to pay for Units.

Tax Treatment of Termination of the Partnership Pursuant to the Partnership Agreement

     In the event of termination of a Partnership pursuant to the Partnership Agreement (see "SUMMARY OF THE PARTNERSHIP AGREEMENT -- Duration of Partnership") the General Partner is required to sell or dispose of the Partnership assets, apply the proceeds and other Partnership funds to repayment of the liabilities of thPartnership and distribute any remaining funds to the Partners in accordance with their positive Capital Accounts balances. Sales and other dispositions of that Partnership's assets would have the tax consequences described in "-- Sale or Other Disposition of Partnership Property" in this Section. Liquidating cash distributions in excess of a Partner's tax basis for his Partnership interest generally would be taxable (generally as capital gain, provided the Partnership interests constitute capital assets in the hands of the Partners); cash distributions in amounts less than such basis may result in a loss (generally a capital loss which would be subject to the general limitations on deductibility of losses). The tax basis for the Units of a Limited Partner is increased (or decreased) by his share of a Partnership's taxable income (or loss) resulting from the sale or other disposition of Equipment. Hence, if a Partnership's Equipment has been sold or disposed of under circumstances resulting in a loss, distribution of the sale proceeds upon liquidation of the Partnership may result in taxable gain to the Partners.

Audit by the Service

     No tax rulings have been sought by either Partnership from the Service. While the Partnerships (and any joint ventures in which the Partnerships participate) intends to claim only such deductions and assert only such tax positions for which there is a substantial basis, the Service may audit the returns of the Partnerships or any such joint venture and it may not agree with some or all of the positions taken by the Partnerships (or such joint venture).

     An audit of a Partnership's information return may result in an increase in a Partnership's income, the disallowance of deductions, and the reallocation of income and deductions among the Partners. In addition, an audit of a Partnership's information return may lead to an audit of income tax returns of Limited Partners which could lead to adjustments of items unrelated to a Partnership.

     Partners must report a Partnership's items on their individual returns in a manner consistent with the Partnership's return unless the Partner files a statement with the Service identifying the inconsistency or unless the Partner can prove his return is in accordance with information provided by such Partnership. Failure to comply with

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this requirement is subject to penalties and may result in an extended statute of limitations. In addition, in most circumstances the federal tax treatment of items of a Partnership's income, gain, loss, deduction and credit will be determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with its partners.

     Any audit of a Partnership will be at the Partnership's level and the Service will deal with the Partnership's "Tax Matters Partner" (the "TMP") with respect to its tax matters. The General Partner is designated as each Partnership's TMP in the Partnership Agreement. Only those Limited Partners having at least a 1% interest in a Partnership (the "Notice Partners") will be entitled to receive separate notice from the Service of the audit of a Partnership's return and of the results thereof, and Limited Partners who have an interest of less than 1% ("Non-notice Partners") will not be entitled to notice from the Service. However, groups of Non-notice Partners who together own a 5% or greater interest in a Partnership (a "Notice Group") may, by notification to the Service, designate a member of their group to receive Service notices. All Partners in a Partnership have the right to participate in any audit of a Partnership. The General Partner is required to keep all Limited Partners informed of any administrative and judicial proceedings involving the tax matters of a Partnership. Also, the General Partner will keep Non-notice Partners advised of any significant audit activities in respect of a Partnership.

     The TMP is authorized to enter into settlement agreements with the Service that are binding upon Non-notice Partners, except Non-notice Partners who are members of a Notice Group or who have filed a statement with the Service that the TMP does not have authority to enter into settlement agreements that are binding upon them. Any Partner will have the right to have any favorable settlement agreement reached between the Service and any other Partners with respect to an item of his Partnership applied to him.

     The General Partner is empowered by the Partnership Agreement to conduct, on behalf of each Partnership and Limited Partners, all examinations by tax authorities relating to each Partnership, at the expense of each Partnership. See "SUMMARY OF THE PARTNERSHIP AGREEMENT." A tax controversy could result in substantial legal and accounting expense being charged to a Partnership subject to the controversy, irrespective of the outcome.

Alternative Minimum Tax

     An alternative minimum tax ("AMT") is payable by taxpayers to the extent it exceeds the taxpayer's regular federal income tax liability for the year. For noncorporate taxpayers, the AMT is imposed on "alternative minimum taxable income" ("AMTI") in excess of an exemption amount. The AMTI is based on the taxpayer's taxable income, as recomputed with certain adjustments and increased by certain "tax preference" items. A two-tiered AMT rate schedule for noncorporate taxpayers exists consisting of a 26% rate (which applies to the first $175,000 ($87,500 for married individuals filing separately) of a taxpayer's AMTI in excess of the exemption amount) and a 28% rate (which applies to the amount in excess of $175,000 ($87,500 for married individuals filing separately) over the exemption amount). The exemption amount is $45,000 for married individuals filing jointly, $33,750 for single persons, and $22,500 for estates, trusts, and married individuals filing separately.

     The principal adjustments include the following: (1) depreciation deductions cannot exceed those computed under the 150% declining balance method and , for property placed in service before January 1, 1999, an extended recovery period, (2) mining exploration and development costs are capitalized and amortized ratably over ten years, (3) magazine circulation expenditures are amortized over three years, (4) research and experimental expenditures are amortized over ten years, (5) miscellaneous itemized deductions are not allowed,
(6) medical expenses are deductible only to the extent they exceed 10% of adjusted gross income, (7) state and local property and income taxes are not deductible, (8) interest deductions are subject to further restrictions, (9) the standard deduction and personal exemptions are not allowed, (10) only "alternative tax net operating losses" are deductible and (11) the excess of the fair market value of stock received on the exercise of an incentive stock option over the exercise price must be included as income.

     The principal "tax preference" items which must be added to taxable income for AMT purposes include the following: (1) the excess of depletion over the adjusted basis of the property at the end of the year, (2) the excess of intangible drilling costs over 65% of net oil and gas income, and (3) private activity bond interest.

     The General Partner does not anticipate that any significant "tax preference" items will be generated by either Partnership. The principal Partnership items that may have an impact on a particular Partner's AMTI are interest and depreciation. It is anticipated that each Partnership will generally depreciate its Equipment using the straight line method. Therefore, a Partnership's activities should not give rise to any significant depreciation adjustments for purposes of computing the AMTI of the Limited Partners. Prospective investors should be aware, however, that for

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purposes of computing AMTI, interest incurred to acquire or maintain an ownership interest in a passive activity (such as a Partnership) is deductible only to the extent that such interest, when added to the passive activity income or loss of the taxpayer (computed with the appropriate alternative minimum tax adjustments and tax preferences), does not result in a passive activity loss (as so computed). Accordingly, Limited Partners who borrow money and incur interest expense in connection with their purchase of Units may only be allowed a limited deduction for such interest in computing their AMTI.

     The rules relating to the alternative minimum tax for corporations are different than those just described. Corporations contemplating purchase of the Units should consult their tax advisors as to the possible AMT consequences of an investment in a Partnership.

Interest Expense

     In general, interest expense incurred in connection with investment activities is deductible only against investment income. Interest expense incurred in connection with investments in "passive" activities (such as the Partnership and other limited partnerships) may only be deducted in accordance with the rules applicable to losses derived from passive activities. See "-- Deductibility of Losses: Passive Losses, Tax Basis and 'At Risk' Limitation."

     Interest expense incurred by a Partnership probably will be treated as "passive" activity interest, as would interest expense incurred by a Limited Partner on money he borrows to purchase or carry his interest in a Partnership but may be deductible against related income of a Partnership allocable to the Units purchased with such borrowed money.

     Each Partnership may enter into transactions involving the prepayment of interest or the payment of "points," commitment fees and loan origination or brokerage fees. In general, prepaid interest, "points" and similar costs may not be deductible currently and, instead, may have to be capitalized and written off over the life of the related loan. The General Partner will treat such costs in accordance with the applicable requirements.

Self-Employment Income and Tax

     A Limited Partner's net earnings from self-employment for purposes of the Social Security Act and the Code will not include his distributive share of any item of income or loss from a Partnership, other than any guaranteed payments made to such Limited Partner for services rendered to or on behalf of a partnership.

Maximum Individual Tax Rates

     The federal income tax on individuals applies at a 15%, 28%, 31%, 36% and 39.6% rate. The personal exemption, which is $2,650 for 1997, is reduced by 2% for each $2,500 by which an individual's adjusted gross income exceeds $181,800 for joint returns, $151,500 for heads of household, $121,200 for single taxpayers, and $90,900 for married persons filing separately (as these amounts are adjusted for inflation). An individual is required to reduce the amount of certain of his otherwise allowable itemized deductions by 3% of the excess of his adjusted gross income over $124,800 or $62,250 in the case of married taxpayers filing separately (as these amounts are adjusted for inflation).

Section 183

     Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." Section 183 contains a presumption that an activity is engaged in for profit if the gross income from the activity exceeds the deductions from the activity in at least three out of the five consecutive years ending with taxable year at issue. The General Partner intends to operate each Partnership for the purpose of providing an economic profit and anticipates that each Partnership will have sufficient gross income to entitle it to the benefit of the presumption referred to above. If either Partnership's activities were treated as not being engaged in for profit, any deductions of that Partnership in excess of its gross income might be permanently disallowed.

Foreign Source Taxable Income

      It is possible that certain rental income and interest received by the Partnerships from sources within foreign countries will be subject to withholding and/or income taxes imposed by such countries. In addition, capital gains on the sale of equipment may also be subject to capital gains taxes in some of the foreign countries where the Partnerships sell equipment. Tax treaties between certain countries and the United States may reduce or eliminate certain such taxes. The activities of the Partnerships within certain foreign countries may cause Limited Partners to be required to file tax returns in such foreign countries. It is impossible to predict in advance the rate of foreign tax the income of the Partnerships will be subject to since the amount of the Partnerships' assets to be invested in various countries is not known.

      The Limited Partners will be informed by the Partnerships as to their proportionate share of the foreign source of income of and foreign taxes paid by the Partnerships which they will be required to include in their income. The Limited Partners generally will be entitled to claim either a credit (subject to the limitations discussed below) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes.

      Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Limited Partner's Federal tax (before the credit) attributable to its total foreign source taxable income. A limited Partner's share of the Partnerships' rental income and interest attributable to equipment used outside the U.S. generally will qualify as foreign source of income. Generally, the source of income realized upon the sale of personal property, such as equipment, will be based on the location of the equipment.

      The limitation on the foreign tax credit is applied separately to different types of foreign source income, including foreign source passive income, such as interest. Special limitations also apply with respect to income from the sale of capital assets. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, for foreign tax credit limitation purposes, the amount of a Limited Partner's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Limited Partner who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Partnerships will be treated as owned by the Limited Partners in the Partnerships and indebtedness incurred by the Partnerships will be treated as incurred by Limited Partners in the Partnerships.

      Because of these limitations, Limited Partners may be unable to claim credit for the full amount of their proportionate share of the foreign taxes attributable to the income of the Partnerships. In addition, foreign losses, if any, generated by the Partnerships could reduce the tax credits available to a Limited Partner from unrelated foreign source income. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Limited Partner, Limited Partners are advised to consult their own tax advisers.

Registration, Interest, and Penalties

     Tax Shelter Registration

     "Tax shelters" are required to be registered with the Service. Under Temporary Treasury Regulations, an investment constitutes a "tax shelter" for this purpose if a potential investor could reasonably infer from representations made in connection with the sale of the investment that the aggregate amount of deductions and 350% of the credits potentially allowable with respect to the investment for any of the first five years will be greater than twice the amount to be invested. Each Partnership is a "tax shelter" under this definition because the term "amount of deductions" means gross deductions and gross income expected to be realized by a Partnership is not counted. The Temporary Treasury Regulations also provide that a tax shelter is not required to be registered initially if it is a "projected income investment." A projected income investment is any tax shelter that is not expected to reduce the cumulative tax liability of any investor as of the close of any of the first five years of the investment. The General Partner expects, based on economic and business assumptions which the General Partner believes to be reasonable, that no Limited Partner's cumulative tax liability will be reduced during any of the first five years after the effective date of this Prospectus by reason of an investment in a Partnership. There can be no assurance, however, that unexpected economic or business developments will not cause Limited Partners to incur tax losses from a Partnership, with the result that their cumulative tax liability during the first five years might be reduced. Therefore, the General Partner has registered each Partnership as a "tax shelter" with the Service. A Tax Shelter Registration Number is expected to be received shortly. However, for so long as a Partnership is a projected income investment, the Limited Partners are not required to include a Partnership's registration number on their tax returns.

     Even though each Partnership may be a projected income investment, each Partnership will nonetheless be required to maintain a list identifying each person who has been sold a Unit and containing such other information as required by the regulations. This list must be made available to the Service upon request.

     In the event each Partnership ceases to be a projected income investment, each Partnership and the Limited Partners will become subject to all remaining requirements applicable to tax shelters. This means, among other things, that the Limited Partners will be required to include a Partnership's registration number on their tax returns.

     Pursuant to the Temporary Treasury Regulations, the General Partner is required to notify the Limited Partners that a Partnership is no longer a projected income investment and to inform each Limited Partner that he must report a Partnership's registration number on any return on which he claims a deduction, credit or other tax benefit from that Partnership.

     The General Partner is required by the Temporary Treasury Regulations to include the following legend herein: "ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE."

     Interest on Underpayments

     The interest that taxpayers must pay for underpayment of federal taxes is the Federal short-term rate plus three percentage points, compounded daily. The Federal short-term rate is set quarterly by the Treasury based on the yield of U.S. obligations with maturities of three years or less.

     Penalty for Substantial Understatements

     The Code also contains a penalty for substantial understatement of federal income tax liability equal to 20% of the amount of the understatement. An understatement occurs if the correct tax for the year (as finally determined after all administrative and judicial proceedings) exceeds the tax liability actually shown on the taxpayer's returns for the year. An understatement on an individual's return will be considered substantial for purposes of the penalty if it exceeds both (a) 10% of the correct tax, and (b) $5,000. The imposition of this penalty may be avoided however if, in the case of any item that is not attributable to a "tax shelter," (a) there was substantial authority for the taxpayer's treatment of the item, or (b) the relevant facts affecting the item's tax treatment were adequately disclosed in the taxpayer's return provided that the taxpayer had a "reasonable basis" for the tax treatment of such item. In the case of an item that is attributable to a "tax shelter," the penalty may be avoided if (a) there was substantial authority for the taxpayer's treatment of the item, and (b) the taxpayer reasonably believed that his treatment of the item on the return was more likely than not the proper treatment.

     For purposes of the understatement penalty, "tax shelter" includes a partnership if a significant purpose of the partnership is "the avoidance or evasion of Federal income tax." Each Partnership should not be treated as a "tax shelter" within the meaning of this provision primarily because (1) each Partnership's objectives include the provision of cash distributions (real economic gain) to the investors throughout the operating life of a Partnership, and (2) claiming the tax benefits associated with the ownership of equipment would be consistent with Congressional purpose in providing those benefits.

State and Local Taxation

     In addition to the federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in a Partnership. A Limited Partner's share of the taxable income or loss of a Partnership generally will be required to be included in determining reportable income for state or local tax purposes in the jurisdiction in which the Limited Partner is a resident. In addition, other states in which a Partnership owns Equipment or does business may require nonresident Limited Partners to file state income tax returns and may impose taxes determined with reference to their pro rata share of a Partnership's income derived from such state. Any tax losses generated through a Partnership from operations in such states may not be available to offset income from other sources in other states. To the extent that a nonresident Limited Partner pays tax to a state by virtue of the operations of a Partnership within that state, he may be entitled to a deduction or credit against tax owed to his state of residence with respect to the same income. Payment of state and local taxes will constitute a deduction for federal income tax purposes, assuming that the Limited Partner itemizes deductions. Each investor is advised to consult his own tax adviser to determine the effect of state and local taxes, including gift and death taxes as well as income taxes, which may be payable in connection with an investment in a Partnership.

Foreign Investors

     Foreign investors in each Partnership should be aware that, to a substancial degree, the income of a Partnership will consist of trade or business income that is attributable to or effectively connected with a fixed place of business ("permanent establishment") maintained by a Partnership in the United States. As such, a Partnership's income will be subject to U.S. taxation in the hands of foreign investors and it is unlikely that any exemption will be available under any applicable tax treaty. Such foreign investors may be required to file a U.S. federal income tax return to report their distributive shares of a Partnership's income, gains, losses and deductions. Additionally, a Partnership is required to withhold tax on each such foreign investor's distributive share of income from that Partnership (whether or not any cash distributions are made); any amount required to be withheld will be deducted from distributions otherwise payable to such foreign investor and such foreign investor will be liable to repay that Partnership for any withholdings in excess of the distributions to which he is otherwise entitled. Foreign investors must consult with their tax advisors as to the applicability to them of these rules and as to the other tax consequences described herein.

Tax Treatment of Certain Trusts and Estates

     The tax treatment of trusts and estates can differ somewhat from the tax treatment of individuals. Investors which are trusts and estates should consult with their tax advisors as to the applicability to them of the tax rules discussed herein.

Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations

     Employee benefit plans, such as qualified pension and profit sharing plans, Keogh plans, and IRAs, generally are exempt from federal income tax, except to the extent their "unrelated business taxable income" exceeds $1,000 in any taxable year. The excess "unrelated business taxable income" is subject to an unrelated business income tax. Other charitable and tax-exempt organizations are likewise subject to the unrelated business income tax. Tax-exempt investors in a Partnership will be deemed to be engaged in the business carried on by such Partnership and, therefore, subject to the unrelated business income tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in a Partnership.

Corporate Investors

     The federal income tax consequences to investors which are corporations (other than certain closely-held corporations, which are subject to the "at risk" and "passive loss" limitations discussed herein) may differ materially from the tax consequences discussed herein, particularly as they relate to the alternative minimum tax. Such investors must consult with tax advisors as to the tax consequences to them of investing in a Partnership.


--------------------------------------------------------------------------------

                          INVESTMENT BY QUALIFIED PLANS

--------------------------------------------------------------------------------

Fiduciaries under ERISA

     A fiduciary of a Qualified Plan is subject to certain requirements under ERISA, including the duty to discharge its responsibilities solely in the interest of, and for the benefit of, the Qualified Plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the Qualified Plan's governing documents.

     Fiduciaries with respect to a Qualified Plan include, for example, any persons who exercise any authority or control respecting the management or disposition of the funds or other property of the Qualified Plan. For example, any person who is responsible for choosing a Qualified Plan's investments, or who is a member of a committee that is responsible for choosing a Qualified Plan's investments, is a fiduciary of the Qualified Plan. Also, an investment professional who renders, or who has the authority or responsibility to render, investment advice with respect to the funds or other property of a Qualified Plan may be a fiduciary of the Qualified Plan, as may any other person with special knowledge or influence with respect to a Qualified Plan's investment or administrative activities.

     IRAs generally are not subject to ERISA's fiduciary duty rules. In addition, where a participant in a Qualified Plan exercises control over such participant's individual account in the Qualified Plan in a "self-directed investment" arrangement that meets the requirements of Section 404(c) of ERISA, such Participant (rather than the person who would otherwise be a fiduciary of such Qualified Plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain Qualified Plans of sole proprietorships, partnerships and closely-held corporations of which the owners of 100% of the equity of such business and their respective spouses are the sole participants in such plans at all times are generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a Qualified Plan (or, where applicable, IRA) should consider those rules in the context of the particular circumstances of the Qualified Plan (or IRA) before authorizing an investment of a portion of the Qualified Plan's (or IRA's) assets in Units.

Prohibited Transactions Under ERISA and the Code

     Section 4975 of the Code (which applies to all Qualified Plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain transactions with respect to Qualified Plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit Qualified Plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereinafter referred to as "Disqualified Persons"). Disqualified Persons include, for example, fiduciaries of the Qualified Plan or IRA, officers, directors and certain shareholders and other owners of the company sponsoring the Qualified Plan and natural persons and legal entities sharing certain family or ownership relationships with other Disqualified Persons. In addition, the beneficiary - "owner" or "account holder" - of an IRA is generally considered to be a Disqualified Person for purposes of the prohibited transaction rules.

     "Prohibited transactions" include, for example, any direct or indirect transfer to, or use by or for the benefit of, a Disqualified Person of a Qualified Plan's or IRA's assets, any act by a fiduciary that involves the use of a Qualified Plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Qualified Plan or IRA in connection with a transaction involving the assets of the Qualified Plan or the IRA. Under ERISA, a Disqualified Person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and will be required to compensate any Qualified Plan that was a party to the prohibited transaction for any losses sustained by the Qualified Plan. In addition, ERISA authorizes additional penalties and further relief from such transaction. Section 4975 of the Code imposes excise taxes on a Disqualified Person that engages in a prohibited transaction with a Qualified Plan or IRA. Prohibited transactions subject to these sanctions will generally be required to be "unwound" to avoid incurring additional penalties.

     In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by a Qualified Plan or IRA from assets as to which the General Partner or any of its Affiliates are fiduciaries. Additionally, fiduciaries of Qualified Plans and IRAs should be alert to the potential for a prohibited transaction in the context of a particular Qualified Plan's or IRA's decision to purchase Units if, for example, such purchase were to constitute a use of plan assets by or for the benefit of, or a purchase of Units from, a Disqualified Person.

Plan Assets

     If a Partnership's assets were determined under ERISA or the Code to be "plan assets" of Qualified Plans and/or IRAs holding Units, fiduciaries of such Qualified Plans and IRAs might under certain circumstances be subject to liability for actions taken by the General Partner or its Affiliates. In addition, certain of the transactions described in this Prospectus in which a Partnership might engage, including certain transactions with Affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such Qualified Plans and IRAs, even if their acquisition of Units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to Qualified Plans and/or IRAs subject to ERISA's fiduciary duty rules might be deemed to have improperly delegated their fiduciary responsibilities to the General Partner in violation of ERISA.

     Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor ("DOL") in currently effective regulations, generally apply a "look-through" rule under which the assets of an entity in which a Qualified Plan or IRA has made an equity investment may constitute "plan assets," the applicable regulations exempt investments in certain publicly-registered securities and in certain operating companies, as well as investments in entities not having significant equity participation by benefit plan investors, from the application of the "look-through" principle. Under the DOL's current regulations governing the determination of what constitutes the assets of a Qualified Plan or IRA in the context of investment securities such as the Units, an undivided interest in the underlying assets of a collective investment entity such as a Partnership will not be treated as "plan assets" of Qualified Plan or IRA investors if (i) the securities are "publicly offered,"
(ii) less than 25% by value of each class of equity securities of the entity is owned by Qualified Plans, IRAs, and certain other employee benefit plans or
(iii) the entity is an "operating company."

     In order to qualify for the publicly-offered exception described above, the securities in question must be freely transferable, owned by at least 100 investors independent of the issuer and of one another, and either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of a public Offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the Offering occurred. Units will be sold as part of an Offering registered under the Securities Act of 1933. Further, the General Partner has represented (a) that it intends to register the Units in each Partnership under the Securities Exchange Act of 1934 in compliance with the DOL's requirements and (b) that it is highly likely that substantially more than 100 independent investors will purchase and hold Units in each Partnership. Accordingly, the determination of whether the Units will qualify for the publicly-offered exception will depend on whether they are freely transferable within the meaning of the DOL regulations. Although whether a security is freely transferable is a factual determination, the limitations on the assignment of Units and substitution of Limited Partners contained in Sections 10.2, 10.3 and
10.4 of the Partnership Agreement appear to fall within the scope of certain restrictions enumerated in the DOL's current regulations that ordinarily will not affect a determination that securities are freely transferable when the minimum investment, as in the case of the Units, is $10,000 or less. Because, however, the effect of the restrictions on transferability of Units on the ultimate determination of whether Units are "freely transferable" for purposes of the DOL's regulations (as well as the determination of whether each Partnerships will be an "operating company" under the alternative DOL exemption set forth above) is not certain, the General Partner has decided to rely on the 25% ownership exemption described above for these purposes. Consequently, pending favorable clarification of such matters from the DOL, in order to ensure that the assets of the Partnerships will not constitute "plan assets" of Qualified Plan and IRA Unitholders, the General Partner will take such steps as are necessary to ensure that ownership of Units by Qualified Plans, IRAs, and certain other employee benefit plan investors is at all times less than 25% of the total value of outstanding Units. In calculating this limit, the General Partner will, as provided in the DOL's regulations, disregard the value of any Units held by a person (other than a Qualified Plan, IRA, or certain other employee benefit plans) who has discretionary authority or control with respect to the assets of the Partnerships, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Partnerships, or any affiliate of any such a person. (See "Investor Suitability Standards.") Whether the assets of the Partnerships will constitute "plan assets" is a factual issue which may depend in large part on the General Partner's ability throughout the life of the Partnerships to satisfy the 25% ownership exemption. Accordingly, tax counsel are unable to express an opinion on this issue.

Other ERISA Considerations

     In addition to the above considerations in connection with the "plan asset" question, a fiduciary's decision to cause a Qualified Plan or IRA to acquire Units should involve, among other factors, considerations that include whether
(a) the investment is in accordance with the documents and instruments governing the Qualified Plan or IRA, (b) the purchase is prudent in light of the diversification of assets requirement for such Plan and the potential difficulties that may exist in liquidating Units, (c) the investment will provide sufficient cash distributions in light of the Qualified Plan's likely required benefit payments and other needs for liquidity, (d) the investment is made solely in the interests of plan participants, (e) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on unrelated business taxable income derived from the Partnerships, and (f) the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the Qualified Plan or IRA to value its assets in accordance with the rules and policies applicable to the Qualified Plan or IRA.

--------------------------------------------------------------------------------

                                 CAPITALIZATION

--------------------------------------------------------------------------------


     The capitalization of the Partnerships as of the date of this Prospectus and as adjusted to reflect the sale of the Minimum and Maximum Offering of Units is as follows:


                              As of             Minimum Offering      Maximum Offering
                              the date          per Partnership       per Partnership
                              hereof (1)        (12,000 Units)        (750,000 Units)
                              ----------        --------------        ---------------
General Partner's
Capital Contribution (1)      $  1,000           $    1,000            $     1,000

Limited Partner's
Capital Contribution (2)         1,000(1)         1,200,000             75,000,000
                              --------           ----------            -----------

Total Capitalization          $  2,000           $1,201,000            $75,001,000

Less Estimated
Organizational and
Offering Expenses (3)               --             (162,000)            (9,375,000)
                              --------           ----------            -----------

Net Capitalization            $  2,000           $1,039,000(2)         $55,626,000(2)
                              ========           ==========            ===========


(1) Each Partnership was originally capitalized by the contribution of $1,000 by the General Partner and $1,000 by the Original Limited Partner.

(2) The Original Limited Partner will withdraw from a Partnership and receive a return of his original Capital Contribution on the Initial Closing Date upon the admission of the Initial Limited Partners to such Partnership.

(3) The amounts shown reflect the Gross Offering Proceeds from sale of Units at $100.00 per Unit before deduction of (a) Sales Commissions in amount equal to 8.0% of Gross Offering Proceeds (or $8 per Unit sold, which will be paid except in the case of Units sold to Affiliated Limited Partners), (b) Underwriting Fees equal in amount to 2.0% of Gross Offering Proceeds (or $2.00 per Unit sold) and (c) the O & O Expense Allowance (without regard to such actual expenses) of 3.5% ($3.50 per Unit) of the first $25,000,000 of each Unit sold for Gross Offering Proceeds; 2.5% ($2.50 per Unit) of each Unit sold for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for Gross Offering Proceeds exceeding $50,000,000. The General Partner has agreed in the Partnership Agreement to pay actual Organizational and Offering Expenses for this Offering to the extent such expenses exceed the O & O Expense Allowance. (No fees or compensation were payable with regard to either the General Partner's or Original Limited Partner's original subscription payment).

    The maximum dollar amount of such items of compensation payable to the General Partner, its Affiliates and non-affiliated Selling Dealers will equal $162,000 for the Minimum Offering of 12,000 Units per Partnership and $9,375,000 for the Maximum Offering of 750,000 Units per Partnership, in each case computed as if all Units are sold to the general public without purchases by Affiliated Limited Partners. Affiliated Limited Partners may acquire Units (for investment purposes only) on a net of Sales Commissions basis for a price of $92.00 per Unit (and a proportionate Net Unit Price for each fractional Unit purchased). To the extent that Units are purchased by such Affiliated Limited Partners, both the total Capital Contributions of the Limited Partners and each Partnership's obligation to pay Sales Commissions will be reduced accordingly. See "SOURCES AND USES OF OFFERING PROCEEDS AND RELATED INDEBTEDNESS."

--------------------------------------------------------------------------------

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION

--------------------------------------------------------------------------------


Liquidity and Capital Resources

      Each Partnership will have limited funds at its formation because the capital anticipated to be raised by each Partnership through its Offering of Units will not be available on the date of formation.

Each Partnership's capital resources are expected to undergo major changes during its initial year of operations as a result of completion of its Offering and acquisition of its Equipment. Thereafter, each Partnership's capital needs and resources are expected to be relatively stable over the holding periods of the Equipment. Each Partnership intends to acquire its Equipment as required to commit all Net Proceeds available for Investment in Equipment. As of the date of this Prospectus, no material commitments with respect to capital expenditures of any Partnership have been made. The General Partner anticipates that reserves sufficient to pay each Partnership's operating expenses and to make Distributions to the Limited Partners will initially be derived from rental payments from the Leases. To date, no Partnership has had any operations. During the period of ownership of the Equipment, each Partnership's operations will consist principally of the ownership and leasing of Equipment.

      Each Partnership intends to establish initially working capital reserves of approximately 1% of Gross Proceeds per Unit, an amount which is anticipated to be sufficient to satisfy general liquidity requirements. Liquidity would, however, be adversely affected by unanticipated or greater than anticipated operating costs or losses (including Lessees' inability to make timely Lease payments). To the extent that working capital reserves are or may be insufficient to satisfy the cash requirements of a Partnership, it is anticipated that additional funds would be obtained through revenues from Partnership operations, the proceeds from the sale of Equipment, bank loans, short-term loans from the General Partner or its Affiliates or the sale of Equipment. The General Partner may use a portion of Cash From Operations and Cash From Sales or Refinancings to re-establish working capital reserves. In no event will a Partnership's reserves be reduced for the purpose of making Distributions to the Partners below a level which the General Partner deems necessary for Partnership operations. There can be no assurance, however, that the amounts in the working capital reserve will be adequate to meet a Partnership's Obligations.

Operations

    Each Partnership is newly formed and has had no operations to date. Until receipt and acceptance of subscriptions for 12,000 Units and the admission of the subscribers therefor as Limited Partners on the Initial Closing Date, a Partnership will not commence active operations. During the period commencing with the Initial Closing Date and continuing throughout the Reinvestment Period, each Partnership will be in active operation.

    Each Partnership will acquire Equipment with Net Offering Proceeds and indebtedness, (which is expected to average at least 50% of a Partnership's aggregate Purchase Price for all of its Equipment, determined when the Net Offering Proceeds of this Offering are fully invested). However, in the event a Partnership requires additional cash or the General Partner determines that it is in the best interests of a Partnership to obtain additional funds to increase cash available for Investment in Equipment and Financing Transactions or for any other proper business need of a Partnership, a Partnership may borrow, on a secured or unsecured basis, amounts up to 67% of the aggregate Purchase Price of all Investments acquired by such Partnership at any given time following full investment of the Net Offering Proceeds. The Partnerships currently have no arrangements with, or commitments from, any Lender with respect to any such borrowings. The General Partner anticipates that any acquisition financing or other borrowings (including Commission Loans) will be obtained from institutional lenders. See "INVESTMENT OBJECTIVES AND POLICIES"--"Acquisition Policies and Procedures".

--------------------------------------------------------------------------------

                     SUMMARY OF THE PARTNERSHIP AGREEMENT

--------------------------------------------------------------------------------


    The following is a brief summary of certain provisions of the Agreement of Limited Partnership (the "Partnership Agreement") which will be executed by the General Partner, which sets forth the terms and conditions upon which each Partnership will conduct its business and affairs and certain of the rights and obligations of the Limited Partners of such Partnership. Such summary does not purport to be complete and is subject to the detailed provisions of, and qualified in its entirety by express reference to, the Partnership Agreement, a copy of which is included as Exhibit A to the Registration Statement of which this Prospectus forms a part. Prospective investors in the Partnership should study the Partnership Agreement carefully before making any investment. References below to Partnership and the Partnership Agreement refer to each Partnership and its Partnership Agreement.

Establishment and Nature of the Partnerships

    ICON Income Fund Eight A L.P. was organized under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") with ICON Capital Corp., a Connecticut corporation, as its General Partner. A limited partnership is a partnership having one or more general partners and one or more limited partners. A limited partner ordinarily does not play a role in the management or control of a partnership's affairs and his liability for partnership obligations is generally limited to his investment, while a general partner is, in general, personally liable for all partnership obligations.

Name and Address

    The Partnerships will be conducted under the name " ICON Income Fund Eight" which has its principal office and place of business at 600 Mamaroneck Avenue, Harrison, New York 10528 (unless such offices are changed by the General Partner with written notice to the Limited Partners).

Purposes and Powers

    Each Partnership has been organized, without limitation, for the purposes of
(a) acquiring, investing in, owning, leasing, re-leasing, financing, refinancing, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds, residual interests therein, and options to purchase Equipment and residual interests therein, (b) lending and providing financing to other Persons for their acquisition of items of equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of equipment (or interests therein and leases thereof) and other such personal property, and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of each Partnership. In conducting such business, the Partnerships are not limited to any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world).

Duration of Partnership

    The term of ICON Income Fund Eight A L.P. commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on July 9, 1997 and will terminate at midnight on December 31, 2017, subject, however, to earlier termination upon the occurrence of any Dissolution Event, including, without limitation, (i) the withdrawal, removal or dissolution of, or the occurrence of certain bankruptcy events with respect to, the General Partner (unless a Substitute General Partner will be timely admitted to such Partnership), (ii) the Sale of all or substantially all of such Partnership's assets and (iii) the voluntary dissolution of such Partnership.

Capital Contributions

    General Partner. The General Partner has contributed $1,000, in cash, as its Capital Contribution to ICON Income Fund Eight A L.P. in exchange for a one percent (1%) Partnership Interest.

    Original Limited Partner. The Original Limited Partner has made a capital contribution of $1,000 to ICON Income Fund Eight A L.P. in exchange for ten (10) Units then representing a 99% Partnership Interest. On the Initial Closing Date, the Original Limited Partner will withdraw from such Partnership, his capital contribution of

$1,000 will be returned to him in full and his original Partnership Interest of ten (10) Units will be retired upon the admission of additional Limited Partners.

    Limited Partners. Each Limited Partner (other than the Original Limited Partner and Affiliated Limited Partners) will make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of each Partnership for each Unit or fraction thereof purchased in exchange for such Unit. Each Affiliated Limited Partner will make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased in exchange for such Unit.

Powers of the Partners

    General Partner. Except as otherwise specifically provided in the Partnership Agreement, the General Partner will have complete and exclusive discretion in the management and control of the affairs and business of the Partnerships and will be authorized to employ all powers necessary or advisable to carry out the purposes and investment policies, conduct the business and affairs and exercise the powers of the Partnerships. Without limiting the generality of the foregoing, the General Partner will have the right to make Investments for and on behalf of the Partnerships and to manage such Investments and all other assets of the Partnerships. The Limited Partners will not be permitted to participate in the management of the Partnerships. Except to the extent limited by the Delaware Act or the Partnership Agreement, the General Partner may delegate all or any of its duties under the Partnership Agreement to any Person (including, without limitation, any Affiliate of the General Partner).

    The General Partner will have the sole and absolute discretion to accept or refuse to accept the admission of any subscriber as a Limited Partner to a Partnership; provided that no such admission will be accepted unless (i) the Minimum Offering will have been achieved, (ii) such admission will not have certain tax consequences and (iii) the Person seeking such admission will agree in writing to be bound by the provisions of the Partnership Agreement, will make a written representation as to whether such Person is or is not a United States Person and will satisfy all applicable suitability requirements (see "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES").

    The General Partner is designated as the Partnership's Tax Matters Partner and is authorized and directed by the Partnership Agreement to represent the Partnerships and their Limited Partners in connection with all examinations of the Partnerships' affairs by tax authorities and any resulting administrative or judicial proceedings, and to expend the Partnerships' funds in doing so.

    Limited Partners. No Limited Partner shall participate in or have any control over a Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnerships (except one who is also the General Partner, and then only in its capacity as the General Partner).

Limitations on Exercise of Powers by the General Partner

    The General Partner will have no power to take any action prohibited by the Partnership Agreement or the Delaware Act. Furthermore, the General Partner is subject to certain provisions in its administration of the business and affairs of the Partnerships, as outlined below.

    From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, each Partnership will not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of the principal amount of such additional Indebtedness plus the aggregate principal amount of Indebtedness of such Partnership then outstanding would exceed 67% of the aggregate Purchase Price paid by such Partnership for Investments then held by that Partnership (inclusive of the Purchase Price of any Investment then being acquired).

    Each Partnership will neither purchase ,or lease Investments from, nor sell or lease Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except only upon the satisfaction of certain conditions, including, but not limited to, the following:

    (i) the General Partner has determined that such Affiliated Investment is in the best interests of a Partnership;


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    (ii) such Affiliated Investment is made by a Partnership upon terms
    (including price) no less favorable to such Partnership than the terms upon which the General Partner or such Affiliate entered into such Affiliated Investment;

    (iii) neither the General Partner nor any such Affiliate will realize any gain or other benefit, other than permitted reasonable compensation, as a result of such Affiliated Investment; and

    (iv) such Affiliated Investment was held only on an interim basis (generally not longer than six months) by the General Partner or any Affiliate of the General Partner for purposes of facilitating the acquisition of such Investment by a Partnership, borrowing money or obtaining financing for a Partnership or for other purposes related to the business of a Partnership.

    No loans may be made by the Partnerships to the General Partner or any Affiliate of the General Partner. The General Partner or any such Affiliate, however, may make Partnership Loans to the Partnerships, provided the terms of such Partnership Loan will include, without limitation, the following:

    (i) interest will be payable with respect to such Partnership Loan at a rate not in excess of the lesser of (A) the rate at which the General Partner or such Affiliate itself borrowed funds for the purpose of making such Partnership Loan, (B) if no such borrowing was incurred, the rate obtainable by a Partnership in an arms-length borrowing with similar terms (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) or (C) the rate from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

    (ii) such Partnership Loan will be fully repaid within twelve months after the date on which it was made; and

    (iii) neither the General Partner nor any such Affiliate may receive financial charges or fees in connection with such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for actual reasonable out-of-pocket expenses).

The Partnerships will not acquire any Investments in exchange for Interests in the Partnerships.

The Partnerships may make Investments in Joint Ventures provided that:


    (i) the General Partner has determined that such Investment is in the best interests of a Partnership and will not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

    (ii) such Investment will (if made with participants affiliated with the Sponsor) be made by a Partnership upon terms that are substantially identical to the terms upon which such participants have invested in such Joint Venture; and

    (iii) such Investment will (if made with non-affiliated Persons) give veto power on disposition decisions only in such Joint Venture to a Partnership and such Joint Venture will own and lease specific Equipment and/or invest in one or more specific Financing Transactions.

During the Reinvestment Period, the General Partner may not dissolve a Partnership or sell or otherwise dispose of all or substantially all of the assets of a Partnership without the Consent of the Majority Interest.

Indemnification of the General Partner

    Pursuant to the Partnership Agreement, except to the limited extent provided therein, the General Partner and any Affiliate of the General Partner and individual officers engaged in the performance of services for the Partnerships will be indemnified by the Partnerships from assets of the Partnerships (and not by the Limited Partners) for any liability, loss, cost and expense of litigation suffered by such party, which arises out of certain actions (for example, legal costs associated with enforcing the Partnerships' rights against Lessees, Users and others) or omissions to act (for example, the cost of a tax bond while contesting the magnitude of, or liability for, state or local taxes) by the General Partner or such Affiliate. See "FIDUCIARY RESPONSIBILITY -- Indemnification of the General Partner, Dealer-Manager and Selling Dealers."

Liability of Partners

    Liability of the General Partner. The General Partner will be liable for all general obligations of the Partnership to the extent not paid by the Partnerships; provided that neither the General Partner nor any Affiliate of the General Partner will have any personal liability for obligations of the Partnerships that are specifically non-recourse to the General Partner or for the repayment of the Capital Contribution of any Limited Partner. All decisions made for or on behalf of the Partnerships by the General Partner will be binding upon the Partnerships. See "FIDUCIARY RESPONSIBILITY -- General."

    Limited Liability of the Limited Partners. No Limited Partner will have any personal liability on account of any obligations and liabilities of, including any amounts payable by, a Partnership and will only be liable, in its capacity as a Limited Partner, to the extent of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of such Partnership. Notwithstanding any of the foregoing, any Limited Partner who participates in the management or control of a Partnership's affairs may be deemed to be acting as a General Partner and may lose any entitlement to limited liability as against third parties who reasonably believe, in connection with the transaction of business with a Partnership, that such Limited Partner is a General Partner. See also "RISK FACTORS -- Partnership and Investment Risks -- Liability of Limited Partners for Certain Distributions."

    The Delaware Act provides that, for a period of three years from the date on which any distribution is made to any Limited Partner, such Limited Partner may be liable to a Partnership for such distribution if (i) after giving effect to such distribution, all liabilities of a Partnership (other than liabilities to Partners on account of their Partnership Interests and liabilities for which the recourse of creditors is limited to specified property of a Partnership), exceed the fair value of the assets of a Partnership (except that the fair value of any property that is subject to such a limited recourse liability will be included in the assets of a Partnership only to the extent that the fair value of such property exceeds such liability) and (ii) such Limited Partner knew at the time of such distribution that such distribution was made in violation of the Delaware Act.

Non-assessability of Units

    The Units are nonassessable. Except as may otherwise be required by law or by the Partnership Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner will have any further obligations to a Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, a Partnership, but may, under certain circumstances, be required to return distributions made to such Limited Partner in violation of the Delaware Act as described in the immediately preceding paragraph.

Distribution of Distributable Cash From Operations and Distributable Cash From Sales

    Distributable Cash from Operations and Distributable Cash From Sales (Available Cash from such sources) that is not reinvested in Equipment and Financing Transactions will be distributed 99% to the Limited Partners as a group and 1% to the General Partner until Payout (which is defined as the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution.) Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy such cumulative return requirement. Thereafter, such distributions will be distributable 90% to the Limited Partners as a group and 10% to the General Partner.

    During the Reinvestment Period (the period of active investment and reinvestment by a Partnership which ends five (5) years after a Partnership's Final Closing Date, the General Partner will have the sole discretion to determine the amount of Distributable Cash From Operations and Distributable Cash From Sales that are to be reinvested in new Investments and the amounts that are to be distributed; provided, however, each Limited Partner is entitled to receive, and shall receive, to the extent available, monthly cash distributions computed as provided in this paragraph. Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by such Limited Partner's original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by a Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly. Such distributions, if made, will reduce the amount of money that may be reinvested by a Partnership. As discussed


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in "INVESTMENT OBJECTIVES AND POLICIES--Cash Distributions to Partners",
decisions by the General Partner as to the amounts of Reserves which a Partnership establishes and the amounts of that Partnership's funds which will be reinvested may effect the ability of such Partnership to make such cash distributions.

    Such cash distributions will be noncumulative; meaning that, if Distributable Cash From Operations and Distributable Cash From Sales are insufficient in any calendar month to pay the full amount of such distributions, only the actual amount thereof is required to be distributed. Such cash distributions will also computed on a non-compounded basis; meaning that the principal amount upon which such cash distributions is computed will not be increased as the result of the inability of a Partnership to distribute any monthly portion of such annual amounts, or reduced by any of such distributions actually made, in any prior period. It is expected that a substantial portion of all of such cash distributions (e.g. the portion thereof which exceeds taxable income for GAAP purposes) will be treated as a return of Limited Partners' originally invested capital) and that the balance of such distributions will be treated as a return thereon (e.g. the portion thereof which equals taxable income for GAAP purposes).

     Section 8.1(a) of the Partnership Agreement also provides that each Limited Partner is entitled to receive monthly cash distributions (if the distributions described above are not adequate) in amounts which would permit the Limited Partners to pay federal, state and local income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at a 31% cumulative tax rate on taxable distributions for GAAP purposes). Such distributions will be made to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

    During the Disposition Period, each Partnership intends to promptly distribute substantially all Distributable Cash From Operations and Distributable Cash From Sales.

    Section 6.4(g) of the Partnership Agreement provides that the General Partner will be paid its monthly Management Fee for any month during the Reinvestment Period only after payment in full of any accrued and unpaid First Cash Distributions for such month and any previous month. To the extent such Management Fee is not paid currently, it will be paid without interest out of the first funds available therefore. (See the "SUMMARY OF COMPENSATION.")

Allocation of Profits and Losses

    As a general rule, during the Reinvestment Period, a Partnership's Profits (including, inter alia, taxable income and gains and items thereof, and items of revenue exempt from tax) will be allocated, first, 99% to the Limited Partners in proportion to their respective numbers of Units and 1% to the General Partner, until each Limited Partner has been allocated Profits equal to the excess, if any, of (1) such Limited Partner's Unpaid Target Distribution (i.e. the sum of such Limited Partner's (a) Adjusted Capital Contribution plus (b) Unpaid Cumulative Return thereon) over (2) such Limited Partner's Capital Account balance; next, in a manner which in a manner that will cause (a) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (b) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and thereafter, 90% to the Limited Partners in proportion to their respective numbers of Units and 10% to the General Partner. During the Disposition Period, a Partnership's Profits first will be allocated to all Partners in the amount necessary to eliminate any deficits in their capital accounts, and, thereafter, will be allocated as described above.

    As a general rule, 99% of a Partnership's Losses (including, inter alia, tax losses and deductions and items thereof, and items of expense that are not deductible for federal income tax purposes) will be allocated among the Limited Partners in proportion to their respective numbers of Units and 1% will be allocated to the General Partner throughout the term of such Partnership.

    In addition to the general provisions regarding allocations of Profits and Losses, the Partnership Agreement contains a number of special allocations that are intended to meet certain "safe harbor" provisions contained in the Treasury Regulations relating to partnership allocations (for example, a "qualified income offset" provision requires that Profits be allocated to any Limited Partners developing deficits in their Capital Account in an amount necessary to eliminate such deficits; and "minimum gain chargeback" provisions require that depreciation recapture and other similar items of income be allocated back to the Partners who were initially allocated the depreciation deductions or other related items of deduction); and certain other special allocations that are designed to reflect the business deal among the Partners (for example, the Sales Commissions with respect to any Unit are allocated to the owner of that Unit) or to protect the Limited Partners in the event a Partnership is subjected to an unexpected tax liability because of a particular Partner (for example, local taxes that are imposed on the Partnership because of a Partner's residence in that locality will be charged to that Partner).


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    The Partnership Agreement provides that Limited Partners who own Units for less than an entire fiscal year will be allocated Profits or Losses (which will be treated as if they occurred ratably over the fiscal year) based on the proportionate part of the fiscal year that they owned their Units.

Withdrawal of the General Partner

    Voluntary Withdrawal The General Partner may not voluntarily withdraw as a General Partner from a Partnership without (i) 60 days' advance written notice to the Limited Partners, (b) an opinion of Tax Counsel that such withdrawal will not cause the termination of such Partnership or materially adversely affect the federal tax status of thatth Partnership and (c) a selection of, and acceptance of its appointment as such by, a Substitute General Partner (i) acceptable to a Majority Interest of the Limited Partners with an adequate net worth in the opinion of Tax Counsel.

    Involuntary Withdrawal The General Partner may be removed by Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect. Neither the General Partner nor any of its Affiliates may participate in any vote by the Limited Partners to (i) involuntarily remove the General Partner or (ii) cancel any management or service contract with the General Partner or any such Affiliate.

    Management Fees. Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the gross rental from such Investments creating the obligation to pay such Management Fees. In the event that the General Partner pledges the Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner.

    Liability of Withdrawn General Partner Generally speaking, the General Partner shall remain liable for all obligations and liabilities incurred by it or by a Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of a Partnership from and after the time such withdrawal shall have become effective. Transfer of Units

    Withdrawal of a Limited Partner A Limited Partner may withdraw from a Partnership only by Assigning or having all Units owned by such Limited Partner redeemed in accordance with the Partnership Agreement. A Limited Partner may generally assign all of his Units and may assign a portion of his or her Units except certain impermissible types of assignees or assignments which would adversely effect a Partnership (See Exhibit A--Section 10.2).

    Limited Right of Presentment for Redemption of Units Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem all or any portion of his or her Units. Subject to the availability of funds and the other provisions of Section 10 of the Partnership Agreement (see "TRANSFER OF UNITS" Section "Limited Right of Presentment for Redemption of Units", below).

Dissolution and Winding-up

    Events Causing Dissolution A Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event") (i) the withdrawal of the General Partner (unless a Substitute General Partner has been duly admitted to a Partnership); (ii) the voluntary dissolution of a Partnership
(A) by the General Partner with the Consent of the Majority Interest or (B) subject to Section 13 of the Partnership Agreement, by the Consent of the Majority Interest without action by the General Partner; (iii) the sale of all or substantially all of the assets of a Partnership; (iv) expiration of a Partnership term specified in the Partnership Agreement; (v) the Operations of a Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or (vi) any other event which causes the dissolution or winding-up of a Partnership under the Delaware Act.

    Liquidation of a Partnership Upon the occurrence of a Dissolution Event, the Investments and other assets of a Partnership will be liquidated and the proceeds thereof will be distributed to the Partners after payment of liquidation expenses and the debts of a Partnership and otherwise in the order of priority set forth in the Partnership Agreement and the existence of a Partnership will be terminated. No Limited Partner is guaranteed the return of, or a return on, such Limited Partner's Capital Contribution.

Access to Books and Records

      The General Partner will maintain the books and records of each Partnership at the Partnerships' principal office. Each Limited Partner will have the right to have a copy of the Participant List (including, among other things, the names and addresses of, and number of Units held by, each Limited Partner) mailed to it for a nominal fee; provided such Limited Partner will certify that such Participant List will not be sold or otherwise provided to another party or used for commercial purpose other than in the interest of the requesting party relative to his or its interest in such Partnership matters. as to the non-commercial In addition, each Limited Partner or his representative will have the right, upon written request, subject to reasonable Notice and at such Limited Partner's expense, to inspect and copy such other books and records of a Partnership as will be maintained by the General Partner.

Meetings and Voting Rights of Limited Partners

    Meetings A meeting of the Limited Partners to act upon any matter on which the Limited Partners may vote may be called by the General Partner at any time on its own initiative and will be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units. In addition, in lieu of a meeting, any such matter may be submitted for action by Consent of the Limited Partners.

    Voting Rights of Limited Partners The Limited Partners, acting by the Consent of the Majority Interest constituting a numerical majority (i.e., more than 50%) of Units, may take action on the following matters without the concurrence of the General Partner:

    (i) amendment of the Agreement; provided that such amendment (A) may not in any manner allow the Limited Partners to take part in the control or management of a Partnership's business, and (B) may not, without the specific Consent of the General Partner, alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement;

    (ii) dissolution of a Partnership;

    (iii) Sale or series of Sales of all or substantially all of the assets of a Partnership (except any such Sale or series of Sales in the ordinary course of liquidating a Partnership's Investments during the Disposition Period (see "Dissolution and Winding-up--Liquidation of a Partnership", in this Section); and

    (iv) removal of the General Partner and election of one or more Substitute General Partners.

Limited Partners who dissent from any vote approved by the Majority Interest are bound by such vote and do not have a right to appraisal of, or automatic repurchase of, their Units as a result thereof.

Amendments

    Amendment by Limited Partners without Concurrence of the General Partner. The Limited Partners, acting by the Consent of the Majority Interest without the concurrence of the General Partner, may amend the Partnership Agreement to effect any change therein, except (i) in any manner to allow the Limited Partners to take part in the control or management of a Partnership's business, and (ii) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in the Partnership Agreement. Notwithstanding the foregoing, (x) any amendment of the provisions of the Partnership Agreement relating to amendments of the Partnership Agreement will require the Consent of each Limited Partner and (y) any amendment that will increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of a Partnership will require the Consent of each Partner affected thereby.

    Amendment by General Partner without the Consent of the Limited Partners. The General Partner may, without the Consent of the Majority Interest, amend the Partnership Agreement to effect any change therein for the benefit or protection of the Limited Partners, including, without limitation:

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    (i) to add to the representations, duties or obligations of the General
    Partner or to surrender any right or power granted to the General Partner;

    (ii) to cure any ambiguity in, or to correct or supplement, any provision thereof;

    (iii) to preserve the status of a Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any other applicable law);

    (iv) to delete or add any provision thereof or thereto required to be so deleted or added by the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar official;

    (v) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

    (vi) under certain circumstances, to amend the allocation provisions thereof, in accordance with the advice of Tax Counsel, the Accountants or the IRS, to the minimum extent necessary; and

    (vii) to change the name of a Partnership or the location of its principal office.


--------------------------------------------------------------------------------

                                TRANSFER OF UNITS

--------------------------------------------------------------------------------


Withdrawal

    A Limited Partner may withdraw from a Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with the terms of the Partnership Agreement.

Restrictions on the Transfer of Units

    There is no public or secondary market for the Units and none is expected to develop. Moreover, a Limited Partner may Assign Units owned by such Limited Partner to an Assignee only upon the satisfaction of certain conditions and subject to certain restrictions. Finally, an Assignee of any Partnership Interest will become a Substitute Limited Partner only if the General Partner has reasonably determined that all conditions to an Assignment have been satisfied and that no adverse effect to a Partnership does or may result from the admission of such Substitute Limited Partner to a Partnership and such Assignee will have executed a transfer agreement and such other forms, including executing a power of attorney to the effect set forth in the Partnership Agreement, as the General Partner reasonably may require. Consequently, holders of Units may not be able to liquidate their investments in the event of emergencies or for any other reasons or to obtain financing from lenders who will readily accept Units as collateral.

    A Limited Partner may Assign Units held by it to any Person (an "Assignee") only upon the satisfaction of certain conditions, including, but not limited to the following:

    (i) such Limited Partner and such Assignee will each execute a written Assignment instrument, in form and substance satisfactory to the General Partner, which will, among other things, state the intention of such Limited Partner that such Assignee will become a Substitute Limited Partner, evidence the acceptance by the Assignee of all of the terms and provisions of the Partnership Agreement and include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

    (ii) such Assignee will pay to a Partnership a fee not exceeding $150.00 to the Partnership for costs and expenses reasonably incurred in connection with such Assignment.

    Furthermore, unless the General Partner will specifically Consent, no Units may be Assigned:

    (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

    (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that a Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such

    Assignment would no longer result in the termination of a Partnership's taxable year or its status as a partnership for federal income tax purposes;

    (iii) to any Person if such Assignment would affect a Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which a Partnership is then conducting business;

    (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

    (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

    (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of an IRA or Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

    (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

    (viii) if the effect of such Assignment would be to cause the "equity participation" in a Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%; or

    (ix) if such Assignment would cause an impermissible percentage of Units to be owned by non-United States Citizens.

Any attempt to make any Assignment of Units in violation of the provisions of the Partnership Agreement or applicable law will be null and void ab initio and will not bind the Partnership.

    The Partnership Agreement provides further that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner will not permit any interest in a Unit to be Assigned on a Secondary Market and, if the General Partner determines in its sole discretion, that a proposed assignment was effected on a Secondary Market, a Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not in fact recognized.

      Any Assignment which results in a failure to meet the "safe harbor" provisions of Treasury Regulations ss.1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, will be treated as causing the Units to be publicly traded. Pursuant to the Partnership Agreement, the Limited Partners will agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred on a Secondary Market.

    Assignments of Units will be recognized by a Partnership as of the first day of the Segment following the date upon which all conditions to such Assignment will have been satisfied.

Limited Right of Presentment for Redemption of Units

    A Partnership will at no time be under any obligation to redeem Units of a Limited Partner and will do so only in the sole and absolute discretion of the General Partner. Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of a Partnership, any Limited Partner may request that a Partnership redeem, and, subject to the availability of funds and provided that a Partnership will not in any calendar year redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such calendar year, with the prior Consent of the General Partner, a Partnership will redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Applicable Redemption Price, with respect to any Unit, will be an amount (determined as of the date of redemption of such Unit), as follows:

    (a) during the second year of the Reinvestment Period, each Limited Partner shall receive equal to 90% of the original Capital Contribution of such Limited PartnerUnit;

    (b) during the third year, each limited partner shall receive equal to 92% of the original Capital Contribution of such Limited Partner;

    (c) during the fourth year, each limited partner shall receive equal to 94% of the original Capital Contribution of such Limited Partner;

    (d) during the fifth year, each limited partner shall receive equal to 96% of the original Capital Contribution of such Limited Partner;

    (e) during the first year of the Liquidation Period, each limited partner shall receive equal to 98% of the original Capital Contribution of such Limited Partner;

    (f) during the second year of the Liquidation Period, each limited partner shall receive equal to 100% of the original Capital Contribution of such Limited Partner;

    less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption such Unit.

    provided, however, that in no event will the applicable redemption price computed under clauseS (a) through (f) exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

    There can be no assurance that the Applicable Redemption Price will in any way reflect the fair market value of the Units at the time of redemption.

    The availability of funds for the redemption of any Unit will be subject to the availability of sufficient Distributable Cash. In this connection, it should be noted that the General Partner intends to reinvest a substantial portion of a Partnership's Cash From Operations and substantially all Cash From Sales during the Reinvestment Period. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of a Partnership's taxable year or of its federal income tax status as a partnership. Any amounts used to redeem Units will reduce a Partnership's funds available to make Investments and distributions to the remaining Partners. In the event that a Partnership receives requests to redeem more Units than there are funds sufficient to redeem, the General Partner will honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner will use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests. A Limited Partner desiring to have a portion or all or his Units redeemed will submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of a Partnership. Redemption requests hereunder will be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partners address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, (collectively "Hardship Redemptions") will be treated as having been received at 12:01 A.M. EST and all other requests will be deemed received with the start of the business day during which received. Within the times specified above, the General Partner will accept or deny each redemption request. The General Partner will, in its sole discretion, decide whether a redemption is in the best interest of a Partnership.

Certain Consequences of Transfer

    Any Units tendered to, and accepted by, a Partnership for redemption will be canceled when redeemed and, as of the date of such redemption, will no longer represent a Partnership Interest. In the event that any Limited Partner will Assign all Units owned by such Limited Partner, or have all such Units accepted for redemption by a Partnership, such Limited Partner will thereupon cease to be a Limited Partner and will no longer have any of the rights or privileges of a Limited Partner in a Partnership. Whether or not any Assignee becomes a Substitute Limited Partner, however, the Assignment by a Limited Partner of such Limited Partner's entire Partnership Interest will not release such Limited Partner from liability to a Partnership to the extent of any portion of such Limited Partner's Capital Contribution not yet paid and of any distributions (including any return of or on such Limited Partner's Capital Contribution) made to such Limited Partner in violation of the Delaware Act or other applicable law.

    The sale of Units by a Limited Partner may result in the recapture of all of the depreciation deductions previously allocated to such Limited Partner. See the "FEDERAL INCOME TAX CONSEQUENCES--Sale or Other Disposition of Partnership Interest."

    Neither the General Partner nor any of its Affiliates (i.e., no Affiliate Limited Partner) may redeem their Partnership Units, if any.

    Gain or loss realized on the redemption of a Unit by a Limited Partner who holds his Units as a capital asset and who has held such Unit for more than one year, will be capital gain or loss, as the case may be, except that any gain realized will be treated as ordinary income to the extent attributable to the Limited Partner's share of potential depreciation recapture on a Partnership's Equipment, substantially appreciated inventory items and unrealized receivables. See "FEDERAL INCOME TAX CONSEQUENCES--Treatment of Cash Distributions Upon Redemption."


--------------------------------------------------------------------------------

                           REPORTS TO LIMITED PARTNERS

--------------------------------------------------------------------------------

Annual Reports

    By March 15 of each Fiscal Year, the General Partner will deliver to each Limited Partner a statement of such Partner's share of a Partnership's income, gains, losses, deductions, and items thereof, and credits, if any, for the Fiscal Year most recently completed to enable such Limited Partner to prepare his federal income tax return.

    Within 120 days after the end of a Partnership's fiscal year, the General Partner will send to each Person who was a Limited Partner at any time during such Fiscal Year an annual report including, among other things:

    (i) financial statements for a Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which will be prepared as required by the Partnership Agreement and accompanied by an auditor's report containing an opinion of the Accountants;

    (ii) a breakdown (by source) of distributions made during such Fiscal Year to the General Partner and the Limited Partners;

    (iii) a status report with respect to each item of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of a Partnership's Investments at the end of such Fiscal Year, including (among other things) information relevant to the condition and utilization of such Equipment or the collateral securing such Financing Transaction;

    (iv) a breakdown of the compensation paid to, and any amounts reimbursed to, the Sponsor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part any other Programs of the Sponsor demonstrating the allocation thereof between a Partnership and such other Programs;

    (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with the Partnership Agreement, certain information regarding Investments made by a Partnership during such Fiscal Year.

Quarterly Reports

    Within 60 days after the end of each of the first three Fiscal Quarters in any Fiscal Year, the General Partner will send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, an interim report for such Fiscal Quarter including, among other things:

    (i) unaudited financial statements for a Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity;

    (ii) a tabular summary of the compensation paid to, and any amounts reimbursed to, the Sponsor, including (among other things) a statement of the services performed or expenses incurred in consideration therefor and a summary of the terms and conditions of any contract with the Sponsor which was not filed as an exhibit to the Registration Statement of which this Prospectus forms a part; and

    (iv) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners in accordance with a Partnership Agreement, certain information regarding Investments made by a Partnership during such Fiscal Quarter.

--------------------------------------------------------------------------------

                              PLAN OF DISTRIBUTION

--------------------------------------------------------------------------------

    Subject to the conditions set forth in this Prospectus and in accordance with the terms and conditions of the Partnership Agreement, pursuant to the Dealer-Manager Agreement between a Partnership and the Dealer-Manager, a Partnership will offer through the Dealer-Manager, on a best efforts basis, a Maximum Offering of 750,000 Units per Partnership, all of which are priced at $100 per Unit (except for certain Units which may be purchased by Affiliated Limited Partners for the Net Unit Price of $92.00 per Unit). The minimum subscription is 25 Units (10 Units for IRAs and Qualified Plans, including Keogh plans except in certain states as set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section). See "INVESTOR SUITABILITY STANDARDS--Minimum Unit Purchase."

    The Offering Period for ICON Eight B will begin following the Closing of ICON Eight A. The Offering is expected to terminate not later than September 30, 1999 for ICON Eight A and September 30, 2000 for ICON Eight B, provided that in no event will the Offering Period for any Partnership continue for longer than twenty four months. The General Partner has a reasonable period of time (generally not in excess of 5 business days) to conclude a Partnership's closing after the termination of such Partnership's Offering. The sale of Units in 1999 in various states may require extensions of the Offering permits by their state securities commissions, which extensions may not be granted. Each Offering Period may be terminated at the option of the General Partner at any time during the Offering Period.

    Only one Partnership will accept subscriptions at a time. An individual subscription may not specify in which of the Partnerships a subscriber wishes to invest. Subscription payments not applied to the purchase of Units of a Partnership will be retained in escrow, carried over and automatically deemed a subscription for Units in the next Partnership in this program. Accordingly, subscribers will generally not have the right to withdraw or receive their funds from the Escrow Account unless and until the Offering of ICON Eight B is terminated, which may be as late forty eight (48) months after the effective date of this Prospectus.

    Units will be sold primarily through the Selling Dealers and to a limited extent by the Dealer-Manager. Each Partnership will pay to the Selling Dealer or the Dealer-Manager, as the case may be, a Sales Commission equal to 8.0% of the Gross Offering Proceeds from the sale of such Units (except for Units sold to Affiliated Limited Partners, as to which no Sales Commission is payable) from Gross Offering Proceeds of such sales.

    Generally, Units are purchased by all subscribers at a price of $100.00 per Units except for:

    (a) officers, employees and securities representatives of the General Partner, its Affiliates and Selling Dealers ("Affiliated Limited Partners") who may purchase Units for investment purposes only for the Net Unit Price of $92.00 per Unit. A Partnership will incur no obligation to pay any Sales Commissions with respect to such purchases. The General Partner's and its Affiliates' purchases of Units are limited to a maximum of 10% of the total Units purchased.

    The total marketing compensation to be paid to the Dealer-Manager and all participating Selling Dealers in connection with the Offering of Units in the Partnerships, including Sales Commissions and Underwriting Fees, will not exceed a maximum of 10.0% of the Gross Offering Proceeds (except that the General Partner may pay bona fide due diligence fees and expenses incurred by the Dealer-Manager and prospective Selling Dealers from its O & O Expense Allowance up to the lesser of (i) an additional 1/2 of 1% of such Gross Offering Proceeds or (ii) the maximum amount allowable under the NASD Rules of Fair Practice). Any payments made in connection with due diligence activities will only be paid on a fully accountable basis and only for bona fide due diligence activities. Amounts paid or advanced for Sales Commissions and due diligence fees and expenses will be made only for bona fide sales or due diligence activities as evidenced by receipt of duly executed subscription documents (in the case of sales) and an invoice and other evidence satisfactory to the General Partner confirming the nature and cost of due diligence activity performed (in the case of due diligence activities). The sums which may be expended in connection with due diligence activities are included in the O & O Expense Allowance paid by each Partnership to the General Partner. See "SUMMARY OF COMPENSATION."

    The Dealer-Manager Agreement and the Selling Dealer Agreements contain provisions for the indemnification of the Dealer-Manager and participating Selling Dealers by a Partnership with respect to certain liabilities, including liabilities arising under the Securities Act. The Dealer-Manager may be deemed to be an "underwriter" for purposes of the Securities Act in connection with this Offering.

Segregation of Subscription Payments

    Commencing on the effective date of this Prospectus and until subscriptions for 12,000 Units (or 37,500 Units per Partnership in the case of residents of Pennsylvania) have been accepted by the General Partner and such subscribers have been admitted as Limited Partners on the Initial Closing Date (or a subsequent Closing Date in the case of Pennsylvania residents), all funds received by the Dealer-Manager from subscriptions for Units will be placed in an escrow account, at a Partnership's expense, with or another banking institution designated by the General

Partner, as escrow agent. Thereafter, funds received through the Termination Date will be deposited in the Qualified Subscription Account maintained by a Partnership.

    The General Partner will promptly accept or reject subscriptions for Units after its receipt of a prospective investor's Subscription Documents and subscription funds. The Initial Closing Date will be as soon as practicable after the receipt and acceptance by a Partnership of subscriptions for 12,000 Units (excluding for such purpose subscriptions from residents of Pennsylvania). Subsequent to the Initial Closing Date, it is anticipated that daily Closings will be held (provided the number of Units subscribed for is sufficient to justify the burden and expense of a Closing). Once subscriptions for a total of37,500 Units per Partnership (including subscriptions from residents of Pennsylvania), all subscription payments then remaining in escrow would be released from escrow and the escrow agreement would be terminated. Thereafter subscription payments would continue to be deposited with the Bank of New York
(NJ) in a special, segregated, subscription account of a Partnership which will be maintained during the Offering Period for the receipt and investment of subscription payments. At each Closing, a Partnership will admit as Limited Partners, effective as of the next day, all subscribers whose subscriptions have been received and accepted by a Partnership and who are then eligible to be admitted to a Partnership (e.g., Pennsylvania subscribers are not eligible to be admitted to the Partnership prior to sale of37,500 Units per Partnership) for the funds representing such subscriptions will be released from the escrow account or from a Partnership's segregated subscription account (as the case may be) to a Partnership.

    Interest earned, if any, on subscription funds of subscribers who are accepted and admitted to a Partnership will be remitted to the subscribers by the Escrow Agent or the General Partner as soon as practicable after their admission. If 12,000 Units have not been subscribed for on or before the anniversary of the date on the Cover of this Prospectus (which is dated as of the Effective Date) (or, in the case of each subscriber from Pennsylvania, if 37,500 Units per Partnership have not be sold within 120 days of the Escrow Agent's receipt of such subscription, and such subscriber has been offered and has elected to rescind his or her subscription), then a Partnership will direct the Escrow Agent to release the applicable subscription payments from escrow and return them promptly to the related subscribers, together with all interest earned thereon, in which case such Partnership will be terminated. The procedure described in the preceding sentence will be applied to return subscription payments (if any) which are held in the Escrow Account for twelve months from the date of this Prospectus. In addition, any Net Proceeds from the sale of Units in a Partnership which have not been invested or committed for investment within two years after the Effective Date (except for Reserve and necessary operating capital) will be returned, without interest, to the Limited Partners in proportion to their respective Capital Contributions. Any such returned proceeds will include, in addition, a return of the proportionate share of the O & O Expense Allowance, Underwriting Fees and any Sales Commissions paid to the General Partner or any of its Affiliates. See "INVESTMENT OBJECTIVES AND POLICIES - Return of Uninvested Net Proceeds."


--------------------------------------------------------------------------------

            INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS;
                             SUBSCRIPTION PROCEDURES

--------------------------------------------------------------------------------

General Suitability Considerations

    Among the reasons for establishing investor suitability standards and minimum dollar amounts of investment is that there is no public market for the Units, which are not freely transferable, and none is expected to develop. Accordingly, only Persons able to make a long-term investment and who have adequate financial means and no need for liquidity with regard to their investment should purchase Units. Investors subscribing for Units should carefully consider the risk factors and other special considerations (including the lack of a market for Units and the resulting long-term nature of an investment in Units) described under "RISK FACTORS--Partnership and Investment Risks-- Restricted Transferability and Illiquidity of Units," "TRANSFER OF UNITS--Restrictions on the Transfer of Units" and "--Limited Right of Presentment". An investment in Units is not appropriate for investors who must rely on cash distributions with respect to their Units as their primary, or as an essential, source of income to meet their necessary living expenses.

State Requirements Concerning Minimum Investment and Minimum Investor Net Worth/Income

    Minimum Investment. All Investors other than Qualified Plans and IRAs: The minimum number of Units an investor may purchase is 25 Units (other than residents of Nebraska, for whom the minimum investment is 50 Units).

 Qualified Plans and IRAs: The minimum number of Units which a Qualified Plan and an IRA may purchase is 10 Units.

    Minimum Net Worth/Income. Except with respect to Qualified Plans and IRAs and except for residents of states with higher suitability standards (as described below), Units will be sold during the Offering only to an investor who represents, in writing:

    (i) that such investor has either (A) both a net worth of at least $30,000 in excess of Capital Contributions required to be made in respect of Units subscribed for by such investor and an annual gross income of at least $30,000, or (B) irrespective of annual gross income, a net worth of at least $75,000 or that such investor is purchasing in a fiduciary capacity for a Person who meets either such condition, or

    (ii) that such investor satisfies the suitability standards applicable in such investor's state of residence or domicile, if such standards are more stringent (as listed in "--Certain State Requirements" paragraph below or in the current Supplement to this Prospectus).

All computations of net worth for purposes of all suitability standards (whether described above or below) exclude the value of such investor's home, home furnishings and personal automobiles and, in connection therewith, all of such investor's assets must be valued at their fair market value.

    If an investor is a Qualified Plan or an IRA, such investor must represent
(i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards.

    Each investor must execute a copy of the Subscription Agreement, the form of which is included as an exhibit to the Registration Statement of which this Prospectus forms a part, or an Assignment instrument or other writing, to evidence such investor's compliance with such standards and the requirements of applicable laws.


    Legending of Unit certificates issued to residents of California. The California Corporations Commissioner requires that certificates evidencing ownership of Units for all Units issued, or subsequently transferred, to Persons who are residents of, or who are either domiciled or actually present in, the State of California, must bear the following legend restricting transfer:

    "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF A LIMITED PARTNERSHIP INTEREST, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    Fiduciary and Qualified Plan Subscriptions. When Units are purchased for fiduciary accounts, such as trusts and retirement plans, the foregoing conditions must be met either by the fiduciary account or by the Person who directly or indirectly supplies the funds for the purchase of Units. In the case of gifts to minors by a donor, the foregoing conditions must be met by the donor who directly or indirectly supplies the funds for such purchase. A transferee will be required to comply with all of the foregoing requirements as a condition to admission as a Substitute Limited Partner.

    In addition, it should be noted that an investment in a Partnership will not, in and of itself, create an IRA or Qualified Plan and that, in order to create an IRA or Qualified Plan, an investor must itself comply with all applicable provisions of the Code and ERISA. IRAs or Qualified Plans, and other tax-exempt organizations, when making a decision concerning an investment in a Partnership, should consider the following:

    (i) any income or gain realized by such entity will be "unrelated business taxable income" and subject to the unrelated business tax;

    (ii) investments in a Partnership made by Qualified Plans and IRAs may cause a pro rata portion of such Partnership's assets to be considered to be "plan assets" with respect to such entities for purposes of ERISA and the excise taxes imposed by Section 4975 of the Code; and

    (iii) such entities, since they are exempt from federal income taxation, will be unable to take full advantage of the tax benefits, if any, generated by a Partnership.

See "RISK FACTORS--Federal Income Tax Risks and ERISA Matters -- Unrelated Business Income," "FEDERAL INCOME TAX CONSEQUENCES -- Taxation of Employee Benefit Plans and Other Tax-Exempt Organizations" and "INVESTMENT BY QUALIFIED PLANS."

    A Fiduciary or Investment Manager (as such terms are defined in Sections 3(21) and 3(38) of ERISA, respectively) of a Qualified Plan or IRA or a fiduciary of another tax-exempt organization should consider all risks and investment concerns, including those unrelated to tax considerations, in deciding whether an investment in a Partnership is appropriate and economically advantageous for a Qualified Plan or other tax-exempt organization. See "RISK FACTORS," "INVESTMENT OBJECTIVES AND POLICIES," "FEDERAL INCOME TAX CONSEQUENCES" and "INVESTMENT BY QUALIFIED PLANS."

    Although the General Partner believes that Units may represent suitable investments for individuals, Qualified Plans, IRAs and many different types of entities, Units may not be suitable investments for such entities due to tax rules of particular application to certain types of entities. (For example, the General Partner believes that Units will generally not be a suitable investment for charitable remainder trusts.) Furthermore, the foregoing standards represent minimum requirements, and a Person's satisfaction of such standards alone does not mean that an investment in a Partnership would be suitable for such Person. A prospective investor should consult his personal tax and financial advisors to determine whether an investment in a Partnership would be advantageous in light of his particular situation.

    Transfer. Units are subject to substantial transfer restrictions and may be transferred only under certain circumstances and subject to certain conditions (see "TRANSFER OF UNITS -- Restrictions of Transfer of Units"), including, among others, that Units may be sold only to an Assignee who meets all applicable suitability standards and any Limited Partner making an Assignment of Units may also become subject to the securities laws of the state or other jurisdiction in which the transfers are deemed to take place. Furthermore, following a transfer of less than all of the Units owned by any Limited Partner, each Limited Partner must generally retain a sufficient number of Units to satisfy the minimum investment standards applicable to such Limited Partner's initial purchase of Units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc. ("NASD") is involved, such firm must be satisfied that a proposed Assignee of Units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Appendix F to the NASD's Rules of Fair Practice and must inform the proposed Assignee of all pertinent facts relating to the liquidity and marketability of the Units during the term of any investment therein.

Subscriber Representations

    By signing and initialing the blocks provided in Section 5 of the Subscription Agreement and paying for Units, each investor makes the representations contained such Section 5 (except as provided to the contrary therein) and will be bound by all the terms thereof. In addition, each investor acknowledges in his Subscription Agreement that his subscription is subject to acceptance by the General Partner, in its sole discretion, and may be rejected in whole or in part for any reason.

    The representations made by each subscriber (except for certain of the representations which may not be made by the residents of certain states as noted on such Page C-4) are set forth on page C-3 of Exhibit C to this Prospectus and confirm that each subscriber signing the Subscription Agreement:
(i) has received a copy of the Prospectus; (ii) has read the "General Instructions" (on Page C-2) of the Subscription Agreement; (iii) that an investment in Units is not liquid; and (iv) that the General Partner may rely upon the accuracy of the factual data concerning such subscriber which is contained in the Subscription Agreement (including, without limitation, that (A) if such investor is an IRA, Qualified Plan or other Benefit Plan, has accurately identified itself as such; (B) has accurately identified himself as either a U.S. Citizen or non-U.S. Citizen (i.e., as determined in the manner described under "Citizenship" below) and (C) has accurately reported his federal taxpayer identification number and is not subject to backup withholding of federal income taxes). Specifically, by representing whether he is a United States Citizen, Resident Alien or resident of another country, each subscriber will be deemed to have made a representation as to whether he is or is not a "United States Person" as defined in Section 7710(a)(30) of the Code. In addition, each subscriber appoints the General Partner as his true and lawful attorney-in-fact to execute such documents (including the Partnership Agreement) as may be required for the such subscriber's admission as a Limited Partner.

    Each Partnership will require such representations to be made by each subscriber in order to assist NASD-registered securities sales representatives, Selling Dealers and the Dealer-Manager to determine whether an investment in Units is suitable for such subscriber. The General Partner will rely upon the accuracy and completeness of the subscriber's representations in complying with its obligations under applicable state and federal securities laws and may assert such representations as a defense against the subscribers or securities regulatory agencies.

    Each subscriber is also instructed on Page C-2 of the Subscription Agreement that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBERS SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Each subscriber is hereby further advised that an investment in Units of a Partnership involves certain risks including, without limitation, the matters set forth in this Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations." Each subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of such subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws. Each subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for subscriber to readily liquidate his investment in the Partnership in question, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES". Various states may also impose more stringent standards than the general requirements. See "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES." In addition, the State of California has additional transfer requirements as summarized in the following legend:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

    Each subscriber's acknowledgment that he has received this Prospectus and the instruction that he should rely on no information other than that contained in this Prospectus, are required in order that the General Partner may make an informed judgment as to whether it should accept such subscriber's offer to subscribe for Units. The General Partner recognizes that in the sales process of this Offering a potential subscriber will usually discuss a Partnership with his registered representative. It is possible that a subscriber may misunderstand what he is told or that someone might tell him something different from, or contrary to, the information contained in this Prospectus. Additionally, a subscriber might be relying on something he read or heard from sources for which the neither the Dealer-Manager nor the General Partner is responsible, over which they have no control and which contradicts the data and information contained in this Prospectus. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner alleging that he did not receive a Prospectus for this Offering or that although he did receive a Prospectus, he relied upon information that is contradictory to that disclosed in this Prospectus, then each Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon the acknowledgment and receipt of this Prospectus and the instruction concerning non-reliance on any Offering material other than this Prospectus as evidence that such subscriber did, in fact, receive a Prospectus and that such subscriber was properly notified that he should not rely upon any information other than the information disclosed in this Prospectus.

    The General Instructions on Page C-2 also ask a potential investor to review the disclosure in this Prospectus concerning certain conflicts of interest faced by a Partnership's management and certain risks involved in an investment in a Partnership and that any federal income tax benefits which may be available as a result of such purchase may be adversely affected as set forth in this Prospectus under the captions "Risk Factors," "Conflicts of Interest," "Management" and "Income Tax Considerations". Such instruction has been included because, since the investment involves inherent conflicts of interest and risks as disclosed in this Prospectus, the General Partner does not intend to admit a subscriber as a Limited Partner unless it has reason to believe that the investor is aware of the risks involved with an investment in a Partnership. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner to the effect that he was not aware that an investment in a Partnership involved the inherent risks described in this Prospectus, each Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon this instruction as evidence that such subscriber had been aware of the degree of risks involved in an investment in such Partnership for the reasons set forth in this Prospectus under "Risk Factors."

    Each Selling Dealer must countersign each Subscription Agreement for subscribers solicited by such firm. By such signature, each Selling Dealer selling Units to a subscriber certifies that it has obtained information from the subscriber sufficient to enable it to determine that the subscriber has satisfied the suitability standards named thereon. Since each Partnership, the Dealer Manager and the General Partner will not have had the opportunity to obtain such information directly from the subscriber, the General Partner will rely on such representation so as to determine whether to admit a subscriber to such Partnership as a Limited Partner. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner alleging that the Units sold to him were not a suitable investment for him because he did not meet the financial requirements contained in the investor suitability standards, such Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation as evidence that such subscriber met such financial requirements.

    The representation that a subscriber has agreed to all the terms and conditions of the Partnership Agreement is necessary because the General Partner and each Limited Partner are bound by all of the terms and conditions there of, notwithstanding that the Limited Partners do not actually sign the Partnership Agreement. Since the Partnership Agreement is not actually signed by each subscriber but pursuant to powers of attorney granted in the Subscription Agreement, the General Partner thereby obligates each subscriber to each of the terms and conditions of the Partnership Agreement. If a subscriber becomes a Limited Partner and later makes claims against a Partnership, the Dealer Manager and/or the General Partner that he did not agree to be bound by all of the terms of the Partnership Agreement and the Subscription Agreement, such Partnership, the Dealer Manager and the General Partner anticipate that they will rely upon such representation and the power of attorney as evidence of the subscriber's agreement to be bound by all the terms of such agreement.

Citizenship

    Federal law restricts the extent to which aircraft and marine vessels which are to be registered in the United States may be owned or controlled by Persons who are not United States Citizens. For these purposes, "United States Citizens" is defined to include (i) individuals who are citizens of the United States or one of its possessions, (ii) partnerships in which each partner is an individual who is a citizen of the United States, in the case of aircraft, or in which at least 75% of the equity in the partnership is held by citizen of the United States, in the case of vessels, (iii) certain trusts, the trustees of which are citizens of the United States (provided that, in the case of aircraft, persons who are not citizens of the United States or resident aliens do not possess more than 35% of the aggregate power to direct or remove the trustee, and in the case of vessels, each of the beneficiaries of the trust is a citizen of the United States), and (iv) domestic corporations of which the president (and the chairman of the board of directors, in the case of vessels) and two-thirds or more of the members of the board of directors and other managing officers are citizens of the United States and in which at least 75% of the voting interest (or, in the case of certain vessels, a majority voting interest) is owned or controlled by Persons who are citizens of the United States.

    As a consequence of those rules, a Partnership may cause title to certain aircraft and vessels to be held by a trust of which a Partnership is the sole beneficiary by a limited partnership beneficially owned by a Partnership or a limited liability company of which the Partnership is a member. See "RISK FACTORS -- Business Risks - Risk of Loss of Equipment Registration." In addition, each investor will be required to represent and warrant whether or not the investor is a United States Citizen, and subscriptions will be accepted from only a limited number of Persons who are not United States Citizens. See "PLAN OF DISTRIBUTION -- Offering of Units." The General Partner will not admit a non-United States Citizen as if such admission would result in the potential invalidation of Equipment registration. See "RISK FACTORS -- General -- Limited Transferability of Units."

Special Limit on Ownership of Units by Benefit Plans

    To avoid classification of a pro rata portion of a Partnership's underlying assets as "plan assets" of investors which are benefit plan investors, each Partnership intends to restrict the ownership of Units by benefit plan investors to less than 25% of the total value of outstanding Units at all times. (See "INVESTMENT BY QUALIFIED PLANS -- Plan Assets.")

Minimum Investment and Suitability Standards

    Each Selling Dealer Agreement and the Dealer-Manager Agreement each requires that the broker-dealer selling Units in a Partnership make diligent inquiry, as required by law, of each prospective investor to determine whether a purchase of Units is suitable for such Person in light of his or her circumstances and, if so and upon receipt of a subscription for Units, to promptly transmit to the General Partner all Subscription Monies and duly executed Subscription Agreements and related documents received by them.

    To demonstrate that its registered representative has complied with Sections 3(b) and 4(d) of Appendix F of Article III, Section 34 of the NASD Rules of Fair Practice in connection with the Offering of Units to an investor, each Selling Dealer is required to countersign each Subscription Agreement solicited by its registered representative to confirm that such Selling Dealer had reasonable grounds to believe (based on information requested from the investor concerning investment objectives, other investments, financial situation and needs, as well as any other information known to such registered representative) that (i) the proposed investment in a Partnership is suitable for such investor, (ii) such Selling Dealer or registered representative had delivered a copy of this Prospectus to the investor at the time of or prior to solicitation of the subscription, (iii) such Selling Dealer or registered representative has informed the investor of the lack of liquidity and marketability of the investment and (4) such Selling Dealer or registered representative has confirmed that the investor's signature or the signature of the authorized Person appears on the subscribing document where required.

How to Subscribe

    An investor who meets the suitability standards set forth above may subscribe to acquire Units. Subscribers must personally execute the Subscription Agreement and deliver to a securities sales representative a check for all Subscription Monies payable in connection with such subscription, made payable as provided in the next paragraph, in order to subscribe for Units. In the case of IRA, SEP and Keogh plan owners, both such owners and the plan fiduciary (if any) must sign the Subscription Agreement. In the case of donor trusts or other trusts in which the donor is the fiduciary, such donor must sign the subscription agreement. In the case of other fiduciary accounts in which the donor neither exercises control over, nor is a fiduciary, the plan fiduciary alone may sign the Subscription Agreement.

    Until subscriptions for 12,000 Units (or 37,500 Units per Partnership in the case of residents of Pennsylvania) are received by the Partnership, checks for the payment of Subscription Monies should be made payable to "-- ICON Income Fund Eight Escrow Account" for deposit into such Escrow Account. After the Initial Closing Date, checks for the payment of Subscription Monies should be made payable to "ICON Income Fund Eight Subscription Account" for deposit into a Qualified Subscription Account.

    The General Partner will promptly review, and accept or reject (in its sole and absolute discretion), each subscription. Investors whose subscriptions are accepted by the General Partner will receive prompt written confirmation of such acceptance from the General Partner or its agents.

    The General Partner and any Affiliate of the General Partner and the Selling Dealers (and their respective officers and employees) will have the right, but not the obligation, to subscribe for and purchase Units for their own account for investment purposes, subject to the terms and conditions contained herein, including purchases of Units on or before the Initial Closing Date, which will count, to the extent of 600 Units, toward the achievement of the Minimum Offering. All Units purchased by such parties will be purchased solely for investment purposes and not with a present view towards resale or distribution. The General Partner and its Affiliates (and their respective officers and employees) may not purchase more than ten (10%) percent of all Units subscribed for by all non-Affiliated Persons.

    The NASD's Rules of Fair Practice require that any member of, or Person associated with, the Dealer-Manager or a Selling Dealer who sells or offers to sell Units must make every reasonable effort to assure that such potential subscriber is a suitable investor for a Partnership investment in light of such subscriber's age, education level, knowledge of investments, need for liquidity, net worth and other pertinent factors and further requires each selling broker and each subscriber to make such determination of suitability. The State of Maine requires us to inform you that the Dealer-Manager and each Person selling Units cannot rely upon representations made by a subscriber in a Subscription Agreement alone in making a determination of the suitability of the investment for such subscriber.

Admission of Partners; Closings

    Subscribers will be admitted to a Partnership as Limited Partners, and will for all purposes become and be treated as Limited Partners, as of the first day immediately following the Initial Closing Date or the Final Closing Date or any subsequent Closing Date (other than the Final Closing Date), as the case may be, next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner will set the Initial Closing Date. Following the Initial Closing Date, a Closing may be held each day.


--------------------------------------------------------------------------------

                                 SALES MATERIAL

--------------------------------------------------------------------------------

    In addition to and apart from this Prospectus, a Partnership will utilize certain sales material in connection with the Offering of Units. This material may include reports describing the General Partner and its Affiliates, summary descriptions of Investments (including, without limitation, pictures of Equipment or facilities of Lessees), materials discussing the Prior Programs and a brochure and audio-visual materials or taped presentations highlighting various features of this Offering. The General Partner and its Affiliates may also respond to specific questions from Selling Dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to Selling Dealers for customer use, and other information relating to this Offering may be made available to Selling Dealers for their internal use. However, this Offering is made only by means of this Prospectus. Except as described herein or in Supplements hereto, each Partnership has not authorized the use of other sales materials in connection with this Offering. Although the information contained in such material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as a part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference or as forming the basis of this Offering of the Units described herein.

    No dealer, salesman or other Person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by a Partnership and described in this Prospectus or in Supplements hereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any Person in any jurisdiction in which such solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


--------------------------------------------------------------------------------

                                  LEGAL MATTERS

--------------------------------------------------------------------------------

    The legality of the securities offered hereby and the tax matters set forth under "Federal Income Tax Consequences" will be passed upon for the Partnerships by Day, Berry & Howard LLP, Boston, Massachusetts.


--------------------------------------------------------------------------------

                                     EXPERTS

--------------------------------------------------------------------------------

    The audited balance sheet of ICON Income Fund Eight A L.P. as of May 6, 1998 and the audited financial statements of ICON Capital Corp. as of March 31, 1997 and 1996 and for each of the years then ended, have been included herein and in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, upon the authority of said firm as experts in accounting and auditing.


--------------------------------------------------------------------------------

                             ADDITIONAL INFORMATION

--------------------------------------------------------------------------------

    A Registration Statement under the Securities Act has been filed with the Securities and Exchange Commission, Washington, D.C., with respect to the securities offered hereby. This Prospectus, which forms a part of the Registration Statement filed with the Securities and Exchange Commission, contains information concerning the Partnerships and includes a copy of the Limited Partnership Agreement to be utilized by the Partnerships, but does not contain all the information set forth in the Registration Statement and exhibits thereto. The information omitted may be examined at the principal office of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, without charge, and copies thereof may be obtained from such office upon payment of the fee prescribed by the Rules and Regulations of the Commission.


--------------------------------------------------------------------------------

              TABULAR INFORMATION CONCERNING PRIOR PUBLIC PROGRAMS

--------------------------------------------------------------------------------

    Exhibit B contains prior performance and investment information for the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A; ICON Cash Flow Partners, L.P., Series B,; ICON Cash Flow Partners, L.P., Series C,; ICON Cash Flow Partners, L.P., Series D; ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven (the "Prior Public Programs"). Table I through V of Exhibit B contain unaudited information relating to such Prior Public Programs and their experience in raising and investing funds and to the compensation paid to the General Partner and its Affiliates by, the operating results of, and sales or dispositions of investments by, such Prior Public Programs. PURCHASERS OF THE UNITS OFFERED BY THIS PROSPECTUS WILL NOT ACQUIRE ANY OWNERSHIP IN INTEREST IN ANY OF THE PRIOR PUBLIC PROGRAMS AND SHOULD NOT ASSUME THAT THE RESULTS OF ANY OF THE PRIOR PUBLIC PROGRAMS WILL BE INDICATIVE OF THE FUTURE RESULTS OF THE PARTNERSHIPS. MOREOVER, THE OPERATING RESULTS FOR THE PRIOR PUBLIC PROGRAMS SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE RESULTS OF THE PRIOR PUBLIC PROGRAMS NOR OF WHETHER THE PRIOR PUBLIC PROGRAMS WILL ACHIEVE THEIR INVESTMENT OBJECTIVES WHICH WILL IN LARGE PART DEPEND ON FACTS WHICH CANNOT NOW BE DETERMINED, INCLUDING THE RESIDUAL VALUE OF EQUIPMENT HELD BY SUCH PRIOR PUBLIC PROGRAMS.


--------------------------------------------------------------------------------

                              FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

    The audited balance sheet of ICON Income Fund Eight A L.P. as of May 6, 1998, the audited financial statements of ICON Capital Corp. and subsidiaries as of March 31, 1997 and 1996 and for each of the years then ended and the unaudited financial statements of ICON Capital Corp. as of December 31, 1997 are included herein. Notwithstanding the inclusion of the General Partner's unaudited financial statements, purchasers of the Units offered hereby should be aware that they are not thereby purchasing an interest in ICON Capital Corp. and subsidiaries or in any of its Affiliates or in any Prior Public Program.

                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                   May 6, 1998



                         Index to Financial Statements

                                                                        Page
                                                                        ----
ICON Income Fund Eight A L.P.
-----------------------------

Balance Sheet--May 6, 1998

  Independent Auditors' Report
  Balance Sheet at May 6, 1998
  Notes to Balance Sheet

ICON Capital Corp.
------------------

Financial Statements--December 31, 1997 (Unaudited)

  Balance Sheet at December 31, 1997
  Statement of Income for the Nine Months Ended December 31, 1997
  Statement of Changes in Stockholders' Equity for the Nine Months
   Ended December 31, 1997
  Statement of Cash Flows for the Nine Months Ended December 31, 1997 Notes to Unaudited Financial Statements

Financial Statements--March 31, 1997 and 1996

  Independent Auditors' Report
  Balance Sheets at March 31, 1997 and 1996
  Statements of Income for the Years Ended March 31, 1997 and 1996 Statements of Changes in Stockholders'
   Equity for the Years Ended March 31, 1997 and 1996
  Statements of Cash Flows for the Years Ended March 31, 1997 and 1996 Notes to Financial Statements

                          Independent Auditors' Report



The Partners
ICON Income Fund Eight A L.P.:


We have audited the accompanying balance sheet of ICON Income Fund Eight A L.P. (a Delaware limited partnership) as of May 6, 1998. This balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ICON Income Fund Eight A L.P. as of May 6, 1998, in conformity with generally accepted accounting principles.




                                                   KPMG PEAT MARWICK LLP





May 6, 1998
New York, New York

                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                                  Balance Sheet

                                   May 6, 1998







                                     Assets


        Cash                                                            $  2,000
                                                                        --------

                                                                        $  2,000
                                                                        ========



                        Liabilities and Partners' Equity


        Commitments and Contingencies

        Partners' Equity

               General Partner                                          $  1,000
               Limited Partner                                             1,000
                                                                        --------

                                                                        $  2,000
                                                                        ========







                    See accompanying notes to balance sheet.

                          ICON Income Fund Eight A L.P.
                        (a Delaware Limited Partnership)

                             Notes to Balance Sheet

                                   May 6, 1998






(1)     The Partnership

        ICON Income Fund Eight A L.P. (the "Partnership"), was formed on June 9, 1997 as a Delaware Limited Partnership. The initial capitalization of the Partnership was $2,000. The Partnership will continue until December 31, 2017, unless terminated sooner. The Partnership intends to offer limited partnership units on a "best efforts" basis to the general public with the intention of raising up to $75,000,000 of capital. With the funds raised, the Partnership intends to acquire various types of equipment and to lease such equipment to third parties and, to a lesser degree, to enter into secured financing transactions. The General
        Partner of the Partnership is ICON Capital Corp. (the "General Partner"), a Connecticut corporation. The General Partner will acquire the assets and manage the business of the Partnership.

(2)     Capital Contribution

        The General Partner has made an initial capital  contribution of $1,000,
        and  the  original   limited   partner  has  made  an  initial   capital
        contribution of $1,000 to the Partnership.

(3)     Commitment and Contingencies

        The Partnership has not applied for an advance ruling from the Internal Revenue Service; however, in the opinion of counsel the Partnership will be classified as a Partnership and not as an association taxable for U.S. Federal income tax purposes. In the absence of a ruling, there cannot be assurance that the Partnership will not constitute an association taxable as a corporation.

                               ICON CAPITAL CORP.


                              Financial Statements


                                December 31, 1997

                                   (Unaudited)

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                   (Unaudited)



                                                                     December 31,     March 31,
                                                                         1997           1997
        ASSETS
Cash .............................................................   $   391,147    $   292,524
Receivables from related parties - managed income funds ..........       541,985      1,323,502
Receivables from affiliates ......................................     1,436,620        181,039
Prepaid and other assets .........................................       241,386        187,687
Deferred charges .................................................       738,684        379,717
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation and amortization of $1,799,600 and $1,533,265 .....       684,411        752,472
                                                                     -----------    -----------

Total assets .....................................................   $ 4,034,233    $ 3,116,941
                                                                     ===========    ===========

        LIABILITIES AND STOCKHOLDERS' EQUITY


Accounts payable and accrued expenses ............................   $ 1,322,854    $ 1,225,726
Notes payable - line of credit ...................................     1,300,000           --
Obligations under capital leases .................................       194,585        196,105
Current and deferred income taxes, net ...........................       274,430        255,176
Deferred management fees - managed income funds ..................       232,000        758,452
                                                                     -----------    -----------

Total liabilities ................................................     3,323,869      2,435,459
                                                                     -----------    -----------

Commitments and contingencies

Stockholder's equity:
Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ..........................        15,000         15,000
  Additional paid-in capital .....................................       716,200        716,200
  Retained earnings ..............................................     1,079,164      1,050,282
                                                                     -----------    -----------
                                                                       1,810,364      1,781,482

Note receivable from stockholder .................................    (1,100,000)    (1,100,000)
                                                                     -----------    -----------

                                                                         710,364        681,482
                                                                     -----------    -----------

Total liabilities and stockholder's equity .......................   $ 4,034,233    $ 3,116,941
                                                                     ===========    ===========

                               ICON CAPITAL CORP.

                               STATEMENT OF INCOME

                     For the Nine Months Ended December 31,

                                   (Unaudited)

                                                                          1997

Revenues:

    Fees - managed income funds ................................      $8,071,539
    Management fees - affiliate ................................         414,084
    Lease consulting fees and other ............................          34,770
    Rental income from investment in operating lease ...........            --
                                                                      ----------

        Total revenues .........................................       8,520,402
                                                                      ----------
Expenses:

    Selling, general and administrative ........................       6,451,292
    Amortization of deferred charges ...........................         390,897
    Depreciation and amortization ..............................         270,307
    Interest expense ...........................................          31,330
    Depreciation - equipment under operating lease .............            --
    Interest expense - non-recourse financings .................            --
                                                                      ----------

        Total expenses .........................................       7,143,826
                                                                      ----------
    Income before provision for income taxes ...................       1,376,576

    Provision for income taxes .................................          19,254
                                                                      ----------
    Net income .................................................      $1,357,322
                                                                      ==========

                               ICON CAPITAL CORP.

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                 For the Nine Months Ended December 31, 1997 and
                     the Years Ended March 31, 1997 and 1996

                                   (Unaudited)


                                                                                        Note          Total
                                  Common Stock         Additional                    Receivable       Stock-
                               Shares      Stated        Paid-in       Retained         from         holder's
                             Outstanding    Value        Capital       Earnings      Stockholder      Equity
                             -----------   -------    -----------    -----------    ------------   -----------
March 31, 1995 ........         1,500   $    15,000   $ 1,416,200    $   843,550    $  (700,000)   $ 1,574,750

Net income ............          --            --            --           46,407           --           46,407

Cancellation of note
 from stockholder .....          --            --        (700,000)          --          700,000           --
                               ------   -----------   -----------    -----------    -----------    -----------


March 31, 1996 ........         1,500        15,000       716,200        889,957           --        1,621,157

Issuance of
  note from stockholder          --            --            --             --       (1,100,000)    (1,100,000)

Net income ............          --            --            --        3,793,741           --        3,793,741

Distributions to Parent          --            --            --       (3,633,416)          --       (3,633,416)
                          -----------   -----------   -----------    -----------    -----------    -----------

March 31, 1997 ........         1,500        15,000       716,200      1,050,282     (1,100,000)       681,482

Net income ............          --            --            --        1,357,322           --        1,357,322

Distributions to Parent          --            --            --       (1,328,440)          --       (1,328,440)
                          -----------   -----------   -----------    -----------    -----------    -----------

December 31, 1997 .....         1,500   $    15,000   $   716,200    $ 1,079,164    $(1,100,000)   $   710,364
                          ===========   ===========   ===========    ===========    ===========    ===========


                               ICON CAPITAL CORP.

                             STATEMENT OF CASH FLOWS

                     For the Nine Months Ended December 31,
                                  (unaudited)

                                                                        1997
Cash flows from operating activities:
   Net income ..................................................    $ 1,357,322
                                                                    -----------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
     Depreciation and amortization .............................        270,307
     Amortization of deferred charges ..........................        390,897
     Rental income paid directly to lender by lessee ...........           --
     Interest income paid directly to lender by lessee .........           --
     Changes in operating assets and liabilities:
        Receivables from managed income funds, net of
          deferred amounts .....................................        255,065
        Receivables from affiliates ............................     (1,255,581)
        Deferred income taxes ..................................         19,254
        Prepaid and other assets ...............................        (53,699)
        Increase in deferred charges ...........................       (749,862)
        Accounts payable and accrued expenses ..................         97,128
        Other ..................................................         32,491
                                                                    -----------
          Total adjustments ....................................       (994,000)

   Net cash provided by operating activities ...................        363,322
                                                                    -----------

Cash flows from investing activities:
   Purchases of fixed assets and leasehold improvements ........       (198,274)
                                                                    -----------

   Net cash used for investing activities ......................       (198,274)
                                                                    -----------

Cash flows from financing activities:
   Distributions to Parent .....................................     (1,328,440)
   Principal payments on notes payable recourse financings .....           --
   Proceeds from notes payable - line of credit ................      1,300,000
   Principal payments on capital lease obligations .............        (37,985)
                                                                    -----------

   Net cash used for financing activities ......................        (66,425)
                                                                    -----------

Net increase in cash ...........................................         98,623

Cash, beginning of period ......................................        292,524

Cash, end of period ............................................    $   391,147
                                                                    ===========

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                December 31, 1997

                                   (unaudited)

(1)  Basis of Presentation

     The balance sheet of ICON Capital Corp., (the "Company") is unaudited, however, in the opinion of management, it includes all adjustments (consisting only of normal recurring accruals) necessary for a fair statement of financial position. Certain information and footnote disclosures normally included in a balance sheet prepared in accordance with generally accepted accounting principles have been condensed or omitted. Management believes that the disclosures made are adequate to make the information represented not misleading. This balance sheet should be read in conjunction with the Company's March 31, 1997 and 1996 audited consolidated financial statements included elsewhere herein.

(2)  Income Fund Fees

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("L.P. Six") and ICON Cash Flow Partners L.P. Seven ("L.P. Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties.

     The Company earns fees from the Partnerships for the organization and offering of the Partnership units and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees on the purchase or origination of equipment lease transactions are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for actively managing the leasing, re-leasing, financing and refinancing of Partnership equipment and financing transactions and for the administration of the Partnerships. Management and administrative fees earned are based primarily on gross rental payments. The Company had accounts receivable due from the Partnerships of $541,985 at December 31, 1997. Under the Partnership agreements, the Company is entitled to management fees and reimbursement from the Partnerships for certain operating and administrative expenses incurred by it on behalf of the Partnerships. Effective September 1, 1993, Series A, Series B, and Series C decreased monthly distributions to the limited partners from the cash distribution rates stated in their prospectuses to an annual rate of 9%. As a result, all management fees payable to the Company related to these entities had been deferred until the limited partners of Series A, Series B and Series C received their stated cash distribution rate of return on a cumulative basis. As a result of the approval of amendments to the Series B and Series C Partnership Agreements, effective November 15, 1995 and June 19, 1996, Series B and Series C eliminated their obligation to pay the Company $220,000 and $529,125, respectively in deferred management fees. As of December 31, 1997, Series A investors had received the stated annual rate of return, and as a result the Company reversed $38,081 in deferred management fees and recognized such fees as income. Management fees in the amount of $232,000 are deferred and outstanding at December 31, 1997 and are comprised of $127,000 in deferred fees due from Series B and $105,000 in deferred fees due from Series C.

                               ICON CAPITAL CORP.

                                December 31, 1997

                                   (unaudited)

(3)  Related Party Transactions

     The Company earns fees from the Partnerships for the organization and offering of the Partnership units and for the acquisition, management and administration of their lease portfolios. Receivables from managed income funds at December 31, 1997 relate primarily to such fees earned from the Partnerships.

     Under the terms of the Partnership offerings, the Company is entitled to be reimbursed, from the gross proceeds raised, for the costs of organizing and offering the Partnerships. The unamortized balance of these costs are included on the financial statements as deferred charges.

(4)  Commitments and Contingencies

     The Company has operating leases for office space through the year 2004.

                               ICON CAPITAL CORP.


                              Financial Statements


                             March 31, 1997 and 1996


                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors
ICON Capital Corp.:

We have audited the accompanying balance sheets of ICON Capital Corp. as of March 31, 1997 and 1996, and the related statements of income, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ICON Capital Corp. as of March 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                             KPMG Peat Marwick LLP


June 19, 1997
New York, New York

                               ICON CAPITAL CORP.

                                 BALANCE SHEETS

                                    March 31,

                                                                          1997           1996
                                                                          ----           ----
          ASSETS

Cash .............................................................   $   292,524    $   114,850
Receivables from related parties -
  managed income funds ...........................................     1,323,502      2,023,380
Receivables from affiliates ......................................       181,039        336,806
Prepaid and other assets .........................................       187,687        133,588
Deferred charges .................................................       379,717        302,886
Fixed assets and leasehold improvements, at cost, less accumulated
  depreciation and amortization of $1,533,265 and $1,233,331 .....       752,472        781,058
Investment in equipment under operating leases, at cost,
  less accumulated depreciation of $1,079,939 ....................          --        4,260,497
                                                                     -----------    -----------

Total assets .....................................................   $ 3,116,941    $ 7,953,065
                                                                     ===========    ===========

          LIABILITIES AND STOCKHOLDER'S EQUITY


Accounts payable and accrued expenses ............................   $ 1,225,726    $   871,770
Deferred management fees - related parties .......................       758,452        667,824
Deferred income taxes ............................................       255,176        483,944
Notes payable - recourse financings ..............................       196,105         46,185
Notes payable - non-recourse financing ...........................          --        4,262,185
                                                                     -----------    -----------

Total liabilities ................................................     2,435,459      6,331,908
                                                                     -----------    -----------

Commitments and contingencies

Stockholder's equity:
  14% Cumulative Convertible preferred stock:
    $100 par value; authorized 30,000 shares;
    none issued ..................................................          --             --
  Common stock:  no par value; $10 stated
    value; authorized 3,000 shares;
    issued and outstanding 1,500 shares ..........................        15,000         15,000
  Additional paid-in capital .....................................       716,200        716,200
  Retained earnings ..............................................     1,050,282        889,957
                                                                     -----------    -----------
                                                                       1,781,482      1,621,157

Note receivable from stockholder .................................    (1,100,000)          --
                                                                     -----------    -----------

                                                                         681,482      1,621,157
                                                                     -----------    -----------

Total liabilities and stockholder's equity .......................   $ 3,116,941    $ 7,953,065
                                                                     ===========    ===========



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                              STATEMENTS OF INCOME

                          For the Years Ended March 31,


                                                             1997         1996
                                                             ----         ----
Revenues:

     Fees - managed income funds ....................   $11,517,396   $ 8,862,690
     Management fees - affiliate ....................       261,003          --
     Lease consulting fees and other ................         7,819        41,591
                                                        -----------   -----------

          Total revenues ............................    11,786,218     8,904,281
                                                        -----------   -----------

Expenses:

     Selling, general and administrative ............     7,174,496     7,982,949
     Amortization of deferred charges ...............       484,579       473,484
     Depreciation and amortization ..................       319,000       329,121
                                                        -----------   -----------

          Total expenses ............................     7,978,075     8,785,554
                                                        -----------   -----------

                                                          3,808,143       118,727
                                                        -----------   -----------

Other Revenue:

     Rental income from investment in operating lease     1,541,647     1,009,756
     Interest income and other ......................       104,426         5,803
                                                        -----------   -----------
                                                          1,646,073     1,015,559
                                                        -----------   -----------
Other Expenses:

     Interest expense - non-recourse financings .....       247,872       333,728
     Interest expense - recourse financings .........         6,818        27,344
     Depreciation - equipment under operating lease .     1,293,775       652,704
                                                        -----------   -----------
                                                          1,548,465     1,013,776
                                                        -----------   -----------

     Income before provision for income taxes .......     3,905,751       120,510

Provision for income taxes ..........................       112,010        74,103
                                                        -----------   -----------

     Net income .....................................   $ 3,793,741   $    46,407
                                                        ===========   ===========



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                  STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                   For the Years Ended March 31, 1997 and 1996



                                                                                                            Note           Total
                                             Common Stock             Additional                         Receivable        Stock-
                                        Shares          Stated         Paid-in          Retained            from          holder's
                                     Outstanding        Value          Capital          Earnings        Stockholder        Equity


March 31, 1995 .................           1,500     $    15,000     $ 1,416,200      $   843,550      $  (700,000)     $ 1,574,750

Net income .....................            --              --              --             46,407             --             46,407

Cancellation of note
 from stockholder ..............            --              --          (700,000)            --            700,000             --
                                     -----------     -----------     -----------      -----------      -----------      -----------

March 31, 1996 .................           1,500          15,000         716,200          889,957             --          1,621,157

Issuance of
  note from stockholder ........            --              --              --               --         (1,100,000)      (1,100,000)

Net income .....................            --              --              --          3,793,741             --          3,793,741

Distributions to Parent ........            --              --              --         (3,633,416)            --         (3,633,416)
                                     -----------     -----------     -----------      -----------      -----------      -----------

March 31, 1997 .................           1,500     $    15,000     $   716,200      $ 1,050,282      $(1,100,000)     $   681,482
                                     ===========     ===========     ===========      ===========      ===========      ===========



See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                            STATEMENTS OF CASH FLOWS

                          For the Years Ended March 31,


                                                                 1997           1996
                                                                 ----           ----
Cash flows from operating activities:

   Net income ............................................   $ 3,793,741    $    46,407
                                                             -----------    -----------
   Adjustments to reconcile net income
     to net cash provided by operating activities:
      Depreciation and amortization ......................     1,612,775        981,825
      Amortization of deferred charges ...................       484,579        473,484
      Deferred income taxes ..............................      (228,768)        74,103
      Rental income paid directly to lender by lessee ....    (1,541,647)    (1,009,756)
      Interest expense paid directly to lenders by lessees       247,872        333,728
      Principal payments on litigation settlement ........          --          (55,847)
      Changes in operating assets and liabilities:
         Receivables from managed income funds, net of
           deferred amounts ..............................       790,506       (156,672)
         Receivables from affiliates .....................       155,767       (257,133)
         Prepaid and other assets ........................       (54,099)        41,589
         Accounts payable and accrued expenses ...........       353,956        371,597
         Other ...........................................         4,158           --
                                                             -----------    -----------
           Total adjustments .............................     1,825,099        796,918
                                                             -----------    -----------
   Net cash provided by operating activities .............     5,618,840        843,325
                                                             -----------    -----------

Cash flows from investing activities:
   Increase in deferred charges ..........................      (561,410)      (495,680)
   Purchases of fixed assets and leasehold improvements ..       (97,279)      (157,694)
   Investment in Partnership .............................          --           (1,000)
                                                             -----------    -----------

   Net cash used for investing activities ................      (658,689)      (654,374)
                                                             -----------    -----------

Cash flows from financing activities:
   Distributions to Parent ...............................    (3,633,416)          --
   Loan to stockholder ...................................    (1,100,000)          --
   Principal payments on notes payable-recourse financings       (49,061)      (291,407)
                                                             -----------    -----------

   Net cash used for financing activities ................    (4,782,477)      (291,407)
                                                             -----------    -----------

Net increase (decrease) in cash ..........................       177,674       (102,456)

Cash, beginning of year ..................................       114,850        217,306
                                                             -----------    -----------

Cash, end of year ........................................   $   292,524    $   114,850
                                                             ===========    ===========


See accompanying notes to financial statements.

                               ICON CAPITAL CORP.

                          Notes to Financial Statements

                                 March 31, 1997

(1)  Organization

     ICON Capital Corp. (the "Company") was incorporated in 1985. Until August 20, 1996, the Company was owned by Peter D. Beekman, the Company's former President and Charles Duggan and Cortes DeRussy, the Company's former Executive Vice Presidents. On August 20, 1996, ICON Holdings Corp. ("Holdings" or the "Parent") acquired all of the outstanding stock of the Company, as well as all of the outstanding stock of ICON Securities Corp. ("Securities"), an affiliated company. Holdings is a joint venture fifty percent owned by Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom and fifty percent owned by Warrenton Capital Partners L.L.C. ("Warrenton"), which was formed by two of the founders of Griffin Equity Partners, Inc., a U.S. company engaged in the acquisition of leases and lease portfolios. The primary activity of the Company is the development, marketing and management of publicly registered equipment leasing limited partnerships. The Company also provides consulting services to unrelated parties in connection with the acquisition and administration of lease transactions.

     The Company is the general partner and manager of ICON Cash Flow Partners, L.P.,Series A ("ICON Cash Flow A"), ICON Cash Flow Partners, L.P., Series B ("ICON Cash Flow B"), ICON Cash Flow Partners, L.P., Series C ("ICON Cash Flow C"), ICON Cash Flow Partners, L.P., Series D ("ICON Cash Flow D"), ICON Cash Flow Partners, L.P., Series E ("ICON Cash Flow E") , ICON Cash Flow Partners L.P. Six ("ICON Cash Flow Six") and ICON Cash Flow Partners L.P. Seven ("ICON Cash Flow Seven") (collectively the "Partnerships"), which are publicly registered equipment leasing limited partnerships. The Partnerships were formed for the purpose of acquiring equipment and leasing such equipment to third parties. The Company's investments in the Partnerships of $7,000 are carried at cost and are included in prepaid and other assets.

     The Company earns fees from the Partnerships on the sale of Partnership units. Additionally, the Company also earns acquisition and management fees and shares in Partnership cash distributions. ICON Cash Flow Seven, the newest partnership, was formed on May 23, 1995 with an initial capital contribution of $1,000 and began offering its units to suitable investors on November 9, 1995. The Company earned fees from the sale of ICON Cash Flow Seven units upon its initial closing and will continue to earn fees thereafter on each subsequent closing. The offering period for ICON Cash Flow Seven will end 24 months after the Partnership began offering such units, November 9, 1997.

     The following table identifies pertinent offering information by the
Partnerships:

                           Date Operations       Date Ceased      Gross Proceeds
                                Began           Offering Units        Raised

ICON Cash Flow A .......   May 6, 1988          February 1, 1989   $ 2,504,500
ICON Cash Flow B .......   September 22, 1989   November 15, 1990   20,000,000
ICON Cash Flow C .......   January 3, 1991      June 20, 1991       20,000,000
ICON Cash Flow D .......   September 13, 1991   June 5, 1992        40,000,000
ICON Cash Flow E .......   June 5, 1992         July 31, 1993       61,041,151
ICON Cash Flow Six .....   March 31, 1994       November 8, 1995    38,385,712
ICON Cash Flow Seven ...   January 19, 1996           (1)           38,136,456
                                                                  ------------
                                                                  $220,067,819
                                                                  ============

(1) Gross proceeds raised through June 13, 1997.

                               ICON CAPITAL CORP.

(2)  Significant Accounting Policies

     (a)  Significant Accounting Policies

          Basis of Accounting and Presentation - The Company's financial statements have been prepared on the historical cost basis of accounting using the accrual basis. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (b)  Disclosures About Fair Value of Financial Instruments

          The Statement of Financial Accounting Standards No. 107 ("SFAS No. 107"), "Disclosures about Fair Value of Financial Instruments" requires disclosures about the fair value of financial instruments. The fair value of the Company's financial instruments (cash and receivables) approximate the carry value at March 31, 1997.

     (c)  Revenue and Cost Recognition

          Income Fund Fees:

          The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Organization and offering fees are earned based on investment units sold and are recognized at each closing. Acquisition fees are earned based on the purchase price paid or the principal amount of each transaction entered into. Management and administrative fees are earned for actively managing the leasing, re-leasing, financing and refinancing of Partnership equipment and financing transactions and for the administration of the Partnerships. Management and administrative fees are earned based primarily on gross rental payments.

          The Company had accounts receivable due from the Partnerships of $1,323,502 and $2,023,380 at March 31, 1997 and 1996, respectively.
          Included in these amounts are receivables of $758,452 and $667,824, respectively, due from ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C relating to management fees which have been earned, but deferred since September 1, 1993, as discussed below.

                               ICON CAPITAL CORP.

          Under the Partnership agreements, the Company is entitled to management fees from the Partnerships. Management fees are subordinate to the preferred cash distributions to limited partners, on a cumulative basis, during the period of reinvestment. Effective September 1, 1993, ICON Cash Flow A, ICON Cash Flow B, and ICON Cash Flow C decreased the monthly distribution rate to limited partners from the cash distribution rates stated in their prospectuses. Currently such distribution rates are at an annual rate of 9%. As a result of the decreased distribution rate, all management fees payable to the Company related to these entities have been deferred until the limited partners of ICON Cash Flow A, ICON Cash Flow B and ICON Cash Flow C have received their stated cash distribution rate of return on a cumulative basis. Management fees deferred for the period September 1, 1993 to March 31, 1997 totaled $758,452 and were comprised of $36,263 for ICON Cash Flow A, $127,000 for ICON Cash Flow B and $595,189 for ICON Cash Flow C. Such amounts are included in receivables due from managed income funds as well as in deferred management fees on the March 31, 1997 balance sheet.

          Lease Consulting Fees:

          The Company earns consulting fees for arranging lease financing transactions between unrelated third parties. Such fees are recognized as income when the unrelated third parties consummate the lease financing transaction.

     (d)  Deferred Charges

          Under the terms of the Partnerships' agreements, the Company is entitled to be reimbursed for the costs of organizing and offering the units of the Partnerships from the gross proceeds raised, subject to certain limitations, based on the number of investment units sold. The unamortized balance of these costs are included on the balance sheets as deferred charges and are being amortized over the offering period.

     (e)  Fixed Assets and Leasehold Improvements

          Fixed assets, which consist primarily of computer equipment, software and furniture and fixtures, are recorded at cost and are being depreciated over three to five years using the straight-line method. Leasehold improvements are also recorded at cost and are being amortized over the estimated useful lives of the improvements, or the term of the lease, if shorter, using the straight-line method.

     (f)  Investment in Equipment Under Operating Lease

          The Company's investment in equipment under operating lease was recorded at cost and the equipment was being depreciated to estimated salvage value. Both lease rentals and depreciation were recognized on the straight line basis over the lease term. The Company, on a non-recourse basis, financed the purchase of the equipment with a financial institution. Interest on the related non-recourse financing was calculated under the interest method. The excess of rental income over depreciation and related interest expense represents the net amount earned under this transaction. The lease terminated in fiscal 1997 and a gain of $1,694 was recognized on disposition.

                               ICON CAPITAL CORP.

     (g)  Income Taxes

          The Company accounts for its income taxes following the liability method as provided for in Statement of Financial Accounting Standard No. 109 (" SFAS 109"), "Accounting for Income Taxes."

          The Company will file stand alone Federal and state income tax returns for the period April 1, 1996 to August 20, 1996. Thereafter the Company's activity will be included in the combined Federal and state income tax returns of Holdings.

(3)  Stockholder's Equity

     As of March 31, 1997, Holdings had an outstanding demand promissory note for $1,100,000. The note bears interest at the rate of 18% only in the event of default. The note is reflected, for financial statement reporting purposes, as a reduction from stockholders' equity.

(4)  Related Party Transactions

     The Company earns fees from the Partnerships for the organization and offering of each Partnership and for the acquisition, management and administration of their lease portfolios. Receivables from managed income funds primarily relate to such fees earned from the Partnerships. The Company also earns a management fee from Securities for the support and administration of Securities' operations. Receivables from affiliates are due from entities controlled by Holdings. These receivables relate primarily to the reimbursement of amounts paid by the Company on behalf of such entities.

     In 1996, pursuant to a proxy solicitation, the limited partners in ICON Cash Flow B agreed to the following two amendments to their Partnership
     Agreement: (1) extend the Reinvestment Period for a maximum of four additional years, and (2) eliminate ICON Cash Flow B's obligation to pay the Company $228,906 of the $355,906 in deferred management fees which were outstanding as of November 15, 1995, the original end of the Reinvestment Period. The elimination of these fees reduced receivables from related parties - managed income funds and deferred management fees - related parties in the same amount. In addition, the remaining $127,000 in deferred management fees, when paid to the Company, would be returned to ICON Cash Flow B in the form of an additional capital contribution.

     For the year ended March 31, 1997, the Company paid $3,633,416 in distributions to Holdings.

5)   Prepaid and Other Assets

     Included in prepaid and other assets are unamortized insurance costs, the Company's investment in the Partnerships and sublease receivables.

                               ICON CAPITAL CORP.

(6)  Income Taxes

     The provision (benefit) for income taxes consisted of the following:

                                       1997               1996
                                       ----               ----
     Current
         Federal                  $   185,780         $     -
         State                        154,998               -

     Deferred:
         Federal                      (24,563)            46,078
         State                       (204,205)            28,025
                                  -----------         ----------

                                  $   112,010         $   74,103
                                  ===========         ==========

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. The deferred tax liability at March 31, 1997 and 1996 represents the net of deferred tax assets of $91,979 and $620,189, respectively, and deferred tax liabilities of $347,155 and $1,104,133, respectively for March 31, 1997 and 1996. Deferred income taxes at March 31, 1997 are primarily the result of temporary differences relating to the carrying value of fixed assets, equipment under an operating lease, the investments in the Partnerships, and deferred charges.

     The following table reconciles income taxes computed at the federal statutory rate to the Company's effective tax rate for the years ended March 31, 1997 and 1996:



                                                                        1997                    1996
                                                                        ----                    ----
                                                                  Tax        Rate          Tax       Rate
Federal statutory .........................................   $ 1,327,955    34.00%    $    40,973   34.00%
State income taxes, net of Federal tax effect .............       (32,477)   (0.83)         18,497   15.35
Distribution to Parent ....................................    (1,235,361)  (31.63)           --       --
Adjustment to prior year Federal income tax ...............          --       --            12,773   10.60
Meals and entertainment exclusion .........................        21,979     0.56          11,490    9.53
Effect of graduated rates .................................          --       --           (10,724)  (8.90)
Other .....................................................        29,914     0.77           1,094    0.91
                                                              -----------   ------     -----------   -----
                                                              $   112,010     2.87%    $    74,103   61.49%
                                                              ===========   ======     ===========   =====


                               ICON CAPITAL CORP.

(7)  Notes Payable - Recourse

     Notes payable at March 31, 1997 and 1996 were as follows:

                                                                                1997       1996
                                                                                ----       ----

Note,  with imputed  interest of 10%,  payable in monthly  installments  of
$5,208 through October 1996
On April 1, 1996 the outstanding obligation was paid in full ..............   $   --     $ 35,261

Various obligations under capital leases, payable in monthly
  installments through March 2002 .........................................    196,105     10,924
                                                                              --------   --------

                                                                              $196,105   $ 46,185
                                                                              ========   ========

(8)  Investment in Equipment Under Operating Lease

     On December 12, 1993, the Company invested $5,340,436 in manufacturing equipment and leased such equipment to a third party user for a two year period with rent commencing on January 1, 1994. Rentals were payable monthly in advance. Simultaneously with the purchase of the equipment, the Company, on a non-recourse basis, obtained $5,393,840 in financing from a financial institution, of which $5,340,436 of such proceeds were paid directly to the equipment vendor to satisfy the cost of the equipment. The excess of the proceeds from the financing over the cost of the equipment, $53,404, was paid directly to the Company and was earned over the two year period of the lease. All rental payments by the lessee were paid directly to the financial institution. The original non-recourse financing bore interest at a rate of 6.6%, and was paid in 24 monthly installments of $55,097 through December 1995, with a final payment of $4,699,584 due in January 1996.

     Effective January 1, 1996, the lessee renewed the lease and the bank extended the term of the collateralized non-recourse note. The terms of the renewal required monthly rentals of $171,294, payable by the lessee in advance, for two years. Such rental payments continued to be paid directly to the financial institution to reduce the loan, with interest now calculated at 8.95%. The lease terminated in fiscal 1997 and a gain of $1,694 was recognized on disposition.

                               ICON CAPITAL CORP.

(9)  Commitments and Contingencies

     The Company has operating leases for office space through the year 2004. Rent expense for the years ended March 31, 1997 and 1996 amounted to $347,990 and $319,000, net of sublease income of $170,602 and $164,879, respectively. The future minimum rental commitments under non-cancelable operating leases are due as follows (sublease rental income are all from short term leases):

                 Fiscal Year Ending
                     March 31,                Amount

                      1998                 $  520,683
                      1999                    669,176
                      2000                    503,688
                      2001                    490,817
                      2002                    504,840
                      Thereafter           1,345,822
                                           ----------
                                           $4,035,026
                                           ==========

(10) Supplemental Disclosure of Cash Flow Information

     During the year ended March 31, 1997 and 1996, the Company paid $6,818 and $27,344 in interest on recourse financing, respectively.

     Certain equipment, which the Company was carrying as investment in equipment under operating lease, was paid for directly by a financing institution. In connection with this transaction, the lessee's monthly installments were remitted directly to the financing institution to service the Company's non-recourse note payable, which was incurred when the financing institution paid for the equipment on behalf of the Company. For the years ended March 31, 1997 and 1996, such payments aggregated $1,541,647 and $1,009,756, which was comprised of $1,293,775 and $676,028 of principal and $247,872 and $333,728 of interest. The equipment under the operating lease was sold to the lessee in settling the non-recourse financing.

     For the year ended March 31, 1997, the Company purchased $196,105 in fixed assets utilizing proceeds from capital lease transactions.

                                    EXHIBIT A

                                  AGREEMENT OF
                               LIMITED PARTNERSHIP

                       AGREEMENT OF LIMITED PARTNERSHIP OF
                         ICON INCOME FUND EIGHT(1) L.P.

                                TABLE OF CONTENTS


                                                                                 Page
Section 1.  ESTABLISHMENT OF PARTNERSHIP.........................................  1

Section 2.  NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF REGISTERED AGENT
             FOR SERVICE OF PROCESS..............................................  1
      2.1   Legal Name and Address...............................................  1
      2.2   Address of Partners..................................................  1

Section 3.  PURPOSES AND POWERS..................................................  2
      3.1   Purposes.............................................................  2
      3.2   Investment Objectives and Policies...................................  2
      3.3   Powers...............................................................  2

Section 4.  TERM.................................................................  3

Section 5.  PARTNERS AND CAPITAL.................................................  3
      5.1   General Partner......................................................  3
      5.2   Original Limited Partner.............................................  3
      5.3   Limited Partners.....................................................  3
      5.4   Partnership Capital..................................................  5
      5.5   Capital Accounts.....................................................  5
      5.6   Additional Capital Contributions . . . . ............................  6
      5.7   Loans by Partners....................................................  6
      5.8   No Right to Return of Capital........................................  6

Section 6.  GENERAL PARTNER......................................................  6
      6.1   Extent of Powers and Duties..........................................  6
      6.2   Limitations on the Exercise of Powers of General Partner.............  9
      6.3   Limitation on Liability of General Partner and its Affiliates;
              Indemnification.................................................... 12
      6.4   Compensation of General Partner and its Affiliates................... 13
      6.5   Other Interests of the General Partner and its Affiliates............ 16

Section 7.  POWERS AND LIABILITIES OF LIMITED PARTNERS........................... 17
      7.1   Absence of Control Over Partnership Business......................... 17
      7.2   Limited Liability.................................................... 17

Section 8.  DISTRIBUTIONS AND ALLOCATIONS........................................ 18
      8.1   Distribution of Distributable Cash from Operations and
              Distributable Cash from Sales ..................................... 18
      8.2   Allocations of Profits and Losses.................................... 19
      8.3   Distributions and Allocations Among the Limited Partners............. 21
      8.4   Tax Allocations: Code Section 704(c); Revaluations................... 22
      8.5   Compliance with NASAA Guidelines Regarding Front-End Fees............ 22
      8.6   Return of Uninvested Capital Contribution............................ 22
      8.7   Partner's Return of Investment in the Partnership.................... 22
      8.8   No Distributions in Kind ............................................ 22
      8.9   Partnership Entitled to Withhold..................................... 23

Section 9.  WITHDRAWAL OF GENERAL PARTNER........................................ 23
      9.1   Voluntary Withdrawal................................................. 23
      9.2   Involuntary Withdrawal............................................... 23
      9.3   Consequences of Withdrawal........................................... 23
      9.4   Liability of Withdrawn General Partner............................... 24
      9.5   Continuation of Partnership Business................................. 24

----------
(1) A or B


                                         A-1





                                                                                Page

Section 10. TRANSFER OF UNITS.................................................... 24
      10.1  Withdrawal of a Limited Partner...................................... 24
      10.2  Assignment........................................................... 25
      10.3  Substitution......................................................... 26
      10.4  Status of an Assigning Limited Partner............................... 26
      10.5  Limited Right of Presentment for Redemption of Units................. 26

Section 11. DISSOLUTION AND WINDING-UP........................................... 27
      11.1  Events Causing Dissolution........................................... 27
      11.2  Winding Up of the Partnership; Capital Contribution by the
              General Partner Upon Dissolution................................... 27
      11.3  Application of Liquidation Proceeds Upon Dissolution................. 28
      11.4  No Recourse Against Other Partners................................... 29

Section 12. FISCAL MATTERS....................................................... 29
      12.1  Title to Property and Bank Accounts.................................. 29
      12.2  Maintenance of and Access to Basic Partnership Documents............. 29
      12.3  Financial Books and Accounting....................................... 30
      12.4  Fiscal Year.......................................................... 30
      12.5  Reports.............................................................. 30
      12.6  Tax Returns and Tax Information...................................... 32
      12.7  Accounting Decisions................................................. 32
      12.8  Federal Tax Elections................................................ 32
      12.9  Tax Matters Partner.................................................. 33
      12.10 Reports to State Authorities......................................... 34

Section 13. MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS................... 34
      13.1  Meetings of the Limited Partners..................................... 34
      13.2  Voting Rights of the Limited Partners................................ 35
      13.3  Limitations on Action by the Limited Partners........................ 35

Section 14. AMENDMENTS........................................................... 35
      14.1  Amendments by the General Partner.................................... 35
      14.2  Amendments with the Consent of the Majority Interest................. 36

Section 15. POWER OF ATTORNEY.................................................... 36
      15.1  Appointment of Attorney-in-Fact...................................... 37
      15.2  Amendments to Agreement and Certificate of Limited Partnership....... 37
      15.3  Power Coupled With an Interest....................................... 37

Section 16. GENERAL PROVISIONS................................................... 37
      16.1  Notices, Approvals and Consents...................................... 37
      16.2  Further Assurances................................................... 38
      16.3  Captions............................................................. 38
      16.4  Binding Effect....................................................... 38
      16.5  Severability......................................................... 38
      16.6  Integration.......................................................... 38
      16.7  Applicable Law....................................................... 38
      16.8  Counterparts......................................................... 38
      16.9  Creditors............................................................ 39
      16.10 Interpretation....................................................... 39
      16.11 Successors and Assigns............................................... 39
      16.12 Waiver of Action for Partition....................................... 39

Section 17. DEFINITIONS.......................................................... 39

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          ICON INCOME FUND EIGHT(1) L.P.


      This Agreement of Limited Partnership, dated as of ______________ (this "Agreement"), is made and entered into by and among ICON Capital Corp., a Connecticut corporation ("ICON"), as general partner (hereinafter referred to as the "General Partner"), Thomas W. Martin, as the original limited partner (the "Original Limited Partner"), and such additional Limited Partners as may be admitted to the Partnership upon the Initial Closing Date or any subsequent Closing Date pursuant to the terms hereof; such additional Limited Partners hereinafter each referred to as a "Limited Partner" and collectively referred to as the "Limited Partners"; and the General Partner and the Limited Partners hereinafter occasionally referred to collectively as the "Partners").

                                     WITNESSETH:

      WHEREAS, ICON Income Fund Eight(1) L.P., a Delaware Limited Partnership (the "Partnership") was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership, dated as of _____________, and filed on ____________under and pursuant to the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") [as amended by an amendment to the Certificate of Limited Partnership, dated as of April 22, 1998 and filed in the Filing Office on April 23, 19982 and amended by an amendment to the Certificate of Limited Partnership dated May 8, 1998 and filed in the Filing Office on May 8, 1998(2) and further amended by an amendment to the Certificate of Limited Partnership dated May 22, 1998 and filed in the Filing Office on May 22, 1998(2)].

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the General Partner and each Limited Partner, intending to be legally bound, hereby agree as follows:

Section 1. ESTABLISHMENT OF PARTNERSHIP.

      The parties hereto hereby enter into this Agreement and do hereby set forth the terms of the Partnership established under and pursuant to the provisions of the Delaware Act, which terms shall govern the rights and liabilities of the Partners, except as otherwise herein expressly stated.

Section 2. NAME, PRINCIPAL OFFICE, NAME AND ADDRESS OF REGISTERED AGENT FOR SERVICE OF PROCESS.

      2.1  Legal Name and Address.

      The Partnership shall be conducted under the name "ICON Income Fund Eight(1) L.P." The principal office and place of business of the Partnership shall be 600 Mamaroneck Avenue, Harrison, New York 10528 or at such other address as the General Partner may from time to time determine and specify by written notice to the Limited Partners. The Partnership may also maintain such other offices and places of business as the General Partner may deem advisable at any other place or places within the United States and, in connection therewith, the General Partner shall qualify and remain qualified, and shall use its best efforts to qualify and keep the Partnership qualified, to do business under the laws of all such jurisdictions as may be necessary to permit the Partnership legally to conduct its business in such jurisdictions. The registered office of the Partnership in the State of Delaware shall be at 1013 Centre Road, Wilmington, Delaware, 19805. The name of its registered agent at such address shall be The Corporation Service Company. The General Partner may change the registered office and the registered agent of the Partnership, with prior written notice to the Limited Partners.

--------------

(1) A or B
(2) A only


      2.2 Address of Partners.

      The principal place of business of the General Partner and the places of residence of the Limited Partners shall be those addresses set forth opposite their respective names in Schedule A to this Agreement (as such may be supplemented or amended from time to time). Any Partner may change his, her or its respective place of business or residence, as the case may be, by giving Notice of such change to the Partnership (and, in the case of the General Partner, by also giving Notice thereof to all of the Limited Partners), which Notice shall become effective upon receipt.

Section 3.  PURPOSES AND POWERS.

      3.1 Purposes.

      The Partnership has been organized for the objects and purposes of (a) acquiring, investing in, purchasing, owning, purchasing options to purchase in, holding, leasing, re-leasing, financing, refinancing, borrowing, managing, maintaining, operating, improving, upgrading, modifying, exchanging, assigning, encumbering, creating security interests in, pledging, selling, transferring or otherwise disposing of, and in all respects otherwise dealing in or with, Equipment of all kinds and purchasing equity interests in Equipment owning entities, (b) lending and providing financing to other Persons for their acquisition of items of Equipment and other tangible and intangible personal property of all kinds, pursuant to financing arrangements or transactions secured by various items of Equipment (or interests therein and leases thereof) and other such personal property in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world), and (c) establishing, acquiring, conducting and carrying on any business suitable, necessary, useful or convenient in connection therewith, in order to generate monthly cash distributions to the Limited Partners during the term of the Partnership.

      3.2  Investment Objectives and Policies.

    The Equipment acquired by the Partnership shall be selected from among new, used and reconditioned (i) aircraft, rail and over-the-road transportation equipment and marine vessels; (ii) machine tools and manufacturing equipment,
(iii) materials handling equipment, and (iv) miscellaneous equipment of other types satisfying the investment objectives of the Partnership and consistent with the remaining term of the Partnership. The Financing Transactions entered into by the Partnership shall be with Users that shall provide a written promissory note of such User evidencing the irrevocable obligation of such User to repay the principal amount thereof, together with interest thereon, in accordance with the terms thereof, which repayment obligation may be collateralized by a security interest in tangible or intangible personal property and in any lease of such personal property, as well as the revenues arising thereunder, or in such other assets of such User as the General Partner may deem to be appropriate. All funds held by the Partnership (including, without limitation, Subscription Monies released to the Partnership on any Closing Date) that are not invested in Equipment, Financing Transactions, Reserves or Joint Ventures shall be invested by the Partnership in Permitted Investments.

      3.3  Powers.

      In furtherance of the above purposes, the Partnership shall have the power, directly or indirectly:

      (a) to acquire, invest in, purchase and/or make future commitments to purchase, own, hold, lease, release, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and other tangible and intangible personal property of all kinds in any part of the world (including, without limitation, all land, waters and space under, on or above such part of the world);

      (b) to invest substantially all Cash From Operations (other than those necessary to pay the expenses of the Partnership and to make First Cash Distributions) and Cash From Sales in additional Investments during the Reinvestment Period as provided in Section 8.1(a) hereof;

      (c) to enter into joint ventures, partnerships and other business, financing and legal and beneficial ownership arrangements with respect to equipment and other tangible and intangible personal property and financing arrangements deemed prudent by the General Partner in order to achieve successful operations for the Partnership;

      (d) to purchase and hold trust certificates, debt securities and equity securities issued by any Person if, in the General Partner's opinion, the purchase is an advisable or necessary step in the acquisition and financing by the Partnership of Investments;

      (e) to hold interests in property, both real and personal, tangible and intangible, including, without limitation, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature); provided that the Partnership may make such Investments only in furtherance of its investment objectives and in accordance with its investment policies;

      (f) subject to any applicable statutes and regulations, to lend and borrow money to further the purposes of the Partnership, to issue and accept evidences of indebtedness in respect thereof, and to secure the same by mortgages or pledges or grants of liens on, or other security interests in, Investments of the Partnership and accept such kinds and amounts of security for loans, leases it makes to others as the General Partner in its sole and absolute discretion shall deem appropriate; and

      (g) to do all things, carry on any activities and enter into, perform, modify, supplement or terminate any contracts necessary to, connected with, or incidental to, or in furtherance of, the purposes of the Partnership, all so long as such things, activities and contracts may be lawfully done, carried on or entered into by the Partnership under the Delaware Act and the laws of the United States of America and under the terms of this Agreement.

Section 4. TERM.

      The term of the Partnership commenced upon the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Delaware on June 9, 1997 and shall terminate at midnight on December 31, 2017, unless sooner dissolved or terminated as provided in Section 11 of this Agreement.

Section 5. PARTNERS AND CAPITAL.

      5.1  General Partner.

      The General Partner has contributed $1,000, in cash, as its Capital Contribution to the Partnership.

      The General Partner shall use its best efforts to maintain, at all times from and after the date of this Agreement through and including the Termination Date, a Net Worth that is at least sufficient for the Partnership to qualify, in the opinion of Tax Counsel to the Partnership, as a partnership for federal income tax purposes and to satisfy the net worth requirements for a "sponsor" under the NASAA Guidelines.

      5.2  Original Limited Partner.

      The Original Limited Partner has made a capital contribution of $1,000 to the Partnership.

      By his execution hereof, the Original Limited Partner hereby agrees to withdraw as Original Limited Partner, and the parties hereto agree to return to him his capital contribution of $1,000 and to retire his original Partnership Interest of ten (10) Units upon the Initial Closing Date and admission of additional Limited Partners.

      5.3  Limited Partners.

      (a) From and after the Initial Closing Date, there shall be one class of limited partners, the Interests of which shall consist of up to 750,000 Units that shall initially be held by the Limited Partners.

      (b) Any Person desiring to become a Limited Partner shall execute and deliver to the General Partner a subscription agreement, substantially in the form filed as an exhibit to the Prospectus, and such other documents as the General Partner shall reasonably request, which other documents shall be in form and substance reasonably satisfactory to the General Partner, pursuant to which, among other things, such Person shall, subject to acceptance of his subscription by the General Partner, agree to be bound by all terms and provisions of this Agreement. Units will be sold only to Persons (i) who represent that they have either (a) an annual gross income of at least $30,000 and a net worth of at least $30,000 or (b) a net worth of at least $75,000 or (ii) who satisfy the suitability standards applicable in the state of their residence or domicile, if more stringent than the standards described in clause (i) above.

      (c) Each Limited Partner (other than Affiliated Limited Partners) shall make a Capital Contribution, in cash, in an amount equal to the Gross Unit Price to the capital of the Partnership for each Unit or fraction thereof purchased. Each Affiliated Limited Partner shall make a Capital Contribution, in cash, in an amount equal to the Net Unit Price for each Unit or fraction thereof purchased.

      (d) Limited Partners must purchase a minimum of (i) twenty-five (25) whole Units other than (ii) IRA or Qualified Plans (including Keogh Plans) which may purchase a minimum of ten (10) whole Units. Above such minimum purchase requirements, Limited Partners may subscribe for additional Units or fractions thereof equal to 1/10,000th of a Unit or any multiple thereof (unless prohibited by applicable law) at the Gross Unit Price, Net Unit Price or Gross Unit Price, whichever shall be applicable.

      (e) The General Partner and any Affiliate of the General Partner shall have the right to subscribe for Units for its own account for investment purposes only; provided that the aggregate number of Units purchased by the General Partner and such Affiliates collectively shall not exceed ten (10%) percent of all Units subscribed for by non-Affiliated Persons.

      (f) No subscribers shall be admitted to the Partnership unless and until the Minimum Offering shall be achieved. Upon the determination by the General Partner that the Minimum Offering has been achieved, the General Partner shall set the Initial Closing Date. Following the Initial Closing Date, daily Closings may be held. As promptly as is practicable following the admission of each subscriber as Limited Partner, the General Partner shall send notice to such Limited Partner in confirmation thereof.

      (g) Subscriptions for Units shall promptly be accepted or rejected by the General Partner after their receipt by the Partnership (but in any event not later than 30 days thereafter) and a confirmation of receipt thereof sent by the General Partner. The General Partner retains the unconditional right to refuse to admit any subscriber as a Limited Partner.

      (h) Each Subscriber shall be admitted to the Partnership as a Limited Partner, and shall for all purposes of this Agreement become and be treated as a Limited Partner, as of the first day immediately following the Closing Date as of which such Subscribers is admitted to the Partnership or the Final Closing Date next following the acceptance of their subscriptions by the General Partner and the receipt by the General Partner of all Subscription Monies payable in connection therewith.

      (i) The name and address of each Limited Partner and the amount of the Capital Contribution made by such Limited Partner are set forth on Schedule A hereto, as such may be supplemented or amended from time to time. Promptly following each Closing Date (and, in any event, within 5 business days thereafter), the General Partner shall amend Schedule A to this Agreement to reflect the name, address and Capital Contribution of each Limited Partner admitted to the Partnership as a result of such Closing; provided that any failure so to amend such Schedule A following any Closing Date shall not in any way affect the admission of any Limited Partner to the Partnership for all purposes of this Agreement if such Limited Partner was duly and properly admitted to the Partnership as a result of such Closing.

      (j) From the date hereof to, but not including, the Initial Closing Date, all funds in respect of Units for which subscriptions have been received ("Subscription Monies") shall be deposited in the Escrow Account. From and after the Initial Closing Date, all Subscription Monies shall be held by the Partnership in a Qualified Subscription Account until the release thereof on the applicable Closing Date. Both the Escrow Account and any Qualified Subscription Account shall be established by the General Partner for the sole purpose of holding and investing Subscription Monies pending admission of subscribers to the Partnership as Limited Partners.

      (k) On the Initial Closing Date or any subsequent Closing Date, whichever may be applicable, all Subscription Monies then held in the Escrow Account or any Qualified Subscription Account, as the case may be, with respect to Units purchased by any Limited Partner admitted to the Partnership as a result of such Closing, together with any interest earned thereon, shall be released to the Partnership. Any interest earned on such Subscription Monies prior to such release shall be paid to such Limited Partner promptly after such Closing Date. If the number of Units subscribed for are not sufficient to constitute the Minimum Offering, all Subscription Monies deposited by any subscriber shall be returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. Furthermore, any Subscription Monies deposited by any subscriber who is not accepted by the General Partner to become a Limited Partner shall be promptly returned, together with any interest earned thereon and without deduction for any Front-End Fees, to such subscriber. In no event shall any Subscription Monies be held in the Escrow Account or a Qualified Subscription Account for more than one year beyond the Effective Date before either being released to the Partnership upon a Closing or returned to the subscriber.

      5.4  Partnership Capital.

      (a) No Partner shall be paid interest on any Capital Contribution (except any interest earned on Subscription Monies as provided in Section 5.3(k).

      (b) Except as provided in Section 10.5 and except that the 10 Units purchased by the Original Limited Partner shall be redeemed at par on the Initial Closing Date as provided in Section 5.2, the Partnership shall not redeem or repurchase any Unit. No Partner shall have the right to withdraw or receive any return of such Partner's Capital Contribution, except as specifically provided in this Agreement, and no Capital Contribution may be returned to any Partner in the form of property other than cash.

      (c) Except as otherwise specifically provided herein, no Limited Partner shall have priority over any other Limited Partner either as to (i) the return of such Limited Partner's Capital Contribution or Capital Account, (ii) such Limited Partner's share of Profits and Losses or (iii) such Limited Partner's share of distributions of Cash From Operations and Cash From Sales.

      (d) Neither the General Partner nor any Affiliate of the General Partner shall have any personal liability for the repayment of the Capital Contribution of any Limited Partner except, and solely to the extent, provided in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii), above.

      5.5  Capital Accounts.

      (a) A separate Capital Account shall be established and maintained for the General Partner and for each Limited Partner.

      (b) The Capital Account of the General Partner initially shall be $1,000.

      (c) The Capital Account of each Limited Partner initially shall be the amount of such Limited Partner's Capital Contribution.

      (d) The Capital Account of each Partner shall be increased by (i) the amount of any additional money contributed by such Partner to the Partnership,
(ii) the fair market value of any property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752) and (iii) allocations to such Partner of Partnership Profits (or items thereof), and items of income and gain specially allocated pursuant to Section 8.2(f) hereof. The Capital Account of each Partner shall be decreased by (i) the amount of money distributed to or on behalf of such Partner by the Partnership, (ii) the fair market value of any property distributed to or on behalf of such Partner by the Partnership (net of liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Code
Section 752), and (iii) allocations to such Partner of Partnership Losses (or items thereof) and items of loss and deduction specially allocated pursuant to
Section 8.2(f) hereof.

      (e) For purposes of this Agreement, a Partner who has more than one Interest in the Partnership shall have a single Capital Account that reflects all such Interests, regardless of the class of Interests owned by such Partner (e.g., general or limited) and regardless of the time or manner in which such Interests were acquired.

      (f) If an Interest is sold or otherwise transferred, the Capital Account of the transferor with respect to such Interest shall carry over to the transferee in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(l). However, if the transfer causes a termination of the Partnership under Code Section 708(b)(1)(B), the Capital Account that carries over to the transferee will be adjusted in accordance with the constructive contribution and liquidation rules under Treas. Reg. Section 1.708-1.

      (g) For any taxable year in which the Partnership has a Code section 754 election in effect, the Capital Accounts shall be maintained in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

      (h) Upon the occurrence of the events specified in Treas. Reg. Section 1.704-1(b)(2)(iv)(f), the Partners' Capital Accounts shall be adjusted and thereafter maintained to reflect the revaluation of Partnership assets on the books of the Partnership in accordance with such Treasury Regulation and Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) through (h).

      (i) Notwithstanding anything herein to the contrary, the Partners' Capital Accounts shall at all times be maintained in the manner required by Treas. Reg.
Section 1.704-1(b)(2)(iv), and any questions or ambiguities arising hereunder shall be resolved by reference to such Treasury Regulations. Further, such Treasury Regulations shall govern the maintenance of the Capital Accounts to the extent this Agreement is silent as to the treatment of a particular item. In the event Treas. Reg. Section 1.704-1(b)(2)(iv) shall fail to provide guidance as to how adjustments to the Capital Accounts should be made to reflect particular adjustments to Partnership capital on the books of the Partnership, such Capital Account adjustments shall be made in a manner that is consistent with the underlying economic arrangement of the Partners and is based wherever practicable, on federal tax accounting principles.

      5.6  Additional Capital Contributions.

      (a) The General Partner shall not be required to make any Capital Contributions in addition to its initial $1,000 Capital Contribution except pursuant to and in accordance with Section 11.2(a)(iii) of this Agreement.

      (b) No Limited Partner shall be required to make any Capital Contribution in addition to the initial price paid for such Limited Partner's Units pursuant to the Offering.

      5.7  Loans by Partners.

      Except as provided in Section 11.2(a)(iii), no loan by any Partner or any Affiliate of any Partner to the Partnership (including, without limitation, any Partnership Loan) shall constitute a Capital Contribution to the Partnership or increase the Capital Account balance of any Partner, but shall be treated, for all purposes, as indebtedness of the Partnership payable or collectible only out of the assets of the Partnership in accordance with the terms and conditions upon which such loan was made.

      5.8  No Right to Return of Capital.

      No Partner shall be entitled to demand or receive any distribution of or with respect to such Partner's Capital Contribution or Capital Account, except as specifically provided under this Agreement.

Section 6. GENERAL PARTNER.

      6.1 Extent of Powers and Duties.

      (a)  General.

      Except as expressly limited by the provisions of this Agreement, the General Partner shall have complete and exclusive discretion in the management and control of the affairs and business of the Partnership and shall be authorized to employ all powers necessary, convenient or appropriate to carry out the purposes, conduct the business and exercise the powers of the Partnership. Without limiting the generality of the foregoing, the General Partner shall provide such asset management personnel and services as the General Partner, in its sole and absolute discretion, may deem necessary or appropriate to conduct the business activities of the Partnership and the day-to-day management of its assets, including, but not limited to, leasing and re-leasing the Equipment, monitoring the use of collateral for the Leases and Financing Transactions, arranging for necessary registration, maintenance and repair of the Equipment (to the extent Lessees or Users are not contractually obligated to do so and the General Partner expressly assumes such duties), collecting revenues, paying Operating Expenses, determining that the Equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to provide tax, financial and regulatory reporting to the Limited Partners and for the operations of the Partnership. The General Partner may employ on behalf of the Partnership, to the extent that it, in its sole judgment shall deem advisable, managerial, sales, maintenance, administrative or secretarial personnel, agents and other Persons, including any of its Affiliates, which it determines are necessary for the maintenance of any of the Partnership's property, and/or the operation of the business of the Partnership, may engage and retain attorneys, accountants or brokers to the extent that, in the judgment of the General Partner, their professional services are required during the term of the Partnership, as well as employ the services of its Affiliates to assist the General Partner in its managerial duties, and may compensate all such Persons from the assets of the Partnership at rates which it, in its sole judgment, deems fair and reasonable; provided that (i) the compensation, price or fee payable to any of its Affiliates shall not exceed an amount which is comparable and competitive with the compensation, price or fee which would be charged by non-Affiliates to render comparable services which could reasonably be made available to the Partnership upon comparable terms; (ii) all services for which the Sponsor is to receive compensation from the Partnership (other than as provided in Section 6.4 hereof) shall be embodied in a written contract which (A) precisely describes the services to be rendered and all compensation to be paid therefor and (B) is terminable by either party without penalty on 60 days notice; (iii) the compensation, price and fees and other terms of any such contract shall be fully disclosed in the prospectus as the Effective Date; and (iv) the Sponsor must, at the time such services are to be rendered, be engaged in the business of providing such services to non-Affiliates and derive at least 75% of its gross revenues for such services therefrom. Any such contract may only be amended in a manner which is either more favorable to the Sponsor or less favorable to the Partnership by the vote or consent of a Majority Interest of the Limited Partners. Except as otherwise provided in this Agreement, the General Partner shall possess and enjoy with respect to the Partnership all of the rights and powers of a partner of a partnership without limited partners to the extent permitted by Delaware law.

      (b) Powers and Duties.

      (i) General Powers and Duties. The General Partner shall diligently and faithfully exercise its discretion to the best of its ability and use its best efforts during so much of its time as the General Partner, in its sole and absolute discretion, may deem to be necessary or appropriate to carry out the purposes and conduct the business of the Partnership in accordance with this Agreement and in the best interests of the Partnership and so as, consistent therewith, to protect the interests of the Limited Partners. The General Partner shall have responsibility as a fiduciary for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control, and shall not employ, or permit any other Person to employ, such funds or assets in any manner other than as permitted by this Agreement. Notwithstanding anything to the contrary herein stated or implied, the Limited Partners may not contract away the fiduciary duty owed to such Limited Partners by the Sponsor under common law. The General Partner shall be responsible and shall use its best efforts and exercise discretion to the best of its ability:
(A) to acquire, invest in, purchase, own, hold, lease, re-lease, finance, refinance, borrow, manage, maintain, operate, improve, upgrade, modify, exchange, assign, encumber, create security interests in, pledge, sell, transfer or otherwise dispose of, and in all respects otherwise deal in or with, Equipment and Financing Transactions (except as limited by Section 11.1) and to contract with others to do the same on behalf of the Partnership; (B) to select and supervise the activities of any equipment management agents for the Partnership; (C) to assure the proper application of revenues of the Partnership; (D) to maintain proper books of account for the Partnership and to prepare reports of operations and tax returns required to be furnished to (1) the Partners pursuant to this Agreement or (2) taxing bodies or other governmental agencies in accordance with applicable laws and regulations; (E) to employ the Dealer-Manager to select Selling Dealers to offer and sell Units; and
(F) to assure the doing of all other things necessary, convenient or advisable in connection with the supervision of the affairs, business and assets of the Partnership. In establishing criteria for the resolution of conflicts of interest between the Partnership, on the one hand, and the General Partner or any Affiliate of the General Partner, on the other hand, the General Partner shall not abdicate or ignore its fiduciary duty to the Partnership.

            (ii) Amplification of Powers. In amplification, and not by way of limitation, of the powers of the General Partner expressed herein, the General Partner shall have, subject to the provisions of this Agreement, full power and authority, as herein provided or as provided in the Delaware Act, on behalf of the Partnership, in order to carry out and accomplish its purposes and functions: (A) to expend Partnership capital and income; (B) to purchase, lease, sell, exchange, improve, divide, combine and otherwise in all respects transact business with respect to interests in real and personal property of any and all kinds whatsoever, both tangible and intangible, including, without limitation, equipment, contract rights, lease rights, debt instruments and equity interests in corporations, partnerships (both limited and general and including, subject to the provisions of this Agreement, Affiliated Entities), joint ventures and other entities (including, but not limited to, common and preferred stock, debentures, bonds and other securities of every kind and nature), and, in connection therewith, to execute, deliver, amend, modify and cancel documents and instruments relating to real and personal property of whatever kind and description, including, but not limited to, mortgages, leases and other documents of title or conveyance, assumption agreements pertaining to such agreements, powers of attorney and other contracts, instruments and agreements of all kinds and to employ engineers, contractors, attorneys, accountants, brokers, appraisers, and such other consultants, advisors, artisans and workmen as may be necessary or advisable, in the sole and absolute discretion of the General Partner, for all such purposes; (C) to invest any and all funds held by the Partnership in accordance with the provisions of clause (x) of this Section 6.1(b) of this Agreement; (D) to designate depositories of the Partnership's funds, and the terms and conditions of such deposits and drawings thereon; (E) to borrow money or otherwise to procure extensions of credit for the Partnership (except that neither the Partnership nor the Sponsor shall borrow money solely for the purpose of making First Cash Distributions which the Partnership would otherwise be unable to make) and, in connection therewith, to execute, seal, acknowledge and deliver agreements, promissory notes, guarantees and other written documents constituting obligations or evidences of indebtedness and to pledge, hypothecate, mortgage, assign, transfer or convey mortgages or security interests in the Equipment and other assets of the Partnership as security therefor; (F) to hold all or any portion of the Investments and other assets of the Partnership in the name of one or more trustees, nominees, or other entities or agents of or for the Partnership; (G) to establish Reserves in accordance with clause (vii) of this Section 6.1(b); and (H) to take all such actions and execute all such documents and other instruments as the General Partner may deem necessary, convenient or advisable to accomplish or further the purposes of the Partnership or to protect and preserve Partnership assets to the same extent as if the General Partner were itself the owner thereof.

            (iii) Admission of Limited Partners. The General Partner shall have the right to accept or refuse to accept, in its sole and absolute discretion, the admission of any Limited Partner (including any Substitute Limited Partner and the General Partner and any Affiliate of the General Partner) to the Partnership; provided, however, that the General Partner shall not admit any Person as a Limited Partner (except the Original Limited Partner) unless:

            (A) such Person shall agree, in writing, to be bound by the provisions of this Agreement;

            (B) such Person shall represent, in writing, that such Person is or is not a United States Person, as the case may be;

            (C) prior to the admission of such Person, the Minimum Offering shall have been achieved;

            (D) the General Partner shall believe that such Person is "suitable" in all respects under the laws of the state in which such Person resides;

            (E) the General Partner shall have no reason to believe that the admission of such Person to the Partnership (1) would cause the Partnership to lose its Partnership status for federal income tax purposes, (2) would disqualify the Partnership to engage or to continue to engage in any business which it is otherwise eligible to transact or (3) would cause an impermissible percentage of Units to be owned by non-United States citizens for purposes of any applicable title registration law; and

            (F) such admission would not cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%.

      In connection with such right, the General Partner shall have the authority to do all things necessary or advisable, in the sole and absolute discretion of the General Partner, to effect the admission of the Limited Partners, including, but not limited to, (x) registering the Units under the Securities Act and (y) effecting the qualification of, or obtaining exemptions from the qualification of, the Units for sale with state securities regulatory authorities.

            (iv) Authority To Enter into Dealer-Manager Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Dealer-Manager Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Dealer-Manager.

            (v) Authority to Enter into Selling Dealer Agreements. The General Partner shall have the authority to enter into, on behalf of the Partnership, or to authorize the Dealer-Manager so to enter into, separate selling dealer agreements, each substantially in the form filed as an exhibit to the Registration Statement (the "Selling Dealer Agreements" and each a "Selling Dealer Agreement"), with NASD-member broker dealers selected by the General Partner or the Dealer-Manager (the "Selling Dealers" and each a "Selling Dealer").

            (vi) Authority to Enter Into Escrow Agreement. The General Partner shall have the authority to enter into, on behalf of the Partnership, the Escrow Agreement, substantially in the form filed as an exhibit to the Registration Statement, with the Escrow Agent, pursuant to which, among other things, the Escrow Agent shall agree to act as the Escrow Agent with respect to all Subscription Monies received prior to the Initial Closing Date and the Escrow Agent shall be entitled to receive for its services in such capacity such compensation as the General Partner may deem reasonable under the circumstances, which compensation shall be deemed to be and shall constitute an Organization and Offering Expense payable by the General Partner.

            (vii) Reserves. The General Partner shall initially establish for the Partnership, and shall use its best efforts to maintain, Reserves may be treated as having been invested or committed to investment for purposes of Section 8.6 of this Agreement. Reserves, once expended, need not be restored, provided, however, that any such Reserves that are restored in the sole and absolute discretion of the General Partner shall be restored from Cash From Operations.

            (viii) Insurance. The General Partner shall cause the Partnership to purchase and maintain such insurance policies as the General Partner deems reasonably necessary to protect the interests of the Partnership (to the extent that such policies are not maintained by Lessees, Users or other Persons for the benefit of the Partnership). The General Partner is authorized, on behalf of the Partnership, to purchase and pay the premiums for such types of insurance, including, without limitation, extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable property and engaged in a similar business, and the General Partner and any Affiliate of the General Partner and their respective employees and agents may be named as additional insured parties thereunder, provided the cost of premiums payable by the Partnership is not increased thereby. Notwithstanding the foregoing, the Partnership shall not incur or assume the cost of any portion of any insurance which insures any party against any liability the indemnification of which is prohibited by Section 6.3 of this Agreement.

            (ix) Reinvestment. During the Reinvestment Period, the Partnership may reinvest all or a substantial portion of its Cash From Operations and Cash From Sales in additional Investments in furtherance of, and consistent with, the Partnership's purposes and investment objectives set forth in Sections 3.1 and 3.2.

            (x) Transactions with the General Partner. The General Partner and its Affiliates (including programs sponsored by the General Partner and its Affiliates) may purchase or otherwise make investments in Equipment in its own name, an Affiliate's name, the name of a nominee or nominees, or a trust or trustees or otherwise temporarily (generally not more than six
      (6) months) hold title thereto for the purpose of facilitating the acquisition of such Equipment by the Company; provided, however, that the Company will not acquire Equipment from a Program in which the Manager or any of its Affiliates has an interest.

      (c) Delegation of Powers.

      Except as otherwise provided under this Agreement or by law, the General Partner may, in its sole and absolute discretion, delegate all or any of its duties under this Agreement to, and may elect, employ, contract or deal with, any Person (including, without limitation, any Affiliate of the General Partner).

      (d)  Reliance by Third Parties.

      No Person dealing with the Partnership or its assets, whether as assignee, lessee, purchaser, mortgagee, grantee or otherwise, shall be required to investigate the authority of the General Partner in selling, assigning, leasing, mortgaging, conveying or otherwise dealing with any Investments or other assets or any part thereof, nor shall any such assignee, lessee, purchaser, mortgagee, grantee or other Person entering into a contract with the Partnership be required to inquire as to whether the approval of the Partners for any such assignment, lease, sale, mortgage, transfer or other transaction has been first obtained. Any such Person shall be conclusively protected in relying upon a certificate of authority or of any other material fact signed by the General Partner, or in accepting any instrument signed by the General Partner in the name and behalf of the Partnership or the General Partner.

      6.2 Limitations on the Exercise of Powers of General Partner.

      The General Partner shall have no power to take any action prohibited by this Agreement or by the Delaware Act. Furthermore, the General Partner shall be subject to the following in the administration of the Partnership's business and affairs:

      (a)  Limitations on Indebtedness.

      From and after the date when all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the Partnership shall not incur or assume additional Indebtedness in connection with the acquisition of any Investment to the extent that the sum of
(i) the principal amount of any such additional Indebtedness plus (ii) the aggregate principal amount of all Indebtedness then outstanding would exceed 80% of the aggregate Purchase Price paid by the Partnership for Investments then held by the Partnership (inclusive of any Investment then being acquired). Notwithstanding the foregoing, in the event all Capital Contributions exceed $25,000,000 the limitation on Indebtedness set forth in subsection (ii) of the preceding sentence shall be reduced by 0.0000003% for each dollar by which all Capital Contributions exceeds $25,000,000. Following the Offering Period and to the extent the limitations in the immediately preceding sentence require leverage of less than 75%, the Partnerships' permitted leverage may rise to 75% at the time reinvestment proceeds are reinvested by the Partnership.

      (b)  Investment Company Status.

      The General Partner shall use its best efforts to assure that the Partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (c) Sales and Leases of Equipment From or to the General Partner and its Affiliates.

      The Partnership shall neither purchase or lease Investments from, nor sell or lease Investments to, the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) except as provided in this Section. The Sponsor shall not purchase any equipment or Financing Transactions from the Partnership or any affiliated program which it has sponsored (whether held by them on an interim basis or otherwise. Notwithstanding the first sentence of this Section (c), the Partnership may purchase Affiliated Investments if:

      (i) the General Partner determines that the making of such Affiliated Investment is in the best interests of the Partnership;

      (ii) such Investment is purchased by the Partnership at a Purchase Price which does not exceed the sum of (A) the net cost to the General Partner or such Affiliate of acquiring and holding same (adjusted for any income received and expenses paid or incurred while holding same) plus (B) any compensation to which the General Partner and any Affiliate of the General Partner is otherwise entitled pursuant to this Agreement;

      (iii) there is no difference in the interest terms of the Indebtedness secured by the Investment at the time it is acquired by the General Partner or such Affiliate and the time it is acquired by the Partnership;

      (iv) neither the General Partner nor any Affiliate of the General Partner realizes any gain, or receives any other benefit, other than compensation for its services, if any, permitted by this Agreement, as a result of the Partnership making such Affiliated Investment; and

      (v) at the time of transfer thereof to the Partnership, the General Partner or such Affiliate had held such Affiliated Investment on an interim basis (generally not longer than six months) for the purposes of
      (A) facilitating the acquisition of such Investment by the Partnership,
      (B) borrowing money or obtaining financing for the Partnership or (C) any other lawful purpose related to the business of the Partnership.

      (d) Loans to or from the General Partner and its Affiliates.

      No loans may be made by the Partnership to the General Partner or any Affiliate of the General Partner. The General Partner or any Affiliate of the General Partner, however, may, from time to time, loan or advance funds to the Partnership (each such loan or advance being hereinafter called a "Partnership Loan") in accordance with this Section 6.2(d). The terms of any Partnership Loan permitted to be made hereunder shall include the following:

      (i) any interest payable by the Partnership in connection with such Partnership Loan shall be charged at an annual rate of interest not in excess of the lesser of the following: (A) the rate of interest payable by the General Partner or such Affiliate in connection with such borrowing (in the event that the General Partner or any Affiliate shall borrow money for the specific purpose of making such Partnership Loan), (B) the rate of interest that would be charged to the Partnership (without reference to the General Partner's or such Affiliate's financial abilities or guarantees) by unrelated lending institutions on a comparable loan for the same purpose in the same geographic area (if neither the General Partner nor any such Affiliate has borrowed money to make such Partnership Loan) or (C) a rate of interest equal to the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% per annum;

      (ii) all payments of principal and interest on such Partnership Loan shall be due and payable within twelve months after the date on which such Partnership Loan is made; and

      (iii) neither the General Partner nor any such Affiliate may receive points or other financial charges or fees in any amount in respect of such Partnership Loan (except that the General Partner or such Affiliate may be reimbursed, dollar for dollar, for the actual reasonable out-of-pocket expenses (including, without limitation, any points or other financial charges or fees) incurred by it in connection with the making of such Partnership Loan), provided that nothing in this clause (iii) shall prohibit any increase in Acquisition Fees and Management Fees otherwise payable to the General Partner or such Affiliate in accordance with this Agreement, notwithstanding that such increase may be an indirect result of the making of such Partnership Loan.

   If the General Partner or any Affiliate of the General Partner purchases Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the General Partner or such Affiliate, as the case may be, shall be deemed to have made a Partnership Loan in an amount equal to the purchase price paid for such Equipment and shall be entitled to receive interest on such amount in accordance with clause (i) above. Any advances made by the General Partner or any Affiliate of the General Partner for the purpose of paying Organizational and Offering Expenses shall not constitute a Partnership Loan, but shall be reimbursed to the General Partner or such Affiliate (to the extent possible) from the O & O Expense Allowance without interest thereon in accordance with, and to the extent provided in, Section 6.4(e) of this Agreement.

      (e) No Exchange of Interests for Investments.

      The Partnership shall not acquire any Investments in exchange for Interests in the Partnership.

      (f) Joint Venture Investments.

      The Partnership may make Investments in Joint Ventures, provided that:

            (i) the General Partner shall have determined that:

                  (A) such Investment is in the best interests of the Partnership; and

                  (B) such Investment shall not result in duplicate fees to the General Partner or any Affiliate of the General Partner;

            (ii) in the case of any Joint Venture with any non-Affiliated Person, the Partnership must acquire a controlling interest in such Joint Venture and the non-Affiliate must acquire the non-controlling interest therein and such Joint Venture must own and lease specific Equipment and/or invest in one or more specific Financing Transactions; and

            (iii) in the case of any Joint Venture with any Program sponsored by the General Partner or any Affiliate of the General Partner, all of the following conditions are met:

                  (A) all Programs, including the Partnership, participating in such Joint Venture shall have substantially identical investment objectives and shall participate in such Joint Venture on substantially the same terms and conditions;

                  (B) the compensation payable by the Partnership to the General Partner or any Affiliate of the General Partner by the Partnership and by each other Program sponsored by any of them in connection with such Joint Venture shall be substantially identical;

                  (C) the Partnership shall have a right of first refusal with respect to the purchase of any equipment or other tangible or intangible personal property or financing transactions held by such Joint Venture; and

                  (D) the purpose of such Joint Venture shall be either (1) to effect appropriate diversification for the Partnership and the other Programs participating in such Joint Venture or (2) to relieve the Sponsor or one or more Programs sponsored by it of the obligation to acquire, or to acquire from any of them, equipment or other tangible or intangible personal property or financing transactions at any time subject to a purchase commitment entered into pursuant to Section 6.2(c) of this Agreement.

      Subject to the other provisions of this Agreement, the Partnership may employ, or transact business with, any Person, notwithstanding the fact that any Partner or any Affiliate thereof may have (or have had) an interest in or connection with such Person and provided that neither the Partnership nor the other Partners shall have any rights by virtue of this Agreement in or to any income or profits derived therefrom.

      (g) Exchange, Merger, Roll-Up or Consolidation of the Partnership Prohibited.

      The Partnership shall not (i) be a party to any exchange offer, merger, Roll-Up or similar combination with any other legal entity (including any Roll-Up Entity) or (ii) reorganize itself if such reorganization would have the effect of an exchange offer, merger, Roll-Up or similar combination. Neither the Partnership nor the General Partner shall solicit, or engage or compensate members, or persons associated zwith members, of the NASD to solicit, proxies from any Limited Partners authorizing any exchange offer, merger, Roll-Up or similar combination or any such reorganization. The General Partner is not authorized to take any action inconsistent herewith.

      (h) No Exclusive Listings.

      No exclusive listing for the sale of Equipment or other Investments, or of any other Partnership assets, shall be granted to the General Partner or any Affiliate of the General Partner.

      (i) Other Transactions Involving the General Partner and its Affiliates.

      Except as specifically permitted by this Agreement, the General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner. Furthermore, neither the General Partner nor any such Affiliate shall receive directly or indirectly a commission or fee (except as permitted by Section 6.4) in connection with the reinvestment of Cash From Sales and Cash From Operations (including casualty insurance proceeds) in new Investments. In addition, in connection with any agreement entered into by the Partnership with the General Partner or any such Affiliate, no rebates or "give-ups" may be received by the General Partner or any such Affiliate, nor may the General Partner or any such Affiliate participate in any reciprocal business arrangements that could have the effect of circumventing any of the provisions of this Agreement. Neither the General Partner nor any Affiliate shall, directly or indirectly, pay or award any commissions or other compensation to any Person engaged by a potential investor as an investment advisor as an inducement to such Person to advise such potential investor of interests in a particular Program; provided, however, that this Section 6.2(i) shall not prohibit the payment to any such Person of the Underwriting Fees and Sales Commissions otherwise in accordance with the terms of this Agreement.

      (j) Transactions with the General Partner.

      The General Partner and its Affiliates (including programs sponsored by the General Partner or its Affiliates) will not buy or lease Equipment from, or sell or lease Equipment to, the Partnership except as provided by this Section 6.2(j) and by Section . The General Partner and its Affiliates (other than programs sponsored by the General Partner or its Affiliates) shall be permitted to make acquisitions of Equipment for the Partnership (and assume loans in connection therewith), provided that (a) such acquisitions are in the best interests of the Partnership, (b) no benefit arises out of such acquisitions to the General Partner or its Affiliates by the Partnership), (c) such Equipment generally is not held by the General Partner or any such Affiliate for more than six months (provided, however, that with respect to unspecified Equipment, the General Partner or its Affiliates shall not intend to hold such Equipment for more than one hundred and twenty (120) days (but in no event more than six months) prior to the transfer to the Partnership, and (d) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner or any such Affiliate and at the time acquired by the Partnership. The General Partner or any Affiliate thereof (other than programs sponsored by the General Partner or its Affiliates) may sell such Equipment to the Partnership at a price equal to the sum of its cost for such Equipment and any acquisition costs relating to the prospective selection and acquisition of or investment in such Equipment (including, but not limited to, legal fees and expenses, travel and communication expenses, cost of appraisal, commissions, accounting fees and other related costs) paid by it with respect to such Equipment.

      (k)  Sale of All or Substantially All Assets; Dissolution.

      During the Reinvestment Period, the General Partner may not dissolve the Partnership or sell or otherwise dispose of all or substantially all of the assets of the Partnership without the Consent of the Majority Interest.

      (l)  No Investments in Limited Partnership Interests of other Programs.

      The Partnership shall not invest in limited partnership interests of any other Program; provided, however, that nothing herein shall preclude the Partnership from making investments in Joint Ventures, to the extent and in the manner provided in this Section.

      6.3 Limitation on Liability of General Partner and its Affiliates; Indemnification.

      (a) The General Partner, and any Affiliate engaged in the performance of services on behalf of the Partnership (hereinafter sometimes referred to as an "Indemnitee"), shall, except as provided to the contrary in this Section 6.3,
(i) be indemnified by the Partnership from assets of the Partnership (and not by the Limited Partners) for any liability, loss, cost and expense of litigation (collectively referred to herein as "Liabilities") suffered by such Indemnitee, and (ii) have no liability, responsibility, or accountability in damages or otherwise to the Partnership or any Partner for any loss suffered by the Partnership or any Partner, which arises out of any action or inaction of such Indemnitee if (A) the General Partner has determined, in good faith, that such course of conduct was in the best interests of the Partnership and (B) such course of conduct did not constitute negligence or misconduct by such Indemnitee. Notwithstanding the foregoing, each Indemnitee shall be liable, responsible and accountable, and the Partnership shall not be liable to any such Indemnitee for any portion of such Liabilities, which resulted from such Indemnitee's own fraud, negligence, misconduct or, if applicable, breach of fiduciary duty to the Partnership or any Partner, as determined by a court of competent jurisdiction. Subject to Section 6.3(c) hereof, if any action, suit, or proceeding shall be pending against the Partnership or an Indemnitee which is alleged to relate to, or arise out of, any action or inaction of the General Partner or any Affiliate, the Partnership shall have the right to employ, at the expense of the Partnership, separate counsel of its choice in such action, suit, or proceeding.

      Any amounts payable by the Partnership to an Indemnitee pursuant to this
Section 6.3 shall be recoverable only out of the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof. The Partnership shall not incur or assume the cost of that portion of liability insurance which insures the General Partner or any Affiliate for any liability as to which the General Partner or such Affiliate is prohibited from being indemnified pursuant to this
Section 6.3.

      (b) The Partnership shall not furnish indemnification to an Indemnitee or to any person acting as a Selling Dealer for any Liabilities imposed by a judgment in a suit arising from or out of a violation of federal or state securities laws unless (i)(A) there has been a successful adjudication on the merits in favor of such Indemnitee or Selling Dealer on each count involving alleged securities laws violations by such Indemnitee or Selling Dealer, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction shall have approved a settlement of the claims against the Indemnitee and indemnification in respect of the costs thereof, and (ii) the court shall have been advised by the General Partner as to the current position of the Securities and Exchange Commission, the Securities Divisions of the Commonwealths of Massachusetts and Pennsylvania, the States of Missouri and Tennessee and any other relevant regulatory body with respect to the issue of indemnification for securities law violations.

      (c) The provision of advances from Partnership funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against an Indemnitee by a Limited Partner of the Partnership in his capacity as such is prohibited. However, the provision of advances from Partnership funds to an Indemnitee for legal expenditures and other costs incurred as a result of any initiated suit, action or proceeding is permissible only if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnitee in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner; and (iii) the Indemnitee undertakes to repay any funds advanced pursuant to this Section 6.3 in cases in which such Indemnitee would not be entitled to indemnification under 6.3(a) and 6.3(b). If advances are permissible under this Section 6.3, the Indemnitee shall furnish the Partnership with an undertaking as set forth in the foregoing sentence and shall thereafter have the right to bill the Partnership for, or otherwise request that the Partnership pay, at any time and from time to time after such Indemnitee has become obligated to make payment therefor, any and all amounts for which such Indemnitee believes in good faith that such Indemnitee is entitled to indemnification under this Section 6.3. The Partnership shall pay any and all such bills and honor any and all such requests for payment for which the Partnership is liable as determined above. In the event that a final determination is made that the Partnership is not so obligated in respect to all or any portion of the amounts paid by it or if the Indemnitee enters into a stipulation or settlement with like effect, such Indemnitee will refund such amount, plus interest thereon at the then prevailing market rate of interest, within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated in respect to any amount not paid by the Partnership to a particular Indemnitee or if the Partnership enters into a stipulation or settlement with like effect, the Partnership will pay such amount to such Indemnitee.

      6.4 Compensation of General Partner and its Affiliates.

      Neither the General Partner nor any Affiliate of the General Partner shall, in their respective capacities as such, receive any salary, fees, profits, distributions or other compensation except in accordance with this
Section 6.4.

      (a)  Allocations and Distributions.

      The General Partner shall be entitled to receive the allocations and distributions provided for under Section 8 in respect of the Interest held by it as General Partner.

      (b)  Underwriting Fees.

      Underwriting Fees shall be paid by the Partnership to the Dealer-Manager in respect of each Unit sold.

      (c)  Sales Commissions.

      Sales Commissions shall be paid by the Partnership to the Dealer-Manager and each Selling-Dealer in respect of the respective Units sold by each of them, provided that no Sales Commissions shall be payable by the Partnership in respect of any Units sold to Affiliated Limited Partners.

      (d)  Due Diligence Expenses.

      Due Diligence Expenses actually incurred in connection with the Offering shall be paid or reimbursed by the Partnership to the Dealer-Manager and each Selling Manager, provided that the Dealer-Manager shall be entitled to payment of or reimbursement for Due Diligence Expenses only after each Selling Dealer (whether prospective or actual) shall have first been paid or reimbursed for all Due Diligence Expenses of such Selling Dealer, and provided, further, that the amount of Due Diligence Expenses actually paid to the Dealer-Manager shall reduce, dollar-for-dollar, the amount of the O & O Expense Allowance otherwise payable by the Partnership to the General Partner pursuant to Section 6.4(e) of this Agreement.

      (e) O & O Expense Allowance.

      The Partnership shall pay, immediately following each Closing Date, the O & O Expense Allowance to the General Partner, whether or not the full amount thereof is actually incurred by the General Partner or any Affiliate of the General Partner, without deduction for Underwriting Fees and Sales Commissions. The General Partner shall distribute to the Dealer-Manager all or such portion of the O & O Expense as the General Partner shall, in its sole and absolute discretion, deem appropriate and the Partnership shall have no separate liability to the Dealer-Manager for any Organizational and Offering Expenses incurred by it. The General Partner shall bear any Organizational and Offering Expenses incurred by the General Partner or any Affiliate of the General Partner (including, without limitation, the Dealer-Manager) in excess of the O & O Expense Allowance.

      (f)  Acquisition Fees.

      In connection with any Investment, the Partnership shall pay to the General Partner, for services rendered in connection with acquiring such Investment, an Acquisition Fee equal to the difference (to the extent greater than zero) between (i) 3.0% of the Purchase Price paid by the Partnership for any (A) item of Equipment or (B) Financing Transaction, as the case may be, and
(ii) the aggregate amount of Acquisition Fees paid by or on behalf of the Partnership to any other Person in connection with such Investment; provided, however, that:

      (i) no Acquisition Fees may be paid by or on behalf of the Partnership to any finder or broker that is an Affiliate of the General Partner;

      (ii) the Partnership shall not pay any Acquisition Fees, or part thereof, that would cause the Partnership's Investment in Equipment and Financing Transactions to be less than the greater of (x) 80% of the Gross Offering Proceeds from the Partnership's sale of Units, reduced by .0625% for each 1% of Indebtedness encumbering any Investment acquired by the Partnership, or (y) 75% of such Gross Offering Proceeds; and

      (iii) the aggregate sum of (A) Acquisition Fees and (B) all other Front-End Fees, which, in each case, may be paid to any Person pursuant to this Agreement in connection with all Investments made by the Partnership from any source (including, without limitation, Net Offering Proceeds, Partnership indebtedness or reinvestment of excess Cash Flows) shall not exceed an amount equal to the product of multiplying (x) the Gross Offering Proceeds by (y) a percentage equal to (1) 100% minus (2) the greater of the two percentages calculated under clause (x) or clause (y) of subsection 6.4(f)(ii), above.

      The following are examples of application of the formula in clause (ii), above:

      (1)  No Indebtedness -  80% to be committed to Investment in Equipment and
                              Financing Transactions.

      (2)  50% Indebtedness - 50% x .0625% = 3.125%
                              80% - 3.125% = 76.875% to be committed to
                              Investment in Equipment and Financing
                              Transactions.

      (3)  80% Indebtedness - 80% x .0625% = 5%
                              80% - 5% = 75% to be committed to Investment in Equipment and Financing Transactions.

      To calculate the percentage of Indebtedness encumbering Investments, the aggregate amount of such Indebtedness shall be divided by the aggregate Purchase Price (without deduction for Front-End Fees) paid for all Investments. Such percentage of Indebtedness so calculated would be multiplied by .0625% to determine the percentage to be deducted from 80%.


      Where the Partnership purchases an item of Equipment or any Financing Transaction from the General Partner or one of its Affiliates pursuant to
Section 6.2(d) for a Purchase Price which includes an Acquisition Fee amount, such Acquisition Fee amount shall be deemed paid pursuant to this Section 6.4(d) and there shall be no duplicative payment thereof.

      (g)  Management Fees.

      Each month, for management services rendered, the Partnership shall pay to the General Partner such portion of the Management Fees as shall be attributable to Gross Revenues actually received by the Partnership during such month; provided that Management Fees shall be payable solely out of Gross Revenues received during the month in which paid; and provided, further, that such Management Fees shall be paid in any month only after payment of any accrued and unpaid First Cash Distributions for such month and for any previous month (in each case, up to an amount equal to 8.0% per annum of each respective Limited Partner's unreturned Capital Contribution), and, to the extent that the Partnership does not have sufficient Cash From Operations in any month to pay such proportion of all such First Cash Distributions, the payment of such Management Fees shall be deferred and paid, without interest, in the next following month in which the Partnership generates sufficient Cash From Operations for the payment thereof.

      (h)  Subordinated Remarketing Fees.

      For rendering services in connection with the sale of any Investment, the Partnership shall pay to the General Partner the applicable Subordinated Remarketing Fee; provided that:

      (i) no such Subordinated Remarketing Fee shall be paid in connection with the sale of any Investment to the extent that the Cash From Sales realized thereby is reinvested in additional Investments;

      (ii) in no event shall any such Subordinated Remarketing Fee be paid prior to Payout; and

      (iii) the General Partner shall not be entitled to receive any amount of Subordinated Remarketing Fees to the extent that such amount would cause the total commissions paid to all Persons, in connection with the sale of such Investments, to exceed a fee for such services which is reasonable, customary and competitive in light of the size, type and location of such Investment.

After Payout, any and all Subordinated Remarketing Fees previously earned by the General Partner shall be paid, without any interest thereon, by the Partnership, prior to any other distributions to the Partners.

      (i)  Partnership Expenses.

      (i) Reimbursement. Except as otherwise provided in this Section 6.4(i), expenses of the Partnership, other than those incurred and otherwise reimbursed in accordance with Sections 6.4(b) through (h), shall be billed directly to and paid by the Partnership.

      (ii) Goods and Third-Party Services. The General Partner and any Affiliate of the General Partner may be reimbursed for the actual cost of goods and services used for or by the Partnership and obtained by it or them from non-Affiliates.

      (iii) Administrative Services Provided by the General Partner and Affiliates. Subject to clause (iv) of this Section 6.4(i), the General Partner and any Affiliate of the General Partner may be reimbursed for Operating Expenses which are actually incurred by it or them in connection with the performance or arrangement of administrative services reasonably necessary, convenient or advisable, in the discretion of the General Partner, to the prudent operation of the Partnership (including, without limitation, legal, accounting, remarketing and agency expenses) provided that the reimbursement for same shall be limited to the lesser of (A) its or their actual cost of providing same or (B) the amount the Partnership would be required to pay to non-Affiliates for comparable administrative services in the same geographic location and provided further, that no reimbursement is permitted for such services if the General Partner or any such Affiliate is entitled to compensation in the form of a separate fee pursuant to other provisions of this Section 6.4.

      (iv) Limitations on Reimbursements. Neither the General Partner nor any Affiliate of the General Partner shall be reimbursed by the Partnership for amounts expended by it with respect to the following:

            (A) salaries, fringe benefits, travel expenses or other administrative items incurred by or allocated to any Controlling Person of the General Partner or of any such Affiliate;

            (B) expenses for rent, depreciation and utilities or for capital equipment or other administrative items (other than as specified respectively in paragraphs (ii) and (iii) of this Section 6.4(i), above).

      6.5 Other Interests of the General Partner and its Affiliates.

      The General Partner shall be required to devote only such time to the affairs of the Partnership as the General Partner shall, in its sole and absolute discretion, determine in good faith to be necessary for the business and operations of the Partnership.

      The General Partner and any Affiliate of the General Partner may engage in, or possess an interest in, business ventures (other than the Partnership) of every kind and description, independently or with others, including, but not limited to, serving as sponsor or general partner of other Programs and participating in the equipment leasing and financing businesses, whether or not such business ventures may be competitive with the business or Investments of the Partnership. Neither the Partnership nor any Limited Partner shall have any rights in and to such independent ventures or the income or profits therefrom by reason of the General Partner's position with the Partnership.

      Neither the General Partner nor any Affiliate of the General Partner shall be obligated to present any particular investment opportunity to the Partnership, and the General Partner and each such Affiliate shall have the right, subject only to the provisions of the next following paragraph, to take for its own account (individually or otherwise), or to recommend to any Affiliated Entity (including the Partnership), any particular investment opportunity, considering, among other things, the following factors with respect to itself and each Affiliated Entity:

      (a) its own and each Affiliated Entity's general investment objectives and policies, including, without limitation, cash distribution objectives and leverage policies;

      (b) its own and each Affiliated Entity's existing portfolio, including the diversification thereof (by type of equipment, by length of lease term, by industry and by geographic area) and the effect the making of such investment would have thereon;

      (c) the cash available to it and to each Affiliated Entity for the purpose of making such investment and the length of time such funds have been available;

      (d) its own and each Affiliated Entity's current and long-term liabilities; and

      (e) the estimated income tax consequences of such investment to it and each Affiliated Entity and to the individual investors participating therein.

    Any conflicts in determining and allocating Investments between the General Partner and Affiliates on the one hand and the Partnership will be resolved by the Investment Committee, which will evaluate the suitability of all prospective lease acquisitions and Financing Transactions for investment by the Partnership before it makes a decision about the suitability of the opportunity for the it's own portfolio. In general, the General Partner intends to apply the following criteria and the prospective transaction is expected to be considered for the General Partner's own portfolio only if:

      (a) The required cash investment is greater than the cash available for investment by the Partnership;

      (b) The amount of debt is above levels deemed acceptable for the Partnership;

      (c) The equipment type is not appropriate to the Partnership's objectives, which include, among others, the avoidance of concentration of exposure to any one class of equipment;

      (d) The lessee credit quality does not satisfy the Partnership's objective of maintaining a high-quality portfolio with low credit losses while avoiding a concentration of exposure to any individual lessee or borrower;

      (e) The term remaining exceeds the liquidation period guidelines established in the Partnership Agreement;

      (f) The available cash flow (or lack thereof) is not commensurate with the Partnership's need to make certain distributions during the Reinvestment Period (as defined);

      (g) The transaction structure, particularly with respect to the end-of-lease options governing the equipment, does not provide the Partnership with the residual value opportunity commensurate with the total return requirements of the Partnership; and

      (h) The transaction does not comply with the terms and conditions of the Partnership Agreements.

      If, considering such factors and any other appropriate factors, the General Partner determines that any investment opportunity would be equally suitable for various Affiliated Entities, the General Partner shall make such investment opportunity available to such Affiliated Entities on a rotation basis, with the order of priority determined by the date of each Affiliated Entity's initial closing.

      Notwithstanding the foregoing, until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, below), the General Partner and each Affiliate of the General Partner shall present to the Partnership first, before any other Affiliated Entity (including any Affiliated Entity that the General Partner or any such Affiliate advises or manages), the opportunity to purchase any Investment meeting the investment objectives and policies of the Partnership, other than a Lease relating to:

      (i) used equipment previously leased by the General Partner or any such Affiliate to third parties that becomes available for re-lease;

      (ii) groups of items of equipment to be leased on terms providing various cost recovery terms for various items, where the Partnership may not, in accordance with this Agreement, purchase all items in the group;

      (iii) equipment to be leased to a third party on favorable terms, from a cost recovery viewpoint, subsequent to the lease by the General Partner or its Affiliates to the same third party of other items of equipment on substantially less favorable terms;

      (iv) equipment as to which a prospective or existing lessee indicates to the General Partner or its Affiliate that it will not lease or continue to lease through the General Partner or such Affiliate unless the General Partner or such Affiliate acquires and retains such equipment in its own equipment portfolio; or

      (v) equipment subject to a lease that by its terms is not assignable to an entity such as the Partnership (leases that permit assignment to a "financial institution" shall not, without more, be deemed assignable to the Partnership).

      In the event of a conflict between two or more Affiliated Entities (including the Partnership) that are advised or managed by the General Partner and that are seeking to re-lease or sell similar equipment contemporaneously, the first opportunity to re-lease or sell equipment shall generally be allocated to the Affiliated Entity attempting to re-lease or sell equipment that was subject to the lease that expired first or, if two or more leases expire simultaneously, the lease which was first to take effect; provided, however, that the General Partner may, in its discretion, otherwise provide opportunities to re-lease or sell equipment if such equipment is subject to remarketing commitments or if there are other circumstances, in the General Partner's judgment, under which the withholding of such an opportunity would be inequitable or uneconomic for a particular Affiliated Entity.

      If the financing available from time to time to two or more Affiliated Entities (including the Partnership) is less than the aggregate amount then sought by them, the available financing shall generally be allocated to the investment entity that has been seeking financing the longest.

      Nothing in this Section 6.5 shall be deemed to diminish the General Partner's overriding fiduciary obligation to the Partnership or to act as a waiver of any right or remedy the Partnership or other Partners may have in the event of a breach of such obligation.

Section 7. POWERS AND LIABILITIES OF LIMITED PARTNERS.

      7.1  Absence of Control Over Partnership Business.

      The Limited Partners hereby consent to the exercise by the General Partner of the powers conferred on the General Partner by this Agreement. No Limited Partner shall participate in or have any control over the Partnership's business or have any right or authority to act for, or to bind or otherwise obligate, the Partnership (except one who is also the General Partner, and then only in its capacity as the General Partner). No Limited Partner shall have the right to have the Partnership dissolved and liquidated or to have all or any part of such Limited Partner's Capital Contribution or Capital Account returned except as provided in this Agreement.

      7.2  Limited Liability.

      The liability of each Limited Partner in such capacity shall be limited to the amount of such Limited Partner's Capital Contribution and pro rata share of any undistributed Profits and other assets of the Partnership. Except as may otherwise be required by law or by this Agreement, after the payment of all Subscription Monies for the Units purchased by such Limited Partner, no Limited Partner shall have any further obligations to the Partnership, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Partnership.

      No Limited Partner shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Partnership under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Partnership.

Section 8. DISTRIBUTIONS AND ALLOCATIONS.

      8.1 Distribution of Distributable Cash From Operations and Distributable Cash From Sales.

      (a) During the Reinvestment Period, the General Partner shall determine in its sole discretion what portion, if any, of the Partnership's Distributable Cash From Operations and Distributable Cash From Sales shall be invested and reinvested in additional Investments and which portion shall be distributed to the Partners; provided, however, that the General Partner shall not reinvest, but shall distribute to the extent available, Distributable Cash From Operations and Distributable Cash From Sales to Limited Partners in an amount equal to the following amounts for the periods specified (pro rated, as necessary, for periods of less than one year):

      (i) For the period beginning with a Limited Partner's admission to the Partnership and ending with the expiration or termination of the Reinvestment Period, each Limited Partner shall be entitled to receive monthly cash distributions, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose. The annual amount of such distributions will be computed by multiplying 10.75% by each Limited Partner's respective original Capital Contribution reduced by any portion thereof which has been (A) returned to such Limited Partner pursuant to Section 8.6, or (B) redeemed by the Partnership pursuant to Section 10.5, of this Agreement. A ratable portion (i.e., one-twelfth) of such annual distribution amount shall be payable monthly; and

      Any portion of the monthly distribution amounts described in this clause
      (i) which exceeds the sum of Distributable Cash From Operations and Distributable Cash From Sales for any year (if any) shall be distributable (if at all) solely at the discretion of the General Partner. Each monthly cash distribution amount shall be computed as provided in the preceding sentence on a non-cumulative basis (that is, without increase for any portion of the monthly cash distribution amount computed pursuant to this clause (i) which the Partnership is unable to make, and without reduction for any cash distributions actually made, in any prior period.

      (ii) Each Limited Partner is entitled to receive monthly cash distributions (if the distributions described in paragraph (i) above are not adequate) in amounts which would permit the Limited Partners to pay federal income taxes resulting from Partnership Operations (assuming that all Limited Partners are subject to income taxation at the highest marginal federal income tax rate (determined without regard to state, if any) on taxable income of the Partnership. Such distributions will be made, to the extent that Distributable Cash From Operations and Distributable Cash From Sales are sufficient for such purpose.

      (b) During the Disposition Period, no Available Cash From Operations or Available Cash From Sales shall be reinvested in additional Investments, and all Available Cash From Operations and Available Cash From Sales shall be distributed to the Partners.

      (c) Distributions of Distributable Cash From Operations and Distributable Cash From Sales (collectively, "Distributable Cash") shall be made to the Partners monthly. Subject to Section 8.1(a), the amount of each such monthly distribution shall be determined by the General Partner, in its sole discretion, based upon the amount of the Partnership's then available Distributable Cash and other funds of the Partnership and the General Partner's estimate of the Partnership's total Distributable Cash for such Fiscal Year. Prior to Payout, distributions pursuant to this Section 8.1(c) shall be made 99% to the Limited Partners and 1% to the General Partner; provided, however, that prior to the admission to the Partnership of any Limited Partners, such distributions shall be made 1% to the Original Limited Partner and 99% to the General Partner. After Payout, distributions pursuant to this Section 8.1(c) shall be tentatively attributed and distributed 90% to the Limited Partners and 10% to the General Partner;

provided, however, that, if at the time of Payout, each respective Limited Partner has not yet received total cash distributions pursuant to this Section 8.1(c) equal to 150% of such Limited Partner's original Capital Contribution (reduced by any amounts paid to such Limited Partner (i) as a return of his uninvested Capital Contributions pursuant to Section 8.6 and (ii) in redemption of his Units pursuant to Section 10.5), distributions shall continue to be made 99% to the Limited Partners and 1% to the General Partner until the total cash distributions made to the Limited Partners equal 150% of the Limited Partners' aggregate original Capital Contributions. The amount tentatively attributed to the General Partner pursuant to the previous sentence and not theretofore distributed to the General Partner shall be distributed to the General Partner, without interest, out of the first Distributable Cash available to the Partnership after the Limited Partners have received distributions equal to 150% of their aggregate original Capital Contributions.

      (d) Notwithstanding the provisions of Section 8.1(c), distributions of Distributable Cash made during the Disposition Period shall be made in accordance with the provisions of Section 11.3.

      8.2  Allocations of Profits and Losses.

      (a) The Profits and Losses of the Partnership shall be determined for each Fiscal Year or Fiscal Period.

      (b) Except as otherwise provided in this Agreement, whenever a proportionate part of the Partnership's Profits or Losses is allocated to a Partner, every item of income, gain, loss or deduction entering into the computation of such Profits or Losses, or arising from the transactions with respect to which such Profits or Losses were realized, shall be allocated to such Partner in the same proportion.

      (c) Profits for any Fiscal Period during the Reinvestment Period shall be allocated to the Partners as follows:

      (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (ii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iii) thereafter, 90% to the Limited Partners and 10% to the General Partner.

      (d) Profits for any Fiscal Period during the Disposition Period shall be allocated to the Partners as follows:

      (i) first, to the Partners in proportion to and to the extent of the deficit balances, if any, in their respective Capital Accounts;

      (ii) next, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Profits equal to the excess, if any, of their aggregate Unpaid Target Distributions over their aggregate Capital Account balances;

      (iii) next, in a manner that will cause (A) the excess of the Limited Partners' aggregate Capital Account balances over the amount of their aggregate Unpaid Target Distributions and (B) the General Partner's Capital Account balance, to be in the ratio of 90% to 10%; and

      (iv) thereafter, 90% to the Limited Partners and 10% to the General
      Partner.

      (e) Losses for any Fiscal Period shall be allocated to the Partners as follows:

      (i) first, 1% to the General Partner and 99% to the Limited Partners until the Limited Partners have been allocated Losses equal to the excess, if any, of their aggregate Capital Account balances over their aggregate Adjusted Capital Contributions;

      (ii) next, to the Partners in proportion to and to the extent of their respective remaining positive Capital Account balances, if any; and

      (iii) thereafter, 1% to the General Partner and 99% to the Limited Partners; provided, however, that if and to the extent that an allocation of Losses to any Limited Partner pursuant to this Section 8.2(e) or
      Section 8.2(f) would result in any Limited Partner having an Adjusted Capital Account Deficit, such Losses shall be allocated to all other Partners in accordance with this Section 8.2(e) and, when no Limited Partner can be allocated any such Losses without violating the limitation contained in this proviso, such remaining Losses shall be allocated to the General Partner.

      (f)  Special Allocations.

      The following special allocations shall, except as otherwise provided, be made prior to allocations in Section 8.2(a)-(e) in the following order:

      (i) Minimum Gain Charge-Back. Notwithstanding any other provision of this
      Section 8, if there is a net decrease in Partnership Minimum Gain or in any Partner Nonrecourse Debt Minimum Gain during any Fiscal Period, prior to any other allocation pursuant this Section 8, each Partner shall be specifically allocated items of Partnership income and gain for such Fiscal Period (and, if necessary, subsequent Fiscal Periods) in an amount and manner required by Treas. Reg. Sections 1.704-2(f) and 1.704-2(i)(4) or any successor provisions. The items to be so allocated shall be determined in accordance with Treas. Reg. Section 1.704-2(j)(2) or any successor provision.

      (ii) Partnership Nonrecourse Deductions. Partnership Nonrecourse Deductions for any Fiscal Period shall be allocated 99% to the Limited Partners and 1% to the General Partner.

      (iii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Fiscal Period shall be allocated to the Partner who made or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles of Treas. Reg. Section 1.704-2(i) or any successor provision.

      (iv) Qualified Income Offset. If in any Fiscal Period, any Partner has an Adjusted Capital Account Deficit, whether resulting from an unexpected adjustment, allocation or distribution described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) or otherwise, such Partner shall be allocate items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such Fiscal Period) sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible, to the extent required by such Treasury Regulation. It is the intention of the parties that this allocation provision constitute a "qualified income offset" within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(d).

      (v) Curative Allocations. The special allocations provided for in the proviso of Section 8.2(e) and in Sections 8.2(f)(i)-(iv) are intended to comply with certain requirements of Treas. Reg. Sections 1.704-1 and 1.704-2. To the extent that any of such special allocations shall have been made, subsequent allocations of income, gains, losses and deductions and items thereof ("curative allocations") shall be made as soon as possible and in a manner so as to cause, to the extent possible without violating the requirements of Treas. Reg. Sections 1.704-1 and 1.704-2, the Partners' Capital Account balances to be as nearly as possible in the same proportions in which they would have been had such special allocations not occurred. In making such curative allocations, due regard shall be given to the character of the Profits and Losses and items thereof that were originally allocated pursuant to the provision of Sections 8.2(e) and Sections 8.2(f)(i)-(iv) in order to put the Partners as nearly as possible in the positions in which they would have been had such special allocations not occurred.

            If the General Partner determines, after consultation with Tax Counsel, that the allocation of any item of Partnership income, gain, loss or deduction is not specified in this Section 8 (an "unallocated item"), or that the allocation of any item of Partnership income, gain, loss or deduction hereunder is clearly inconsistent with the Partners' economic interests in the Partnership determined by reference to this Agreement, the general principles of Treas. Reg. Section 1.704-1(b) and the factors set forth in Treas. Reg. Section 1.704-1(b)(3)(ii) (a "misallocated item"), then the General Partner may allocate such unallocated items and reallocate such misallocated items, to reflect such economic interests.

      (vi) Special Allocation of State, Local and Foreign Taxes. Any state, local or foreign taxes imposed on the Partnership by reason of a Partner being a citizen, resident or national of such state, locality or foreign jurisdiction, including any item(s) of taxable income or tax loss resulting therefrom, shall be specially allocated to such Partner.

      (vii) Transactions with Partnership. If, and to the extent that, any Partner is deemed to recognize any item of income, gain, loss, deduction or credit as a result of any transaction between such Partner and the Partnership pursuant to Code Sections 482, 483, 1272-1274, 7872 or any similar provision now or hereafter in effect, any corresponding Profits or Losses or items thereof shall be allocated to the Partner who was charged with such item.

      (viii) Fees and Commissions Paid to General Partner. It is the intent of the Partnership that any amount paid or deemed paid to the General Partner as a fee or payment described in Section 6.4 shall be treated as a "guaranteed payment" or a payment to a partner not acting in his capacity as a partner pursuant to Section 707(c) of the Code to the extent possible. If any such fee or payment is deemed to be a distribution to the General Partner and not a guaranteed payment or a payment to a partner not acting in his capacity as a partner, the General Partner shall be allocated an amount of Partnership gross ordinary income equal to such payment.

      (ix) Selling Commissions, Underwriting Fees, Acquisition Fees and O & O Expense Allowance. Selling Commissions, Underwriting Fees, Acquisition Fees and the O & O Expense Allowance shall be allocated 100% to the Limited Partners. Organizational and Offering Expenses, in excess of Sales Commissions, Underwriting Fees and the O & O Expense Allowance, shall be allocated 100% to the General Partner.

      8.3  Distributions and Allocations Among the Limited Partners.

      (a) Except to the extent otherwise provided herein, all distributions of Distributable Cash and all allocations of Profits and Losses and items thereof for any Fiscal Year or Fiscal Period shall be distributed or allocated, as the case may be, among the Limited Partners in proportion to their respective numbers of Units. Each distribution of Distributable Cash shall be made to the Limited Partners (or their respective assignees) of record as of the last day of the month next preceding the date on which such distribution is made.

      (b) All distributions of Distributable Cash and all allocations of Profits and Losses or items thereof for any Fiscal Year in which any Limited Partners are admitted to the Partnership, shall be allocated among the Limited Partners as follows:

      (i) first, the Operations and Sales of the Partnership shall be deemed to have occurred ratably over such Fiscal Year, irrespective of the actual results of Operations or Sales of the Partnership;

      (ii) second, all Profits and Losses for such Fiscal Year shall be allocated among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in such Fiscal Year that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners; and

      (iii) third, all monthly distributions of cash made to the Limited Partners pursuant to Section 8.1(c) shall be distributed among the Limited Partners in the ratio that the number of Units held by each Limited Partner multiplied by the number of days in the month preceding the month in which the distribution is made that such Units were held by such Limited Partner bears to the sum of that calculation for all Limited Partners. If the General Partner determines at any time that the sum of the monthly distributions made to any Limited Partner during or with respect to a Fiscal Year does not (or will not) properly reflect such Limited Partner's share of the total distributions made or to be made by the Partnership for such Fiscal Year, the General Partner shall, as soon as practicable, make a supplemental distribution to such Limited Partner, or withhold from a subsequent distribution that otherwise would be payable to such Limited Partner, such amount as shall cause the total distributions to such Limited Partner for such Fiscal Year to be the proper amount.

      (c) In the event of a transfer of a Unit during a Fiscal Year in accordance with Section 10, the transferor and transferee shall be allocated a ratable share of Profits and Losses for such Fiscal Year based on the number of days in such Fiscal Year that each held such transferred Units. Monthly distributions made by the Partnership in accordance with Section 8.1(c) shall be allocated between the transferor and transferee (and subsequently adjusted, if necessary) in the manner set forth in clause (iv) and the last sentence of
Section 8.3(b).

      (d) Each distribution made to a Limited Partner pursuant to Section 8.1(c), 8.6 or 11.3 of this Agreement, any interest on Subscription Monies relating to such Limited Partner's Units paid to such Limited Partner pursuant to Section 5.3(k), and any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5 shall be applied as follows:

      (i) first, in reduction of such Limited Partner's Unpaid Cumulative Return, to the extent thereof, as determined immediately before such distribution; and

      (ii) then, in reduction of such Limited Partner's Adjusted Capital Contribution, to the extent thereof, as determined immediately before such distribution.

      8.4  Tax Allocations: Code Section 704(c); Revaluations.

      (a) In accordance with Code section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction, and items thereof, with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

      (b) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to Clause (b) of the definition of Gross Asset Value herein and Section 5.5(h) hereof, subsequent allocations of income, gain, loss and deduction, and items thereof, with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in a manner consistent with the requirements of Proposed Treas. Reg. Section 1.704-3(a)(6) or the corresponding provision of final or successor Treasury Regulations.

      (c) Any elections or other decisions relating to the allocations required by clauses (a) and (b) of Section 8.4 shall be made in a manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this clause (c) of Section 8.4 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

      8.5  Compliance with NASAA Guidelines Regarding Front-End Fees.

      Notwithstanding anything in this Agreement to the contrary, in the event the Partnership fails, at any time after the expiration of 30 months from the date of the Prospectus, to comply with the restrictions set forth in Section 6.4(b) through (f) above, the General Partner shall appropriately adjust the allocations and distributions set forth in this Section 8 so as to comply with the requirements contained in NASAA Guidelines. No adjustment proposed to be made pursuant to this Section 8.5 shall require the General Partner to obtain the consent of the Limited Partners unless such proposed adjustment adversely effects the allocations or distributions made, or to be made, to any Limited Partner.

      8.6  Return of Uninvested Capital Contribution.

      In the event that 100% of Net Offering Proceeds have not been used to make Investments or committed to Reserves to the extent permitted to be treated as Investments pursuant to Section 6.1(b)(vii) within the later of (i) twenty-four
(24) months after the Effective Date of the Offering or (ii) 12 months of the receipt thereof by the Partnership, the amount of such uninvested Net Offering Proceeds shall be promptly distributed by the Partnership to the Limited Partners, pro rata based upon their respective number of Units, as a return of capital, without interest and without reduction for Front-End Fees in respect of such uninvested Capital Contributions (which distributions shall not in any event exceed the related Capital Contribution of any Limited Partner). Funds shall be deemed to have been committed to investment and need not be returned to a Limited Partner to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements or any similar contracts or understandings are executed and not terminated during the applicable twenty-four (24) or twelve (12) month period described above, if such investments are ultimately consummated within a further period of twelve (12) months. Funds deemed committed which are not actually so invested within such twelve (12) month period will be promptly distributed, without interest and without reduction for Front-End Fees in respect of such uninvested Net Offering Proceeds, to the Limited Partners on a pro rata basis, as a return of capital.

      8.7  Partner's Return of Investment in the Partnership.

      Each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and for any other distributions with respect to his Partnership Interest. If the assets of the Partnership remaining after payment or discharge, or provision for payment or discharge, of its debts and liabilities are insufficient to return such Capital Contribution or to make any other distribution to such Partner, he shall not have any recourse against the personal assets of any other Partner, except to the limited extent set forth in Section 6.3, Section 9.3(a) and Section 11.2(a)(iii).

      8.8  No Distributions in Kind.

      Distributions in kind shall not be permitted except upon dissolution and liquidation of the Partnership's assets and may only then be made to a liquidating trust established for the purposes of (a) liquidating the assets transferred to it and (b) distributing the net cash proceeds of such liquidation in cash to the Partners in accordance with the provisions of this Agreement.

      8.9  Partnership Entitled to Withhold.

      The Partnership shall at all times be entitled to withhold or make payments to any governmental authority with respect to any federal, state, local or foreign tax liability of any Partner arising as a result of such Partner's participation in the Partnership. Each such amount so withheld or paid shall be deemed to be a distribution for purposes of Section 8 and Section 11, as the case may be, to the extent such Partner is then entitled to a distribution. To the extent that the amount of such withholdings or payments made with respect to any Partner exceeds the amount to which such Partner is then entitled as a distribution, the excess shall be treated as a demand loan, bearing interest at a rate equal to twelve percent (12%) per annum simple interest from the date of such payment or withholding until such excess is repaid to the Partnership
(i) by deduction from any distributions subsequently payable to such Partner pursuant to this Agreement or (ii) earlier payment of such excess and interest by such Partner to the Partnership. Such excess and interest shall, in any case, be payable not less than 30 days after demand therefore by the General Partner, which demand shall be made only if the General Partner determines that such Partner is not likely to be entitled to distributions within 12 months from the date of such withholding or payment by the Partnership in an amount sufficient to pay such excess and interest. The withholdings and payments referred to in this Section 8.9 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding or payment is required.

Section 9. WITHDRAWAL OF GENERAL PARTNER.

      9.1  Voluntary Withdrawal.

      The General Partner may not voluntarily withdraw as a General Partner from the Partnership unless (a) the Limited Partners have received 60 days' advance written notice of the General Partner's intention to withdraw, (b) the Partnership shall have received an opinion of Tax Counsel to the Partnership to the effect that such withdrawal will not constitute a termination of the Partnership or otherwise materially adversely affect the status of the Partnership for federal income tax purposes and (c) a Substitute General Partner shall have been selected and such Substitute General Partner (i) shall have expressed a willingness to be admitted to the Partnership, (ii) shall have received the specific written Consent of the Majority Interest to such admission and (iii) shall have a Net Worth sufficient, in the opinion of Tax Counsel to the Partnership, for the Partnership to continue to be classified as a partnership for federal income tax purposes and to satisfy the net worth requirements for "sponsors" under the NASAA Guidelines.

      9.2  Involuntary Withdrawal.

      The General Partner shall be deemed to have involuntarily withdrawn as a General Partner from the Partnership upon the removal of the General Partner pursuant to the Consent of the Majority Interest or upon the occurrence of any other event that constitutes an event of withdrawal under the Delaware Act as then in effect.

      For purposes of this Section 9.2 and Section 13, neither the General Partner nor any Affiliate of the General Partner will participate in any vote by the Limited Partners to (a) involuntarily remove the General Partner or (b) cancel any management or service contract with the General Partner or any such Affiliate.

      9.3  Consequences of Withdrawal.

      (a) Upon the voluntary withdrawal of the General Partner in accordance with Section 9.1, the General Partner, or its estate, successors or legal representatives, shall be entitled to receive from the Partnership (i) an amount equal to the positive balance, if any, in the General Partner's Capital Account (as adjusted to the date of such withdrawal by allocation pursuant to Section 8 of any Profits or Losses or other allocable items realized by the Partnership through such date of Withdrawal and any unrealized gains and losses inherent in the Partnership's assets as of such date), provided, however, that in no event shall such amount exceed the fair market value of the Partnership Interest then held by the General Partner, as calculated in accordance with the provisions of clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to the General Partner by the Partnership and (B) any amounts due and owing by the General Partner to the Partnership. The right of the General Partner, or its estate, successors or legal representatives, to receipt of such amount shall be subject to (x) any claim for damages by the Partnership or any Partner against the General Partner, or its estate, successors or legal representatives, that such withdrawal shall have been made in contravention of this Agreement and (y) if the General Partner has a negative balance in its Capital Account after making the adjustments provided for in the first sentence of this clause (a) of Section 9.3, payment to the Partnership of an amount equal to the lesser of (1) the amount of such deficit balance or (2) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner.

      (b) Upon involuntary withdrawal of the General Partner as such from the Partnership in accordance with Section 9.2, the Partnership shall pay to the General Partner (i) the fair market value of the Partnership Interest then held by the General Partner, as calculated in the manner set forth in clause (c) of this Section 9.3, plus or minus, as the case may be, (ii) Management Fees payable with respect to Investments acquired by the Partnership prior to the effective date of the withdrawal of the General Partner shall remain payable to the General Partner notwithstanding any such withdrawal as and when the Partnership receives the Cash Flow from such Investments creating the obligation to pay such Management Fees and in the event that the General Partner pledges Management Fees receivable to a Lender, the assignment to the Lender shall be binding in the event of the voluntary or involuntary withdrawal of the General Partner (iii) an amount equal to the difference between (A) any amounts due and owing to such withdrawn General Partner by the Partnership and (B) any amounts due and owing by such withdrawn General Partner to the Partnership, and, upon such payment, the General Partner's Interest in the income, losses, distributions and capital of the Partnership shall be terminated.

      (c) For purposes of this Section 9.3, the fair market value of the withdrawn General Partner's Interest shall be determined, in good faith, by such General Partner and the Partnership, or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association by two independent appraisers, one selected by the withdrawn General Partner and one by the Limited Partners. In the event that such two appraisers are unable to agree on the value of the withdrawn General Partner's Interest within 90 days, they shall within 20 days thereafter jointly appoint a third independent appraiser whose determination shall be final and binding; provided, however, that if the two appraisers are unable to agree within such 20 days on a third appraiser, the third appraiser shall be selected by the American Arbitration Association. The expense of arbitration shall be borne equally by the withdrawn General Partner and the Partnership.

      (d) The method of payment to the General Partner upon withdrawal, whether voluntary or involuntary, must be fair and must protect the solvency and liquidity of the Partnership. When the withdrawal is voluntary, the method of payment will be presumed to be fair if it provides for a non-interest-bearing, unsecured promissory note of the Partnership, with principal payable, if at all, from distributions that the withdrawn General Partner otherwise would have received under the Partnership Agreement had the General Partner not withdrawn. When the withdrawal is involuntary, the method of payment will be presumed to be fair if it provides for a promissory note bearing interest on the outstanding principal amount thereof at the lesser of (i) the rate of interest (inclusive of any points or other loan charges) which the Partnership would be required to pay to an unrelated bank or commercial lending institution for an unsecured, 60 month loan of like amount or (ii) the rate of interest from time to time announced by The Chase Manhattan Bank (National Association) at its principal lending offices in New York, New York as its prime lending rate plus 3% and providing for repayments of principal thereunder in sixty (60) equal monthly installments, together with accrued but unpaid interest.

      9.4  Liability of Withdrawn General Partner.

      If the business of the Partnership is continued after withdrawal of the General Partner, the General Partner, or its estate, successors or legal representatives, shall remain liable for all obligations and liabilities incurred by it or by the Partnership while it was acting in the capacity of General Partner and for which it was liable as General Partner, but shall be free of any obligation or liability incurred on account of or arising from the activities of the Partnership from and after the time such withdrawal shall have become effective.

      9.5  Continuation of Partnership Business.

      In the event that the General Partner withdraws from the Partnership, the General Partner, or its estate, successors or legal representatives, shall deliver to the Limited Partners Notice stating the reasons for such withdrawal. If, within 90 days following such withdrawal, any Person shall be admitted to the Partnership as a Substitute General Partner, such Substitute General Partner shall execute a counterpart of this Agreement and the business of the Partnership shall continue. If no Substitute General Partner shall have been so admitted to the Partnership within 90 days following the date of the General Partner's withdrawal, then the Partnership shall be dissolved.

Section 10. TRANSFER OF UNITS.

      10.1 Withdrawal of a Limited Partner.

      A Limited Partner may withdraw from the Partnership only by Assigning or having redeemed all Units owned by such Limited Partner in accordance with this
Section 10. The withdrawal of a Limited Partner shall not dissolve or terminate the Partnership. In the event of the withdrawal of any Limited Partner because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Limited Partner shall be deemed to be the Assignee of the Partnership Interest of such Limited Partner and may become a Substitute Limited Partner upon compliance with the provisions of Section 10.3.

      10.2  Assignment.

      (a) Subject to the provisions of Sections 10.2(b) and (c) and 10.3 of this Agreement, any Limited Partner may Assign all or any portion of the Units owned by such Limited Partner to any Person (the "Assignee"); provided that

      (i) such Limited Partner and such Assignee shall each execute a written Assignment instrument, which shall:

            (A) set forth the terms of such Assignment;

            (B) in the case of assignments other than by operation of law, state the intention of such Limited Partner that such Assignee shall become a Substitute Limited Partner and, in all cases, evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

            (C) include a representation by both such Limited Partner and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including, without limitation, such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

            (D) otherwise be satisfactory in form and substance to the General Partner; and

      (ii) such Assignee shall pay to the Partnership an aggregate amount, not exceeding $150.00, of expenses reasonably incurred by the Partnership in connection with such Assignment.

      (b) Notwithstanding the foregoing, unless the General Partner shall specifically Consent, no Units may be Assigned:

      (i) to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

      (ii) to any Person if, in the Opinion of Tax Counsel, such Assignment would result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes, provided that the Partnership may permit such Assignment to become effective if and when, in the opinion of Tax Counsel, such Assignment would no longer result in the termination of the Partnership's taxable year or its status as a partnership for federal income tax purposes;

      (iii) to any Person if such Assignment would affect the Partnership's existence or qualification as a limited partnership under the Delaware Act or the applicable laws of any other jurisdiction in which the Partnership is then conducting business;

      (iv) to any Person not permitted to be an Assignee under applicable law, including, without limitation, applicable federal and state securities laws;

      (v) if such Assignment would result in the transfer of a Partnership Interest representing less than twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan (unless such Assignment is of the entire Partnership Interest owned by such Limited Partner);

      (vi) if such Assignment would result in the retention by such Limited Partner of a portion of its Partnership Interest representing less than the greater of (A) twenty-five (25) Units, or ten (10) Units in the case of a Qualified Plan, and (B) the minimum number of Units required to be purchased under minimum investment standards applicable to an initial purchase of Units by such Limited Partner;

      (vii) if, in the reasonable belief of the General Partner, such Assignment might violate applicable law;

      (viii) if the effect of such Assignment would be to cause the "equity participation" in the Partnership by "benefit plan investors" (both within the meaning of DOL Reg. ss. 2510.3-101(f)) to equal or exceed 25%; or

      (ix) if such transfer would cause an impermissible percentage of Units to be owned by non-United States citizens.

      Any attempt to make any Assignment of Units in violation of this Section 10.2(b) shall be null and void ab initio.

      (c) So long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the General Partner shall not permit any interest in a Unit to be Assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any Treasury Regulations or published notices promulgated thereunder (a "Secondary Market") and, if the General Partner determines in its sole and absolute discretion, that a proposed Assignment was effected on a Secondary Market, the Partnership and the General Partner have the right to refuse to recognize any such proposed Assignment and to take any action deemed necessary or appropriate in the General Partner's reasonable discretion so that such proposed Assignment is not, in fact, recognized. For purposes of this Section 10.2(c), any

Assignment which results in a failure to meet the "safe-harbor" provisions of Treasury Regulations ss.1.7704-1, or any substitute safe-harbor provisions subsequently established by Treasury Regulations or published notices, shall be treated as causing the Units to be publicly traded. The Limited Partners agree to provide all information respecting Assignments, which the General Partner deems necessary in order to determine whether a proposed transfer occurred or will occur on a Secondary Market.

      (d) Assignments made in accordance with this Section 10.2 shall be considered terminated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Section 8 as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the assignee shall commence the month following effectiveness of the assignment.

      10.3  Substitution.

      (a) An Assignee of a Limited Partner shall be admitted to the Partnership as a Substitute Limited Partner only if:

      (i) the General Partner has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Partnership does or may result from such admission; and

      (ii) such Assignee shall have executed a transfer agreement and such other forms, including a power of attorney to the effect required by Section 15, as the General Partner reasonably may require to determine compliance with this Section 10.

      (b) An Assignee of Units who does not become a Substitute Limited Partner in accordance with this Section 10.3 and who desires to make a further Assignment of his Units shall be subject to all the provisions of Sections 10.2,
10.3 and 10.4 to the same extent and in the same manner as a Limited Partner desiring to make an Assignment of his Units. Failure or refusal of the General Partner to admit an Assignee as a Substitute Limited Partner shall in no way affect the right of such Assignee to receive distributions from Distributable Cash From Operations and Distributable Cash From Sales and the share of the Profits or Losses for Tax Purposes to which his predecessor in interest would have been entitled in accordance with Section 8.

      10.4  Status of an Assigning Limited Partner.

      Any Limited Partner that shall Assign the entire Partnership Interest owned by such Limited Partner to an Assignee who shall become a Substitute Limited Partner shall cease to be a Limited Partner in the Partnership and shall no longer have any of the rights or privileges of a Limited Partner in the Partnership.

      10.5  Limited Right of Presentment for Redemption of Units.

      (a) Commencing with the second full calendar quarter following the Final Closing Date and at any time and from time to time thereafter until termination of the Partnership, any Limited Partner (other than an Affiliated Limited Partner) may request that the Partnership redeem, and, subject to the availability of funds in accordance with clause (b) below and the other provisions of this Section 10.5 and provided that the Partnership shall not, in any calendar year, redeem Partnership Interests that, in the aggregate, exceed 2% of the total Partnership Interests outstanding as of the last day of such year, with the prior Consent of the General Partner, the Partnership shall redeem, for cash, up to 100% of the Partnership Interest of such Limited Partner, at the Applicable Redemption Price. The Partnership shall be under no obligation to redeem Units of a Limited Partner and shall do so only in the sole and absolute discretion of the General Partner.

      (b) No reserves shall be established by the Partnership for the redemption of Units. The availability of funds for the redemption of any Unit shall be subject to the availability of sufficient Distributable Cash. Furthermore, Units may be redeemed only if such redemption would not impair the capital or the Operations of the Partnership and would not result in the termination under the Code of the Partnership's taxable year or of its federal income tax status as a partnership.

      (c) A Limited Partner desiring to have a portion or all of his Units redeemed shall submit a written request to the General Partner on a form approved by the General Partner duly signed by all owners of such Units on the books of the Partnership. Redemption requests hereunder shall be deemed given on the earlier of the date the same is (i) personally delivered with receipt acknowledged, or (ii) mailed by certified mail, return receipt requested, postage prepaid, at the General Partner's address set forth herein. Requests arising from death, major medical expense and family emergency related to disability or a material loss of family income, collectively "Hardship Redemptions" shall be treated as having been received at 12:01 A.M. EST and all other redemption requests shall be deemed received with the start of the business day during which received. The General Partner shall promptly accept or deny each redemption request. The General Partner shall, in its sole discretion, decide whether a redemption is in the best interests of the Partnership.

      (d) In the event that the General Partner receives requests for the Partnership to redeem more Units than there are funds sufficient to redeem, the General Partner shall honor redemption requests in the order in which duly executed and supported redemption requests are received. The General Partner shall use its reasonable efforts to honor requests for redemptions of Units with the same request date first as to Hardship Redemptions, second so as to provide liquidity for IRAs or Qualified Plans to meet required distributions and finally as to all other redemption requests.

      (e) Within 30 days following the date upon which the General Partner receives a written request from any Limited Partner to redeem Units held by such Limited Partner, the General Partner shall deliver written notice to such Limited Partner indicating (i) the number, if any, of such Units to be redeemed and (ii) if appropriate, the date of redemption thereof, which shall be a date within 30 days following the date of such notice, and the Applicable Redemption Price with respect thereto. Not less than ten (10) days prior to the redemption date specified in the Partnership's notice, the Limited Partner requesting redemption shall deliver to the Partnership all transfer instruments and other documents reasonably requested by the Partnership to evidence such redemption and the Partnership shall pay to such Limited Partner the Applicable Redemption Price per Unit redeemed. In the event that all Units of any Limited Partner are so redeemed, such Limited Partner shall be deemed to have withdrawn from the Partnership and shall, from and after the date of the redemption of all Units of such Limited Partner, cease to have the rights of a Limited Partner.

Section 11. DISSOLUTION AND WINDING-UP.

      11.1  Events Causing Dissolution.

      The Partnership shall be dissolved upon the happening of any of the following events (each a "Dissolution Event"):

      (a) the withdrawal of the General Partner, unless a Substitute General Partner shall have been admitted to the Partnership in accordance with Section 9.5; or

      (b) the voluntary dissolution of the Partnership (i) by the General Partner with the Consent of the Majority Interest or (ii) subject to Section 13, by the Consent of the Majority Interest without action by the General Partner; or

      (c) the Sale of all or substantially all of the assets of the Partnership (which Sale prior to the end of the Reinvestment Period requires the Consent of the Majority Interest); or

      (d) the expiration of the Partnership term specified in Section 4 of this Agreement; or

      (e) the Operations of the Partnership shall cease to constitute legal activities under the Delaware Act or any other applicable law; or

      (f) any other event which causes the dissolution or winding-up of the Partnership under the Delaware Act to the extent not otherwise provided herein.

      11.2 Winding Up of the Partnership; Capital Contribution by the General Partner Upon Dissolution.

      (a) Upon the occurrence of a Dissolution Event, the winding-up of the Partnership and the termination of its existence shall be accomplished as follows:

            (i) the General Partner (or if there shall be none, such other Person as shall be selected by the Consent of the Majority Interest, or if no such other Person is so selected, such other Person as is required by law to wind up the affairs of the Partnership, which Person, in either event, may exercise all of the powers granted to the General Partner herein and is hereby authorized to do any and all acts and things authorized by law and by this Agreement for such purposes and any and all such other acts or things consistent therewith as may be expressly authorized by the Majority Interest) shall proceed with the liquidation of the Partnership (including, without limitation, the Sale of any remaining Investments and cancellation of the Certificate of Limited Partnership), and is hereby authorized to adopt such plan, method or procedure as may be deemed reasonable by the General Partner (or such other Person effecting the winding up) to effectuate an orderly winding-up;

            (ii) all Profits or Losses or items thereof and all amounts required to be specially allocated pursuant to Section 8.2(f) for the period prior to final termination shall be credited or charged, as the case may be, to the Partners in accordance with Section 8;

            (iii) in the event that, after all requirements of clauses (i) and
      (ii) of this Section 11.2(a) shall have been accomplished, the General Partner shall have a deficit balance in its Capital Account, the General Partner shall contribute within thirty (30) days to the Partnership as a Capital Contribution an amount equal to the lesser of (A) the amount of such deficit balance or (B) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner (for this purpose, any payments made by the General Partner as co-signatory or guarantor of any of the indebtedness of the Partnership and not yet reimbursed to the General Partner at the time of dissolution of the Partnership and any amounts due and unpaid to the General Partner on, under or with respect to any Partnership Loans at the time of such dissolution shall be deemed to be Capital Contributions by the General Partner to the Partnership and any obligation of the Partnership to reimburse or repay such amounts shall thereupon cease);

            (iv) the proceeds from Sales and all other assets of the Partnership shall be applied and distributed in liquidation as provided in Section 11.3; and

            (v) the General Partner (or such other Person effecting the winding up) shall file such certificates and other documents as shall be required by the Delaware Act, the Code and any other applicable laws to terminate the Partnership.

      (b) If the winding-up of the Partnership is effected by the General Partner, the General Partner shall be compensated for its services in connection therewith as provided in Section 6.4 of this Agreement and, if such winding up is effected by any such other Person (whether selected by the Majority Interest or as required by law), such other Person shall be compensated for its services in connection therewith in an amount not in excess of the amount customarily paid to non-affiliated third parties rendering similar services in respect of similar entities in the same geographic location.

      11.3  Application of Liquidation Proceeds Upon Dissolution.

      Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Partnership shall be applied as follows and in the following order of priority:

      (a) first, to the payment of creditors of the Partnership in order of priority as provided by law, except obligations to Partners or their Affiliates;

      (b) next, to the setting up of any reserve that the General Partner (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Partnership or the Partners; such reserve may, in the sole and absolute discretion of the General Partner (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the General Partner (or such other Person effecting the winding up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (c)-(e) of this Section 11.3.

      (c) next, to the payment of all obligations to the Partners in proportion to and to the extent of advances made by each Partner pursuant to the provisions of this Agreement;

      (d) next, to the payment of all reimbursements to which the General Partner or any Affiliate of the General Partner may be entitled pursuant to this Agreement; and

      (e) thereafter, to the Partners in proportion to and to the extent of the positive balances of their Capital Accounts.

      11.4  No Recourse Against Other Partners.

      Following the occurrence of any Dissolution Event, each Limited Partner shall look solely to the assets of the Partnership for the return of, and any return on, such Limited Partner's Capital Contribution. If, after the complete payment and discharge of all debts, liabilities and other obligations of the Partnership, the assets of the Partnership are insufficient to provide the return of, or a return on, the Capital Contribution of any Limited Partner, such Limited Partner shall have no recourse against any other Limited Partner or the General Partner, except to the extent that the General Partner is obligated to make an additional Capital Contribution to the Partnership pursuant to Section 11.2(a)(iii) hereof.

Section 12.  FISCAL MATTERS.

      12.1  Title to Property and Bank Accounts.

      Except to the extent that trustees, nominees or other agents are utilized as permitted by Section 6.1(b)(ii)(F), all Investments and other assets of the Partnership shall be held in the name of the Partnership. The funds of the Partnership shall be deposited in the name of the Partnership in such bank account or accounts as shall be designated by the General Partner, and withdrawals therefrom shall be made upon the signature of the General Partner or such Person or Persons as shall be designated in writing by the General Partner. The funds of the Partnership shall not be commingled with the funds of any other Person.

      12.2  Maintenance of and Access to Basic Partnership Documents.

      (a) The General Partner shall maintain at the Partnership's principal office, the following documents:

      (i)   the Participant List;

      (ii) a copy of the Certificate of Limited Partnership and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Certificate or any such amendment has been executed;

      (iii) copies of this Agreement and any amendments hereto;

      (iv) copies of the audited financial statements of the Partnership for the three most recently completed Fiscal Years, including, in each case, the balance sheet and related statements of operations, cash flows and changes in Partners' equity at or for such Fiscal Year, together with the report of the Partnership's independent auditors with respect thereto;

      (v) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recently completed Fiscal Years;

      (vi) records as required by applicable tax authorities including those specifically required to be maintained by "tax shelters", if so required by the Partnership; and

      (vii) investor suitability records for Units sold by any Affiliate of the General Partner.

      (b) Each Limited Partner and his designated representative shall be given access to all of the foregoing records of the Partnership and such other records of the Partnership which relate to business affairs and financial condition of the Partnership, and may inspect the same and make copies of the same (subject, in the case of copying the Participant's List, to compliance with clause (c) of this Section 12.2) at such Limited Partner's expense, during normal business hours upon reasonable advance written notice to the General Partner, which notice shall specify the date and time of the intended visit and identify with reasonable specificity the documents which such Limited Partner or its representative will wish to examine or copy or both.

      (c) In addition, the General Partner shall mail a copy of the Participant List to, or as directed by, any Limited Partner within ten (10) business days of receipt by the Partnership of a written request therefor together with a check in payment of the cost to the General Partner of preparing and transmitting such list to such party or his designated representative; provided that, in connection with any copying or request for a copy of, such Limited Partner shall certify that the Participant List is not being requested for further reproduction and sale or any other commercial purpose unrelated to the Interest of such Limited Partner in the Partnership or for any unlawful purpose.

      (d) If the General Partner refuses or neglects to (i) permit a Limited Partner or its representative to examine the Participant List at the office of the Partnership during normal business hours and with reasonable notice to the General Partner or (ii) produce and mail a copy of the Participant List within ten (10) days after receipt of the applicable Limited Partner's written request (evidenced by a U.S. Postal Service registered or certified mail receipt), the General Partner shall be liable to such Limited Partner who requested such list for the costs, including reasonable attorneys' fees, incurred by such Limited Partner to compel production of the Participant List, and for the actual damages (if any) suffered by such Limited Partner by reason of such refusal or neglect. It shall be a defense that the requesting Limited Partner has failed or refused to provide the General Partner with either (i) the required fee or (ii) the certification called for in the next sentence and, in the case of clause (ii), the General Partner in good faith believes that the actual purpose and reason for a request for a copy of the Participant List is to secure such List for the purpose of the sale, reproduction or other use thereof for a commercial purpose other than in the interest of the Limited Partner relative to the affairs of the Partnership. In connection with any such request, the General Partner will require the Limited Partner requesting the Participant List to certify that the List is not being requested for a commercial purpose unrelated to such Limited Partner's interest in the Partnership. The remedies provided under this Section
12.2 to Limited Partners requesting copies of the Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or the laws of any state.

      12.3  Financial Books and Accounting.

      The General Partner shall keep, or cause to be kept, complete and accurate financial books and records with respect to the business and affairs of the Partnership. Except to the extent otherwise required by the accounting methods adopted by the Partnership for federal income tax purposes, such books and records shall be kept on an accrual basis and all financial statements of the Partnership shall be prepared for each Fiscal Year in accordance with generally accepted accounting principles as applied within the United States of America.

      12.4  Fiscal Year.

      Except as may otherwise be determined from time to time by the General Partner (in a manner which is consistent with the Code and the Treasury Regulations thereunder or is consented to by the IRS), the Fiscal Year of the Partnership for both federal income tax and financial reporting purposes shall end on December 31 of each year.

      12.5  Reports.

      (a) Quarterly Reports. Within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, the General Partner shall send, to each Person who was a Limited Partner at any time during such Fiscal Quarter, the following written materials:

      (i) a report containing the same financial information as is contained in the Partnership's quarterly report on Form 10-Q filed with the Commission under the Securities Exchange Act of 1934, as amended, which shall include unaudited financial statements for the Partnership at and for such Fiscal Quarter, including a balance sheet and related statements of operations, cash flows and changes in Partners' equity, all of which financial statements shall be prepared in accordance with Section 12.3;

      (ii) a tabular summary, prepared by the General Partner, with respect to the fees and other compensation and costs and expenses which were paid or reimbursed by the Partnership to the Sponsor during such Fiscal Quarter, identified and properly allocated as to type and amount. Such tabulation shall (A) include a detailed statement identifying any services rendered or to be rendered to the Partnership and the compensation received therefor and (B) summarize the terms and conditions of any contract, which was not filed as an exhibit to the Registration Statement, as amended and in effect as on the Effective Date. The requirement for such summary shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor; and

      (iii) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Quarter which shall include (A) a description of the types of Equipment acquired and Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Quarter.

      (b) Annual Reports. Within 120 days after the end of each Fiscal Year, the General Partner shall send to each Person who was a Limited Partner at any time during such Fiscal Year the following written materials:

      (i) financial statements for the Partnership for such Fiscal Year, including a balance sheet as of the end of such Fiscal Year and related statements of operations, cash flows and changes in Partners' equity, which shall be prepared in accordance with Section 12.3 and shall be accompanied by an auditor's report containing an opinion of the Accountants;

      (ii) an analysis, prepared by the General Partner (which need not be audited, but shall be reviewed, by the Accountants), of distributions made to the General Partner and the Limited Partners during such Fiscal Year separately identifying the portion (if any) of such distributions from:

            (A)  Cash Flow during such period;

            (B)  Cash Flows from prior periods;

            (C)  Cash From Sales;

            (D)  Capital Contributions originally used to establish a Reserve;

      (iii) a status report with respect to each piece of Equipment and each Financing Transaction which individually represents at least 10% of the aggregate Purchase Price of the Partnership's Investments held at the end of such Fiscal Year, which report shall state:

            (A) the condition of each such item of Equipment and of any personal property securing any Financing Transaction to which such report applies;

            (B) how such Equipment was being utilized as of the end of such Fiscal Year (i.e., leased, operated directly by the Partnership or held for lease, repair or sale);

            (C) the remaining term of any Lease to which such Equipment is subject;

            (D) the projected or intended use of such Equipment during the next following Fiscal Year;

            (E) the method used to determine values set forth therein;

            (F) such other information as may be relevant to the value or use of such Equipment or any personal property securing any such Financing Transaction as the General Partner, in good faith, deems appropriate;

      (iv) the annual report shall contain a breakdown of all fees and other compensation paid, and all costs and expenses reimbursed, to the Sponsor by the Partnership during such Fiscal Year identified (and properly allocated) as to type and amount:

            (A) In the case of any fees and other compensation, such breakdown shall identify the services rendered or to be rendered to the Partnership and the compensation therefor and shall summarize the terms and conditions of any contract which was not filed as an exhibit to the Registration Statement, as amended and in effect on the Effective Date. The requirement for such information shall not be circumvented by lump-sum payments to non-Affiliates who then disburse the funds to, or for the benefit of, the Sponsor;

            (B) In the case of reimbursed costs and expenses, the General Partner shall also prepare an allocation of the total amount of all such items and shall include support for such allocation to demonstrate how the Partnership's portion of such total amounts were allocated between the Partnership and any other Programs in accordance with this Agreement and the respective governing agreements of such other Programs. Such cost and expense allocation shall be reviewed by the Accountants in connection with their audit of the financial statements of the Partnership for such Fiscal Year in accordance with the American Institute of Certified Public Accountants United States Auditing standards relating to special reports and such Accountants shall state that, in connection with the performance of such audit, such Accountants reviewed, at a minimum, the time records of, and the nature of the work performed by, individual employees of the Sponsor, the cost of whose services were reimbursed; and

            (C) The additional costs of the special review required by this clause will be itemized by the Accountants on a Program by Program basis and may be reimbursed to the Sponsor by the Partnership in accordance with this subparagraph only to the extent such reimbursement, when added to the cost for all administrative services rendered, does not exceed the competitive rate for such services as determined in such report;

      (v) until all Capital Contributions have been invested or committed to investment in Investments and Reserves, used to pay permitted Front-End Fees or returned to the Limited Partners (as provided in Section 8.7, above), a special report concerning all Investments made during such Fiscal Year which shall include (A) a description of the types of Equipment acquired or Financing Transactions made, (B) the total Purchase Price paid for such categories of Investments, (C) the amounts of Capital Contributions and indebtedness used to acquire such Investments, (D) the Acquisition Fees and Acquisition Expenses paid (identified by party) in connection therewith and (E) the amount of Capital Contributions, if any, which remain unexpended and uncommitted to pending Investments as of the end of such Fiscal Year.

      12.6  Tax Returns and Tax Information.

      The General Partner shall:

      (a) prepare or cause the Accountants to prepare, in accordance with applicable laws and regulations, the tax returns (federal, state, local and foreign, if any) of the Partnership for each Fiscal Year within 75 days after the end of such Fiscal Year; and

      (b) deliver to each Partner by March 15 following each Fiscal Year a Form K-1 or other statement setting forth such Partner's share of the Partnership's income, gains, losses, deductions, and items thereof, and credits if any, for such Fiscal Year.

      12.7  Accounting Decisions.

      All decisions as to accounting matters, except as specifically provided to the contrary herein, shall be made by the General Partner in accordance with the accounting methods adopted by the Partnership for federal income tax purposes or otherwise in accordance with generally accepted accounting principles. Such decisions must be acceptable to the Accountants, and the General Partner may rely upon the advice of the Accountants as to whether such decisions are in accordance with the methods adopted by the Partnership for federal income tax purposes or generally accepted accounting principles.

      12.8  Federal Tax Elections.

      The Partnership, in the sole and absolute discretion of the General Partner, may make elections for federal tax purposes as follows:

      (a) In case of a transfer of all or part of the Partnership Interest of a Partner, the Partnership, in the absolute discretion of the General Partner, may timely elect pursuant to Section 754 of the Code (or corresponding provisions of future law), and pursuant to similar provisions of applicable state or local income tax laws, to adjust the basis of the assets of the Partnership. In such event, any basis adjustment attributable to such election shall be allocated solely to the transferee.

      (b) All other elections, including but not limited to the adoption of accelerated depreciation and cost recovery methods, required or permitted to be made by the Partnership under the Code shall be made by the General Partner in such manner as will, in the opinion of the General Partner (as advised by Tax Counsel or the Accountants as the General Partner deems necessary) be most advantageous to the Limited Partners as a group. The Partnership shall, to the extent permitted by applicable law and regulations, elect to treat as an expense for federal income tax purposes all amounts incurred by it for state and local taxes, interest and other charges which may, in accordance with applicable law and regulations, be considered as expenses.

      12.9  Tax Matters Partner.

      (a) The General Partner is hereby designated as the "Tax Matters Partner" under Section 6231(a)(7) of the Code and may hereafter designate its successor as Tax Matters Partner, to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. Any Partner shall have the right to participate in such administrative or judicial proceedings relating to the determination of Partnership items at the Partnership level to the extent provided by Section 6224 of the Code. The Limited Partners shall not act independently with respect to tax audits or tax litigation affecting the Partnership, and actions taken by the General Partner as Tax Matters Partner in connection with tax audits shall be binding in all respects upon the Limited Partners.

      (b) The Tax Matters Partner shall have the following duties;

      (i) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall furnish the name, address, Interest and taxpayer identification number of each Partner to the Secretary of the Treasury or his delegate (the "Secretary"); and

      (iv) To the extent and in the manner required by applicable law and regulations, the Tax Matters Partner shall keep each Partner informed of administrative and judicial proceedings for the adjustment at the Partnership level of any item required to be taken into account by a Partner for income tax purposes (such judicial proceedings referred to hereinafter as "judicial review").

      (c) Subject to Section 6.3 hereof, the Partnership shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners. The payment of all such expenses shall be made before any distributions are made from Cash from Operations or Cash From Sales. Neither the General Partner nor any Affiliate nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Tax Matters Partner; and the provisions on limitations of liability of the General Partner and indemnification set forth in
Section 6.3 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

      (d) The Tax Matters Partner is hereby authorized, but not required:

      (i) to enter in to any settlement with the IRS or the Secretary with respect to any tax audit or judicial review, in which agreement the Tax Matters Partner may expressly state that such agreement shall bind the other Partners, except that such settlement agreement shall not bind any Partner who (within the time prescribed pursuant to Section 6224(c)(3) of the Code and regulations thereunder) files a statement with the Secretary providing that the Tax Matters Partner shall not have the authority to enter into a settlement agreement on the behalf of such Partner;

      (ii) in the event that a notice of a final administrative adjustment at the partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the Tax Matters Partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court, the District Court of the United Sates for the district in which the partnership's principal place of business is located, the United States Court of Claims or any other appropriate forum;

      (iii) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

      (iv) to file a request for an administrative adjustment with the Secretary at any time and, if any part of such request is not allowed by the Secretary, to file a petition for judicial review with respect to such request;

      (v) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken in to account by a Partner for tax purposes, or an item affected by such item; and

      (vi) to take any other action on behalf of the Partners or the Partnership in connection with any administrative or judicial tax proceeding to the extent permitted by applicable law or regulations.

      12.10  Reports to State Authorities.

      The General Partner shall prepare and file with all appropriate state regulatory bodies and other authorities all reports required to be so filed by state securities or "blue sky" authorities and by the NASAA Guidelines.

Section 13. MEETINGS AND VOTING RIGHTS OF THE LIMITED PARTNERS.

      13.1 Meetings of the Limited Partners.

      (a) A meeting of the Limited Partners may be called by the General Partner on its own initiative, and shall be called by the General Partner following its receipt of written request(s) for a meeting from Limited Partners holding 10% or more of the then outstanding Units, to act upon any matter on which the Limited Partners may vote (as set forth in this Agreement). Every such request for a meeting shall state with reasonable specificity (i) the purpose(s) for which such meeting is to be held and (ii) the text of any matter, resolution or action proposed to be voted upon by the Limited Partners at such meeting (which text the General Partner shall, subject to the provisions of Section 13.3, submit an accurate summary of such proposal in its Notice of such meeting to the Limited Partners). Within ten days following the receipt of such a request, the General Partner shall give Notice to all Limited Partners of such meeting in the manner and for a time and place as specified in paragraph 13.1(b). In addition, the General Partner acting on its own initiative may, and following its receipt of written request(s) therefor from Limited Partners holding more than 10% of the then outstanding Units shall, submit for action by Consent of the Limited Partners, in lieu of a meeting, any matter on which the Limited Partners may vote (as set forth in this Section 13.

      (b) A Notice of any such meeting (or action by written Consent without a meeting) shall be given to all Limited Partners either (i) personally or by mail (if such meeting is being called, or Consent action is being solicited, by the General Partner upon the request of the Limited Partners) or (ii) by regular mail (if such meeting is being called, or Consent action is being solicited, by the General Partner on its own initiative) and a meeting called pursuant to such Notice shall be held (or Consent action taken) not less than 15 days nor more than 60 days after the date such Notice is distributed. Such Notice shall be delivered or mailed to each Limited Partner at his record address, or at such other address as he may have furnished in writing to the General Partner for receipt of Notices, and shall state the place, date and time of such meeting (which shall be the place, date and time, if any, specified in the request for such meeting or such other place, date and time as the General Partner shall determine to be reasonable and convenient to the Limited Partners) and shall state the purpose(s) for which such meeting is to be held. If any meeting of the Limited Partners is properly adjourned to another time or place, and if any announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting. The presence in person or by proxy of the Majority Interest shall constitute a quorum at all meetings of the Limited Partners; provided, however, that, if there be no such quorum, holders of a majority of the Interests so present or so represented may adjourn the meeting from time to time without further notice, until a quorum shall have been obtained. No Notice of any meeting of Limited Partners need be given to any Limited Partner who attends in person or is represented by proxy (except when a Limited Partner attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened) or to any Limited Partner otherwise entitled to such Notice who has executed and filed with the records of the meeting, either before or after the time thereof, a written waiver of such Notice.

      (c) For the purpose of determining the Limited Partners entitled to vote on any matter submitted to the Limited Partners at any meeting of such Limited Partners (or to take action by Consent in lieu thereof), or any adjournment thereof, the General Partner or the Limited Partners requesting such meeting may fix, in advance, a date as the record date, which shall be a date not more than fifty (50) days nor less than ten (10) days prior to any such meeting (or Consent action), for the purpose of any such determination.

      (d) Any Limited Partner may authorize any Person or Persons to act for such Limited Partner by proxy in respect of all matters as to which such Limited Partner is entitled to participate, whether by waiving Notice of any meeting, taking action by Consent or voting as to any matter or participating at a meeting of the Limited Partners. Every proxy must be signed by a Limited Partner or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

      (e) At each meeting of the Limited Partners, the Limited Partners present or represented by proxy may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.

      13.2  Voting Rights of the Limited Partners.

      Subject to Section 13.3, the Limited Partners, acting by Consent of the Majority Interest may take the following actions without the concurrence of the General Partner:

      (a) amend this Agreement, other than (1) in any manner to allow the Limited Partners to take part in the control or management of the Partnership's business, and (2) without the specific Consent of the General Partner, to alter the rights, powers and duties of the General Partner as set forth in this Agreement;

      (b)  dissolve the Partnership;

      (c) remove the General Partner and elect one or more Substitute General Partners; and

      (d) approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Partnership except for any such Sale or series of Sales in the ordinary course of liquidating the Partnership's Investments during the Disposition Period.

      In determining the requisite percentage in interest of Units necessary to approve a matter on which the Sponsor may not vote or consent, any Units owned by the Sponsor shall not be included. With respect to any Interests owned by the Sponsor, the Sponsor may not vote on matters submitted to the Limited Partners regarding the removal of the Sponsor or regarding any transaction between the Program and the Sponsor. In determining the requisite percentage and interest of Interests necessary to approve a matter in which a Sponsor may not vote or consent, any Interests owned by the Sponsor shall not be included.

      13.3  Limitations on Action by the Limited Partners.

      The rights of the Limited Partners under Section 13.2 shall not be exercised or be effective in any manner (a) to subject a Limited Partner to liability as a general partner under the Delaware Act or under the laws of any other jurisdiction in which the Partnership may be qualified or own an item of Equipment or (b) to contract away the fiduciary duty owed to such Limited Partner by the Sponsor under common law. Any action taken pursuant to Section
13.2 shall be void if any non-Affiliated Limited Partner, within 45 days after such action is taken, obtains a temporary restraining order, preliminary injunction or declaratory judgment from a court of competent jurisdiction on grounds that, or an opinion of legal counsel selected by the Limited Partners to the effect that, such action, if given effect, would have one or more of the prohibited effects referred to in this Section 13.3. For purposes of this
Section 13.3, counsel shall be deemed to have been selected by the Limited Partners if such counsel is affirmatively approved by the Consent of the Majority Interest within 45 days of the date that the holders of 10% or more of the Units propose counsel for this purpose.

Section 14. AMENDMENTS.

      14.1 Amendments by the General Partner.

      Subject to Section 13.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the General Partner without the Consent of the Majority Interest to effect any change in this Agreement for the benefit or protection of the Limited Partners, including, without limitation:

      (a) to add to the representations, duties or obligations of the General Partner or to surrender any right or power granted to the General Partner herein;

      (b) to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

      (c) to preserve the status of the Partnership as a "limited partnership" for federal income tax purposes (or under the Delaware Act or any comparable law of any other state in which the Partnership may be required to be qualified);

      (d) to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including, without limitation, any "blue sky" commission) or by any Administrator or similar such official;

      (e) to permit the Units to fall within any exemption from the definition of "plan assets" contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

      (f) if the Partnership is advised by Tax Counsel, by the Partnership's Accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such Tax Counsel, such Accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement; and

      (g) to change the name of the Partnership or the location of its principal office.

      14.2 Amendments with the Consent of the Majority Interest.

      In addition to the amendments permitted to be made by the General Partner pursuant to Section 14.1, the General Partner may propose to the Limited Partners, in writing, any other amendment to this Agreement. The General Partner may include in any such submission a statement of the purpose for the proposed amendment and of the General Partner's opinion with respect thereto. Upon the Consent of the Majority Interest, such amendment shall take effect; provided, however, that (a) no such amendment shall increase the liability of any Partner or adversely affect any Partner's share of distributions of cash or allocations of Profits or Losses for Tax Purposes or of any investment tax credit amounts of the Partnership without in each case the consent of each Partner affected thereby; and (b) no such amendment shall modify or amend this Section 14 without the consent of each Limited Partner.

Section 15. POWER OF ATTORNEY.

      15.1 Appointment of Attorney-in-Fact.

      By their subscription for Units and their admission as Limited Partners hereunder, Limited Partners make, constitute and appoint the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, the true and lawful attorney-in-fact of, and in the name, place and stead of, such Limited Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish:

      (a) this Agreement, Schedule A to this Agreement and the Certificate of Limited Partnership under the Delaware Act and any other applicable laws of the State of Delaware and any other applicable jurisdiction, and any amendment of any thereof (including, without limitation, amendments reflecting the addition of any Person as a Partner or any admission or substitution of other Partners or the Capital Contribution made by any such Person or by any Partner) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Partner (including, without limitation, any Substitute General Partner and any Substitute Limited Partner);

      (b) any other document, certificate or instrument required to reflect any action of the Partners duly taken in the manner provided for in this Agreement, whether or not such Limited Partner voted in favor of or otherwise consented to such action;

      (c) any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Partnership is doing or intends to do business or that the General Partner deems advisable;

      (d) any certificate of dissolution or cancellation of the Certificate of Limited Partnership that may be reasonably necessary to effect the termination of the Partnership; and

      (e) any instrument or papers required to continue or terminate the business of the Partnership pursuant to Sections 9.5 and 11 hereof; provided that no such attorney-in-fact shall take any action as attorney-in-fact for any Limited Partner if such action could in any way increase the liability of such Limited Partner beyond the liability expressly set forth in this Agreement or alter the rights of such Limited Partner under Section 8, unless (in either case) such Limited Partner has given a power of attorney to such attorney-in-fact expressly for such purpose.

      15.2  Amendments to Agreement and Certificate of Limited Partnership.

      (a) Each Limited Partner is aware that the terms of this Agreement permit certain amendments of this Agreement to be effected and certain other actions to be taken or omitted by, or with respect to, the Partnership, in each case with the approval of less than all of the Limited Partners, if a specified percentage of the Partners shall have voted in favor of, or otherwise consented to, such action. If, as and when:

      (i) any amendment of this Agreement is proposed or any action is proposed to be taken or omitted by, or with respect to, the Partnership, which amendment or action requires, under the terms of this Agreement, the Consent of the Partners;

      (ii) Partners holding the percentage of Interests specified in this Agreement as being required for such amendment or action have consented to such amendment or action in the manner contemplated by this Agreement; and

      (iii) any Limited Partner has failed or refused to consent to such amendment or action (hereinafter referred to as the "non-consenting Limited Partner"),

then each non-consenting Limited Partner agrees that each attorney-in-fact specified in Section 15.1 is hereby authorized and empowered to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and publish, for and on behalf of such non-consenting Limited Partner, and in his name, place and stead, any and all documents, certificates and instruments that the General Partner may deem necessary, convenient or advisable to permit such amendment to be lawfully made or such action lawfully taken or omitted. Each Limited Partner is fully aware that he has executed this special power of attorney and that each other Partner will rely on the effectiveness of such special power of attorney with a view to the orderly administration of the Partnership's business and affairs.

      (b) Any amendment to this Agreement reflecting the admission to the Partnership of any Substitute Limited Partner shall be signed by the General Partner and by or on behalf of the Substitute Limited Partner. Any amendment reflecting the withdrawal or removal of the General Partner and the admission of any Substitute General Partner of the Partnership upon the withdrawal of the General Partner need be signed only by such Substitute General Partner.

      15.3  Power Coupled With an Interest.

      The foregoing grant of authority by each Limited Partner:

      (a) is a special power of attorney coupled with an interest in favor of such attorney-in-fact and as such shall be irrevocable and shall survive the death, incapacity, insolvency, dissolution or termination of such Limited Partner;

      (b) may be exercised for such Limited Partner by a signature of such attorney-in-fact or by listing or referring to the names of all of the Limited Partners, including such Limited Partner, and executing any instrument with a single signature of any one of such attorneys-in-fact acting as attorney-in-fact for all of them; and

      (c) shall survive the Assignment by any Limited Partner of the whole or any portion of such Limited Partner's Partnership Interest, provided that, if any Assignee of an entire Partnership Interest shall have furnished to the General Partner a power of attorney complying with the provisions of Section
15.1 of this Agreement and the admission to the Partnership of such Assignee as a Substitute Limited Partner shall have been approved by the General Partner, this power of attorney shall survive such Assignment with respect to the assignor Limited Partner for the sole purpose of enabling such attorneys-in-fact to execute, acknowledge and file any instrument necessary to effect such Assignment and admission and shall thereafter terminate with respect to such Limited Partner.

Section 16. GENERAL PROVISIONS.

      16.1  Notices, Approvals and Consents.

      All Notices, approvals, Consents or other communications hereunder shall be in writing and signed by the party giving the same, and shall be deemed to have been delivered when the same are (a) deposited in the United States mail and sent by first class or certified mail, postage prepaid, (b) hand delivered,
(c) sent by overnight courier or (d) telecopied. In each case, such delivery shall be made to the parties at the addresses set forth below or at such other addresses as such parties may designate by notice to the Partnership:

      (a) If to the Partnership or the General Partner, at the principal office of the Partnership, to:

                  ICON Income Fund Eight(1) L.P.
                  c/o ICON Capital Corp.
                  600 Mamaroneck Avenue
                  Harrison, New York  10528
                  Attention:  President
                  Telephone:  (914) 698-0600
                  Telecopy:   (914) 698-0699

(1) A and B

      (b) If to any Limited Partner, at the address set forth in Schedule A hereto opposite such Limited Partner's name, or to such other address as may be designated for the purpose by Notice from such Limited Partner given in the manner hereby specified.

      16.2  Further Assurances.

      The Partners will execute, acknowledge and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

      16.3  Captions.

      Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

      16.4  Binding Effect.

      Except to the extent required under the Delaware Act and for fees, rights to reimbursement and other compensation provided as such, none of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditor of the Partnership.

      16.5  Severability.

      If one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and any other application thereof shall not in any way be affected or impaired thereby, and such remaining provisions shall be interpreted consistently with the omission of such invalid, illegal or unenforceable provisions.

      16.6  Integration.

      This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith that conflict with the express terms of this Agreement. No covenant, representation or condition not expressed in this Agreement shall affect, or be effective to interpret, change or restrict, the express provisions of this Agreement.

      16.7  Applicable Law.

      This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, including, without limitation, the Delaware Act (except and solely to the extent that provisions of the laws of any other jurisdiction are stated to be applicable in any section of this Agreement), without giving effect to the conflict of laws provisions thereof.

      16.8  Counterparts.

      This Agreement may be signed by each party hereto upon a separate counterpart (including, in the case of a Limited Partner, a separate subscription agreement or signature page executed by one or more such Partners), but all such counterparts, when taken together, shall constitute but one and the same instrument.

      16.9  Creditors.

      No creditor who makes a loan to the Partnership shall have or acquire at any time, as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor except solely by an assignment of the interest of the Limited Partner as provided herein above.

      16.10  Interpretation.

      Unless the context in which words are used in this Agreement otherwise indicates that such is the intent, words in the singular shall include the plural and in the masculine shall include the feminine and neuter and vice versa.

      16.11  Successors and Assigns.

      Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto. In furtherance of and not in limitation of the foregoing, the General Partner may assign as collateral security or otherwise any items of compensation payable to it pursuant to the terms of this Agreement; notwithstanding any such assignment the General Partner and not any such assignee shall remain solely liable for its obligations hereunder.

      16.12  Waiver of Action for Partition.

      Each of the parties hereto irrevocably waives, during the term of the Partnership, any right that he may have to maintain any action for partition with respect to the property of the Partnership.

Section 17. DEFINITIONS.

      Defined terms used in this Agreement shall have the meanings specified below. Certain additional defined terms are set forth elsewhere in this Agreement. Unless the context requires otherwise, the singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, and "Article" and "Section" references are references to the Articles and Sections of this Agreement.

      "Accountants" means KPMG Peat Marwick LLP, or such other firm of independent certified public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

      "Acquisition Expenses" means expenses (other than Acquisition Fees) incurred and paid to any Person which are attributable to selection and acquisition of Equipment and Financing Transactions, whether or not acquired or entered into, including legal fees and expenses, travel and communications expenses, costs of credit reports and appraisals and reference materials used to evaluate transactions, non-refundable option payments on equipment and other tangible or intangible personal property not acquired, fees payable to finders and brokers which are not Affiliates of the Sponsor, accounting fees and expenses, costs of each acquisition of an item of Equipment or a Financing Transaction (including the negotiation of Leases and the negotiation and documentation of Partnership borrowings, including commitment or standby fees payable to Lenders), insurance costs and miscellaneous other expenses however designated.

      "Acquisition Fees" means, in connection with any Investment, the amount payable from all sources in respect of (a) all fees and commissions paid by any party in connection with the selection and purchase of any item of Equipment and the negotiation and consummation of any Financing Transaction by the Partnership, however designated and however treated for tax or accounting purposes, and (b) all finder's fees and loan fees or points paid in connection therewith to a Lender not affiliated with the Sponsor, but not any Acquisition Expenses.

      In calculating Acquisition Fees, fees payable by or on behalf of the Partnership to finders and brokers which are not Affiliates of the Sponsor shall be deducted from the amount of Acquisition Fees payable to the Sponsor, and no such fees may be paid to any finder or broker which is an Affiliate of the Sponsor.

      "Adjusted Capital Account Deficit" means with respect to any Capital Account as of the end of any taxable year, the amount by which the balance in such Capital Account is less than zero. For this purpose, a Partner's Capital Account balance shall be (a) reduced for any items described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4),(5), and (6), (b) increased for any amount such Partner is unconditionally obligated to contribute to the Partnership no later than the end of the taxable year in which his Units, or the General Partner's Partnership Interest, are liquidated (as defined in Treas. Reg. Section 1.704-1(b)(2)(ii)(g)) or, if later, within 90 days after such liquidation, and (c) increased for any amount such Partner is treated as being obligated to contribute to the Partnership pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5) (relating to Minimum Gain).

      "Adjusted Capital Contribution" means, as to any Limited Partner, as of the date of determination, such Limited Partner's Capital Contribution reduced, but not below zero, by all distributions theretofore made to such Limited Partner by the Partnership which are deemed to be in reduction of such Limited Partner's Capital Contribution pursuant to Section 8.3(d)(ii).

      "Administrator" means the official or agency administering the securities laws of a state.

      "Affiliate" means, with respect to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any officer, director or partner of such Person, (c) any other Person owning or controlling 10% or more of the outstanding voting securities of such Person and (d) if such Person is an officer, director or partner, any other Person for which such Person acts in such capacity.

      "Affiliated Entity" means any investment entity of whatever form that is managed or advised by the General Partner.

      "Affiliated Investment" means any Investment in which the General Partner, any Affiliate of the General Partner or any Program sponsored by the General Partner or any Affiliate of the General Partner (including, without limitation, any Program in which the General Partner or any such Affiliate has an interest) either has or in the past has had an interest, but excluding any Joint Venture.

      "Affiliated Limited Partner" means any officer, employee or securities representative of the General Partner or any Affiliate of the General Partner or of any Selling Dealer who is admitted as a Limited Partner at a Closing.

      "Agreement" means this Agreement of Limited Partnership, as the same may hereafter be amended, supplemented or restated from time to time.

      "Applicable Redemption Price" means, with respect to any Unit, the amount (determined as of the date of redemption of such Unit) as follows:

      (a)during the second year, each Limited Partner shall receive equal to
         90% of the original Capital Contribution of such Limited Partner;
      (b)during the third year, each limited partner shall receive equal to 92%
         of the original Capital Contribution of such Limited Partner;
      (c)during the fourth year, each limited partner shall receive equal to
         94% of the original Capital Contribution of such Limited Partner;
      (d)during the fifth year, each limited partner shall receive equal to 96%
         of the original Capital Contribution of such Limited Partner;
      (e)during the first year of the Liquidation Period, each limited partner shall receive equal to 98% of the original Capital Contribution of such Limited Partner;
      (f)during the second year of the Liquidation Period and each year thereafter, each limited partner shall receive equal to 100% of the original Capital Contribution of such Limited Partner;

      less the sum of (i) 100% of previous distributions to such Limited Partner of uninvested Capital Contributions, (ii) 100% of previous distributions of Distributable Cash, (iii) 100% of any previous allocations to such Limited Partner of investment tax credit amounts and (iv) the aggregate amount, not exceeding $150.00, of expenses reasonably incurred by a Partnership in connection with the redemption such Unit. provided, however, that in no event shall the applicable redemption price computed under either clause (a) or (b) of this definition exceed an amount equal to such Limited Partner's Capital Account balance as of the end of the calendar quarter preceding such redemption minus cash distributions which have been made or are due to be made for the calendar quarter in which the redemption occurs (for a redemption of all Units owned by such Limited Partner or that portion of such amount which is proportionate to the percentage of such Limited Partner's Units which are redeemed in the case of partial redemptions).

      "Assignee" means any Person to whom any Partnership Interest has been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

      "Assignment" means, with respect to any Partnership Interest or any part thereof, the offer, sale, assignment, transfer, gift or otherwise disposition of, such Partnership Interest, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the term "Assign" has a correlative meaning.

      "Available Cash From Operations" means Cash From Operations as reduced by
      (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

      "Available Cash From Sales" means Cash From Sales, as reduced by (a) payments of all accrued but unpaid Management Fees not required to be deferred, and (b) after Payout, payments of all accrued but unpaid Subordinated Remarketing Fees.

      "Book Value" means, with respect to any Partnership property, the Partnership's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treas. Reg. Section 1.704-1(b)(2)(iv)(d)-(g).

      "Capital Account" means the capital account maintained for each Partner pursuant to Section 5.5 of this Agreement

      "Capital Contributions" means (1) as to the General Partner, its initial $1,000 contribution to the capital of the Partnership plus such additional amounts as may be contributed to the capital of the Partnership by the General Partner and (2) as to any Limited Partner, the gross amount of investment in the Partnership actually paid by such Limited Partner for Units, without deduction for Front-End Fees (whether payable by the Partnership or not).

      "Cash Flow" means the Partnership's cash funds provided from normal operations of the Partnership and from Financing Transactions (but excluding Cash from Sales), without deduction for depreciation, but after deducting cash funds used to pay all other cash expenses, debt payments, capital improvements and replacements (other than cash funds withdrawn from reserves).

      "Cash From Operations" means Cash Flow (a) reduced by amounts allocated to Reserves to the extent deemed reasonable by the General Partner and (b) increased by any portion of Reserves then deemed by the General Partner as not required for Partnership operations.

      "Cash From Refinancings" means the cash received by the Partnership as a result of any borrowings by the Partnership, reduced by (a) all Indebtedness of the Partnership evidencing such borrowings, and (b) the portion of such cash allocated to Reserves to the extent deemed reasonable by the General Partner.

      "Cash From Sales" means the cash received by the Partnership as a result of a Sale reduced by (a) all Indebtedness of the Partnership required to be paid as a result of the Sale, whether or not then payable (including, without limitation, any liabilities on an item of

      Equipment sold that are not assumed by the buyer and any remarketing fees required to be paid to Persons who are not Affiliates of the General Partner), (b) the Subordinated Remarketing Fee (to the extent permitted to be paid at the time pursuant to Section 6.4(f) of this Agreement), (c) any accrued but previously unpaid Management Fees to the extent then payable,
      (d) any Reserves to the extent deemed reasonable by the General Partner and (e) all expenses incurred in connection with such Sale. In the event the Partnership takes back a promissory note or other evidence of indebtedness in connection with any Sale, all payments subsequently received in cash by the Partnership with respect to such note shall be included in Cash From Sales upon receipt, irrespective of the treatment of such payments by the Partnership for tax or accounting purposes. If, in payment for Equipment sold, the Partnership receives purchase money obligations secured by liens on such Equipment, the amount of such obligations shall not be included in Cash From Sales until and to the extent the obligations are realized in cash, sold or otherwise disposed of.

      "Closing" means the admission of Limited Partners to the Partnership in accordance with Section 5.3 of this Agreement.

      "Closing Date" means any date on which any Limited Partner shall be admitted to the Partnership, and includes the Initial Closing Date and any subsequent Closing Date, including the Final Closing Date.

      "Code" means the Internal Revenue Code of 1986, as amended, and in effect from time to time, or corresponding provisions of subsequent laws.

      "Commission" means the Securities and Exchange Commission.

      "Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment and the sale or absolute assignment for value of Financing Transactions which is reasonable, customary and competitive in light of the size, type and location of the Equipment or other collateral securing the applicable Partnership Investment which is so transferred.

      "Consent" means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Section 13.1 of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Controlling Person" means, with respect to the General Partner or any of Affiliate of the General Partner, any of its chairmen, directors, presidents, secretaries or corporate clerks, treasurers, vice presidents, any holder of a 5% or larger equity interest in the General Partner or any such Affiliate, or any Person having the power to direct or cause the direction of the General Partner or any such Affiliate, whether through the ownership of voting securities, by contract or otherwise.

      "Counsel" and "Counsel to the Partnership" means Day, Berry & Howard LLP, Boston, Massachusetts, or any successor law firm selected by the General Partner.

      "Cumulative Return" means, as to any Limited Partner, an amount equal to an eight (8%) percent annual cumulative return on such Limited Partner's Adjusted Capital Contribution (calculated before application of any distribution made to such Limited Partner pursuant on the date of such calculation) as outstanding from time to time, compounded daily from a date not later than the last day of the calendar quarter in which the original Capital Contribution is made

      "Dealer-Manager" means ICON Securities Corp., an Affiliate of the General Partner.

      "Dealer-Manager Agreement" means the agreement entered into between the General Partner and the Dealer-Manager, substantially in the form thereof filed as an exhibit to the Registration Statement.

      "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del. Code Ann. tit. 6, ss. 17-101, et seq., as amended from time to time, and any successor to such Delaware Act.

      "Distributable Cash" has the meaning specified in Section 8.1(c) of this Agreement.

      "Distributable Cash From Operations" means Available Cash From Operations as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Equipment and Financing Transactions and which ultimately are so reinvested.

      "Distributable Cash From Sales" means Available Cash From Sales, as reduced by (1) amounts which the General Partner determines shall be reinvested through the end of the Reinvestment Period in additional Equipment and Financing Transactions and which ultimately are so reinvested.

      "Due Diligence Expenses" means fees and expenses actually incurred for bona fide due diligence efforts expended in connection with the Offering in a maximum amount not to exceed the lesser of (i) 1/2 of 1% of Gross Offering Proceeds and (ii) the maximum amount permitted to be reimbursed under Appendix F to Article III of the NASD Rules of Fair Practice].

      "Effective Date" means the date the Registration Statement is declared effective by the Commission.

      "Equipment" means any new, used or reconditioned capital equipment and related property acquired by the Partnership, or in which the Partnership has acquired a direct or indirect interest, as more fully described in
      Section 3.1 of this Agreement, including, but not limited to, the types of equipment referred to in Section 3.2 of this Agreement and shall also be deemed to include other tangible and intangible personal property which at any time is subject to, or the collateral for, a Lease.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Account" means an interest-bearing account established and maintained by the General Partner with the Escrow Agent, in accordance with the terms of the Escrow Agreement, for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, any Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of the Closing occurring on the Initial Closing Date.

      "Escrow Agent" means or another United States banking institution with at least $50,000,000 in assets, which shall be selected by the General Partner to serve in such capacity pursuant to the Escrow Agreement.

      "Escrow Agreement" means that certain Escrow Agreement, dated as of ___________, between the General Partner and the Escrow Agent, substantially in the form thereof filed as an exhibit to the Registration Statement, as amended and supplemented from time to time as permitted by the terms thereof.

      "Final Closing Date" means the last Closing Date on which any Limited Partner (other than a Substitute Limited Partner) shall be admitted to the Partnership, which shall be as soon as practicable following the Termination Date.

      "Financing Transaction" means any extension of credit or loan to any User, which is secured by a security interest in tangible or intangible personal property and in any lease of such property.

      "First Cash Distributions" means, with respect to any Limited Partner, all distributions made to such Limited Partner by the Partnership during the Reinvestment Period equal to an eight percent (8%) annual, cumulative return on the amount of such Limited Partner's Capital Contribution (as reduced by any amounts of uninvested Capital Contributions distributed to such Limited Partner pursuant to Section 8.6 and by any amount paid to such Limited Partner in redemption of such Limited Partner's Units pursuant to Section 10.5).

      "Fiscal Period" means any interim accounting period established by the General Partner within a Fiscal Year.

      "Fiscal Quarter" means, for each Fiscal Year, the three-calendar-month period which commences on the first day of such Fiscal Year and each additional three-calendar-month period commencing on the first day of the first month following the end of the preceding such period within such Fiscal Year (or such shorter period ending on the last day of a Fiscal
      Year).

      "Fiscal Year" means the Partnership's annual accounting period established pursuant to Section 12.4 of this Agreement.

      "Front-End Fees" means fees and expenses paid by any Person for any services rendered during the Partnership's organizational and offering or acquisition phases (including Sales Commissions, Underwriting Fees, O & O Expense Allowance, Acquisition Fees and Acquisition Expenses (other than any Acquisition Fees or Acquisition Expenses paid by a manufacturer of equipment to any of its employees unless such Persons are Affiliates of the Sponsor) and Leasing Fees, and all other similar fees however designated).

      "Full-Payout Lease" means any lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental payments due during the initial term of such lease are at least sufficient to permit the Partnership to recover the Purchase Price of the Equipment subject to such lease.

      "General Partner" means ICON Capital Corp., a Connecticut corporation, and any Person who subsequently becomes an additional or Substitute General Partner duly admitted to the Partnership in accordance with this Agreement, in such Person's capacity as a general partner of the Partnership.

      "Gross Asset Value" means, with respect to any asset of the Partnership, the asset's adjusted tax basis, except that:

      (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the fair market value of such asset on the date of contribution;

      (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values at such times as the Partners' Capital Accounts are adjusted pursuant to Section 5.5(h) hereof;

      (c) the Gross Asset Value of any Partnership asset distributed to any Partner shall be the gross fair market value of such asset on the date of distribution;

      (d) to the extent not otherwise reflected in the Partners' Capital Accounts, the Gross Asset Values of Partnership assets shall be increased (or decreased) to appropriately reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b); and

      (e) if on the date of contribution of an asset or a revaluation of an asset in accordance with (b)-(d) above, the adjusted tax basis of such asset differs from its fair market value, the Gross Asset Value of such asset shall thereafter be adjusted by reference to the depreciation method described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(3).

      "Gross Offering Proceeds" means the gross amount of Capital Contributions (before deduction of Front-End Fees payable by the Partnership and the discount for Sales Commissions) of all Limited Partners admitted to the Partnership.

      "Gross Revenue" means gross cash receipts of the Partnership from whatever source including, but not limited to, (a) rental and royalty payments realized under Leases, (b) principal and interest payments realized under Financing Transactions and (c) interest earned on funds on deposit for the Partnership (other than Subscription Monies).

      "Gross Unit Price" means $100.00 for each whole Unit, and $.01 for each 1/10,000th Unit, purchased by a Limited Partner (other than an Affiliated Limited Partner).

      "Indebtedness" means, with respect to any Person as of any date, all obligations of such Person (other than capital, surplus, deferred income taxes and, to the extent not constituting obligations, other deferred credits and reserves) that could be classified as liabilities (exclusive of accrued expenses and trade accounts payable incurred in respect of property purchased in the ordinary course of business which are not overdue or which are being contested in good faith by appropriate proceedings and are not so required to be classified on such balance sheet as debt) on a balance sheet prepared in accordance with generally accepted accounting principles as of such date.

      "Independent Expert" means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and who is qualified to perform such work.

      "Initial Closing Date" means the first Closing Date for the Partnership on which Limited Partners with Interests equal to, or greater than, the Minimum Offering are admitted to the Partnership.

      "Interest" or "Partnership Interest" means the limited partnership unit or other indicia of ownership in the Partnership. The entire ownership interest of a Partner in the Partnership, whether held by such Partner or an immediate or subsequent Assignee thereof, including, without limitation, such Partner's right (a) to a distributive share of the Cash From Operations, Cash From Sales and any other distributions of cash from operation or sale of the Partnership's Investments or liquidation of the Partnership and its assets, and of the Partnership's Profits or Losses for Tax Purposes and (b) if a General Partner, to participate in the management of the business and affairs of the Partnership.

      "Investment in Equipment and Financing Transactions" means the aggregate amount of Capital Contributions actually paid or allocated to the purchase, manufacture or renovation of Equipment acquired, and investment in Financing Transactions entered into or acquired, by the Partnership together with other cash payments such as interest, taxes and Reserves allocable thereto (not exceeding 3% of Capital Contributions) and excluding Front-End Fees.

      "Investment Committee" means a committee established by the General Partner to establish credit review policies and procedures, supervise the efforts of the credit department and approve significant transactions and transactions which differ from the standards and procedures it has established. The Investment Committee will, at all times, consist of four persons designated by the General Partner.

      "Investments" means, collectively, the Partnership's portfolio, from time to time, of Equipment, Leases and Financing Transactions, including any equity interest of the Partnership therein, whether direct or indirect, through a nominee, Joint Venture or otherwise.

      "IRA" means an Individual Retirement Account and its related funding vehicle.

      "IRS" or "Service" means the Internal Revenue Service or any successor agency thereto.

      "Involuntary Withdrawal" means, with respect to the General Partner, the removal or involuntary withdrawal of the General Partner from the Partnership pursuant to Section 9.2 of this Agreement.

      "Joint Venture" means any syndicate, group, pool, general partnership, business trust or other unincorporated organization through or by means of which the Partnership acts jointly with any Program sponsored by the General Partner or any Affiliate of the General Partner or with any non-Affiliated Person to invest in Equipment, Leases or Financing Transactions.

      "Lease" means any Full-Payout Lease and any Operating Lease and any residual value interest therein.

      "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial Lease of Equipment acquired by the Partnership.

      "Lender" means any Person that lends cash or cash equivalents to the Partnership, including any Person that acquires by purchase, assignment or otherwise an interest in the future rents payable under any Lease and in the related Equipment or other assets or in payments due under any Financing Transaction, and any property securing, any such transaction.

      "Lessee" means a lessee under a Lease.

      "Limited Partner" means any Person who is the owner of at least one Unit and who has been admitted to the Partnership as an Limited Partner and any Person who becomes a Substitute Limited Partner, in accordance with this Agreement, in such Person's capacity as a Limited Partner of the Partnership.

      "Liquidation Period" means the period commencing on the first day following the end of the Reinvestment Period and continuing for the period deemed necessary by the General Partner for orderly termination of its operations and affairs and liquidation or disposition of the Partnership's Investments and other assets and the realization of maximum Liquidation Proceeds therefor, which period is expected to continue not less than twelve (12), and not more than thirty six (36), months beyond the end of the Reinvestment Period and which, in any event, will end no later than eleven (11) years after the Final Closing Date.

      "Majority" or "Majority Interest" means Limited Partners owning more than 50% of the aggregate outstanding Units.

      "Management Fees" means, for any Fiscal Year, a fee in an amount equal to the lesser of (a) the sum of (i) an amount equal to 5% of annual gross rental revenues realized under Operating Leases, (ii) an amount equal to 2% of annual gross rental payments realized under Full-Payout Leases that are Net Leases, (iii) an amount equal to 2% of annual gross principal and interest revenues realized in connection with Financing Transactions or
      (iv) an amount equal to 7% of annual gross rental revenues from Equipment owned and operated by the Partnership in the manner contemplated by the NASAA Guidelines (i.e., the General Partner provides both asset management and additional services relating to the continued and active operation of such Equipment, such as on-going marketing or re-leasing of Equipment, hiring or arranging for the hiring of crews or operating personnel for such Equipment and similar services), and (b) the amount of reasonable management fees customarily paid to non-affiliated third parties rendering similar services in the same geographic location and for similar types of equipment.

      "Maximum Offering" means receipt and acceptance by the Partnership of subscriptions by Persons eligible to purchase a total of 750,000 Units of Partnership Interest on or before the Final Closing Date.

      "Minimum Offering" means receipt and acceptance by the Partnership of subscriptions for not less than 12,000 Units (excluding the ten (10) Units subscribed for by the Original Limited Partner and any Units in excess of 600 Units collectively subscribed for by the General Partner or any Affiliate of the General Partner).

      "NASAA Guidelines" means the Statement of Policy regarding Equipment Programs adopted by the North American Securities Administrators Association, Inc., as in effect on the date of the Prospectus.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Net Disposition Proceeds" means the proceeds realized by the Partnership from the Sale, refinancing or other disposition of an item of Equipment (including insurance proceeds or lessee indemnity payments arising from the loss or destruction of the Equipment), Financing Transactions, or any other Partnership property, less all related Partnership liabilities.

      "Net Lease" means a Lease under which the Lessee assumes responsibility for, and bears the cost of, insurance, taxes, maintenance, repair and operation of the leased asset and where the noncancelable rental payments pursuant to such Lease are absolutely net to the Partnership.

      "Net Offering Proceeds" means the Gross Offering Proceeds minus the Underwriting Fees, Sales Commissions and the O & O Expense Allowance payable by the Partnership.

      "Net Unit Price" means the Gross Unit Price less an amount equal to 8% of the Gross Unit Price (equivalent to Sales Commissions) for each Unit or fraction thereof purchased by an Affiliated Limited Partner.

      "Net Worth" means, with respect to any Person as of any date, the excess, on such date, of assets over liabilities, as such items would appear on the balance sheet of such Person in accordance with generally accepted accounting principles.

      "Notice" means a writing containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

      "O & O Expense Allowance" means the aggregate amount equal to the product of (a) the number of Units subscribed for in the Offering and (b) 3.5% ($3.50 per Unit) of the first $25,000,000 or less of each Unit sold for Gross Offering Proceeds; 2.5% ($2.50 per Unit) of each Unit sold for Gross Offering Proceeds in excess of $25,000,000 but less than $50,000,000; and 1.5% ($1.50 per Unit) for Gross Offering Proceeds exceeding $50,000,000.

      "Offering" means the offering of Units pursuant to the Prospectus.

      "Offering Period" means the period from the Effective Date to the Termination Date.

      "Operating Expenses" means (a) all costs of personnel (including officers or employees of the General Partner or its Affiliates other than Controlling Persons) involved in the business of the Partnership, allocated pro rata to their services performed on behalf of the Partnership, but excluding overhead expenses attributable to such personnel); (b) all costs of borrowed money, taxes and assessments on Partnership Investments and other taxes applicable to the Partnership; (c) legal, audit, accounting, brokerage, appraisal and other fees; (d) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (e) fees and expenses paid to independent contractors, bankers, brokers and services, leasing agents and sales personnel consultants and other equipment management personnel, insurance brokers and other agents (all of which shall only be billed directly by, and be paid directly to, the provider of such services); (f) expenses (including the cost of personnel as described in (a) above) in connection with the disposition, replacement, alteration, repair, refurbishment, leasing, licensing, re-leasing, re-licensing, financing, refinancing and operation of Partnership Equipment and Financing Transactions (including the costs and expenses of insurance premiums, brokerage and leasing and licensing commissions, if any, with respect to its Investments and the cost of maintenance of its Equipment; (g) expenses of organizing, revising, amending, converting, modifying or terminating the Partnership; (h) expenses in connection with distributions made by the Partnership to, and communications and bookkeeping and clerical work necessary in maintaining relations with, its Limited Partners, including the costs of printing and mailing to such Person evidences of ownership of Units and reports of meetings of the Partners and of preparation of proxy statements and solicitations of proxies in connection therewith; (i) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, and reports which the General Partner deems it to be in the best interests of the Partnership to furnish to the Limited Partners and to their sales representatives; (j) any accounting, computer, statistical or bookkeeping costs necessary for the maintenance of the books and records of the Partnership (including an allocable portion of the Partnership's costs of acquiring and owning computer equipment used in connection with the operations and reporting activities of the Partnership and any other investment programs sponsored by the General Partner or any of its Affiliates, the Partnership's interest in which equipment shall be liquidated in connection with the Partnership's liquidation); (k) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of Equipment and Financing Transactions; (l) the costs and expenses incurred in qualifying the Partnership to do business in any jurisdiction, including fees and expenses of any resident agent appointed by the Partnership; and (m) the costs incurred in connection with any litigation or regulatory proceedings in which the Partnership is involved.

      "Operating Lease" means a lease, entered into or acquired from time to time by the Partnership, pursuant to which the aggregate noncancelable rental payments during the original term of such lease, on a net present value basis, are not sufficient to recover the Purchase Price of the Equipment leased thereby.

      "Operations" means all operations and activities of the Partnership except Sales.

      "Organizational and Offering Expenses" means (a) all costs and expenses incurred in connection with, and in preparing the Partnership for, qualification under federal and state securities laws and subsequently offering and distributing the Units to the public (except for Sales Commissions and Underwriting Fees payable to the General Partner, the Dealer-Manager or any Selling Dealer), including but not limited to, (i) printing costs, (ii) registration and filing fees, (iii) attorneys', accountants' and other professional fees and (iv) Due Diligence Expenses and (b) the direct costs of salaries to and expenses (including costs of travel) of officers and directors of the General Partner or any Affiliate of the General Partner while engaged in organizing the Partnership and registering the Units.

      "Original Limited Partner" means Thomas W. Martin.

      "Participant List" means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Units held by, each Limited Partner, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

      "Partner" means the General Partner (including any Substitute General Partner) and any Limited Partner (including the Original Limited Partner and any Substitute Limited Partner).

      "Partner Nonrecourse Debt" means any Partnership nonrecourse liability for which any Partner bears the economic risk of loss within the meaning of Treas. Reg. Section 1.704-2(b)(4).

      "Partner Nonrecourse Debt Minimum Gain" has the meaning specified in Treas. Reg. Section 1.704-2(i)(3), and such additional amount as shall be treated as Partner Nonrecourse Minimum Gain pursuant to Treas. Reg.
      Section 1.704-2(j)(1)(iii).

      "Partner Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(i)(2) and (j).

      "Partnership" means ICON Income Fund Eight(1) L.P., the limited partnership formed pursuant to, and governed by the terms of, this Agreement.

      "Partnership Loan" means any loan made to the Partnership by the General Partner or any Affiliate of the General Partner in accordance with Section 6.2(d) of this Agreement.

      "Partnership Minimum Gain" has the meaning specified in Treasury Regulation ss.ss. 1.704-2(b)(2) and (d) and such additional amount as shall be treated as Partnership Minimum Gain pursuant to Treas. Reg.
      Section 1.704-2(j)(1)(iii).

      "Partnership Nonrecourse Deductions" shall consist of those deductions and in those amounts specified in Treas. Reg. Sections 1.704-2(c) and (j).


(1) A and B

      "Payout" means the time when the aggregate amount of cash distributions (from whatever sources) to a Limited Partner equals the amount of such Limited Partner's Capital Contribution plus an amount equal to an eight (8%) percent annual cumulative return on such Capital Contribution, compounded daily from a date not later than the last day of the calendar quarter in which such Capital Contribution is made (determined by treating distributions actually made to a Limited Partner as first being applied to satisfy such 8% return on capital which has accrued and has not been paid and applying any excess distributions as a return of such Limited Partner's Capital Contribution). Income earned on escrowed funds and distributed to Limited Partners may be used to satisfy the cumulative return requirement.

      "Permitted Investment" means an investment in any of (a) certificates of deposit or savings or money-market accounts insured by the Federal Deposit Insurance Corporation of banks located in the United States; (b) short-term debt securities issued or guaranteed by the United States Government or its agencies or instrumentalities, or bank repurchase agreements collateralized by such United States Government or agency securities, (c) other highly liquid types of money-market investments.

      "Person" shall mean any natural person, partnership, trust, corporation, association or other legal entity, including, but not limited to, the General Partner and any Affiliate of the General Partner.

      "Prior Program" means any Program previously sponsored by the General Partner or any Affiliate of the General Partner.

      "Prior Public Programs" means ICON Cash Flow Partners, L.P., Series A, ICON Cash Flow Partners, L.P., Series B, ICON Cash Flow Partners, L.P., Series C, ICON Cash Flow Partners, L.P., Series D, and ICON Cash Flow Partners, L.P., Series E, ICON Cash Flow Partners L.P. Six and ICON Cash Flow Partners L.P. Seven.

      "Profits" or "Losses" means, for any Fiscal Year, the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

      (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be applied to increase such taxable income or reduce such loss;

      (b) any expenditure of the Partnership described in Code section 705(a)(2)(B), or treated as such pursuant to Treas. Reg. ss. 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits and Losses shall be applied to reduce such taxable income or increase such loss;

      (c) gain or loss resulting from a taxable disposition of any asset of the Partnership shall be computed by reference to the Gross Asset Value of such asset and the special depreciation calculations described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), notwithstanding that the adjusted tax basis of such asset may differ from its Gross Asset Value;

      (d) in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss for such Fiscal Year, there shall be taken into account depreciation, amortization or other cost recovery determined pursuant to the method described in Treas. Reg. ss. 1.704-1(b)(2)(iv)(g)(3); and

      (e) any items which are specially allocated pursuant to Section 8.2(f) shall not be taken into account in computing Profits or Losses.

      "Profits from Operations" or "Losses from Operations" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership other than Profits for Tax Purposes or Losses for Tax Purposes generated by Sales.

      "Profits from Sales" or "Losses from Sales" means all Profits for Tax Purposes or Losses for Tax Purposes of the Partnership generated by Sales.

      "Program" means a limited or general partnership, Joint Venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in equipment.

      "Prospectus" means the prospectus included as part of the Registration Statement on Form S-1 (No. __________) in the final form in which such prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act and as thereafter supplemented or amended pursuant to Rule 424(c) under the Securities Act.

      "Purchase Price" means, with respect to any Investment, the price paid by, or on behalf of, the Partnership for or in connection with the purchase of any item of Equipment or the acquisition or consummation of any Financing Transaction, as the case may be, including the amount of the related Acquisition Fees and all liens and encumbrances on such item of Equipment or Financing Transaction (but excluding "points" and prepaid interest), plus that portion of the reasonable, necessary and actual expenses incurred by the General Partner or any such Affiliate in acquiring Equipment or Financing Transactions on an arm's length basis with a view to transferring such Equipment or Financing Transaction to the Partnership, which is allocated to the Equipment or Financing Transaction in question in accordance with allocation procedures employed by the General Partner or such Affiliate from time to time and within generally accepted accounting principles. Purchase Price shall also mean, with respect to options to acquire Equipment or any interest therein, the sum of the exercise price and the price to acquire the option.

      "Qualified Plan" means a pension, profit-sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Sections 401 et seq. of the Code, as amended, and its related trust.

      "Qualified Subscription Account" means the interest-bearing account established and maintained by the Partnership for the purpose of holding, pending the distribution thereof in accordance with the terms of this Agreement, of Subscription Monies received from Persons who are to be admitted as Limited Partners as a result of Closings to be held subsequent to the Initial Closing Date.

      "Registration Statement" means the Registration Statement on Form S-1 (No._________) filed with the Commission under the Securities Act in the form in which such Registration Statement is declared to be effective.

      "Reinvestment Period" means the period commencing with the Initial Closing Date and ending five (5) years after the Final Closing Date; provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 36 months.

      "Reserves" means reserves established and maintained by the Partnership for working capital and contingent liabilities, including repairs, replacements, contingencies, accruals required by lenders for insurance, compensating balances required by lenders and other appropriate items, in an amount not less than (a) during the Reinvestment Period, 1.0% of Gross Offering Proceeds and (b) during the Disposition Period, the lesser of (1) 1% of Gross Offering Proceeds and (2) 1% of the Partnership's aggregate Adjusted Capital Accounts.

      "Roll-Up" means any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include (a) a transaction involving securities of the Partnership if they have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System for at least 12 months; or (b) a transaction involving the conversion of only the Partnership to corporate, trust or association form if, as a consequence of such transaction, there will be no significant adverse change in (i) Partnership's voting rights; (ii) the term of existence of the Partnership; (iii) Sponsor's compensation; or
      (iv) the Partnership's investment objectives.

      "Roll-Up Entity" means any partnership, corporation, trust, or other entity that is created by, or surviving after, the successful completion of a proposed Roll-Up transaction.

      "Sale" means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Partnership's Equipment and Financing Transactions.

      "Sales Commissions" means, with respect to any Unit, an amount equal to 8.0% of the Gross Offering Proceeds attributable to the sale of such Unit.

      "Schedule A" means Schedule A attached to and made a part of, this Agreement, which sets forth the names, addresses, Capital Contributions and Interests of the Partners, as amended or supplemented from time to time to add or delete, as the case may be, such information with respect to any Partner.

      "Secondary Market" has the meaning specified in Section 10.2(c) of this Agreement.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Dealer" means each member firm of the National Association of Securities Dealers, Inc. which has been selected by the General Partner or the Dealer-Manager to offer and sell Units and which has entered into a Selling Dealer Agreement with the General Partner or the Dealer-Manager.

      "Selling Dealer Agreement" means each of the agreements entered into between the General Partner or the Dealer-Manager and any Seller Dealer, each substantially in the respective form thereof filed as an exhibit to the Registration Statement.

      "Sponsor" means any Person directly or indirectly instrumental in organizing, in whole or in part, the Partnership or any Person who will manage or participate in the management of the Partnership, and any Affiliate of such Person. The term Sponsor does not include any Person whose only relationship to the Partnership is that of (1) an independent equipment manager and whose only compensation is as such or (2) a wholly independent third party, such as an attorney, accountant or underwriter, whose only compensation is for professional services rendered in connection with the Offering.

      "Subordinated Remarketing Fee" means, with respect to any Investment, a fee in the amount equal to the lesser of (a) 3% of the contract sales price applicable to such Investment, or (b) one-half of that brokerage fee that is reasonable, customary and competitive in light of the size, type and location of such Investment.

      "Subscription Agreement" means the Subscription Agreement substantially in the form thereof filed as an exhibit to the Prospectus.

      "Subscription Monies" has the meaning specified in Section 5.3(j) of this Agreement.

      "Substitute General Partner" means any Assignee of or successor to the General Partner admitted to the Partnership in accordance with Section 9.5 of the Agreement.

      "Substitute Limited Partner" means any Assignee of Units who is admitted to the Partnership as a Limited Partner pursuant to Section 10.3 of this Agreement.

      "Tax Counsel" means Day, Berry & Howard LLP, Boston, Massachusetts, or such other tax counsel acceptable to the General Partner.

      "Tax Matters Partner" means the Person designated pursuant to Section 6231(a)(7) of the Code to manage administrative and judicial tax proceedings conducted at the Partnership level by the Internal Revenue Service with respect to Partnership matters. The General Partner is designated Tax Matters Partner for the Partnership in Section 12.6(e) of this Agreement.

      "Termination Date" means the earliest of (a) the date on which the Maximum Offering has been sold, (b) twelve (12) months following the Effective Date provided that such period may be extended at the sole and absolute discretion of the General Partner for a further period of not more than an additional 12 months and (c) the termination of the Offering by the General Partner at any time.

      "Treasury Regulation" or "Treas. Reg." means final or temporary regulations issued by the United States Treasury Department pursuant to the Code.

      "Underwriting Fees" means, in the aggregate, fees in an amount equal to 2.0% of the Gross Offering Proceeds of Units sold.

      "Unit" means a Unit of Partnership interest held by any Limited Partner.

      "Unpaid Cumulative Return" means, as to any Limited Partner, the amount of such Limited Partner's Cumulative Return calculated through the date as of which such Unpaid Cumulative Return is being calculated, reduced (but not below zero) by the aggregate distributions theretofore made to such Limited Partner by the Partnership pursuant to Sections 8.1(c) and 11.3 of this Agreement which are deemed to be a reduction of such Limited Partner's Unpaid Cumulative Return pursuant to Section 8.3(d)(i).

      "Unpaid Target Distribution" means, as to any Limited Partner, as of any given date, the sum of such Partner's Adjusted Capital Contribution plus such Limited Partner's Unpaid Cumulative Return.

      "User" means any equipment user to whom the Partnership provides financing pursuant to a Financing Transaction.

      "Voluntary Withdrawal" means, with respect to the General Partner, the voluntary withdrawal from the Partnership of the General Partner as the General Partner of the Partnership, or the voluntary sale, assignment, encumbrance or other disposition of all of the General Partner's General Partnership Interest pursuant to Section 9.1 of this Agreement.

      "Withdrawal" means, with respect to the General Partner, the Voluntary or Involuntary Withdrawal of such General Partner.

      "Withdrawn General Partner" means a General Partner which has completed a Withdrawal in accordance with the provisions of this Agreement.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



GENERAL PARTNER:                                ORIGINAL LIMITED PARTNER:
ICON CAPITAL CORP.


BY:                                             BY:

/s/ Beaufort J. B. Clarke                       /s/ Thomas W. Martin
--------------------------------                -------------------------
BEAUFORT J. B. CLARKE, President                THOMAS W. MARTIN

                                   SCHEDULE A


             NAMES, ADDRESSES AND CAPITAL CONTRIBUTIONS OF PARTNERS



      Name and Address                          Capital Contributions Made
      ----------------                          --------------------------

I.    General Partner

      ICON Capital Corp.                              $1,000
      600 Mamaroneck Avenue
      Harrison, New York 10528


II.   Original Limited Partner

      Thomas W. Martin                                $1,000
      31 Milk Street
      Suite 1111
      Boston, MA  02109

                                    TABLE VI
                 Acquisition of Equipment - Prior Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under managment for ICON Cash Flow Partners, L.P., Series A at December 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                     Equipment              Equipment               Total
   Equipment Category                  Leases               Financings            Portfolio
---------------------------        ---------------        ---------------       --------------
Manufacturing & Production                     $0               $198,530             $198,530
Computer Systems                            5,018                188,041              193,059
Retail Systems                             39,888                 59,906               99,794
Copiers                                    53,149                      0               53,149
Telecommunications                              0                 41,535               41,535
Printing                                        0                 33,033               33,033
Material Handling                               0                 27,258               27,258
Video Production                                0                 16,975               16,975
Medical                                         0                 12,962               12,962
                                   ---------------        ---------------       --------------
                                          $98,055               $578,240             $676,295
                                   ===============        ===============       ==============


                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series B at December 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                     Equipment              Equipment               Total
    Equipment Category                 Leases               Financings            Portfolio
---------------------------        ---------------        ---------------       --------------
Telecommunications                       $833,501                $93,263             $926,764
Restaurant Equipment                      618,000                117,121              735,121
Manufacturing & Production                217,519                356,053              573,572
Computer Systems                           41,586                444,933              486,519
Office Furniture&Fixtures                  68,406                377,669              446,075
Retail Systems                            119,662                 47,457              167,119
Video Production                           21,919                115,372              137,291
Printing                                  117,056                 10,493              127,549
Medical                                    89,861                      0               89,861
Automotive                                 55,776                      0               55,776
Material Handling                               0                 26,533               26,533
Audio                                           0                 24,542               24,542
Office Equipment                                0                 14,569               14,569
                                   ---------------        ---------------       --------------
                                       $2,183,286             $1,628,005           $3,811,291
                                   ===============        ===============       ==============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series C at December 31, 1997 pursuant to leases or which secure its Financing Transactions.



                                       Equipment              Equipment               Total
    Equipment Category                 Leases               Financings            Portfolio
---------------------------        ---------------        ---------------       --------------
Restaurant Equipment                   $1,255,432                $72,416           $1,327,848
Retail Systems                          1,240,599                 26,510            1,267,109
Computer Systems                        1,006,121                147,542            1,153,663
Office Furniture&Fixtures                 623,720                409,096            1,032,816
Manufacturing & Production                232,654                369,140              601,794
Printing                                        0                237,459              237,459
Medical                                   104,243                 81,789              186,032
Video Production                           83,067                 65,815              148,882
Telecommunications                         45,534                 76,944              122,478
Construction                               42,157                 28,878               71,035
Automotive                                 37,509                 28,051               65,560
Copiers                                         0                 50,566               50,566
                                   ---------------        ---------------       --------------
                                       $4,671,036             $1,594,206           $6,265,242
                                   ===============        ===============       ==============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series D at December 31, 1997 pursuant to leases or which secure its Financing Transactions.


                                       Equipment              Equipment               Total
      Equipment Category                 Leases               Financings            Portfolio
  ---------------------------        ---------------        ---------------       --------------

Manufacturing & Production            $13,480,370               $427,519          $13,907,889
Computer Systems                       11,176,565                437,728           11,614,293
Aircraft                                6,819,250                983,333            7,802,583
Restaurant Equipment                      918,303                787,696            1,705,999
Office Furniture&Fixtures               1,115,864                122,396            1,238,260
Telecommunications                        377,395                137,493              514,888
Medical                                   340,812                 33,986              374,798
Retail Systems                            314,934                 11,661              326,595
Miscellaneous                              81,279                 87,602              168,881
Printing                                   21,397                 87,342              108,739
Video Production                            8,668                 91,466              100,134
Sanitation                                      0                 10,113               10,113
                                   ---------------        ---------------       --------------
                                      $34,654,837             $3,218,335          $37,873,172
                                   ===============        ===============       ==============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P., Series E at December 31, 1997 pursuant to leases or which secure its Financing Transactions.


                                       Equipment              Equipment               Total
    Equipment Category                 Leases               Financings            Portfolio
---------------------------        ---------------        ---------------       --------------
Manufacturing & Production           $ 19,705,465            $ 1,263,129         $ 20,968,594
Aircraft                               18,053,706                702,508           18,756,214
Retail Systems                         10,842,820                241,531           11,084,351
Computer Systems                        6,015,357              2,270,681            8,286,038
Restaurant Equipment                    4,719,237              1,600,207            6,319,444
Telecommunications                      3,867,355                780,244            4,647,599
Office Furniture&Fixtures               2,737,091              1,764,497            4,501,588
Material Handling                       1,591,994                 90,516            1,682,510
Medical                                   652,478                309,163              961,641
Printing                                  405,700                369,489              775,189
Video Production                          151,416                512,800              664,216
Mining Equipment                                0                558,796              558,796
Automotive                                215,245                305,945              521,190
Construction                              144,888                316,196              461,084
Audio                                     176,271                274,296              450,567
Miscellaneous                             158,834                118,450              277,284
Copiers                                    90,152                 29,743              119,895
Office Equipment                           16,242                 20,008               36,250
                                   ---------------        ---------------       --------------
                                     $ 69,544,251           $ 11,528,199         $ 81,072,450
                                   ===============        ===============       ==============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE



The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Six at December 31, 1997 pursuant to leases or which secure its Financing Transactions.


                                       Equipment              Equipment               Total
    Equipment Category                 Leases               Financings            Portfolio
---------------------------        ---------------        ---------------       --------------
Aircraft                             $ 36,659,753                    $ 0         $ 36,659,753
Computer Systems                       15,736,768                958,088           16,694,856
Manufacturing & Production             14,883,814              1,253,654           16,137,468
Telecommunications                     14,177,470                186,024           14,363,494
Printing                                2,005,933                121,180            2,127,113
Restaurant Equipment                      915,356                357,489            1,272,845
Office Furniture&Fixtures                 850,044                242,714            1,092,758
Medical                                         0                948,076              948,076
Retail Systems                            576,780                116,973              693,753
Miscellaneous                             262,820                 79,168              341,988
Material Handling                         129,488                185,734              315,222
Video Production                           94,324                      0               94,324
                                   ---------------        ---------------       --------------
                                     $ 86,292,550            $ 4,449,100         $ 90,741,650
                                   ===============        ===============       ==============

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)


                              SUPPLEMENTAL SCHEDULE


The following is a summary of the types and amounts of equipment currently under management for ICON Cash Flow Partners, L.P. Seven at December 31, 1997 pursuant to leases or which secure its Financing Transactions.


                                       Equipment              Equipment               Total
    Equipment Category                 Leases               Financings            Portfolio
---------------------------        ---------------        ---------------       --------------
Aircraft                             $ 66,610,001                     $0         $ 66,610,001
Manufacturing & Production             26,420,364                 51,484           26,471,848
Computer Systems                       26,441,603                      0           26,441,603
Vessels                                26,383,364                      0           26,383,364
Telecommunications                     21,142,596                 47,252           21,189,848
Retail Systems                         20,917,360                 32,353           20,949,713
Material Handling                       4,554,815                      0            4,554,815
Miscellaneous                           3,710,718                 55,754            3,766,472
Office Furniture&Fixtures               2,580,631                581,217            3,161,848
Office Equipment                        2,764,522                      0            2,764,522
                                   ---------------        ---------------       --------------
                                    $ 201,525,974              $ 768,060        $ 202,294,034
                                   ===============        ===============       ==============

                                    EXHIBIT B

                            PRIOR PERFORMANCE TABLES
                          FOR THE PRIOR PUBLIC PROGRAMS

                            Prior Performance Tables

      The following unaudited tables disclose certain information relating to the performance, operations and investment for seven of the General Partner's previous publicly-offered income-oriented programs, ICON Cash Flow Partners, L.P., Series A ("Series A"), ICON Cash Flow Partners, L.P., Series B ("Series B"), ICON Cash Flow Partners, L.P., Series C ("Series C"), ICON Cash Flow Partners, L.P., Series D ("Series D"), ICON Cash Flow Partners, L.P., Series E ("Series E"), ICON Cash Flow Partners L.P. Six ("LP Six") and ICON Cash Flow Partners L.P. Seven ("LP Seven"), collectively the "Prior Public Programs"). Purchasers of the Units of limited partnership interest in ICON Income Fund Eight (the "Partnership") being offered by this Prospectus will not acquire any ownership interest in any of the Prior Public Programs and should not assume that they will experience investment results or returns, if any, comparable to those experienced by investors in the Prior Public Programs.

      Additional information concerning the Prior Public Programs will be contained in Form 10-K Annual Reports for each such Program which may be obtained (after their respective filing dates) without charge by contacting ICON Capital Corp., 600 Mamaroneck Avenue, Harrison, New York 10528-1632. Such Form 10-K Annual Reports will also be available upon request at the office of the Securities and Exchange Commission, Washington, D.C. The results of the Prior Public Programs should not be considered indicative of the likely results of the Partnership. Moreover, the information presented below should not be considered indicative of the extent to which the Prior Public Programs will achieve their objectives, because this will in large part depend upon facts which cannot now be determined or predicted.

      See "Other Offerings By the General Partner and Its Affiliates" in this Prospectus for a narrative discussion of the general investment objectives of the Prior Public Programs and a narrative discussion of the data concerning the Prior Public Programs contained in these Tables. Additionally, see Table VI "Acquisition of Equipment by the Prior Public Programs" which is contained as an Exhibit to the Registration Statement, as amended, of which this Prospectus is a part.

Table                    Description                                  Page

   I       Experience in Raising and Investing Funds                   B-2

  II       Compensation to the General Partner and Affiliates          B-4

 III       Operating Results of Prior Public Programs

           * Series A                                                  B-5
           * Series B                                                  B-7
           * Series C                                                  B-9
           * Series D                                                 B-11
           * Series E                                                 B-13
           * LP Six                                                   B-15
           * LP Seven                                                 B-17

  IV       Results of Completed Prior Public Programs (None)          B-19

   V       Sales or Disposition of Equipment by Prior Public Programs

           * Series A                                                 B-20
           * Series B                                                 B-23
           * Series C                                                 B-30
           * Series D                                                 B-34
           * Series E                                                 B-38
           * LP Six                                                   B-45
           * LP Seven

                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 1997, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                                     Series A             Series B            Series C               Series D
                                               ------------------   -------------------   ------------------   --------------------
Dollar amount offered                         $ 40,000,000          $20,000,000           $20,000,000          $ 40,000,000
                                              ============          ===========           ===========          ============

Dollar amount raised                          $ 2,504,500  100.0%   $20,000,000   100.0%  $20,000,000  100.0%  $ 40,000,000  100.0%

Less:  Offering expenses:
  Selling commissions                             262,973   10.5%     1,800,000     9.0%    2,000,000   10.0%     4,000,000   10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates             100,180    4.0%       900,000     4.5%      600,000    3.0%     1,400,000    3.5%

  Reserves                                         25,045    1.0%       200,000     1.0%      200,000    1.0%       400,000    1.0%
                                              -----------  -----    -----------   -----   -----------  -----   ------------  -----

Offering proceeds available for investment    $ 2,116,302   84.5%   $17,100,000    85.5%  $17,200,000   86.0%  $ 34,200,000   85.5%
                                              ===========  =====    ===========   =====   ===========  =====   ============  =====

Debt proceeds                                 $ 4,190,724           $46,092,749           $50,355,399          $ 70,962,589
                                              ===========           ===========           ===========          ============

Total equipment acquired                      $ 7,576,758           $65,580,973           $70,257,280          $132,771,421
                                              ===========           ===========           ===========          ============

Acquisition fees paid to General Partner
  and its affiliates                          $   206,710           $ 2,219,998           $ 2,396,810          $  4,539,336
                                              ===========           ===========           ===========          ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                      81.84%                82.23%                82.70%               82.19%
Acquisition fees paid to General Partner
  or its Affiliates                                  2.66                  3.27                  3.30                 3.31
                                              ------------          -----------           -----------          -----------

Percent invested                                     84.5%                 85.5%                 86.0%                85.5%
                                              ============          ===========           ===========          ===========

Percent leveraged (non-recourse debt
  financing divided by total purchase price)        55.31%                70.28%                71.67%               53.45%

Date offering commenced                            1/9/87               7/18/89               12/7/90               8/23/91

Original offering period (in months)                 24                   18                    18                   18

Actual offering period (in months)                   24                   17                     7                   10

Months to invest 90% of amount available for
  investment (measured from the beginning of
  offering)                                          24                   18                    10                    4


                                     TABLE I

                    Experience in Raising and Investing Funds
                                   (unaudited)

The following table sets forth certain information, as of December 31, 1997, concerning the experience of the General Partner in raising and investing limited partners' funds in its Prior Public Programs:


                                                              Series E                   L.P. Six                  L.P. Seven
                                                       ---------------------      ---------------------      ---------------------
Dollar amount offered                                  $80,000,000                $120,000,000               $100,000,000
                                                       ===========                ============               ============

Dollar amount raised                                   $61,041,151    100.0%      $ 38,385,712   100.0%        56,146,782(1) 100.0%

Less:  Offering expenses:
  Selling commissions                                    6,104,115     10.0%         3,838,571    10.0%         5,614,678     10.0%
  Organization and offering expenses paid to
    General Partner or its Affiliates                    2,136,440      3.5%         1,343,500     3.5%         1,684,403      3.0%

  Reserves                                                 610,412      1.0%           383,857     1.0%           561,468      1.0%
                                                       -----------    -----       ------------   -----       ------------    -----

Offering proceeds available for investment             $52,190,184     85.5%      $ 32,819,784    85.5%      $ 48,286,233     86.0%
                                                       ===========    =====       ============   =====       ============    =====

Debt proceeds                                          $118,174,329               $110,105,846               $157,212,694
                                                       ============               ============               ============

Total equipment acquired                               $223,887,695               $154,820,300               $210,568,213
                                                       ============               ============               ============

Acquisition fees paid to General Partner
  and its affiliates                                   $  7,021,906               $  4,390,033               $  6,101,583
                                                       ============               ============               ============

Equipment acquisition costs as a percentage of amount raised:

Purchase price                                               82.46%                      82.74%                     83.18%
Acquisition fees paid to General Partner
  or its Affiliates                                           3.04                        2.76                       2.82
                                                       ------------               ------------               ------------

Percent invested                                              85.5%                       85.5%                      86.0%
                                                       ===========                ============               ============

Percent leveraged (non-recourse debt
  financing divided by total purchase price)                 52.78%                      71.12%                     74.66%

Date offering commenced                                     6/5/92                    11/12/93                    11/9/95

Maximum offering period (in months)                           24                         24                          36

Actual offering period (in months)                            13                         24                          26 (1)

Months to invest 90% of amount available for
  investment (measured from the beginning of
  offering)                                                    9                         16                          14

(1) L.P. Seven began offering its units to suitable investors on November 9, 1995. As of May 21, 1998, L.P. Seven had raised an aggregate dollar amount of $80,269,176. The offering period for L.P. Seven will end no later than November 8, 1998, 36 months after the Partnership began offering such units.

                                    TABLE II

               Compensation to the General Partner and Affiliates
                                   (unaudited)


The following table sets forth certain information, as of December 31, 1997, concerning the compensation derived by the General Partner and its affiliates from its Prior Public Programs:


                                         Series A      Series B      Series C    Series D       Series E       LP Six      LP Seven
                                       -----------   -----------   -----------  -----------   -----------   -----------  ----------
Date offering commenced ............      1/9/87        7/18/89       12/7/90      8/23/91       6/5/92       11/12/93     11/9/95

Date offering closed ...............      1/8/89       11/16/90       6/20/91      6/5/92       7/31/93       11/8/95        (1)

Dollar amount raised ...............   $ 2,504,500   $20,000,000   $20,000,000  $40,000,000   $61,041,151   $38,385,712  $56,146,782
                                       ===========   ===========   ===========  ===========   ===========   ===========  ===========

Amounts paid to the General  Partner
  and its Affiliates  from proceeds
  of the offering:

  Underwriting commissions .........   $    63,450   $   215,218   $   413,120  $   807,188   $ 1,226,111   $   767,714  $ 1,122,936
                                       ===========   ===========   ===========  ===========   ===========   ===========  ===========

  Organization and offering
    reimbursements .................   $   100,180   $   900,000   $   600,000  $ 1,400,000   $ 2,136,440   $ 1,343,500  $ 1,684,403
                                       ===========   ===========   ===========  ===========   ===========   ===========  ===========

  Acquisition fees .................   $   206,710   $ 2,219,998   $ 2,396,810  $ 4,539,336   $ 7,021,906   $ 4,390,033  $ 6,101,583
                                       ===========   ===========   ===========  ===========   ===========   ===========  ==========

Dollar amount of cash generated
  from operations
  before deducting such
  payments/accruals to the
  General Partner and Affiliates ...   $ 4,857,066   $21,254,420   $21,920,918  $38,102,340   $95,747,275   $36,493,416  $ 3,829,229
                                       ===========   ===========   ===========  ===========   ===========   ===========  ===========

Amount paid or accrued to
  General Partner and Affiliates:

  Management fee ...................   $   307,879   $ 2,782,287   $ 2,685,205  $ 4,399,895   $ 6,149,513   $3,131,031   $ 1,786,829
                                       ===========   ===========   ===========  ===========   ===========   ==========   ===========

  Administrative expense
    reimbursements .................   $   108,036   $   684,831   $   554,240  $ 1,592,429   $ 3,220,778   $1,578,001       770,128
                                       ===========   ===========   ===========  ===========   ===========   ==========   ===========



(1) L.P. Seven began offering its units to suitable investors on November 9, 1995. As of May 21, 1998, L.P. Seven had raised an aggregate dollar amount of $80,269,176. The offering period for L.P. Seven will end no later than November 8, 1998, 36 months after the Partnership began offering such units.

                                    TABLE III

              Operating Results of Prior Public Programs - Series A
                                   (unaudited)


The following table summarizes the operating results of Series A. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                                                  For the Years Ended December 31,

                                                                1997         1996        1995       1994         1993        1992
                                                                ----         ----        ----       ----         ----        ----

Revenues .................................................   $  40,359    $  53,041   $ 128,935   $ 188,148   $ 317,069   $ 279,699
    Net gain on sales or remarketing of equipment ........      82,576      142,237      74,970      87,985     118,143      14,608
                                                             ---------    ---------   ---------   ---------   ---------   ---------
    Gross revenue ........................................     122,935      195,278     203,905     276,133     435,212     294,307

Less:
    General and administrative ...........................      34,565       32,252      36,641      34,468      32,040      24,601
    Interest expense .....................................       7,875       15,092      39,350      63,423      84,324      81,976
    Administrative expense reimbursement -
      General Partner ....................................       4,521        7,133       9,690      11,404       4,125        --
    Management fees - General Partner ....................       2,553        4,055       5,951      13,607      36,261      39,297
    Provision for (reversal of) bad debts (2) ............     (17,000)        --        10,000      33,500      87,551     133,569
    Depreciation expense .................................        --           --        18,236      46,330      97,179      91,244
    Amortization of initial direct costs .................        --           --          --            27         686       4,129
                                                             ---------    ---------   ---------   ---------   ---------   ---------
Net income (loss) - GAAP .................................   $  90,421    $ 136,746   $  84,037   $  73,374   $  93,046   $ (80,509)
                                                             =========    =========   =========   =========   =========   =========

Net income (loss) - GAAP - allocable to
    limited partners .....................................   $  85,900    $ 129,909   $  79,835   $  69,705   $  88,394   $ (76,484)
                                                             =========    =========   =========   =========   =========   =========

Taxable income from operations (1) .......................      62,818      198,523   $  94,532   $ 111,397     130,892   $ 216,617
                                                             =========    =========   =========   =========   =========   =========

Cash generated from operations ...........................   $ 109,929    $ 210,327   $ 268,467   $ 301,679   $ 382,184   $ 499,383
Cash generated from sales equipment ......................     112,356      202,787     136,363     216,200     490,078      72,608
Cash generated from refinancing ..........................        --           --          --          --          --          --
                                                             ---------    ---------   ---------   ---------   ---------   ---------

Cash generated from operations, sales and
    refinancing ..........................................     222,285      413,114     320,793     517,879     872,262     571,991

Less:
    Cash distributions to investors from operations,
      sales and refinancing ..............................     225,405      225,405     225,533     233,651     356,915     385,108
    Cash distributions to General Partner from
      operations, sales and refinancing ..................      11,863       11,863      11,867      12,297      18,785      20,269
                                                             ---------    ---------   ---------   ---------   ---------   ---------

Cash generated from (used by) operations, sales
    and refinancing after cash distributions .............   $ (14,983)   $ 175,846   $  83,393   $ 271,931   $ 496,562   $ 166,614
                                                             =========    =========   =========   =========   =========   =========

                                    TABLE III

                                   (unaudited)


                                                                           For the Years Ended December 31,

                                                         1997        1996        1995          1994         1993          1992
                                                         ----        ----        ----          ----         ----          ----
Tax data and distributions per $1,000 limited
  partner investment

Federal income tax results:
  Taxable income from operations (1) ...............  $  23.82    $   37.65    $   35.86    $   42.25    $    49.65    $    82.17
                                                      ========    =========    =========    =========    ==========    ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income ..............................  $  34.30    $   38.13    $   31.88    $   27.83    $    35.29         --
    Return of capital ..............................  $  55.70    $   51.87    $   58.18    $   65.46    $   107.22    $   153.77

  Source (on Cash basis)
    -Operations ....................................  $  43.89    $   83.98    $   90.06    $   93.29    $   142.51    $   153.77
    -Sales .........................................  $  44.87    $    6.02         --           --            --            --
    -Refinancing ...................................      --           --           --           --            --            --
    -Other .........................................  $   1.24         --           --           --            --            --

Weighted average number of limited partnership
  ($500) units outstanding                               5,009        5,009        5,009        5,009         5,009         5,009
                                                      ========    =========    =========    =========    ==========    ==========



(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                    TABLE III

              Operating Results of Prior Public Programs - Series B
                                   (unaudited)


The following table summarizes the operating results of Series B. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                                                 For the Years Ended December 31,

                                                        1997         1996          1995          1994          1993         1992
                                                        ----         ----          ----          ----          ----         ----
Revenue ...........................................$   333,775   $   342,739   $   715,841   $ 1,327,962   $ 2,526,762  $ 4,569,135
  Net gain on sales or remarketing
    of equipment ..................................    228,875       176,924       480,681       288,714       185,542       74,302
                                                   -----------   -----------   -----------   -----------   -----------  -----------
  Gross revenue ...................................    562,650       519,663     1,196,522     1,616,676     2,712,304    4,643,437

Less:
  Interest expense ................................    106,868        45,619       182,419       612,643     1,285,458    2,164,581
  General and administrative ......................     59,847       102,721       102,334       102,444       120,094       55,188
  Administrative expense reimbursement
    - General Partner                                   39,609        50,841        85,848       153,287        38,467        --
  Management fees - General Partner (4) ...........       --        (228,906)       84,811       151,316       517,107      727,931
  Depreciation expense ............................       --            --          54,799       106,001       244,819    1,070,890
  Amortization of initial direct costs ............       --               4        33,433       100,949       255,570      507,241
  Provision for bad debts (2) .....................       --            --          25,000          --          20,000        8,734
  Write down of estimated residual values (3) .....       --            --            --            --            --        506,690
                                                   -----------   -----------   -----------   -----------   -----------  -----------
Net income (loss) - GAAP ..........................$   356,326   $   549,384   $   627,878   $   390,036   $   230,789  $  (397,818)
                                                   ===========   ===========   ===========   ===========   ===========  ===========

Net income (loss) - GAAP - allocable to
  limited partners ................................$   352,763   $   543,890   $   621,599   $   386,136   $   228,461  $  (393,840)
                                                   ===========   ===========   ===========   ===========   ===========  ===========

Taxable income from operations (1) ................$    44,995   $   740,381   $ 2,363,289   $   475,707   $   103,180  $   140,974
                                                   ===========   ===========   ===========   ===========   ===========  ===========

Cash generated from operations ....................$   879,014   $ 1,002,547   $   999,015   $   800,648   $ 2,434,478  $ 3,238,479
Cash generated from sales .........................    544,232       600,737     2,148,030     3,443,168     1,129,325      741,775
Cash generated from refinancing ...................  1,500,000          --            --            --            --           --
                                                   -----------   -----------   -----------   -----------   -----------  -----------

Cash generated from operations, sales and
  refinancing .....................................  2,923,246     1,603,284     3,147,045     4,243,816     3,563,803    3,980,254

Less:
  Cash distributions to investors from operations,
    sales and refinancing .........................  1,798,200     1,798,200     1,799,763     1,800,000     2,466,667    2,800,000
  Cash distributions to General Partner from
    operations, sales and refinancing .............     18,164        18,164        18,180        18,182        24,917       28,283
                                                   -----------   -----------   -----------   -----------   -----------  -----------

Cash generated from (used by) operations, sales
  and refinancing after cash distributions ........$ 1,106,882   $  (213,080)    $1,329,10   $ 2,425,634   $ 1,072,219  $ 1,151,971
                                                   ===========   ===========     =========   ===========   ===========  ===========


                                    TABLE III

                                   (unaudited)


                                                                                 For the Years Ended December 31,

                                                        1997         1996         1995          1994         1993          1992
                                                        ----         ----         ----          ----         ----          ----
Tax data and distributions per $1,000 limited
  partner investment

Federal income tax results:
  Taxable income from operations (1) ..............  $    2.23    $   36.69    $   116.99    $   23.55    $     5.11    $     6.98
                                                     =========    =========    ==========    =========    ==========    ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income .............................  $   17.73    $   27.23    $    31.08    $   19.31    $    11.42         --
    Return of capital .............................  $   72.27    $   62.78    $    58.92    $   70.69    $   111.91    $   140.00

  Source (on Cash basis)
    -Operations ...................................  $   44.00    $   50.18    $    49.96    $   39.63    $   120.50    $   140.00
    -Sales ........................................  $   27.24    $   30.07    $    40.04    $   50.37    $     2.83         --
    -Refinancing ..................................  $   18.76        --            --           --            --            --
    -Other ........................................      --       $    9.75         --           --            --            --

Weighted average number of limited partnership
  ($100) units outstanding                             199,800      199,800       199,986      200,000       200,000       200,000
                                                     =========    =========    ==========    =========    ==========    ==========



(1) The difference between Net income (loss) - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on November 15, 1995, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of March 20, 1996 these amendments were agreed to and are effective from and after November 15, 1995. The amendments: (1) extend the Reinvestment Period for a maximum of four additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership=s obligation to pay the General Partner $220,000 of the $347,000 accrued and unpaid management fees as of November 15, 1995, and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner, or $127,000 ($347,000 less $220,000) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

                                    TABLE III

              Operating Results of Prior Public Programs - Series C
                                   (unaudited)



The following table summarizes the operating results of Series C. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                                           For the Years Ended December 31,

                                                    1997           1996         1995          1994          1993           1992
                                                    ----           ----         ----          ----          ----           ----

Revenues ..................................... $   455,472    $   659,218   $   964,104   $ 1,775,547    $ 3,203,141    $ 6,146,119
  Net gain on sales or remarketing of
    equipment ................................     175,860        511,331        95,250       361,407        101,463         43,020
                                               -----------    -----------   -----------   -----------    -----------    -----------
  Gross revenue ..............................     631,332      1,170,549     1,059,354     2,136,954      3,304,604      6,189,139

Less:
  General and administrative .................      60,248         37,247       107,419       104,307        133,274        354,559
  Administrative expense reimbursement -
    General Partner ..........................      59,126         93,494       130,482       174,261         78,969           --
  Interest expense ...........................       4,888         16,809       253,143       920,433      1,715,520      3,510,307
  Management fees - General Partner ..........    (471,463)        92,360       128,533       171,135        695,662        969,667
  Amortization of initial direct costs .......        --            6,912        38,892       154,879        427,625        865,051
  Depreciation expense .......................        --             --            --         224,474        393,185        694,933
  Provision for/(reversal of) bad debt (2) ...        --             --            --         141,000        (90,000)       135,000
  Write down of estimated residual values (3)         --             --            --            --             --        1,412,365
                                                ----------    -----------   -----------   -----------    -----------    -----------


Net income (loss) - GAAP ..................... $   978,533    $   923,727   $   400,885   $   246,645    $   (49,631)   $(1,752,743)
                                               ===========    ===========   ===========   ===========    ===========    ===========

Net income (loss) - GAAP - allocable to
  limited partners ........................... $   968,748    $   914,490   $   396,876   $   244,000    $   (49,135)   $(1,735,216)
                                               ===========    ===========   ===========   ===========    ===========    ===========

Taxable income (loss) from operations (1) .... $   274,376    $ 1,768,103   $  (649,775)  $(3,611,476)   $ 1,780,593    $ 1,722,134
                                               ===========    ===========   ===========   ===========    ===========    ===========

Cash generated from operations ............... $ 2,038,710    $ 1,987,290   $   391,072   $ 2,854,887    $ 2,694,348    $ 2,861,889
Cash generated from sales ....................     621,621      1,289,421     3,058,969     1,665,032      1,266,452        245,274
Cash generated from refinancing ..............        --             --            --            --             --             --
                                               -----------    -----------   -----------   -----------    -----------    -----------

Cash generated from operations, sales and
  refinancing ................................   2,660,331      3,276,711     3,450,041     4,519,919      3,960,800      3,107,163

Less:
  Cash distributions to investors from
    operations sales and refinancing..........   1,784,993      1,786,992     1,796,363     1,799,100      2,466,667      2,800,000
  Cash distributions to General Partner from
    operations, sales and refinancing ........      18,030         18,050        18,144        18,173         24,916         28,283
                                               -----------    -----------   -----------   -----------    -----------    -----------

Cash generated from operations, sales and
  refinancing after cash distributions ....... $   857,308    $ 1,471,669   $ 1,635,534   $ 2,702,646    $ 1,469,217    $   278,880
                                               ===========    ===========   ===========   ===========    ===========    ===========


                                    TABLE III

                                   (unaudited)



                                                                               For the Years Ended December 31,

                                                         1997          1996        1995          1994          1993          1992
                                                         ----          ----        ----          ----          ----          ----
Tax data and distributions per $1,000 limited
  partner investment

Federal income tax results:
  Taxable income (loss) from operations (1)           $    13.70   $    88.16   $    (32.24)  $  (178.86)   $     88.14   $    85.25
                                                      ==========   ==========   ===========   ==========    ===========   ==========

Cash distributions to investors
  Source (on GAAP basis)
    Investment income                                 $    48.85   $    46.06   $     19.87   $    12.21          -             -
    Return of capital                                 $    41.15   $    43.94   $     70.13   $    77.79    $    123.33   $   140.00

  Source (on Cash basis)
    -  Operations                                     $    90.00   $    90.00   $     19.59   $    90.00    $    123.33   $   140.00
    -  Sales                                                 -            -     $     70.41         -             -             -
    -  Refinancing                                           -            -            -            -             -             -
    -  Other                                                 -            -            -            -             -             -

Weighted average number of limited partnership
  ($100) units outstanding                               198,332      198,551       199,558       199,900      199,992       200,000
                                                      ==========   ==========   ===========   ===========   ==========    ==========


(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

(3) The Partnership records a write down to its residual position if it has been determined to be impaired. Impairment generally occurs for one of two reasons: (1) when the recoverable value of the underlying equipment falls below the Partnership's carrying value or (2) when the primary security holder has foreclosed on the underlying equipment in order to satisfy the remaining lease obligation and the amount of proceeds received by the primary security holder in excess of such obligation is not sufficient to recover the Partnership's residual position.

(4) The Partnership's Reinvestment Period expired on June 19, 1996, five years after the Final Closing Date. The General Partner distributed a Definitive Consent Statement to the Limited Partners to solicit approval of two amendments to the Partnership Agreement. As of February 19, 1998 these amendments were agreed to and are effective from and after June 19, 1996. The amendments: (1) extend the Reinvestment Period for a maximum of four and one half additional years and likewise delay the start and end of the Liquidation Period, and (2) eliminate the Partnership's obligation to pay the General Partner $529,125 of the $634,125 accrued and unpaid management fees as of December 31, 1997 and any additional management fees which would otherwise accrue during the present Liquidation Period. The portion of the accrued and unpaid management fees that would be payable to the General Partner or $105,000 ($634,125 less $529,125) will be returned to the Partnership in the form of an additional Capital Contribution by the General Partner.

                                    TABLE III

              Operating Results of Prior Public Programs - Series D
                                   (unaudited)


The following table summarizes the operating results of Series D. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                                           For the Years Ended December 31,

                                                      1997          1996          1995           1994         1993          1992
                                                      ----          ----          ----           ----         ----          ----

Revenues ........................................ $ 3,084,705   $ 3,619,457   $ 3,270,722   $ 3,661,321   $ 6,300,753   $ 7,519,451
  Net gain on sales or remarketing of
   equipment ....................................     452,706     2,391,683     1,931,333     1,199,830       313,468        31,225
                                                  -----------   -----------   -----------   -----------   -----------   -----------
  Gross revenue .................................   3,537,411     6,011,140     5,202,055     4,861,151     6,614,221     7,550,676

Less:
  Interest expense ..............................   1,121,197     1,651,940       621,199       652,196     1,261,312     1,344,123
  Management fees - General Partner .............     548,400       685,103       594,623       778,568       996,356       751,419
  Amortization of initial direct costs ..........     363,087       614,441       511,427       580,457       931,983       937,320
  Depreciation expense ..........................     356,417          --            --           4,167     1,144,609     2,773,402
  Administrative expense reimbursement
    - General Partner ...........................     271,829       301,945       257,401       337,867       423,387          --
  General and administrative ....................     199,751       217,378       273,663       412,655       184,604        33,228
  Provision for bad debts (3) ...................        --            --         150,000       475,000       575,000       850,000
                                                  -----------   -----------   -----------   -----------   -----------   -----------
Net income - GAAP ............................... $   676,730   $ 2,540,333   $ 2,793,742   $ 1,620,241   $ 1,096,970   $   861,184
                                                  ===========   ===========   ===========   ===========   ===========   ===========

Net income - GAAP - allocable to
  limited partners .............................. $   669,963   $ 2,514,930   $ 2,765,805   $ 1,604,039   $ 1,086,000   $   852,572
                                                  ===========   ===========   ===========   ===========   ===========   ===========

Taxable income from operations (1) .............. $ 3,483,507   $ 3,097,307   $ 1,641,323   $ 2,612,427   $ 5,766,321   $ 1,883,943
                                                  ===========   ===========   ===========   ===========   ===========   ===========

Cash generated from operations .................. $ 8,409,703   $ 1,621,624   $ 2,756,354   $ 1,969,172   $ 6,330,281   $ 8,297,264
Cash generated from sales .......................   9,741,651    15,681,303     6,776,544     9,054,589     5,143,299       199,841
Cash generated from refinancing .................   2,700,000     5,250,000     4,148,838          --            --            --
                                                  -----------   -----------   -----------   -----------   -----------   -----------

Cash generated from operations, sales and
  refinancing ...................................  20,851,354    22,552,927    13,681,736    11,023,761    11,473,580     8,497,105

Less:
  Cash distributions to investors from
    operations, sales and refinancing ...........   7,882,867     5,588,508     5,589,207     5,596,503     5,600,000     4,347,156
  Cash distributions to General Partner from
    operations, sales and refinancing ...........      79,648        56,450        56,457        56,530        56,564        43,911
                                                  -----------   -----------   -----------   -----------   -----------   -----------

Cash generated from operations, sales and
  refinancing after cash distributions .......... $12,888,839   $16,907,969   $ 8,039,072   $ 5,370,728   $ 5,817,016   $ 4,106,038
                                                  ===========   ===========   ===========   ===========   ===========   ===========


                                    TABLE III

                                   (unaudited)


                                                                               For the Years Ended December 31,

                                                   1997          1996          1995          1994           1993          1992
                                                   ----          ----          ----          ----           ----          ----
Tax data and distributions per $1,000 limited
    partner investment

Federal income tax results:
    Taxable income from operations (1)         $     86.40    $    76.82    $    40.70     $    64.71    $   142.72    $   55.85
                                               ===========    ==========    ==========     ==========    ==========    ===========

Cash distributions to investors (2)
    Source (on GAAP basis)
      Investment income                        $     16.79    $    63.00    $    69.28     $    40.13    $    27.15    $   25.53
      Return of capital                        $    180.71    $    77.00    $    70.72     $    99.87    $   112.85    $  104.65

    Source (on Cash basis)
      -  Operations                            $    197.50    $    40.62    $    69.04     $    48.77    $   140.00    $  130.18
      -  Sales                                        -       $    99.38    $    70.96     $    91.23          -           -
      -  Refinancing                                  -              -             -              -            -           -
      -  Other                                        -              -             -              -            -           -

Weighted average number of limited
  partnership ($100) units outstanding             399,138        399,179       399,229        399,703       400,000      333,945
                                                ==========     ==========    ==========     ==========    ==========    ==========



(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on September 13, 1991 and as of its final closing date on June 5, 1992 it had eighteen (18) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                    TABLE III

               Operating Results of Prior Public Programs-Series E
                                   (unaudited)


The following table summarizes the operating results of Series E. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                                            For the Years Ended December 31,

                                                    1997           1996           1995         1994          1993          1992
                                                    ----           ----           ----         ----          ----          ----
Revenues ....................................  $  6,401,873   $  7,907,175   $ 10,570,473  $ 10,946,254  $  8,748,076  $    490,347
  Net gain on sales or remarketing
    of equipment ............................     1,209,420      1,942,041      1,610,392       628,027     1,486,575          --
                                               ------------   ------------   ------------  ------------  ------------  ------------
  Gross revenue .............................     7,611,293      9,849,216     12,180,865    11,574,281    10,234,651       490,347

Less:
  Interest expense ..........................     2,471,045      2,957,534      4,377,702     4,868,950     3,023,934       140,306
  Management fees - General Partner .........       919,728      1,120,336      1,596,569     1,547,509       949,468        15,903
  Administrative expense reimbursement
    - General Partner .......................       486,253        563,107        784,775       408,114       811,966          --
  Depreciation ..............................       475,619      1,061,711      1,061,712       289,478        18,037          --
  Amortization of initial direct costs ......       461,620        887,960      1,530,505     1,840,714     1,667,212        74,126
  General and administrative ................       370,705        608,293        638,362       438,569       315,000       166,401
  Minority interest in joint venture ........        57,738          6,392          5,438          --            --            --
  Provision for bad debts (3) ...............          --          400,000        600,000       250,000     2,186,750          --
                                               ------------   ------------   ------------  ------------  ------------  ------------

Net income - GAAP ...........................  $  2,368,585   $  2,243,883   $  1,585,802  $  1,527,095  $  1,499,573  $     93,611
                                               ============   ============   ============  ============  ============  ============

Net income - GAAP - allocable to
  limited partners ..........................  $  2,344,899   $  2,221,444   $  1,569,944  $  1,511,824  $  1,484,577  $     92,675
                                               ============   ============   ============  ============  ============  ============

Taxable income (loss) from operations (1) ...  $    981,575   $ (3,280,008)  $  1,700,386  $  2,793,029  $  3,293,140  $    247,921
                                               ============   ============   ============  ============  ============  ============

Cash generated from operations ..............  $ 21,638,350   $ 13,210,339   $  8,768,414  $ 17,597,929  $ 18,415,294  $    974,501
Cash generated from sales ...................    15,313,194     10,358,637      7,419,261     6,492,842     9,416,909          --
Cash generated from refinancing .............    20,765,451     13,780,000      7,400,000          --      38,494,983          --
                                               ------------   ------------   ------------  ------------  ------------  ------------

Cash generated from operations,
  sales and refinancing .....................    57,716,995     37,348,976     23,587,675    24,090,771    66,327,186       974,501

Less:
  Cash distributions to investors from
    operations, sales and refinancing .......     7,768,316      7,771,164      7,773,082     8,390,043     5,796,799       468,726
  Cash distributions to General Partner
    from operations, sales and refinancing ..        78,468         78,496         78,512        78,582        58,637         4,735
                                               ------------   ------------   ------------  ------------  ------------  ------------

Cash generated from operations, sales
 and refinancings after cash distributions ..  $ 49,870,211   $ 29,499,316   $ 15,736,081  $ 15,622,146  $ 60,471,750  $    501,040
                                               ============   ============   ============  ============  ============  ============


                                    TABLE III

                                   (unaudited)



                                                                               For the Year Ended December 31,

                                                            1997        1996         1995         1994        1993        1992
                                                            ----        ----         ----         ----        ----        ----
Tax and distribution data per $1,000 limited
  partner investment

Federal Income Tax results:
  Taxable income (loss) from operations (1)             $    15.95   $   (53.28) $     27.61  $    45.32  $     66.54  $    21.81
                                                        ==========   ==========  ===========  ==========  ===========  ==========

Cash distributions to investors (2)
  Source (on GAAP basis)
    Investment income                                   $    38.49   $    36.45  $     25.75  $    24.78  $     30.32  $     8.23
    Return of capital                                   $    89.01   $    91.05  $    101.75  $   112.74  $     88.06  $    33.41

Source (on cash basis)
  - Operations                                          $   127.50   $   127.50  $    127.50  $   137.52  $    118.38  $    41.64
  - Sales                                                      -            -           -            -          -             -
  - Refinancings                                               -            -           -            -          -             -
  - Other                                                      -            -           -            -          -             -

Weighted average number of limited partnership
($100) units outstanding                                   609,211      609,503     609,650      610,080      489,966      112,552
                                                        ==========   ==========  ==========   ==========  ===========  ===========




(1) The difference between Net income - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on July 6, 1992 and as of its final closing date of July 31, 1993 it had twenty-six (26) additional semi-monthly closings. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)


The following table summarizes the operating results of L.P. Six. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                                                      For the Years Ended December 31,

                                                                           1997             1996            1995            1994
                                                                           ----             ----            ----            ----
Revenues .........................................................    $  6,452,409     $  9,238,182     $  6,622,180    $    203,858
   Net gain on sales or remarketing of equipment .................          58,523          338,574          107,733            --
                                                                      ------------     ------------     ------------    ------------
   Gross revenue .................................................       6,510,932        9,576,756        6,729,913         203,858

Less:
   Interest expense ..............................................       2,648,557        4,330,544        3,003,633           2,142
   Management fees - General Partner .............................       1,092,714        1,333,394          696,096           8,827
   Amortization of initial direct costs ..........................       1,071,656        1,349,977          828,154          12,748
   Depreciation ..................................................         745,275          848,649          636,487            --
   Administrative expense reimbursement - General Partner ........         547,382          642,276          381,471           6,872
   Provision for bad debts (3) ...................................         183,274          750,000          570,000          63,500
   General and administrative ....................................         178,464          657,470          360,235          38,879
   Minority interest in joint venture ............................           7,990           31,413          177,769            --
                                                                      ------------     ------------     ------------    ------------

Net income (loss) - GAAP .........................................    $     35,620     $   (366,967)    $     76,068    $     70,890
                                                                      ============     ============     ============    ============

Net income (loss) - GAAP - allocable to limited partners .........    $     35,264     $   (363,297)    $     75,307    $     70,181
                                                                      ============     ============     ============    ============

Taxable income (loss) from operations (1) ........................    $ (1,154,365)    $   (574,054)    $  2,239,753    $     71,033
                                                                      ============     ============     ============    ============

Cash generated from operations ...................................    $ 12,075,547     $  9,923,936     $  8,776,203    $    439,913
Cash generated from sales ........................................       4,336,675        8,684,744        1,016,807            --
Cash generated from refinancing ..................................       7,780,328        9,113,081       33,151,416            --
                                                                      ------------     ------------     ------------    ------------

Cash generated from operations, sales and refinancing ............      24,192,550       27,721,761       42,944,426         439,913

Less:
   Cash distributions to investors from operations,
     sales and refinancing .......................................       4,102,940        4,119,354        2,543,783         311,335
   Cash distributions to General Partner from operations,
     sales and refinancing .......................................          41,444           41,613           25,694           3,145
                                                                      ------------     ------------     ------------    ------------

Cash generated from operations, sales and refinancing
   after cash distributions ......................................    $ 20,048,166     $ 23,560,794     $ 40,374,949    $    125,433
                                                                      ============     ============     ============    ============


                                    TABLE III

               Operating Results of Prior Public Programs-L.P. Six
                                   (unaudited)


                                                                       For the Years Ended December 31,

                                                             1997          1996          1995           1994
                                                             ----          ----          ----           ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income (loss) from operations (1)              $   (29.94)   $   (14.83)    $    85.13    $    22.15
                                                          ==========    ==========     ==========    ==========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                    $      .86    $     -        $     2.89    $    22.10
     Return of capital                                    $   106.64    $   107.50     $    94.78    $    75.94

   Source (on cash basis)
     - Operations                                         $   107.50    $   107.50     $    97.67    $    98.04
     - Sales                                                    -               -            -               -
     - Refinancing                                              -               -            -               -
     - Other                                                    -               -            -               -

Weighted average number of limited partnership
   ($100) units outstanding                                  381,687       383,196        260,453        31,755
                                                          ==========    ==========     ==========    ==========


(1) The difference between Net income (loss) - GAAP and Taxable income (loss) from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on March 31, 1994. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)


The following table summarizes the operating results of L.P. Seven. The Program's records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP") for financial statement purposes.


                                                                             For the Years Ended December 31,

                                                                                 1997            1996
                                                                                 ----            ----

Revenues .................................................................   $ 8,000,454      $ 1,564,069
   Net gain on sales or remarketing of equipment .........................     1,748,790             --
                                                                             -----------      -----------
   Gross revenue .........................................................     9,749,244        1,564,069

Less:
   Interest expense ......................................................     3,652,517          398,200
   Management fees - General Partner .....................................     1,522,045          264,784
   Amortization of initial direct costs ..................................       932,123          230,785
   Administrative expense reimbursement - General Partner ................       652,319          117,809
   General and administrative ............................................       186,280           72,040
   Provision for bad debts (3) ...........................................       150,000           75,000
   Minority interest in joint venture ....................................         4,380             --
                                                                             -----------      -----------

Net income - GAAP ........................................................   $ 2,649,580      $   405,451
                                                                             ===========      ===========

Net income - GAAP - allocable to limited partners ........................   $ 2,623,084      $   401,396
                                                                             ===========      ===========

Taxable income from operations (1) .......................................   $ 2,335,939      $   146,726
                                                                             ===========      ===========

Cash generated from operations ...........................................   $ 2,855,330      $   973,899
Cash generated from sales ................................................     7,315,408             --
Cash generated from refinancing ..........................................     4,250,000             --
                                                                             -----------      -----------

Cash generated from operations, sales and refinancing ....................    14,420,738          973,899

Less:
   Cash distributions to investors from operations,
     sales and refinancing ...............................................     4,147,829        1,361,099
   Cash distributions to General Partner from operations,
     sales and refinancing ...............................................        41,125           13,749
                                                                             -----------      -----------

Cash generated from (used by) operations, sales and refinancing
   after cash distributions ..............................................   $10,231,784      $  (400,949)
                                                                             ===========      ===========


                                    TABLE III

              Operating Results of Prior Public Programs-L.P. Seven
                                   (unaudited)


                                                           For the Years Ended December 31,

                                                                 1997          1996
                                                                 ----          ----
Tax data and distributions per $1,000 limited
   partner investment

Federal income tax results:
   Taxable income from operations (1)                         $    55.90     $     9.30
                                                              ==========     ==========

Cash distributions to investors (2)
   Source (on GAAP basis)
     Investment income                                        $    63.41     $    25.69
     Return of capital                                        $    36.86     $    61.44

   Source (on cash basis)
     - Operations                                             $    69.03     $    62.35
     - Sales                                                  $    31.24           -
     - Refinancing                                                  -              -
     - Other                                                        -        $    24.78

Weighted average number of limited partnership
   ($100) units outstanding                                      413,677        156,222
                                                              ==========      =========




(1) The difference between Net income - GAAP and Taxable income from operations is due to different methods of calculating depreciation and amortization, the use of the reserve method for providing for possible doubtful accounts under GAAP and different methods of recognizing revenue on Direct Finance Leases.

(2) The program held its initial closing on January 19, 1996. Taxable income from operations per $1,000 limited partner investment is calculated based on the weighted average number of limited partnership units outstanding during the period.

(3) The Partnership records a provision for bad debts to provide for estimated credit losses in the portfolio. This policy is based on an analysis of the aging of the Partnership's portfolio, a review of the non-performing receivables and leases, prior collection experience and historical loss experience.

                                    TABLE IV

                   Results of Completed Prior Public Programs
                                   (unaudited)









              No Prior Public Programs have completed operations in
                     the five years ended December 31, 1997.

                                  TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Seven at December 31, 1997:


       Original Lessee                                                           Date         Total           Cash      Acquisition
      or Equipment User               Location              Equipment          Purchased    Financing (1)  Expended (2)   Cost (3)
-------------------------------  -------------------   --------------------    ---------    -------------  ------------ ------------

AAR                              Chicago, IL           Aircraft                  Nov-97      1,832,359     1,942,300     3,774,659
AJK Associates                   Islandia, NY          Manufacturing & ProductionOct-96             $0       $56,361       $56,361
Alexander & Alexander            Owings Mills, MD      Computers                 Jan-96      2,805,739       366,163     3,171,902
All Car Distributors             Antigo, WI            Automotive                May-96              0       129,745       129,745
All Car Distributors             Antigo, WI            Automotive                Aug-96              0       147,658       147,658
All Car Distributors Inc.        Antigo, WI            Automotive                Mar-96              0       101,445       101,445
Alpha 1 Products Inc,            Hauppauge, NY         Computers                 Oct-96              0        36,546        36,546
America Online , Inc.            Dulles, VA            Computers                 Jun-97     11,770,673       714,189    12,484,862
America Online, Inc.             Dulles, VA            Computers                 Feb-97      5,574,241       801,620     6,375,861
Ans Communications, Inc.         Purchase, NY          Computers                 Oct-97      3,186,815       301,047     3,487,862
Ans Communications, Inc.         Purchase, NY          Computers                 Oct-97      3,687,562       348,351     4,035,913
Ans Communications, Inc.         Purchase, NY          Computers                 Oct-97      3,798,716       358,851     4,157,568
Ans Communications, Inc.         Purchase, NY          Manufacturing & ProductionDec-97      2,141,857       193,993     2,335,849
Ans Communications, Inc.         Purchase, NY          Manufacturing & ProductionDec-97      3,641,398       329,809     3,971,208
Ans Communications, Inc.         Purchase, NY          Manufacturing & ProductionDec-97      2,681,039       244,251     2,925,291
Ans Communications, Inc.         Purchase, NY          Manufacturing & ProductionDec-97      2,457,862       223,919     2,681,781
Ans Communications, Inc.         Purchase, NY          Manufacturing & ProductionDec-97      2,386,664       217,433     2,604,096
Arcade Printing Services         North Highlands, CA   Printing                  Nov-96              0        27,652        27,652
Arcade Textiles, Inc.            Rock Hill, SC         Manufacturing & ProductionAug-96              0       116,364       116,364
Audio By The Bay                 Garden Grove, CA      Audio                     Aug-96              0        59,925        59,925
Automotive Sevice & Parts        Wilmington, OH        Automotive                Sep-96              0        33,062        33,062
Bio-Medical Devices, Inc.        Irvine, CA            Manufacturing & ProductionMay-96              0        40,310        40,310
Blount Inc.                      Montgomery, AL        Computers                 Jan-96        471,271        37,083       508,354
Boca Tecca Cleaners              Boca Raton, FL        Manufacturing & ProductionSep-96              0        53,029        53,029
C & C Finishing                  No. Babylon, NY       Manufacturing & ProductionSep-96              0        25,792        25,792
C.J. Menendez Co.                Miami, FL             Construction              May-96              0        50,702        50,702
C.M. Repographics, Inc.          Las Vegas, NV         Reprographics             Jul-96              0        44,804        44,804
C.P. Shades Inc.                 Sausalito, CA         Manufacturing & ProductionMar-96              0       247,608       247,608
Carlos Remolina, Md              Roselle, NJ           Medical                   Dec-96              0        55,028        55,028
Carnival Cruise Lines            Miami, FL             Computers                 Jun-96        877,527        77,826       955,353
CCI Diversified, Inc.            Newport Beach, CA     Computers                 Jul-96              0        57,766        57,766
CID Hosiery Mills, Inc.          Lexington, NC         Manufacturing & ProductionOct-96              0        47,658        47,658
CIS Corp.                        Jersey City, NJ       Telecommunications        Nov-96      3,870,877     1,319,304     5,190,181
CIS Corp.                        Norcross, GA          Telecommunications        Mar-97              0       364,823       364,823
Cleaners Plus                    Boca Raton, FL        Manufacturing & ProductionOct-96              0        63,937        63,937
Comm. Task Group,Inc.            Buffalo, NY           Telecommunications        Oct-96              0        51,470        51,470
Comshare Inc.                    Ann Arbor, MI         Computers                 Sep-96              0       426,019       426,019
Continental Airlines             Houston, TX           Aircraft                  Jul-97     13,102,299     1,667,694    14,769,993
Continental Airlines             Houston, TX           Aircraft                  Dec-96      9,309,759     2,462,884    11,772,643
Creative Financial Svcs          Fayetteville, NC      Computers                 Jul-96              0        37,193        37,193
CT Plastics & Fabrications       Simsbury, CT          Manufacturing & ProductionOct-96              0        39,769        39,769
Dads Farms                       Henderson, NE         Agriculture               Oct-96              0        50,835        50,835
DCR Communications Inc.          Washington, DC        Furniture                 Feb-96              0       123,781       123,781
Digio,  Inc.                     Woodland Hills, CA    Computers                 Sep-96              0        45,176        45,176
Dryclean USA Dba Osmar,Inc       Miami, FL             Manufacturing & ProductionNov-96              0        61,964        61,964
Environmental Resources          Epping, NH            Material Handling         Dec-96              0        55,854        55,854
Federal Express Corp.            Memphis, TN           Aircraft                  Aug-96     34,973,585     7,229,208    42,202,793
First Consumer Funding           Kenilworth, NJ        Computers                 Oct-96              0        43,207        43,207
G & G Amusement                  Commerce, CA          Computers                 Sep-96              0        27,375        27,375
Golden Blasting, Inc.            Windham, NH           Manufacturing & ProductionOct-96              0        58,333        58,333
Golden City Chinese              Margate, FL           Restaurant                Dec-96              0        42,104        42,104
Golden Pharmaceutical            Golden, CO            Computers                 Apr-96              0        56,357        56,357
Haemonetics Corp.                Braintree, MA         Telecommunications        Nov-96              0        36,529        36,529
Hollywood Recording Srvcs        Hollywood, CA         Audio                     Nov-96              0        45,631        45,631
Horizon Financial Corp           Fairfield, NJ         Computers                 Oct-96              0        54,008        54,008
ICT Group, Inc.                  Langhorne, PA         Furniture                 Aug-96        211,809        61,034       272,843
Infinity Studios, Inc.           Brooklyn, NY          Audio                     Jul-96              0        53,561        53,561
Intersolv Inc.                   Rockville, MD         Computers                 Jan-96        576,678        47,155       623,834
J.C. Penney, Inc.                Plano, TX             Office Equipment          Jun-96      2,199,583       406,402     2,605,985
Kent-Transamericas               Brooklyn, NY          Computers                 Aug-96              0        34,946        34,946
Kim Hannaford, Dds               Los Alamitos, CA      Medical                   Apr-96              0        38,775        38,775
Knoxville Men's Medical          Knoxville, TN         Medical                   Oct-96              0        42,156        42,156
La Dolce Vita Of Mt Ver.         Mount Vernon, NY      Restaurant                Oct-96              0        26,952        26,952
Leomar Miami, Inc.               Miami, FL             Retail                    Jul-96              0        43,506        43,506
Lindy Bixby Dds                  Capitola, CA          Medical                   Oct-96              0        27,794        27,794
Long Beach Acceptance            Oradell, NJ           Computers                 Sep-96              0       721,382       721,382
LVL, Inc.                        Minneapolis, MN       Computers                 Jul-96              0        49,526        49,526
Market Service, Inc.             Great Neck, NY        Telecommunications        Sep-96              0        48,898        48,898
Mazda Motors of America, Inc.    Irvine, CA            Computers                 Mar-97      5,874,729       977,449     6,852,178
Michael Stephenson               Evanston, IL          Photography               Aug-96              0        35,648        35,648
Miracle Mortgage                 Orem, UT              Computers                 Jul-96              0        98,589        98,589
MNP Enterprises                  Miami Lakes, FL       Retail                    Sep-96              0        27,556        27,556
Modern Planning LI, Inc.         Brooklyn, NY          Computers                 Dec-96              0        57,324        57,324
Nashville Men's Medical          Nashville, TN         Medical                   Oct-96              0        42,161        42,161
New Horizons Computer            Fairborn, OH          Computers                 Sep-96              0        53,974        53,974
Newport Shores Financial         Mission Viego, CA     Furniture                 Jul-96              0        55,093        55,093
Occidental                       Los Angeles, CA       Vessels                   Mar-97      5,853,364     3,708,501     9,561,865
OEO, Inc.                        Springfield, VA       Telecommunications        Mar-97        160,103       215,453       375,556
Pacific Bagel Partners           Rancho Saint MargaritaRestaurant                Sep-96              0       609,000       609,000
Pat's Bug Shop                   Donalds, SC           Automotive                Oct-96              0        53,596        53,596
Peppino's Inc. & Peppino's Inc.  Irvine, CA            Restaurant                Aug-96              0        31,171        31,171
Petsmart, Inc.                   Pheonix, AZ           Fixtures                  Dec-97              0     2,658,049     2,658,049
Photocircuits                    Glen Cove, NY         Computers                 Aug-96              0     1,995,051     1,995,051
Pollinaise Intimate Apparel      Boyertown, PA         Computers                 Aug-96              0        48,000        48,000
Progressive Technology           Miami, FL             Manufacturing & ProductionSep-96              0        32,397        32,397
Progrssve Extrsn Die Corp        Anahiem, CA           Manufacturing & ProductionDec-96              0        46,832        46,832
Quality Baking, LLC              Maplewood, MO         Furniture                 Jul-96              0       283,250       283,250
Quality Baking, LLC              Maplewood, MO         Furniture                 Sep-96              0       315,404       315,404
R.B. Apparel Co., Inc.           Hialeah, FL           Manufacturing & ProductionSep-96              0        46,114        46,114
Rainbow Abstracts Group          Glandale, CA          Video                     Oct-96              0        56,347        56,347
Ral III Trading Inc.             Biloxi, MS            Manufacturing & ProductionOct-96              0        51,077        51,077
Rehab Excel, Inc.                Lafayettle, CO        Computers                 Dec-96              0        34,545        34,545
Roger Doss Catering, Inc.        Lyndhurst, NJ         Restaurant                Dec-96              0        29,222        29,222
Rowan Companies                  Memphis, TN           Oil Rig                   Aug-96     12,325,000       369,750    12,694,750
Seacor Smit, Inc.                Houston, TX           Vessel                    Sep-97     12,825,000     4,788,000    17,613,000
Siamac A. Najah                  Redondo Beach, CA     Video                     Jul-96              0        51,970        51,970
Sportscare Specialists           Troy, MI              Medical                   Sep-96              0        29,411        29,411
Steamtech Environmental          Bakersfield, CA       Enviromental              Sep-96              0        55,557        55,557
Stratford Studios                Phoenix, AZ           Printing                  Sep-96              0        42,525        42,525
Sturgeon & Sturgeon,DDS          West Hills, CA        Medical                   Nov-96              0        61,736        61,736
Sunfire Prod. Dba Sequoia        Aspen, CO             Video                     Oct-96              0        46,760        46,760
Third Coast Productions          Ft. Worth, TX         Video                     Aug-96              0        52,682        52,682
Threespace Imagery               Reseda, CA            Computers                 Oct-96              0        53,169        53,169
Tierce, Inc.                     Fort Worth, TX        Medical                   Jun-96              0        33,310        33,310
Title Escrow Inc.                Nashville, TN         Computers                 Oct-96              0        51,946        51,946
Tucson Bagel Company, LLC        Brainerd, MN          Restaurant Equipment      Mar-96              0       261,319       261,319
Tucson Bagel Company, LLC        Brainerd, MN          Restaurant                Sep-96              0       298,886       298,886
Uinta Brewing Company            Salt Lake City, UT    Manufacturing & ProductionMay-96              0       183,600       183,600
United Consumers Club            Elmsford, NY          Telecommunications        Oct-96              0        48,670        48,670
United Consumers Club            Fishkill, NY          Telecommunications        Dec-96              0        48,670        48,670
Visual Impulse Co.               Quincy, FL            Computers                 Dec-96              0        40,635        40,635
Wal-Mart Stores,Inc.             Bentonville, AR       Material Handling         Oct-96      1,751,640     2,939,819     4,691,459
Waterwrks Restaurant             Winooski, VT          Retail                    May-96              0        33,323        33,323
Westover Investment Corp         Richmond, VA          Computers                 Dec-96              0        26,625        26,625
WH Smith Limited                 London, England       Retail                    Mar-97     20,049,773     1,495,109    21,544,881
                                 Total Equipment transactions less than $25,000                      0       242,775       242,775
                                                                                           ------------  ------------   -----------
                                                                                           $170,397,921  $46,271,875   $216,669,796
                                                                                           ============  ============   ===========

(1)   This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                 Acquisition of Equipment - Prior Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series A at December 31, 1997:


         Original Lessee                                                        Date          Total           Cash       Acquisition
        or Equipment User                  Location           Equipment      Purchased     Financing (1)  Expended (2)     Cost (3)
-----------------------------------  ------------------  -----------------   ---------     -------------  -------------  -----------

Campbell Soup Company                Sacramento, CA      Computers               Sep-91             $0        $27,411        $27,411
Center For The Media Arts            New York, NY        Audio Visual            Nov-88              0        377,126        377,126
Center For The Media Arts            New York, NY        Audio Visual            Mar-90              0         82,204         82,204
Chesebrough Ponds                    Westport, CT        Material Handling       Jun-88         23,058          4,475         27,533
Chesebrough Ponds                    Westport, CT        Material Handling       Jun-88              0         54,508         54,508
Ciba-Geigy Corp.                     Greensboro, NC      Copiers                 Sep-91              0         49,081         49,081
Ciba-Geigy Corp.                     Greensboro, NC      Computers               Sep-91              0         74,389         74,389
Ciba-Geigy Corp.                     Summit, NJ          Computers               Sep-91              0         39,459         39,459
Corporate Mailings, Inc.             Whippany, NJ        Office Copier           Jun-88        130,113         29,440        159,553
Data Broadcasting Corporation        Vienna, VA          Computers               Jun-90        771,520         56,283        827,803
Doran &  Doran PC                    Ames, IA            Medical                 Jun-88         25,642          4,115         29,757
First Boston Corp.                   New York, NY        Copiers                 Feb-89         73,438          8,475         81,913
First Hudson Equipment Leasing Corp. White Plains, NY    Computer                Jun-88              0         75,224         75,224
Godiva Chocolatier, Inc.             Reading, PA         Computers               Sep-91              0         32,561         32,561
Gould, Inc.                          Ft. Lauderdale, FL  Office Copier           Jun-88         34,982         14,857         49,839
Hospital Authority Of Gwinnett       Lawrenceville, GA   Medical                 Jun-88         49,274          7,117         56,391
Ingalls Same Day Surgery             Tinley Park, IL     Medical                 Jun-88         71,572          9,490         81,062
Ingersoll-Rand Company               Mayfield, KY        Copiers                 Sep-91              0        117,238        117,238
Intelligent Light                    Fairlawn, NJ        Computers               Jun-88         46,131          7,662         53,793
Internal Revenue Service             Philadelphia, PA    Office Equipment        May-89              0         83,114         83,114
Ivan C. Namihas MD                   Las Vegas, NV       Medical                 Jun-88              0         29,784         29,784
L & H Abstracts                      White Plains, NY    Telecommunications      Jul-89              0         41,229         41,229
Laclede Steel Company                St. Louis, MO       Computers               Jun-89         69,618          2,513         72,131
Ladera Heights Hospital              Los Angeles, CA     Computers               May-89              0        271,415        271,415
Liverpool Blueprint, Inc.            Liverpool, NY       Commercial Copier       May-89              0        114,048        114,048
Liverpool Blueprint, Inc.            Liverpool, NY       Reprographics           Jul-93              0         53,149         53,149
Marvin Sugarman Productions          Valencia, CA        Audio Visual            Aug-90        179,379          4,617        183,996
Massachusetts General Life           Englewood, CO       Computers               Dec-89        327,971         19,220        347,191
Mcginn Tool & Engineering Co.        Franklin, IN        Manufac & Prod          Jun-95              0         27,000         27,000
Medical Center Of Independence       Independence, MO    Medical                 Jun-88         59,838          8,192         68,030
New York Telephone                   New York, NY        Copiers                 Jun-88        173,024         32,155        205,179
Newark Beth Israel Medical Ctr       Newark, NJ          Medical                 Sep-91              0         40,556         40,556
Pandick Technologies, Inc.           New York, NY        Office Copier           Jun-88        184,910         44,661        229,571
Payless Cashways/Parctec             New York, NY        Retail                  Dec-93        141,791          7,365        149,156
Professional Blueprinters            Norfolk, VA         Commercial Copier       Mar-89              0        120,682        120,682
Quality Plants                       Manorville, NY      Agriculture             May-89              0         37,991         37,991
Rainbow Abstracts                    White Plains, NY    Office Copier           Jul-88              0        107,503        107,503
Ralph's Foods                        Edroy, TX           Printing                May-89              0         83,027         83,027
Richman Gordman Stores, Inc.         Omaha, NE           Retail                  Dec-90        172,690         25,823        198,513
Richman Gordman Stores, Inc.         Omaha, NE           Retail                  Dec-93              0         39,887         39,887
Ridgebury Equestrian Center          New Hampton, NY     Agriculture             Sep-88              0         27,968         27,968
S.J.C. Video Corporation             Valencia, CA        Video Production        Aug-90              0        341,796        341,796
Santangelo dba Valley Shopping       Derby, CT           Agriculture             Dec-88              0         31,425         31,425
Sparta, Inc.                         La Jolla, CA        Computer                Jun-88         33,587          7,593         41,180
Stamford Lithographics               Stamford, CT        Printing                Feb-89              0         50,258         50,258
Staten Island Ob & Gyn Assoc.        Staten Island, NY   Medical                 Jun-88              0         26,215         26,215
Taco Amigo                           Audubon, NJ         Restaurant              Mar-89              0        103,459        103,459
Texas Instruments, Inc.              Dallas, TX          Computers               Jun-88        175,382         35,954        211,336
The Guardian Life Insurance Company  Spokane, WA         Office Copier           Jun-88        221,181         46,190        267,371
Triangle Reproductions, Inc.         Houston, TX         Commercial Copier       Dec-90              0         74,677         74,677
Tucker Anthony                       New York, NY        Office Copier           Jun-88         22,813          7,083         29,896
V. Bruce Mccord                      Gardiner, NY        Agriculture             Sep-88              0         36,139         36,139
Wakefern Food Corp.                  Elizabeth, NJ       Office Copier           Jun-88         41,749         22,756         64,505
William F. Hineser Dpm, P.C.         Arvada, CO          Medical                 Jun-88              0         25,695         25,695
                                     Total Equipment transactions less than $25,000            266,061       1,385,490     1,651,551
                                                                                         -------------   -------------  ------------
                                                                                            $3,295,724      $4,487,744    $7,783,468
                                                                                         =============   =============  ============

(1)   This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series B at December 31, 1997:


         Original Lessee                                                            Date       Total           Cash      Acquisition
        or Equipment User                Location             Equipment          Purchased  Financing (1)  Expended (2)    Cost (3)
---------------------------------  --------------------  ---------------------  ----------  -------------  -------------  ----------

A & E Reprographics & Supply       Memphis, TN           Reprographics                Jan-90           0       $102,003     $102,003
A Action Rental, Inc.              Pittsburg, PA         Environmental Equipment      Sep-91          $0         45,514       45,514
Ad Art Design Co., Inc.            Gaitherburg, MD       Computers                    Aug-94           0         26,405       26,405
Adams Optics                       Athens, GA            Furniture                    Jun-90           0         26,278       26,278
Advance Waste                      Mableton, GA          Sanitation                   Dec-91           0         24,282       24,282
Aladdin Carpet Cleaning & Rest     Huntington Bch, CA    Manufacturing & Production   May-95           0         28,292       28,292
Alan Williams & Associates         N. Hollywood, CA      Computers                    Jun-95           0         40,975       40,975
Aluminum Company of America        Pittsburgh, PA        Computers                    Dec-89           0        107,733      107,733
American Disposal, Inc.            Palmyra, PA           Front Load Containers        Sep-91           0         57,847       57,847
American Senior Citizens Alliance  Orlando, FL           Computers                    Jul-90           0         54,290       54,290
American Senior Citizens Alliance  Orlando, FL           Telecommunications           Aug-90           0         56,219       56,219
AP Propane, Inc.                   King Of Prussia, PA   Computers                    Nov-90     352,251         43,294      395,545
AP Propane, Inc.                   King Of Prussia, PA   Computers                    Nov-90   1,216,935        115,673    1,332,608
AP Propane, Inc.                   King Of Prussia, PA   Computers                    Nov-90     458,472         43,819      502,291
Ascom Communications, Inc.         Bronx, NY             Telecommunications           Apr-94           0         36,547       36,547
Assix International, Inc.          Tampa, MA             Computers                    Nov-89     192,258         20,187      212,445
Assix International, Inc.          Tampa, FL             Furniture                    Nov-89           0         75,299       75,299
B & D Hauling, Inc.                Columbus, OH          Front Load Containers        Sep-91           0         51,268       51,268
B & P Refuse Disposal, Inc.        Manassas, VA          Containers & Carts           Jul-90           0         47,913       47,913
Badalaty, DMD Madeline M.          Ocean Township, NJ    Medical                      Oct-90           0         25,882       25,882
Ballingers USA, Inc.               New York, NY          Furniture                    May-92           0        188,807      188,807
Barry S. Kaplan Md Pa              Miami, FL             Computers                    Jun-95           0         35,313       35,313
Bell Telephone of Pennsylvania     Pittsburgh, PA        Office Equipment             Oct-89           0         85,048       85,048
Bendor Corp.                       Dallas, TX            Fixture                      Dec-90      24,599          3,048       27,648
BJ's Kountry Kitchen               Fresno, CA            Restaurant Equipment         Jun-91           0         60,255       60,255
Blispak, Inc.                      Whippany, NJ          Manufacturing & Production   Aug-90           0        125,371      125,371
Bluebonnet Milling Company         Ardmore, OK           Material Handling            Dec-90      34,378          3,014       37,391
BOC, Inc.                          Murray Hill, NJ       Computers                    Sep-89     178,212         36,246      214,459
Bowers Sanitation                  Vickery, OH           Sanitation                   Dec-91           0         32,682       32,682
Braintec Corporation               Irvine, CA            Computers                    Apr-95           0         27,291       27,291
Brenlar Investments, Inc.          Novaro, CA            Furniture                    Oct-94           0        303,000      303,000
Bull Run Metal Fabricators         Powel, TN             Manufacturing & Production   Mar-90           0         31,129       31,129
Buntastic, Inc.                    Savannah, GA          Restaurant Equipment         Dec-90      36,986          2,989       39,975
Business Application Soures        Costa Mesa, CA        Furniture                    Dec-90           0         29,806       29,806
Cal Rentals & Sales, Inc.          Pittsburg, PA         Construction                 Jun-91           0         24,724       24,724
Captain Cookie Company             Shreveport, LA        Restaurant Equipment         Jun-90           0         26,305       26,305
Card Brothers Equipment, Inc.      Merrill, MI           Computers                    Dec-90      55,570          4,943       60,513
Career Systems, Inc.               Knoxville, TN         Computers                    Mar-90           0         26,489       26,489
Centran Mississippi Farm           Vicksburg, MS         Agriculture                  Sep-90           0        126,048      126,048
Channel 17 Associates Ltd.         Birmingham, AL        Video Production             Sep-92           0        104,457      104,457
Channel 17 Associates Ltd.         Birmingham, AL        Video Production             Sep-92           0        278,333      278,333
Channel 17 Associates Ltd.         Birmingham, AL        Telecommunications           Sep-92           0         64,731       64,731
Channel 17 Associates, Ltd.        Birmingham, AL        Audio Equipment              Aug-93           0        128,455      128,455
Chester Wojda Dba                  Zephyrhills, FL       Material Handling            Oct-95           0         26,533       26,533
Chris & John's Auto Body, Inc.     Milwaukie, OR         Material Handling            Dec-90      43,082          3,740       46,822
Chrysler Motor Corp.               Highland, MI          Computers                    Mar-91   2,039,527        649,217    2,688,744
Ciba-Geigy                         Ardsley, NY           Computers                    Sep-89     123,897          9,984      133,882
Circuit Wise, Inc.                 North Haven, CT       Manufacturing & Production   Jan-91           0        108,613      108,613
Circuit Wise, Inc.                 North Haven, CT       Manufacturing & Production   Jan-95           0         50,110       50,110
CIS Corp.                          College Park, GA      Telecommunications           Mar-97           0        822,592      822,592
Clark Bagels Inc.                  Clark, NJ             Fixture                      Apr-95           0         27,790       27,790
Clear Film Printing, Inc.          Kaufman, TX           Printing                     Sep-89           0         26,000       26,000
Coastal Blue, Inc.                 San Juan Capistrano,A Copiers                      Nov-89           0        130,000      130,000
Colorgraphics of Arizona, Inc.     Phoenix, AZ           Reprographics                Dec-90      48,787          4,289       53,076
Concord Chrysler Plymouth          Concord, MA           Manufacturing & Production   Jun-93           0         26,401       26,401
Consolidated Waste Ind., Inc.,     Washington, DC        Sanitation                   Jun-90           0         31,990       31,990
Criterion Labs, Inc.               San Jose, CA          Manufacturing & Production   Mar-95           0         37,594       37,594
D & V Carting                      Wellington, FL        Sanitation                   Dec-91           0         28,137       28,137
Dalane Machining, Inc.             Tampa, FL             Material Handling            Jul-92           0         30,692       30,692
Dalla Corte Lumber, Inc.           Stafford Spring, CT   Manufacturing & Production   Jul-90           0         28,875       28,875
Data Broadcasting Corp.            Vienna, VA            Satellite Dishes             Jun-90     771,520         56,283      827,803
Days Inn Motel                     Orlando, FL           Telecommunications           Dec-90      65,891          5,409       71,300
Dennis Owens Dba                   Dekalb, IL            Manufacturing & Production   Apr-95           0         28,253       28,253
Dow Chemical Company               Midland, MI           Manufacturing & Production   Aug-90     612,686        187,631      800,317
Dr. Alexander A. Tocher, MD        Millerplace, NY       Furniture                    Jun-90           0         56,460       56,460
Dr. Peter Williams                 Brooklyn, NY          Medical                      Nov-89           0         25,919       25,919
Dr. Ronald C. Pluese               Boca Raton, FL        Medical                      Jun-90           0         41,659       41,659
Dr. Travis A. Gresham              Bonita Springs, FL    Medical                      Jun-90           0         28,408       28,408
DSC Corporate Services, Inc.       Plano, TX             Computers                    Jun-90     934,676        476,765    1,411,441
Durand's Meat & Grocery Co., Inc.  Youngsville, LA       Computers                    Sep-90           0         27,391       27,391
East Tennessee Warehousing         Ooltewah, TN          Material Handling            Apr-90           0        135,655      135,655
Edward Lewis and Sons              Mineola, NY           Furniture                    Sep-89           0         25,392       25,392
EPI Technologies, Inc.             Richardson, TX        Medical                      May-90           0        168,516      168,516
Expedi Printing, Inc.              New York, NY          Manufacturing & Production   Jun-90           0         32,435       32,435
Express Food Stores, Inc.          Flagstaff, AZ         Restaurant Equipment         Dec-90      28,595          2,759       31,354
First Coast Paralegal Clinic       Jacksonville Beach,   Computers                    Sep-90           0         46,267       46,267
FMC Corporation                    Chrcago, IL           Computers                    Nov-90     326,531         41,141      367,673
Ford Motor Company                 Dearborn, MI          Computers                    Feb-91     194,951         32,193      227,144
Fred Meyer, Inc.                   Portland, OR          Computers                    Sep-90   1,288,916        130,877    1,419,794
Fred Meyer, Inc.                   Portland, OR          Retail                       Sep-90   2,274,335        300,261    2,574,596
Fred Meyer, Inc.                   Portland, OR          Computers                    Oct-90   1,134,269        149,549    1,283,818
Fred Meyer, Inc.                   Portland, OR          Computers                    Oct-90   2,767,380        351,826    3,119,206
Fred Meyer, Inc.                   Portland, OR          Retail                       Oct-90     585,706         59,424      645,130
Fred Meyer, Inc.                   Portland, OR          Retail                       Oct-90     101,709         12,845      114,554
Fred Meyer, Inc.                   Portland, OR          Computers                    Jun-94     475,927        193,466      669,394
Fred Meyer, Inc.                   Portland, OR          Computers                    Jun-94     271,472        116,806      388,278
Frymaster Corporation              Shrevport, LA         Copiers                      Feb-91           0         40,840       40,840
Gary Baldwin                       Dallas, TX            Agriculture                  Apr-90           0         26,036       26,036
Gaton St. Clement Corp.            Chavin, LA            Point Of Sale Registers      Jul-90           0         27,679       27,679
GE Plastics                        Pittsfield, MA        Copiers                      Sep-89      45,069          5,579       50,648
GE Plastics                        Pittsfield, FL        Furniture                    Dec-89           0         31,376       31,376
GE Plastics                        Pittsfield, MA        Furniture                    May-90      91,362         14,539      105,901
GE Plastics                        Pittsfield, MA        Telecommunications           May-90      29,988          4,862       34,850
Gem City Engineering Co.           Dayton, OH            Electrical                   Dec-90           0         68,755       68,755
Goshen Crossing Mobile             Gaithersburg, MD      Material Handling            Jul-90           0         26,219       26,219
Greystone Drugs, Inc.              Bronx, NY             Fixture                      Jan-95           0         28,449       28,449
Harlan M. Kretch Dba               Mankato, MN           Manufacturing & Production   Nov-95           0         31,312       31,312
Harnischfeger Industries           Pensacola, FL         Medical                      Dec-90           0         44,148       44,148
Harnischfeger Industries           Brookfield, WI        Computers                    Oct-92      79,557              0       79,557
Henry Guzmah                       Fountain Valley, CA   Furniture                    Jun-91           0         26,005       26,005
Hexcel Corp.                       Dublin, CA            Computers                    Nov-90     566,036         76,534      642,571
HMS Property Management Group      Beachwood, OH         Furniture                    Jul-90           0         34,265       34,265
Hometown Buffet, Inc.              San Diego, CA         Restaurant                   Feb-95           0        618,000      618,000
Hughes Aircraft Company            Los Angeles, CA       Computers                    Apr-90      37,907        502,692      540,599
Imperial Plastics, Inc.            Lakeville, MN         Manufacturing & Production   Aug-90           0        530,400      530,400
Indy Pro Audio Production Srvc     Indianapolis, IN      Manufacturing & Production   Aug-95           0         35,155       35,155
Institutional Laundry Services     Lakewood, NJ          Manufacturing & Production   May-95           0         39,006       39,006
International Business Software    St. Louis, MO         Computers                    Feb-90           0         28,642       28,642
International Tollers, Inc.        Grand Haven, MI       Material Handling            Dec-90      28,688          2,540       31,228
Iowa Electric Light & Power Co.    Cedar Rapids, IA      Computers                    Nov-90           0         42,714       42,714
J & M Enterprises, Inc.            Fletcher, OH          Manufacturing & Production   Mar-94           0         27,927       27,927
J & P Party Supply                 Garden City Park, NY  Computers                    Oct-90           0         26,174       26,174
J. K. & Susie L. Wadley            Dallas, TX            Medical                      Apr-90           0        140,608      140,608
JGQ Corp.                          Medina, OH            Computers                    Aug-90           0         26,000       26,000
Jim Malhart Piano & Organ Co.      Mcallen, TX           Computers                    May-90           0         69,222       69,222
Joe Ledbetter                      Visalia, CA           Material Handling            Dec-90      81,012          6,659       87,672
Joel Rubenstein MD PhD             Reno, NV              Medical                      Feb-91           0        527,280      527,280
Joseph A Seagrams & Sons, Inc.     New York, NY          Telecommunications           May-90      67,199          6,068       73,266
Joseph A Seagrams & Sons, Inc.     New York, NY          Computers                    Oct-90      68,287          8,086       76,373
Joseph L. Taylor Dba               Las Vegas, NV         Computers                    Apr-95           0         26,752       26,752
K-Jon, Inc.                        Lake Charles, LA      Restaurant Equipment         Jun-90           0         29,620       29,620
K & M Fashion, Inc.                South Gate, CA        Retail                       Oct-90           0         44,385       44,385
Ken Davis                          Watertown, MA         Manufacturing & Production   Sep-89           0         42,659       42,659
Kimberling Inn, Inc.               Kimberling City, MO   Computers                    Dec-90      23,230          1,884       25,113
L. Cade Havard                     Plano, TX             Computers                    Jul-90           0         25,795       25,795
Lageroza, Inc.                     Atlantic City, NJ     Computers                    Sep-90           0         25,549       25,549
Lee's Famous Recipe Country Chick  Muskegon, MI          Restaurant Equipment         Dec-90     100,200          8,995      109,195
Legal Arts                         Dallas, TX            Reprographics                Feb-90           0         85,280       85,280
Letap of St. George, Inc.          St. George, SC        Furniture                    Jan-91           0        239,742      239,742
Liberty Collection Bureau, Inc.    Antamonte Springs, F  Computers                    Dec-90      42,434          3,495       45,929
Logic Automation, Inc.             Beauerton, OR         Computers                    Jul-90           0        249,135      249,135
Lorelei Productions, Inc.          Sevierville, TN       Video Production             Apr-90           0         26,174       26,174
Louisiana Interests Inc Dba Oz     New Orleans, LA       Restaurant Equipment         Dec-95           0         36,672       36,672
Lusk Onion, Inc.                   Clovis, NM            Manufacturing & Production   Dec-90      37,414          2,956       40,369
M.J.M. Research, Inc.              Mission, KS           Computers                    Apr-96           0         52,676       52,676
Maddox Resources, Inc.             Riverbank, CA         Restaurant                   May-96           0         49,262       49,262
Madison Auto Body Shop Inc.        Madison, NJ           Automotive                   Apr-95           0         44,157       44,157
Main Street Cafe                   Medina, OH            Point Of Sale Registers      Aug-90           0         26,000       26,000
Maxtor Corp.                       San Jose, CA          Computers                    Feb-91     233,149         32,500      265,649
McCaw-Benzi Insurnace Agency       Greenville, TX        Computers                    Dec-90      33,922          2,845       36,767
Medfone Nationwide, Inc.           Wantagh, NY           Telecommunications           Feb-91           0         52,499       52,499
Medical Home Health, Inc.          Sallisaw, OK          Telecommunications           Mar-94           0         28,233       28,233
Melhart Piano                      McAllen, TX           Network System               May-90           0         69,222       69,222
Message X Communications, Inc.     Hartford, CT          Telecommunications           Jun-90           0         41,237       41,237
Mosta Corp.                        Miami, FL             Manufacturing & Production   Sep-89           0         33,997       33,997
Mott General Contractors, Inc.     Chaplin, CT           Agriculture                  Dec-89           0         32,760       32,760
Mountain Air Systems               Burlington, VT        Computers                    Oct-90           0         25,630       25,630
National News Network              Los Angeles, CA       Satellite Dishes             Jun-90   1,622,934        114,499    1,737,433
Neuro Electric Test Associates     Oakland, CA           Printing                     Oct-90           0         26,691       26,691
Nevada Medical Red Rock            Las Vegas, NV         Medical                      Dec-89           0         39,799       39,799
New Century Marble & Granite       Oakland, CA           Manufacturing & Production   Nov-94           0         30,157       30,157
New England Digital                Lebanon, NH           Office Equipment             Aug-90     136,268         13,828      150,096
Niagara Mohawk Power Corp.         Syracuse, NY          Computers                    Feb-91     182,483         39,082      221,565
Niagara Mohawk Power Corp.         Syracuse, NY          Computers                    Feb-91     168,889         45,288      214,176
Nice & Fresh Bakery                Bridgeport, CT        Manufacturing & Production   Nov-90           0         98,792       98,792
Nice & Fresh Bakery                Bridgeport, CT        Fixture                      Dec-90           0         54,500       54,500
One Hour Martinizing               Fresno, CA            Sanitation                   Dec-90      53,640          4,430       58,070
Orman Brothers                     Rosser, TX            Agriculture                  Dec-90      25,972          2,396       28,369
Packaging Plus Services            Middletown, NY        Furniture                    Jul-90           0         27,572       27,572
Parametric Technology Corp.        Waltham, MA           Computers                    May-90     302,349         57,334      359,683
Parctec, Inc.                      New York, NY          Retail                       Nov-93      42,759          1,976       44,736
Parctec, Inc.                      New York, NY          Retail                       Nov-93     143,882          6,651      150,533
Parctec, Inc.                      New York, NY          Retail                       Nov-93     304,074         14,055      318,130
Parctec, Inc.                      New York, NY          Retail                       Nov-93      84,329          3,898       88,227
Parctec, Inc.                      New York, NY          Retail                       Nov-93      82,018          3,791       85,810
Parctec, Inc.                      New York, NY          Retail                       Nov-93     123,588          5,713      129,301
Parctec, Inc.                      New York, NY          Retail                       Nov-93      80,898          3,739       84,637
Parctec, Inc.                      New York, NY          Retail                       Nov-93     427,938         19,781      447,719
Parctec, Inc.                      New York, NY          Retail                       Nov-93     165,227          7,637      172,864
Parctec, Inc.                      New York, NY          Retail                       Nov-93      41,570          1,921       43,491
Parctec, Inc.                      New York, NY          Retail                       Dec-93      42,395          1,946       44,341
Parctec, Inc.                      New York, NY          Retail                       Dec-93           0         45,788       45,788
Parctec, Inc.                      New York, NY          Retail                       Dec-93           0         86,612       86,612
Parctec, Inc.                      New York, NY          Retail                       Dec-93      30,941          1,420       32,361
Parctec, Inc.                      New York, NY          Retail                       Dec-93      35,099          1,611       36,710
Paul's Market & Deli               Knoxville, TN         Restaurant Equipment         Apr-90           0         27,487       27,487
Paul-Scott Industries              Tampa, FL             Manufacturing & Production   Nov-89           0         69,264       69,264
Pepperidge Farms, Inc.             Norwalk, CT           Computers                    May-90     321,109        264,074      585,183
Pepperidge Farms, Inc.             Norwalk, CT           Manufacturing & Production   Aug-90     122,085         99,631      221,716
Performance Semiconductor          Sunnyvale, CA         Computers                    Oct-90     513,117         55,895      569,012
Performance Semiconductor          Sunnyvale, CA         Medical                      Oct-90     591,377         76,009      667,386
Performance Semiconductor          Sunnyvale, CA         Computers                    Oct-90     292,735         33,332      326,067
Performance Semiconductor          Sunnyvale, CA         Computers                    Oct-90     401,560         47,546      449,107
Performance Semiconductor          Sunnyvale, CA         Construction                 Oct-90     353,899         43,655      397,553
Perry Morris                       Irvine, CA            Manufacturing & Production   Mar-92           0        600,000      600,000
Pete Williams, MD                  Brooklyn, NY          Medical                      Nov-89           0         25,919       25,919
Pfister Industries, Inc.           Fair Lawn, NJ         Manufacturing & Production   Nov-94           0         31,025       31,025
Phil's Place for Ribs              Mentor, OH            Restaurant Equipment         Jun-90           0         54,040       54,040
Phyliss Moriarty                   Poughkeepsie, NY      Medical                      Jan-95           0         30,287       30,287
Physiologic Reps, Inc.             Glendadle, CA         Medical                      Jun-91           0         41,924       41,924
Pineville Piggly-Wiggly, Inc.      New Iberia, LA        Computers                    Dec-90           0         44,854       44,854
Plante Construction, Inc.          Huntington, CT        Agriculture                  Sep-89           0         44,200       44,200
Polk Opticians, Inc.               Lakeland, FL          Medical                      Dec-89           0         37,733       37,733
Prestige Auto Body, Inc.           Springfield, VA       Paint Booth                  Jul-90           0         34,599       34,599
Putnam Companies, Inc.             Boston, MA            Computers                    Nov-90     269,294         43,844      313,138
Pyramid Vitamins & Health          Metuchen, NJ          Fixture                      Dec-95           0         26,465       26,465
Qualicare Medical Labs             Astoria, NY           Medical                      Aug-90           0         47,403       47,403
R/T Enterprises, Inc.              Richmond, VA          Construction                 Jun-90           0         43,914       43,914
Raleigh Athletic Equipment Corp.   New Rochelle, NY      Computers                    Jun-93           0         25,907       25,907
Raleigh Crane Corp.                Raleigh, NC           Material Handling            Jun-90           0         33,613       33,613
Randy's General Merchandise        Boyce, LA             Computers                    Sep-90           0         43,536       43,536
Raynet Corporation                 Menlo Park, CA        Computers                    Oct-90      98,601         12,540      111,140
Red Rock Surgical Center           Las Vegas, NV         Medical                      Dec-89           0         39,799       39,799
Refuse Systems, Inc.               Cleveland, OH         Sanitation                   Jun-90           0         32,228       32,228
Registered Films Inc.              New York, NY          Video Production             May-96           0         53,797       53,797
Rehab Management, Inc.             Midlothian, VA        Furniture                    Jun-90           0         33,055       33,055
Richman Gordman Stores, Inc.       Omaha, NE             Office Equipment             Dec-90     902,150        177,729    1,079,880
Richman Gordman Stores, Inc.       Omaha, NE             Office Equipment             Dec-90     518,068        101,291      619,360
Richman Gordman Stores, Inc.       Omaha, NE             Retail                       Dec-93           0        119,662      119,662
Robert A. Masters                  San Pedro, CA         Video Production             Jun-91           0         56,632       56,632
Rocky Mountain                     Denver, CO            Computers                    Oct-90     469,838         62,796      532,633
Romano's Pack & Save, Inc.         Baton Rouge, LA       Computers                    Jul-90           0         32,186       32,186
Roulette P.C.H., Inc.              San Jose, CA          Computers                    Aug-94           0         26,964       26,964
Royal Glass Corporation            Englewood, NJ         Manufacturing & Production   Jul-94           0         25,395       25,395
Rsvp Services                      Edmond, OK            Telecommunications           Dec-95           0         33,014       33,014
Safeguard Business Systems, Inc.   Fort Washington, PA   Material Handling            Jul-90           0         99,148       99,148
Safeguard Business Systems, Inc.   Fort Washington, PA   Manufacturing & Production   Jul-90           0        109,753      109,753
Safeguard Business Systems, Inc.   Fort Washington, PA   Manufacturing & Production   Jul-90           0         99,148       99,148
Safeguard Business Systems, Inc.   Fort Washington, PA   Manufacturing & Production   Jul-90           0         99,148       99,148
Schremp                            Fairfax, VA           Manufacturing & Production   Nov-89           0         26,067       26,067
Serologicals, Inc.                 Brookfield, WI        Computers                    Nov-90     551,499        140,680      692,179
Serologicals, Inc.                 Pensacola, FL         Computers                    May-91           0         70,789       70,789
Serologicals, Inc.                 Pensacola, FL         Office Equipment             Nov-91           0         46,490       46,490
Serologicals, Inc.                 Pensacola, FL         Computers                    May-92           0         76,900       76,900
Sigmatel, Inc.                     Tenafly, NJ           Telecommunications           Aug-90           0         37,492       37,492
Snyder / Newell , Inc.             San Francisco, CA     Telecommunications           Dec-95           0         33,636       33,636
Solar Graphics Inc.                St. Petersburg, FL    Computers                    Oct-95           0         34,749       34,749
Soltex Polymer Corp.               Houston, TX           Computers                    Feb-90           0        170,882      170,882
Southeastern Microfilm Inc.        Raleigh, NC           Manufacturing &  Production  May-96           0         43,686       43,686
Star Liminators, Inc.              Anaheim, CA           Manufacturing &  Production  May-96           0         42,371       42,371
Steve Oglesby Productions Inc.     Evansville, IN        Video Production             Dec-95           0         42,495       42,495
Streets, Ltd.                      Long Island City, NY  Computers                    Jun-93           0         29,329       29,329
Structural Steel Inc.              Rockledge, FL         Manufacturing & Production   May-95           0         32,728       32,728
Sunrise Duplication Services       Englewood, CO         Video Production             Apr-95           0         27,067       27,067
Sunset Estates of Watonaga, Inc.   Watonga, OK           Fixture                      Dec-90      36,763          3,212       39,975
T.B.G. of Merrick, Inc.            Whitestone, NY        Furniture                    Nov-94           0        204,779      204,779
Tarzar, Inc.                       Evansville, IN        Manufacturing & Production   Jul-91           0         51,311       51,311
Teel Lumber Company                Pocahontas, AR        Manufacturing & Production   Jun-93           0         26,412       26,412
Telebit Corp.                      Sunnyvale, CA         Computers                    Mar-90     925,370        148,270    1,073,640
Telebit Corp.                      Sunnyvale, CA         Medical                      May-90     139,567         15,671      155,238
Telebit Corp.                      Sunnyvale, CA         Computers                    May-90     367,953         47,582      415,535
Terrance Reay, Inc.                Mission Viejo, CA     Furniture                    Jun-91           0         60,351       60,351
Terrance Reay, Inc.                Mission Viejo, CA     Furniture                    Jun-91           0         59,064       59,064
The Gaton Clement Corp.            Chavin, LA            Computers                    Jul-90           0         27,679       27,679
The Real Estate Collection         Hermosa Beach, CA     Furniture                    Jun-91           0         27,732       27,732
Thermal Dynamics Corporation       West Lebanon, NH      Manufacturing & Production   Dec-90           0        189,364      189,364
Tri Star Optics, Inc.              New York, NY          Furniture                    Jun-90           0         47,990       47,990
U.S. Communications of Westcheste  Boca Raton, FL        Telecommunications           Sep-90           0        104,000      104,000
U.S. Pipeline Service, Inc.        Clearwater, FL        High Pressure Jetter         Jul-90           0         25,232       25,232
Unity Broadcasting Network         New York, NY          Telecommunications           Sep-89           0         80,231       80,231
Unity Broadcasting Network         New York, NY          Telecommunications           Jul-90           0         36,082       36,082
Upper Crust Pizza                  San Luis Obispo, CA   Restaurant Equipment         Dec-90      40,991          3,341       44,332
USX Corporation                    Pittsburgh, PA        Computers                    Mar-90     862,520        156,933    1,019,453
USX Corporation                    Pittsburgh, PA        Computers                    Mar-90   1,295,084        228,447    1,523,531
USX Corporation                    Pittsburgh, PA        Mining                       May-90   2,540,177        944,382    3,484,559
USX Corporation                    Pittsburgh, PA        Mining                       Aug-90   5,454,428      1,078,257    6,532,685
Viridis Corp.                      Los Angeles, CA       Computers                    Jul-95           0         29,409       29,409
Visual Productions, Inc.           San Diego, CA         Printing                     Apr-96           0         48,047       48,047
Voice Genesis, Inc.                Brecksville, OH       Computers                    May-96           0         49,905       49,905
Volvo North America Corporation    Rockleigh, NJ         Telecommunications           Nov-90     140,737         20,163      160,900
Walnut Valley Auto Body            Walnut, CA            Material Handling            Dec-90      32,567          3,172       35,739
Weissinger Steel Erection          Orlando, FL           Construction                 Dec-90      29,666          2,692       32,358
Weron, Inc.                        Englewood, CO         Automotive                   Dec-90           0         68,782       68,782
West Atlantic Medical Center       Delray Beach, FL      Medical                      Apr-90           0         27,594       27,594
Westside Sanitaion, Inc.           Miami, FL             Steel Refuse Containers      Jul-90           0         35,548       35,548
Wil-Ray Cabinets & Millwork, Inc.  Temple, TX            Material Handling            Feb-91           0         45,771       45,771
Wmd Green Inc.                     Gresham, OR           Printing                     May-96           0         48,492       48,492
Xerox Corporation                  Blauvelt, NY          Copiers                      Sep-89      40,053          5,373       45,426
Yumi Yogurt                        San Mateo, CA         Material Handling            Dec-90      24,201          2,246       26,447
                                   Total Equipment transactions less than $25,000              1,312,672      6,122,204    7,434,876
                                                                                              ----------    -----------  -----------
                                                                                             $40,950,305    $26,850,666  $67,800,971
                                                                                             ===========    ===========  ===========

(1)   This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series C at December 31, 1997:


        Original Lessee                                                           Date          Total          Cash      Acquisition
       or Equipment User                Location              Equipment         Purchased    Financing (1) Expended (2)   Cost (3)
---------------------------------  --------------------  --------------------  ------------  ------------  ------------  ----------

A & S Shotcrete Inc.               Phoenix, AZ           Manufacturing & Production Apr-95            $0        $36,284     $36,284
Abco Cesspol Services, Inc.        Marston Mills, MA     Construction               Jun-91             0         34,858      34,858
Access, Inc.                       Birmingham, AL        Fixture                    Jun-96             0         54,244      54,244
Adamson Tire & Brake               Sun City, CA          Retail                     Jan-92             0         97,767      97,767
Adirondack Obstetrics & Gyn        Glens Falls, NY       Medical                    May-96             0         55,200      55,200
Adzima Funeral Home, Inc.          Stratford, CT         Computers                  Dec-94             0         25,266      25,266
All Star Premium Products, Inc     Sturbridge, MA        Computers                  Jun-96             0         31,452      31,452
Alliant Techsystems Inc.           Everett, WA           Manufacturing & Production Oct-95             0         25,764      25,764
Alliant Techsystems, Inc.          Edina, MN             Video Production           Oct-91             0         38,401      38,401
Alliant Techsystems, Inc.          Edina, MN             Manufacturing & Production Dec-91             0         76,982      76,982
American Association of Retired    Washington, DC        Computers                  Mar-91       238,596         35,284     273,880
Andrew L. Pettit Architect         New York, NY          Computers                  Jun-96             0         40,010      40,010
Aneree Associates                  Palmdale, CA          Retail                     Feb-92             0         53,003      53,003
Apollo Group, Inc.                 Phoenix, AZ           Computers                  Mar-91             0        238,708     238,708
Apollo Group, Inc.                 Phoenix, AZ           Telecommunications         Jul-91             0         42,923      42,923
Arias Research Associates, Inc     Whittier, CA          Medical                    Jun-96             0         54,528      54,528
Avel Hotel of Naples               Boca Raton, FL        Furniture                  Mar-91             0        267,800     267,800
Avel Hotel of Naples               Boca Raton, FL        Furniture                  Jun-94             0         65,659      65,659
Baptist Health Care of Oklahoma    Oklahoma City, OK     Medical                    Jun-91       304,538        129,016     433,554
Barry'S Photography                La Porte, IN          Photography                May-96             0         40,299      40,299
Bath Ironworks Corp.               Bath, ME              Computers                  Jun-91       720,683         80,405     801,088
Bath Ironworks Corp.               Bath, ME              Computers                  Jun-91     1,036,469        244,135   1,280,604
Benson Brothers Disposal, Inc.     Wyantskill, NY        Sanitation                 Mar-91             0         27,469      27,469
Benson Brothers Disposal, Inc.     Wynantskill, NY       Sanitation                 May-91             0         28,205      28,205
Blackhawk Audio Inc.               Goodlettsville, TN    Audio Equipment            Feb-96             0         46,335      46,335
Bnk Industries, Inc.               Woburn, MA            Manufacturing &  ProductionJun-96             0         58,891      58,891
Bobby Rubino's USA, Inc.           Fort Lauderdale, FL   Computers                  Oct-91             0         96,121      96,121
Brad & Sharon Sessions             Lafayette, CO         Manufacturing & Production Sep-91             0         25,529      25,529
Bradlees                           Braintree, MA         Fixture                    Feb-91        77,880          9,706      87,587
Bradlees                           Braintree, MA         Computers                  Feb-91        94,175         10,954     105,129
Bradlees                           Braintree, MA         Computers                  Feb-91        57,531          6,603      64,134
Bradlees                           Braintree, MA         Fixture                    Feb-91       228,418         27,426     255,844
Bradlees                           Braintree, MA         Fixture                    Feb-91       193,191         25,093     218,284
Bradlees                           Braintree, MA         Fixture                    Feb-91       219,521         26,358     245,878
Bradlees                           Braintree, MA         Fixture                    Feb-91       192,081         23,063     215,144
Bradlees                           Braintree, MA         Computers                  Feb-91       157,979         17,611     175,590
Brenlar Investments, Inc.          Novaro, CA            Furniture                  Oct-94             0        303,000     303,000
Brennick Constuction, Inc.         Marston Mills, MA     Construction               Jun-91             0         25,101      25,101
Bullet Proof, Inc.                 Encino, CA            Restaurant Equipment       Aug-91             0         74,344      74,344
Cadbury Beverages, Inc.            Stamford, CT          Computers                  May-91             0         57,654      57,654
California Micro Devices Corp.     Milpitas, CA          Computers                  Sep-91       738,362        219,596     957,958
Carter Hill Sanitation, Inc.       Kingston, NC          Sanitation                 May-91             0         27,334      27,334
Carter Mckenzie Inc.               West Orange, NJ       Computers                  May-95             0         36,088      36,088
Centocor Inc.                      Malvern, PA           Furniture                  Jan-96             0        470,368     470,368
Centocor, Inc.                     Malvern, PA           Furniture                  Mar-91     1,383,374        286,946   1,670,320
Christ The King Regional           Middle Village, NY    Computers                  Jun-95             0        167,544     167,544
Chrysler Corp.                     Highland Park, MI     Computers                  Apr-91     2,258,176        718,751   2,976,927
Chrysler Financial Corp.           Southfield, MI        Computers                  Jun-91     7,414,503        969,294   8,383,797
Ciba-Geigy Corp.                   Tarrytown, NY         Telecommunications         May-91             0         35,553      35,553
Ciba-Geigy Corp.                   Tarrytown, NY         Video Production           May-91             0        139,950     139,950
Ciba-Geigy Corp.                   Tarrytown, NY         Telecommunications         May-91             0         38,589      38,589
Clem Fab Associates                Atlantic City, NJ     Fixture                    Oct-94             0         25,973      25,973
Community Health Services, Inc.    Hartford, CT          Computers                  May-91             0        117,739     117,739
Community Home Nursing Care        Atlanta, GA           Telecommunications         Aug-91             0         30,068      30,068
Consolidated Waste Industries      Washington, DC        Sanitation                 Mar-91             0         29,081      29,081
Conway Excavating                  Lakeville, MA         Construction               Jun-91             0         34,334      34,334
Cup or Cone, Inc.                  Philadelphia, PA      Restaurant Equipment       Mar-95             0         36,144      36,144
Cuza Corp.                         Cathederal City, CA   Transportation             Dec-91             0         94,354      94,354
Cyrus Hosiery Inc.                 Gardena, CA           Manufacturing &  ProductionMay-96             0         54,115      54,115
D & V Carting, Inc.                Wellington, FL        Sanitation                 Mar-91             0         31,982      31,982
Databank South, Inc.               Thompson, GA          Computers                  Apr-91       763,377         79,680     843,057
Dave Sanborn                       San Bernadino, CA     Material Handling          Jun-93             0         26,724      26,724
Decorel                            Mundelein, IL         Retail                     Oct-91             0         30,855      30,855
Delmar's Body Shop, Inc.           Staunton, VA          Automotive                 Mar-91             0         39,741      39,741
Dennis Aagard, Inc.                Sanford, FL           Construction               May-91             0         60,721      60,721
Detroit-Malcomb Hospital Corp.     Detroit, MI           Medical                    Jun-91       980,422        462,219   1,442,641
Diamond Head, Inc.                 Leesville, LA         Sanitation                 May-91             0         43,396      43,396
Douglas Pelleymounter              Rocklin, CA           Manufacturing & Production Apr-91             0         33,612      33,612
Dr. Norman M. Kline, MD            Coral Springs, FL     Medical                    Jun-91             0         28,523      28,523
Dvonch Inc. Dba                    Signal Hill, CA       Copiers                    Apr-95             0         32,912      32,912
EMJ/McFarland                      Binghamton, NY        Computers                  Mar-91       268,119         34,957     303,076
Enkon Environmental Services       Livonia, MI           Environmental              Sep-91             0        210,728     210,728
Enviroclean Systems, Inc.          Vernon Parish, LA     Front Load Containers      May-91             0         43,396      43,396
Environmental Construction Co.     North Scituate, RI    Construction               Jun-91             0         34,613      34,613
Episcopal Hospital                 Philadelphia, PA      Medical                    Sep-91       224,403        112,369     336,773
Executone Information              Darien, CT            Construction               May-91             0         85,692      85,692
Executone Information              Darien, CT            Office Equipment           May-91             0        139,427     139,427
Exterior Home Designs Inc.         Shawnee Mission, KS   Telecommunications         Feb-96             0         37,927      37,927
F. Scott Ulch, Individual          Reno, NV              Construction               Jun-96             0         29,353      29,353
Forte Hotels International         El Cajon, CA          Computers                  Feb-91     1,184,673        110,605   1,295,278
Forte Hotels International         El Cajon, CA          Computers                  Feb-91       780,651         71,016     851,667
Fotoball Usa Inc.                  San Diego, CA         Printing                   Dec-95             0         71,477      71,477
Fourth Shift Corp.                 Bloomington, MN       Computers                  Aug-91             0        155,240     155,240
G.I. Apparel, Inc.                 Farmingdale, NJ       Computers                  Apr-96             0         43,814      43,814
G.S. Tire Center, Inc.             Grand Junction, CO    Manufacturing & Production May-91             0         32,077      32,077
General Electric, CIT              Bridgeport, CT        Printing                   Mar-91       958,130        151,330   1,109,460
Getchell'S Distributing Co.        Beaverton, OR         Automotive                 Jun-96             0         28,051      28,051
Grant Dahlstrom, Inc.              Passadena, CA         Printing                   Jun-96             0         36,278      36,278
Guest Quarters Hotel Limited       Boston, MA            Furniture                  Jun-91             0         33,790      33,790
Guest Quarters Hotel Limited       Boston, MA            Computers                  Jun-91             0         48,041      48,041
Guest Quarters Hotel Limited       Boston, MA            Computers                  Jun-91             0         30,924      30,924
Guest Quarters Hotel Limited       Boston, MA            Computers                  Jun-91             0         48,065      48,065
Guest Quarters Hotel Limited       Boston, MA            Computers                  Jun-91             0         47,969      47,969
Guest Quarters Hotel Limited       Boston, MA            Computers                  Jun-91             0         47,969      47,969
Guest Quarters Hotel Limited       Boston, MA            Computers                  Jun-91             0         48,129      48,129
H & K Tires, Inc.                  Rancho Cucamong, CA   Automotive                 Jan-92             0         97,543      97,543
H & O Technology, Inc.             Ballston Spa, NY      Computers                  May-91             0         29,048      29,048
Hardy Construction Co., Inc.       Hillsboro, WI         Construction               May-96             0         28,878      28,878
Harte Toyota, Inc.                 Dartmouth, MA         Manufacturing & Production Jun-91             0         51,331      51,331
Healthtrust, Inc.                  Nashville, TN         Medical                    Sep-91       446,586        114,285     560,871
High Point Regional Hospital       High Point, NC        Medical                    Sep-91       657,013        471,709   1,128,722
Highlands Hospital Corp.           Prestonburg, KY       Medical                    Jun-91       341,892        200,517     542,409
Hometown Buffet, Inc.              San Diego, CA         Restaurant Equipment       Jan-95             0        618,000     618,000
Honling Food, Inc.                 Brisbane, CA          Manufacturing & Production Sep-91             0         99,407      99,407
Horizon Imaging & Therapy          Columbus, OH          Medical                    Sep-91        96,052         41,989     138,041
Horizon Imaging & Therapy          Columbus, OH          Medical                    Sep-91       327,493        150,741     478,234
I. Spence, N. Constantinople       Washington, DC        Medical                    Jun-91             0         90,150      90,150
Iberia General Hospital            New Iberia, LA        Medical                    Sep-91       259,382         77,855     337,237
Imperial Plastic                   Lakeville, MN         Manufacturing & Production Jun-91             0        124,803     124,803
Imperial Plastic                   Lakeville, MN         Manufacturing & Production Jan-92             0        122,247     122,247
In Time Entertainment Corp         Warren, OH            Computers                  Oct-95             0         38,443      38,443
Ingersall Rand                     Woodcliff Lake, NJ    Computers                  May-91             0         26,610      26,610
Interactive Telecom Network        Sherman Oaks, CA      Computers                  Jun-96             0         27,235      27,235
James E. Connolly                  Manchester, NH        Furniture                  Dec-93             0         54,942      54,942
James E. Houtz                     Midpines, CA          Restaurant Equipment       Aug-91             0         60,489      60,489
Jason Tynan & Company, Inc.        New York, NY          Telecommunications         Sep-94             0         28,289      28,289
Johnson & Dugan Ins. Services      Redwood City, CA      Computers                  Mar-96             0         44,246      44,246
Kendall Diagnostic Center Ltd.     Miami, FL             Medical                    Jun-91       217,894        105,722     323,616
Kendall Diagnostic Center Ltd.     Miami, FL             Medical                    Sep-91     1,195,860        770,230   1,966,090
Kim Vanaman, Individual            Hayward, CA           Manufacturing &  ProductionJun-96             0         32,684      32,684
King Carpet Mart, Inc.             King Of Prussia, PA   Fixture                    Dec-94             0         29,856      29,856
Landtech Data Corporation          West Palm Beach, FL   Computers                  Jun-95             0         29,774      29,774
Local Favorite, Inc.               Newport Beach, CA     Restaurant Equipment       Dec-94             0        525,049     525,049
Lone Star Disposal, Inc.           Cedar Park, TX        Sanitation                 Mar-91             0         29,366      29,366
Malone Display Inc.                Decatur, GA           Computers                  May-96             0         60,725      60,725
Marriott Corp.                     Washington, DC        Transportation             Aug-91        61,960          6,210      68,170
Marriott Corp.                     Scottsdale, AZ        Transportation             Aug-91        83,184          8,336      91,520
Marriott Corp.                     El Paso, TX           Transportation             Aug-91        25,189          2,524      27,713
Marriott Corp.                     Greensboro, NC        Transportation             Aug-91        24,004          2,406      26,410
Marriott Corp.                     Tampa, FL             Computers                  Aug-91        65,637          6,578      72,215
Marriott Corp.                     Miami, FL             Video Production           Aug-91        29,941          3,001      32,942
Marriott Corp.                     Chicago, IL           Computers                  Aug-91       140,201         14,051     154,251
Marriott Corp.                     Point Clear, AL       Sanitation                 Aug-91       149,148         14,947     164,096
Marriott Corp.                     Scottsdale, AZ        Transportation             Aug-91        56,365          5,653      62,018
Marriott Corp.                     Miami, FL             Transportation             Aug-91        47,487          4,759      52,246
Marriott Corp.                     Albuquerque, NM       Furniture                  Aug-91        58,628          5,876      64,503
Masterforce, Inc.                  Jordon, MN            Manufacturing & Production Jul-91             0         48,422      48,422
MBS Business Products Inc.         Whippany, NJ          Computers                  Feb-96             0         34,492      34,492
Message X Communications, Inc.     Hartford, CT          Telecommunications         May-91             0         25,594      25,594
Microwave Power Devices, Inc.      Hauppauge, NY         Computers                  Apr-96             0         65,797      65,797
Mitech, Inc.                       Rockville, MD         Furniture                  Aug-91             0        547,330     547,330
Mitzel's American Kitchen          Seattle, WA           Fixture                    Mar-95             0         35,143      35,143
MPQ Business Suppliers, Inc.       Upland, CA            Office Equipment           Sep-91             0         29,466      29,466
National Board for Professional    Cortez, FL            Furniture                  Mar-91             0        152,675     152,675
Navarra Insurance Associates       Warrendale, PA        Computers                  Feb-95             0         34,232      34,232
Network Telephone Services, Inc.   Woodland Hills, CA    Telecommunications         Aug-91             0        330,123     330,123
New England Marina                 Dorchester, MA        Restaurant Equipment       Jun-91             0         27,528      27,528
New Liberty Hospital District      Liberty, MI           Medical                    Dec-91     1,368,794        251,343   1,620,137
Newark Beth Israel Medical Center  Newark, NJ            Computers                  May-91             0         38,181      38,181
Nissan Lift Trucks of Memphis      Memphis, TN           Forklifts                  Jun-91             0        231,239     231,239
North Star Foods, Inc.             St Charles, MN        Computers                  Mar-91             0        406,135     406,135
Paine's, Inc.                      Simsbury, CT          Environmental              Jan-92             0        157,907     157,907
Panoramic Press, Inc.              Phoenix, AZ           Printing                   May-96             0         51,086      51,086
Parctec, Inc.                      New York, NY          Retail                     Nov-93       243,961         11,166     255,128
Parctec, Inc.                      New York, NY          Retail                     Nov-93        91,777          4,110      95,887
Parctec, Inc.                      New York, NY          Retail                     Dec-93       374,247         17,130     391,377
Parctec, Inc.                      New York, NY          Retail                     Dec-93        51,592          2,361      53,954
Parctec, Inc.                      New York, NY          Retail                     Dec-93        45,585          2,086      47,671
Parctec, Inc.                      New York, NY          Retail                     Dec-93        40,779          1,867      42,645
Parctec, Inc.                      New York, NY          Retail                     Dec-93       132,493          5,933     138,426
Parctec, Inc.                      New York, NY          Retail                     Dec-93       220,006          9,851     229,857
Parctec, Inc.                      New York, NY          Retail                     Dec-93       262,388         11,749     274,137
Parctec, Inc.                      New York, NY          Retail                     Dec-93        45,369          2,031      47,400
Parctec, Inc.                      New York, NY          Retail                     Dec-93        33,035          1,512      34,547
Parctec, Inc.                      New York, NY          Retail                     Dec-93        76,610          3,559      80,169
Parctec, Inc.                      New York, NY          Retail                     Dec-93        31,034          1,420      32,455
Parctec, Inc.                      New York, NY          Retail                     Dec-93       121,275          5,550     126,825
Parctec, Inc.                      New York, NY          Retail                     Dec-93       169,961          7,610     177,571
Parctec, Inc.                      New York, NY          Retail                     Dec-93       206,603          9,251     215,854
Parctec, Inc.                      New York, NY          Retail                     Dec-93        47,944          2,147      50,091
Parctec, Inc.                      New York, NY          Retail                     Dec-93        38,352          1,755      40,108
Parctec, Inc.                      New York, NY          Retail                     Dec-93        39,391          1,803      41,194
Parctec, Inc.                      New York, NY          Retail                     Dec-93       204,537          9,159     213,696
Parctec, Inc.                      New York, NY          Retail                     Dec-93        78,596          3,597      82,193
Pepperidge Farm                    Newark, NJ            Telecommunications         May-91             0         50,938      50,938
Perry Morris                       Irvine, CA            Manufacturing & Production Mar-92             0      1,000,000   1,000,000
Peter Kim                          Santa Monica, CA      Fixture                    Mar-95             0         25,958      25,958
Phar-Mor, Inc.                     Youngstown, OH        Fixture                    Feb-91     4,402,289        590,339   4,992,627
Phar-Mor, Inc.                     Youngstown, OH        Fixture                    Feb-91     5,060,835        672,186   5,733,022
Philadelphia HSR Ltd. Partners     Sharon Hills, PA      Manufacturing & Production Jun-91             0         31,733      31,733
Phillips Productions, Inc.         Dallas, TX            Video Production           May-91             0         71,636      71,636
Pizza Factory                      Susanville, CA        Restaurant Equipment       Aug-91             0         25,003      25,003
Planned Parenthood of NYC, Inc.    New York, NY          Computers                  Jun-91             0         26,637      26,637
Planning Sciences, Inc.            Littleton, CO         Furniture                  Mar-96             0         51,853      51,853
Postal Systems, Inc.               San Mateo, CA         Printing                   Jun-96             0         50,702      50,702
Progress Realty, Inc.              Plympton, MA          Construction               Jun-91             0         43,260      43,260
Pullano'S Pizza, Inc.              Glendale, AZ          Restaurant                 Apr-96             0         39,423      39,423
R & H Group, Inc.                  Oviedo, FL            Retail                     Feb-94             0         35,025      35,025
Read-Rite Corp.                    Milpitas, CA          Manufacturing & Production Sep-91       867,854        250,377   1,118,231
Read-Rite Corp.                    Milpitas, CA          Manufacturing & Production Sep-91       269,574         78,071     347,645
Read-Rite Corp.                    Milpitas, CA          Manufacturing & Production Sep-91       447,292        120,375     567,667
Read-Rite Corp.                    Milpitas, CA          Computers                  Sep-91       456,308        119,765     576,073
Read-Rite Corp.                    Milpitas, CA          Manufacturing & Production Sep-91       655,369        191,571     846,940
Redman Movies And Stories, Inc     Salt Lake City, UT    Video Production           Jun-96             0         44,885      44,885
Rez-N-8 Productions, Inc.          Hollywood, CA         Video Production           Jun-96             0         65,815      65,815
Richard A. Rennolds Dba            Santa Clara, CA       Manufacturing & Production Jun-95             0         30,477      30,477
Rico's Place, Inc.                 San Carlos, CA        Restaurant Equipment       Jun-93             0         25,794      25,794
RJM Equipment Corp.                Boston, MA            Construction               Jun-91             0         41,194      41,194
Robert Dayan                       Los Angeles, CA       Computers                  Jul-95             0         29,594      29,594
Robert Jones                       Mission Viejo, CA     Video Production           Sep-91             0         28,684      28,684
Robinson, Brebner & Moga           Lake Bluff, IL        Computers                  Jun-91             0         36,530      36,530
Samuel & Sandy Stephens            Midland, VA           Construction               May-91             0         45,158      45,158
Sep Tech, Inc.                     South Chatham, MA     Material Handling          Jun-91             0         32,946      32,946
Separation Technology Inc.         St. Paul, MN          Computers                  Aug-95             0         36,013      36,013
Sessions                           Lafayette, CO         Embroidery Equipment       Sep-91             0         25,529      25,529
Sfuzzi, Inc.                       New York, NY          Office Equipment           Aug-91             0        180,084     180,084
Sheraton Portland Airport Hotel    Portland, OR          Computers                  Mar-96             0         31,193      31,193
Sliphod Graphics, Inc.             San Diego, CA         Video Production           May-94             0         29,696      29,696
South Shore Rehabilitation         Rockland, MA          Medical                    Jun-91             0         25,793      25,793
Southern Refrigerated              Ashdown, AR           Telecommunications         Nov-92             0        362,250     362,250
Southern Refrigerated Transprt     Ashdown, AR           Telecommunications         Dec-96             0         50,797      50,797
Specialty Metals, Inc.             Stamford, CT          Furniture                  Jun-91             0         92,560      92,560
Spitz Clinic, PC                   Morton, PA            Medical                    Mar-91             0         30,956      30,956
St. Louis University               St. Louis, MO         Medical                    Sep-91       295,414        202,779     498,193
Star Tire And Service, Inc.        Columbus, IN          Fixture                    Oct-91             0         45,775      45,775
Stop & Shop                        Braintree, MA         Computers                  Feb-91       116,332         14,454     130,786
Stop & Shop                        Braintree, MA         Computers                  Feb-91       569,145         68,131     637,276
Stop & Shop                        Braintree, MA         Retail                     Feb-91       387,311         50,308     437,619
Stop & Shop                        Braintree, MA         Computers                  Feb-91       114,090         14,773     128,863
Stop & Shop                        Braintree, MA         Retail                     Feb-91       175,093         21,822     196,915
Stop & Shop                        Braintree, MA         Computers                  Feb-91        35,126          4,205      39,331
Stop & Shop                        Braintree, MA         Retail                     Feb-91       169,376         20,337     189,713
Stop & Shop                        Braintree, MA         Computers                  Feb-91       141,920         17,634     159,554
Stop & Shop                        Braintree, MA         Retail                     Feb-91       118,084         13,053     131,136
Stop & Shop                        Braintree, MA         Retail                     Feb-91       367,507         40,617     408,124
Stop & Shop                        Braintree, MA         Retail                     Feb-91        99,072         11,896     110,968
Stop & Shop                        Braintree, MA         Computers                  Feb-91        30,019          3,594      33,613
Stop & Shop                        Braintree, MA         Retail                     Feb-91        64,032          7,187      71,219
Stop & Shop                        Braintree, MA         Retail                     Feb-91       284,138         33,367     317,506
Stop & Shop                        Braintree, MA         Retail                     Feb-91        50,920          5,727      56,647
Stop & Shop                        Braintree, MA         Retail                     Feb-91       209,029         27,151     236,179
Stop & Shop                        Braintree, MA         Retail                     Feb-91       169,841         20,393     190,234
Stop & Shop                        Braintree, MA         Retail                     Feb-91       121,255         13,982     135,237
Stop & Shop                        Braintree, MA         Retail                     Feb-91       103,621         12,442     116,062
Stop & Shop                        Braintree, MA         Retail                     Feb-91        82,969          9,456      92,425
Stop & Shop                        Braintree, MA         Computers                  Feb-91        26,428          2,946      29,374
Stop & Shop                        Braintree, MA         Retail                     Feb-91       184,177         22,114     206,291
Stop & Shop                        Braintree, MA         Retail                     Feb-91        62,067          7,736      69,803
Stop & Shop                        Braintree, MA         Computers                  Feb-91       726,459         84,499     810,958
Stop & Shop                        Braintree, MA         Retail                     Feb-91       198,850         23,876     222,725
Sun Presentations, Inc.            Palm Springs, CA      Video Production           Nov-92             0         66,253      66,253
Super-Miami Ltd                    Concord, CA           Fixture                    Nov-91             0         96,968      96,968
Superior Disposal Service, Inc.    Newfield, NY          Sanitation                 May-91             0         35,048      35,048
Superior Tire, Inc.                Canoga Park, CA       Transportation             Dec-91             0         92,236      92,236
Surface Specialists Inc.           Harvey, LA            Manufacturing & Production Feb-96             0         59,358      59,358
Synoptic Systems Corp.             Springfield, VA       Computers                  May-91             0        164,520     164,520
T.B.G. of Fresh Meadows, Inc.      Whitestone, NY        Restaurant Equipment       Dec-94             0        395,221     395,221
T.W. Productivity Centers          San Francisco, CA     Computers                  Feb-96             0         46,549      46,549
Transportation Corp. of America    Minneapolis, MN       Telecommunications         Sep-91             0         38,224      38,224
Transportation Corp. of America    Minneapolis, MN       Telecommunications         Oct-91             0         51,588      51,588
U.S. Public Technologies Inc.      San Diego, CA         Computers                  Jun-95             0         37,362      37,362
United Diagnostics, Inc.           Miami, FL             Medical                    Jun-91             0         27,181      27,181
USA Waste Services, Inc.           Dallas, TX            Material Handling          Mar-91             0         30,352      30,352
USA Waste Services, Inc.           Dallas, TX            Material Handling          Mar-91             0         32,422      32,422
USA Waste Services, Inc.           Dallas, TX            Telecommunications         Mar-91             0         45,637      45,637
Vacation Escape Inc.               Boca Raton, FL        Telecommunications         Apr-95             0         34,104      34,104
Valley Porge HSR Ltd               Wayne, PA             Manufacturing & Production Jun-91             0         31,733      31,733
Vermont Sand & Stone, Inc.         Waterbury, VT         Construction               Jun-91             0         45,396      45,396
Walid J. Talia                     San Diego, CA         Fixture                    Dec-94             0         27,381      27,381
William N. Cann Inc.               Willington, DE        Computers                  Dec-95             0         47,838      47,838
Wrap Up Productions                Castro Valley, CA     Video Production           Oct-91             0         47,315      47,315
                                   Total Equipment transactions less than $25,000                 55,673      4,247,670   4,303,343
                                                                                             ------------  -------------  ----------
                                                                                             $45,800,967    $26,853,123  $72,654,090
                                                                                             ============  ============= ===========

(1)   This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series D at December 31, 1997:


     Original Lessee                                                       Date          Total         Cash        Acquisition
    or Equipment User            Location            Equipment           Purchased    Financing (1)  Expended (2)   Cost (3)
---------------------------  -----------------  --------------------     ---------    -------------  ------------  -----------
1st Choice Physicians        Rockville, MD      Medical                    Feb-97            $0       $33,992       $33,992
4Th Street Cleaners          St. Petersburg, FL Manufacturing & Production Mar-92             0        49,130        49,130
5Th Street Pharmacy, Inc.    Philadelphia, PA   Medical                    Mar-92             0        25,694        25,694
Aacro Precision Griding      Sparks, NV         Manufacturing & Production Sep-92        24,200         3,047        27,247
ABC Cleaners                 Pasadena, CA       Manufacturing & Production Mar-92             0        93,410        93,410
Abracadabra Presentation     Santa Ana, CA      Video Production           Sep-96             0        31,580        31,580
Absolute Maintenance, Inc.   Tampa, FL          Material Handling          Oct-93             0        26,836        26,836
Accrurate Color & Compound   Aurora, IL         Manufacturing &  ProductionFeb-97             0        25,719        25,719
Active Periodicals           Deerfield Beach, FLComputers                  Feb-97             0        52,398        52,398
Adult Career Training Corp.  Farmington Hill, MIMedical                    Mar-92             0        32,035        32,035
Advanced Communication       Minneapolis, MN    Computers                  Feb-95             0        33,517        33,517
Advantage Metal Products     Tracy, CA          Manufacturing &  ProductionMar-97             0        51,296        51,296
Adventure Components Inc.    Westlake Villge, CAManufacturing & Production Apr-95             0        25,719        25,719
Aero Bookbinding             Sterling, VA       Manufacturing & Production Mar-96             0        30,440        30,440
AHF Marketing Research, Inc. New York, NY       Computers                  Dec-92             0       105,114       105,114
AHS/USC Imaging Equipment    Newport Beach, CA  Medical                    Dec-91             0     1,546,288     1,546,288
AHS/USC Imaging Equipment    Newport Beach, CA  Medical                    Dec-91             0     1,178,775     1,178,775
AHS/USC Imaging Equipment    Newport Beach, CA  Medical                    Dec-91             0       114,911       114,911
AHS-Kosciusko Community      Warsaw, IN         Medical                    Dec-91             0       773,178       773,178
Ajc Associates Inc.          Fort Lauderdale, FLManufacturing & Production Apr-95             0        26,538        26,538
Alamance Knit Fabrics Inc.   Burlington, NC     Manufacturing & Production Aug-92             0        46,776        46,776
Alexander & Alexander Srvs   Owings Mill, MD    Computers                  Jan-96     3,263,945       548,331     3,812,276
Alpharetta-Woodstock Ob/Gyn  Canton, GA         Medical                    Mar-92             0        40,974        40,974
Ambe, Kishore S., Ph.D., MD  Anaheim, CA        Medical                    Mar-92        25,597         9,937        35,534
Ambel Precision Manuf. Corp. Bethel, CT         Manufacturing & Production Mar-95             0        39,487        39,487
Ambrose Dry Cleaners         South Yarmouth, MA Manufacturing & Production Mar-92             0        91,239        91,239
American Garment Care Co.    Huntington Park, CASanitation                 Oct-92        29,030         3,283        32,313
Antelope Valley MRI          Lancaster, CA      Medical                    Dec-91       806,855       863,495     1,670,350
Ap Propane, Inc.             King Of Prussia, PAComputers                  Dec-92       359,756       152,563       512,319
Apollo Group, Inc.           Phoenix, AZ        Furniture                  Dec-91             0       120,110       120,110
Arter & Hadden               Cleveland, OH      Telecommunications         Mar-92             0        62,795        62,795
Aspen Cleaners               Cincinnati, OH     Manufacturing & Production Mar-92             0        97,627        97,627
Associates In Family Care    Olathe, KS         Medical                    Mar-92             0        56,126        56,126
Associates In Family Care    Olathe, KS         Medical                    Mar-92             0        31,693        31,693
Atlantic Care Medical Center Lynn, MA           Medical                    Dec-91         5,235        46,420        51,655
Atlas Stamp & Marking Supp   Portland, OR       Manufacturing &  ProductionFeb-97             0        40,211        40,211
Audio Mixers, Inc.           New York, NY       Manufacturing & Production May-92             0        29,777        29,777
Bakery Concepts              Medfield, MA       Restaurant                 Jun-96             0        45,531        45,531
Bakowski, George M., O.D.    Shreveport, LA     Medical                    Mar-92             0        36,211        36,211
Ball-Incon Glass Packaging   Muncie, IN         Manufacturing & Production Dec-92       795,970       297,574     1,093,544
Ball-Incon Glass Packaging   Muncie, IN         Manufacturing & Production Dec-92       515,021       162,816       677,836
Barber Coleman, Co.          Loves Park, IL     Computers                  Jun-95     1,216,864        63,692     1,280,556
Barrios, Jose A., MD         Boynton Beach, FL  Medical                    Mar-92             0        44,322        44,322
Batniji, Sobhi A., D.D.S.    Laguna Niguel, CA  Medical                    Mar-92             0        39,802        39,802
Bay Center Corporation       Tampa, FL          Manufacturing & Production Jul-92             0       108,814       108,814
Bayou Cleaners               Tarpon Springs, FL Manufacturing & Production Mar-92             0        90,557        90,557
Beck-Ola Productions, Inc.   Santa Monica, CA   Computers                  Mar-96             0        53,292        53,292
Bell Family Health Center    Bell, CA           Medical                    Mar-92             0        35,146        35,146
Bell'S Answering Service Inc.Greenwich, CT      Telecommunications         Jul-95             0        33,747        33,747
Blount, Inc.                 Portland, OR       Manufacturing & Production Jun-95       720,176        43,877       764,053
Bob's Cylinder Head Service  Fresno, CA         Manufacturing & Production Sep-92        23,958         3,360        27,318
Boca Raton Outpatient SurgeryBoca Raton, FL     Medical                    Mar-92             0        47,202        47,202
Bombay Duck Company Ltd.     Concord, MA        Fixture                    Feb-96             0        57,507        57,507
Bordwell And Bratton, D.D.S. Memphis, TN        Medical                    Mar-92             0        43,328        43,328
Boulgourjian Brothers Corp.  West Hills, CA     Furniture                  Feb-96             0        46,132        46,132
Bourns, Inc.                 Riverside, CA      Telecommunications         Mar-92             0       129,155       129,155
Brenlar Investments, Inc.    Novaro, CA         Furniture                  Oct-94             0       315,120       315,120
Brookside                    Northbrook, IL     Manufacturing & Production Mar-92             0        59,494        59,494
C.D. Grahn Auto Repair       Rockville, MD      Automotive                 Aug-96             0        28,695        28,695
Caio Bella Gelato Co., Inc.  New York, NY       Fixture                    Feb-97             0        46,790        46,790
Campo, Alphonse, MD          Stamford, CT       Medical                    Mar-92             0        38,489        38,489
Cardiff Beach House          Laguna Beach, CA   Retail                     Jul-96             0        50,470        50,470
Cardinale Bread & Baking     Pittsburg, CA      Restaurant                 Jul-96             0        26,384        26,384
Cardiovascular Consultants   Louisville, KY     Medical                    Mar-92             0       108,549       108,549
Carullo, Emilio J., MD       Coral Gables, FL   Medical                    Mar-92             0        25,389        25,389
Centennial Technologies Inc. Billerica, MA      Computers                  Jan-96        29,261         2,606        31,867
Centennial Technologies Inc. Billerica, MA      Office Equipment           Jan-96        29,691         2,659        32,350
Centennial Technologies Inc. Billerica, MA      Manufacturing & Production Jan-96       174,139        15,592       189,732
Centennial Technologies Inc. Billerica, MA      Manufacturing & Production Jan-96       248,039        22,215       270,254
Centennial Technologies Inc. Billerica, MA      Manufacturing & Production Jan-96       349,484        31,125       380,608
Center For Special ImmunologyFt. Lauderdale, FL Medical                    Mar-92             0        65,945        65,945
Center For Special ImmunologyFt. Lauderdale, FL Medical                    Mar-92             0        27,292        27,292
Central Bakery, Inc.         Albany, NY         Restaurant                 Feb-97             0        26,226        26,226
Century Hosiery              Denton, NC         Manufacturing &  ProductionAug-96             0        42,535        42,535
Chacko Dry Cleaner           Winchester, MA     Manufacturing & Production Mar-92             0        80,875        80,875
Champlain Cable Corp.        Colchester, VT     Manufacturing & Production Jan-96        24,790         2,041        26,831
Champlain Cable Corp.        Colchester, VT     Manufacturing & Production Jan-96       827,839       123,382       951,220
Charcon Enterprises          Charlotte, NC      Manufacturing & Production Mar-92             0        79,086        79,086
Charlie & Jakes Bar-B-Q Inc. Melbourne, FL      Manufacturing & Production Dec-95             0       285,762       285,762
Chef's Pride, Inc.           Seaside, CA        Restaurant                 Oct-92        28,370         3,061        31,431
Childrens & Presbyterian     Plano, TX          Medical                    Mar-92             0        31,037        31,037
Chrysler Capital             Highland Park, MI  Computers                  Apr-92       390,050       249,974       640,025
Chrysler Corp.               Highland Park, MI  Computers                  Sep-91       231,979       117,821       349,800
Chrysler Corp.               Highland Park, MI  Computers                  Apr-92       128,043        58,753       186,797
Chrysler Corp.               Highland Park, MI  Computers                  Sep-91       131,105       125,194       256,299
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       109,254       117,190       226,444
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       110,329        86,469       196,798
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       123,405       117,839       241,244
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       394,760       191,056       585,817
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       588,742       257,475       846,217
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91        33,771        16,346        50,116
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       122,627        51,378       174,004
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       435,087       173,683       608,770
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       567,404       217,122       784,526
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       640,401       245,050       885,450
Chrysler Motors Corp.        Highland Park, MI  Computers                  Sep-91       643,095       239,344       882,439
Chung King Studios Dba       New York, NY       Audio                      Feb-97             0        47,933        47,933
Clancy's, Inc.               Noblesville, IN    Restaurant Equipment       Dec-95             0       624,000       624,000
Cobe Laboratories            Pico Rivera, CA    Manufacturing &  ProductionFeb-97             0        32,473        32,473
Co-Care Eye Centers, Inc.    Germantown, TN     Medical                    Mar-92        26,940        10,458        37,398
Colby, Harker Desoto         Bradenton, FL      Dry Cleaning Equipment     May-92             0       119,600       119,600
Commercial Printing          Virginia Beach, VA Manufacturing & Production Mar-96             0        29,218        29,218
Conceptions, Reproductive    Denver, CO         Medical                    Jun-92             0        27,338        27,338
Concepts Marketing           Aloha, OR          Telecommunications         Sep-96             0        52,264        52,264
Coopwestein Dry Cleaner      Brooklyn, NY       Manufacturing & Production Jul-92             0        89,776        89,776
Copyman Copy & Printing      San Mateo, CA      Repographics               Sep-96             0        47,115        47,115
Corpus Christi Diagnostic    Corpus Christi, TX Medical                    Aug-92        21,757         8,446        30,203
Costa, Giovanni, MD          Orchard Park, NY   Medical                    Mar-92             0        35,304        35,304
Coventry                     Cleveland Heights, Restaurant                 Sep-93             0       350,000       350,000
Cox Brothers Dairy           Elkhorn, KY        Manufacturing &  ProductionFeb-97             0        31,285        31,285
Cruttenden & Company         Irvine, CA         Telecommunications         Mar-92             0        33,494        33,494
D. Maddox, MD.               Bakersfield, CA    Medical                    Feb-97             0        91,710        91,710
Daga, Inc.                   Hilton Head, SC    Fixture                    Nov-92             0        99,216        99,216
Danbury Ob/Gyn               Danbury, CT        Medical                    Mar-92             0        25,921        25,921
David Klee                   Poway, CA          Manufacturing & Production Mar-96             0        26,918        26,918
Defcon                       Carisbed, CA       Computers                  Jul-95             0        40,744        40,744
Delong Sportswear, Inc.      Grinnell, IA       Manufacturing & Production Jun-95       479,073        12,042       491,115
Delta Point, Inc.            Monterey, CA       Computers                  Dec-91             0        67,293        67,293
Delta Point, Inc.            Monterey, CA       Computers                  Feb-92             0        78,920        78,920
Delta Point, Inc.            Monterey, CA       Computers                  Mar-92             0        91,459        91,459
Delta Point, Inc.            Monterey, CA       Computers                  Apr-92             0        32,190        32,190
Deltapoint, Inc.             Monterey, CA       Computers                  Sep-94             0        31,309        31,309
Deltapoint, Inc.             Monterey, CA       Computers                  Sep-94             0        36,743        36,743
Deltapoint, Inc.             Monterey, CA       Computers                  Sep-94             0        51,415        51,415
Denton Hall Burgin & Warrens Los Angeles, CA    Telecommunications         Mar-92             0        30,906        30,906
Desert Diecutting, Inc.      Las Vegas, NV      Manufacturing &  ProductionFeb-97             0        43,934        43,934
Design Design, Inc.          Rutland, VT        Manufacturing & Production May-92             0        28,109        28,109
Dettmer Hospital             Troy, OH           Medical                    Mar-92             0        53,209        53,209
Dimaano, Cecilia D., MD, PC  Mesa, AZ           Medical                    Mar-92             0        28,431        28,431
Doctors Hospital             Houston, TX        Medical                    Mar-92             0        34,772        34,772
Dominion Medical Associates, Richmond, VA       Medical                    Mar-92             0        25,231        25,231
Doria Enterprises, Inc.      New York, NY       Retail                     Jul-96             0        27,135        27,135
Douglas General Hospital     Douglasville, GA   Medical                    Dec-91             0        45,129        45,129
Downtown Press Inc.          Baltimore, MD      Manufacturing & Production Mar-96             0       134,240       134,240
Dr. Robert S. Guminey DDS    Tomball, TX        Medical                    Oct-91             0       162,864       162,864
Draffin, David S., MD, PA    Summerville, SC    Medical                    Mar-92             0        26,385        26,385
Drs. Eade, J.D. & Brooks,    Campbellsville, KY Medical                    Mar-92             0        69,800        69,800
Dumfries Pharmacy, Inc.      Dumfries, VA       Medical                    Mar-92             0        68,276        68,276
Duracell, Inc.               Bethel, CT         Computers                  Jun-95     2,152,323       101,227     2,253,550
Duracell, Inc.               Bethel, CT         Computers                  Jun-95     1,078,280        28,573     1,106,853
East Mission Valley Copy     San Diego, CA      Printing                   Sep-96             0        58,216        58,216
East Point Hospital          Lehigh Acres, FL   Medical                    Dec-91             0       175,044       175,044
Eaton Coin Laundry           Dunwoody, GA       Manufacturing & Production Mar-92             0        94,704        94,704
Emanuel Hospital & Health    Portland, OR       Medical                    Dec-91             0       438,498       438,498
Eskaton                      Carmichael, CA     Telecommunications         Mar-92             0       143,943       143,943
Ettrick Medical Center       Ettrick, VA        Medical                    Mar-92             0        40,539        40,539
Executive Dry Cleaners       Cranston, RI       Manufacturing & Production Mar-92             0        70,054        70,054
Fawcett Memorial Hospital    Port Charlotte, IL Medical                    Dec-91        77,159       190,178       267,337
FCR, Inc.                    Weymouth, MA       Manufacturing & Production Dec-94             0        27,805        27,805
Federal Express              Memphis, TN        Aircraft                   Sep-96             0     8,756,291     8,756,291
Ferson Dry Cleaner           Miami, FL          Manufacturing & Production Mar-92             0        77,400        77,400
Festival Cleaners            Chantilly, VA      Manufacturing & Production Mar-92             0       133,664       133,664
Fiesta                       Lilburn, GA        Manufacturing & Production Mar-92             0       191,108       191,108
First Security               Atlanta, GA        Manufacturing & Production Mar-92             0       454,480       454,480
First Universal Trading, Inc Long Beach, CA     Computers                  Mar-97             0        34,562        34,562
Florida Hospitality Resorts  Pompano Beach, FL  Furniture                  Jun-94             0       200,251       200,251
Florida Hospitality Resorts  Pompano Beach, FL  Furniture                  Jun-94             0       296,849       296,849
Foggy Bottom                 Washington, DC     Medical                    Mar-92             0        68,280        68,280
Fountain Valley Regional     Fountain Valley, CAMedical                    Dec-91             0       897,554       897,554
Fountain Valley Regional     Fountain Valley, CAMedical                    Oct-93             0       409,914       409,914
Frone'S Brokerage Inc.       Central Point, OR  Fixture                    Jan-96             0        80,468        80,468
G&S Foundry & Manufacturing  Red Bud, IL        Manufacturing & Production Jan-95             0        36,288        36,288
G.T.R. Inc. Dba              Atlanta, GA        Restaurant                 Apr-95             0        55,991        55,991
Garmar Medical Group         Montebello, CA     Medical                    Mar-92             0        25,085        25,085
Gary J. Elmer                Huntington Beach, CManufacturing & Production Nov-95             0        27,441        27,441
Gary'S Pub & Billiards       Marathon, FL       Retail                     Oct-96             0        31,248        31,248
General Electric Co.         Hartford, CT       Computers                  Dec-95       575,464       102,647       678,111
Geotek Communications Inc.   Montvale, NJ       Telecommunications         Mar-97             0       263,816       263,816
Gerlay Gary S., MD           Deming, NM         Medical                    Mar-92             0        51,551        51,551
Gilroy Printers & Office     Gilroy, CA         Computers                  Sep-95             0        44,482        44,482
Goldstar Cabinets, Inc.      Phoenix, AZ        Computers                  Jun-96             0        36,872        36,872
Graphic Consultants Inc      Paul Ramsey, MN    Manufacturing & Production Mar-96             0        25,030        25,030
Graphix, Inc.                Savage, MD         Printing                   Feb-97             0        29,020        29,020
Gray Television, Inc.        Greensboro, NC     Computers                  Mar-95             0        39,376        39,376
Great American Cleaners      Friendswood, TX    Manufacturing & Production Mar-92             0        93,880        93,880
Greenbrier Family Medical    Chesapeake, VA     Medical                    Mar-92             0        28,178        28,178
Greene Dot Inc.              San Diego, CA      Video Production           Jul-92             0        25,273        25,273
Gustafson Master Cleaners    N. Providence, RI  Manufacturing & Production Mar-92             0        94,241        94,241
Half Inch Video Dba, Scott, RSan Francisco, CA  Video Production           Feb-97             0        25,598        25,598
Hamilton Communications      Wauwatosa, WI      Computers                  Jul-96             0        60,262        60,262
Hanley, III, James R., MD    Macclenny, FL      Medical                    Mar-92             0        28,330        28,330
Harbor Truck Bodies, Inc.    Brea, CA           Automotive                 Feb-97             0        49,711        49,711
Hasley Dry Cleaner           Ft. Smith, AR      Manufacturing & Production Mar-92             0        76,356        76,356
Hatfield, Bonnie             Louisville, KY     Medical                    Mar-92             0        52,195        52,195
Healthtrust, Inc.            Sun City, FL       Medical                    Dec-91             0       257,223       257,223
Hempstead Park Nursing Home  Hempstead, NY      Medical                    Mar-92             0        25,947        25,947
Hendrixson & Sons Install.   Round Lake, IL     Computers                  Feb-97             0        29,732        29,732
Highland Tap                 Atlanta, GA        Furniture                  Mar-92             0        39,866        39,866
Hometown Buffet, Inc.        San Diego, CA      Restaurant                 Feb-95             0       642,720       642,720
Hookset Bagel & Deli         Hooksett, NH       Restaurant                 Jul-96             0        60,852        60,852
Hope-Gill, Herbert F., MD    Sarasota, FL       Medical                    Mar-92             0        34,917        34,917
Horrigan Enterprises         Colton, CA         Computers                  Apr-96             0        32,587        32,587
Howard, Donald C., D.O.      Hallandale, FL     Medical                    Mar-92             0        33,618        33,618
Howard's Tavern Snacks, Inc. Portland, OR       Fixture                    Mar-95             0        30,445        30,445
Hrangl Medical Development   Estherville, IA    Medical                    Mar-92             0        31,521        31,521
Human Resources Contract     Los Angeles, CA    Furniture                  Mar-97             0        58,248        58,248
Humana Inc.                  Louisville, KY     Medical                    Dec-92             0        37,181        37,181
Hurricane Graphics           Miami Lakes, FL    Manufacturing & Production Mar-96             0        32,734        32,734
Hydratec, Inc.               Baltimore, MD      Manufacturing &  ProductionFeb-97             0        25,374        25,374
I.V.L. Inc.                  Ft. Lauderdale, FL Computers                  Jan-96             0        55,589        55,589
IMP, Inc.                    San Jose, CA       Manufacturing & Production Mar-95     1,376,519       315,061     1,691,580
IMP, Inc.                    San Jose, CA       Manufacturing &  ProductionMar-97             0     1,074,631     1,074,631
In The Mix Inc.              New York, NY       Computers                  Feb-97             0        33,389        33,389
Information Storage Devices  San Jose, CA       Computers                  Jun-94             0       126,414       126,414
Information Storage Devices  San Jose, CA       Computers                  Jun-94             0       358,927       358,927
Information Storage Devices  San Jose, CA       Computers                  Aug-94             0        67,381        67,381
Inliner Americas,  Inc.      Houston, TX        Manufacturing &  ProductionFeb-97             0        58,243        58,243
Innovo, Inc.                 Springfield, TN    Fixture                    Jun-94             0        90,785        90,785
Intermark Components, Inc.   Huntington Bch, CA Manufacturing & Production Feb-95             0        32,242        32,242
Internal Medicine Group      Little Rock, AR    Medical                    Mar-92             0        34,769        34,769
Internal Medicine SpecialistsLas Vegas, NV      Medical                    Mar-92             0        34,803        34,803
International Communications Elizabeth, NJ      Computers                  Jun-95             0        42,344        42,344
International Power Devices IBoston, MA         Telecommunications         Jan-96        30,916         2,381        33,297
International Power Devices IBoston, MA         Computers                  Jan-96        35,567         2,782        38,349
International Power Devices IBoston, MA         Manufacturing & Production Jan-96        35,567       782,577       818,144
International Rectifier Corp.Temecula, CA       Telecommunications         Mar-92             0       118,882       118,882
International Rectifier Corp.El Segundo, CA     Telecommunications         Jul-93             0       175,626       175,626
J & B Finishers              Tucker, GA         Manufacturing & Production Mar-96             0        31,949        31,949
Jack Vanden Brulle           Berkeley, CA       Printing                   Jun-96             0        45,929        45,929
Jimenez Soft Touch           Tampa, FL          Manufacturing & Production Mar-92             0        85,349        85,349
John Corkery Jr.             Canton, MA         Printing                   Jun-95             0        38,679        38,679
John J. Prescott             Washington, DC     Video Production           Jun-96             0        57,930        57,930
Johnny P. Singh              Brawley, CA        Material Handling          Sep-92        41,049         8,068        49,117
K & I Plastics, Inc.         Jacksonville, FL   Manufacturing & Production Oct-91             0        25,720        25,720
Katz & Klein                 Sacramento, CA     Manufacturing &  ProductionMar-97             0        27,684        27,684
Ka-Va Inc Dba Clothes Clinic Watertown, MA      Manufacturing & Production Jun-95             0        39,148        39,148
Kehne, Susan M & Diaz, Luis  Las Vegas, NV      Medical                    Mar-92             0        34,859        34,859
Kerr Glass Manufacturing CorpLos Angeles, CA    Manufacturing & Production Dec-92       239,822       103,386       343,208
Kerr Glass Manufacturing CorpLos Angeles, CA    Manufacturing & Production Dec-92     1,046,565       348,824     1,395,388
King, Purtich & Morrice      Los Angeles, CA    Telecommunications         Apr-93             0        53,799        53,799
Kingman Hospital, Inc.       Kingman, AZ        Medical                    Dec-91             0       256,524       256,524
Kings Meat & Seafood Corp.   Houston, TX        Restaurant                 Aug-96             0        32,701        32,701
Kissimee Memorial Hospital   Kissimee, FL       Medical                    Dec-91             0       487,203       487,203
Klasky & Csupo, Inc.         Hollywood, CA      Office Equipment           Sep-92        28,448         4,759        33,207
Klein, Roger MD              Ashland, KY        Medical                    Mar-92             0        45,195        45,195
Knox Insurance Agency Inc.   Albany, NY         Computers                  Jun-95             0        28,558        28,558
Kopy King Inc.               Chattanooga, TN    Manufacturing & Production Mar-96             0        30,284        30,284
Kreegr Dry Cleaner           Arvada, CO         Manufacturing & Production Mar-92             0        80,343        80,343
Kurusu, Shozo, MD            Charleston, WV     Medical                    Mar-92             0        50,433        50,433
L & S Enterprises            Dayton, OH         Office Equipment           Jul-96             0        54,021        54,021
L.W. Blake Hospital          Bradenton, FL      Medical                    Dec-91             0       319,245       319,245
Laclede Steel, Inc.          St. Louis, MO      Fixture                    Sep-93             0        79,718        79,718
Laguna Graphic Arts Inc      Irvine, CA         Manufacturing & Production Mar-96             0        72,146        72,146
Lawrence Medical Laboratory  Monrovia, CA       Medical                    Mar-92             0        51,876        51,876
Lee Family Clinic            Durant, OK         Computers                  Aug-96             0        66,646        66,646
Lee-Koh Medical Corporation PReseda, CA         Medical                    Mar-92             0        44,052        44,052
Leroy Gorzell                Falls City, TX     Manufacturing & Production Mar-95             0        34,762        34,762
Little Rock Internal MedicineLittle Rock, AR    Medical                    Mar-92             0        53,858        53,858
Littletown Pattern Works     Littlestown, PA    Manufacturing &  ProductionMar-97             0        26,426        26,426
Long Beach Acceptance Corp.  Oradell, NJ        Computers                  Jul-96             0        56,574        56,574
Long Beach Acceptance Corp.  Oradell, NJ        Computers                  Aug-96             0       146,238       146,238
Long Beach Acceptance Corp.  Oradell, NJ        Computers                  Sep-95             0       569,155       569,155
Long Beach Acceptance Corp.  Oradell, NJ        Computers                  Nov-95             0       110,452       110,452
Long, Nancy L., MD           Henderson, NV      Medical                    Mar-92             0        25,072        25,072
Loy Loy Restaurant           Clovis, CA         Restaurant                 Sep-92        36,956         4,907        41,863
LTK Litho, Inc.              Deer Park, NY      Manufacturing &  ProductionMar-97             0        39,504        39,504
Mallory Smith Management SrvcSanta Barbara, CA  Computers                  Apr-94             0        32,683        32,683
Marble & Granite Fabricators Warren, MI         Manufacturing &  ProductionFeb-97             0        49,386        49,386
Martin Paul, Ltd.            Boston, MA         Photography                Sep-96             0        50,672        50,672
Marvista Pub, Inc.           Longboat Key, FL   Retail                     Feb-97             0        31,122        31,122
Matassa'S Market - Dauphine  New Orleans, LA    Fixture                    Jan-96             0        51,207        51,207
Matsco Financial Corp.       Emeryville, CA     Manufacturing & Production Dec-91             0       151,308       151,308
Matsco Financial Corp.       Emeryville, CA     Manufacturing & Production Dec-91             0        81,041        81,041
Matsco Financial Corp.       Emeryville, CA     Manufacturing & Production Dec-91             0        36,106        36,106
Matsco Financial Corp.       Emeryville, CA     Manufacturing & Production Dec-91             0        33,980        33,980
Matsco Financial Corp.       Emeryville, CA     Manufacturing & Production Dec-91             0        29,862        29,862
Matsco Financial Corp.       Emeryville, CA     Manufacturing & Production Dec-91             0        29,549        29,549
Matsco Financial Corp.       Emeryville, CA     Manufacturing & Production Dec-91             0        28,390        28,390
Mc Hargue, Chauncey A., MD   Culpeper, VA       Medical                    Mar-92             0        25,400        25,400
Med Access                   Stafford, TX       Medical                    Mar-92             0        26,344        26,344
Merle West Medical Center    Klamath Falls, OR  Medical                    Mar-92             0       108,517       108,517
Merritt, Melvin D., MD       Aurora, CO         Medical                    Mar-92             0        50,555        50,555
Metro Design Center          Saratoga, CA       Telecommunications         Sep-96             0        26,014        26,014
Metro-Continental, Inc.      Dayton, TX         Manufacturing & Production Mar-92             0        78,792        78,792
MGM Enterprises, Inc.        Amarillo, TX       Fixture                    Jun-94             0        28,291        28,291
Micro Strategies, Inc.       Denville, NJ       Telecommunications         Jul-96             0        53,851        53,851
Milpitas Cleaners            Milpitas, CA       Sanitation                 Sep-92        29,977         3,019        32,997
Mind's Eye Graphics, Inc.    Richmond, VA       Computers                  Mar-95             0        26,972        26,972
Missouri Eye Institute       Springfield, MO    Medical                    Mar-92             0        37,398        37,398
Mojabe Chiropractic          Rancho Cucamong, CAMedical                    Mar-92             0        30,595        30,595
Mondo Media                  San Francisco, CA  Computers                  May-96             0        49,405        49,405
Montgomery City Hospital     Rockville, MD      Medical                    Dec-91             0     1,148,225     1,148,225
Montgomery City Hospital     Rockville, MD      Medical                    Dec-91             0       296,171       296,171
Montgomery City Hospital     Rockville, MD      Medical                    Dec-91             0       171,735       171,735
Morgan's Creative Restaurant Beachwood, OH      Restaurant                 Mar-95             0       234,091       234,091
Morgan's Foods               Saratoga, CA       Restaurant                 Mar-95             0       189,746       189,746
Morgan's Foods               Beachwood, OH      Computers                  Sep-94             0       102,805       102,805
Mount Pleasant Spinal Health Mount Pleasant, SC Medical                    Mar-92             0        26,797        26,797
Mount Sinai Medical Center   Miami Beach, FL    Medical                    Dec-91       954,276       195,228     1,149,504
Mount Sinai Medical Center   Miami Beach, FL    Medical                    Dec-91     1,138,257       356,746     1,495,003
Nadler'S Bakery & Deli       San Antonio, TX    Restaurant                 Oct-96             0        32,362        32,362
Nair Dry Cleaner             Oak Lawn, IL       Manufacturing & Production Mar-92             0        98,653        98,653
Nasco Sportswear, Inc.       Springfield, TN    Manufacturing & Production Jun-92             0        87,360        87,360
Nasco Sportswear, Inc.       Springfield, TN    Manufacturing & Production Jun-92             0        87,360        87,360
Nasco Sportswear, Inc.       Springfield, TN    Manufacturing & Production Jun-92             0        87,360        87,360
Nasco Sportswear, Inc.       Springfield, TN    Computers                  Sep-92             0        46,691        46,691
Nasco, Inc.                  Springfield, TN    Computers                  Jun-92             0       780,000       780,000
New London Press Inc.        Alpharetta, GA     Manufacturing & Production Mar-96             0        26,903        26,903
New World Rising, Inc.       Birmingham, AL     Computers                  Feb-97             0        45,888        45,888
Ngo Dry Cleaner              Beltsville, MD     Manufacturing & Production Mar-92             0        73,242        73,242
Norfolk Warehouse DistributioNorfolk, VA        Furniture                  Jul-95             0        36,945        36,945
Norgetown Cleaners           Clarendon Hills, ILManufacturing & Production Mar-92             0        78,588        78,588
Norman's Food Store's, Inc.  Nebraska City, NE  Computers                  Dec-93             0        99,615        99,615
Ohio Power Company           Columbus, OH       Material Handling          Oct-92    11,846,000       473,840    12,319,840
Ohio Power Company           Columbus, OH       Material Handling          Oct-92             0     9,525,880     9,525,880
Olash And Van Vooren, MD     Louisville, KY     Medical                    Mar-92             0        35,430        35,430
Old Dominion Carstar         Eugene, OR         Computers                  Apr-94             0        29,854        29,854
Omni Mortgage Group, Inc.    Lawrenceville, GA  Computers                  Feb-97             0        34,676        34,676
One Hour Martinizing         Stone Mountain, GA Manufacturing & Production Mar-92             0        27,289        27,289
Oswego Cleaners              Oswego, IL         Manufacturing & Production Mar-92             0        71,745        71,745
Oswego Village Clinic        Lake Oswego, OR    Medical                    Mar-92             0        25,669        25,669
Pacific Equity Service       Vancouver, WA      Computers                  Aug-96             0        31,273        31,273
Palo Alto Car Wash Partners  San Francisco, CA  Manufacturing & Production Jul-92             0       122,425       122,425
Panama Hatties               Huntington Stat, NYRestaurant                 Mar-97             0        53,637        53,637
Paolo'S Italian Kitchen      Melbourne, FL      Restaurant                 Feb-97             0        49,404        49,404
Parker K. Bagley MD          Inverness, FL      Medical                    Feb-95             0        88,444        88,444
Parker K. Bagley, MD PA      Inverness, FL      Medical                    Dec-91             0       323,733       323,733
Parks, Sheryl L., MD, PC     Garden City, MI    Medical                    Mar-92             0        29,018        29,018
PCMAC Consultants            San Francisco, CA  Computers                  Feb-97             0        31,212        31,212
Performance A/V, Inc.        Alexandria, VA     Video Production           Sep-93             0       233,785       233,785
Perry Morris                 Irvine, CA         Manufacturing & Production Mar-92             0     5,200,000     5,200,000
Phoenix Analysis & Design    Gilbert, AZ        Printing                   Aug-96             0        33,255        33,255
Photo Center, Inc.           Costa Mesa, CA     Manufacturing &  ProductionMar-97             0        40,986        40,986
Physician Hospital           Cedar Knolls, NJ   Medical                    Dec-91             0       234,870       234,870
Pivaroff Chiropractic Corp.  Corona Del Mar, CA Medical                    Mar-92             0        35,324        35,324
Pleasant Hill Cleaners       Duluth, GA         Manufacturing & Production Mar-92             0       115,657       115,657
Pro Photo Connection, Inc    Irvine, CA         Computers                  Mar-97             0        29,180        29,180
Pro Sew                      Cincinnati, OH     Manufacturing & Production Dec-91             0        40,018        40,018
Quail Cleaners               Missouri City, TX  Manufacturing & Production Mar-92             0        90,402        90,402
Quality Baking L.L.C.        Maplewood, MO      Restaurant Equipment       Dec-95             0       296,400       296,400
R & M Baking Corp.           Oceanside, NY      Manufacturing & Production Nov-93             0        27,490        27,490
R & M Levy                   Lafayette, CA      Manufacturing & Production Sep-92             0        73,668        73,668
R.E. Smith Printing, Co.     Fall River, MA     Printing                   Jun-95       487,200        41,021       528,221
R.U.R. Enterprises, Inc.     Houston, TX        Furniture                  Dec-94             0        27,035        27,035
Radiology Assoc. of Mc Allen Mc Allen, TX       Medical                    Dec-91             0       190,800       190,800
Radiology Assoc. of Mc Allen Mc Allen, TX       Medical                    Dec-91             0        40,776        40,776
Radiology Assoc. of Mc Allen Mc Allen, TX       Medical                    Jun-93             0        97,644        97,644
Radiology Assoc. of Westport Westport, CT       Retail                     May-92       309,873        39,188       349,061
Rain-Master Roofing          Portland, OR       Computers                  Jun-96             0        26,464        26,464
Raintree Cleaners            Roswell, GA        Manufacturing & Production Mar-92             0       105,265       105,265
Re/Max Fireside              Blue Jay Villag, CATelecommunications         Sep-92        27,089         4,030        31,119
Re/Max International, Inc.   Englewood, CO      Furniture                  Sep-92        25,462        10,615        36,077
Red Bank Volvo, Inc.         Shrewsbury, NJ     Automotive                 Feb-97             0        42,070        42,070
Red Bug Cleaners             Winter Springs, FL Manufacturing & Production Mar-92             0        58,238        58,238
Redwood Medical Offices      Crescent City, CA  Medical                    Mar-92             0        25,997        25,997
Reino Linen Service, Inc.    Gibsonburg, PA     Manufacturing & Production Oct-91             0       759,040       759,040
Reino Linen Service, Inc.    Gibsonburg, OH     Material Handling          Dec-92             0        34,022        34,022
Reiter And Perkes, MD        Medford, NY        Medical                    Dec-91             0       282,435       282,435
Restaurant Management Nw Inc.Portland, OR       Restaurant                 Jun-95             0       373,379       373,379
RLL                          Miami, FL          Manufacturing & Production Mar-92             0       110,112       110,112
Rmc Environmental Service    Spring City, PA    Computers                  Mar-92             0        27,592        27,592
Robert M. Jones              Laguna Hills, CA   Video Production           Jun-96             0        58,497        58,497
Roberts, J.N., MD            Boaz, AL           Medical                    Mar-92             0        27,787        27,787
Rockwood Clinic, P.S.        Spokane, WA        Medical                    Dec-91     1,120,875       280,122     1,400,997
Roger Colby                  Cortez, FL         Manufacturing & Production Mar-92             0       111,697       111,697
Rogers, Gene W., MD          Sonora, TX         Medical                    Mar-92             0        25,821        25,821
Rose Casual Dining, Inc.     Newtown, PA        Restaurant Equipment       Dec-95             0       135,403       135,403
S. Johnson And Sons, Inc.    Belvidere, NJ      Manufacturing & Production Sep-93             0        77,698        77,698
S.C.W. Corporation           Scituate, MA       Restaurant                 May-94             0        27,259        27,259
S.W. FL Regional Medical CentFort Meyers, FL    Medical                    Dec-91        44,580       161,521       206,102
Sage Enterprises, Inc.       Des Plains, IL     Computers                  Jun-94             0       119,252       119,252
Salinas Construction         Pleasanton, TX     Construction               May-96             0        47,058        47,058
Salon 2000                   Eden Prairie, MN   Fixture                    Feb-96             0        37,237        37,237
Sam Houston Memorial HospitalHouston, TX        Medical                    Dec-91             0       585,021       585,021
San Angelo Medical Practice  San Angelo, TX     Medical                    Mar-92             0        68,346        68,346
San Angelo Medical Practice  San Angelo, TX     Medical                    Mar-92             0        39,846        39,846
Sass, Friedman & Associates  Cleveland, OH      Medical                    Mar-92             0        39,205        39,205
Sass, Friedman & Associates  Cleveland, OH      Medical                    Mar-92             0        48,444        48,444
Sbs Commercial Leasing Inc.  Jericho, NY        Computers                  Jan-96             0       128,369       128,369
Schooley-Steen Medical       Fresno, CA         Furniture                  Sep-92        40,167         5,899        46,065
Sharon - John Dry Cleaner    Kensigton, CT      Manufacturing & Production Mar-92             0        64,410        64,410
Shift & Goldman, Inc.        Somerset, NJ       Computers                  Sep-93             0        26,738        26,738
Shin & Washinsky, MD's       Las Vegas, NV      Medical                    Mar-92             0        32,602        32,602
Siebe North, Inc.            Rockford, IL       Computers                  Jun-95       411,535        19,451       430,986
Sierra Nevada Memorial HospitGrass Valley, CA   Medical                    Mar-92             0        53,349        53,349
Sign America, Inc.           Richmond, OH       Manufacturing &  ProductionFeb-97             0        28,109        28,109
Sirius Solutions             San Francisco, CA  Computers                  May-96             0        26,193        26,193
Skal Beverages East, Inc.    Easton, MA         Restaurant                 Feb-95             0        37,626        37,626
Skolniks Bagel Bakery        Springfield, PA    Restaurant                 Mar-92             0        68,997        68,997
Snaderson Group              Escondido, CA      Computers                  Aug-96             0        34,444        34,444
Solomon Page Group Ltd.      New York, NY       Furniture                  Sep-94             0        42,697        42,697
Solom-Page Group Ltd.        New York, NY       Computers                  Feb-94             0        42,908        42,908
South Florida Family Physic  Pembroke Pines, FL Medical                    Mar-92             0        68,320        68,320
Southhill Company            Beverly Hills, CA  Fixture                    Dec-91             0        25,308        25,308
Springfield Tool & Dye, Inc. Springfield, NJ    Printing                   May-92             0        26,256        26,256
St. Elizabeth Hospital, Inc. Appleton, WI       Medical                    Mar-92             0        90,033        90,033
St. Louis Leasing Corp.      Ellisville, MO     Manufacturing & Production Oct-92             0       780,181       780,181
Staples, Inc.                Framingham, MA     Retail                     Feb-94        25,041         5,124        30,165
Staples, Inc.                Framingham, MA     Retail                     Feb-94        23,547         4,657        28,204
Staples, Inc.                Framingham, MA     Retail                     Feb-94        27,258         5,577        32,835
Staples, Inc.                Framingham, MA     Retail                     Feb-94        22,895         4,248        27,142
Staples, Inc.                Framingham, MA     Retail                     Feb-94        25,493         4,730        30,223
Staples, Inc.                Framingham, MA     Retail                     Feb-94        25,493         4,730        30,223
Staples, Inc.                Framingham, MA     Retail                     Feb-94        21,250         3,789        25,040
Staples, Inc.                Framingham, MA     Retail                     Feb-94        21,250         3,789        25,040
Staples, Inc.                Framingham, MA     Retail                     Feb-94        23,546         4,652        28,198
Staples, Inc.                Framingham, MA     Retail                     Feb-94        22,895         4,248        27,142
Staples, Inc.                Framingham, MA     Retail                     Feb-94        23,612         4,262        27,874
Staples, Inc.                Framingham, MA     Retail                     Feb-94        22,075         4,517        26,591
Staples, Inc.                Framingham, MA     Retail                     Feb-94        23,329         4,609        27,938
Stater Brothers Markets      Colton, CA         Furniture                  Sep-91             0       551,203       551,203
Stater Brothers Markets      Colton, CA         Retail                     Sep-91       104,149        25,947       130,096
Stater Brothers Markets      Colton, CA         Sanitation                 Sep-91        56,680        17,839        74,519
Staubach, Co.                Dallas, TX         Telecommunications         Jun-95       455,273        21,858       477,131
Stein-Sloan                  Blue Bell, PA      Medical                    Mar-92             0        28,366        28,366
Steven B. Zelicof, MD        White Plains, NY   Medical                    Feb-96             0        57,971        57,971
Steven Braff, MD             Clifton Springs, NYMedical                    Dec-91        95,724       165,555       261,280
Subco East, Inc.             Wauwatosa, WI      Restaurant                 Aug-96             0        60,031        60,031
Summit Cleaners              Houston, TX        Manufacturing & Production Mar-92             0       131,372       131,372
Summit Health Inc.           Fort Worth, TX     Computers                  Sep-95             0        55,952        55,952
Sun Presentations, Inc.      Palm Springs, CA   Computers                  Jun-92             0        25,909        25,909
Sun Presentations, Inc.      Palm Springs, CA   Video Production           Nov-92             0        68,903        68,903
Sunset Screening Room        Los Angeles, CA    Video Production           Jun-95             0        31,136        31,136
Super Miami Ltd              Concord, CA        Fixture                    Jun-92             0       104,162       104,162
Svogun, John A., MD          Norwalk, CT        Medical                    Mar-92             0        31,203        31,203
Sweet Potato Pie, Inc.       Hawthorne, NJ      Manufacturing & Production Oct-93             0        26,055        26,055
Synder Machine Co.           Somerville, NJ     Manufacturing &  ProductionFeb-97             0        34,385        34,385
System Fuels Inc.            New Orleans, LA    Manufacturing & Production Dec-95             0     2,648,916     2,648,916
T & L Creative Salads, Inc.  Brooklyn, NY       Computers                  Jan-95             0        27,307        27,307
T.B.G. of Little Neck, Inc.  Whitestone, NY     Restaurant                 Oct-94             0       312,000       312,000
Tender Touch Dry Cleaners    Winter Haven, FL   Manufacturing & Production Mar-92             0        61,819        61,819
The Beach House              Laguna Beach, CA   Retail                     Feb-97             0        41,446        41,446
The Breakers Dba, Claddagh   New Smyrna Bch., FLRetail                     Feb-97             0        27,933        27,933
The Coin Laundry             Grayson, GA        Manufacturing & Production Mar-92             0        99,672        99,672
The Foxboro Company          Foxboro, MA        Fixture                    Sep-95       117,682        12,711       130,393
The Foxboro Company          Foxboro, MA        Computers                  Sep-95       814,341        87,452       901,793
The Foxboro Company          Foxboro, MA        Manufacturing & Production Sep-95       944,934        84,060     1,028,995
The Foxboro Company          Foxboro, MA        Furniture                  Jan-96        26,942         2,480        29,421
The Foxboro Company          Foxboro, MA        Fixture                    Jan-96       286,844        27,311       314,154
The Foxboro Company          Foxboro, MA        Manufacturing & Production Jan-96     1,018,693        86,626     1,105,319
The Foxboro Company          Foxboro, MA        Computers                  Jan-96     1,388,929       133,331     1,522,260
The Gar Wood Restaurant      Carnelian Bay, CA  Retail                     Feb-97             0        53,928        53,928
The Imaging Bureau Ltd, Inc. Arlington, TX      Printing                   Mar-97             0        50,151        50,151
The Mountain Corp.           Marlborough, NH    Computers                  Nov-95             0        26,299        26,299
The Printing Post            Orange, CA         Printing                   Sep-96             0        34,787        34,787
Thompson Medical Specialists Lenoir, NC         Medical                    Mar-92             0        37,859        37,859
Triangle Eye Institute       Bakersfield, CA    Computers                  Jul-95             0        25,280        25,280
TSC Funding, Inc.            S.Burlington, VT   Computers                  Feb-97             0        44,158        44,158
Tuckers Square Laundry       Atlanta, GA        Manufacturing & Production Mar-92             0        84,476        84,476
Tuttle Bowling Enterprises   Scotia, NY         Restaurant Equipment       Mar-96             0        40,560        40,560
Twin Cities Hospital         Niceville, FL      Medical                    Dec-91             0       154,751       154,751
Ultimate Cleaners            Tempe, AZ          Manufacturing & Production Mar-92             0        48,143        48,143
United Communications Center Los Alamitos, CA   Medical                    Mar-92             0        35,534        35,534
United Consumers Club        Tacoma, WA         Telecommunications         Feb-97             0        53,548        53,548
Us Airways, Inc.             Arlington, VA      Aircraft                    35582     3,200,000     3,619,250     6,819,250
Usindo Corporation           Pasadena, CA       Computers                  Feb-97             0        29,365        29,365
USX Corp.                    Pittsburgh, PA     Mining                     Dec-91     5,952,703     1,205,308     7,158,011
Ventura Toyota               Ventura, CA        Computers                  Sep-92        30,105         2,958        33,064
Victoria Cleaners            Ocala, FL          Manufacturing & Production Mar-92             0        47,599        47,599
Video Eye                    Houston, TX        Video Production           Sep-96             0        49,335        49,335
Video Tape Magazines, Inc.   Sun Valley, CA     Telecommunications         Oct-93             0        27,247        27,247
Vihlene & Associates         Laguna Hills, CA   Computers                  Jun-96             0        56,746        56,746
Visiting Nurse Association   Carmichael, CA     Telecommunications         Mar-92             0       143,943       143,943
Watkins-Johnson Company      Palo Alto, CA      Telecommunications         Mar-92             0       373,874       373,874
Watkins-Johnson Company      Palo Alto, CA      Telecommunications         Mar-92             0        26,650        26,650
Wayfield Foods, Inc.         Atlanta, GA        Retail                     Sep-92        70,367         9,359        79,726
Wayfield Foods, Inc.         Atlanta, GA        Retail                     Sep-92        64,377         9,769        74,146
Weir Partners                Rancho Santa, CA   Restaurant                 Mar-94             0       365,000       365,000
Western Mailing Service      Las Vegas, NV      Printing                   Sep-92        37,970         4,552        42,522
Westgate Cleaners            Spring City, PA    Manufacturing & Production Mar-92             0        85,984        85,984
Westlight                    Los Angeles, CA    Computers                  Nov-91             0        27,771        27,771
Wheaton Body Shop, Inc.      Wheaton, MD        Automotive                 Sep-96             0        36,946        36,946
Wilkinson, Maurice G., MD    Shiner, TX         Medical                    Mar-92             0        30,692        30,692
Windy City Bagels, Inc.      Clinton, NY        Restaurant                 Jun-94             0       138,653       138,653
Windy City Bagels, Inc.      Clinton, NY        Restaurant                 Jun-94             0       160,277       160,277
Wright Way Sales             Longwood, FL       Telecommunications         Jun-96             0        40,486        40,486
Young Dry Cleaner            N. Dartmouth, MA   Manufacturing & Production Mar-92             0       130,601       130,601
Young, Walter Russell, MD    Waldron, AZ        Medical                    Mar-92             0        60,625        60,625
Zan Productions, Inc.        New York, NY       Manufacturing &  ProductionFeb-97             0        33,899        33,899
Zisman, Frank & Katerina, O.DHercules, CA       Medical                    Mar-92             0        40,182        40,182
                             Total Equipment transactions less than $25,000           2,738,306     3,036,059     5,774,365
                                                                                    ------------  ------------   -----------
                                                                                    $55,577,669   $81,733,088    $137,310,757
                                                                                    ============  ============   ===========

(1)   This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1997.

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                    TABLE VI
                Acquisition of Equipment - Recent Public Program
                                   (unaudited)

The following table sets forth the aggregate equipment acquisition, leasing and financing information for ICON Cash Flow Partners, L.P., Series E at December 31, 1997:


       Original Lessee                                                              Date         Total         Cash      Acquisition
      or Equipment User                Location             Equipment            Purchased    Financing (1) Expended (2)  Cost (3)
-------------------------------   -------------------  ---------------------     ---------    ------------- ------------ -----------
19 March Street, Inc.             Stamford, CT         Furniture                   Mar-93            $0       $47,942       $47,942
301 BP Service Station            Fayetteville, NC     Automotive                  Nov-92             0        30,129        30,129
4 Star Laundry & Supply, Inc.     Plattsmouth, NE      Manufacturing & Production  Nov-92             0        31,043        31,043
4-Guys Supermarket                Paterson, NJ         Fixture                     Sep-96             0        29,433        29,433
8803 Castle Caterers, Inc.        Brooklyn, NY         Retail                      Nov-96             0        30,364        30,364
A. I. Leasing Inc.                Herndon, VA          Aircraft                    Aug-96             0     5,690,161     5,690,161
A & S Rental                      Tifton, GA           Computers                   Nov-92             0        30,183        30,183
A-Grocery Warehouse               Los Angeles, CA      Fixture                     Aug-96             0        46,867        46,867
Aaa Ansafone Answering Service    Santa Ana, CA        Manufacturing & Production  Aug-95             0        25,804        25,804
AATW, Inc.                        Oakland, CA          Material Handling           Aug-93             0        31,375        31,375
Abington Obstetrical              Windsor, CT          Medical                     Mar-93             0        49,501        49,501
Able Pallet Mfg                   Hilliard, OH         Manufacturing & Production  Dec-92        23,518         2,217        25,735
Accent Improvement, Inc.          Fargo, ND            Fixture                     Dec-96             0        36,089        36,089
Ace Tree Movers, Inc.             Gaithersburg, MD     Transportation              Mar-93             0        29,412        29,412
Action Technologies, Inc.         Alameda, CA          Computers                   Dec-92             0        66,976        66,976
Action Technologies, Inc.         Alameda, CA          Computers                   Apr-93             0        71,102        71,102
Addison Tool Inc                  Oxford, MI           Computers                   Aug-95             0        36,504        36,504
Advance Presort Service Inc       Chicago, IL          Office Equipment            May-93             0       235,358       235,358
Advance Presort Service Inc       Chicago, IL          Retail                      May-93             0       101,761       101,761
Advanced Precision                Newbury, MA          Manufacturing & Production  Mar-93             0        38,297        38,297
Advanced Research Concepts, Inc.  Simi Valley, CA      Sanitation                  Nov-92             0        33,493        33,493
Advantage Kbs Inc.                Edison, NJ           Computers                   Aug-95             0        27,195        27,195
Adventure Sportswear, Inc.        Doraville, GA        Manufacturing & Production  Nov-92             0        30,174        30,174
Advertising Specialty Co.         Reno, NV             Printing                    Sep-96             0        52,559        52,559
Advo System, Inc.                 Windsor, CT          Telecommunications          May-93             0        77,530        77,530
Advo System, Inc.                 Hartford, CT         Telecommunications          May-93             0        68,167        68,167
Advo System, Inc.                 Windsor, CT          Telecommunications          Jan-95             0        43,466        43,466
Air Show, Inc.                    Springfield, VA      Computerss                  Jan-97             0        44,420        44,420
Alaska Airlines, Inc.             Seattle, WA          Transportation              Oct-94    16,808,912     4,778,717    21,587,628
Albert & Dolores Gaynor           Menlo Park, CA       Computers                   Feb-96             0        40,739        40,739
Albert Kemperle Inc.              Valley Stream, NY    Manufacturing & Production  Aug-95             0        29,726        29,726
Alliance Business Center          New York, NY         Office Equipment            Mar-97             0        44,000        44,000
Alpha Music Productions           Lenexa, KS           Computers                   Nov-92             0        27,166        27,166
Alpine Pictures, Inc.             Van Nuys, CA         Printing                    Sep-96             0        55,473        55,473
Alternate Curcuit Technology      Ward Hill, MA        Manufacturing & Production  Aug-93             0       529,545       529,545
Alves Precision Engineered        Watertown, CT        Manufacturing & Production  Mar-93             0        41,366        41,366
AMCA International                Newington, CT        Telecommunications          May-93             0        31,308        31,308
American Deburring Dba Afab       Irvine, CA           Manufacturing & Production  May-95             0        29,755        29,755
American Energy Services, Inc.    Houston, TX          Telecommunications          Nov-92             0        30,824        30,824
American Red Cross Hartford       Farmington, CT       Telecommunications          Mar-93             0        25,138        25,138
American Rest Group               Newport Beach, CA    Restaurant                  Mar-94             0       652,404       652,404
American Rest Group               Newport Beach, CA    Retail                      Mar-94             0        31,606        31,606
American Rest Group               Newport Beach, CA    Restaurant                  Mar-94             0       526,016       526,016
American T-Shirts                 Mesquite, TX         Computers                   Nov-92             0        30,502        30,502
AMI Resort Telecommunications     San Clemente, CA     Fixture                     Nov-92             0        31,847        31,847
Amodeo Petti & Flatiron           New York, NY         Computers                   Aug-95             0        39,169        39,169
Anderson Film Industries          Universal City, CA   Video Production            Jul-96             0        31,600        31,600
Anderson Glass Co. Inc.           Columbus, OH         Manufacturing & Production  Aug-95             0        26,645        26,645
Anthony V. Cillis, Dvm            Yorktown Heights, NY Medical                     Aug-96             0        35,816        35,816
Anthony Vasselli Md PC            Princeton, NJ        Medical                     Aug-95             0        26,143        26,143
Anthony's Auto Body, Inc.         Bridgeport, CT       Telecommunications          Mar-93             0        26,661        26,661
Anton's Airfood Of Bakersfield    Bakersfield, CA      Restaurant                  Nov-92             0        26,994        26,994
Ap Parts Manufacturing            Goldsboro, NC        Furniture                   Aug-96             0       101,538       101,538
Apec Display Inc.                 Clifton, NJ          Manufacturing & Production  Aug-95             0        35,567        35,567
Applause Management, Inc.         Little Falls, NJ     Computers                   Nov-92             0        25,588        25,588
Aqualon Incorporated              Louisiana, MO        Environmental               Feb-93             0        25,243        25,243
Arby's                            Gainesville, FL      Fixture                     Nov-92             0        28,892        28,892
Arden Nursing Home Inc            Hamden, CT           Telecommunications          May-93             0        29,232        29,232
ARG Enterprises                   Newport Beach, CA    Restaurant                  Jul-94             0       436,451       436,451
Arianne Productions Corp.         Clearwater, FL       Audio Equipment             Jan-96             0        48,014        48,014
Ars Enterprises, Inc.             Alsip, IL            Audio                       Nov-96             0        27,966        27,966
Artistry Presentations            Mattapoisett, MA     Computerss                  Oct-96             0        27,630        27,630
Asbestos Transportation           Moncks Conrner, SC   Transportation              Mar-93             0        27,697        27,697
Associated Detailers              Brandon, MS          Computers                   Aug-96             0        50,126        50,126
Atex Knitting Mills Inc.          Ridgewood, NY        Manufacturing & Production  Aug-95             0        31,120        31,120
Athens Obstetrics                 Windsor, CT          Medical                     Mar-93             0        48,302        48,302
Atlantic Development              Arnold, MO           Printing                    Jun-96             0        30,867        30,867
Atlantic Paste & Glue Co., Inc.   Brooklyn, NY         Manufacturing & Production  Nov-92             0        26,664        26,664
AU Technologies                   Providence, RI       Manufacturing & Production  Nov-92             0        27,685        27,685
Audioforce                        New York, NY         Telecommunications          Aug-95             0        33,295        33,295
Automated Building Systems, Inc.  Johnson City, TN     Computers                   Mar-93             0        35,807        35,807
Automated Component               Hudson, MA           Manufacturing & Production  Mar-94             0       102,089       102,089
Automation, Inc.                  Canton, MA           Telecommunications          Mar-93             0        25,240        25,240
Aziz Edib                         Poughkeepsie, NY     Fixture                     Dec-95             0        74,135        74,135
B & B Coffee Service, Inc.        Fairfield, CT        Restaurant                  Mar-93             0        31,923        31,923
B.M.F. Fitness Of Irving, Inc.    Irving, TX           Medical                     Nov-92             0        30,268        30,268
Baer Aggregates Inc.              Phillipsburg, NJ     Manufacturing & Production  Aug-95             0        30,695        30,695
Bagel Boss America Corp.          Hicksville, NY       Restaurant                  Nov-96             0        52,228        52,228
Bagel Chalet Inc.                 Commack, NY          Restaurant Equipment        Jan-96             0        39,003        39,003
Baron Consulting Co.              Milford, CT          Medical                     Aug-95             0        26,444        26,444
Barton & Cooney Inc.              Trenton, NJ          Manufacturing & Production  Aug-95             0        27,637        27,637
Base & Base Enterprises, Inc      Woodinville, WA      Computerss                  Dec-96             0        56,380        56,380
Baskin Robbins                    Houston, TX          Restaurant                  Nov-92             0        30,824        30,824
Bassetts of Ft. Lauderdale        Ft Lauderdale, FL    Restaurant                  Nov-92             0        31,822        31,822
Bay Foods, Inc.                   Providence, RI       Restaurant                  Mar-93             0        28,766        28,766
Bella Roma, Inc.                  Taunton, MA          Restaurant                  Mar-93             0        29,291        29,291
Berol Corp.                       Brentwood, TN        Telecommunications          May-93             0        25,651        25,651
Besser Company                    Alpena, MI           Computers                   Aug-94             0        47,498        47,498
Besser Company                    Alpena, MI           Computers                   Feb-94       506,779        48,903       555,682
Best Brew, Inc.                   Elk Grove Villa, IL  Restaurant                  Mar-93             0        41,386        41,386
Best Brew, Inc.                   Elk Grove Villa, IL  Restaurant                  Mar-93             0        40,221        40,221
Bethlehem Baptist Church          Fairfax, VA          Retail                      Mar-93             0        32,348        32,348
Beverly Hills Studio, Inc.        Santa Monica, CA     Video Production            Jan-97             0        44,233        44,233
Big Star of Many, Inc.            Many, LA             Retail                      Feb-93             0        70,442        70,442
Blimpie of Cornwell               Cromwell, CT         Restaurant                  Nov-92             0        30,093        30,093
Blue Cross & Blue Shield Of CT    North Haven, CT      Telecommunications          May-93             0        93,286        93,286
Blue Cross & Blue Shield Of CT    North Haven, CT      Telecommunications          May-93             0       362,317       362,317
Blue Cross & Blue Shield Of CT    North Haven, CT      Computers                   May-93             0        25,020        25,020
Blue Cross & Blue Shield Of CT    North Haven, CT      Telecommunications          May-93             0        92,259        92,259
Blue Cross & Blue Shield Of CT    North Haven, CT      Telecommunications          May-93             0       242,250       242,250
Blue Cross & Blue Shield Of CT    North Haven, CT      Telecommunications          May-93             0        38,924        38,924
Blue Grass Business Service       Lexington, KY        Office Equipment            May-93             0       263,303       263,303
Blume USA Auto Sales, Inc.        Pearland, TX         Manufacturing & Production  Nov-92             0        25,908        25,908
Bml Productions Inc.              Raritan, NJ          Retail                      Oct-95             0        37,173        37,173
Bob's Cleaner                     Santa Ana, CA        Manufacturing & Production  Nov-92             0        30,824        30,824
Bodine Corp.                      Bridgeport, CT       Telecommunications          May-93             0        60,751        60,751
Boozer Lumber Co., Inc.           Columbia, SC         Computers                   Mar-93             0        27,382        27,382
Borealis Corp.                    Carson City, NV      Computerss                  Jun-96             0        52,031        52,031
Boston Pie, Inc.                  Melrose, MA          Restaurant                  Apr-93             0        26,916        26,916
Bowling, Inc.                     Jackson, MS          Fixture                     Mar-93             0        45,109        45,109
Boxley Enterprises, Inc.          Oviedo, FL           Restaurant                  Aug-94             0        27,415        27,415
Bradley Memorial                  Southington, CT      Telecommunications          May-93             0        69,398        69,398
Brandt Farms                      Versailles, OH       Fixture                     Oct-96             0        56,207        56,207
Breckenridge Food Systems Inc.    Rancho Santa Maria,CARestaurant Equipment        Sep-95             0       241,206       241,206
Brenlar Investments, Inc.         Novato, CA           Furniture                   Oct-94             0       840,320       840,320
Brewskis Gaslamp Pub, Inc.        San Diego, CA        Furniture                   Nov-92             0        30,359        30,359
Bridgeport Machines               Bridgeport, CT       Telecommunications          May-93             0        32,411        32,411
Bridgeport Metal Goods            Bridgeport, CT       Fixture                     Mar-93             0        52,425        52,425
Bristol Babcock Inc.              Watertown, CT        Telecommunications          May-93             0        82,427        82,427
Bristol Babcock Inc.              Watertown, CT        Telecommunications          Dec-95             0        42,646        42,646
Bronx Harbor Healthcare           Bronx, NY            Computers                   Sep-96             0        46,775        46,775
Buckeye Pressure Washes           Cambridge, OH        Manufacturing & Production  Nov-92             0        30,538        30,538
Burch Trash Service, Inc.         Capital Heights, MD  Transportation              Mar-93             0        41,489        41,489
Burger King                       Naples, FL           Fixture                     Nov-92             0        31,751        31,751
Business Office Systems & Service Peterborough, NH     Furniture                   Nov-92             0        29,913        29,913
Business Television               Washington, DC       Video Production            Apr-93             0        28,754        28,754
C & B Cleaning                    Fairfax, VA          Sanitation                  Nov-92             0        30,824        30,824
C & C Duplicators Inc.            Bohemia, NY          Manufacturing & Production  Jan-96             0        37,799        37,799
C & C Skate, Inc.                 Kissimee, FL         Restaurant                  Jul-96             0        27,316        27,316
C & J Contracting, Inc.           Campbell, CA         Manufacturing & Production  Jun-94        30,444         3,105        33,549
C H Dexter                        Windsor Locks, CT    Computers                   May-93             0        68,086        68,086
C-Town                            Jersey City, NJ      Retail                      Dec-96             0        28,658        28,658
Caa Marketing Inc.                Westmont, IL         Manufacturing & Production  Aug-95             0        31,397        31,397
Cad Scan Reprographic             Vacaville, CA        Computerss                  Dec-96             0        29,584        29,584
Cafe Chardonnay, Inc.             Palm Beach Garden, FLRestaurant                  Dec-92             0       150,231       150,231
Cain's Drain & Plumbing Co., Inc. Newport News, VA     Fixture                     Dec-93             0        25,948        25,948
California School Furnishings     Fresno, CA           Telecommunications          Feb-96             0        51,659        51,659
Camellia Color Corp.              Sacramento, CA       Computers                   May-96             0        40,576        40,576
Cape Fear Supply Co., Inc.        Fayetteville, NC     Computers                   Mar-93             0        50,808        50,808
Capital Home Mortgage             Miami, FL            Computers                   Aug-96             0        28,253        28,253
Career & Eductn Consult           New York, NY         Computers                   Jul-96             0        51,027        51,027
Caregivers Home Health            Montgomery, AL       Computers                   May-93             0        29,142        29,142
Cargill Investor Services, Inc.   Chicago, IL          Computers                   Mar-93             0        56,109        56,109
Carolina Mold Works, Llc          Fletcher, NC         Manufacturing & Production  Dec-96             0        54,484        54,484
Carolina Truss & Manufacturing    Monroe, NC           Computers                   Mar-93             0        32,415        32,415
Catalog Media Corp.               Memphis, TN          Computers                   Nov-92             0        30,705        30,705
Cavalleria Rusticana, Inc.        Miami, FL            Restaurant                  Nov-92             0        30,180        30,180
CDI Medical Services Inc.         Bloomfield, CT       Computers                   May-93             0        30,494        30,494
Centennial Printing               King Of Prussia, PA  Computers                   Mar-93             0        44,207        44,207
Center For Continuing Care        Stamford, CT         Telecommunications          Mar-93             0        27,468        27,468
Centocor                          Malvern, PA          Computers                   May-96             0       361,672       361,672
Centocor, Inc.                    Melvern, PA          Medical                     Mar-94             0       557,191       557,191
Centra Collison, Inc.             Long Island City, NY Automotive                  Mar-93             0        29,122        29,122
Champions Pure Fitness, Inc.      Fayetteville, NY     Medical                     Nov-92             0        29,217        29,217
Charten, Inc.                     Southbury, CT        Restaurant                  Mar-93             0        36,934        36,934
Chase Collections Ltd.            Fall River, MA       Manufacturing & Production  Mar-93             0        25,128        25,128
Chattanooga Men'S Medical         Roswell, GA          Medical                     Sep-96             0        54,751        54,751
Chef's Requested Foods, Inc.      Oklahoma City, OK    Restaurant                  Mar-93             0        35,449        35,449
Chestnut Mart Of Bloomingburg     Bloomingburg, NY     Fixture                     Jan-97             0       132,301       132,301
Chestnut Mart Of Bloomingburg     Bloomingburg, NY     Fixture                     Feb-97             0        63,900        63,900
Chicago Food Corp.                Chicago, IL          Manufacturing & Production  Nov-92             0        25,728        25,728
Chinnici & Associates             New York, NY         Computerss                  Apr-96             0        39,515        39,515
Circuitboard Fabrications Co.     Waltham, MA          Manufacturing & Production  Jan-97             0        51,561        51,561
CIS Corporation                   Washington, DC       Telecommunications          Nov-96             0     1,142,103     1,142,103
City of West Haven                West Haven, CT       Telecommunications          Mar-93             0        37,611        37,611
City of West Haven                West Haven, CT       Telecommunications          Mar-93             0        26,365        26,365
Clarklift Of Orlando, Inc.        Orlando, FL          Computerss                  Jan-97             0        28,326        28,326
Clearwater Health Club            Clearwater Beach, FL Medical                     Mar-93             0        42,058        42,058
Clearwater Health Club            Clearwater Beach, FL Medical                     Mar-93             0        35,565        35,565
Clement's Supermarket, Inc.       Chauvin, LA          Retail                      Mar-93             0        66,711        66,711
Clonetics Corporation             San Diego, CA        Computers                   Apr-93             0        29,198        29,198
Club 2520                         Tucson, AZ           Video Production            Nov-92             0        30,176        30,176
Cm Clark Enterprises, Inc.        Bernardsville, NJ    Furniture                   Jun-95             0        27,551        27,551
Cnc Machining Service             Visalla, CA          Manufacturing & Production  Aug-96             0        40,159        40,159
Cnc Systems, Inc.                 Kennebunk, ME        Computers                   Mar-93             0        27,552        27,552
Coastal Septic                    Sharpes, FL          Transportation              Mar-93             0        36,493        36,493
Coburn & Meredith Inc.            Hartford, CT         Telecommunications          May-93             0        27,879        27,879
Coffee Time, Inc.                 Anaheim, CA          Restaurant                  Mar-93             0        49,936        49,936
Coffee Time, Inc.                 Anaheim, CA          Restaurant                  Mar-93             0        28,256        28,256
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        42,117        42,117
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        43,872        43,872
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        43,932        43,932
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        38,225        38,225
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        45,436        45,436
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        41,342        41,342
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        57,433        57,433
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        42,117        42,117
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        60,818        60,818
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        43,266        43,266
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        75,268        75,268
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        39,471        39,471
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        87,592        87,592
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        42,117        42,117
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        41,562        41,562
Colorado Prime Corp.              Farmingdale, NY      Telecommunications          Nov-92             0        91,474        91,474
Colour Impressions                Anaheim, CA          Printing                    Dec-92        30,529         2,903        33,432
Columbia Services Group, Inc.     Arlington, VA        Fixture                     Nov-92             0        32,543        32,543
Community Health Center Inc       Middletown, CT       Telecommunications          May-93             0        32,205        32,205
Community Health Service, Inc.    Hartford, CT         Telecommunications          Mar-93             0        29,344        29,344
Complete Tool & Grinding Inc.     Minneapolis, MN      Manufacturing & Production  Feb-96             0        28,720        28,720
Comprehensive Id Products         Burlington, MA       Furniture                   Jun-96             0        51,484        51,484
Comtec Computer Services, Inc.    Houston, TX          Computers                   Mar-93             0        27,306        27,306
Concord Teacakes Excetra Inc.     Concord, MA          Fixture                     Mar-96             0        55,768        55,768
Conn Medical Adjustment           East Hartford, CT    Telecommunications          May-93             0        25,602        25,602
Connecticut College               New London, CT       Telecommunications          May-93             0     2,211,435     2,211,435
Connecticut College               New London, CT       Telecommunications          May-93             0       223,296       223,296
Connecticut College               New London, CT       Telecommunications          May-93             0        81,898        81,898
Connecticut College               New London, CT       Telecommunications          May-93             0        97,710        97,710
Connecticut State                 Newington, CT        Telecommunications          May-93             0        64,744        64,744
Connecticut Water Company         East Windsor, CT     Telecommunications          May-93             0        46,084        46,084
Connecticut Yankee Atomic         Hartford, CT         Telecommunications          May-93             0       304,754       304,754
Consolidated Fitness Enterprises  Bedford, TX          Manufacturing & Production  Nov-92             0        30,485        30,485
Consolidated Waste Industries     North Haven, CT      Material Handling           Mar-93             0        61,323        61,323
Consolidated Waste Industries     N.E. Washington, DC  Transportation              Mar-93             0        66,455        66,455
Constantine G. Scrivanos          Atklnson, NH         Restaurant                  Mar-93             0        29,182        29,182
Contento & Kaplan Optomet         Bronx, NY            Medical                     Aug-95             0        26,327        26,327
Continental Airlines, Inc.        Houston, TX          Aircraft                    Dec-96             0       702,508       702,508
Continental Coin Processors       Buffalo, NY          Manufacturing & Production  Feb-96             0        52,320        52,320
Continental Contractors           Audubon, PA          Material Handling           Mar-93             0        32,128        32,128
Convalescent Center Of Bloomfield Bloomfield, CT       Medical                     May-93             0        30,761        30,761
Corporate Health                  New Haven, CT        Telecommunications          May-93             0        40,114        40,114
Corral Associates                 Rochester, NY        Telecommunications          May-96             0        53,461        53,461
Costello Lomasney & Denapoli      Manchester, NH       Computers                   Mar-93             0        29,771        29,771
Country Club Liquors              Largo, FL            Restaurant                  Nov-92             0        26,942        26,942
Countryside Manor, Inc.           Bristol, CT          Telecommunications          Mar-93             0        26,257        26,257
Covalent Systems Corp.            Fremont, CA          Computers                   Mar-93             0        27,216        27,216
Craftsman Auto Body               Sterling, VA         Computers                   Aug-95             0        33,202        33,202
Creative Sound Productions        Houston, TX          Audio                       May-96             0        37,940        37,940
Creative Vision Graphics          Marina Del Ray, CA   Printing                    May-95             0        33,037        33,037
CT Junior Rebulic Assoc.          Litchfield, CT       Telecommunications          Mar-93             0        26,061        26,061
CT Transit/HNS Management         Hartford, CT         Transportation              May-93             0        44,728        44,728
Custom Paint & Body               Moncks Corner, SC    Automotive                  Jan-97             0        33,354        33,354
Custom Print, Inc.                Pleasanton, CA       Computers                   Mar-93             0        29,993        29,993
D & B Computing                   Wilton, CT           Telecommunications          May-93             0       132,764       132,764
D & M Contractors, Inc.           Suwanee, GA          Construction                Dec-96             0        53,441        53,441
D & V Sound                       San Jose, CA         Audio                       Aug-96             0        39,778        39,778
D' La Colmena Mexican Food        Watsonville, CA      Restaurant                  Nov-92             0        28,211        28,211
D2 Entertainment Corp.            Rosemead, CA         Audio                       Nov-96             0        59,239        59,239
Dal Baffo                         Menlo Park, CA       Restaurant                  Jan-97             0        53,520        53,520
Dallas Recording Co., Inc.        Denton, TX           Audio                       Nov-92             0        27,036        27,036
Dallo & Co.                       National City, CA    Fixture                     Aug-96             0        81,278        81,278
Danbury Eye Physicians            Danbury, CT          Telecommunications          Mar-93             0        25,267        25,267
Danbury Printing & Litho          Danbury, CT          Telecommunications          May-93             0        69,330        69,330
Danville Ob/Gyn Assoc.            Windsor, CT          Medical                     Mar-93             0        41,481        41,481
Dark House Comics, Inc.           Milwaukie, OR        Manufacturing & Production  May-94        57,129         6,362        63,492
Data Works                        Glen Avon, CA        Printing                    Nov-92             0        27,068        27,068
Datahr Rehabilitation             Brookfield, CT       Telecommunications          Mar-93             0        27,960        27,960
David A. Grossman DDA             Baldwin, NY          Medical                     Aug-95             0        86,381        86,381
David A. Kamlet, MD               New York, NY         Medical                     Aug-95             0        27,479        27,479
Debra L. Bowers,  Dds             Largo, FL            Medical                     Sep-96             0        55,750        55,750
Deburr Company Inc.               Plantsville, CT      Manufacturing & Production  May-95             0        34,928        34,928
Decarlo & Doll Inc.               Hamden, CT           Telecommunications          May-93             0        25,611        25,611
Deitsch Plastic Co. Inc.          West Haven, CT       Telecommunications          May-93             0        32,671        32,671
Dejean Construction Co.           Texas City, TX       Computers                   Apr-95             0        36,633        36,633
Del Taco                          Laguna Hills, CA     Restaurant                  Apr-96             0       492,266       492,266
Del Taco                          Laguna Hills, CA     Restaurant                  Apr-96             0       459,026       459,026
Delta Video Duplicating           Anaheim, CA          Video Production            Nov-92             0        30,301        30,301
Delta Video, Inc.                 Anaheim, CA          Video Production            May-94             0        43,569        43,569
Denville Bagel Baking             Denville, NJ         Restaurant                  Nov-92             0        25,863        25,863
Detroit Osteopathic Hospital      Southfield, MI       Medical                     Mar-93             0        47,853        47,853
Digital Computing System, Inc.    Bryan, TX            Furniture                   Mar-93             0        39,735        39,735
Digital Operations Technical      New York, NY         Computers                   Mar-93             0        41,797        41,797
Dillon Video Production           Ocala, FL            Video Production            Apr-93             0        28,363        28,363
Dino's                            Dallas, TX           Agriculture                 Nov-92             0        31,460        31,460
Discovery Research Group          Salt Lake City, UT   Copiers                     Nov-92             0        25,820        25,820
Distrib. Svcs. Of Atlanta,Inc     Hapeville, GA        Fixture                     Nov-96             0        29,892        29,892
Distribution Svcs Of Atlnta       Hopeville, GA        Fixture                     Sep-96             0        34,488        34,488
Donald L. Eger Jr., Inc.          Cincinnati, OH       Computers                   May-94        27,791         2,788        30,579
Douglas F. Johnson                Hillsboro, TX        Manufacturing & Production  Jun-94        25,853         2,848        28,701
Dralco, Inc.                      Weatherford, TX      Manufacturing & Production  Aug-96             0        46,589        46,589
Driscoll Motors, Inc.             Hartford, CT         Telecommunications          May-93             0        44,565        44,565
Drs. Nat-Grant Associates         Windsor, CT          Medical                     Mar-93             0        54,018        54,018
Drs. Tobin, Zwiebel & Aptman      Miami, FL            Telecommunications.         Aug-96             0        39,334        39,334
Drummey Donuts, Inc.              Norwood, MA          Restaurant                  Mar-93             0        34,171        34,171
Dubois Growers, Inc.              Boynton Beach, FL    Retail                      Dec-96             0        29,755        29,755
Dynatenn, Inc.                    Weymouth, MA         Manufacturing & Production  Mar-93             0        55,208        55,208
Dynatenn, Inc.                    Weymouth, MA         Computers                   Mar-93             0        55,262        55,262
Eagle Vision, Inc.                Stamford, CT         Video Production            Jan-97             0        33,538        33,538
East Hartford Ltd. Partnership    Windsor, CT          Medical                     Mar-93             0        37,746        37,746
Easter Seal Society               Hebron, CT           Telecommunications          Mar-93             0        27,304        27,304
Eastway Metals                    Cleveland Heigh, OH  Manufacturing & Production  Nov-92             0        29,361        29,361
Edison Brothers Stores, Inc.      St. Louis, MO        Retail                      Jun-94     7,642,182       606,511     8,248,693
Edmond's Corner Body Shop         Chesapeake, VA       Automotive                  Nov-92             0        28,783        28,783
Edward Greenberg                  Nyack, NY            Video Production            Mar-95             0        35,848        35,848
Elderhaus Concepts, Ltd.          Madison, WI          Furniture                   Nov-96             0        39,966        39,966
Electronic Media Equip.           West Bond, WI        Material Handling           Dec-96             0        53,542        53,542
Ellen Fitzenrider                 Barnwell, SC         Medical                     Nov-92             0        27,619        27,619
Ellman Hahn Schwartz              Windsor, CT          Medical                     Mar-93             0        39,195        39,195
Emco Sales & Service Inc          North Bergen, NJ     Manufacturing & Production  Aug-95             0        28,568        28,568
Empac Design, Inc.                Dallas, TX           Printing                    Mar-93             0        30,984        30,984
Empire of Orange Realtors         Pomona, NY           Furniture                   Nov-92             0        31,271        31,271
Engineers Country Club, Inc.      Rosalyn Harbor, NY   Medical                     Mar-93             0        31,210        31,210
Enthone Omi, Inc.                 West Haven, CT       Telecommunications          Mar-93             0        29,686        29,686
Enthone Omi, Inc.                 West Haven, CT       Telecommunications          Nov-93             0        53,318        53,318
Enthone Omi, Inc.                 West Haven, CT       Telecommunications          May-93             0        34,295        34,295
Enthone Omi, Inc.                 West Haven, CT       Telecommunications          Mar-93             0        35,855        35,855
Ernie Sandoval Enterprises        Oceanside, CA        Restaurant                  May-96             0        38,992        38,992
ESM/Exton, Inc.                   Blue Bell, PA        Restaurant                  Dec-94             0       416,000       416,000
ETS Water & Waste Mgt.            Roanoke, VA          Manufacturing & Production  Jan-97             0        34,310        34,310
Eugene Shiffett                   Stafford, VA         Transportation              Mar-93             0        35,688        35,688
Evernet Education Services, Inc.  Los Angeles, CA      Computers                   May-94        24,423         3,043        27,466
Evolution Film & Tape             North Hollywood, CA  Video Production            Jul-96             0        43,749        43,749
Ewing Farms, Inc.                 Smyrna, DE           Transportation              Mar-93             0        39,403        39,403
Excel Mortgage Corp.              Grand Rapids, MI     Computerss                  Jan-97             0        56,631        56,631
Executrain of Texas               Dallas, TX           Computers                   Apr-95             0        53,872        53,872
Extech Instruments Corp.          Waltham, MA          Computers                   Mar-93             0        34,725        34,725
F.D. Mcginn, Inc.                 Providence, RI       Material Handling           Jul-96             0        44,150        44,150
Fair Auto Supply                  Bridgeport, CT       Telecommunications          Mar-93             0        32,206        32,206
Faith Pleases God Church          Harlingen, TX        Fixture                     Apr-95             0        30,127        30,127
Fallick Klein Partnership         Houston, TX          Manufacturing & Production  Apr-95             0        27,615        27,615
Farah H Vikoren, MD               Windsor, CT          Medical                     Mar-93             0        48,666        48,666
Farm Acquisitions Corporation     Pomfret, CT          Telecommunications          May-93             0        52,754        52,754
Farm To Market Inc.               Laguna Niguel, CA    Retail                      Oct-96             0        55,257        55,257
Farmco, Inc.                      Seguin, TX           Manufacturing & Production  Jul-93             0       160,202       160,202
Felecia L. Dawson Md              Atlanta, GA          Medical                     May-95             0        33,861        33,861
Fergy's Expresso                  Seattle, WA          Restaurant                  Nov-92             0        32,458        32,458
Field's Bakery, Inc.              Pleasentville, NJ    Restaurant                  Mar-93             0        37,631        37,631
Figs                              West Hollywood, CA   Restaurant                  Nov-92             0        25,400        25,400
Filterfresh Denver, Inc.          Denver, CO           Restaurant                  Mar-93             0        33,886        33,886
First Quality Health Care         Chicago, IL          Medical                     Nov-92             0        31,460        31,460
First Stop Bagel, Inc.            Babylon, NY          Restaurant                  Nov-92             0        31,460        31,460
Fiserv New Haven, Inc.            Wallingford, CT      Computers                   May-93             0        39,751        39,751
Fit Physique, Inc.                Longview, WA         Manufacturing & Production  Nov-92             0        34,174        34,174
Flextex                           Pinellas Park, FL    Printing                    Nov-92             0        33,251        33,251
Flint Hill School                 Oakton, VA           Retail                      Mar-93             0        26,950        26,950
Floor Covering Interiors, Inc.    Tucson, AZ           Manufacturing & Production  Aug-94             0        28,449        28,449
Florida Homes Showcase, Inc.      Lake City, FL        Telecommunications          Mar-93             0        26,532        26,532
Food Dude, Inc.                   Torrance, CA         Computers                   May-96             0        35,835        35,835
Food For Thought                  Exton, PA            Restaurant                  Nov-92             0        30,609        30,609
Footprints Blueprinting           San Luis Bispop, CA  Photography                 Aug-96             0        35,757        35,757
Foster Medical Supply Inc         Hartford, CT         Telecommunications          May-93             0        30,034        30,034
Francis Poirier                   Ellington, CT        Printing                    Mar-93             0        42,219        42,219
Francis Poirier                   Ellington, CT        Manufacturing & Production  Mar-93             0        33,236        33,236
Fred Talarico MD                  Utica, NY            Manufacturing & Production  Aug-95             0        26,788        26,788
Freemont House Of Pizza, Inc.     Fremont, NH          Restaurant                  Nov-92             0        26,510        26,510
Fuel Cell Manufacturing           Danbury, CT          Telecommunications          May-93             0        25,265        25,265
Fuller Roberts Clinic, Inc.       Windsor, CT          Medical                     Mar-93             0        50,236        50,236
Future Hopes, Inc.                Miami, FL            Restaurant                  Dec-96             0        50,356        50,356
Future Productions, Inc.          New York, NY         Video Production            Mar-93             0        41,473        41,473
Gale H. Pike                      Laguna Beach, CA     Furniture                   Dec-92             0        40,283        40,283
Gale H. Pike                      Laguna Beach, CA     Furniture                   Dec-92             0        63,573        63,573
Gale H. Pike                      Laguna Beach, CA     Furniture                   Dec-92             0        60,286        60,286
Gamma One, Inc.                   North Haven, CT      Telecommunications          May-93             0        31,131        31,131
Garcia Masonry Inc.               San Diego, CA        Computerss                  Dec-96             0        39,688        39,688
Garrison Fuel Oil Of L.I.         Plainview, NY        Office Equipment            Aug-95             0        29,013        29,013
Gary Eagan                        Easton, MA           Restaurant                  Mar-93             0        38,295        38,295
Gas Post, Inc. & Savemart Stores  Pelham Manor, NY     Fixture                     Jan-97             0        31,718        31,718
Gasoline Merchants, Inc.          Waltham, MA          Automotive                  Mar-93             0        29,568        29,568
Gasoline Merchants, Inc.          Waltham, MA          Environmental               Mar-93             0        35,439        35,439
Gaspari Corp.                     Ocean Township, NJ   Medical                     Mar-93             0        48,434        48,434
GCSG Ob-Gyn Associates            Windsor, CT          Medical                     Mar-93             0        38,372        38,372
General Foam                      Sun Valley, CA       Construction                Mar-93             0        39,399        39,399
General Video-Tex Corp.           Cambridge, MA        Computers                   Mar-93             0        27,775        27,775
Genesis Mobile Diagnostic, Inc.   Miami, FL            Medical                     Nov-92             0        31,772        31,772
Geno's                            West Jefferson, NC   Restaurant                  Nov-92             0        27,626        27,626
Gibson Co.                        Norwalk, CT          Telecommunications          May-93             0       237,384       237,384
Glastonbury                       Glastonbury, CT      Telecommunications          May-93             0        57,940        57,940
Gold's Gym                        Canton, MA           Medical                     Nov-92             0        29,529        29,529
Goldgate Enterprises, Inc.        Corpus Christi, TX   Manufacturing & Production  Jun-95             0        27,357        27,357
Golden Corral Steakhouse          Hueytown, AL         Restaurant                  Nov-92             0        28,005        28,005
Grand Union                       Wayne, NJ            Retail                      Dec-93             0       331,713       331,713
Grand Union                       Wayne, NJ            Retail                      Dec-93             0       260,075       260,075
Grand Union                       Passaic, NJ          Retail                      Dec-93             0       217,409       217,409
Graphic Data of New Jersey, Inc.  Mount Laurel, NJ     Computers                   Mar-93             0        46,867        46,867
Graphic Options Inc.              Plainview, NY        Printing                    Jan-96             0        42,141        42,141
Graphic Press                     Flint, MI            Printing                    Dec-92        24,124         2,371        26,495
Graphic Services, Inc.            Tacoma, WA           Manufacturing & Production  Jun-94        39,350         4,899        44,249
Graphic Trends                    Paramount, CA        Printing                    Jan-97             0        53,233        53,233
Graphik Dimensions Ltd.           Flushing, NY         Computers                   Mar-93             0        29,999        29,999
Greaves, Walker, Inc.             Mobile, AL           Retail                      Dec-96             0        49,573        49,573
Grolier, Inc.                     Danbury, CT          Telecommunications          Mar-93             0        32,525        32,525
Grolier, Inc.                     Danbury, CT          Telecommunications          Mar-93             0        29,427        29,427
Guadalajara Mexican Deli          Tracy, CA            Restaurant                  Nov-92             0        26,037        26,037
Gumby'S Pizza Systems Inc.        Gainesville, FL      Restaurant                  Apr-95             0        26,879        26,879
Gun Hill Collision                Bronx, NY            Manufacturing & Production  Apr-93             0        26,341        26,341
H & J Amoco                       Gambrills, MD        Fixture                     Sep-96             0        98,987        98,987
H & R Block                       Lebanon, TN          Computers                   Nov-92             0        28,540        28,540
H & T Tool                        Fairfield, NJ        Manufacturing & Production  Nov-92             0        27,286        27,286
H. John Schutze DDS               Queensbury, NY       Computers                   Aug-95             0        33,429        33,429
Hahner, Foreman & Harness, Inc    Wichita, KS          Computers                   Mar-96             0        41,888        41,888
Haig Press, Inc.                  Hauppauge, NY        Printing                    Sep-96             0        37,617        37,617
Harco Laboratories, Inc.          Branford, CT         Telecommunications          Mar-93             0        25,156        25,156
Harlan King & Associates          Reno, NV             Computers                   May-96             0        46,553        46,553
Harold Hawes                      Charlottesville, VA  Transportation              Mar-93             0        33,760        33,760
Harold Hawes                      Charlottesville, VA  Transportation              Mar-93             0        47,557        47,557
Harold Wasson, Jr.                Corona, CA           Furniture                   Mar-93             0        38,041        38,041
Harry's Oyster Bar Club           Oklahoma City, OK    Restaurant                  Nov-92             0        30,806        30,806
Hazen Inc                         East Moline, IL      Manufacturing & Production  Dec-92        27,486         4,926        32,412
Hazen, Inc.                       East Moline, IL      Environmental               Feb-93             0        52,425        52,425
HBO & Co.                         Atlanta, GA          Computers                   Sep-93       843,016       113,310       956,326
HBO & Co.                         Atlanta, GA          Computers                   Sep-93       269,389        49,673       319,063
HBO & Co.                         Atlanta, GA          Computers                   Sep-93       385,363        69,995       455,358
HBO & Co.                         Atlanta, GA          Computers                   Sep-93        58,230        10,750        68,980
HBO & Co.                         Atlanta, GA          Computers                   Sep-93       100,579        18,568       119,147
HBO & Co.                         Atlanta, GA          Computers                   Sep-93       152,343        28,124       180,467
HBO & Co.                         Atlanta, GA          Computers                   Sep-93       332,268        61,340       393,608
Health Systems International      Wallingford, CT      Telecommunications          May-93             0        55,360        55,360
Hebrew Home & Hospital            West Hartford, CT    Telecommunications          May-93             0       110,600       110,600
Hedges, David C.                  Nashville, TN        Retail                      Mar-93             0        32,425        32,425
Helvetia Coal Company             Indiana, PA          Mining                      Dec-92       151,276        66,138       217,414
Helvetia Coal Company             Indiana, PA          Mining                      Dec-92       427,481       151,020       578,501
Hendersonville Obst.              Windsor, CT          Medical                     Mar-93             0        44,348        44,348
Hesco, Inc.                       Watertown, SD        Manufacturing & Production  Jun-94        39,746         4,586        44,333
Hi-G Company Inc.                 Pitman, NJ           Telecommunications          May-93             0        26,945        26,945
Hi-Tech of DFW                    Hurst, TX            Automotive                  Nov-92             0        29,299        29,299
Hickey Chemists Ltd.              New York, NY         Computers                   Aug-95             0        28,393        28,393
Himani Enterprises, Inc.          Rego Park, NY        Restaurant                  Mar-93             0        27,299        27,299
Hocking Chemical Corp.            National City, CA    Manufacturing & Production  Apr-93             0        29,699        29,699
Holy Bagel                        Hackettstown, NJ     Restaurant                  Nov-92             0        30,904        30,904
Homesteaders Life Company         Des Moines, IA       Printing                    Feb-93             0        26,777        26,777
Hometown Buffet, Inc.             San Diego, CA        Restaurant                  Feb-95             0       618,000       618,000
Honey Dew Associates, Inc.        Planville, MA        Restaurant                  Mar-93             0        47,019        47,019
Hospitality Franchise Systems     Parsippany, NJ       Furniture                   Mar-93             0        40,219        40,219
Hospitality Springs               Atlanta, GA          Restaurant                  Dec-93             0       126,000       126,000
Houston Sportsco, Inc.            Houston, TX          Restaurant                  Jan-97             0        27,110        27,110
HPK Corporation                   Mesquite, TX         Manufacturing & Production  Mar-95             0        26,949        26,949
HTB Restaurant, Inc.              Salt Lake City, UT   Restaurant                  Mar-94             0       425,871       425,871
HTB Restaurant, Inc.              Salt Lake City, UT   Restaurant                  Mar-94             0       426,137       426,137
Huston-Lynn Enterprises Inc.      Indianapolis, IN     Restaurant Equipment        Jan-96             0        26,384        26,384
Icm Conversion, Inc.              Phoenix, AZ          Retail                      Dec-96             0        50,118        50,118
Idea Television                   Washington, DC       Video Production            Aug-96             0        49,286        49,286
Il Bacio, Inc.                    Marlboro, NJ         Restaurant                  Nov-92             0        30,866        30,866
Image Data Management Systems     Orange, CA           Manufacturing & Production  Nov-92             0        25,762        25,762
Immaculate Conception Church      Towson, MD           Retail                      Mar-93             0        25,891        25,891
Impressions, Inc.                 East Windsor, CT     Computers                   Mar-93             0        44,541        44,541
In Hyun Cho                       Whitestone, NY       Manufacturing & Production  Aug-95             0        34,285        34,285
Indiana Michigan Power Company    Columbus, OH         Material Handling           Sep-92     9,082,384       363,295     9,445,679
Indiana Michigan Power Company    Columbus, OH         Material Handling           Sep-92             0     4,610,840     4,610,840
Industrial Electric Service Co.   Hawthorne, NJ        Manufacturing & Production  Jan-97             0        61,390        61,390
Innerdyne Medical, Inc.           Sunnyvale, CA        Furniture                   May-94        24,481         2,600        27,081
Inrad, Inc.                       Northvale, NJ        Computers                   Mar-93             0        57,087        57,087
Inrad, Inc.                       Northvale, NJ        Manufacturing & Production  Mar-93             0        41,547        41,547
Intense Bodyworks, Inc.           Edgewood, NY         Medical                     Mar-93             0        48,200        48,200
Inter-Church Residences Inc       Bridgeport, CT       Telecommunications          May-93             0        74,453        74,453
Inter-Financial Group             Schaumburg, IL       Furniture                   Apr-93             0        27,943        27,943
Intercommunictns Amer.            Adventura, FL        Computerss                  Nov-96             0        54,788        54,788
International Biotechnologies     New Haven, CT        Telecommunications          May-93             0        68,672        68,672
International Rectifier Corp.     El Segundo, CA       Material Handling           Dec-92        91,681        16,147       107,828
International Rectifier Corp.     El Segundo, CA       Material Handling           Dec-92        59,963        10,194        70,157
International Rectifier Corp.     El Segundo, CA       Material Handling           Dec-92        27,603         4,837        32,439
International Rectifier Corp.     El Segundo, CA       Material Handling           Dec-92        40,710         7,022        47,732
International Rectifier Corp.     El Segundo, CA       Material Handling           Dec-92       928,919       168,139     1,097,058
International Rectifier Corp.     El Segundo, CA       Material Handling           Dec-92       366,711        60,948       427,660
International Rectifier Corp.     El Segundo, CA       Material Handling           Dec-92       540,297        92,579       632,877
International Rectifier Corp.     El Segundo, CA       Material Handling           Dec-92       337,702        56,148       393,850
International Software            Frederick, MD        Printing                    Dec-92        22,653         3,445        26,098
Investors Fudiciary Services      Atlanta, GA          Computers                   Nov-92             0        27,580        27,580
Item Nine                         Montpeller, VT       Restaurant                  Mar-93             0        29,163        29,163
Itt Flygt Corporation             Trumbull, CT         Telecommunications          May-93             0        56,986        56,986
IVF America, Inc.                 Greenwich, CT        Medical                     Dec-92             0       165,805       165,805
IVF America, Inc.                 Greenwich, CT        Medical                     Dec-92             0       123,254       123,254
IVI Travel, Inc.                  Northbrook, IL       Furniture                   Mar-93             0        35,784        35,784
IVI Travel, Inc.                  Northbrook, IL       Furniture                   Mar-93             0        39,314        39,314
J & H Auto & Truck Repair         Peabody, MA          Fixture                     Dec-96             0        63,141        63,141
J&J Burger, Inc. Dba Burger King  Harrisburg, PA       Restaurant                  Dec-93             0       149,773       149,773
J&J Burger, Inc. Dba Burger King  Harnsburg, PA        Restaurant                  Dec-93             0       167,885       167,885
J. Baker, Inc.                    Canton, MA           Manufacturing & Production  Mar-94             0       265,815       265,815
J. Walter Thompson                New York, NY         Audio                       Jul-96             0        43,506        43,506
J. Walter Thompson USA, Inc.      New York, NY         Video Production            Sep-93             0        80,952        80,952
J.M. Ney Company                  Bloomfield, CT       Telecommunications          Apr-96             0        41,813        41,813
Jacobs Mfg                        Bloomfield, CT       Telecommunications          May-93             0        48,356        48,356
James Hill, Inc.                  New Milford, CT      Automotive                  Jul-96             0        39,121        39,121
James Lyver                       East Hartford, CT    Construction                Mar-93             0        46,909        46,909
Janin Corp.                       Perth Amboy, NJ      Computers                   Apr-93             0        26,047        26,047
Jardon & Howard Technologies      Winter Park, FL      Computerss                  Jan-97             0        39,743        39,743
Jaymee Housefield                 Ft. Walton Beac, FL  Medical                     Mar-93             0        30,539        30,539
Jefferson Harvey Paschal          Jeffeeersonville, GA Restaurant                  Jul-96             0        30,796        30,796
Jetstream Cafe                    Avon, CT             Furniture                   Mar-93             0        28,537        28,537
Jim Whitman Studios, Inc.         Clifton, NJ          Computers                   Jun-94        35,732         4,183        39,914
Jo-Ann's Nut House                Garden City, NY      Manufacturing & Production  Jun-93             0        28,691        28,691
John & Frank Chaung DDS           New York, NY         Medical                     Aug-95             0        36,143        36,143
John Baird, Inc.                  Palm Desert, CA      Construction                May-96             0        39,648        39,648
John F. Almeida Dairy             Tulare, CA           Agriculture                 Nov-92             0        28,070        28,070
John Hassell's Dry Cleaning       Plano, TX            Sanitation                  Nov-92             0        30,824        30,824
John Kruse DDS                    New York, NY         Medical                     Aug-95             0        31,470        31,470
John M. Hulbrook                  New York, NY         Furniture                   Mar-93             0        26,020        26,020
Joseph H. Tees & Son Inc.         Bensalem, PA         Manufacturing & Production  Aug-95             0        27,044        27,044
Joseph P. Mccain DMD PA           Miami, FL            Computers                   Aug-95             0        26,667        26,667
Joseph-Beth Booksellers Of Ohio   Cincinnati, OH       Audio Equipment             Jan-96             0        26,373        26,373
Joyland Country Enterprises       Clearwater, FL       Restaurant                  Dec-92             0        52,369        52,369
Jpr Enterprises Inc.              Marina Del Ray, CA   Computers                   Jul-95             0        40,681        40,681
Jst Consultants, Inc.             St. Charles, MO      Computerss                  Nov-96             0        41,495        41,495
Juliet Cafe Billiards             Poughkeepsie, NY     Furniture                   Nov-92             0        25,428        25,428
K & K Ellsperman, Inc.            Newburgh, IN         Restaurant                  Sep-96             0        52,077        52,077
K & M Machine Co., Inc.           Newport, NH          Manufacturing & Production  Mar-93             0        32,185        32,185
K.S. Fashions Inc.                Los Angeles, CA      Manufacturing & Production  May-95             0        37,210        37,210
Kaman Aerospace                   Bloomfield, CT       Telecommunications          May-93             0       276,151       276,151
Kaman Aerospace                   Bloomfield, CT       Telecommunications          May-93             0        55,660        55,660
Kaman Aerospace                   Bloomfield, CT       Telecommunications          Nov-95             0       131,743       131,743
Kaman Aerospace                   Bloomfield, CT       Telecommunications          Nov-95             0        70,544        70,544
Kaman Aerospace                   Bloomfield, CT       Telecommunications          Jan-94             0       208,323       208,323
Kaman Corp.                       Boston, MA           Manufacturing & Production  Mar-94     1,391,054       159,268     1,550,321
Karen Lietz                       Ionia, NY            Material Handling           May-94        24,280         3,135        27,415
Keja Associates Inc.              Vista, CA            Manufacturing & Production  Aug-95             0        29,942        29,942
Kent Hylton                       Santa Paula, CA      Construction                Jun-96             0        56,620        56,620
Kent School Corp.                 Kent, CT             Telecommunications          May-93             0        69,262        69,262
Kerr Steamship Company, Inc.      Rosemont, IL         Telecommunications          Mar-93        45,117         8,993        54,110
Keywest Instant Images            Keywest, FL          Computers                   Nov-92             0        25,361        25,361
Kidco Enterprises, Inc.           New York, NY         Computers                   Mar-95             0        31,667        31,667
Kiddoo, Roger                     Joy, IL              Manufacturing & Production  Jan-97             0        47,304        47,304
Kinkos Of Thousand Oaks           W. Lake Village, CA  Furniture                   Aug-95             0        25,418        25,418
Kinnett Dairies, Inc.             Columbus, GA         Manufacturing & Production  Aug-94             0       361,275       361,275
Klein Rubbish Removal             Sarasota, FL         Material Handling           Mar-93             0        42,636        42,636
Knight-Ridder, Inc.               Washington, DC       Printing                    Mar-93             0        25,689        25,689
KNNC-FM                           Georgetown, TX       Audio                       Nov-92             0        29,938        29,938
Koman Sportswear Manufacturing    Carlstadt, NJ        Computers                   Mar-95             0        35,731        35,731
Kouri Capital Group, Inc.         New York, NY         Computers                   May-94        24,132         2,628        26,759
Kurzweil Applied Intelligence     Waltham, MA          Computers                   Mar-93             0        46,598        46,598
Kustaards Ltd.                    Bethel, CT           Fixture                     Aug-95             0        49,980        49,980
L & N Label Co., Inc.             Clearwater, FL       Printing                    Mar-94             0        33,526        33,526
La Bella Sausage, Inc.            Brooksville, FL      Fixture                     Nov-96             0        52,779        52,779
La Parisienne Bakery, Inc.        Austin, TX           Restaurant                  Nov-92             0        29,234        29,234
Lane Foods, Inc.                  Providence, RI       Restaurant                  Mar-93             0        39,811        39,811
Lane Randolph                     New Castle, DE       Transportation              Mar-93             0        39,868        39,868
Latham Tire                       St. Louis, MO        Automotive                  Feb-93             0        37,371        37,371
Lawrence Friedman                 Brooklyn, NY         Furniture                   Mar-93             0        48,739        48,739
Lawrence Ob-Gyn                   Windsor, CT          Medical                     Mar-93             0        47,062        47,062
Lechters, Inc.                    Harrison, NJ         Copiers                     Mar-93             0        60,876        60,876
Lee Family Clinic                 Durant, OK           Computers                   Aug-96             0        25,945        25,945
Legal Eagles Copy Service         Irvine, CA           Copiers                     Nov-92             0        29,195        29,195
Lenders Bagel Bakery              West Haven, CT       Computers                   Mar-93             0        49,402        49,402
Life Reassurance Corp. of America Stamford, CT         Telecommunications          Mar-93             0        48,004        48,004
Lilyblad Petroleum, Inc.          Tacoma, WA           Sanitation                  Mar-93             0        32,085        32,085
Linc Systems Corp.                Bloomfield, CT       Computers                   Mar-93             0        52,621        52,621
Linguistic Systems, Inc.          Cambridge, MA        Printing                    Mar-93             0        33,176        33,176
Lino Press                        New York, NY         Manufacturing & Production  Aug-95             0        49,039        49,039
LNS Group, Inc.                   Yantic, CT           Telecommunications          May-93             0        34,809        34,809
Lo-Est Printing Co., Inc.         Carmel, IN           Computers                   Mar-93             0        31,658        31,658
Load Star, Inc.                   Lavonia, GA          Computers                   Mar-93             0        34,963        34,963
Loh Corporation                   Arlington, TX        Computers                   Apr-95             0        42,005        42,005
Long Beach Acceptance Corp.       Oradell, NJ          Computerss                  Mar-97             0       366,242       366,242
Longford Homes of Nevada, Inc.    Las Vegas, NV        Computers                   Nov-92             0        26,524        26,524
Louis Frey Co., Inc.              New York, NY         Computers                   Mar-93             0        39,059        39,059
Louis Vinagro                     Johnston, RI         Construction                Mar-93             0        45,714        45,714
Louis Vinagro                     Johnston, RI         Manufacturing & Production  Mar-93             0        58,707        58,707
Lung Diagnostics, Inc.            Glenridge, NJ        Medical                     Sep-96             0        35,492        35,492
Lustig & Brown                    Buffalo, NY          Computers                   Sep-96             0        45,976        45,976
Mac Scan, Inc.                    Monterey Park, CA    Computerss                  Nov-96             0        27,617        27,617
Madeux Vending                    Fernandina, FL       Restaurant                  Nov-92             0        30,824        30,824
Madison Board of Education        Madison, CT          Computers                   Mar-93             0        56,540        56,540
Magnetek Century Electric         St. Louis, MO        Telecommunications          Dec-92        25,906         2,385        28,291
Management Professional           Redondo Beach, CA    Computers                   May-93             0        27,082        27,082
Manchester Ob/Gyn Associates      Windsor, CT          Medical                     Mar-93             0        43,662        43,662
Mancuso Sr. Inc.                  Houston, TX          Manufacturing & Production  Feb-96             0        35,600        35,600
Manhattan Cable Television        New York, NY         Copiers                     Mar-93             0        41,371        41,371
Manufacturer's Lease Company      Norwalk, CT          Printing                    Mar-93             0        40,538        40,538
Manzo Contracting Co.             Old Bridge, NJ       Construction                Aug-96             0        55,252        55,252
Marikina Engineers                West Haven, CT       Construction                Mar-93             0        32,958        32,958
Marine Container, Inc.            Los Angeles, CA      Computers                   Jul-93             0        25,899        25,899
Marine Mgt Systems                Stamford, CT         Computers                   May-96             0        33,038        33,038
Mario J. Dominquez, DC            La Puente, CA        Medical                     Mar-95             0        25,922        25,922
Marios Of Boca Dba                Boca Raton, FL       Restaurant                  Dec-96             0        59,923        59,923
Market Street Grill               Columbus, OH         Computers                   Nov-92             0        26,808        26,808
Maro Electronic's                 Bristol, PA          Audio                       Jun-93             0        27,123        27,123
Martin Mcgrath DPM                New York, NY         Medical                     Aug-95             0        30,379        30,379
Marymount University              Arlington, VA        Retail                      Mar-93             0        40,501        40,501
Marymount University              Arlington, VA        Retail                      Mar-93             0        28,867        28,867
Masco Corporation of Indiana      Cumberland, IN       Computers                   Mar-93             0        28,127        28,127
Mashantucket Pequot Gaming        Ledyard, CT          Fixture                     Mar-93             0        44,078        44,078
Mashantucket Pequot Gaming        Ledyard, CT          Furniture                   Mar-93             0        26,271        26,271
Mashantucket Pequot Gaming        Ledyard, CT          Manufacturing & Production  Mar-93             0        32,783        32,783
Mashantucket Pequot Gaming        Ledyard, CT          Computers                   Mar-93             0        35,365        35,365
Mashantucket Pequot Gaming        Ledyard, CT          Photography                 Mar-93             0        41,581        41,581
Mashantucket Pequot Gaming        Ledyard, CT          Fixture                     Mar-93             0        45,174        45,174
Mashantucket Pequot Gaming        Ledyard, CT          Photography                 Mar-93             0        36,441        36,441
Mashantucket Pequot Gaming        Ledyard, CT          Fixture                     Mar-93             0        29,456        29,456
Mashantucket Pequot Gaming        Ledyard, CT          Restaurant                  Mar-93             0        40,352        40,352
Mashantucket Pequot Gaming        Ledyard, CT          Furniture                   Mar-93             0        40,895        40,895
Mashantucket Pequot Gaming        Ledyard, CT          Restaurant                  Mar-93             0        33,126        33,126
Mashantucket Pequot Gaming        Ledyard, CT          Computers                   Mar-93             0        28,576        28,576
Mashantucket Pequot Gaming        Ledyard, CT          Telecommunications          Mar-93             0        43,122        43,122
Mashantucket Pequot Gaming        Ledyard, CT          Furniture                   Mar-93             0        41,487        41,487
Mashantucket Pequot Gaming        Ledyard, CT          Computers                   Mar-93             0        40,460        40,460
Master Power Brakes, Ltd.         Mooresville, NC      Computers                   May-96             0        33,623        33,623
Mazzetti & Associates, Inc.       San Francisco, CA    Computers                   Jul-96             0        31,565        31,565
Mc Cue Mortgage Co., Inc.         New Britain, CT      Telecommunications          May-93             0        36,360        36,360
McCullough Oil Service            Glen Rock, PA        Fixture                     Dec-96             0       130,515       130,515
McKibben Communications           Chatsworth, CA       Video Production            Dec-96             0        31,858        31,858
Medstar Inc.                      Waterbury, CT        Telecommunications          May-93             0       115,110       115,110
Medstar, Inc.                     Waterbury, CT        Medical                     Nov-92             0        28,789        28,789
Mee Mee Bakery                    San Francisco, CA    Restaurant                  Sep-96             0        35,995        35,995
Mefa, Inc.                        Medford, MA          Manufacturing & Production  Nov-92             0        31,429        31,429
Meikejohn & Stone Clinic Pc       Windsor, CT          Medical                     Mar-93             0        53,763        53,763
Meirose & Friscia, P.A.           Tampa, FL            Computerss                  Nov-96             0        38,362        38,362
Mekka Java                        San Diego, CA        Restaurant                  Nov-92             0        27,416        27,416
Melvin J.Kordon, MD PA            Ellicott City, MD    Medical                     Nov-92             0        28,945        28,945
Mesh, Inc.                        Iselin, NJ           Restaurant                  Mar-93             0        27,921        27,921
Met Life Insurance Co.            Clayton, MO          Furniture                   Feb-94             0        37,773        37,773
Metal Leve                        Ann Arbor, MI        Manufacturing & Production  Sep-93       256,817        61,114       317,931
Metal Leve                        Ann Arbor, MI        Manufacturing & Production  Sep-93       241,282        54,650       295,931
Metal Leve                        Ann Arbor, MI        Manufacturing & Production  Sep-93     1,856,605       425,263     2,281,868
Metal Leve                        Ann Arbor, MI        Manufacturing & Production  Sep-93       963,924       220,375     1,184,300
Metal Leve                        Ann Arbor, MI        Manufacturing & Production  Sep-93       590,764       134,986       725,751
Metal Leve                        Ann Arbor, MI        Manufacturing & Production  Sep-93       504,410       115,125       619,534
Metal Leve                        Ann Arbor, MI        Manufacturing & Production  Sep-93       176,119        30,921       207,040
Metal Leve                        Ann Arbor, MI        Manufacturing & Production  Sep-93     1,636,613       389,489     2,026,102
Metrology Systems, Inc.           Santa Ana, CA        Manufacturing & Production  Aug-93             0        29,446        29,446
Michael Gulotta DDS               Holtsville, NY       Medical                     Aug-95             0        25,070        25,070
Microgenesys, Inc.                Meriden, CT          Computers                   Mar-93             0        32,634        32,634
Microgenesys, Inc.                Meriden, CT          Manufacturing & Production  Mar-93             0        27,458        27,458
Microgenesys, Inc.                Meriden, CT          Material Handling           Mar-93             0        37,064        37,064
Microgenesys, Inc.                Meriden, CT          Manufacturing & Production  Mar-93             0        53,737        53,737
Microgenesys, Inc.                Meriden, CT          Manufacturing & Production  Mar-93             0        34,763        34,763
Micrographic Imaging              Cameron Park, CA     Printing                    Oct-96             0        31,114        31,114
Microwave Satellite               Wycoff, NJ           Computers                   Mar-93             0        37,346        37,346
Microwave Satellite Technologies  Wyckoff, NJ          Telecommunications          Mar-96             0        49,538        49,538
Mid America Truck & Equip         Rosemont, IL         Material Handling           Aug-95             0        29,476        29,476
Minute Mart Dba Breaux's Mart     Lafayette, LA        Computers                   May-93             0        57,277        57,277
Mirkin'S Ideal Cleaning           Springfield, MA      Manufacturing & Production  Aug-95             0        30,185        30,185
Mission Fitness Center            Mission, KS          Furniture                   Nov-92             0        28,092        28,092
Mission Fitness Center            Mission, KS          Office Equipment            Nov-92             0        29,404        29,404
Mntn Comprehensive Health         Whitesbury, KY       Computers                   Aug-96             0        25,864        25,864
Mobile Imaging                    Smithtown, NY        Medical                     Oct-96             0        50,736        50,736
Mobile Radiology Services         Philadelphia, PA     Medical                     Aug-95             0        42,109        42,109
Mohawk Ltd.                       Chadwicks, NY        Manufacturing & Production  Aug-95             0        33,624        33,624
Mold Clinic Inc                   West Union, SC       Computerss                  Oct-96             0        26,652        26,652
Mona Lisa Bakery                  Brooklyn, NY         Manufacturing & Production  Nov-96             0        32,391        32,391
Monmouth Mower, Inc.              Middletown, NJ       Computers                   Jun-93             0        28,614        28,614
Moore Special Tool Co.            Bridgeport, CT       Telecommunications          May-93             0        92,193        92,193
Morande Ford, Inc.                Berlin, CT           Telecommunications          May-93             0        45,398        45,398
Moreau & Moreau                   South Barre, VT      Fixture                     Jul-96             0       102,455       102,455
Morgan's Creative Restaurant      Brachwood, OH        Restaurant                  Dec-94             0       205,463       205,463
Morgan's Creative Restaurant      Beachwood, OH        Restaurant                  Nov-94             0       191,984       191,984
Mt Administrative Corp            Roswell, NM          Restaurant                  Dec-96             0        46,940        46,940
Murphy & Beane                    New London, CT       Telecommunications          Mar-93             0        34,887        34,887
Mutnick Productions               Santa Monica, CA     Video Production            Sep-96             0        54,449        54,449
N & N Petroleum, Inc.             Pelham, NH           Fixture                     Jan-97             0       270,523       270,523
N & T Supermarkets Inc.           Warminster, PA       Retail                      Aug-95             0        31,866        31,866
Nassau Mobil, LLC                 Nassau, NY           Fixture                     Mar-96             0        56,035        56,035
National Bio Systems, Inc.        Rockville, MD        Copiers                     Mar-93             0        44,574        44,574
National Sales Services, Inc.     Danbury, CT          Computerss                  Feb-97             0        41,485        41,485
Natural Pantry                    Simi Valley, CA      Environmental               Nov-92             0        25,027        25,027
Nelco Rehab. Medical Services     Jackson Heights, NY  Computers                   Aug-95             0        38,811        38,811
Neptune Dental Associates         Brooklyn, NY         Medical                     Aug-95             0        35,976        35,976
Neumonics, Inc.                   Hopkinton, MA        Computers                   Mar-93             0        25,436        25,436
New Britain Memorial Hospital     New Britain, CT      Telecommunications          Mar-93             0        48,190        48,190
New Canaan Public Schools         New Canaan, CT       Telecommunications          Mar-93             0        29,708        29,708
New Country Motors Cars           Hartford, CT         Telecommunications          Dec-95             0        27,644        27,644
New Mexico Eye Clinic             Albuquerque, NM      Medical                     May-94        43,200         5,269        48,469
New Opportunities                 Waterbury, CT        Telecommunications          Mar-93             0        39,030        39,030
New Wave Graphics                 Costa Mesa, CA       Computers                   Nov-92             0        29,982        29,982
New York Institute                Tarrytown, NY        Computers                   Mar-93             0        52,840        52,840
Nidec Corporation                 Torrington, CT       Telecommunications          May-93             0        48,477        48,477
Nordberg Capital Inc.             New York, NY         Computers                   Aug-95             0        26,936        26,936
Normandy Station, Inc.            Sanford, FL          Medical                     Mar-93             0        41,866        41,866
North Aurora Inn, Inc.            North Aurora, IL     Fixture                     Dec-96             0        30,482        30,482
North Central Broadcasting, Inc.  Nappanee, IN         Furniture                   Nov-92             0        25,828        25,828
Northeast Nuclear Energy Co.      Hartford, CT         Telecommunications          May-93             0       776,263       776,263
Novametrix Medical                Wallingford, CT      Telecommunications          May-96             0        28,317        28,317
Novametrix Medical Sys. Inc.      Wallingford, CT      Telecommunications          May-93             0        62,676        62,676
NTN Communications, Inc.          Carsbad, CA          Telecommunications          Oct-96             0     1,137,500     1,137,500
Oak Park Electronics              Raleigh, NC          Computers                   Nov-92             0        26,707        26,707
Oakdale Images Inc.               Binghamton, NY       Video Production            Nov-96             0        55,008        55,008
Oakdale Locksmith                 Oakdale, CA          Manufacturing & Production  Apr-93             0        26,398        26,398
Oaks Mill, Inc.                   Gainsville, FL       Retail                      May-96             0        28,814        28,814
Oakwood Card & Gifts              Edison, NJ           Fixture                     Nov-92             0        28,886        28,886
Ob-Gyn Associates of Arlington    Windsor, CT          Medical                     Mar-93             0        44,475        44,475
Ob-Gyn Columbus                   Windsor, CT          Medical                     Mar-93             0        50,961        50,961
Obstetrics & Gynecolgoy           Windsor, CT          Medical                     Mar-93             0        38,828        38,828
Old World Foods, Inc. & Spaghetti Portland, OR         Restaurant                  Jan-97             0        44,710        44,710
Oldies 98 Diner                   Bartlett, TN         Restaurant                  Nov-92             0        28,102        28,102
Omni Surgical Cupply              Farmingdale, NY      Office Equipment            May-96             0       117,539       117,539
On Line Data, Inc.                Richardson, TX       Computers                   Mar-93             0        27,576        27,576
On Site Deland, Inc.              Altamonte Springs, FLTelecommunications          Mar-93             0        35,575        35,575
On Site Dyer Square, Inc.         Altamonte Springs, FLTelecommunications          Mar-93             0        39,329        39,329
Orange Police                     Orange, CT           Telecommunications          Mar-93             0        33,493        33,493
Orient Exquisite                  Orlando, FL          Fixture                     Apr-96             0        53,913        53,913
Our Front Porch                   Pittsford, NY        Computers                   Jun-93             0        29,125        29,125
Oyster River Petroleum, Inc.      West Haven, CT       Transportation              Mar-93             0        33,045        33,045
Ozone Diagnostics Inc.            Ozone Park, NY       Medical                     Aug-95             0        27,759        27,759
Pacific Access Computers          Rancho Cordova, CA   Computerss                  Jan-97             0        36,537        36,537
Pacific Bagel                     Rancho Margarita, CA Restaurant                  Jun-96             0       220,000       220,000
Pacific Bagel Partners            Rancho Margarita, CA Restaurant                  May-96             0       220,000       220,000
Palestrini Film Editing, Inc.     New York, NY         Video Production            Mar-93             0        30,290        30,290
Palm Beach Kennel Club            W.Palm Beach, FL     Telecommunications          Jan-97             0        29,457        29,457
Panagos Services Station, Inc.    Queens Village, NY   Automotive                  Mar-93             0        37,489        37,489
Panaram International             Belleville, NJ       Automotive                  Oct-96             0        34,890        34,890
Panoram Technologies Inc.         Burbank, CA          Video Production            Jan-97             0        51,147        51,147
Papa Kelsey's Pizza               Twin Falls, ID       Restaurant                  Nov-92             0        28,098        28,098
Paragon Steak House               San Diego, CA        Restaurant                  Dec-93             0       412,517       412,517
Paragon Steak House               San Diego, CA        Restaurant                  Dec-93             0       427,214       427,214
Paragon Steakhouse Restaurant     San Diego, CA        Restaurant                  Dec-94       395,347        46,582       441,929
Paragon Steakhouse Restaurant     San Diego, CA        Furniture                   Jul-94       326,431        38,238       364,669
Paragon Steakhouse Restaurant     San Diego, CA        Restaurant                  May-94       781,885        91,434       873,319
Paragon Steakhouse Restaurant     San Diego, CA        Restaurant                  Sep-94       418,639        48,960       467,599
Paragon Steakhouse Restaurant     San Diego, CA        Restaurant                  Mar-95     1,944,996       138,637     2,083,633
Paragon Steakhouse Restaurant     San Diego, CA        Furniture                   Oct-94       390,849        45,968       436,817
Paragon Steakhouse Restaurant     San Diego, CA        Restaurant                  Nov-94       269,224        31,488       300,712
Paragon Steakhouse Restaurant     San Diego, CA        Restaurant                  Jan-95        79,578         5,892        85,470
Paragon Steakhouse Restaurant     San Diego, CA        Restaurant                  Apr-95       186,883        21,789       208,672
Parctec, Inc.                     New York, NY         Retail                      Dec-93        39,158         3,565        42,723
Parctec, Inc.                     New York, NY         Retail                      Dec-93        79,437         7,231        86,669
Parctec, Inc.                     New York, NY         Retail                      Nov-93        88,165         7,670        95,836
Parctec, Inc.                     New York, NY         Retail                      Dec-93        83,894         7,299        91,192
Parctec, Inc.                     New York, NY         Retail                      Nov-93        40,752         3,545        44,298
Parctec, Inc.                     New York, NY         Retail                      Dec-93       119,197        10,851       130,048
Parctec, Inc.                     New York, NY         Retail                      Dec-93        41,400         3,769        45,168
Parctec, Inc.                     New York, NY         Retail                      Dec-93       131,040        11,400       142,440
Parctec, Inc.                     New York, NY         Retail                      Dec-93        74,954         6,823        81,778
Parctec, Inc.                     New York, NY         Retail                      Dec-93       321,220        29,242       350,462
Parctec, Inc.                     New York, NY         Retail                      Dec-93        49,912         4,544        54,456
Parctec, Inc.                     New York, NY         Retail                      Nov-93       203,367        17,693       221,059
Parker Oil Co., Inc.              South Hill, VA       Fixture                     Dec-96             0       320,737       320,737
Parkside Mill, Inc.               Atlanta, GA          Retail                      Jul-96             0        49,393        49,393
Parkview Nursing Home             Bountiful, UT        Manufacturing & Production  Nov-92             0        31,620        31,620
Pasta Blitz, Inc.                 Rockaway, NJ         Restaurant                  Mar-93             0        49,972        49,972
Patterson Country Club            Fairfield, CT        Telecommunications          May-93             0        31,844        31,844
Paul Evans                        Germantown, MD       Transportation              Mar-93             0        55,519        55,519
Paul Evans                        Germantown, MD       Transportation              Mar-93             0        57,517        57,517
Paul Robinson                     Cannon Falls, NM     Agriculture                 Feb-95             0        35,080        35,080
Pct Services                      Tucker, GA           Manufacturing & Production  Jun-93             0        28,348        28,348
PDH Enterprises, Inc.             Merrifield, VA       Restaurant                  Mar-93             0        42,591        42,591
PDH Enterprises, Inc.             Merrifield, VA       Restaurant                  Mar-93             0        48,624        48,624
PDH Enterprises, Inc.             Merrifield, VA       Restaurant                  Mar-93             0        48,853        48,853
PDH Enterprises, Inc.             Merrifield, VA       Restaurant                  Mar-93             0        49,577        49,577
PDH Enterprises, Inc.             Merrifield, VA       Restaurant                  Mar-93             0        46,337        46,337
Peacock Cleaners                  San Marcos, CA       Sanitation                  Nov-92             0        31,460        31,460
Pegasus Communications            Encino, CA           Video Production            Jul-96             0        54,422        54,422
Penguin Natural Foods             San Francisco, CA    Manufacturing & Production  Dec-96             0        45,161        45,161
Peninsula Beauty Supply           Burlingme, CA        Retail                      Oct-96             0        27,419        27,419
Peninsular Printing               Daytona Beach, FL    Manufacturing & Production  Jun-94        36,636         4,198        40,834
Penn National Race Course         Grantville, PA       Computers                   Mar-93             0        30,377        30,377
Perfect Impressions Hair Salon    Greenville, NC       Fixture                     Nov-92             0        27,609        27,609
Perry & Perry, Inc.               Rockland, MA         Sanitation                  May-96             0        32,278        32,278
Pet Foods Plus, Inc.              Houston, TX          Furniture                   Mar-93             0        34,822        34,822
Peterson's Guides, Inc.           Princeton, NJ        Computers                   Mar-93             0        34,845        34,845
Philbrick Booth & Spencer, Inc.   Hartford, CT         Construction                Mar-93             0        34,674        34,674
Phillips Medical Systems North    Shelton, CT          Transportation              May-93             0       233,501       233,501
Phillips Medical Systems North    Shelton, CT          Telecommunications          May-93             0       558,853       558,853
Phillips Medical Systems North    Shelton, CT          Telecommunications          May-93             0        75,647        75,647
Photocircuits                     Glen Cove, NY        Manufacturing & Production  Apr-96             0     2,738,693     2,738,693
Photonika Inc.                    Richmond Hill, NY    Manufacturing & Production  Aug-95             0        52,556        52,556
Physical Therapy Services         Leesville, LA        Medical                     Aug-95             0        47,272        47,272
Physiologic Reps                  Glendale, CA         Manufacturing & Production  Mar-93             0        42,553        42,553
Physiques Unlimited, Inc.         Belleville, NJ       Medical                     Mar-93             0        31,341        31,341
Physiques Unlimited, Inc.         Belleville, NJ       Medical                     Mar-93             0        35,380        35,380
Pinski Weiner Grasso, MD          Windsor, CT          Medical                     Mar-93             0        41,481        41,481
Pizza Innovative Equipment Co.    Rancho Cordova, CA   Restaurant                  Nov-92             0        25,351        25,351
Plainfield Medical Center         Windsor, CT          Medical                     Mar-93             0        46,899        46,899
Poli-Twine Western, Inc.          Dead Deal            Manufacturing & Production  Mar-95     1,082,910        92,090     1,175,000
Poly Tech Industries, Inc.        Madison Heights, MI  Computers                   Mar-93             0        28,085        28,085
Precision Automotive Engineers    Birmingham, AL       Automotive                  Nov-92             0        26,170        26,170
Preferred Health Strategies       Rye, NY              Computers                   Aug-95             0        25,469        25,469
Preferred Packaging               San Dimas, CA        Manufacturing & Production  Aug-96             0        51,578        51,578
Presbyterian Hospital In The      New York, NY         Material Handling           Feb-93        76,925         6,483        83,408
Prime Energy Mgmt Corp.           Stamford, CT         Telecommunications          May-93             0        26,479        26,479
Prime Tanning                     Berwick, ME          Manufacturing & Production  Mar-94             0        59,796        59,796
Princeton Armored Services        Trenton, NJ          Manufacturing & Production  Aug-95             0        37,790        37,790
Printing Plus, Inc.               Tucson, AZ           Copiers                     May-96             0        58,996        58,996
Pro Car Care of Garland           Garland, TX          Automotive                  Nov-92             0        25,738        25,738
Pro-Lign (A Partnership)          Orange, CA           Manufacturing & Production  Aug-95             0        25,973        25,973
Pro-Tech Manufacturing, Inc.      San Antonio, TX      Computers                   Mar-93             0        31,754        31,754
Producto Machine Company, Inc.    Bridgeport, CT       Manufacturing & Production  Mar-93             0        50,289        50,289
Professional Touch Answering      Grapevine, TX        Computers                   Nov-92             0        25,738        25,738
Pros, Inc.                        Stratford, CT        Computers                   Mar-93             0        35,512        35,512
Prudential Empire of NY           Pomona, NY           Furniture                   Nov-92             0        28,211        28,211
PSCU Service Centers, Inc.        Tampa, FL            Computers                   Jul-93             0       110,031       110,031
PTC Aerospace                     Litchfield, CT       Telecommunications          May-93             0        25,565        25,565
Public Petroleum Inc.             Marshfield, MA       Fixture                     Oct-96             0        52,025        52,025
Pulmonary Dis. Spec. Center       Passaic, NJ          Medical                     Aug-95             0        28,150        28,150
Purcell Natural Jojoba            Avila Beach, CA      Manufacturing & Production  Jul-96             0        56,559        56,559
Pure Software Inc.                Sunnyvale, CA        Furniture                   Apr-93             0        94,119        94,119
Pure Software, Inc.               Sunnyvale, CA        Computers                   Mar-93             0       124,107       124,107
Purvis Disposal                   Houston, TX          Transportation              Mar-93             0        57,589        57,589
Qmed, Inc.                        Laurence Harbor, NJ  Furniture                   Mar-93             0        30,872        30,872
Quality Care Review, Inc.         Middletown, CT       Computers                   Mar-93             0        27,033        27,033
Queen Anne Hotel                  San Francisco, CA    Fixture                     Jun-95             0        38,625        38,625
Rain Tree Cafe                    San Francisco, CA    Restaurant                  Dec-96             0        34,841        34,841
Rainbow Industries, Inc.          Chantilly, VA        Material Handling           Mar-93             0        44,799        44,799
Raje Inc.                         Ocean, NJ            Medical                     Aug-95             0        28,724        28,724
Ramada Inn Mystic                 Mystic, CT           Telecommunications          May-93             0        54,027        54,027
Ramsey Taylor Johnston            Windsor, CT          Medical                     Mar-93             0        48,753        48,753
Rappoport/Metropolitan            New York, NY         Computers                   Mar-93             0        43,566        43,566
Ratchford & Mc Daniel             Windsor, CT          Medical                     Mar-93             0        37,917        37,917
Raymond Engineering, Inc.         Middletown, CT       Telecommunications          May-93             0        39,102        39,102
Re/Max Acclaimed Reality          Cincinnati, OH       Office Equipment            Nov-92             0        30,844        30,844
Red Blazer Restaurant & Pub       Concord, NH          Restaurant                  Nov-92             0        30,824        30,824
Refuse Systems                    Cleveland, OH        Construction                Mar-93             0        51,059        51,059
Regan Engineering & Srvc Corp.    Providence, RI       Manufacturing & Production  May-95             0        30,268        30,268
Regency Telecommunications        Houston, TX          Computers                   Apr-95             0        29,883        29,883
Regina O. Hillsman MD             Naugatuck, CT        Medical                     Aug-95             0        27,389        27,389
Regional School District          Higganum, CT         Telecommunications          Mar-93             0        25,165        25,165
Rembrandt Stampng & Embos         Pennsauken, NJ       Manufacturing & Production  Aug-95             0        36,098        36,098
Remington Products Inc.           Bridgeport, CT       Telecommunications          May-93             0        80,745        80,745
Reserve Iron & Metal              Chicago, IL          Structure                   Mar-94             0       361,000       361,000
Restaurant Management Nw Inc.     Portland, OR         Retail                      Jun-95             0       605,814       605,814
Rhone-Poulenc Basic               Shelton, CT          Computers                   Mar-93             0        35,517        35,517
Richard Marrus, Md                Cohoes, NY           Medical                     Dec-96             0        71,643        71,643
Rick's Quality Printing           Cocoa, FL            Printing                    May-93             0        25,077        25,077
Riverside Sand Company            Jones, OK            Office Equipment            Nov-92             0        26,981        26,981
Riviera Quality Cleaners          Redondo Beach, CA    Computers                   Nov-92             0        28,342        28,342
Robert Gohrs Photography          Montoursville, PA    Computerss                  Jan-97             0        42,221        42,221
Robert Morgan & Company, Inc.     Battle Creek, MI     Manufacturing & Production  Jun-94        28,137         3,141        31,278
Robustelli Coporate Services      Stamford, CT         Telecommunications          May-93             0        28,108        28,108
Robustelli Corporate Services     Stamford, CT         Telecommunications          May-93             0        48,281        48,281
Rockbestos Company, Inc.          East Granby, CT      Telecommunications          May-93             0       179,251       179,251
Rockville Family Physician        Windsor, CT          Medical                     Mar-93             0        29,106        29,106
Rocuant Crop.                     Culver City, CA      Computers                   Jun-96             0        55,212        55,212
Rod's Sign & Neon Company         Elberton, GA         Manufacturing & Production  Jan-95             0        26,935        26,935
Ron'S Wood World, Inc.            Richmond Hills, GA   Manufacturing & Production  Jul-96             0        46,508        46,508
Rowland Inc.                      Rocky Hill, CT       Telecommunications          May-93             0        30,157        30,157
Rubber Craft Corp.                Gardena, CA          Manufacturing & Production  Mar-93             0        46,391        46,391
Rudolph G. Bruhel, DDS            Bullhead, AZ         Medical                     Nov-92             0        30,428        30,428
S.J.A. Society Inc                Virginia Beach, VA   Computers                   Feb-96             0        37,165        37,165
S.M.F. American Inc.              Billerica, MA        Furniture                   Mar-96             0        91,530        91,530
Safe-T-Child, Inc.                Austin, TX           Video Production            Jul-96             0        35,206        35,206
Sandefur Companies                Sanford, FL          Medical                     Mar-93             0        31,538        31,538
Sandefur Companies                Sanford, FL          Medical                     Mar-93             0        44,402        44,402
Sandvik Milford Corp.             Branford, CT         Telecommunications          Mar-93             0        27,414        27,414
Sargent Manufacturing Company     New Haven, CT        Telecommunications          May-93             0       202,316       202,316
Sat Link,  Inc.                   Stamford, CT         Telecommunications          Aug-96             0        60,148        60,148
Savco Drugs, Inc.                 Baton Rouge, LA      Computers                   Mar-93             0        27,197        27,197
Savings Bank Life Insurance       Hartford, CT         Telecommunications          May-93             0        45,086        45,086
Scan Code, Inc.                   East Hartford, CT    Retail                      Mar-93             0        42,670        42,670
Schwartz Coffee Enterprises       Deer Park, NY        Restaurant                  Mar-93             0        43,741        43,741
Schwartz Coffee Enterprises       Deer Park, NY        Restaurant                  Mar-93             0        43,202        43,202
Screen Printing Plus              Indianapolis, IN     Manufacturing & Production  Nov-92             0        30,599        30,599
Scriver                           Oklahoma City, OK    Retail                      Sep-93     1,171,883       265,692     1,437,575
Scriver                           Oklahoma City, OK    Retail                      Sep-93        42,220         9,397        51,618
SDC Properties, Inc.              Hilton Head, SC      Computers                   Jan-95             0        26,186        26,186
Seaberg Audio Services            Fresno, CA           Computers                   Nov-92             0        30,144        30,144
Seacoast Telecommunciations       Dover, NH            Telecommunications          Nov-92             0        28,726        28,726
Seafare Seafood Restaurant        Murrells Inlet, SC   Restaurant                  Nov-92             0        32,713        32,713
Shaffner Coffee Company, Inc.     Winston-Salem, NC    Restaurant                  Mar-93             0        42,903        42,903
Shalimar Sportswear               Carle Place, NY      Computerss                  Apr-96             0        37,083        37,083
Shelburg of Tucson                Tucson, AZ           Computers                   Nov-92             0        30,750        30,750
Sheplers, Inc.                    Witchita, KS         Computers                   Oct-93             0       991,120       991,120
Sheppard Ambulance Transport      Philadelphia, NJ     Medical                     Oct-96             0        29,814        29,814
Shirey Thomason OD                Thousand Oaks, CA    Medical                     Aug-95             0        32,187        32,187
Shoreline Care Ltd Partnership    North Branford, CT   Telecommunications          May-93             0        80,886        80,886
Shutterbug Photo Centers          Aiken, SC            Telecommunications          Aug-95             0        43,769        43,769
Sibson & Co., Inc.                Princeton, NJ        Computers                   Mar-93             0        29,009        29,009
Signs of the Times                Las Vegas, NV        Telecommunications          Nov-92             0        31,772        31,772
Sikorsky Aircraft Divison         Stratford, CT        Telecommunications          May-93             0        65,692        65,692
Silver Systems, Inc.              Wyndmoor, PA         Printing                    Sep-96             0        43,053        43,053
Smugglers Enterprises, Inc.       Punta Gorda, FL      Restaurant                  Jul-93             0        25,081        25,081
SNA, Inc.                         Cincinnati, OH       Restaurant                  Mar-93             0        44,367        44,367
SNA, Inc.                         Cincinnati, OH       Restaurant                  Mar-93             0        48,187        48,187
SNA, Inc.                         Cincinnati, OH       Restaurant                  Mar-93             0        45,248        45,248
SNA, Inc.                         Cincinnati, OH       Restaurant                  Mar-93             0        45,350        45,350
Soaring Eagle Outerwear LLC       Minot, ND            Manufacturing & Production  Sep-95             0        29,329        29,329
Solid Waste Disposal, Inc.        Larose, LA           Transportation              Mar-93             0        26,777        26,777
Somerville Foreign Auto Repair    Cambridge, MA        Automotive                  Nov-92             0        26,298        26,298
Sophtech Dba, Sophisticated Tech. Torrance, CA         Computerss                  Jan-97             0        48,293        48,293
Soup Exchange                     Hollywood, FL        Restaurant                  Nov-92             0        31,157        31,157
South Bay Cardiovascular          Bayshore, NY         Computers                   Aug-95             0        40,506        40,506
South Shore Veterinary            Staten Island, NY    Computers                   Aug-95             0        29,256        29,256
South Windsor                     South Windsor, CT    Telecommunications          May-93             0        64,368        64,368
Southern Cross                    O'Fallon, MO         Computers                   Mar-93             0        30,431        30,431
Southern New England Federal      New Haven, CT        Telecommunications          Mar-93             0        25,489        25,489
Southwest Auto Supply             Little Rock, AR      Computers                   Mar-93             0        38,858        38,858
Southwest Nephrology              Evergreen Park, IL   Computers                   Sep-96             0        33,872        33,872
Spa Elysium Ltd.                  Erdenheim, PA        Retail                      Nov-92             0        26,558        26,558
Spectral Systems, Inc.            Irvington, NY        Manufacturing & Production  Mar-93             0        35,687        35,687
Spectrascan Imaging Services      Windsor, CT          Medical                     Mar-93             0        28,668        28,668
Spectrascan Imaging Systems       Windsor, CT          Medical                     Mar-93             0        38,828        38,828
Spectrum Color Images             San Luis Bispop, CA  Printing                    Jan-97             0        57,825        57,825
Speer Air Conditioning            Denville, NJ         Manufacturing & Production  Aug-95             0        47,513        47,513
Spic 'N Span Cleaners, Inc        Memphis, TN          Manufacturing & Production  Dec-96             0        48,200        48,200
Spring House Inn                  Lagrange, GA         Restaurant                  Nov-92             0        34,054        34,054
Spruce Creek Development          Summerfield, FL      Agriculture                 Mar-93             0        45,594        45,594
St John's Home Health Agency      Miramar, FL          Furniture                   May-94        23,857         2,668        26,525
Standard Knapp Inc.               Portland, CT         Telecommunications          May-93             0        40,961        40,961
Standard Oil Of Connecticut       Bridgeport, CT       Telecommunications          May-93             0        29,552        29,552
Stanley Rockwell Co.              Hartford, CT         Environmental               Mar-93             0        26,466        26,466
Staples, Inc.                     Framingham, MA       Retail                      Jun-94       136,194        19,100       155,295
Staples, Inc.                     Framingham, MA       Computers                   Jun-94     1,818,271       277,723     2,095,995
Starter Sportswear, Inc.          New Haven, CT        Telecommunications          May-93             0       274,772       274,772
Stephen C. Allen MD PC            New York, NY         Medical                     Aug-95             0        37,267        37,267
Steve A. Hamric                   Memphis, TN          Restaurant                  Apr-95             0        51,132        51,132
Stirling & Stirling Inc.          Milford, CT          Telecommunications          May-93             0        47,474        47,474
STM Industries, Inc.              Randolph, MA         Computers                   Mar-93             0        25,753        25,753
Stone Safety Corp.                Fairfield, CT        Telecommunications          May-93             0        28,286        28,286
Structured Computer Systems       Avon, CT             Telecommunications          Mar-93             0        26,453        26,453
Studio One, Inc.                  New York, NY         Fixture                     Jan-97             0        34,135        34,135
Sturm Ruger & Company Inc.        Southport, CT        Telecommunications          May-93             0        28,340        28,340
Sturm Ruger & Company Inc.        Southport, CT        Telecommunications          May-93             0        63,815        63,815
Suarez, Omar E., D.M.D.           North Bergen, NJ     Medical                     Jan-97             0        26,701        26,701
Sublime Music, Inc.               Hollywood, CA        Audio                       Dec-96             0        33,001        33,001
Subway Enterprises, Inc.          Quincy, FL           Restaurant                  Nov-92             0        29,283        29,283
Summit Imaging Inc                Akron, OH            Medical                     Oct-95             0        58,146        58,146
Super Textile, Inc.               Knoxville, TN        Manufacturing & Production  Mar-93             0        38,919        38,919
Superior Bar & Grill Inc.         Birmingham, AL       Restaurant Equipment        Oct-95             0       347,480       347,480
Susan Domuczicz                   West Briggwater, MA  Restaurant                  Mar-93             0        40,637        40,637
Sutter Audio                      Tallahassee, FL      Automotive                  Nov-92             0        31,496        31,496
Sweet Water Restaurant            New York, NY         Computers                   Nov-92             0        26,681        26,681
Synquest, Inc.                    Norcross, GA         Computerss                  Dec-96             0        27,324        27,324
Synquest, Inc.                    Norcross, GA         Computerss                  Jan-97             0        26,151        26,151
T & T Liquors Inc.                Lake Hopatcong, NJ   Retail                      Aug-95             0        34,492        34,492
T.B.G. of Great Neck, Inc.        Whitestone, NY       Restaurant                  Oct-94             0       312,000       312,000
Tans R Us, Inc.                   West Palm Beach, FL  Manufacturing & Production  Nov-92             0        27,751        27,751
Tectonic Industries               Berlin, CT           Telecommunications          May-93             0        25,813        25,813
Tele-Pizza Gift Services          Vista, CA            Computers                   Nov-92             0        31,468        31,468
Telescope Casual Fixture, Inc.    Granville, NY        Computers                   Mar-93             0        33,398        33,398
Terence Murphy Md PC              Mamaroneck, NY       Medical                     Aug-95             0        29,368        29,368
Texas State Communications        Houston, TX          Telecommunications          Nov-92             0        26,067        26,067
Thai Classic Corp.                Chantilly, VA        Restaurant                  Nov-92             0        28,207        28,207
The Allen Products Co.            Milford, CT          Computers                   Mar-93             0        32,047        32,047
The Alley Companies               Little Rock, AR      Retail                      Dec-94             0       130,739       130,739
The Amity Street Cafe Dba Laux, C.Homestead, PA        Restaurant                  Jan-97             0        78,840        78,840
The Electric Beach                San Bruno, CA        Furniture                   Nov-92             0        27,492        27,492
The Futures Group Inc.            Glastonbury, CT      Telecommunications          May-93             0        25,019        25,019
The Grand Union Company           Wayne, NJ            Retail                      Mar-95             0       281,978       281,978
The Grand Union Company           Wayne, NJ            Retail                      Dec-93             0       344,982       344,982
The Herzog-Hart Group, Inc.       Boston, MA           Computers                   Jun-94        24,317         2,652        26,969
The Hull Printing Company, Inc.   Meriden, CT          Computers                   Mar-93             0        32,490        32,490
The J.M. Ney Company              Bloomfield, CT       Telecommunications          May-93             0        75,786        75,786
The LTA Group, Inc.               North Bergen, NJ     Computers                   Mar-94             0        85,143        85,143
The Maiden Foundry                Sandy, OR            Computerss                  Sep-96             0        28,629        28,629
The Negative Shop                 Charlotte, NC        Printing                    Jan-97             0        52,913        52,913
The Planet 4 Kidz, Inc.           Jackson, MS          Video Production            Jan-97             0        34,020        34,020
The Printing Press, Inc.          Boise, ID            Printing                    Mar-95             0        28,965        28,965
The Royal Bank Of Scotland        New York, NY         Computers                   Mar-93             0        37,575        37,575
The Sand Bar Restaurant           Anna Maria, FL       Retail                      Jan-97             0        46,563        46,563
The Sherwood Group Inc.           Northbrook, IL       Computers                   Jan-96             0        29,044        29,044
The Sports Center By Ron          Langhorne, PA        Medical                     Mar-93             0        35,904        35,904
The Women's Health Group          Windsor, CT          Medical                     Mar-93             0        50,236        50,236
Thurston Foods, Inc.              Wallingford, CT      Computers                   May-93             0        41,872        41,872
Timex                             Waterbury, CT        Telecommunications          May-93             0       164,926       164,926
Tire Eagle, Inc.                  Apopka, FL           Material Handling           Mar-93             0        36,264        36,264
Titan Sports, Inc.                Stamford, CT         Telecommunications          Mar-93             0        25,223        25,223
Titan Sports, Inc.                Stamford, CT         Telecommunications          Mar-93             0        36,065        36,065
Tom Orza Distribution             Selden, NY           Restaurant                  Mar-93             0        40,857        40,857
Topolewski America, Inc.          Encino, CA           Material Handling           Dec-96             0        46,177        46,177
Torrington Co                     Torrington, CT       Telecommunications          May-93             0       572,136       572,136
Tournament Players Club           Cromwell, CT         Telecommunications          May-93             0       107,027       107,027
Town of Plymouth                  Terryville, CT       Telecommunications          Mar-93             0        26,456        26,456
Trad-A-House Corp.                Slidell, LA          Fixture                     Mar-94             0       850,949       850,949
Trading Merchandise               Stafford, VA         Restaurant                  Aug-96             0        51,620        51,620
Trager And Trager, PC             Fairfield, CT        Telecommunications          Mar-93             0        45,368        45,368
Transformer Service, Inc.         Concord, NH          Fixture                     Mar-93             0        41,384        41,384
Transit Air Conditining           Winter Garden, FL    Restaurant                  Jul-96             0        97,037        97,037
Travelers Insurance Company       Hartford, CT         Telecommunications          May-93             0        55,906        55,906
Travelers Insurance Company       Hartford, CT         Telecommunications          May-93             0        47,518        47,518
Treats Bakery Cafe                Washington, DC       Restaurant                  Nov-92             0        31,460        31,460
Tri Con Geophysics, Inc.          Denver, CO           Computerss                  Nov-96             0        30,252        30,252
Tri-Star Machines                 Tewsbury, MA         Manufacturing & Production  Aug-96             0        34,176        34,176
Triton Fuel Group, Inc.           Dallas, TX           Material Handling           Mar-93             0        37,320        37,320
Triton Fuel Group, Inc.           Dallas, TX           Fixture                     Mar-93             0        28,892        28,892
Triton Fuel Group, Inc.           Dallas, TX           Fixture                     Mar-93             0        28,892        28,892
Triton Fuel Group, Inc.           Dallas, TX           Material Handling           Mar-93             0        37,320        37,320
Triton Fuel Group, Inc.           Dallas, TX           Fixture                     Mar-93             0        57,783        57,783
Tropical Screw Products           Miami, FL            Manufacturing & Production  Nov-92             0        31,460        31,460
TW Recreational Services, Inc.    Orlando, FL          Telecommunications          Mar-93             0        42,388        42,388
Tyler Cooper                      New Haven, CT        Telecommunications          May-93             0        73,532        73,532
Tyler Cooper & Alcorn             New Haven, CT        Computers                   May-93             0        39,170        39,170
Tyler Cooper & Alcorn             New Haven, CT        Computers                   May-93             0        30,544        30,544
Tyler Cooper & Alcorn             New Haven, CT        Computers                   May-93             0        34,673        34,673
Typed Letters Corp.               Wichita, KS          Manufacturing & Production  Sep-92             0       106,105       106,105
Typed Letters Corp.               Wichita, KS          Manufacturing & Production  Sep-92             0        40,019        40,019
Typography Plus                   Dania, FL            Computerss                  Apr-96             0        26,129        26,129
U.S. Health Care Reports          Falmouth, ME         Computerss                  Jan-97             0        32,331        32,331
U.S. Osiris Corp.                 Dallas, TX           Computerss                  Dec-96             0        95,220        95,220
U3S Corp/Dba Must Software        Norwalk, CT          Telecommunications          May-93             0        27,440        27,440
U3S Corp/Dba Must Software        Norwalk, CT          Telecommunications          May-93             0        57,859        57,859
Ultra Diagnostics, Inc.           Hingham, MA          Medical                     Mar-93             0        41,462        41,462
Union Camp                        Richmond, VA         Telecommunications          May-93             0        44,735        44,735
United Illuminating               New Haven, CT        Telecommunications          May-93             0        26,306        26,306
United Medical Centers            Eagle Pass, TX       Computers                   Mar-95             0       299,376       299,376
United Way of Connecticut, Inc.   Hartford, CT         Telecommunications          Mar-93             0        43,407        43,407
Universal Seismic Assoc.          Sugerland, TX        Fixture                     Apr-95             0        26,318        26,318
University Of Southern Ca         Farmington Hill, MI  Telecommunications          Nov-96       315,847       195,912       511,759
Uno Mill, Inc.                    Tempe, AZ            Restaurant                  Mar-94             0       602,000       602,000
Up Town Body & Fender             Oakland, CA          Automotive                  Nov-92             0        32,654        32,654
Urban League of Greater Hartford  Hartford, CT         Telecommunications          Mar-93             0        29,690        29,690
US Repeating Arms Company, Inc.   New Haven, CT        Telecommunications          May-93             0       219,508       219,508
USI Of Westchester                Elmsford, NY         Computers                   May-93             0        27,309        27,309
USI, Inc.                         Branford, CT         Telecommunications          May-93             0        61,353        61,353
USX Corp.                         Pittsburgh, PA       Manufacturing & Production  Sep-94             0     2,862,296     2,862,296
USX Corp.                         Pittsburgh, PA       Manufacturing & Production  Sep-94     1,236,437        49,457     1,285,895
Uvalde County Clinic              Uvalde, TX           Computerss                  Apr-96             0        83,134        83,134
Vacation Escape, Inc.             Boca Raton, FL       Telecommunications          Jul-96             0        39,535        39,535
Valley Best Way Building          Spokane, WA          Computers                   Mar-93             0        26,664        26,664
Valley Stream Sch Dist.           Valley Stream, NY    Telecommunications          May-93             0        27,288        27,288
Valve Technologies, Inc.          Houston, TX          Manufacturing & Production  Jan-97             0        56,217        56,217
Van Den Bergh Foods Company       Atlanta, GA          Environmental               Feb-93             0        78,864        78,864
Van Gogh Offset Plat Co.          New York, NY         Manufacturing & Production  Aug-95             0        40,008        40,008
Van Gorderr Studios Inc           Fairfield, CT        Fixture                     Aug-95             0        34,638        34,638
Vaxa International Inc.           San Diego, CA        Computers                   Apr-95             0        35,070        35,070
Vermont Yankee Nuclear            Brattleboro, VT      Manufacturing & Production  Mar-94             0       165,888       165,888
Veterinary Emergency              Richmond, VA         Medical                     Dec-96             0        37,865        37,865
Video-It, Inc.                    Culver City, CA      Video Production            Jan-97             0        44,072        44,072
Viking Air Tools, Inc.            Indanapolis, IN      Manufacturing & Production  Dec-93             0        89,992        89,992
Viking Air Tools, Inc.            Indianapolis, IN     Manufacturing & Production  Jan-94             0       110,663       110,663
Viking Air Tools, Inc.            Indianapolis, IN     Manufacturing & Production  Mar-94             0        43,874        43,874
Villa Enterprises Ltd.            Morristown, NJ       Restaurant                  Mar-93             0        56,147        56,147
Villa Enterprises Ltd.            Morristown, NJ       Restaurant                  Mar-93             0        31,568        31,568
Villa Enterprises Ltd.            Morristown, NJ       Restaurant                  Mar-93             0        37,513        37,513
Visicom Laboratories Inc.         San Diego, CA        Manufacturing & Production  Aug-95             0        32,964        32,964
Vk Productions, dba Van Karn      W. Hollywood, CA     Audio                       Nov-96             0        55,145        55,145
Vogt Construction Co., Inc.       Omaha, NE            Computers                   Mar-95             0        32,368        32,368
Volante's Ranch Market, Inc.      Rancho Santa Fe, CA  Retail                      Nov-92             0        29,972        29,972
Voyale Corp.                      Cleveland, OH        Computers                   Aug-95             0        34,843        34,843
Waggoner Shumate Printing         Rogers, AR           Printing                    Dec-92        59,662         5,778        65,440
Wagner College                    Staten Island, NY    Environmental               Mar-93             0        44,174        44,174
Waltec American Forgings, Inc.    Waterbury, CT        Computers                   Mar-93             0        26,944        26,944
Wang's International, Inc.        Memphis, TN          Material Handling           Dec-92       946,723       333,462     1,280,185
Wang's International, Inc.        Memphis, TN          Fixture                     Dec-93       591,042       285,442       876,484
Warren-Taylor Corp.               New York, NY         Restaurant                  Aug-96             0        56,630        56,630
Waterford Hotel Group, Inc.       Waterford, CT        Computers                   Mar-93             0        38,174        38,174
Welding Equip & Supply Corp.      Greenwich, CT        Material Handling           Mar-93             0        50,739        50,739
West Coast Video of Falls Church  Falls Church, VA     Computers                   Nov-92             0        32,713        32,713
West Hollywood Printing & Copy    Los Angeles, CA      Printing                    Jan-97             0        39,918        39,918
West-Reeves, Inc.                 Waxahatchie, TX      Manufacturing & Production  Feb-95             0        34,101        34,101
Western Property Financial, Inc.  Irvine, CA           Telecommunications          Feb-93             0        27,205        27,205
WFSB TV-3                         Hartford, CT         Telecommunications          May-93             0        65,647        65,647
What's Cooking                    Newport Beach, CA    Computers                   Nov-92             0        31,460        31,460
Whelen Engineering Company        Chester, CT          Telecommunications          May-93             0        85,982        85,982
Whiting Products Inc              Hamden, CT           Telecommunications          May-93             0        33,153        33,153
William A Schmidt & Sons, Inc.    Chester, PA          Manufacturing & Production  Mar-93             0        28,961        28,961
William Carter Company            Shelton, CT          Telecommunications          May-93             0        47,049        47,049
William Pressley & Associates     Cambridge, MA        Computers                   Nov-92             0        25,232        25,232
Willow Oaks Farm, Inc.            Columbia, SC         Restaurant                  Dec-96             0        27,674        27,674
WINK Investment Group             Bloomingdale, IL     Restaurant                  Nov-92             0        30,388        30,388
Winn Associates, Inc.             Foster City, CA      Copiers                     Aug-94             0        30,026        30,026
Wisconsin Truss, Inc.             Cornell, WI          Computers                   Mar-93             0        26,664        26,664
Witter Gas & Oil                  Port Allegany, PA    Fixture                     Aug-96             0        37,346        37,346
Women's Health Consultants        Chicago, IL          Computers                   Feb-93             0        37,576        37,576
Women's Medical Care              Newburgh, NY         Medical                     Mar-93             0        30,101        30,101
Woodway Country Club              Darien, CT           Telecommunications          Mar-93             0        28,071        28,071
Worcester Brothers Company, Inc.  Baltimore, MD        Manufacturing & Production  Mar-93             0        30,735        30,735
World Gym Poughkeepsie, Inc.      Poughkeepsie, NY     Medical                     Mar-93             0        26,500        26,500
World Gym Stamford                Stamford, CT         Medical                     Mar-93             0        25,883        25,883
Wymore Ob-Gyn                     Windsor, CT          Medical                     Mar-93             0        47,995        47,995
Xerox Corp.                       Webster, NY          Fixture                     Jan-97       243,065       111,141       354,206
Young Men's Christian Center      Stamford, CT         Fixture                     Mar-93             0        34,635        34,635
Yves' Bistro                      Anaheim, CA          Restaurant                  Nov-92             0        28,556        28,556
YWC, Inc.                         Monroe, CT           Telecommunications          Mar-93             0        30,856        30,856
Tims Amusements Inc.              Hickory Taver, N   SCFixtures                    May-97             0       100,000       100,000
G And M Music Co., Inc.           Sumter, SC           Fixtures                    May-97             0       100,000       100,000
Harrison & King Music Co., Inc.   Hartsville, SC       Fixtures                    May-97             0       100,000       100,000
Nedlloyd Unitrans                 Duesseldorf, Germany Material Handling           Jun-97             0       724,982       724,982
Skf Usa, Inc.                     King Of Pruss, IA  PATelecommunications          Jun-97             0       247,947       247,947
Seabury And Smith Inc.            Washington, DC       Telecommunications          Jun-97             0        95,077        95,077
Postma Dairy                      Stephenville, TX     Agriculture                 Sep-97             0        29,159        29,159
Cunningham Assoc.                 Mission Viejo, CA    Audio                       Oct-97             0        63,534        63,534
Delta Video, Inc.                 Anaheim, CA          Audio                       Sep-97             0        27,595        27,595
Magnitude Eight Productions       Arieta, CA           Audio                       Aug-97             0        59,823        59,823
Magnolia Studios, Inc.            Burbank, CA          Audio                       Nov-97             0        61,871        61,871
The Magnolia Studios, Inc.        Burbank, CA          Audio                       Oct-97             0        57,208        57,208
Auto Lube Express                 Siloam Spring, S   ARAutomotive                  Oct-97             0        37,658        37,658
Carolina Volkswagen               Charlotte, NC        Automotive                  Dec-97             0        31,878        31,878
Jones Body Shop                   Omaha, NE            Automotive                  Oct-97             0        42,058        42,058
New Age Auto Repair               Culver City, CA      Automotive                  Nov-97             0        43,444        43,444
Ron Baker Chevrolet/Isuzu         National City, CA    Automotive                  Sep-97             0        31,149        31,149
Seabrite Corp.                    Denver, PA           Automotive                  Dec-97             0        49,060        49,060
Abco Oil Corp.                    Montgomery, PA       Computers                   Dec-97             0        53,764        53,764
Alfa Color, Inc.                  Gardena, CA          Computers                   Oct-97             0        33,293        33,293
Alfa Color, Inc.                  Gardena, CA          Computers                   Nov-97             0        48,516        48,516
Bank-Up Dba, J.D.B. & Associates, San.Ramon, CA        Computers                   Oct-97             0       180,712       180,712
Beirut Times                      Los Angeles, CA      Computers                   Oct-97             0        32,985        32,985
Big "O" Tires                     Valencia, CA         Computers                   Sep-97             0        51,947        51,947
Bolkema Fuel Company Inc.         Wyckoff, NJ          Computers                   Sep-97             0        54,797        54,797
Century Consulting Group, Inc.    Kennesaw, GA         Computers                   Nov-97             0        47,697        47,697
Cosmopolitan Medical CommunicationPhoenix, AZ          Computers                   Oct-97             0        44,665        44,665
Crs Design, Inc.                  New York, NY         Computers                   Sep-97             0        26,032        26,032
Crystal Clear Design Dba, R.Baker Patterson, NJ        Computers                   Nov-97             0        55,021        55,021
Curagen Corp.                     New Haven, CT        Computers                   Aug-97             0        69,436        69,436
D B Basics, Inc.                  Raleigh, NC          Computers                   Dec-97             0        41,900        41,900
Do Net Inc.                       Dayton, OH           Computers                   Sep-97             0        29,221        29,221
Dynaco Corp.                      Tempe, AZ            Computers                   Nov-97             0        57,044        57,044
Ernie'S Auto Parts Dba W.E.S.     Monrovia, CA         Computers                   Sep-97             0        29,575        29,575
Ernie'S Auto Parts Dba, W.E.S.    Monrovia, CA         Computers                   Dec-97             0        35,795        35,795
Fairmont Re-Bar Fabricators, Inc. Miami, FL            Computers                   Aug-97             0        31,791        31,791
Freedman & Lorry, P.C.            Philadelphia, PA     Computers                   Oct-97             0        77,364        77,364
Homecare, Inc.                    Wallingford, CT      Computers                   Oct-97             0        43,764        43,764
Inquo, Inc.                       Draper, UT           Computers                   Oct-97             0        40,118        40,118
Isx Corp.                         Westlake Vila, GE  CAComputers                   Nov-97             0        31,342        31,342
Lester Telemarketing, Inc.        Branford, CT         Computers                   Dec-97             0        45,705        45,705
Long Beach Acceptance Corp.       Paramus, NJ          Computers                   Dec-97             0       345,530       345,530
Med-Com & Health Services         Pleasantville, NJ    Computers                   Nov-97             0        40,569        40,569
Megawats Dba, Saladin Westco      San Francisco, CA    Computers                   Dec-97             0       429,880       429,880
Money Concepts, Inc.              Dallas, TX           Computers                   Nov-97             0        44,014        44,014
National Tele-Communications, Inc.Bloomfield, NJ       Computers                   Sep-97             0       363,630       363,630
Network Programs Network Machines,Piscataway, NJ       Computers                   Oct-97             0        51,172        51,172
New Horizons Computer Learning    Metairie, LA         Computers                   Nov-97             0        27,183        27,183
Nos Communications, Inc.          Bethesda, MD         Computers                   Aug-97             0       229,916       229,916
Paragon Receivable Management     GoosecCreek, SC      Computers                   Sep-97             0        50,899        50,899
Pk Graphics, Inc.                 Clarksville, MD      Computers                   Sep-97             0        33,330        33,330
Polygraphex Systems, Inc.         Clearwater, FL       Computers                   Sep-97             0        86,475        86,475
Prestige Financial Services Corp. Deerfield Bea, CH  FLComputers                   Nov-97             0        33,173        33,173
Quality Web Dba Michael Roach Inc.Gainsville, FL       Computers                   Aug-97             0        58,303        58,303
Riverside Gas & Oil, Inc.         Chestertown, NY      Computers                   Nov-97             0        35,837        35,837
Sunshine Products Dba, Linkens    Cerritos, CA         Computers                   Nov-97             0        35,258        35,258
Teltronics, Inc.                  Sarasota, FL         Computers                   Dec-97             0        39,377        39,377
The Cyberweb Cafe                 New City, NY         Computers                   Sep-97             0        60,444        60,444
The Keith Companies               Costa Mesa, CA       Computers                   Nov-97             0        52,597        52,597
Torsys, Inc.                      Manhattan Bea, CH  CAComputers                   Sep-97             0        34,968        34,968
Triangle Funding Corp.            Sterling, VA         Computers                   Nov-97             0        52,308        52,308
Ultra Mart, Inc.                  La Grange, GA        Computers                   Nov-97             0        78,341        78,341
Us Mortgage Reduction, Inc.       Jensen Beach, FL     Computers                   Aug-97             0        35,728        35,728
Vitrex Corp.                      Ogden, UT            Computers                   Oct-97             0        27,945        27,945
Warren/Kremer/Cmp/Advertising,    New York, NY         Computers                   Aug-97             0        52,558        52,558
Western Interstate Mortgage       Orange, CA           Computers                   Oct-97             0        52,679        52,679
Woodlawn Construction Co., Inc.   Ashland, VA          Computers                   Oct-97             0        28,217        28,217
World Wide Security Systems       Garden City, NY      Computers                   Dec-97             0        57,336        57,336
Brazos Valley Sand & Gravel, Inc. Cameron, TX          Construction                Oct-97             0        32,171        32,171
Commercial Brick Corp.            Maspeth, NY          Construction                Oct-97             0        76,340        76,340
Great American Remodeling, Inc.   Ft Walton Bea, CH  FLConstruction                Sep-97             0        53,767        53,767
Gulf Coast Landscaping Corp.      Mobile, AL           Construction                Aug-97             0        31,881        31,881
Hearndon Construction, Inc.       Micco, FL            Construction                Nov-97             0        43,478        43,478
L.J. Construction, Inc.           S. Brunswick, NC     Construction                Sep-97             0        44,931        44,931
Mobile Clean, Inc.                Adel, IA             Construction                Oct-97             0        55,667        55,667
Panama City Disposal, Inc.        Panama City, FL      Construction                Aug-97             0        54,509        54,509
Nissa High Resolution Cmyk        Woodland Hill, S   CACopiers                     Dec-97             0        29,743        29,743
Tkc Reprographics                 Omaha, NE            Copiers                     Dec-97             0        73,810        73,810
Allied Sporting Goods, Inc.       Louisville, KY       Fixture                     Sep-97             0        25,670        25,670
American Bingo Dba American Inc.  Sumter, SC           Fixture                     Oct-97             0        47,077        47,077
Apt Advertising,Inc.              Farmingdale, NY      Fixture                     Dec-97             0        48,230        48,230
Atlantic Coast Fulfillment, Inc.  North Haven, CT      Fixture                     Nov-97             0        45,173        45,173
Bay City Associates, Llc          Manning, SC          Fixture                     Sep-97             0        47,674        47,674
Carolina Amusement                Columbia, SC         Fixture                     Dec-97             0        48,889        48,889
Coastal Carting, Ltd., Inc.       Hollywood, FL        Fixture                     Aug-97             0        25,291        25,291
Fantastic Sam'S Dba Alverben      St.sPetersbur, G   FLFixture                     Oct-97             0        27,759        27,759
Fi-Del, Inc.                      Bridgeville, PA      Fixture                     Nov-97             0        49,896        49,896
H & R Family Foods, Inc.          Lancaster, SC        Fixture                     Sep-97             0        46,439        46,439
Hot Spot Casino, Inc.             Surfside, SC         Fixture                     Aug-97             0        49,131        49,131
J.L. Thompson Construction Co.    Mt. Holly, NC        Fixture                     Nov-97             0        47,285        47,285
Met Food & Jan Food Corp Dba Swf  Jackson Heigh, TS  NYFixture                     Oct-97             0        50,581        50,581
Mhd, Inc.                         Wingate, TX          Fixture                     Oct-97             0        46,655        46,655
North Island Amusement, Inc.      Conway, SC           Fixture                     Sep-97             0        46,838        46,838
Olympian Discount Mart, Inc.      Los Angeles, CA      Fixture                     Oct-97             0        52,760        52,760
Pacific Diezo Products            Gardenia, CA         Fixture                     Nov-97             0        51,870        51,870
Planet Video, Inc.                Waukesha, WI         Fixture                     Oct-97             0        53,954        53,954
Royal Laundry Of Texas, Inc.      Arlington, TX        Fixture                     Aug-97             0        53,030        53,030
S.W.L. Corporation                Denver, CO           Fixture                     Sep-97             0       261,555       261,555
Saigon Moi Supermarket, Inc.      Westminster, CA      Fixture                     Nov-97             0        47,390        47,390
Saraga Oriental Market            Bloomington, IN      Fixture                     Nov-97             0        26,472        26,472
Schmidt & Sons, Inc.              Gonzales, TX         Fixture                     Nov-97             0        25,628        25,628
Softaware, Inc.                   Marina Del Re, Y   CAFixture                     Oct-97             0        47,548        47,548
Taco Mac Dba, Subway & Cay Chris  Tucker, GA           Fixture                     Nov-97             0        60,361        60,361
Tony's Guns & Police Supplies     Sumter, SC           Fixture                     Nov-97             0        46,439        46,439
Transtrachael Systems, Inc.       Englewood, CO        Fixture                     Sep-97             0        38,394        38,394
Venerable Companies, Ltd.         New York, NY         Fixture                     Nov-97             0        38,176        38,176
Fantastic Sam'S Dba Gorski        Mobile,nAL           Fixture                     Sep-97             0        53,427        53,427
Martin'S, Inc.                    Baltimore, MD        Fixture                     Sep-97             0       334,930       334,930
Soccer World Dba Soccer Sports,   Hayward, CA          Fixture                     Sep-97             0        49,475        49,475
The Burbank Tennis Center         Burbank, CA          Fixture                     Sep-97             0        33,444        33,444
Automated Transaction Svcs.       W. Los Angele, S   CAFurniture                   Nov-97             0        59,492        59,492
Branford Hall Career Institute    Branford, CT         Furniture                   Dec-97             0        36,416        36,416
Coldwell Banker Apex Realtors     Rowlett, TX          Furniture                   Dec-97             0        42,955        42,955
Fidelity Funding Financial Group, Dallas, TX           Furniture                   Sep-97             0        42,052        42,052
J. Sunset Enterprises             Sandy, UT            Furniture                   Oct-97             0        27,111        27,111
Koerner, Silberberg & Weiner, Llp New York, NY         Furniture                   Aug-97             0        51,622        51,622
Pacific Shore Funding             Lake Forest, CA      Furniture                   Dec-97             0        66,733        66,733
Ramada Inn Dba Lifetime Fortunes, Livingston, TX       Furniture                   Aug-97             0        52,091        52,091
Super Star Video Dba, Tejal, Inc. Winthrop, MA         Furniture                   Dec-97             0        30,449        30,449
The Consortium For Worker Educ.   New York, NY         Furniture                   Oct-97             0       388,702       388,702
United Credit Counseling Svc.     Columbia, MD         Furniture                   Nov-97             0        38,600        38,600
United Credit Counseling Svc.     Columbia, MD         Furniture                   Nov-97             0        75,198        75,198
United Credit Counseling Svc.     Columbia, MD         Furniture                   Nov-97             0       177,028       177,028
A & E Clothing Contractor         Brooklyn, NY         Manufacturing & Production  Nov-97             0        27,147        27,147
Abel Hosiery, Inc.                Fort Payne, AL       Manufacturing & Production  Sep-97             0        38,316        38,316
Adriano - T Co.                   Los Angeles, CA      Manufacturing & Production  Dec-97             0        55,252        55,252
Art Leather Manufacturing Co.     Elmhurst, NY         Manufacturing & Production  Nov-97             0        51,031        51,031
A'S Match Dye Co., Inc.           Compton, CA          Manufacturing & Production  Oct-97             0        45,601        45,601
Black Canyon Surveying, Inc.      Phoenix, AZ          Manufacturing & Production  Dec-97             0        51,828        51,828
Borealis Incorporated             Ottertail, MN        Manufacturing & Production  Dec-97             0        37,017        37,017
Burgess Marketing, Inc.           Waco, TX             Manufacturing & Production  Oct-97             0        28,195        28,195
Callen Photo Mount Corp.          Jersey City, NJ      Manufacturing & Production  Oct-97             0        81,854        81,854
Cercom, Inc.                      Vista, CA            Manufacturing & Production  Sep-97             0        49,492        49,492
Color Masters Digital Imaging     Little Rock, AK      Manufacturing & Production  Nov-97             0        45,076        45,076
Eratex Enterprise, Inc.           Los Angeles, CA      Manufacturing & Production  Dec-97             0        28,769        28,769
Foto 1 Dba, N Focus, Inc.         Morgantown, WV       Manufacturing & Production  Dec-97             0        25,902        25,902
Goldberg & Assoc. Dba Maxine B.   Omaha, NE            Manufacturing & Production  Sep-97             0        33,266        33,266
Komplete Packaging Service        Arlington, TX        Manufacturing & Production  Dec-97             0        34,571        34,571
Laminaide, Inc.                   Bayshore, NY         Manufacturing & Production  Oct-97             0        42,348        42,348
Long View Dyeing & Finishing Corp.Hickory, NC          Manufacturing & Production  Oct-97             0        28,349        28,349
Machining Center Dba, Paul Gajda  Slippery Rock, PA    Manufacturing & Production  Dec-97             0        43,539        43,539
Mandell Armor Design & Mfg, Inc.  Phoenix, AZ          Manufacturing & Production  Aug-97             0        54,192        54,192
Marshall Real Sign Co. Dba Real   Chicago, IL          Manufacturing & Production  Oct-97             0        31,052        31,052
Masterweld Products               South Bend, IN       Manufacturing & Production  Nov-97             0        53,431        53,431
Onty Casting Corp.                New York, NY         Manufacturing & Production  Oct-97             0        28,324        28,324
R.B. Ventures, Inc.               Channelview, TX      Manufacturing & Production  Sep-97             0        55,247        55,247
Ray'S Machines Dba, Ray Staples   Milton, NH           Manufacturing & Production  Nov-97             0        26,978        26,978
Santa Anna Smog Repair            Santa Anna, CA       Manufacturing & Production  Dec-97             0        36,863        36,863
Stockbridge Truck Painting &      Stockbridge, GA      Manufacturing & Production  Dec-97             0        30,254        30,254
Sun & Skin Care Research, Inc.    Melbourne, FL        Manufacturing & Production  Dec-97             0        58,216        58,216
Texas Provisions, Inc.            Houston, TX          Manufacturing & Production  Dec-97             0        49,294        49,294
Thornburg Logging                 Wallace, CA          Manufacturing & Production  Nov-97             0        39,693        39,693
Vraneberry'S, Inc.                Brandon, OR          Manufacturing & Production  Dec-97             0        59,716        59,716
Arnold Foradory Landscaping       Austin, TX           Material Handling           Sep-97             0        31,164        31,164
Bauer Sign Dba, Baseline, Inc.    Muskego, WI          Material Handling           Dec-97             0        28,410        28,410
Hough Krating, Inc.               Richburg, SC         Material Handling           Sep-97             0        27,771        27,771
Access Medical Imaging, Inc.      Beverly Hills, CA    Medical                     Sep-97             0        77,601        77,601
Florida Health, Inc.              Boca Raton, FL       Medical                     Oct-97             0        55,017        55,017
Gruen Optika Corp.                New York, NY         Medical                     Dec-97             0        47,076        47,076
Medeast, Inc.                     Pelham Manor, NY     Medical                     Sep-97             0       115,664       115,664
Professional Dental Assoc.        Franklin, MA         Medical                     Dec-97             0        29,004        29,004
Selective Chiropractic Services   Dillon, SC           Medical                     Sep-97             0        34,029        34,029
University Cardiovascular Med.    Los Angeles, CA      Medical                     Dec-97             0        47,444        47,444
Western Giant Enterprises, Inc.   Los Angeles, CA      Medical                     Dec-97             0        66,888        66,888
Double Day, Inc.                  Grand Island, NY     Mining                      Dec-97             0       558,796       558,796
Western State Univ. Of So. Ca     Fullerton, CA        Other - Books               Nov-97             0        51,233        51,233
A & V Photo Lab Dba Mvm EnterpriseFresno, CA           Photo                       Sep-97             0        25,832        25,832
Best Approach Publications        Chandler, AZ         Printing                    Oct-97             0        54,998        54,998
Color Xl, Inc.                    Middleton, WI        Printing                    Nov-97             0        53,929        53,929
D & L Offset Lithography Co., Inc.New York, NY         Printing                    Oct-97             0        52,873        52,873
Electronic Imaging Center, Inc.   Boston, MA           Printing                    Oct-97             0        31,245        31,245
Kerrin Graphics & Printing, Inc.  Southbridge, MA      Printing                    Sep-97             0        35,863        35,863
Oakdale Printing Company          Detroit, MI          Printing                    Nov-97             0        75,000        75,000
Premier Graphics, Inc.            Phoenix, AZ          Printing                    Oct-97             0        38,541        38,541
Quick Set Mailers, Inc.           Monroe, NY           Printing                    Oct-97             0        38,468        38,468
Sentinal Printers Dba Gong Lin    Santa Cruz, CA       Printing                    Aug-97             0        39,772        39,772
Signs Now Of Oregon               Portland, OR         Printing                    Nov-97             0        29,574        29,574
The Aaron Group Dba Aaron, Thomas Chatsworth, CA       Printing                    Aug-97             0        53,349        53,349
Zbr Publications, Inc.            Haverhill, MA        Printing                    Sep-97             0        46,025        46,025
Appleray, Inc.                    Longwood, FL         Restaurant                  Oct-97             0        74,429        74,429
Atlantic Baking Company, Inc.     Los Angeles, CA      Restaurant                  Dec-97             0        37,669        37,669
Bagel Boy, Llc                    So. Whitehall, PA    Restaurant                  Dec-97             0        30,228        30,228
Bagels & A Hole Lots More         Bohemia, NY          Restaurant                  Nov-97             0        57,700        57,700
Bless Your Hearts Dba, Hopeth     Midland, TX          Restaurant                  Dec-97             0        19,351        19,351
Casa Ole Dba, Subway & Cay Chris  Wichita Falls, TX    Restaurant                  Nov-97             0        55,167        55,167
E & V Bakery Dba, Morris Park     Bronx, NY            Restaurant                  Dec-97             0        66,216        66,216
Elliot'S Famous Hot Dogs Dba FirstN.lChelmsford, MA    Restaurant                  Sep-97             0        48,899        48,899
Family Foodservice, Inc.          Ft. Pierce, FL       Restaurant                  Sep-97             0        51,164        51,164
Goldbergs New York Bagels         Bethlehem, PA        Restaurant                  Dec-97             0       106,434       106,434
Gourmet Boutique, Llc             Jamaica, NY          Restaurant                  Dec-97             0        68,231        68,231
Grace'S Marketplace Dba Doria     NewiYork,INY.        Restaurant                  Sep-97             0        74,456        74,456
Grandma'S Bagels, Inc.            Bend, OR             Restaurant                  Dec-97             0        64,586        64,586
Huggos Restaurant Dba Olu Kai Ltd Kailua-Kona, HI      Restaurant                  Sep-97             0        52,935        52,935
Kings Restaurant, Inc.            Newark, NJ           Restaurant                  Dec-97             0        28,601        28,601
L.A. Food Services                Sommerville, NJ      Restaurant                  Nov-97             0        78,586        78,586
Lawrence Delights Dba, Le-Liban   Atlanta, GA          Restaurant                  Dec-97             0        33,981        33,981
Nistico Inc.                      Yonkers, NY          Restaurant                  Sep-97             0        38,514        38,514
Richwood Food Stores Dba, Zenith  South Houston, TX    Restaurant                  Nov-97             0        54,964        54,964
Roadhouse Grill Dba,Roadhouse     Las Vegas, NV        Restaurant                  Nov-97             0       435,339       435,339
Sea Empress Seafood Restaurant    Gardenia, CA         Restaurant                  Oct-97             0        60,996        60,996
Somerset Diner                    Somerset, NJ         Restaurant                  Nov-97             0        52,503        52,503
South Texas Deli Partners         San Antonio, TX      Restaurant                  Dec-97             0        57,980        57,980
Ultimate Dog, Inc.  & The Allstar Pittsburgh, PA       Restaurant                  Dec-97             0        55,131        55,131
Venice Bakery Dba,Ronic, Inc.     Garfield, NJ         Restaurant                  Nov-97             0        42,899        42,899
Western Franchise Development,    Dublin, CA           Restaurant                  Sep-97             0       284,878       284,878
Western Franchise Development,    Dublin, CA           Restaurant                  Oct-97             0       103,584       103,584
Eye Care Centers                  San Antonio, TX      Retail                      Dec-97             0     1,506,853     1,506,853
Hms Steakhouse Of Tampa, Inc.     Tampa, FL            Retail                      Nov-97             0        56,990        56,990
Landsdale Hotel Assoc. Lp T/A Nor.Norfolk, VA          Retail                      Oct-97             0        39,319        39,319
Mario'S Of Boca Dba, M.O.B., Inc. Boca Raton, FL       Retail                      Dec-97             0        25,899        25,899
Mei-Chi-Na Beauty International,  Irvine, CA           Retail                      Oct-97             0        27,337        27,337
2Xtreme Performance International,Addison, TX          Telecommunications          Sep-97             0        53,170        53,170
Cable Usa, Inc.                   Scottbluff, NE       Telecommunications          Nov-97             0        48,749        48,749
Cliquer'S Vernon Corp.            Mt. Vernon, NY       Telecommunications          Nov-97             0        55,082        55,082
Commonwealth Associates           New York, NY         Telecommunications          Sep-97             0       105,616       105,616
Computer Science Resources, Inc.  Williamsport, PA     Telecommunications          Sep-97             0        75,298        75,298
Cumberland Capital Dba The Mcinty Brentwood, TN        Telecommunications          Oct-97             0        31,498        31,498
D.A.O.R. Security, Inc.           Bronx, NY            Telecommunications          Sep-97             0        28,025        28,025
Diversified Business Svcs., Inc.  Newport Beach, CA    Telecommunications          Nov-97             0        31,019        31,019
Farish Media Dba Robert Farish    Kailua Kona, HI      Telecommunications          Aug-97             0        45,919        45,919
Ild Teleservices, Inc.            Dallas, TX           Telecommunications          Dec-97             0     1,080,625     1,080,625
Jackson'S Bistro & Bar, L.C. Oidc Tampa, FL            Telecommunications          Dec-97             0        38,989        38,989
Rent Savers V Dba,                Ft Lauderdale, FL    Telecommunications          Dec-97             0        33,021        33,021
Tri State Communications F/K/A NorTarrytown, NY        Telecommunications          Sep-97             0        26,681        26,681
Tri-State Communications, Llc     Tarrytown, NY        Telecommunications          Nov-97             0        30,444        30,444
Virtuoso Dba, Wm. S. Sparling     Greensboro, NC       Telecommunications          Nov-97             0        29,502        29,502
Christopher Productions & Entert. LosnAngeles, CA      Video Prodroduction         Sep-97             0        33,006        33,006
Internet Broadcasting Corp.       New York, NY         Video Prodroduction         Sep-97             0        54,042        54,042
Shake The Nations Dba World Focus Sacramento, CA       Video Prodroduction         Sep-97             0        33,380        33,380
Your Video Productions            Costa Mesa, CA       Video Prodroduction         Sep-97             0        48,296        48,296
Creative Entertainment Group      Los Angeles, CA      Video Prodroduction         Nov-97             0        61,777        61,777
Emerald Studios, Inc.             San Diego, CA        Video Prodroduction         Oct-97             0        52,446        52,446
Game Creek Video Limited Partner. Amherst, NH          Video Prodroduction         Oct-97             0        63,004        63,004
Helotes Contractors, Inc.         Austin, TX           Video Prodroduction         Nov-97             0        30,891        30,891
John Sandy Productions, Inc.      Englewood, CO        Video Prodroduction         Dec-97             0        56,633        56,633
Sigma Associates Dba Apogee Assoc.Columbus, GA         Video Prodroduction         Oct-97             0        51,657        51,657
Swen'S Schwinn Cyclery, Inc.      Salt Lake Cit, Y   UTVideo Prodroduction         Oct-97             0        55,030        55,030
Technovision Communications       San Diego, CA        Video Prodroduction         Nov-97             0        54,948        54,948
Vnr-1 Video Public Relations, Inc.Arlington, TX        Video Prodroduction         Oct-97             0        55,124        55,124
                                  Total Equipment transactions less than $25,000              1,798,978    59,701,985    61,500,963
                                                                                            ------------  ------------  ------------
                                                                                            $63,066,702   $167,842,899  $230,909,601
                                                                                            ============  ============  ============

(1)   This is the financing at the date of acquisition.

(2) Cash expended is equal to cash paid plus amounts payable on equipment purchases at December 31, 1997

(3) Total acquisition cost is equal to the contractual purchase price plus acquisition fee.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Six for the three years ended December 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                Total                                                      Federal
            Type of             Year of        Year of       Acquisition      Net Book        Net            GAAP          Taxable
           Equipment          Acquisition    Disposition      Cost (1)       Value (2)     Proceeds (3)  Gain (Loss)     Gain (Loss)
----------------------------  -------------  -------------  -------------   -----------    ------------  -----------    ------------
Restaurant                        1994           1995           $326,412       $274,229      $292,998        $18,770        ($8,364)
Computers                         1995           1995            $40,355        $36,171        $4,310       ($31,861)            $0
Manufacturing & Production        1995           1995           $107,995        $70,846       $13,253       ($57,593)       ($6,821)
Printing                          1995           1995         $1,820,770     $1,218,354      $847,650      ($370,703)     ($189,624)

Computers                         1994           1996            $18,446         $5,353        $3,560        ($1,793)      ($10,985)
Manufacturing & Production        1994           1996            $17,177         $8,953        $9,433           $480             $0
Telecommunications                1994           1996            $24,655        $18,456       $20,460         $2,004             $0
Computers                         1995           1996         $1,347,917       $329,160      $125,734      ($203,426)     ($541,146)
Construction                      1995           1996        $22,064,270    $16,995,923   $16,995,923             $0      ($623,361)
Medical                           1995           1996           $103,056        $44,801       $50,884         $6,083             $0
Manufacturing & Production        1995           1996         $1,409,938       $812,883      $444,921      ($367,962)     ($374,116)
Printing                          1995           1996         $5,442,336     $2,288,789    $1,412,324      ($876,465)     ($414,037)
Restaurant                        1995           1996           $268,961       $253,439      $269,638        $16,199             $0
Telecommunications                1995           1996         $1,650,391     $1,200,958    $1,315,148       $114,190             $0

Automotive                        1994           1997            $27,829        $14,749            $0       ($14,749)            $0
Computers                         1994           1997           $180,776        $66,976       $75,905         $8,929       ($13,291)
Construction                      1994           1997            $32,848        $17,140            $0       ($17,140)            $0
Fixture                           1994           1997            $45,846         $1,789        $2,750           $961       ($15,349)
Restaurant                        1994           1997            $94,554        $47,563       $52,007         $4,444             $0
Retail                            1994           1997            $26,897             $0        $1,936         $1,936        ($8,598)
Computers                         1995           1997         $3,262,279       $489,867      $501,756      ($140,124)      $185,069
Fixture                           1995           1997            $29,651        $18,427            $0       ($18,427)            $0
Manufacturing & Production        1995           1997         $1,890,353       $255,830      $887,316        $28,163       $191,708
Medical                           1995           1997            $88,067         $1,722        $2,461           $739             $0
Office Equipment                  1995           1997            $27,724             $0            $0             $0             $0
Printing                          1995           1997         $4,015,970       $898,332      $821,964       ($50,660)      ($50,886)
Restaurant                        1995           1997            $39,793        $28,957            $0       ($28,957)            $0
Telecommunications                1995           1997            $19,948         $2,353        $2,428            $75             $0
Transport                         1995           1997            $12,332           $541          $544             $2             $0
Furniture                         1996           1997            $52,450        $51,399        $3,919       ($27,979)            $0
Manufacturing & Production        1996           1997           $640,182        $81,744      $128,607       ($27,601)     ($216,682)
Printing                          1996           1997           $349,511       $243,488      $223,338       ($20,150)            $0
Restaurant                        1996           1997            $30,415             $0           $99            $99             $0
Telecommunications                1996           1997           $216,401       $118,544        $3,044         $3,044        ($7,459)


(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P. Seven for the year ended December 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                            Total                                                     Federal
            Type of          Year of        Year of      Acquisition      Net Book        Net            GAAP         Taxable
           Equipment       Acquisition    Disposition      Cost (1)      Value (2)     Proceeds (3)  Gain (Loss)    Gain (Loss)
-------------------------  -------------  -------------  -------------  ------------- ----------------------------  -------------
Construction                   1996           1997            $50,702        $47,778            $0       ($47,778)            $0
Vessels                        1997           1997         $9,561,865     $4,154,528    $5,864,138     $1,709,610     $2,448,874
Computers                      1996           1997         $2,048,220     $1,660,987    $1,774,347        $18,900             $0
Telecommunications             1996           1997            $52,104        $13,681       $22,837             $0       ($23,396)


(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series A for the seven years ended December 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").



                                                             Total                                                     Federal
            Type of           Year of        Year of      Acquisition      Net Book        Net            GAAP         Taxable
           Equipment        Acquisition    Disposition      Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
-------------------------  --------------  -------------  -------------  ------------- -------------  -------------  -------------
Computers                       1988           1990            $32,352        $13,859       $16,955         $3,096         $1,064
Office Copier                   1988           1990           $180,922        $52,504       $52,504             $0       ($30,400)

Agriculture                     1988           1991            $19,032         $8,921        $7,225        ($1,696)       ($2,214)
Computers                       1988           1991             $8,450             $0          $465           $465             $0
Computers                       1989           1991           $363,540        $28,027       $56,077        $28,050        $14,962
Telecommunications              1990           1991           $827,804        $49,393            $0       ($49,393)            $0
Medical                         1988           1991            $29,756             $0            $0             $0       ($10,626)
Copiers                         1988           1991           $235,863             $0            $0             $0       ($18,115)

Agriculture                     1988           1992            $61,200        $25,810       $24,152        ($1,658)            $0
Computers                       1988           1992            $51,353             $0            $0             $0             $0
Copiers                         1988           1992           $195,875             $0            $0             $0             $0
Material Handling               1988           1992            $78,321             $0            $0             $0             $0
Medical                         1988           1992            $50,433        $15,250        $7,000        ($8,250)       $34,389
Computers                       1989           1992            $41,058         $4,553        $6,606         $2,053       ($13,951)
Copiers                         1989           1992            $81,913         $6,495        $6,495             $0         $1,114
Office Equipment                1989           1992            $81,986         $2,821       $12,298         $9,477       ($28,695)
Computers                       1991           1992             $3,607         $3,196        $4,142           $946         $1,076
Furniture And Fixtures          1992           1992             $4,325         $4,430        $4,390           ($40)           $65

Computers                       1988           1993            $71,813             $0            $0             $0             $0
Furniture                       1988           1993           $350,000             $0            $0             $0             $0
Medical                         1988           1993           $221,191           $182        $2,382         $2,200         $2,341
Agriculture                     1989           1993            $57,975         $2,050        $2,932           $882        ($1,724)
Printing                        1989           1993           $126,900         $5,661        $7,800         $2,139       ($10,729)
Reprographics                   1989           1993           $112,500           $115          $115             $0       ($12,079)
Computers                       1990           1993            $79,043             $0            $0             $0             $0
Reprographics                   1990           1993            $71,805         $8,391       $12,528         $4,137             $0
Retail                          1990           1993           $198,513       ($32,916)      $67,894       $100,810             $0
Video Production                1990           1993           $341,796        $67,965      $161,615        $93,650        $24,507
Computers                       1991           1993           $135,380         $6,540       $20,134        $13,594       ($50,622)
Fixture                         1992           1993             $2,267         $1,635        $1,824           $189            $11
Telecommunications              1992           1993            $20,000        $11,840       $11,200          ($640)       ($4,800)
Video Production                1992           1993             $3,362         $1,110          $592          ($518)       ($2,867)
Manufacturing & Production      1993           1993            $22,660             $0            $0             $0             $0

Agriculture                     1988           1994            $30,000           $288          $288             $0             $0
Medical                         1988           1994            $46,050         $6,438        $6,438             $0             $0
Computers                       1989           1994            $71,152         $6,942          $500        ($6,442)       ($1,449)
Computers                       1991           1994           $156,552         $6,882       $16,611         $9,729       ($41,137)
Material Handling               1991           1994             $7,013         $1,973        $2,203           $230          ($604)
Medical                         1991           1994            $40,556       ($11,278)       $1,460        $12,738           $375
Fixture                         1992           1994             $3,396           $751          $845            $94        ($1,192)
Manufacturing & Production      1992           1994            $17,103          ($199)           $0           $199        ($5,443)
Furniture                       1993           1994            $26,868             $0            $0             $0             $0
Manufacturing & Production      1993           1994            $27,096        $10,139       $11,054           $915             $0
Agriculture                     1989           1994            $14,191           $350          $350             $0             $0
Printing                        1993           1994            $24,112        $24,030       $27,061         $3,031             $0

Computers                       1991           1995            $17,200           $173        $3,522         $3,349         $1,594
Copiers                         1991           1995            $49,081         $7,350        $7,423            $73        ($3,044)
Sanitation                      1991           1995            $21,452           $560        $4,818         $4,258         $3,010
Agriculture                     1992           1995             $7,828           $462          $737           $275        ($1,901)
Computers                       1993           1995            $64,391        $36,094        $5,863       ($30,231)            $0
Manufacturing & Production      1993           1995            $28,557         $8,752        $8,912           $160             $0
Retail                          1993           1995            $28,507            ($9)         $697           $706             $0

Computers                       1991           1996            $35,618         $1,502       $20,150        $18,648        $19,571
Copiers                         1991           1996           $117,238        $17,784       $32,380        $14,596        $28,006
Material Handling               1991           1996            $14,996           $843        $3,223         $2,380         $3,432
Sanitation                      1991           1996            $35,854         $5,946        $5,649          ($297)        $5,260
Fixture                         1992           1996            $18,452         $1,909        $1,909             $0        ($1,919)
Computers                       1993           1996            $72,479          ($573)         $515         $1,088             $0
Furniture                       1993           1996             $9,978            ($2)           $0             $2             $0
Material Handling               1993           1996            $11,824             $0            $0             $0             $0
Manufacturing & Production      1993           1996            $33,190           $400          $403             $3             $0
Retail                          1993           1996            $44,673            ($5)           $0             $0             $0
Sanitation                      1993           1996             $5,822             $0            $0             $0             $0
Video Production                1993           1996            $41,465        $12,099       $12,441           $342             $0
Medical                         1994           1996            $12,166           $960        $2,000         $1,040        ($4,259)

Computers                       1991           1997            $75,602         $4,349       $15,753        $11,403        $19,783
Computers                       1993           1997            $39,593         $6,013            $0        ($6,013)            $0
Retail                          1993           1997           $158,276        $16,960       $23,438        $23,423         $5,373
Video                           1993           1997            $27,273             $0            $0             $0             $0
Sanitation                      1996           1997             $3,571            $43        $1,380         $1,337             $0


(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series B for the seven years ended December 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                            Total                                                     Federal
            Type of          Year of          Year of     Acquisition      Net Book        Net            GAAP         Taxable
           Equipment        Acquisition     Disposition      Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
--------------------------  -------------  -------------  -------------  ------------- -------------  -------------  -------------
Manufacturing & Production     1990           1990            $31,129        $28,288       $34,142         $5,854         $3,013
Mining                         1990           1990           $145,227       $120,804      $120,804             $0             $0
Video Production               1990           1990            $10,201         $8,006        $9,086         $1,080           $671

Agriculture                    1989           1991             $5,986         $4,003            $0        ($4,003)            $0
Computers                      1989           1991            $76,899        $52,134        $7,492       ($44,642)            $0
Construction                   1989           1991            $48,299        $43,554        $7,784       ($35,770)       ($7,007)
Copiers                        1989           1991             $7,469         $4,997           $16        ($4,981)            $0
Environmental                  1989           1991            $10,609        $11,546            $0       ($11,546)            $0
Furniture                      1989           1991            $86,965        $62,229       $19,339       ($42,890)            $0
Manufacturing & Production     1989           1991            $55,125        $34,435       $12,807       ($21,628)            $0
Medical                        1989           1991             $9,447         $7,643            $0        ($7,643)            $0
Office Equipment               1989           1991            $25,171        $24,586           $64       ($24,522)       ($1,985)
Retail                         1989           1991             $4,405         $4,792            $0        ($4,792)            $0
Sanitation                     1989           1991            $15,448        $17,983            $0       ($17,983)            $0
Telecommunications             1989           1991             $2,238             $0           $60            $60             $0
Transportation                 1989           1991             $9,474        $10,801            $0       ($10,801)            $0
Video Production               1989           1991            $11,925         $1,762            $7        ($1,755)            $0
Agriculture                    1990           1991            $35,245         $4,694            $0        ($4,694)       ($5,210)
Computers                      1990           1991         $2,671,588       $601,346      $136,169      ($465,177)     ($476,397)
Construction                   1990           1991            $64,544        $29,979       $24,379        ($5,600)       ($9,949)
Copiers                        1990           1991            $30,699        $18,760          $911       ($17,849)            $0
Environmental                  1990           1991            $14,658        $15,434            $0       ($15,434)            $0
Fixture                        1990           1991            $29,510        $27,027          $808       ($26,219)            $0
Furniture                      1990           1991            $53,420        $34,771        $3,598       ($31,173)       ($5,953)
Manufacturing & Production     1990           1991           $526,568       $504,823      $226,978      ($277,845)      ($47,036)
Material Handling              1990           1991           $112,075        $59,977       $34,758       ($25,219)            $0
Medical                        1990           1991            $93,771        $47,016            $0       ($47,016)      ($19,410)
Mining                         1990           1991           $221,706             $0            $0             $0       ($82,375)
Miscellaneous                  1990           1991            $29,443        $28,179            $0       ($28,179)            $0
Office Equipment               1990           1991            $44,560        $34,289          $760       ($33,529)            $0
Restaurant                     1990           1991            $97,304        $45,062       $18,564       ($26,498)      ($24,787)
Retail                         1990           1991            $43,751        $18,362        $9,230        ($9,132)      ($12,624)
Sanitation                     1990           1991           $171,345        $66,074       $77,146        $11,072       ($78,222)
Telecommunications             1990           1991           $980,613       $119,372            $0      ($119,372)      ($11,618)
Transportation                 1990           1991            $13,434        $13,858            $0       ($13,858)            $0
Video Production               1990           1991            $46,645        $26,631        $3,754       ($22,877)       $11,741
Material Handling              1991           1991           $109,115       $108,512      $113,482         $4,970             $0

Agriculture                    1989           1992            $89,766        $19,058       $21,912         $2,854       ($12,999)
Computers                      1989           1992            $60,747         $1,659        $2,593           $934             $0
Copiers                        1989           1992            $79,556        $10,817       $10,839            $22        ($9,798)
Furniture                      1989           1992            $35,512         $2,418        $2,911           $493             $0
Manufacturing & Production     1989           1992           $117,236         $1,924        $1,936            $12             $0
Material Handling              1989           1992            $16,058           $670          $789           $119        ($7,845)
Medical                        1989           1992            $31,701         $7,548        $1,967        ($5,580)            $0
Office Equipment               1989           1992            $19,981         $1,381        $1,427            $46             $0
Printing                       1989           1992            $25,000         $3,510        $2,510        ($1,000)       ($8,247)
Telecommunications             1989           1992            $18,779         $1,910        $2,012           $102             $0
Video Production               1989           1992            $21,849         $3,275        $3,283             $8             $0
Agriculture                    1990           1992            $46,968         $2,847        $3,463           $617        ($4,451)
Computers                      1990           1992         $3,872,456       $671,632      $342,387      ($329,245)   ($1,086,408)
Construction                   1990           1992            $23,493         $1,229        $1,229             $0             $0
Copiers                        1990           1992            $19,240         $2,165        $3,524         $1,358        ($8,884)
Environmental                  1990           1992             $7,195         $1,164        $1,164             $0        ($4,683)
Fixture                        1990           1992            $55,869         $7,661        $9,096         $1,436       ($34,594)
Furniture                      1990           1992            $58,095         $7,193        $7,719           $525       ($26,836)
Manufacturing & Production     1990           1992           $192,143        $47,665       $43,213        ($4,452)      ($45,657)
Material Handling              1990           1992           $104,852        $23,011        $7,775       ($15,236)      ($15,648)
Medical                        1990           1992            $88,537        $12,382       $13,393         $1,011       ($38,945)
Miscellaneous                  1990           1992             $4,999         $1,313        $1,236           ($77)       ($2,804)
Office Equipment               1990           1992         $1,203,666       $179,190        $2,513      ($176,678)       ($6,351)
Printing                       1990           1992             $4,055           $787          $787             $0        ($2,487)
Restaurant                     1990           1992            $83,624           $194        $6,850         $6,657       ($12,961)
Retail                         1990           1992            $63,030        $35,999          $581       ($35,419)       ($1,296)
Sanitation                     1990           1992           $200,642        $12,623       $13,101           $478       ($14,846)
Telecommunications             1990           1992            $64,899        $11,997        $4,965        ($7,032)      ($18,620)
Transportation                 1990           1992             $7,610             $1            $1             $0             $0
Video Production               1990           1992            $18,558         $3,521        $4,302           $781        ($7,177)
Furniture                      1991           1992            $25,909        $28,313            $0       ($28,313)            $0
Manufacturing & Production     1991           1992            $51,311        $47,497       $57,487         $9,990             $0
Material Handling              1991           1992            $10,023        $10,462       $10,595           $133             $0
Office Equipment               1991           1992            $15,789             $0            $0             $0             $0
Sanitation                     1991           1992            $18,840        $10,122       $10,516           $394             $0

Agriculture                    1989           1993            $31,500         $4,370       $10,095         $5,725         $1,431
Computers                      1989           1993            $93,554           $267          $661           $394             $0
Copiers                        1989           1993           $168,679        $19,448       $23,072         $3,624       ($26,046)
Furniture                      1989           1993           $116,287        $17,152       $19,536         $2,384        ($9,084)
Manufacturing & Production     1989           1993            $14,804         $2,832        $3,541           $709             $0
Material Handling              1989           1993            $20,725             $0        $1,650         $1,650             $0
Office Equipment               1989           1993            $81,777           $990       $17,490        $16,500        ($4,999)
Telecommunications             1989           1993             $2,524             $0            $0             $0             $0
Video Production               1989           1993            $22,321             $0            $0             $0             $0
Agriculture                    1990           1993           $132,350        $11,556       $11,963           $407       ($42,903)
Automotive                     1990           1993            $75,730        $45,795       $51,888         $6,093        ($3,043)
Computers                      1990           1993         $1,069,393       $140,198      $164,423        $24,225      ($267,270)
Construction                   1990           1993            $41,779         $5,058        $5,075            $17        ($9,774)
Copiers                        1990           1993            $23,318         $3,058        $2,505          ($553)       ($7,670)
Fixture                        1990           1993            $73,038        $10,235       $10,235             $0       ($22,303)
Furniture                      1990           1993           $118,834        $11,204       $11,509           $305       ($10,168)
Manufacturing & Production     1990           1993         $1,120,324       $139,342      $186,899        $47,557      ($271,929)
Material Handling              1990           1993           $210,922        $20,462       $29,157         $8,695       ($51,481)
Medical                        1990           1993           $380,749        $56,711       $37,821       ($18,890)      ($68,880)
Office Equipment               1990           1993            $69,232         $8,695        $9,275           $580       ($18,731)
Printing                       1990           1993             $6,061         $1,431        $1,050          ($381)       ($1,388)
Reprographics                  1990           1993            $82,000         $8,200       $40,000        $31,800         $7,109
Restaurant                     1990           1993           $121,682        $10,330       $11,517         $1,187       ($28,626)
Retail                         1990           1993            $11,280           $813        $1,797           $984        ($2,806)
Sanitation                     1990           1993            $43,697         $5,148        $5,152             $4       ($10,588)
Telecommunications             1990           1993           $278,193        $20,246       $22,616         $2,370       ($58,857)
Miscellaneous                  1990           1993           $595,538       ($98,697)     $203,595       $302,292             $0
Video Production               1990           1993             $7,981           $374          $374             $0        ($1,484)
Computers                      1991           1993           $248,090        $36,021       $36,834           $813        ($9,175)
Construction                   1991           1993            $10,590           $869        $1,875         $1,006        ($4,480)
Furniture                      1991           1993            $73,541           ($66)         $603           $669        ($7,311)
Manufacturing & Production     1991           1993            $12,951             $0            $0             $0             $0
Material Handling              1991           1993            $43,408        $20,390       $23,147         $2,757        ($1,015)
Medical                        1991           1993             $9,425         $5,708        $6,513           $805           $858
Sanitation                     1991           1993            $37,743        $16,285       $15,506          ($779)            $0
Computers                      1992           1993            $79,557        $38,668       $38,668             $0       ($36,961)
Material Handling              1992           1993            $30,692           $149        $6,578         $6,429       ($17,976)

Computers                      1989           1994           $468,870       $109,719      $109,720             $1       $102,026
Copiers                        1989           1994            $13,461            $30           $30             $0             $0
Furniture                      1989           1994           $218,655        $79,000       $79,000             $0        $80,901
Manufacturing & Production     1989           1994            $90,725           ($13)           $0            $13             $0
Medical                        1989           1994            $97,017           $699        $1,141           $441             $0
Office Equipment               1989           1994             $2,796             $0          $126           $126             $0
Printing                       1989           1994            $14,123             $0            $0             $0             $0
Telecommunications             1989           1994            $10,950            ($2)         $127           $129             $0
Agriculture                    1990           1994            $73,503        $11,518       $12,258           $740        ($3,345)
Computers                      1990           1994         $3,937,366       $957,935      $959,231         $1,295       $367,292
Construction                   1990           1994           $141,052        $16,265       $16,265             $0       ($14,659)
Fixture                        1990           1994           $100,514        $10,959       $10,959             $0        ($6,640)
Furniture                      1990           1994           $282,115        $89,792       $94,919         $5,127        $43,164
Manufacturing & Production     1990           1994           $443,855       $121,619      $137,376        $15,757        ($8,207)
Material Handling              1990           1994           $411,986        $20,972       $20,972             $0       ($33,402)
Medical                        1990           1994           $462,679        $42,572       $62,365        $19,792           $805
Mining                         1990           1994         $9,631,966     $1,298,813    $1,298,813             $0      ($689,039)
Office Equipment               1990           1994            $34,402         $3,434        $3,434             $0        ($8,258)
Reprographics                  1990           1994            $16,482         $4,547        $4,547             $0           $904
Restaurant                     1990           1994           $297,355        $32,327       $33,776         $1,449       ($29,158)
Retail                         1990           1994           $841,977       $440,914      $440,914             $0       $668,569
Sanitation                     1990           1994             $7,147             $0            $0             $0             $0
Telecommunications             1990           1994           $261,049        ($6,700)      $30,311        $37,011        $11,248
Video Production               1990           1994            $45,804         $5,357        $5,365             $8        ($4,684)
Agriculture                    1991           1994            $15,633           $625          $629             $4             $0
Computers                      1991           1994           $684,631        $59,296       $59,296             $0      ($213,947)
Copiers                        1991           1994            $39,270         $2,598          $648        ($1,950)      ($15,152)
Environmental                  1991           1994            $44,016           $864          $904            $41             $0
Furniture                      1991           1994            $20,546           $906          $923            $17             $0
Material Handling              1991           1994            $66,497         $2,470        $2,642           $172        ($5,750)
Medical                        1991           1994           $602,400       $306,415      $373,385        $66,970       $139,985
Sanitation                     1991           1994            $83,638         $4,459        $4,634           $174             $0
Telecommunications             1991           1994            $11,188           $898        $1,146           $248        ($3,419)
Manufacturing & Production     1993           1994            $81,735           ($61)          $34            $95             $0
Material Handling              1993           1994             $6,578         $3,110        $3,600           $490             $0
Sanitation                     1994           1994             $7,320             $0            $0             $0             $0

Computers                      1989           1995            $24,831         $1,574           $13        ($1,561)            $0
Manufacturing & Production     1989           1995            $11,262         $4,128            $0        ($4,128)            $0
Computers                      1990           1995         $3,151,688       $784,267      $578,324      ($205,942)       $61,278
Construction                   1990           1995           $397,553       $139,680       $93,172       ($46,508)        $2,914
Copiers                        1990           1995            $26,920         $6,048           ($0)       ($6,048)            $0
Furniture                      1990           1995            $64,010         $5,908        $4,760        ($1,148)        $5,171
Material Handling              1990           1995           $108,329         $7,629        $6,899          ($730)          ($15)
Medical                        1990           1995           $919,987       $320,531      $260,980       ($59,551)       $56,955
Manufacturing & Production     1990           1995           $846,718       $211,207      $244,937        $33,730       $243,103
Office Equipment               1990           1995            $38,014         $4,192        $2,111        ($2,081)        $1,950
Reprographics                  1990           1995           $102,003             $1            $1             $0             $0
Restaurant                     1990           1995            $63,437         $4,636        $1,896        ($2,740)          $897
Retail                         1990           1995         $2,703,611       $349,429      $193,032      ($156,397)      $184,637
Sanitation                     1990           1995            $58,070         $4,110        $1,738        ($2,372)        $1,518
Video Production               1990           1995             $3,404           $773            $0          ($773)            $0
Agriculture                    1991           1995            $23,262         $7,034        $7,449           $415         $1,921
Computers                      1991           1995         $2,712,345       $677,342      $648,479       ($28,863)      $126,108
Construction                   1991           1995            $25,214         $1,539        $2,727         $1,188        ($2,122)
Furniture                      1991           1995            $62,471        $16,192        $5,091       ($11,101)       ($4,400)
Material Handling              1991           1995            $34,473        $12,502       $12,105          ($397)            $0
Manufacturing & Production     1991           1995           $132,184         $5,116       $50,110        $44,993        $27,132
Office Equipment               1991           1995            $48,350         $7,177        $9,506         $2,329        ($2,320)
Restaurant                     1991           1995            $73,807         $3,637        $2,910          ($728)       ($1,107)
Telecommunications             1991           1995            $52,499         $3,093        $7,262         $4,169        ($3,403)
Audio                          1992           1995           $128,455        $98,566      $122,689        $24,123        $32,942
Computers                      1992           1995            $76,900         $2,447       $15,248        $12,801       ($10,269)
Furniture                      1992           1995           $188,807        $19,652       $19,652             $0       ($57,369)
Telecommunications             1992           1995            $64,731        $47,017       $55,634         $8,616        $23,500
Video Production               1992           1995           $382,790       $247,199      $298,045        $50,846       $122,650
Copiers                        1993           1995            $35,000             $0            $0             $0             $0
Computers                      1994           1995         $1,043,007       $346,471      $739,181       $392,710       $661,239
Furniture                      1994           1995           $204,779       $171,324      $181,605        $10,281             $0
Medical                        1994           1995            $23,671         $2,015        $2,015             $0             $0
Manufacturing & Production     1994           1995            $21,038        $17,225       $18,733         $1,509         $1,436
Computers                      1995           1995            $17,231        $16,864        $2,383       ($14,481)            $0

Telecommunications             1989           1996            $20,339             $0        $1,566         $1,566             $0
Computers                      1990           1996         $1,056,724       $123,220       $88,594       ($34,626)       $94,675
Fixtures                       1990           1996            $19,989         $1,285          $250        ($1,034)       ($1,034)
Furniture                      1990           1996            $34,265        $10,881            $0       ($10,881)      ($10,881)
Medical                        1990           1996            $49,882         $3,282          $332        ($2,949)       ($2,357)
Manufacturing & Production     1990           1996            $72,805         $2,611        $1,588        ($1,023)        $3,342
Printing                       1990           1996            $26,691           $728            $0          ($728)         ($728)
Reprographics                  1990           1996            $77,770         $5,381        $1,037        ($4,345)            $0
Retail                         1990           1996         $1,332,608       $149,542      $230,752        $81,210       $238,200
Telecommunications             1990           1996            $71,300         $4,781          $895        ($3,886)            $0
Computers                      1991           1996            $70,789         $2,113        $1,000        ($1,113)       ($1,113)
Construction                   1991           1996            $24,724         $3,791        $3,857            $66         $2,506
Furniture                      1991           1996           $281,079        $24,453       $28,755         $4,302         $3,424
Material Handling              1991           1996            $45,771         $7,124        $3,307        ($3,817)            $0
Restaurant                     1991           1996            $16,013         $1,663        $2,152           $489         $1,976
Video Production               1991           1996            $56,632         $4,245        $4,245             $0           $538
Printing                       1993           1996            $15,733         $3,714        $3,814           $100             $0
Computers                      1994           1996            $21,284        $13,176            $0       ($13,176)      ($13,176)
Fixtures                       1994           1996            $20,045             $0            $0             $0       ($14,238)
Manufacturing & Production     1994           1996            $16,349         $6,081        $6,191           $109        ($7,085)
Computers                      1995           1996            $36,894        $21,698            $0       ($21,698)      ($29,812)
Fixtures                       1994           1996            $28,449        $25,882            $0       ($25,882)      ($25,882)
Furniture                      1994           1996            $20,000             $0            $0             $0             $0

Computers                      1990           1997            $84,679        $10,369            $0       ($10,369)            $0
Computers                      1993           1997            $31,527         $1,238        $1,492           $254             $0
Retail                         1993           1997         $1,811,259       $166,382      $231,762        $65,380      ($165,810)
Computers                      1994           1997           $106,912           $689        $1,493           $804       ($41,957)
Manufacturing & Production     1994           1997            $43,759         $2,460        $3,548         $1,089       ($15,221)
Telecommunications             1994           1997            $64,781         $1,953        $3,990         $2,037       ($11,293)
Computers                      1995           1997             $9,584             $0            $0             $0             $0
Manufacturing & Production     1995           1997            $74,770             $0            $0             $0             $0
Restaurant                     1995           1997            $12,030             $0            $0             $0        ($7,218)
Video Production               1995           1997            $27,067         $4,971            $0        ($4,971)            $0
Computers                      1996           1997            $16,033        $15,371        $1,768       ($13,604)            $0
Printing                       1996           1997            $48,047        $36,903       $42,713         $5,811             $0


(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series C for the six years ended December 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                             Total                                                     Federal
            Type of           Year of        Year of      Acquisition     Net Book        Net            GAAP          Taxable
           Equipment         Acquisition    Disposition     Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
--------------------------  -------------  -------------  -------------  ------------- -------------  -------------  -------------
Agriculture                     1991           1991             $2,942             $0            $0             $0             $0
Computers                       1991           1991             $1,389             $0           $31            $31            $31
Construction                    1991           1991               $906           $102          $256           $154           $154
Manufacturing & Production      1991           1991             $1,800           $328          $343            $15            $15
Material Handling               1991           1991             $1,383             $0          $269           $269           $269
Office Equipment                1991           1991             $1,233             $0            $0             $0             $0
Printing                        1991           1991            $19,967             $0            $6             $6             $6
Retail                          1991           1991             $6,714           $557          $639            $83            $83
Sanitation                      1991           1991           $167,899       $168,591      $172,406         $3,815         $3,815

Agriculture                     1991           1992             $7,013         $1,133          $300          ($834)         ($773)
Computers                       1991           1992           $451,724        $57,141       $55,313        ($1,828)      ($38,009)
Construction                    1991           1992           $233,875       $115,470      $119,943         $4,473       ($49,808)
Copiers                         1991           1992             $4,634        ($1,798)         $336         $2,134             $0
Fixture                         1991           1992        $10,326,838     $1,421,047          $614    ($1,420,433)            $0
Furniture                       1991           1992             $3,478             $1            $1             $0             $0
Material Handling               1991           1992            $25,677        $10,492       $11,432           $940        ($3,074)
Medical                         1991           1992            $12,817           $100          $100             $0       ($10,859)
Manufacturing & Production      1991           1992            $43,629        ($1,124)       $1,754         $2,878       ($32,166)
Office Equipment                1991           1992             $8,342         $8,593        $3,261        ($5,332)            $0
Printing                        1991           1992            $16,961           $790          $944           $154        ($9,907)
Restaurant                      1991           1992            $35,504        $22,369        $8,777       ($13,592)            $0
Retail                          1991           1992           $118,527       $273,200       $10,583      ($262,617)      ($69,026)
Sanitation                      1991           1992           $253,845       $111,627      $115,785         $4,158             $0
Telecommunications              1991           1992            $12,916         $7,936        $9,356         $1,420        ($2,588)
Miscellaneous                   1991           1992            $53,827        $21,578       $13,932        ($7,646)        $1,797

Agriculture                     1991           1993            $57,287         $7,456        $9,998         $2,542       ($18,745)
Automotive                      1991           1993             $6,266         $1,328        $1,427            $99        ($2,344)
Computers                       1991           1993         $1,051,652       $162,294      $207,909        $45,615      ($325,207)
Construction                    1991           1993           $464,100        $55,261       $78,501        $23,240       ($73,626)
Fixture                         1991           1993             $2,403             $0            $0             $0       ($15,392)
Furniture                       1991           1993            $99,455        $25,656       $15,551       ($10,105)     ($138,905)
Medical                         1991           1993         $1,313,194       $708,948      $710,991         $2,043       ($81,725)
Manufacturing & Production      1991           1993           $207,168        $25,494       $33,904         $8,410        ($2,771)
Office Equipment                1991           1993            $50,397        $10,621       $11,360           $739       ($12,948)
Printing                        1991           1993            $23,682           $425        $1,500         $1,075             $0
Reprographics                   1991           1993             $3,898           $464          $464             $0       ($12,279)
Restaurant                      1991           1993            $52,281         $8,374       $11,424         $3,050       ($45,442)
Retail                          1991           1993           $107,672         $6,184       $14,538         $8,354        ($5,137)
Sanitation                      1991           1993           $369,044        $58,844       $72,766        $13,922        ($3,854)
Telecommunications              1991           1993            $13,462           $609          $995           $386        ($1,686)
Transportation                  1991           1993             $3,762           $271          $612           $341             $0
Construction                    1992           1993            $14,788          ($961)           $0           $961             $0
Retail                          1992           1993             $4,093          ($139)         $396           $535        ($2,058)

Agriculture                     1991           1994            $37,987        $10,692       $14,276         $3,584        ($1,742)
Automotive                      1991           1994            $54,591           $161          $190            $29             $0
Computers                       1991           1994         $3,845,015       $145,861      $176,290        $30,428      ($761,570)
Construction                    1991           1994           $144,438         $8,068       $10,874         $2,806        ($2,060)
Copiers                         1991           1994             $2,041            ($0)          $89            $89             $0
Environmental                   1991           1994           $213,173        $94,203      $123,051        $28,848       ($38,471)
Fixture                         1991           1994           $234,136        $31,188       $32,228         $1,040       ($64,973)
Furniture                       1991           1994           $544,084       ($33,508)      $42,733        $76,241      ($111,133)
Material Handling               1991           1994            $27,610         $9,861       $12,180         $2,320        ($8,523)
Medical                         1991           1994           $166,398         $1,386       $15,777        $14,391           $490
Manufacturing & Production      1991           1994           $351,497        $31,295       $56,139        $24,844       ($79,430)
Office Equipment                1991           1994            $30,245             $0          $126           $125             $0
Printing                        1991           1994         $1,066,789       $210,962      $210,962             $0      ($222,154)
Restaurant                      1991           1994            $70,707          ($339)         $796         $1,136       ($10,709)
Retail                          1991           1994         $1,381,039       $152,323      $153,469         $1,146      ($361,934)
Sanitation                      1991           1994           $173,772         $2,892        $4,374         $1,482             $0
Telecommunications              1991           1994           $277,162        ($2,629)      $13,384        $16,013       ($57,036)
Video                           1991           1994             $8,139            ($1)         $327           $328             $0
Fixture                         1992           1994            $15,450         $1,223        $1,552           $328        ($8,169)
Manufacturing & Production      1992           1994           $122,247        $21,475       $31,910        $10,435       ($37,107)
Furniture                       1994           1994            $65,659        $69,225       $73,420         $4,195             $0

Computers                       1991           1995        $14,393,689     $1,892,673    $1,681,499      ($211,174)      ($60,114)
Construction                    1991           1995           $238,913        $14,433       $27,420        $12,987      ($149,560)
Copiers                         1991           1995            $39,507         $3,456        $4,077           $621        $13,504
Fixtures                        1991           1995           $804,453       $113,148       $89,760       ($23,388)      ($16,463)
Furniture                       1991           1995           $603,534        $29,758       $76,781        $47,023             $0
Medical                         1991           1995         $3,713,348     $1,692,752    $2,084,752       $392,000      ($260,046)
Manufacturing & Production      1991           1995         $3,123,635       $917,619      $768,141      ($149,478)   ($1,022,443)
Office Equipment                1991           1995           $347,197        $17,431       $17,435             $5        ($3,502)
Retail                          1991           1995         $1,765,207       $206,416      $117,745       ($88,670)      $854,893
Sanitation                      1991           1995            $26,224         $6,541         ($655)       ($7,196)            $0
Telecommunications              1991           1995           $373,595        $37,285       $38,143           $858      ($103,967)
Video Production                1991           1995           $192,070         $4,450       $23,511        $19,062        $55,805
Furniture                       1993           1995            $54,942        $42,999       $23,436       ($19,562)
Material Handling               1993           1995            $46,931        $13,325       $13,753           $428             $0
Restaurant                      1994           1995           $436,966       $379,595      $411,179        $31,584       ($17,421)
Retail                          1994           1995            $35,025        $10,101       $10,120            $19
Telecommunications              1994           1995            $19,591        $11,665        $1,542       ($10,123)      ($13,275)
Fixtures                        1995           1995            $25,958        $26,768       $26,866            $99

Agriculture                     1991           1996             $7,362           $365            $0          ($365)         ($365)
Computers                       1991           1996         $3,287,984       $417,743      $317,557      ($100,185)      $469,256
Fixtures                        1991           1996           $142,743         $1,011            $0        ($1,011)       ($1,011)
Furniture                       1991           1996         $1,670,320      ($155,540)      $83,650       $239,190       $303,948
Medical                         1991           1996         $2,023,960       $774,664      $377,555      ($397,109)      $459,686
Manufacturing & Production      1991           1996           $160,029         $4,540        $1,849        ($2,691)         ($812)
Restaurant                      1991           1996            $85,715          ($780)       $7,296         $8,077        $11,319
Retail                          1991           1996            $71,310         $8,481        $1,150        ($7,331)        $1,390
Sanitation                      1991           1996             $4,363           $433            $0          ($433)         ($433)
Telecommunications              1991           1996            $95,843         $6,362        $9,248         $2,886         $7,641
Transportation                  1991           1996           $815,481        $30,308       $85,288        $54,980        $86,899
Video                           1991           1996           $180,577         $3,186       $12,790         $9,604        $17,915
Automotive                      1992           1996            $97,543        $11,860       $12,140           $278             $0
Environmental                   1992           1996           $157,907         $3,659        $8,533         $4,874       ($11,597)
Retail                          1992           1996            $53,003         $3,147        $3,897           $750             $0
Telecommunications              1992           1996           $362,250       ($28,983)       $4,851        $33,834       ($21,366)
Manufacturing & Production      1993           1996            $16,123             $0            $0             $0             $0
Computers                       1994           1996            $18,698           $216          $441           $255       ($11,060)
Construction                    1994           1996            $14,015         $1,020        $1,020             $0             $0
Medical                         1994           1996            $18,685        $15,364        $3,000       ($12,364)       ($9,364)
Manufacturing & Production      1994           1996            $35,203             $0            $0             $0       ($21,180)
Office Equipment                1994           1996            $17,293           $596          $596             $0             $0
Telecommunications              1994           1996             $4,820             $0            $0             $0             $0

Computer                        1991           1997             $5,327            $94        $3,865         $3,771         $4,461
Medical                         1991           1997         $2,499,782       $258,686      $258,686             $0       $258,686
Retail                          1991           1997            $30,855             $0        $2,500         $2,500         $3,475
Retail                          1992           1997            $97,767             $1           $79            $78             $0
Sanitation                      1992           1997           $147,542             $0        $1,640         $1,640             $0
Video Production                1992           1997            $66,253        $11,586       $12,305           $719         $3,869
Computers                       1993           1997            $21,303             $0           $11            $11             $0
Manufacturing & Production      1993           1997            $36,069            ($0)         $736           $736             $0
Restaurant                      1993           1997            $25,794           $784        $1,400           $616             $0
Retail                          1993           1997         $1,442,919       $134,489      $182,728        $48,239      ($136,145)
Automotive                      1994           1997            $16,431         $5,412        $6,561         $1,149          ($376)
Computers                       1994           1997            $24,615         $1,159        $1,350           $191        ($4,988)
Fixtures                        1994           1997            $16,090           $872          $726          ($146)       ($5,244)
Furniture                       1994           1997            $12,814         $2,514            $0        ($2,514)            $0
Manufacturing & Production      1994           1997            $86,687            $26        $1,462         $1,436       ($26,470)
Material Handling               1994           1997            $15,324             $0          $242           $242        ($5,888)
Medical                         1994           1997           $485,541        $43,278       $31,102       ($12,176)       $12,051
Telecommunications              1994           1997            $28,364         $1,496        $2,201           $705        ($9,751)
Manufacturing & Production      1995           1997            $25,764           $323        $1,349         $1,025             $0
Restaurant                      1995           1997            $15,364            ($0)           $0             $0        ($9,219)
Telecommunications              1995           1997            $34,104        $22,816            $0       ($22,816)            $0
Audio                           1996           1997            $46,335             $0            $0             $0             $0
Auto                            1996           1997            $19,219           $602        $2,799         $2,197             $0
Computers                       1996           1997            $81,936        $30,716       $32,590         $1,873             $0
Restaurant                      1996           1997            $14,346        $13,996       $16,964         $2,968             $0
Telecommunications              1996           1997            $50,797           $886          $886             $0             $0


(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series D for the five years ended December 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                Total                                                    Federal
            Type of             Year of        Year of      Acquisition      Net Book        Net            GAAP         Taxable
           Equipment          Acquisition    Disposition      Cost (1)      Value (2)    Proceeds (3)   Gain (Loss)    Gain (Loss)
----------------------------  -------------  -------------  -------------  ------------- -------------  -------------  -------------
Medical                           1991           1992            $48,364             $0            $0             $0             $0
Medical                           1992           1992           $422,800       $406,812      $180,617      ($226,195)      ($21,855)
Manufacturing & Production        1992           1992           $922,806             $0            $0             $0             $0
Telecommunications                1991           1992             $2,965         $3,153            $0        ($3,153)            $0
Telecommunications                1992           1992             $9,287         $2,960       $19,223        $16,262         $9,564
Video Production                  1992           1992            $66,253             $0            $0             $0             $0

Medical                           1991           1993         $1,473,719       $767,962      $767,962             $0      ($367,414)
Manufacturing & Production        1991           1993           $729,750       $554,748      $690,006       $135,258       $230,288
Restaurant                        1991           1993            $10,967         $9,300       $12,098         $2,798         $5,185
Computers                         1992           1993           $804,823        $52,481       $51,141        ($1,340)      ($28,781)
Construction                      1992           1993             $4,788         $1,071        $1,076             $5        ($2,902)
Copiers                           1992           1993             $3,464         $1,071        $1,072             $1        ($1,699)
Furniture                         1992           1993            $38,333           $847        $4,245         $3,398       ($26,422)
Manufacturing & Production        1992           1993         $1,659,018       $235,971      $239,336         $3,365      ($108,394)
Material Handling                 1992           1993             $4,261         $1,826        $1,826             $0        ($1,617)
Medical                           1992           1993         $1,053,825       $421,329      $499,671        $78,342      ($312,299)
Office Equipment                  1992           1993             $7,692           $968        $2,919         $1,951        ($3,263)
Sanitation                        1992           1993             $9,167         $1,457        $1,457             $0        ($6,364)
Telecommunications                1992           1993           $210,033        $97,163       $97,355           $192      ($118,167)
Medical                           1993           1993           $190,018        $27,839       $31,758         $3,919       ($15,146)

Computers                         1991           1994         $5,918,285     $1,988,610    $1,988,610             $0       $364,917
Medical                           1991           1994         $4,337,672     $1,324,650    $1,325,089           $440       $275,632
Manufacturing & Production        1991           1994           $564,133       $135,237      $139,295         $4,058        ($4,466)
Mining                            1991           1994         $6,882,703     $1,911,959    $1,911,959             $0      ($335,688)
Telecommunications                1991           1994             $4,457             $0          $207           $207             $0
Agriculture                       1992           1994            $14,661           $308          $392            $84        ($5,218)
Automotive                        1992           1994             $2,180           $596          $596             $0          ($752)
Computers                         1992           1994         $1,742,271       $515,871      $517,638         $1,767      ($202,085)
Construction                      1992           1994             $6,320         $1,583        $1,511           ($72)         ($575)
Copiers                           1992           1994            $27,272         $3,088        $3,088             $0        ($6,206)
Environmental                     1992           1994            $18,502         $3,377        $3,334           ($43)       ($8,169)
Fixtures                          1992           1994            $30,123         $4,000        $4,966           $966             $0
Furniture                         1992           1994           $128,339        $33,457       $34,909         $1,452       ($45,840)
Material Handling                 1992           1994         $1,292,595     $1,131,118    $1,129,165        ($1,953)       ($7,118)
Medical                           1992           1994         $2,243,134       $607,899      $713,599       $105,700      ($627,651)
Manufacturing & Production        1992           1994           $160,816        $85,334       $89,861         $4,527       ($30,668)
Office Equipment                  1992           1994            $15,083         $3,869        $3,866            ($3)       ($5,979)
Photography                       1992           1994             $3,696           $747          $747             $0        ($1,651)
Printing                          1992           1994            $12,680           $728          $728             $0        ($2,409)
Restaurant                        1992           1994            $85,349         $4,717        $3,740          ($977)       ($7,665)
Retail                            1992           1994            $14,260         $1,686        $1,686             $0        ($3,106)
Sanitation                        1992           1994             $2,333           $707          $707             $0             $0
Telecommunications                1992           1994            $10,655         $3,409        $3,569           $160        ($3,119)
Transportation                    1992           1994             $2,452           $716          $442          ($274)       ($1,046)
Video Production                  1992           1994             $6,320         $2,055        $1,755          ($301)       ($2,283)
Medical                           1993           1994            $99,286        $21,595       $21,772           $178             $0
Restaurant                        1994           1994           $287,433       $276,973      $296,218        $19,245             $0

Computers                         1991           1995            $54,716         $6,105        $8,769         $2,664        $66,761
Fixtures                          1991           1995            $20,592         $6,858          $466        ($6,391)       ($5,577)
Furniture                         1991           1995           $671,313       $182,750      $320,524       $137,774        ($6,770)
Medical                           1991           1995         $4,238,594       $737,052      $700,553        $17,535       ($71,628)
Manufacturing & Production        1991           1995            $27,177         $1,358            $0        ($1,358)       ($1,358)
Retail                            1991           1995           $130,096        $31,986       $65,301        $33,315        ($1,749)
Sanitation                        1991           1995            $74,519         $8,525       $40,968        $32,443        ($3,429)
Agriculture                       1992           1995            $61,210        $12,058       $12,959         $1,475       ($15,540)
Audio                             1992           1995            $15,467         $2,721            $0        ($1,964)       ($1,964)
Automotive                        1992           1995            $21,561        $11,527           ($0)       ($1,840)       ($1,840)
Computers                         1992           1995           $212,151        $24,123       $20,948        ($2,754)      ($21,058)
Construction                      1992           1995            $39,933         $7,207        $6,398             $0            $38
Fixtures                          1992           1995            $18,898         $2,668        $2,668             $0          ($432)
Furniture                         1992           1995            $12,485         $1,209            $0        ($1,209)       ($1,209)
Material Handling                 1992           1995         $2,697,355     $3,586,072    $3,969,642     $1,139,585      ($724,447)
Medical                           1992           1995         $3,348,398       $714,943      $494,343      ($220,601)   ($1,322,760)
Manufacturing & Production        1992           1995         $1,101,940       $268,754      $269,476         $4,782       ($67,950)
Office Equipment                  1992           1995             $2,469             $0          $198           $198             $0
Restaurant                        1992           1995            $21,586         $3,710        $3,732            $22             $0
Retail                            1992           1995           $160,369        $29,643       $26,957         $1,227          ($751)
Sanitation                        1992           1995             $6,460         $1,545        $1,497           ($48)            $0
Telecommunications                1992           1995           $224,337        $37,338       $70,923        $33,585          ($718)
Video Production                  1992           1995            $95,387        $25,897       $30,829         $5,442          ($428)
Medical                           1993           1995           $426,311             $0            $0             $0             $0
Material Handling                 1993           1995            $26,836        $19,079            $0       ($19,079)      ($19,078)
Agriculture                       1994           1995            $16,304         $9,913       $10,262           $348             $0
Computers                         1994           1995            $16,175        $15,485            $0       ($15,485)      ($15,485)
Medical                           1994           1995            $30,222         $5,772        $8,996         $3,225             $0
Manufacturing & Production        1994           1995            $17,817        $14,606       $15,678         $1,072             $0
Restaurant                        1994           1995           $312,000       $247,116      $271,401        $24,285             $0
Medical                           1995           1995            $10,146         $1,999        $2,000             $1             $0

Computers                         1991           1996            $16,882            ($2)         $105           $107             $0
Fixtures                          1991           1996            $25,308         $1,210        $3,244         $2,034         $4,404
Printing                          1991           1996            $20,891           ($95)         $556           $650         $1,280
Audio                             1992           1996            $16,137         $1,887        $1,905            $18        ($1,367)
Automotive                        1992           1996            $33,805         $5,441        $2,000        ($3,441)         ($722)
Computers                         1992           1996           $280,451        $31,923       $10,348       ($21,575)      ($20,806)
Construction                      1992           1996            $50,624         $5,797        $6,467           $670        ($1,915)
Copiers                           1992           1996            $11,160         $1,449            $0        ($1,449)         ($845)
Environmental                     1992           1996             $6,810           $936            $0          ($936)            $0
Fixtures                          1992           1996            $99,216        $11,745       $20,000         $8,255        ($1,825)
Furniture                         1992           1996            $20,459         $3,706            $0        ($3,706)          ($70)
Material Handling                 1992           1996        $20,615,957    $10,585,846   $12,476,033     $1,891,187       $303,725
Medical                           1992           1996         $2,462,850       $252,786      $243,792        ($8,994)     ($167,648)
Manufacturing & Production        1992           1996         $1,414,399       $117,455       $59,071       ($58,384)      ($74,762)
Office Equipment                  1992           1996            $60,154         $9,886        $9,300          ($586)         ($531)
Photography                       1992           1996             $7,252         $1,286            $0        ($1,286)            $0
Printing                          1992           1996            $16,757         $2,390            $0        ($2,390)       ($2,390)
Restaurant                        1992           1996           $108,729        $13,773        $6,318        ($7,455)       ($3,765)
Retail                            1992           1996            $14,165           $609          $768           $159             $0
Sanitation                        1992           1996            $44,503         $6,313        $4,821        ($1,491)       ($5,206)
Telecommunications                1992           1996           $427,770        $44,812      $157,751       $112,939        $72,457
Video Production                  1992           1996            $21,426         $3,259        $2,455          ($804)            $0
Medical                           1993           1996           $133,170         $4,221       $61,949        $57,728         $6,191
Manufacturing & Production        1993           1996            $36,441          ($484)           $0           $484             $0
Office Equipment                  1993           1996            $24,195            ($4)           $0             $4             $0
Telecommunications                1993           1996            $24,949            ($4)         $881           $885             $0
Computers                         1994           1996           $252,860         $4,417       $58,071        $53,654        $14,037
Fixtures                          1994           1996            $12,057             $0          $781           $781        ($6,175)
Furniture                         1994           1996            $27,035        $23,539       $26,106         $2,567         $5,735
Restaurant                        1994           1996            $16,307        $13,051        $4,750        ($8,301)       ($8,301)
Telecommunications                1994           1996            $15,157        $10,262       $11,572         $1,310        ($7,857)
Computers                         1995           1996             $6,916           $201          $750           $549        ($4,753)
Fixtures                          1995           1996            $15,241         $9,204        $9,796           $593             $0
Medical                           1995           1996             $6,162         $1,353           $19             $0             $0
Manufacturing & Production        1995           1996            $26,538        $25,942            $0       ($25,942)      ($25,942)
Restaurant                        1995           1996           $508,782       $434,244      $487,909        $53,665             $0
Manufacturing & Production        1996           1996            $51,625        $44,861       $48,959         $4,098             $0

Medical                           1991           1997         $1,149,504       $276,606       $96,118             $0       $188,884
Automotive                        1992           1997            $24,515         $4,367        $3,040        ($1,328)        $1,981
Computers                         1992           1997           $347,614        $11,917       $19,814         $7,898        $36,824
Copiers                           1992           1997             $9,748           $976          $976             $0           $850
Fixture                           1992           1997           $104,162             $0            $0             $0             $0
Furniture                         1992           1997            $32,575         $5,708        $2,170        ($3,538)        $1,208
Manufacturing & Production        1992           1997           $141,478        $11,341        $7,043        ($4,298)        $6,046
Medical                           1992           1997           $954,760       $103,649      $109,333         $6,185        $84,846
Printing                          1992           1997            $85,513         $7,321        $5,849        ($1,472)        $5,523
Retail                            1992           1997           $362,443        $60,710       $84,800        $24,090        $79,536
Sanitation                        1992           1997            $32,997         $3,983            $0        ($3,983)           ($0)
Telecommunications                1992           1997            $18,803         $2,524            $0        ($2,524)            $0
Video Production                  1992           1997            $20,356         $3,472        $3,494            $22         $2,691
Computers                         1993           1997            $39,800         $7,443        $7,997           $554             $0
Fixture                           1993           1997            $79,718         $3,455        $3,455             $0       ($12,386)
Furniture                         1993           1997            $23,436             $0        $1,307         $1,307             $0
Manufacturing & Production        1993           1997            $77,698           $421        $9,876         $9,455         $1,527
Restaurant                        1993           1997            $17,005            ($3)           $0             $3             $0
Retail                            1993           1997            $42,786         $5,800           $32        ($5,769)            $0
Telecommunications                1993           1997            $76,929         $2,509        $2,622           $113             $0
Video Production                  1993           1997           $233,785        $52,954       $32,076       ($20,879)            $0
Computers                         1994           1997           $125,746         $3,499        $8,344         $4,845       ($14,285)
Fixture                           1994           1997            $90,785         $6,445        $9,149         $2,704       ($33,609)
Manufacturing & Production        1994           1997            $13,760           $962        $1,381           $419        ($3,712)
Restaurant                        1994           1997            $51,400           $488        $2,198         $1,710       ($18,580)
Retail                            1994           1997         $1,501,983       $319,666      $256,568             $2      ($295,191)
Telecommunications                1994           1997            $56,505           $546        $1,770         $1,224        ($8,729)
Computers                         1995           1997         $1,754,928       $299,886      $568,598         $1,619       $983,173
Manufacturing & Production        1995           1997         $1,732,267             $0      $570,337       $235,733      ($603,350)
Medical                           1995           1997            $88,444           $784        $4,806         $4,022             $0
Printing                          1995           1997           $549,350        $58,767      $451,179             $0       $597,439
Retail                            1995           1997            $20,061        $11,468       $11,761           $292             $0
Computers                         1996           1997            $36,872        $34,667          $400       ($34,267)            $0
Fixture                           1996           1997            $51,207        $40,982            $0       ($32,982)            $0
Manufacturing & Production        1996           1997            $14,123        $12,443        $1,500       ($10,943)            $0
Printing                          1996           1997             $3,795             $0            $0             $0             $0
Computers                         1997           1997            $20,254        $17,290            $0       ($17,290)            $0
Restaurant                        1997           1997            $53,637        $55,316       $64,495         $9,179             $0


(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                     TABLE V
           Sales or Dispositions of equipment - Prior Public Programs
                                   (unaudited)

The following table summarizes the sales or dispositions of equipment for ICON Cash Flow Partners, L.P., Series E for the four years ended December 31, 1997. Each of the Programs' records are maintained in accordance with Generally Accepted Accounting Principles ("GAAP").


                                                                 Total                                                     Federal
            Type of              Year of        Year of       Acquisition     Net Book        Net            GAAP          Taxable
           Equipment            Acquisition    Disposition     Cost (1)       Value (2)    Proceeds (3)    Gain (Loss)   Gain (Loss)
------------------------------ ------------    -----------   ------------     ---------    ------------    -----------   -----------
Automotive                         1992           1993           $78,708        $20,578       $21,261           $683       ($1,297)
Computers                          1992           1993          $215,949       $106,608      $109,268         $2,660        $2,490
Construction                       1992           1993           $19,166        $19,167       $19,758           $591        $2,748
Copiers                            1992           1993           $20,119        $15,801       $16,186           $385        $2,162
Fixture                            1992           1993           $34,015         $9,860       $11,228         $1,368       ($3,366)
Furniture                          1992           1993           $35,126        $19,425       $19,425             $0            $0
Material Handling                  1992           1993           $10,885         $6,689        $6,261          ($428)      ($3,371)
Medical                            1992           1993           $64,989         $4,223        $7,894         $3,671      ($22,951)
Manufacturing & Production         1992           1993          $214,901       $175,434      $180,435         $5,001        $7,349
Office Equipment                   1992           1993           $56,763        $43,220       $45,905         $2,685        $2,491
Photography                        1992           1993           $26,342        $21,122       $21,730           $608       ($2,163)
Printing                           1992           1993            $5,275         $3,153        $3,153             $0       ($1,923)
Restaurant                         1992           1993          $409,680       $272,826      $287,325        $14,499       $12,819
Sanitation                         1992           1993           $16,288        $15,857       $16,556           $699        $2,098
Telecommunications                 1992           1993           $61,395        $61,417       $62,977         $1,560        $8,481
Video Production                   1992           1993           $17,990        $14,524       $15,710         $1,186        $1,867
Miscellaneous                      1993           1993          $120,994        $77,602       $83,587         $5,985            $0
Agriculture                        1993           1993          $116,298        $66,730       $83,866        $17,136      ($13,187)
Automotive                         1993           1993          $271,300       $116,885      $117,399           $514            $0
Computers                          1993           1993          $195,697        $48,654       $56,378         $7,724            $0
Construction                       1993           1993           $38,791        $21,486       $25,834         $4,348       ($5,210)
Copiers                            1993           1993           $80,019         $9,877       $13,724         $3,847            $0
Environmental                      1993           1993           $14,991             $0            $0             $0            $0
Fixture                            1993           1993          $111,120        $93,400      $109,342        $15,942            $0
Furniture                          1993           1993           $25,242        $19,885       $18,203        ($1,682)           $0
Material Handling                  1993           1993          $176,632       $155,737      $183,099        $27,362       ($1,077)
Medical                            1993           1993           $71,355        $57,939       $61,890         $3,951        $3,111
Manufacturing & Production         1993           1993           $26,412        $13,095       $15,580         $2,485            $0
Office Equipment                   1993           1993           $14,703         $6,487        $7,422           $935            $0
Printing                           1993           1993           $60,010        $12,274       $14,636         $2,362        $1,433
Restaurant                         1993           1993           $63,908        $27,607       $31,424         $3,817            $0
Retail                             1993           1993            $6,477             $1            $0            ($1)           $0
Sanitation                         1993           1993            $2,107            $82           $88             $6       ($1,893)
Telecommunications                 1993           1993        $6,178,527     $5,799,650    $7,119,747     $1,320,097    $1,417,499
Transportation                     1993           1993          $324,407       $260,480      $292,416        $31,936       $34,565
Video Production                   1993           1993           $20,683        $20,683       $25,715         $5,032            $0

Agriculture                        1992           1994           $49,841        $10,474       $10,474             $0       ($6,108)
Audio                              1992           1994           $32,788         $7,383        $7,782           $399            $0
Automotive                         1992           1994          $126,970        $11,657       $12,272           $615            $0
Computers                          1992           1994          $198,376         $8,722        $8,549          ($172)     ($14,333)
Construction                       1992           1994           $54,843        $17,730       $17,730             $0       ($4,433)
Copiers                            1992           1994           $15,376         $1,775        $1,775             $0       ($1,079)
Environmental                      1992           1994           $31,995             $0            $0             $0            $0
Fixture                            1992           1994           $20,674           $164        $1,064           $900       ($9,736)
Furniture                          1992           1994           $61,625         $5,370        $5,636           $266            $0
Manufacturing & Production         1992           1994          $101,122        $13,969       $14,432           $463      ($21,582)
Material Handling                  1992           1994        $2,734,334     $2,174,030    $2,212,133        $38,103            $0
Medical                            1992           1994          $314,509        $34,726       $59,635        $24,909     ($113,150)
Office Equipment                   1992           1994            $2,540           $118          $118             $0            $0
Photography                        1992           1994           $47,692         $6,973        $6,973             $0      ($16,375)
Printing                           1992           1994           $48,147        $36,679       $36,679             $0       $16,360
Restaurant                         1992           1994          $474,258        $92,399       $94,557         $2,158      ($10,127)
Retail                             1992           1994            $8,087           $878          $274          ($604)      ($2,014)
Sanitation                         1992           1994          $103,149        $38,401       $39,685         $1,284         ($358)
Telecommunications                 1992           1994           $66,815        $26,524       $27,991         $1,468       ($1,110)
Video Production                   1992           1994           $12,663         $1,074        $1,074             $0         ($663)
Agriculture                        1993           1994           $43,840        $19,762       $20,825         $1,063            $0
Automotive                         1993           1994          $786,378       $155,107      $163,558         $8,450         ($634)
Computers                          1993           1994          $771,516       $130,886      $181,111        $50,226       ($3,077)
Construction                       1993           1994          $274,175        $30,496       $38,465         $7,969      ($55,502)
Copiers                            1993           1994           $82,454        $24,366       $26,172         $1,806            $0
Environmental                      1993           1994           $49,112            $73           $93            $20            $0
Fixture                            1993           1994           $77,419           $302          $303             $1            $0
Furniture                          1993           1994          $280,317        $46,066       $50,280         $4,214            $0
Material Handling                  1993           1994          $192,609        $37,782       $45,441         $7,659      ($11,521)
Medical                            1993           1994           $77,005        $27,502       $29,111         $1,609            $0
Manufacturing & Production         1993           1994          $173,000        $18,644       $22,629         $3,986       ($2,632)
Miscellaneous                      1993           1994           $10,796         $2,469        $2,469             $0            $0
Office Equipment                   1993           1994           $43,986         $4,723        $5,910         $1,187         ($975)
Photography                        1993           1994            $4,929           $292          $293             $1            $0
Printing                           1993           1994           $77,122         $8,529        $8,530             $1      ($10,269)
Restaurant                         1993           1994          $626,431       $287,444      $335,720        $48,276         ($340)
Retail                             1993           1994          $103,594         $3,848        $4,856         $1,008         ($412)
Telecommunications                 1993           1994        $3,820,321       $919,560    $1,253,601       $334,040     ($102,561)
Transportation                     1993           1994          $287,586        $42,283       $51,224         $8,941            $0
Computers                          1994           1994          $534,310        ($4,957)           $0         $4,957            $0
Telecommunications                 1994           1994            $1,787            $74           $95            $22            $0

Audio                              1992           1995           $67,722         $9,191        $8,143        ($1,048)      ($8,721)
Automotive                         1992           1995          $245,537        $55,390       $30,876       ($24,514)     ($62,029)
Computers                          1992           1995          $670,255       $143,868       $69,402       ($74,466)    ($139,420)
Construction                       1992           1995           $91,856        $12,337       $11,839          ($498)     ($12,399)
Copiers                            1992           1995           $68,193        $17,372        $8,598        ($8,775)     ($14,211)
Fixtures                           1992           1995          $191,523        $41,188       $15,314       ($25,874)     ($49,304)
Furniture                          1992           1995          $321,142        $35,203       $22,974       ($12,230)     ($28,301)
Material Handling                  1992           1995           $34,982        $10,003       $10,666           $662       ($1,678)
Medical                            1992           1995           $89,384         $3,814        $4,681           $867      ($11,772)
Manufacturing & Production         1992           1995          $315,323        $29,833       $26,162        ($3,671)     ($53,473)
Office Equipment                   1992           1995           $33,105        $17,344       $13,159        ($4,185)      ($4,487)
Photography                        1992           1995           $84,703        $13,769       $11,838        ($1,931)     ($17,573)
Printing                           1992           1995           $73,624        $14,780       $12,386        ($2,394)     ($19,388)
Restaurant                         1992           1995          $712,329        $90,616       $75,578       ($15,038)    ($124,260)
Retail                             1992           1995           $32,891        $10,703        $8,863        ($1,840)      ($2,270)
Sanitation                         1992           1995           $38,998           $767          $174          ($594)      ($5,619)
Telecommunications                 1992           1995           $79,770        $15,518       $12,517        ($3,001)     ($14,459)
Video Production                   1992           1995           $49,130         $2,010        $3,312         $1,302       ($6,072)
Agriculture                        1993           1995           $30,211             $1            $0            ($1)           $0
Automotive                         1993           1995        $4,282,836       $349,513      $264,887       ($84,626)    ($136,043)
Computers                          1993           1995        $2,229,596       $188,186      $300,197       $112,011     ($168,156)
Construction                       1993           1995          $156,808        $13,060       $13,838           $778       ($4,890)
Copiers                            1993           1995          $182,402        $34,023       $41,091         $7,068      ($10,107)
Environmental                      1993           1995           $72,193         $5,272       $10,169         $4,897       ($6,179)
Fixtures                           1993           1995           $46,183         $4,458       $11,658         $7,200            $0
Furniture                          1993           1995          $188,312        $22,536       $30,392         $7,856       ($2,545)
Material Handling                  1993           1995          $215,464        $49,495       $47,550        ($1,945)      ($8,613)
Medical                            1993           1995          $321,168        $95,551       $62,632       ($32,918)     ($11,098)
Manufacturing & Production         1993           1995          $214,562        $27,462       $18,400        ($9,062)     ($10,793)
Office Equipment                   1993           1995          $139,093         $6,376        $8,860         $2,485         ($240)
Printing                           1993           1995           $86,115         $4,822        $7,457         $2,635      ($13,293)
Restaurant                         1993           1995          $409,084        $48,198       $13,030       ($35,168)     ($34,988)
Retail                             1993           1995        $1,611,420     $1,042,917    $1,159,756       $116,839      $229,970
Telecommunications                 1993           1995        $4,286,056       $743,382      $725,892       ($17,490)    ($498,634)
Transportation                     1993           1995          $492,417       $107,360       $20,019       ($87,341)     ($41,603)
Video Production                   1993           1995           $44,694           $834        $2,186         $1,353          ($38)
Computers                          1994           1995           $87,124         $6,538        $6,681           $143      ($23,642)
Manufacturing & Production         1994           1995        $4,274,389     $3,282,651    $3,920,390       $637,739      $197,449
Restaurant                         1994           1995          $328,731       $249,347      $279,689        $30,342      ($13,335)
Telecommunications                 1994           1995          $216,656        $23,994      $131,743       $107,749      ($34,910)
Computers                          1995           1995           $36,958        $33,442       $33,448             $6            $0
Copiers                            1995           1995            $7,609         $6,148        $6,493           $346            $0
Medical                            1995           1995            $2,583         $1,128        $2,188         $1,059            $0
Manufacturing & Production         1995           1995            $6,457         $2,849        $2,850             $1            $0

Agriculture                        1992           1996           $31,460             $0            $0             $0         ($682)
Audio                              1992           1996           $92,826        ($2,059)       $3,806         $5,865        $3,870
Automotive                         1992           1996          $287,713         $6,658       $17,197        $10,540       ($3,064)
Boats and Barges                   1992           1996       $11,212,811     $5,847,446    $6,484,930       $997,484    $1,494,529
Computers                          1992           1996          $898,409        $25,742       $43,694        $17,952      ($13,007)
Construction                       1992           1996          $123,305        $14,286        $8,278        ($6,008)     ($16,199)
Copiers                            1992           1996           $68,955        ($1,779)       $1,015         $2,794       ($1,081)
Environmental                      1992           1996           $40,826         $3,783            $0        ($3,783)      ($4,085)
Fixtures                           1992           1996          $111,866         $6,089        $3,401        ($2,688)      ($6,541)
Furniture                          1992           1996          $146,474         $3,363        $5,462         $2,100       ($2,755)
Material Handling                  1992           1996           $21,393         $8,813        $2,100        ($6,713)      ($2,452)
Medical                            1992           1996          $146,946        $11,947        $9,110        ($2,837)      ($6,459)
Manufacturing & Production         1992           1996          $667,197        $65,774       $45,284       ($20,490)     ($46,664)
Mining                             1992           1996          $578,501       $170,022      $185,000        $14,978       $60,364
Office Equipment                   1992           1996           $16,072           $569          $689           $120         ($602)
Photography                        1992           1996          $141,810        $15,166        $6,252        ($8,914)     ($14,371)
Printing                           1992           1996          $145,378        $11,275       $15,431         $4,156        $6,849
Restaurant                         1992           1996          $884,581        $44,176       $26,729       ($17,446)     ($44,464)
Retail                             1992           1996           $96,493         $3,602        $6,900         $3,298       ($1,170)
Sanitation                         1992           1996           $98,510         $3,375          $493        ($2,882)      ($2,914)
Telecommunications                 1992           1996          $761,258        $59,641       $98,290        $38,650       $47,869
Video Production                   1992           1996          $121,200         $6,149        $7,489         $1,339       ($3,760)
Agriculture                        1993           1996           $21,432             $0           $70            $70            $0
Automotive                         1993           1996        $4,857,549       $272,271      $189,368       ($82,903)    ($162,026)
Computers                          1993           1996        $3,479,468       $395,869      $645,770       $249,901     ($677,445)
Construction                       1993           1996           $96,756         $7,966       $30,293        $22,327       $16,919
Copiers                            1993           1996          $106,667         $7,311        $9,624         $2,313         ($303)
Environmental                      1993           1996          $247,777        $17,423        $5,377       ($12,046)     ($30,332)
Fixtures                           1993           1996          $105,895             $0        $1,315         $1,315            $0
Furniture                          1993           1996          $279,345        $35,048       $49,121        $14,073      ($29,464)
Material Handling                  1993           1996          $101,226         $2,241        $3,333         $1,092         ($104)
Medical                            1993           1996          $540,339         $7,760       $17,215         $9,455        $1,594
Manufacturing & Production         1993           1996          $726,873        $36,559       $63,956        $27,397      ($15,009)
Miscellaneous                      1993           1996          $109,700            ($5)       $3,135         $3,141            $0
Office Equipment                   1993           1996          $325,028         $3,026       $12,953         $9,927      ($53,619)
Printing                           1993           1996          $185,965        $10,656       $20,955        $10,299       ($4,786)
Restaurant                         1993           1996          $280,383         $6,137       $12,560         $6,424         ($704)
Retail                             1993           1996          $440,090        $71,872       $57,200       ($14,672)     ($36,991)
Sanitation                         1993           1996           $18,319         $3,870       $14,042        $10,172        $7,122
Telecommunications                 1993           1996        $3,379,187       $417,507      $467,241        $49,735     ($193,057)
Transportation                     1993           1996           $87,016         $8,588       $27,917        $19,330       $14,920
Video Production                   1993           1996          $113,063         $9,869          $472        ($9,397)     ($31,337)
Computers                          1994           1996          $145,099        $18,104       $33,695        $15,591      ($51,596)
Fixtures                           1994           1996            $5,701          ($248)          $15           $263            $0
Furniture                          1994           1996           $43,911         $5,660            $0        ($5,660)     ($13,787)
Material Handling                  1994           1996           $40,874         $4,719        $8,180         $3,462      $265,046
Medical                            1994           1996          $600,290        $58,047       $64,059         $6,012     ($285,307)
Manufacturing & Production         1994           1996          $119,549        $31,979       $25,267        ($6,712)     ($42,424)
Printing                           1994           1996           $39,622         $6,853        $4,000        ($2,853)     ($15,129)
Restaurant                         1994           1996           $27,415        $14,772            $0       ($14,772)     ($16,490)
Telecommunications                 1994           1996           $15,173            ($6)         $302           $308            $0
Computers                          1995           1996          $173,672        $29,108       $20,133        ($8,975)      ($7,703)
Copiers                            1995           1996            $5,041             $0          $378           $378            $0
Fixtures                           1995           1996           $44,435         $9,918        $7,530        ($2,389)      ($2,388)
Furniture                          1995           1996           $11,279             $0            $0             $0       ($9,023)
Material Handling                  1995           1996            $3,725           $125          $420           $295            $0
Medical                            1995           1996          $104,042        $82,701       $37,325       ($45,376)     ($45,738)
Manufacturing & Production         1995           1996          $213,504       $115,772       $77,296       ($38,476)     ($36,655)
Printing                           1995           1996            $6,610         $2,807        $2,967           $160            $0
Restaurant                         1995           1996           $69,892        $66,077       $36,359       ($29,718)     ($29,718)
Retail                             1995           1996          $623,532       $524,555      $584,336        $59,781            $0
Telecommunications                 1995           1996           $57,101         $3,218        $1,541        ($1,677)      ($1,867)
Video Production                   1995           1996           $25,738        $12,618       $13,408           $790            $0
Computers                          1996           1996           $24,535         $7,962            $0        ($7,962)      ($7,962)
Manufacturing & Production         1996           1996           $52,320        $52,930            $0        $52,930            $0
Restaurant                         1996           1996            $7,247           $114        $1,500         $1,386       ($1,312)

Automotive                         1992           1997           $35,277             $0       $10,419        $10,419       $13,003
Computers                          1992           1997           $74,483             $0        $9,165         $9,165       $13,519
Construction                       1992           1997           $22,030         $4,101        $2,891          ($109)       $1,200
Environmntal                       1992           1997           $12,565         $2,224        $2,225             $0        $1,893
Fixture                            1992           1997           $28,886             $0            $0             $0        $2,401
Furniture                          1992           1997           $31,271         $1,531        $1,109          ($422)       $2,063
Manufacturing & Production         1992           1997            $6,943           $819        $1,311             $0        $1,072
Material Handling                  1992           1997        $4,110,891       $925,806    $1,116,242             $0      $858,263
Mining                             1992           1997          $217,414        $71,977       $20,000             $0       $20,000
Photography                        1992           1997           $31,894         $4,950        $3,622             $0        $2,338
Printing                           1992           1997          $168,741        $18,014       $12,537        ($1,610)      $11,395
Restaurant                         1992           1997           $26,616             $0            $0             $0        $2,847
Sanitation                         1992           1997            $9,361             $0            $0             $0        $2,119
Telecommunications                 1992           1997          $412,360        $39,967       $49,682        $12,232       $52,607
Agriculture                        1993           1997           $40,194             $0            $0             $0            $0
Automotive                         1993           1997          $888,312        $47,663       $24,773       ($22,890)           $0
Computers                          1993           1997          $734,252        $93,839       $90,756        ($3,083)       $3,687
Construction                       1993           1997           $63,042         $9,790       $10,459           $670            $0
Copiers                            1993           1997           $63,037             $0            $0             $0            $0
Environmntal                       1993           1997           $32,236         $4,298        $4,796           $497            $0
Fixtures                           1993           1997        $9,044,378     $1,170,547    $1,443,061       $504,440      $743,528
Furniture                          1993           1997          $315,502        $66,485       $67,421           $936            $0
Install Chgs                       1993           1997            $1,837             $0            $0             $0            $0
Manufacturing & Production         1993           1997          $536,057        $69,376       $86,814        $17,438       ($4,079)
Miscellaneous                      1993           1997           $11,404             $0          $262           $262            $0
Material Handling                  1993           1997          $208,966         $8,685        $6,409        ($2,276)           $0
Medical                            1993           1997          $980,345        $14,745        $9,015        ($5,730)      ($4,502)
Office Equipment                   1993           1997          $293,902        $39,096       $48,162         $9,066      ($10,334)
Photography                        1993           1997          $106,420        $25,078       $25,359           $281            $0
Printing                           1993           1997           $69,600         $1,744        $2,253           $508            $0
Restaurant                         1993           1997        $1,033,639       $178,664      $193,503        $14,838      ($13,767)
Retail                             1993           1997          $801,808        $81,489      $108,377        $26,888      ($56,651)
Sanitation                         1993           1997           $38,711        $10,814        $1,093        ($9,721)           $0
Telecommunications                 1993           1997        $2,215,528       $167,220      $191,182        $38,463       $73,235
Transportation                     1993           1997          $155,270        $27,237       $31,561         $4,324        $2,810
Video Production                   1993           1997           $30,290             $0            $0             $0            $0
Agriculture                        1994           1997           $16,669         $2,080        $1,356          ($724)           $0
Automotive                         1994           1997           $17,497         $2,193        $4,453         $2,260       ($2,429)
Computers                          1994           1997          $246,517        $23,978       $19,260          ($201)     ($50,581)
Furniture                          1994           1997           $77,796         $8,383       $13,210         $4,827      ($18,169)
Manufacturing & Production         1994           1997          $770,651       $221,135      $156,719        ($4,256)    ($168,342)
Medical                            1994           1997           $97,293        $13,074       $17,107         $4,033      ($15,151)
Printing                           1994           1997           $33,526             $0            $0             $0            $0
Restaurant                         1994           1997           $17,087           $346        $2,314         $1,968       ($4,605)
Telecommunications                 1994           1997           $17,862           $228            $0          ($228)           $0
Video Production                   1994           1997           $43,569             $0           $70            $70            $0
Audio                              1995           1997           $24,180             $0            $0             $0            $0
Computers                          1995           1997          $370,580        $19,725       $21,722         $1,997            $0
Copiers                            1995           1997           $10,564         $1,482            $0        ($1,482)           $0
Fixture                            1995           1997           $18,012             $0          $518           $518            $0
Furniture                          1995           1997           $25,418         $7,293        $8,354         $1,061            $0
Manufacturing & Production         1995           1997          $399,479        $78,533       $35,135       ($43,397)     ($10,332)
Medical                            1995           1997          $131,557        $30,567       $30,135         $1,728            $0
Office Equipment                   1995           1997           $12,041             $0            $1             $1            $0
Printing                           1995           1997           $10,883             $0          $523           $523            $0
Restaurant                         1995           1997           $41,979         $6,944        $7,090           $145            $0
Telecommunications                 1995           1997           $32,044           $644        $2,025         $1,382            $0
Transport                          1995           1997            $9,915             $0            $0             $0            $0
Video Production                   1995           1997            $5,116         $1,434        $1,619           $185            $0
Aircraft                           1996           1997        $5,690,161     $5,231,289    $5,305,164        $73,875            $0
Computers                          1996           1997           $69,115        $64,613       $28,495       ($36,118)           $0
Manufacturing & Production         1996           1997          $112,286     $2,317,341    $2,316,413          ($929)           $0
Printing                           1996           1997           $30,867        $24,284            $0       ($24,284)           $0
Restaurant                         1996           1997           $21,703        $19,339            $0       ($16,339)           $0
Retail                             1996           1997           $28,814        $24,695            $0       ($24,695)           $0
Telecommunications                 1996           1997          $646,908       $204,268       $81,062      ($123,206)    ($261,441)
Video Production                   1996           1997           $53,503        $41,768       $45,625         $3,857            $0
Computers                          1997           1997           $42,221        $41,673            $0       ($37,673)           $0
Manufacturing & Production         1997           1997           $56,217        $54,750       $89,370        $34,620            $0


(1)   Acquisition cost includes Acquisition Fee.

(2) Represents the total acquisition cost less accumulated depreciation and other reserves, calculated on a GAAP Basis.

(3) Cash received and/or principal amount of debt reduction less any direct selling cost.

                                    EXHIBIT C

                             SUBSCRIPTION DOCUMENTS

                             ICON INCOME FUND EIGHT
             INSTRUCTIONS FOR COMPLETING THE SUBSCRIPTION AGREEMENT
--------------------------------------------------------------------------------
INSTRUCTIONS: To purchase or acquire ownership interests in ICON Income Fund EIGHT, please complete and sign the Subscription Agreement. Please print or type your responses clearly in the spaces provided.
--------------------------------------------------------------------------------

1. INVESTMENT   Units  Purchased.  Indicate the total  dollar  amount and the number of Units you wish to  purchase  in ICON  Income  Fund  EIGHT.  Each  whole  Unit has a cost of
                $100.00 and each  1/10,000th  of a Unit costs $.01.  (Example:  For an investment of  $2,723.25,  the number of units will equal  27.2325  Units.) The  Partnership has a minimum Initial Investment  requirement of $2,500 except for IRAs, SEPs and
                Qualified  Pension,  Profit-Sharing  or Stock Option Plans  including Keogh Plans
                for  which  the  minimum   Investment  is  $1,000.   (Please  see  the  "INVESTOR
                SUITABILITY  AND  MINIMUM  INVESTMENT   REQUIREMENTS;   SUBSCRIPTION  PROCEDURES"
                section in the Prospectus for details and restrictions).
--------------------------------------------------------------------------------------------------

                A. Subscriber or Investor Information. Fill in the name, address
2. REGISTRATION    and tax identification number or social security number for
INFORMATION        each subscriber. (If necessary, attach an additional sheet and have the additional subscribers sign such sheet.)
                B. Trustee or Custodian Information. Please have the Trustee(s)
                   or Custodian(s) of your fiduciary account complete Section
                   2B, if the investment is to be held in a trustee or custodial account (such as your IRA, SEP or Qualified Plan), or in
                   another fiduciary account. (Note: Section 2A must be
                   completely filled out with all subscriber information.)
                C. Citizenship. Please indicate if you are a U.S.  Citizen, U.S. Resident
                   Alien or the citizen of a country other than the United States. If so, please specify the country of which you are a citizen.
--------------------------------------------------------------------------------------------------

                (Mark only one box. Information as to signatures that are
                required, depending on the type of ownership, is provided
                below.)
3. FORM OF      INDIVIDUAL OWNERSHIP-investor's signature required.
OWNERSHIP       HUSBAND AND WIFE, AS COMMUNITY PROPERTY-both parties' signature required. JOINT TENANTS-signatures of all parties are required.
                TENANTS IN COMMON-signatures of all parties are required.
                PARTNERSHIP-signature of an authorized partner required.
                CORPORATION-signature of an authorized officer. IRA, SEP,
                KEOGH-signature of trustee or custodian required.
                CUSTODIAL ACCOUNT-signature of custodian required.
                TRUST-signature of trustee required.
--------------------------------------------------------------------------------------------------

4. DISTRIBUTION If you want your distribution checks to be mailed to an address
ALTERNATIVES:   other than shown in Section 2, please complete Section 4. If you desire multiple payees or direct deposit for your distributions, please complete the Special Payment Instruction Form (Page C-5).
--------------------------------------------------------------------------------------------------

5. SIGNATURES:  Please complete the Investor Data Sheet of the Subscription
                Agreement (Page C-3) and read the Investor Suitability
                Requirements and Representations on the reverse side of the Data
                Sheet (see Page C-4). After you have done so, please sign and date the Subscription Agreement. (Please refer to Section 3 on
                Page C-1 for information as to who should sign.)
--------------------------------------------------------------------------------------------------

BROKER/DEALER   The Registered Representative must complete this section of
INFORMATION:    the Subscription Agreement. An authorized Branch Manager or
                Registered Principal of the Broker/Dealer firm must sign the
                Subscription Agreement. Orders cannot be accepted
                without this Broker/Dealer authorization.
--------------------------------------------------------------------------------------------------

7. INVESTMENT   Until you are notified that the escrow condition of the sale of
CHECKS &        12,000 Units has been completed, please make checks payable to
SUBSCRIPTIONS:  "______________ ICON Income Fund EIGHT Escrow Account." Thereafter, checks should be made payable to "ICON Income Fund EIGHT" Your check should be in the amount of your subscription as shown in Section
                1 of the Subscription Agreement.

                Mail your completed white and pink copies of the Subscription
                Agreement (Page C-3) together with your Special Payment
                Instruction Form (Page C-5) (if applicable) and subscription check, in the amount of the subscription price (as shown in
                Section 1 on page C-3) to: ICON Securities Corp., 600
                Mamaroneck Avenue, Harrison, New York 10528. An original
                executed pink copy of this Subscription Agreement will be
                returned to you for your files.
--------------------------------------------------------------------------------------------------

NO SUBSCRIPTION AGREEMENT WILL BE PROCESSED UNLESS FULLY COMPLETED AND ACCOMPANIED BY PAYMENT IN FULL. ANY SUBSCRIPTION PAYMENT WHICH IS DISHONORED WILL CAUSE THE SUBSCRIPTION AND ANY CERTIFICATE FOR UNITS TO BE VOID AS OF THE SUBSCRIPTION DATE AND SHALL OBLIGATE THE SUBSCRIBER TO PAY ALL COSTS AND CHARGES ASSOCIATED THEREWITH.

PLEASE SEE PAGE C-2 FOR GENERAL INSTRUCTIONS AND PAGE C-4 FOR INVESTOR SUITABILITY REQUIREMENTS AND REPRESENTATIONS.

If you have any questions about completing this Subscription Agreement, please call ICON Securities Corp., Subscription Processing Desk, at (800) 343-3736.
         White-ICON copy, Yellow-Broker/Dealer copy, Pink-Investor copy

                              GENERAL INSTRUCTIONS


      1. Each Subscriber is hereby instructed that: (a) no offer to sell Units may be made except by means of the Prospectus and, consequently, (b) SUBSCRIBER SHOULD NOT RELY UPON ANY ORAL STATEMENTS BY ANY PERSON, OR UPON ANY WRITTEN INFORMATION OTHER THAN AS SPECIFICALLY SET FORTH IN THE PROSPECTUS AND SUPPLEMENTS THERETO OR IN PROMOTIONAL BROCHURES CLEARLY MARKED AS BEING PREPARED AND AUTHORIZED BY THE GENERAL PARTNER, ICON CAPITAL CORP., OR BY THE DEALER-MANAGER, ICON SECURITIES CORP., FOR USE IN CONNECTION WITH OFFERING OF UNITS TO THE GENERAL PUBLIC BY MEANS OF THE PROSPECTUS. Subscriber is hereby further advised that an investment in Units of the Partnership involves certain risks including, without limitation, the matters set forth in the Prospectus under the captions "Risk Factors", "Conflicts of Interest", "Management" and "Income Tax Considerations." Subscriber is hereby advised that the representations set forth herein do not constitute a waiver of any of Subscriber's rights under the Delaware Limited Partnership Act and applicable federal and state securities laws.

      2. Subscriber is hereby instructed that: (a) the Units are subject to substantial restrictions on transferability; (b) there will be no public market for the Units; and (c) it may not be possible for Subscriber to readily liquidate his investment in the Partnership, if at all, even in the event of an emergency. Any transfer of Units is subject to the General Partner's approval and must comply with the terms of Section 10 of the Partnership Agreement. In particular, any purchaser or transferee must satisfy the minimum investment and investor suitability standards for his domiciliary state set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section. Various states may also impose more stringent standards than the general requirements described under the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" section in the Prospectus. In addition, the State of California has additional transfer requirements as summarized in the following legend, which are in addition to the provisions of Section 10 of the Partnership Agreement:

      "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMISSIONER'S RULES."


                            ICON INCOME FUND EIGHT
SUBSCRIPTION AGREEMENT                        A Delaware Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
1. INVESTMENT:       A.   UNITS PURCHASED      Dollar Amount________________  No. of Units _____________        ICON USE ONLY
(Check Appropriate                                                                                          Subscription Received
Boxes)               B.   TYPE OF INVESTMENT                                                                Date: _________________
                          _____Initial Investment       _____Additional Invement                            No. of Units:__________
                                                                                                            Blue Sky State:________

-----------------------------------------------------------------------------------------------------------------------------------
                     A.   SUBSCRIBER INFORMATION  (Please specify Mr. or Ms.)
                          Subscriber's Name(s)_____________________________________________________________________________________
                          _____________________________________   Subscriber Tax I.D. No. or Social Security No.___________________
2. REGISTRATION           Subscriber's Residential Address
INFORMATION:              Street___________________________________________________________________________________________________
(Please type or           City/Town________________________________________  State___________________  Zip Code____________________
print clearly)            Telephone No. (Day) _______________________________

                     B.   TRUSTEE OR CUSTODIAL INFORMATION (of IRAs, Qualified Plans, other Trustees, etc., if applicable)
                          Trustee's or Custodian's Name(s)__________________________________ Trustee Tax I.D. No.__________________
                          FBO _____________________________________________________________Acct. No________________________________
                                Date Trust or Account Established _________________ Year to which Subscription applicable 19___
                          Trustee's or Custodian's Address
                          Street___________________________________________________________________________________________________
                          City/Town________________________________________  State___________________  Zip Code____________________
                          Contact Name_____________________________________         Phone__________________________________________

                     C.   CITIZENSHIP (Check One) ___U.S. Citizen  ___U.S. Resident Alien ___Non-Resident (Specify Country)________

-----------------------------------------------------------------------------------------------------------------------------------
3. FORM OF                _____ Individual Ownership                      _____Partnership   FIDUCIARY ACCOUNTS
OWNERSHIP:                _____ Husband and Wife, as Community Property   _____Corporation   (All Sections in 2B must be filled out)
(Mark only                _____ Joint Tenants                             _____Trust         ___ IRA, SEP, Keogh ___ Trust
one box)                  _____ Tenants in Common                                            ___ Custodial Account

-----------------------------------------------------------------------------------------------------------------------------------

4. DISTRIBUTION      Check if: _____ You wish Distributions of the Partnership to be reinvested in addition Units during the
ALTERNATIVES:                        Offering Period.
(COMPLETE                      _____ You wish Direct Deposit of Distributions or that they be sent to more than one Payee. Complete
ONLY IF PAYEE                        the Special Payment Instruction Form.
IS DIFFERENT                   _____ You wish Distributions to be sent to the Payee and Address listed below. Complete the
THAN SECTION 2A                      following information:
or 2B ABOVE)                   Payee Name:_________________________________________________________________________________________
                               Branch:    ________________________________ Account Number:________________________ ABA #:__________
                               Street Address:_____________________________________________________________________________________
                               City/Town:  _________________________________________  State___________________  Zip Code __________

-----------------------------------------------------------------------------------------------------------------------------------

                     (Initial _________________) The undersigned confirms that he/she: has received a copy of the Prospectus and has read the C-2 hereof, makes the representations contained on Page C-4 hereof,
5. SIGNATURES        acknowledges that an investment in Units is not liquid; declares that, to the best of his/her knowledge,
AND INITIALS:        all information in Sections 1-4 of the Page C-3 is accurate and may be relied upon by the General Partner;
                     and appoints the General Partner as his/her attorney-in-fact as described in Paragraph 2 on Page C-4.

                     Sign  X______________________________________   Sign  X_______________________________________________________
                     Here   Subscriber's Signature            Date   Here   Authorized Signature (Custodian/Trustee/
                                                                            Officer/Partner)                                  Date
                           X______________________________________         X_______________________________________________________
                            Subscriber's Signature            Date          Print Name (Custodian/Trustee/Officer/
                                                                            Partner)                                          Date

-----------------------------------------------------------------------------------------------------------------------------------
                     The Selling Dealer must sign below to complete the order and, by doing so, thereby represents that (1) both it and its registered representative which solicited the subscription (the "Registered
6. BROKER/           Representative"): (a) is duly licensed by, and in good standing
DEALER               with, the NASD and may lawfully offer Units in the State(s) listed
INFORMATION:         in Section 2.A above; (b) has reasonable grounds to believe, based
(Please type or      on information obtained from the Subscriber concerning his/her
print clearly)       investment objectives, other investments, financial situation and needs and any other information known by the Selling Dealer or
                     Registered Representative, that the Investment described in Section
                     1, above is suitable in light of Subscriber's income, net worth and other characteristics; and (c) the Registered Representative has
                     (i) informed the Subscriber as to the limited liquidity of the
                     Units and (ii) delivered a current copy of the Prospectus to the
                     Subscriber in connection with the offering of Units.

                                                   PLEASE PRINT
                                                   ------------
                     Brokerage Firm Name_________________________________ Supervisor______________________ Tele. Number____________
                     Registered Representative Name_______________________________ Rep. Number____________ Tele. Number____________
                     Representative Street Address_________________________________________________________________________________
                     City/Town_______________________________________________ State_______________________ Zip Code _______________
                     Authorized signature (Branch Manager or Registered Principal).  Order cannot be completed without signature.

-----------------------------------------------------------------------------------------------------------------------------------


                                        Page DMA-1



-----------------------------------------------------------------------------------------------------------------------------------

                     X_______________________________________________________

-----------------------------------------------------------------------------------------------------------------------------------

7. INVESTMENT        Mail the completed Subscription Agreement with a check payable as indicated in the
CHECKS &             instructions to: ICON Securities Corp., 600 Mamaroneck Avenue, Harrison, New York 10528.
SUBSCRIPTIONS.
--------------------------------------------------------------------------------------------------

                     ACCEPTANCE BY GENERAL PARTNER          ICON Capital Corp., General Partner
                     ICON INCOME FUND EIGHT                 By:_________________________________________________________
                                                               Authorized Signature                                 Date

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------


                                          Page DMA-2

     INVESTOR SUITABILITY SUBSCRIPTION; APPOINTMENT OF ATTORNEY-IN-FACT; AND
                                 REPRESENTATIONS

      1. Subscription for Units. Each subscriber (a "Subscriber") desiring to become a Limited Partner of ICON Income Fund Eight, an equipment leasing program consisting of two Delaware limited partnerships, ICON Income Fund Eight A L.P., a Delaware limited partnership, ("ICON Eight A") and ICON Income Fund Eight B L.P., a Delaware limited partnership, ("ICON Eight B") (collectively, the "Partnerships", or, individually, a "Partnership"), hereby signs his/her name in Section 5 on Page C-3, and thereby (a) subscribes for the number and dollar amount of limited partnership units ("Units") as set forth in Section 1.A on Page C-3; (b) agrees to become a Limited Partner of a Partnership upon acceptance of his/her subscription by the General Partner of such Partnership, ICON Capital Corp. (the "General Partner"); and (c) adopts, and agrees to be bound by each and every provision of, the Partnership Agreement and this Subscription Agreement. Subscriber hereby subscribes for the number of Units (whole and fractional), and has tender good funds herewith in full payment of the "Dollar Amount" therefor (computed at $100 per whole Unit/$.01 for each 1/100th of a Unit as shown in Section 1.A on Page C-3, subject to (i) discounts (as described in the "Plan of Distribution" Section of the Prospectus) and to the minimum investment requirements (as described in the "INVESTOR SUITABILITY AND MINIMUM REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus).

      2. Appointment of the General Partner as Subscriber's Attorney-in-Fact. By signing his/her name in Section 5 on Page C-3, (and effective upon admission to the Partnership), each Subscriber thereby makes, constitutes and appoints the General Partner, each authorized officer of the General Partner and each Person who shall thereafter become a Substitute General Partner during the term of the Partnership, with full power of substitution, as the true and lawful attorney-in-fact of, in the name, place and stead of, such Limited Partner, to the full extent, and for the purposes and duration, set forth in
   Section 15 of the Partnership Agreement (all of the terms of which are hereby incorporated herein by this reference). Such purposes include, without limitation, the power to make, execute, sign, acknowledge, affirm, deliver, record and file any (a) document or instrument which the General Partner deems necessary or desirable to carry out fully the provisions of the Partnership Agreement (in the manner and for the purposes provided in Section
   15.1 of the Partnership Agreement) and (b) amendment to the Partnership Agreement and to the Certificate of Limited Partnership of the Partnership (in the manner and for the purposes provided in Section 15.2 of the Partnership Agreement, including, without limitation, admission of Limited Partners to the Partnership and any application, certificate, instrument, affidavit or other document required or appropriate in connection with registration or documentation of the Partnership's Investments). The foregoing appointment shall not in any way limit the authority of the General Partner as attorney-in-fact for each Limited Partner of the Partnership under
   Section 15 of the Partnership Agreement. The power of attorney hereby granted is coupled with an interest, is irrevocable and shall survive Subscriber's death, incapacity, insolvency or dissolution or his/her delivery of any assignment of all or any portion of his/her Units.

      3. General Subscriber Representations. As a condition to Subscriber's being admitted to the Partnership, Subscriber hereby represents that he/she:
   (a) either (i) has annual gross income of $30,000 plus a net worth of $30,000 (exclusive of his/her investment in Units, home, home furnishings and automobiles) or a net worth of $75,000 (determined in the same manner) or
   (ii) meets any higher investor gross income and/or net worth standards applicable to residents of his/her State, as set forth in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section of the Prospectus; (b) if Subscriber is an IRA or a Qualified Plan, it has been accurately identified as such in Sections 2.A and 3 on Page C-3;
   (c) has accurately identified himself/herself in Section 2.C on Page C-3 as either a U.S. Citizen or a non-U.S. Citizen (Note: a Subscriber which is a corporation, a partnership or trust should review the requirements for being considered a U.S. Citizen described in the "INVESTOR SUITABILITY AND MINIMUM INVESTMENT REQUIREMENTS; SUBSCRIPTION PROCEDURES" Section); and (d) each subscriber who is purchasing Units for Individual Ownership (as indicated in Section 3 on Page C-3) is purchasing for his or her own account. If Subscriber is investing in a fiduciary or representative capacity, such investment is being made for one or more persons, entities or trusts meeting the above requirements.

      4. Additional Fiduciary and Entity Representations. If the person signing this Subscription Agreement is doing so on behalf of another person or entity who is the Subscriber, including, without limitation, a corporation, a partnership, an IRA, a Qualified Plan, or a trust (other than a Qualified
   Plan), such signatory by signing his/her/its name in Section 5 of Page C-3 thereby represents and warrants that (a) he is duly authorized to (i) execute and deliver this Subscription Agreement, (ii) make the representations contained herein on behalf of Subscriber and (iii) bind Subscriber thereby and (b) this investment is an authorized investment for Subscriber under applicable documents and/or agreements (e.g., articles of incorporation or corporate by-laws or action, partnership agreement, trust indenture, etc.) and applicable law.


                                   Page DMA-3

      5. Under the penalties of perjury, by signing his/her name in Section 5 on Page C-3, each Subscriber thereby certifies that: (a) the Taxpayer Identification Number or Social Security Number listed in Section 2.A on Page C-3 is correct; and (b) he/she is not subject to backup withholding either because the Internal Revenue Service has (i) not notified such Subscriber that he/she is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) has notified such Subscriber that he/she is no longer subject to backup withholding. (If you have been notified that you are currently subject to backup withholding, strike the language under clause (b) of this paragraph 5 before signing).

      UPON SUBSCRIBER'S EXECUTION OF THIS SUBSCRIPTION AGREEMENT AND ACCEPTANCE THEREOF BY THE GENERAL PARTNER, THIS SUBSCRIPTION AGREEMENT (CONSISTING OF PAGES C-1 THROUGH C-5) WILL BECOME A PART OF THE PARTNERSHIP AGREEMENT.



                                   Page DMA-4

                               ICON INCOME FUND 8
                 600 Mamaroneck Avenue, Harrison, New York 10528


                        SPECIAL PAYMENT INSTRUCTION FORM

         DISTRIBUTIONS TO DIRECT DEPOSIT ACCOUNTS AND/OR MULTIPLE PAYEES

      Please use this form only if you would like your cash distributions to be directly deposited into an account and or sent to more than one account, location or payee. A maximum of two (2) choices are allowed. If these instructions are being delivered in connection with an additional investment in this Partnership which is being combined with a prior investment, the designations of account, location and payee(s) must be exactly the same unless we are advised that you are requesting prior instructions be changed. Original signatures of all joint investors or custodial authorization are required.

              First Payee     Direct  [ ]     Deposit Checking  [ ]

      Bank Name____________________________________   Bank
      Address______________________________________

      City             State              Zip

      Bank ABA#___________________________________    Bank Routing
      No.__________________________________

      Name of Account Holder_________________________ Account
      Type_____________________________________
                                                Account

      No.______________________________________

      % to be Paid*__________________________________ New instructions:
      Yes  [ ]             No  [ ]

------------------------------------------------------------------------

            Second Payee      Direct Deposit   [ ]        Checking  [ ]


      Bank Name___________________________________   Bank
      Address_____________________________________

      City             State              Zip



                                   Page DMA-5

      Bank ABA#__________________________________    Bank Routing
      No.___________________________________

      Name of Account Holder_____________________    Account
      Type____________________________________
                                                Account

      No._______________________________________

      % to be Paid*_________________________________  New instructions:
      Yes  [ ]               No  [ ]


      *Please note that the total of First Payee and Second Payee (if applicable) should equal 100% of distribution.


      --------------------------------------------
      ----------------------------------------------
      Original Signature - Subscriber - Limited Partner   Original Signature -
      Subscriber - Limited Partner
      or Authorized/Custodial Representative


      --------------------------------------------
      ----------------------------------------------------
      Date Signed                               Original Signature -
      Subscriber - Limited Partner


                       Please make a copy for your records



                                   Page DMA-6

         -------------------------------------------------------------
No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus or in Supplements hereto or in supplemental sales literature issued by the Partnership and referred to in this Prospectus or in Supplements thereto, and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the Units to which it relates or any of such Units to any person in any jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.



   ----------------------------------------------------------------------
                          ICON Income Fund Eight
   ----------------------------------------------------------------------


                         $150,000,000 (Maximum Offering)
                  150,000 Units of Limited Partnership Interest
   (two Delaware limited partnerships, each having a minimum capitalization of
                                  12,000 Units)

                                $100.00 per Unit
                      Minimum Investment 25 Units ($2,500)
                (10 Units or $1,000 for IRAs or Qualified Plans)

                              ---------------------
                                   PROSPECTUS
                              ---------------------

                              ICON SECURITIES CORP.
                                 Dealer-Manager

                              _______________, 1998


                         ===============================

                              ICON Securities Corp.
                              600 Mamaroneck Avenue
                            Harrison, New York 10528
                                 (914) 698-0600


   UNTIL _________, 1998 (90 DAYS FROM THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT FOR THIS OFFERING, AS AMENDED), ALL DEALERS EFFECTING TRANSACTIONS IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                   Page DMA-7

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 16.

      a)     Exhibits.  See attached Exhibit Index.
      b)     Table VI - Acquisition of Equipment by the Prior Public Programs.





                                   Page DMA-8

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

      The estimated expenses of the Partnership in connection with the offering (assuming the sale of the maximum of $150,000,000 of Units, $75,000,000 per Partnership) are as follows:

Securities and Exchange Commission Registration Fee... $ 44,250 National Association of Securities Dealers, Inc.
      Filing Fee......................................       12,500
Blue Sky Expenses....................................        75,000
Due Diligence Fees and Expenses......................       375,000
Legal Fees and Expenses..............................        75,000
Accounting Fees and Expenses.........................        60,000
Printing.............................................       150,000
Marketing Material...................................       335,000
Marketing Expenses of the General Partner............       562,500
Advertising..........................................       175,000
Miscellaneous........................................        80,000
                                                         ----------
      Total...........................................   $1,944,250
                                                         ==========

      The Partnerships will be responsible for the payment of these expenses only to the extent of $3.50 per Unit sold. The General Partner has agreed to pay the remainder, if any, of the organizational and offering expenses from its own funds.

Item 14.    Indemnification of Directors and Officers.

      The Registrant's Partnership Agreement contains certain indemnification provisions. Reference is made to the section of the Prospectus captioned "Fiduciary Responsibility" for a summary of such provisions and to Section 6.3 of the Partnership Agreement.

      Pursuant to Section 6.3 of the Partnership Agreement, the Partnerships shall indemnify the General Partner and it Affiliates from any loss, liability of damage, including legal fees except to the extent indemnification is prohibited by law; and provided that, any such indemnification shall only be from the assets of the Partnerships and not from the Limited Partners. Furthermore, no Person whose action or omission to act caused the loss, liability or damage incurred or suffered may receive indemnification or avoid liability under this provision unless such Person determined in good faith that such course of conduct was in the best interests of the Partnerships, and such course of conduct did not constitute negligence or misconduct.

                                     II-2



                                   Page DMA-9

      Notwithstanding the foregoing indemnification provision, none of the General Partner, any of its Affiliates or any Selling Dealer of the Offering shall be indemnified from any liability, loss or damage incurred by any such party in connection with any liabilities arising from or out of an alleged violation of federal or state securities laws by any such other Person, unless:
(i) (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the General Partner or other Persons seeking indemnification and a court approves indemnification of legal costs; (b) such claims have been dismissed on the merits by a court of competent jurisdiction which approves indemnification of legal costs; or (c) a court of competent jurisdiction has approved settlement of the claims against the indemnitee, and (ii) such indemnification is specifically approved by a court of law which shall have been advised as to the current position of the Securities and Exchange Commission and any appropriate state securities division regarding indemnification from violations of securities law.

      The Dealer-Manager Agreement, a form of which is filed as Exhibit 1.1 to the Registration Statement and the Selling Dealer Agreement, a form of which is filed as Exhibit 1.2 to the Registration Statement, contain certain indemnification provisions. Reference is made to Section 6(a) of the Dealer-Manager Agreement and Section 7(a) of the Selling Dealer Agreement which incorporate by reference the above-referenced provisions of Section 6.3 of the Partnership Agreement.

      Subject to such limitations, the Dealer-Manager Agreement provides that the Dealer-Manager shall indemnify the General Partner and the Partnerships against any losses, claims, damages or liabilities, including legal fees, to which the General Partner and the Partnerships may become subject under the Securities Act of 1933, or otherwise, insofar as much losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement and any amendments thereto, including this Amendment No. 1, or similar document or arise out of or are based upon the omission to state therein a material fact to the extent that such untrue statement or omission was made in the Registration Statement or similar documents in reliance upon written information furnished to the General Partner by the Dealer-Manager expressly for use therein.

      Subject to such limitations, the Selling Dealer Agreement provides that the Selling Dealer shall indemnify the Partnership against any losses, claims, damages or liabilities, including legal fees, to which the Partnerships may become subject under (i) the Act of otherwise, insofar as such losses, claims, damages or liabilities (or action in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement of similar document or arise out of or are based upon the omission to state therein a material to fact to the extent that such untrue statement or omission was made in the Registration Statement or similar document in reliance upon written information furnished to the Dealer-Manager for use herein, or (ii) under the Act or otherwise, for violations by the Selling Dealer of securities laws in connection with its offer and sale of limited partnership interests in Registrant.

                                     II-3



                                  Page DMA-10

Item 15.    Recent Sales of Unregistered Securities.

      In connection with the formation of each Partnership, ICON Income Fund Eight A L.P., the first of two limited partnerships in ICON Income Fund Eight issued ten Units of Limited Partnership Interest to Thomas W. Martin on May 5, 1998. Mr Martin is an officer of the Partnership's General Partner. In consideration of the issuance of such units, he made a capital contribution of $1,000 in cash to the Partnership. It is the opinion of Day, Berry & Howard LLP, counsel for the Partnership and the General Partner, that the issuance by the Partnership of such Units of Limited Partnership Interest to such individual was exempt from registration under the Securities Act of 1933, as a private placement within the meaning of Section 4(2) of the Act.

Item 16.    Exhibits and Financial Statement Schedules.

      (a)   Exhibits.         See Exhibits Index.

      (b)   Financial Statement Schedules.

      All schedules have been omitted as the requested information is inapplicable or is presented in the Prospectus, in the balance sheets, financial statements or related notes.

Item 17.    Undertakings.

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


                                     II-4



                                  Page DMA-11

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (ii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                     II-5



                                  Page DMA-12

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the locations and on the dates indicated.

                   ICON INCOME FUND EIGHT
                   ICON Income Fund Eight A L.P., a Delaware limited partnership ICON Income Fund Eight B L.P., a Delaware limited partnership

                   By:  ICON CAPITAL CORP.,
                        General Partner



                   By:  /s/ Beaufort J. B. Clarke
                        --------------------------------
                        Beaufort J. B. Clarke, President


      Pursuant to the requirements of the Securities Act of 1933, the S-1 Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated, on this day of.


Signatures                                Title(s)
----------                                --------


/s/ Beaufort J. B. Clarke                 President (Chief Executive
-------------------------------           Officer) and Director of ICON
Beaufort J. B. Clarke                     Capital Corp., the General Partner
                                          of the Registrant


/s/ Thomas W. Martin                      Executive Vice President, Treasurer
--------------------------------          and Director of ICON Capital Corp.
Thomas W. Martin



/s/ Gary N. Silverhardt                   Senior Vice President
--------------------------------          (Chief Financial Officer) and
Gary R. Silverhardt                       Assistant Treasurer of ICON
                                          Capital Corp.



                                  Page DMA-13

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             ----------------------




                                    EXHIBITS


                                       TO

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                             ----------------------



                             ICON INCOME FUND EIGHT
 ICON Income Fund Eight A L.P., a Delaware limited partnership ("ICON Eight A") ICON Income Fund Eight B L.P., a Delaware limited partnership ("ICON Eight B")



                                  Page DMA-14

                             ICON INCOME FUND EIGHT

                                  EXHIBIT INDEX

Exhibit
  No.            DESCRIPTION                                               Page
  ---            -----------                                               ----

1.    Underwriting agreements.
      1.1   Form of Dealer-Manager Agreement...............................E-207
      1.2   Form of Selling Dealer Agreement...............................E-219

4.    Instruments defining the rights of security holders.
      4.1   The Partnership's Agreement of Limited Partnership is included as Exhibit A to the Prospectus.
      4.2   The Subscription Agreement, including the Limited Partner
            Signature Page and Power of Attorney, whereby a subscriber agrees to purchase Units and adopts the provisions of the
            Agreement of Limited Partnership is included in Exhibit C
            to the Prospectus.
      4.3   Copy of the Partnership's Certificate of Limited
            Partnership filed with the Delaware Secretary of State
            On June 9, 1997................................................E-229

5.    Opinion re legality.
      5.1   Opinion of Day, Berry & Howard LLP with
            respect to securities being registered.........................E-239

8.    Opinion re tax matters.
      8.1   Opinion of Day, Berry & Howard LLP with
            respect to certain tax matters.................................E-242

10.   Material Contracts.
      10.2  Escrow Agreement*..............................................E-245

23.   Consents of experts and counsel.
      23.1  Consent of KPMG Peat Marwick LLP...............................E-247
      23.2 Consent of Day, Berry & Howard LLP appears in that firm's opinion (Exhibit 5.1) and is incorporated herein by reference.
      23.3 Consent of Day, Berry & Howard LLP appears in that firm's opinion (Exhibit 8.1) and is incorporated herein by reference.

24.   Power of Attorney.
      24.1  Powers of Attorney ............................................E-

99.   Additional Exhibits.
      99.1  Table VI - Acquisition of Equipment by the Prior
            Public Programs................................................E-248


*To Be Filed By Amendment


                                  Page DMA-15